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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GCI Liberty, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED OCTOBER 28, 2020

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of Liberty Broadband Corporation and GCI Liberty, Inc.:

        On August 6, 2020, Liberty Broadband Corporation (“Liberty Broadband”), GCI Liberty, Inc. (“GCI Liberty”), Grizzly Merger Sub 1, LLC, a wholly owned subsidiary of Liberty Broadband, and Grizzly Merger Sub 2, Inc., a wholly owned subsidiary of Grizzly Merger Sub 1, LLC, entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”), that provides for the acquisition of GCI Liberty by Liberty Broadband. Subject to approval of the stockholders of Liberty Broadband and GCI Liberty as described later in this joint proxy statement/prospectus and the satisfaction or (to the extent permitted) waiver of certain other closing conditions, Liberty Broadband will acquire GCI Liberty through the merger of Grizzly Merger Sub 2, Inc. with and into GCI Liberty, with GCI Liberty surviving this merger and becoming an indirect wholly owned subsidiary of Liberty Broadband. Immediately following the merger of GCI Liberty and Grizzly Merger Sub 2, Inc., GCI Liberty, as the surviving corporation of that merger, will merge with and into Grizzly Merger Sub 1, LLC (together with the prior merger of GCI Liberty and Grizzly Merger Sub 2, Inc., the “combination”), with Grizzly Merger Sub 1, LLC surviving this subsequent merger as a wholly owned subsidiary of Liberty Broadband.

        At the effective time of the first merger (the “effective time”):

  •
  each share of GCI Liberty Series A common stock, par value $0.01 per share (“GCI Liberty Series A common stock”), issued and outstanding immediately prior to the effective time (other than excluded treasury shares (as defined below)) will be converted into the right to receive 0.580 of a share of non-voting Liberty Broadband Series C common stock, par value $0.01 per share (“Liberty Broadband Series C common stock”);

  •
  each share of GCI Liberty Series B common stock, par value $0.01 per share (“GCI Liberty Series B common stock”), issued and outstanding immediately prior to the effective time (other than excluded shares (as defined below)) will be converted into the right to receive 0.580 of a share of Liberty Broadband Series B common stock, par value $0.01 per share (“Liberty Broadband Series B common stock”); and

  •
  each share of GCI Liberty Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“GCI Liberty Preferred Stock,” and together with the GCI Liberty Series A common stock and GCI Liberty Series B common stock, the “GCI Liberty capital stock”), issued and outstanding immediately prior to the effective time (other than excluded treasury shares) will be converted into the right to receive one share of newly issued Liberty Broadband Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Liberty Broadband Preferred Stock”).

Such consideration is collectively referred to as the “merger consideration.” Because each share of GCI Liberty Series A common stock will be converted into the right to receive 0.580 of a share of non-voting Liberty Broadband Series C common stock, following the effective time, holders of GCI Liberty Series A common stock will no longer be entitled to voting rights. The holders of record of Liberty Broadband Series C common stock are not entitled to any voting powers, and, except as required by Delaware law, may not vote on proposals presented at Liberty Broadband stockholder meetings.

        No fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock will be issued in the combination. In lieu of issuing fractional shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock that would otherwise be issued as part of the merger consideration, cash will instead be paid as described later in this joint proxy statement/prospectus. The merger consideration will not be deliverable with respect to (x) shares of GCI Liberty capital stock held by GCI Liberty as treasury stock or by any of GCI Liberty's wholly owned subsidiaries or owned by Liberty Broadband or its wholly owned subsidiaries (the “excluded treasury shares”) or (y) shares of GCI Liberty Series B common stock held by any stockholders who have perfected and have not waived, effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware (collectively with the excluded treasury shares, the “excluded shares”). The 0.580 of a share of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock that is a component of the calculation of the merger consideration is referred to as the “exchange ratio.” For more details on the merger consideration, see “Special Factors—The Merger Agreement—Merger Consideration.” U.S. holders (as defined under “Material U.S. Federal Income Tax Consequences of the Combination”) of GCI Liberty capital stock are not expected to recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of GCI Liberty capital stock for the merger consideration, except with respect to any cash received in lieu of fractional shares. See “Material U.S. Federal Income Tax Consequences of the Combination” for a more complete discussion of the U.S. federal income tax consequences of the combination.

        Although the number of shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock that holders of GCI Liberty Series A common stock and GCI Liberty Series B common stock, respectively, will receive is fixed, the market value of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock will fluctuate and will not be known at the time Liberty Broadband stockholders or GCI Liberty stockholders vote to approve the Liberty Broadband stockholder proposals or GCI Liberty stockholder proposals, respectively, that are discussed further below. Based on the closing price of Liberty Broadband Series C common stock on the Nasdaq Global Select Market and the last sale price of Liberty Broadband Series B common stock on the OTC Markets, in each case, on June 29, 2020, the last trading day before the public announcement of the merger consideration, the exchange ratio represented approximately $72.49 in value for each share of GCI Liberty Series A common stock and $71.92 in value for each share of GCI Liberty Series B common stock. Based on the closing price of Liberty Broadband Series C common stock on October 27, 2020 and the last sale price of Liberty Broadband Series B common stock on October 5, 2020, which in each case was the last practicable trading day before the date of this joint proxy statement/prospectus, the exchange ratio represented approximately $79.99 in value for each share of GCI Liberty Series A common stock and $84.37 in value for each share of GCI Liberty Series B common stock. We urge you to obtain current market quotations for shares of GCI Liberty capital stock, Liberty Broadband Series C common stock and Liberty Broadband Series B common stock. GCI Liberty Series A common stock and GCI Liberty Preferred Stock are each listed on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively, and GCI Liberty Series B common stock is quoted on the OTC Markets under the symbol “GLIBB,” but it is not actively traded. Liberty Broadband Series C common stock is listed on the Nasdaq Global Select Market under the symbol “LBRDK,” and Liberty Broadband Series B common stock is quoted on the OTC Markets under the symbol “LBRDB.” The Liberty Broadband Preferred Stock to be issued in connection with the combination will have been authorized for listing on Nasdaq under the symbol “LBRDP,” subject to official notice of issuance, on or before the closing of the combination.

        In addition, Liberty Broadband entered into an exchange agreement (the “exchange agreement”) with John C. Malone, the Chairman of the Board of Directors of Liberty Broadband and GCI Liberty, and a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the “JCM Trust”) pursuant to which the JCM Trust waived the right to receive shares of Liberty Broadband Series B common stock in the combination with respect to certain shares of GCI Liberty Series B common stock owned by it and will instead receive an equal number of shares of Liberty Broadband Series C common stock so that Mr. Malone's aggregate voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements described below) remains at approximately, but would not exceed, 49% immediately following the effective time, which is approximately equal to

Mr. Malone's current voting power in Liberty Broadband. Following the effective time, Mr. Malone and the JCM Trust may exchange a number of shares of Liberty Broadband Series C common stock on a one-for-one basis for the waived shares of Liberty Broadband Series B common stock in order to preserve the target voting power of approximately 49% (subject to reduction in the event of certain transfers by Mr. Malone and the JCM Trust (“target voting power”)) following the occurrence of certain voting dilution events which would result in Mr. Malone's voting power falling below the target voting power less 0.5% and upon any combination, merger, spin-off, dividend or certain other fundamental events resulting in holders of Liberty Broadband Series B common stock receiving securities of Liberty Broadband, securities of another person, property or cash or a combination thereof. Conversely, following any repurchase, redemption or certain other events that would result in Mr. Malone's voting power exceeding the target voting power plus 0.5%, Mr. Malone and the JCM Trust will be required to transfer shares of Liberty Broadband Series B common stock owned by them to Liberty Broadband in exchange for an equal number of shares of Liberty Broadband Series C common stock, but only as necessary in order to preserve the target voting power. See “Special Factors—Other Agreements Related to the Combination—Exchange Agreement.”

        Liberty Broadband and GCI Liberty will each hold special meetings of their respective stockholders in connection with the proposed combination (respectively, the “Liberty Broadband special meeting” and the “GCI Liberty special meeting”).

        In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group (as defined below) entered into a voting agreement with Liberty Broadband and GCI Liberty (the “Liberty Broadband voting agreement”) pursuant to which Mr. Malone and those certain members of the Malone Group agreed to vote, at the Liberty Broadband special meeting, shares owned by them, representing approximately 48.3% of the aggregate voting power of Liberty Broadband as of September 30, 2020, (i) in favor of the share issuance proposal (as defined below), (ii) in favor of any properly raised adjournment proposal, (iii) against any alternative parent transaction (as defined below) or (iv) against any proposals to amend Liberty Broadband's restated certificate of incorporation or its amended and restated bylaws that would reasonably be expected to result in certain breaches of the merger agreement or the Liberty Broadband voting agreement or otherwise prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the combination. For more details on the Liberty Broadband voting agreement, see “Special Factors—Other Agreements Related to the Combination—Liberty Broadband Voting Agreement.”

        In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group entered into a voting agreement with GCI Liberty and Liberty Broadband (the “GCI Liberty voting agreement”) pursuant to which Mr. Malone and those certain members of the Malone Group agreed to vote, at the GCI Liberty special meeting, shares owned by them, representing approximately 27.0% of the aggregate voting power of GCI Liberty as of September 30, 2020, (i) in favor of the combination, (ii) in favor of any properly raised adjournment proposal, (iii) against any alternative company transaction (as defined below) or (iv) against any proposals to amend GCI Liberty's restated certificate of incorporation or its amended and restated bylaws that would reasonably be expected to result in certain breaches of the merger agreement or the GCI Liberty voting agreement or otherwise prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the combination. For more details on the GCI Liberty voting agreement, see “Special Factors—Other Agreements Related to the Combination—GCI Liberty Voting Agreement.”

        At the Liberty Broadband special meeting, to be held at 10:00 a.m., Mountain time, on December 15, 2020, holders of Liberty Broadband common stock will be asked to consider and vote on (i) a proposal to approve the adoption of the merger agreement (the “Liberty Broadband merger proposal”); (ii) a proposal to approve the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to GCI Liberty stockholders in connection with the combination contemplated by the merger agreement and shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock to

John C. Malone or the JCM Trust pursuant to the exchange agreement (collectively, the “share issuance,” and such proposal, the “share issuance proposal”); and (iii) a proposal to approve the adjournment of the Liberty Broadband special meeting from time to time to solicit additional proxies in favor of the Liberty Broadband merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Liberty Broadband merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “Liberty Broadband adjournment proposal”). Approval of the Liberty Broadband merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, Mr. Malone and certain affiliated persons of Mr. Malone (collectively, the “Malone Group”), Mr. Gregory B. Maffei, a director and the President and Chief Executive Officer of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Maffei (collectively, the “Maffei Group”) each of the Affiliates (as defined in the merger agreement) of the Malone Group and the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers (as defined in the merger agreement), the Company Section 16 Officers (as defined in the merger agreement) or immediate family members of any of the foregoing. Approval of each of the share issuance proposal and the Liberty Broadband adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that are present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class.

        The Liberty Broadband board of directors, acting on the unanimous recommendation of a special committee thereof, consisting solely of independent and disinterested directors of Liberty Broadband, has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and its stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers) and unanimously recommends that Liberty Broadband stockholders vote “FOR” each of the Liberty Broadband merger proposal, the share issuance proposal and the Liberty Broadband adjournment proposal. Completion of the combination is conditioned on Liberty Broadband stockholders approving the Liberty Broadband merger proposal and the share issuance proposal. Approval of the Liberty Broadband adjournment proposal is not a condition to the completion of the combination.

        At the GCI Liberty special meeting, to be held at 10:30 a.m., Mountain time, on December 15, 2020, holders of GCI Liberty capital stock will be asked to consider and vote on (i) a proposal to approve the adoption of the merger agreement (the “GCI Liberty merger proposal”) and (ii) a proposal to approve the adjournment of the GCI Liberty special meeting from time to time to solicit additional proxies in favor of the GCI Liberty merger proposal if there are insufficient votes at the time of such adjournment to approve the GCI Liberty merger proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “GCI Liberty adjournment proposal”). Approval of the GCI Liberty merger proposal requires both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing. Approval of the GCI Liberty adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of

GCI Liberty capital stock that are present in person via the Internet or represented by proxy at the GCI Liberty special meeting and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class.

        The GCI Liberty board of directors, acting on the unanimous recommendation of a special committee thereof, consisting solely of independent and disinterested directors of GCI Liberty, has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and unanimously recommends that GCI Liberty stockholders vote “FOR” each of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal. Completion of the combination is conditioned on GCI Liberty stockholders approving the GCI Liberty merger proposal. Approval of the GCI Liberty adjournment proposal is not a condition to the completion of the combination.

        The obligations of Liberty Broadband and GCI Liberty to complete the combination are subject to the satisfaction or (to the extent permitted) waiver of a number of conditions set forth in the merger agreement, a copy of which is included as Annex A to the accompanying joint proxy statement/prospectus. The accompanying joint proxy statement/prospectus describes the Liberty Broadband special meeting, the GCI Liberty special meeting, the proposals to be considered at each meeting, the combination and the documents and agreements related to the combination. It also contains or references information about Liberty Broadband and GCI Liberty and certain related agreements and matters. Please carefully read this entire joint proxy statement/prospectus, including “Risk Factors,” beginning on page 167, for a discussion of the risks relating to the proposed combination and the other transactions contemplated by the merger agreement and the exchange agreement, including the share issuance.

        Your vote is very important regardless of the number of shares of Liberty Broadband common stock or GCI Liberty capital stock that you own. A failure to vote your shares of Liberty Broadband common stock or GCI Liberty capital stock, or to provide instructions to your broker, bank or nominee as to how to vote your shares, is the equivalent of a vote against the Liberty Broadband merger proposal or GCI Liberty merger proposal, respectively.

        Whether or not you plan to attend the Liberty Broadband special meeting or GCI Liberty special meeting, please submit your proxy as soon as possible to make sure that your shares are represented at the meeting.

        Thank you for your cooperation and we look forward to the successful completion of the combination.

Very truly yours,
[Signature]	[Signature]
John C. Malone	Gregory B. Maffei
Chairman of the Board	Chief Executive Officer and President
Liberty Broadband Corporation	GCI Liberty, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the combination, the merger agreement, the exchange agreement or the securities to be issued in connection with the transactions contemplated by the merger agreement and the exchange agreement described in this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated [    •    ], 2020 and is first being mailed to Liberty Broadband stockholders of record and GCI Liberty stockholders of record on or about November 3, 2020.

LIBERTY BROADBAND CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on December 15, 2020

        NOTICE IS HEREBY GIVEN of the special meeting of stockholders of Liberty Broadband Corporation (“Liberty Broadband”), to be held at 10:00 a.m., Mountain time, on December 15, 2020 (the “Liberty Broadband special meeting”). Due to concerns about the COVID-19 pandemic, the special meeting will be held via the Internet and will be a completely virtual meeting of stockholders. Liberty Broadband stockholders may attend the meeting, access the stockholders list, submit questions and vote their shares via the Internet during the meeting by visiting www.virtualshareholdermeeting.com/LBRD2020SM. To enter the Liberty Broadband special meeting, Liberty Broadband stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. Liberty Broadband recommends that Liberty Broadband stockholders log in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020. At the Liberty Broadband special meeting, you will be asked to consider and vote on the following proposals:

  1.
  a proposal to approve the adoption of the Agreement and Plan of Merger, dated August 6, 2020 (as may be amended from time to time, the “merger agreement”), by and among Liberty Broadband, GCI Liberty, Inc. (“GCI Liberty”), Grizzly Merger Sub 1, LLC, a wholly owned subsidiary of Liberty Broadband, and Grizzly Merger Sub 2, Inc., a wholly owned subsidiary of Grizzly Merger Sub 1, LLC, pursuant to which Grizzly Merger Sub 2, Inc. will merge with and into GCI Liberty, with GCI Liberty surviving this merger and becoming an indirect wholly owned subsidiary of Liberty Broadband. Immediately following the merger of GCI Liberty and Grizzly Merger Sub 2, Inc., GCI Liberty, as the surviving corporation of that merger, will merge with and into Grizzly Merger Sub 1, LLC (together with the merger of GCI Liberty and Grizzly Merger Sub 2, Inc., the “combination”), with Grizzly Merger Sub 1, LLC surviving this subsequent merger as a wholly owned subsidiary of Liberty Broadband (the “Liberty Broadband merger proposal”);

  2.
  a proposal to approve the issuance of shares of Liberty Broadband Series C common stock, par value $0.01 per share, Liberty Broadband Series B common stock, par value $0.01 per share, and Liberty Broadband Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, to GCI Liberty stockholders in connection with the combination contemplated by the merger agreement and shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock to John C. Malone, the Chairman of the Board of Liberty Broadband and GCI Liberty, pursuant to an exchange agreement, dated August 6, 2020, by and among Mr. Malone, a revocable trust of which Mr. Malone is the sole trustee and beneficiary, and Liberty Broadband (the “exchange agreement”) (collectively, the “share issuance,” and such proposal, the “share issuance proposal”); and

  3.
  a proposal to approve the adjournment of the Liberty Broadband special meeting from time to time to solicit additional proxies in favor of the Liberty Broadband merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Liberty Broadband merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “Liberty Broadband adjournment proposal”).

        Liberty Broadband will transact no other business at the Liberty Broadband special meeting, except such business as may properly be brought before the Liberty Broadband special meeting or any adjournments or postponements thereof by or at the direction of the Liberty Broadband board of directors in accordance with Liberty Broadband's amended and restated bylaws. The accompanying joint proxy statement/prospectus describes the proposals listed above in more detail. Please refer to the joint proxy statement/prospectus, including the merger agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Liberty Broadband special meeting. You are encouraged to read the entire document carefully before voting. In particular, please see “Special Factors—The Merger Agreement” and “Special Factors—Other Agreements Related to the Combination—Exchange Agreement,” respectively, for a description of the transactions contemplated by the merger agreement and the exchange agreement, including the share issuance, and “Risk Factors” beginning on page 167 for an explanation of the risks associated with the combination and the other transactions contemplated by the merger agreement and the exchange agreement, including the share issuance.

        Completion of the combination is conditioned on Liberty Broadband stockholders approving the Liberty Broadband merger proposal and the share issuance proposal. The completion of the combination is not conditioned on the approval of the Liberty Broadband adjournment proposal.

        Approval of the Liberty Broadband merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, Mr. Malone and certain affiliated persons of Mr. Malone (collectively, the “Malone Group”), Mr. Gregory B. Maffei, a director and the President and Chief Executive Officer of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Maffei (collectively, the “Maffei Group”), each of the Affiliates (as defined in the merger agreement) of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers (as defined in the merger agreement), the Company Section 16 Officers (as defined in the merger agreement) or immediate family members of any of the foregoing. Approval of each of the share issuance proposal and the Liberty Broadband adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that are present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class.

        Holders of record of Liberty Broadband Series A common stock, par value $0.01 per share, and Liberty Broadband Series B common stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on October 20, 2020, the record date for the Liberty Broadband special meeting, will be entitled to notice of the Liberty Broadband special meeting and to vote at the Liberty Broadband special meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. The holders of record of Liberty Broadband Series C common stock are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the Liberty Broadband special meeting. A complete list of Liberty Broadband stockholders entitled to vote at the Liberty Broadband special meeting will be available for examination by any Liberty Broadband stockholder in the Investor Relations department at Liberty Broadband's corporate office at 12300 Liberty Boulevard, Englewood, Colorado 80112, for purposes pertaining to the Liberty Broadband special meeting, during ordinary business hours, for a period of ten days before the Liberty Broadband special meeting, and can be accessed during the special meeting during the full duration of the meeting by visiting www.virtualshareholdermeeting.com/LBRD2020SM. If you have any questions with respect to accessing this list, please contact Liberty Broadband Investor Relations at (844) 826-8735. For additional information regarding the Liberty Broadband special meeting, please see “The Liberty Broadband Special Meeting” of the accompanying joint proxy statement/prospectus.

        The Liberty Broadband board of directors, acting on the unanimous recommendation of a special committee thereof, consisting solely of independent and disinterested directors of Liberty Broadband (the “Liberty Broadband special committee”), has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and its stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers) and unanimously recommends that Liberty Broadband stockholders vote “FOR” the Liberty Broadband merger proposal, “FOR” the share issuance proposal and “FOR” the Liberty Broadband adjournment proposal. The Liberty Broadband board of directors and the Liberty Broadband special committee made their determinations after consultation with legal and financial advisors and consideration of a number of factors. Pursuant to a voting agreement entered into by Mr. Malone and certain members of the Malone Group, Liberty Broadband and GCI Liberty, Mr. Malone and those certain members of the Malone Group have committed to vote all of their shares of Liberty Broadband common stock, representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020, in favor of the share issuance proposal and the Liberty Broadband adjournment proposal.

        You may cast your vote electronically during the Liberty Broadband special meeting via the Internet or by proxy prior to the meeting via the Internet, by telephone, or by mail. If you send the proxy by mail, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the Liberty Broadband special meeting.

By order of the Board of Directors,
[Signature]
Michael E. Hurelbrink
Assistant Vice President and Secretary

Englewood, Colorado
[    •    ], 2020

WHETHER OR NOT YOU INTEND TO BE PRESENT VIA THE INTERNET AT THE LIBERTY BROADBAND SPECIAL MEETING, PLEASE VOTE PROMPTLY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

GCI LIBERTY, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on December 15, 2020

        NOTICE IS HEREBY GIVEN of the special meeting of stockholders of GCI Liberty, Inc. (“GCI Liberty”), to be held at 10:30 a.m., Mountain time, on December 15, 2020 (the “GCI Liberty special meeting”). Due to concerns about the COVID-19 pandemic, the special meeting will be held via the Internet and will be a completely virtual meeting of stockholders. GCI Liberty stockholders may attend the meeting, submit questions, access the stockholders list and vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020SM. To enter the GCI Liberty special meeting, GCI Liberty stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. GCI Liberty recommends that GCI Liberty stockholders log in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020. At the GCI Liberty special meeting, you will be asked to consider and vote on the following proposals:

  1.
  a proposal to approve the adoption of the Agreement and Plan of Merger, dated August 6, 2020 (as may be amended from time to time, the “merger agreement”), by and among Liberty Broadband Corporation (“Liberty Broadband”), GCI Liberty, Grizzly Merger Sub 1, LLC, a wholly owned subsidiary of Liberty Broadband, and Grizzly Merger Sub 2, Inc., a wholly owned subsidiary of Grizzly Merger Sub 1, LLC, pursuant to which Grizzly Merger Sub 2, Inc. will merge with and into GCI Liberty, with GCI Liberty surviving this merger and becoming an indirect wholly owned subsidiary of Liberty Broadband. Immediately following the merger of GCI Liberty and Grizzly Merger Sub 2, Inc., GCI Liberty, as the surviving corporation of that prior merger, will merge with and into Grizzly Merger Sub 1, LLC (together with the prior merger of GCI Liberty and Grizzly Merger Sub 2, Inc., the “combination”), with Grizzly Merger Sub 1, LLC surviving this subsequent merger as a wholly owned subsidiary of Liberty Broadband (the “GCI Liberty merger proposal”); and

  2.
  a proposal to approve the adjournment of the GCI Liberty special meeting from time to time to solicit additional proxies in favor of the GCI Liberty merger proposal if there are insufficient votes at the time of such adjournment to approve the GCI Liberty merger proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “GCI Liberty adjournment proposal”).

        GCI Liberty will transact no other business at the GCI Liberty special meeting, except such business as may properly be brought before the GCI Liberty special meeting or any adjournments or postponements thereof by or at the direction of the GCI Liberty board of directors in accordance with GCI Liberty's amended and restated bylaws. The accompanying joint proxy statement/prospectus describes the proposals listed above in more detail. Please refer to the joint proxy statement/prospectus, including the merger agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the GCI Liberty special meeting. You are encouraged to read the entire document carefully before voting. In particular, please see “Special Factors—The Merger Agreement” for a description of the transactions contemplated by the merger agreement, and “Risk Factors” beginning on page 167 for an explanation of the risks associated with the combination and the other transactions contemplated by the merger agreement.

        Completion of the combination is conditioned on GCI Liberty stockholders approving the GCI Liberty merger proposal. The completion of the combination is not conditioned on the approval of the GCI Liberty adjournment proposal.

        Approval of the GCI Liberty merger proposal requires both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, Mr. John C. Malone, the Chairman of the Board of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Malone (collectively, the “Malone Group”), Mr. Gregory B. Maffei, a director and the President and Chief Executive Officer of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Maffei (collectively, the “Maffei Group”), each of the Affiliates (as defined in the merger agreement) of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers (as defined in the merger agreement), the Company Section 16 Officers (as defined in the merger agreement) or immediate family members of any of the foregoing. The GCI Liberty adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock that are present in person via the Internet or represented by proxy at the GCI Liberty special meeting and entitled to vote on the proposal, voting together as a single class.

        Holders of record of GCI Liberty Series A common stock, par value $0.01 per share, GCI Liberty Series B common stock, par value $0.01 per share, and GCI Liberty Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on October 20, 2020, the record date for the GCI Liberty special meeting, will be entitled to notice of the GCI Liberty special meeting and to vote at the GCI Liberty special meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A complete list of GCI Liberty stockholders entitled to vote at the GCI Liberty special meeting will be available for examination by any GCI Liberty stockholder in the Investor Relations department at GCI Liberty's corporate office at 12300 Liberty Boulevard, Englewood, Colorado 80112, for purposes pertaining to the GCI Liberty special meeting, during ordinary business hours, for a period of ten days before the GCI Liberty special meeting, and can be accessed during the full duration of the meeting by visiting www.virtualshareholdermeeting.com/GCIL2020SM. If you have any questions with respect to accessing this list, please contact GCI Liberty Investor Relations at (833) 618-8602. For additional information regarding the GCI Liberty special meeting, please see “The GCI Liberty Special Meeting” of the accompanying joint proxy statement/prospectus.

        The GCI Liberty board of directors, acting on the unanimous recommendation of a special committee thereof, consisting solely of independent and disinterested directors (the “GCI Liberty special committee”), has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty merger proposal and “FOR” the GCI Liberty adjournment proposal. The GCI Liberty board of directors and the GCI Liberty special committee made their determinations after consultation with legal and financial advisors and consideration of a number of factors. Pursuant to a voting agreement entered into by Mr. Malone and certain members of the Malone Group, Liberty Broadband and GCI Liberty, Mr. Malone and those certain members of the Malone Group have committed to vote all of their shares of GCI Liberty capital stock, representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock as of September 30, 2020, in favor of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal.

        You may cast your vote electronically at the GCI Liberty special meeting via the Internet or by proxy prior to the meeting via the Internet, by telephone, or by mail. If you send the proxy by mail, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the GCI Liberty special meeting.

By order of the Board of Directors,
[Signature]
Katherine C. Jewell
Assistant Vice President and Secretary

Englewood, Colorado
[    •    ], 2020

        WHETHER OR NOT YOU INTEND TO BE PRESENT VIA THE INTERNET AT THE GCI LIBERTY SPECIAL MEETING, PLEASE VOTE PROMPTLY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find More Information.” This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus or other information about the companies that is filed with the Securities and Exchange Commission (the “SEC”) by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

For information related to Liberty Broadband:	For information related to GCI Liberty:
Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5700 Attention: Investor Relations	GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5900 Attention: Investor Relations
or	or
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers may call: (212) 269-5550 Stockholders may call toll free: (800) 290-6424 libertybroadband@dfking.com	D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers may call: (212) 269-5550 Stockholders may call toll free: (800) 578-5378 gciliberty@dfking.com

        If you would like to request any documents, please do so at least five business days before the applicable special meeting, in order to receive them before the meeting(s).

        You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the SEC's website at www.sec.gov. In addition, you may obtain copies of documents filed by Liberty Broadband with the SEC on Liberty Broadband's Internet website at www.libertybroadband.com under the tab “Investor Relations” and then under the heading “Financial Information.” You may also obtain copies of documents filed by GCI Liberty with the SEC on GCI Liberty's Internet website at www.gciliberty.com under the tab “Investor Relations” and then under the heading “Financial Information.”

        We are not incorporating the contents of the websites of the SEC, Liberty Broadband, GCI Liberty, or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

i

 ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

        This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Liberty Broadband (File No. 333-248854), constitutes a prospectus of Liberty Broadband under the Securities Act of 1933, as amended, with respect to the shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock issuable to holders of GCI Liberty capital stock in connection with the combination. This joint proxy statement/prospectus also constitutes a joint proxy statement for both Liberty Broadband and GCI Liberty under the Securities Exchange Act of 1934, as amended. This joint proxy statement/prospectus also constitutes a notice of meeting with respect to the Liberty Broadband special meeting and a notice of meeting with respect to the GCI Liberty special meeting, at which Liberty Broadband stockholders and GCI Liberty stockholders, respectively, will be asked to consider and vote upon the proposal to approve the adoption of the merger agreement and certain other proposals.

        You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [    •    ], 2020, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this joint proxy statement/prospectus is only accurate as of the date of such information. Neither the mailing of this joint proxy statement/prospectus to Liberty Broadband stockholders or GCI Liberty stockholders nor the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock will create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Liberty Broadband has been provided by Liberty Broadband and information contained in this joint proxy statement/prospectus regarding GCI Liberty has been provided by GCI Liberty.

QUESTIONS & ANSWERS	1
SUMMARY	29
Selected Historical Financial Data of Liberty Broadband	34
Selected Historical Financial Data of GCI Liberty	36
Summary Unaudited Pro Forma Condensed Combined Financial Statements	37
Equivalent and Comparative Per Share Information	38
SPECIAL FACTORS	39
Background of the Combination	39
Liberty Broadband, Merger Sub and Merger LLC's Purpose and Reasons for the Combination; Recommendations of the Liberty Broadband Special Committee and Liberty Broadband Board of Directors	57
Position of Liberty Broadband, Merger LLC and Merger Sub as to the Fairness of the Combination	63
GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination	65
Opinion of the Liberty Broadband Special Committee's Financial Advisor	75
Opinion of the GCI Liberty Special Committee's Financial Advisor	91
Mr. Malone's Purpose and Reasons for the Combination	104
Position of Mr. Malone as to the Fairness of the Combination	106
Liberty Broadband Unaudited Prospective Financial Information	109
GCI Liberty Unaudited Prospective Financial Information	113
Interests of Liberty Broadband Directors and Executive Officers in the Combination	117
Interests of GCI Liberty Directors and Executive Officers in the Combination	118
Accounting Treatment	120
Regulatory Approvals	120
Exchange of Stock in the Combination	120
Listing of Liberty Broadband Series C Common Stock and Liberty Broadband Preferred Stock in the Combination	121
Delisting and Deregistration of GCI Liberty Capital Stock	121
Changes to the Liberty Broadband Board	121
Fees and Expenses	122
Litigation Relating to the Combination	122
Plans for GCI Liberty after the Combination	123
Certain Effects of the Combination	123
Appraisal Rights	125
The Merger Agreement	130
Other Agreements Related to the Combination	156
RISK FACTORS	167
Risks Related to the Combination	167
Risks Related to Liberty Broadband and the Combined Company after Completion of the Combination	179
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	183
INFORMATION ABOUT THE COMPANIES	185
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION	187
THE LIBERTY BROADBAND SPECIAL MEETING	190
Date, Time and Means of Remote Communication	190
Purpose of the Liberty Broadband Special Meeting	190
Recommendation of the Liberty Broadband Board of Directors	190

v

 QUESTIONS & ANSWERS

        The following are some questions that you may have regarding the combination, the issuance of shares of Liberty Broadband stock to GCI Liberty stockholders in connection with the combination, and other matters being considered at the Liberty Broadband special meeting of stockholders (the “Liberty Broadband special meeting”) and GCI Liberty special meeting of stockholders (the “GCI Liberty special meeting”) and the answers to those questions. Liberty Broadband and GCI Liberty urge you to carefully read the entirety of this joint proxy statement/prospectus, including the annexes hereto and the information incorporated herein, because the information in this section does not provide all the information that might be important to you with respect to the combination, the issuance of shares of Liberty Broadband stock in connection with the combination, and the other matters being considered at the Liberty Broadband special meeting and the GCI Liberty special meeting.

Q:    What is the combination?

A:
Liberty Broadband Corporation (“Liberty Broadband”), GCI Liberty, Inc. (“GCI Liberty”), Grizzly Merger Sub 1, LLC, a wholly owned subsidiary of Liberty Broadband (“Merger LLC”), and Grizzly Merger Sub 2, Inc., a wholly owned subsidiary of Merger LLC (“Merger Sub”), have entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”) that provides for the acquisition of GCI Liberty by Liberty Broadband. Subject to approval of the stockholders of Liberty Broadband and GCI Liberty and the satisfaction or (to the extent permitted) waiver of certain other closing conditions, Liberty Broadband will acquire GCI Liberty through the merger of Merger Sub with and into GCI Liberty, with GCI Liberty surviving the first merger and becoming an indirect wholly owned subsidiary of Liberty Broadband (the “first merger”). Immediately following the first merger, GCI Liberty, as the surviving corporation of the first merger, will merge with and into Merger LLC, with Merger LLC surviving the upstream merger as a wholly owned subsidiary of Liberty Broadband (the “upstream merger,” and, together with the first merger, the “combination”). If the combination is completed, holders of GCI Liberty capital stock (as defined below) will receive the merger consideration, as described further below. The principal terms and conditions of the combination are contained in the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read this agreement carefully and in its entirety, as it is the legal document that governs the combination.

In connection with the transactions contemplated by the merger agreement, John C. Malone, the Chairman of the Board of Liberty Broadband and GCI Liberty (“Mr. Malone”), and certain members of the Malone Group (as defined below) have committed to vote all of the shares owned by them, representing approximately 48.3% of the aggregate voting power of Liberty Broadband as of September 30, 2020 and approximately 27.0% of the aggregate voting power of GCI Liberty as of September 30, 2020, in favor of the combination. See “Special Factors—Other Agreements Related to the Combination—Liberty Broadband Voting Agreement” and “Special Factors—Other Agreements Related to the Combination—GCI Liberty Voting Agreement.”

In addition, Liberty Broadband entered into an exchange agreement (the “exchange agreement”) with Mr. Malone and a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the “JCM Trust”), pursuant to which the JCM Trust waived the right to receive shares of Liberty Broadband Series B common stock, par value $0.01 per share (“Liberty Broadband Series B common stock”), in the combination with respect to certain shares of GCI Liberty Series B common stock, par value $0.01 per share (“GCI Liberty Series B common stock”), owned by it and will instead receive an equal number of shares of Liberty Broadband Series C common stock, par value $0.01 per share (“Liberty Broadband Series C common stock”) so that Mr. Malone's aggregate voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements (as defined below)) remains at approximately, but would not exceed, 49%

  immediately following the effective time (as defined below), which is approximately equal to Mr. Malone's current voting power in Liberty Broadband. Following the effective time, Mr. Malone and the JCM Trust may exchange a number of shares of Liberty Broadband Series C common stock on a one-for-one basis for the waived shares of Liberty Broadband Series B common stock in order to preserve Mr. Malone's target voting power of approximately 49% (subject to reduction in the event of certain transfers by Mr. Malone and the JCM Trust) (“target voting power”) following the occurrence of certain voting dilution events which would result in Mr. Malone's voting power falling below the target voting power less 0.5% and upon any combination, merger, spin-off, dividend or certain other fundamental events resulting in holders of Liberty Broadband Series B common stock receiving securities of Liberty Broadband, securities of another person, property or cash or a combination thereof. Conversely, following any repurchase, redemption or certain other events that would result in Mr. Malone's voting power exceeding the target voting power plus 0.5%, Mr. Malone and the JCM Trust will be required to transfer shares of Liberty Broadband Series B common stock owned by them to Liberty Broadband in exchange for an equal number of shares of Liberty Broadband Series C common stock, but only as necessary in order to preserve the target voting power. See “Special Factors—Other Agreements Related to the Combination—Exchange Agreement.”

  Certain other agreements have been entered into in connection with the combination, including certain joinder agreements, which are described in more detail in “Special Factors—Other Agreements Related to the Combination—Additional Transaction Agreements.”

Q:    Why am I receiving this joint proxy statement/prospectus?

A:
Liberty Broadband and GCI Liberty are sending these materials to their respective stockholders to help them decide how to vote their shares of Liberty Broadband common stock and GCI Liberty capital stock, respectively, with respect to the combination and other matters to be considered at the Liberty Broadband special meeting and the GCI Liberty special meeting.

  The combination cannot be completed unless Liberty Broadband stockholders approve the share issuance. Additionally, pursuant to the merger agreement, it is a non-waivable condition that the merger agreement be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, Mr. Malone and certain other parties, as described below. Liberty Broadband is holding a special meeting of its stockholders to vote on the proposals necessary to complete the combination. Information about the Liberty Broadband special meeting, the combination, the merger agreement and the other business to be considered by Liberty Broadband stockholders at the Liberty Broadband special meeting is contained in this joint proxy statement/prospectus.

  The combination also cannot be completed unless GCI Liberty stockholders approve the adoption of the merger agreement. In addition, pursuant to the merger agreement, it is a non-waivable condition that the merger agreement be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, Mr. Malone and certain other parties, as described below. GCI Liberty is holding a special meeting of its stockholders to vote on the proposals necessary to complete the combination. Information about the GCI Liberty special meeting, the combination, the merger agreement and the other business to be considered by GCI Liberty stockholders at the GCI Liberty special meeting is contained in this joint proxy statement/prospectus.

  This joint proxy statement/prospectus constitutes both a proxy statement of Liberty Broadband and GCI Liberty and a prospectus of Liberty Broadband. It is a joint proxy statement because the Liberty Broadband board of directors (the “Liberty Broadband Board”) and the GCI Liberty board of directors (the “GCI Liberty Board”) are soliciting proxies from their respective stockholders. It is a prospectus because Liberty Broadband will issue shares of its capital stock upon the conversion of the outstanding shares of GCI Liberty capital stock in the combination. This joint proxy statement/prospectus includes important information about the combination, the merger agreement and the special meetings. Liberty Broadband stockholders and GCI Liberty stockholders should read this information carefully and in its entirety. The enclosed voting materials allow Liberty Broadband stockholders and GCI Liberty stockholders to vote their shares by proxy without attending the applicable special meeting in person via the Internet.

Q:    When is the Liberty Broadband special meeting?

A:
The Liberty Broadband special meeting will be held at 10:00 a.m., Mountain time, on December 15, 2020.

Q:    When is the GCI Liberty special meeting?

A:
The GCI Liberty special meeting will be held at 10:30 a.m., Mountain time, on December 15, 2020.

Q:    Will the Liberty Broadband special meeting or GCI Liberty special meeting be held virtually due to concerns about the COVID-19 pandemic?

A:
Yes. To enter the Liberty Broadband special meeting and the GCI Liberty special meeting, Liberty Broadband stockholders and GCI Liberty stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. Each company recommends that its respective stockholders log in at least fifteen minutes before the applicable special meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020.

Q:    What will GCI Liberty stockholders receive for their shares of GCI Liberty capital stock?

A:
At the effective time of the first merger (the “effective time”):

•
each share of GCI Liberty Series A common stock, par value $0.01 per share (“GCI Liberty Series A common stock”) issued and outstanding immediately prior to the effective time (other than excluded treasury shares (as defined below)) will be converted into the right to receive 0.580 of a share of non-voting Liberty Broadband Series C common stock (the “Series A merger consideration”);

•
each share of GCI Liberty Series B common stock issued and outstanding immediately prior to the effective time (other than excluded shares (as defined below)) will be converted into the right to receive 0.580 of a share of Liberty Broadband Series B common stock (the “Series B merger consideration”); and

•
each share of GCI Liberty Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“GCI Liberty Preferred Stock,” and together with the GCI Liberty Series A common stock and GCI Liberty Series B common stock, the “GCI Liberty capital stock”) issued and outstanding immediately prior to the effective time (other than excluded treasury shares) will be converted into the right to receive one share of Liberty Broadband Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Liberty Broadband Preferred Stock” or the “preferred merger consideration”).

    In lieu of issuing fractional shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock that otherwise would be issued as part of the merger consideration, cash will instead be paid as described later in this joint proxy statement/prospectus. The shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock issuable in exchange for shares of GCI Liberty capital stock and the cash payable in lieu of the fractional shares are referred to as the “merger consideration.” The merger consideration will not be deliverable with respect to (x) shares of GCI Liberty capital stock held by GCI Liberty as treasury stock or by any of GCI Liberty's wholly owned subsidiaries or owned by Liberty Broadband or its wholly owned subsidiaries (the “excluded treasury shares”) or (y) shares of GCI Liberty Series B common stock held by any stockholders who have perfected and have not waived, effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware (collectively with the excluded treasury shares, the “excluded shares”). The 0.580 of a share of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock that is a component of the calculation of the merger consideration is referred to as the “exchange ratio.” Holders of Liberty Broadband Series C common stock are not entitled to any voting powers, except as otherwise required by Delaware law. Holders of Liberty Broadband Series B common stock are entitled to ten votes per share, and holders of Liberty Broadband Preferred Stock will be entitled to one-third of a vote per share. The merger consideration is described in more detail in “Special Factors—The Merger Agreement—Merger Consideration.”

Q:    Will the rights of GCI Liberty stockholders change as a result of the combination?

A:
GCI Liberty stockholders will have different rights once they become stockholders of Liberty Broadband due to differences between the governing documents of Liberty Broadband and GCI Liberty. These differences are described in detail under “Comparison of Rights of Liberty Broadband Stockholders and GCI Liberty Stockholders.”

Q:    Will Liberty Broadband issue fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock as part of the merger consideration?

A:
Liberty Broadband will not issue fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock as part of the merger consideration. To the extent that the combination would result in a GCI Liberty stockholder of record being issued a fractional share, such GCI Liberty stockholder of record will instead receive a cash payment in an amount based on the aggregation and sale of all fractional shares by Liberty Broadband's exchange agent for the combination at prevailing market prices on behalf of such GCI Liberty stockholder. Amounts payable in lieu of such fractional shares will be payable from the proceeds of the aggregation and sale of the fractional shares as soon as practicable following the completion of the combination. No GCI Liberty stockholder will be entitled to dividends, voting rights or any other rights with respect to any fractional shares.

Q:    What happens if the market price of the Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or GCI Liberty capital stock changes before the closing of the combination?

A:
No change will be made to the merger consideration if the market price of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or GCI Liberty capital stock changes before the combination. Because the exchange ratio is fixed, the value of the consideration to be received by GCI Liberty stockholders in connection with the combination will depend on the market price of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock at the time of the combination.

  Although the number of shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock that holders of GCI Liberty Series A common stock and GCI Liberty Series B common stock, respectively, will receive is fixed, the market value of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock will fluctuate and will not be known at the time Liberty Broadband stockholders or GCI Liberty stockholders vote to approve the Liberty Broadband stockholder proposals or GCI Liberty stockholder proposals, respectively. Based on the closing price of Liberty Broadband Series C common stock on the Nasdaq Global Select Market and the last sale price of Liberty Broadband Series B common stock on the OTC Markets, in each case, on June 29, 2020, the last trading day before the public announcement of the merger consideration, the exchange ratio represented approximately $72.49 in value for each share of GCI Liberty Series A common stock and $71.92 in value for each share of GCI Liberty Series B common stock. Based on the closing price of Liberty Broadband Series C common stock on October 27, 2020 and the last sale price of Liberty Broadband Series B common stock on October 5, 2020, which in each case was the last practicable trading day before the date of this joint proxy statement/prospectus, the exchange ratio represented approximately $79.99 in value for each share of GCI Liberty Series A common stock and $84.37 in value for each share of GCI Liberty Series B common stock. We urge you to obtain current market quotations for shares of GCI Liberty capital stock, Liberty Broadband Series C common stock and Liberty Broadband Series B common stock. GCI Liberty Series A common stock and GCI Liberty Preferred Stock are each listed on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively, and GCI Liberty Series B common stock is quoted on the OTC Markets under the symbol “GLIBB,” but it is not actively traded. Liberty Broadband Series C common stock trades on the Nasdaq Global Select Market under the symbol “LBRDK,” and Liberty Broadband Series B common stock is quoted on the OTC Markets under the symbol “LBRDB,” but it is not actively traded. The Liberty Broadband Preferred Stock to be issued in connection with the combination will have been authorized for listing on Nasdaq under the symbol “LBRDP,” subject to official notice of issuance, on or before the closing of the combination.

Q:    What equity stake will GCI Liberty stockholders hold in Liberty Broadband immediately following the combination?

A:
Upon the effective time, based solely on their ownership of GCI Liberty capital stock and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the combination, former GCI Liberty stockholders (in the aggregate) are expected to receive in the combination shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock representing approximately 35.9%, 24.1% and 100.0%, respectively, of the total number of outstanding shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, respectively, based on approximately 168.9 million, 3.2 million and 7.2 million shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, respectively, currently expected to be outstanding at the effective time and after giving effect to the exchange agreement. As a result, former GCI Liberty stockholders (in the aggregate and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the effective time) are expected to own shares of Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock representing approximately 16.7% of the aggregate voting power of outstanding shares of Liberty Broadband Series A common stock, par value $0.01 per share (“Liberty Broadband Series A common stock,” and together with Liberty Broadband Series B common stock, Liberty Broadband Series C common stock, “Liberty Broadband common stock,” and together with Liberty Broadband Preferred Stock, “Liberty Broadband capital stock”), Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, based on approximately 26.5 million, 3.2 million and 7.2 million shares of Liberty

  Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, respectively, currently expected to be outstanding at the effective time and after giving effect to the exchange agreement. Additionally, former GCI Liberty stockholders (in the aggregate and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the effective time) are expected to own 33.3% of the outstanding Liberty Broadband capital stock currently expected to be outstanding at the effective time after giving effect to the exchange agreement.

Q:    What voting power will Liberty Broadband executive officers and directors have with respect to Liberty Broadband immediately following the combination?

A:
Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

Q:    What are Liberty Broadband stockholders being asked to vote on, and why is this approval necessary?

A:
Liberty Broadband stockholders are being asked to vote on the following proposals:

1.
Liberty Broadband Merger Proposal: A proposal to approve the adoption of the merger agreement, which is referred to as the “Liberty Broadband merger proposal” and is further described in the section titled “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

2.
Share Issuance Proposal: A proposal to approve the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to GCI Liberty stockholders in connection with the combination contemplated by the merger agreement and shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock to Mr. Malone or the JCM Trust pursuant to the exchange agreement (collectively, the “share issuance” and such proposal, the “share issuance proposal”).

    The Liberty Broadband Series C common stock and Liberty Broadband Series A common stock are listed on (and the Liberty Broadband Preferred Stock to be issued will be listed on) the Nasdaq Global Select Market, and as a result, Liberty Broadband is subject to the Nasdaq Listing Rules, including with respect to stockholder approval requirements. Nasdaq Listing Rule 5635(a) states: “Shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: . . . (1) where, due to the present or potential issuance of common stock . . . other than a public offering for cash . . . the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (2) any director, officer or substantial shareholder . . . of the [c]ompany has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the [c]ompany . . . to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.” In connection with the combination, Liberty Broadband expects that the aggregate voting power of Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to be issued, or which may become issuable, in connection with the combination and the exchange agreement will exceed 20% of its outstanding voting power prior to such share issuance. In addition, Mr. Malone, Chairman of the Board of Liberty Broadband and GCI Liberty, Richard R. Green and J. David Wargo, who are members of the Liberty Broadband Board, and the Parent Section 16 Officers (as defined in the merger agreement) collectively have a greater than 10% interest in GCI Liberty, and the share issuance will result in an increase in outstanding common stock and voting power of 5% or more. Furthermore, Liberty Broadband is required by the terms of the merger agreement to submit the share issuance proposal to its stockholders at a special meeting.

  3.
  Liberty Broadband Adjournment Proposal: A proposal to approve the adjournment of the Liberty Broadband special meeting from time to time to solicit additional proxies in favor of the Liberty Broadband merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Liberty Broadband merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “Liberty Broadband adjournment proposal”).

  Completion of the combination is conditioned on Liberty Broadband stockholders approving the Liberty Broadband merger proposal and the share issuance proposal. The completion of the combination is not conditioned on the approval of the Liberty Broadband adjournment proposal.

Q:    What votes are required to approve the Liberty Broadband merger proposal, the share issuance proposal and the Liberty Broadband adjournment proposal?

A:
Approval of the Liberty Broadband merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, Mr. Malone and certain affiliated persons of Mr. Malone (collectively, the “Malone Group”), Mr. Gregory B. Maffei, a director and the President and Chief Executive Officer of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Maffei (collectively, the “Maffei Group”) each of the Affiliates (as defined in the merger agreement) of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers (as defined in the merger agreement) or immediate family members of any of the foregoing. Approval of each of the share issuance proposal and the Liberty Broadband adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that are present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class.

Q:    What are GCI Liberty stockholders being asked to vote on, and why is this approval necessary?

A:
GCI Liberty stockholders are being asked to vote on the following proposals:

1.
GCI Liberty Merger Proposal: A proposal to approve the adoption of the merger agreement, which is referred to as the “GCI Liberty merger proposal” and further described in the section titled “Special Factors—The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus; and

  2.
  GCI Liberty Adjournment Proposal: A proposal to approve the adjournment of the GCI Liberty special meeting from time to time to solicit additional proxies in favor of the GCI Liberty merger proposal if there are insufficient votes at the time of such adjournment to approve the GCI Liberty merger proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “GCI Liberty adjournment proposal”).

  Completion of the combination is conditioned on GCI Liberty stockholders approving the GCI Liberty merger proposal. The completion of the combination is not conditioned on the approval of the GCI Liberty adjournment proposal.

Q:    What votes are required to approve the GCI Liberty merger proposal and the GCI Liberty adjournment proposal?

A:
Approval of the GCI Liberty merger proposal requires both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing. The GCI Liberty adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock that are present in person via the Internet or represented by proxy at the GCI Liberty special meeting and entitled to vote on the proposal, voting together as a single class.

Q:    How many votes do Liberty Broadband stockholders have with respect to the Liberty Broadband special meeting?

A:
Each stockholder of record of Liberty Broadband is entitled to one vote for each share of Liberty Broadband Series A common stock and ten votes for each share of Liberty Broadband Series B common stock, in each case, held on of 5:00 p.m., New York City time, on October 20, 2020 (the “record date”). The holders of record of Liberty Broadband Series C common stock are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the Liberty Broadband special meeting.

  On the record date, there were 26,495,183 shares of Liberty Broadband Series A common stock outstanding and 2,451,119 shares of Liberty Broadband Series B common stock outstanding.

  In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group entered into a voting agreement with Liberty Broadband and GCI Liberty (the "Liberty Broadband voting agreement"). Pursuant to the Liberty Broadband voting agreement, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of Liberty Broadband common stock, representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020, in favor of the share issuance proposal and the Liberty Broadband adjournment proposal. The Liberty Broadband voting agreement is described in more detail in “Special Factors—Other Agreements Related to the Combination—Liberty Broadband Voting Agreement.”

Q:    How many votes do GCI Liberty stockholders have with respect to the GCI Liberty special meeting?

A:
Each stockholder of GCI Liberty is entitled to one vote for each share of GCI Liberty Series A common stock, ten votes for each share of GCI Liberty Series B common stock and one-third of a vote for each share of GCI Liberty Preferred Stock, in each case, held on the record date.

  On the record date, there were 101,350,970 shares of GCI Liberty Series A common stock outstanding, 4,488,568 shares of GCI Liberty Series B common stock outstanding and 7,199,631 shares of GCI Liberty Preferred Stock outstanding.

  In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group entered into a voting agreement with GCI Liberty and Liberty Broadband (the “GCI Liberty voting agreement,” and, together with the Liberty Broadband voting agreement, the “voting agreements”). Pursuant to the GCI Liberty voting agreement, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of GCI Liberty capital stock, representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock as of September 30, 2020, in favor of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal. The GCI Liberty voting agreement is described in more detail in “Special Factors—Other Agreements Related to the Combination—GCI Liberty Voting Agreement.”

Q:    What constitutes a quorum for the Liberty Broadband special meeting and GCI Liberty special meeting?

A:
In order to conduct the business at either special meeting, a quorum must be present.

Liberty Broadband. The presence at the Liberty Broadband special meeting online, in person via the Internet or represented by proxy, of the holders of a majority in total voting power of the shares of Liberty Broadband common stock outstanding on the record date and entitled to vote at the Liberty Broadband special meeting will constitute a quorum for the transaction of business at the Liberty Broadband special meeting. Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the Liberty Broadband special meeting.

GCI Liberty. Similarly, the presence at the GCI Liberty special meeting online, in person via the Internet or represented by proxy, of the holders of a majority in total voting power of the shares of GCI Liberty capital stock outstanding on the record date and entitled to vote at the GCI Liberty special meeting will constitute a quorum for the transaction of business at the GCI Liberty special meeting. Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the GCI Liberty special meeting.

Because applicable rules of the New York Stock Exchange and the Nasdaq Stock Market LLC (“Nasdaq”) do not permit discretionary voting by brokers with respect to any of the proposals to be acted upon at either special meeting, if you hold your shares of Liberty Broadband common stock or GCI Liberty capital stock through banks or brokers, your shares will not count as present and entitled to vote for purposes of determining a quorum, unless you instruct your bank or broker on how to vote your shares. This may make it more difficult to establish a quorum at the Liberty Broadband special meeting and the GCI Liberty special meeting.

Q:    How do the boards of directors of Liberty Broadband and GCI Liberty recommend that stockholders vote?

A:
Liberty Broadband. The Liberty Broadband Board, after considering various factors and acting on the unanimous recommendation of the Liberty Broadband special committee (as defined below), has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and its stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers) and unanimously recommends that Liberty Broadband stockholders vote “FOR” the Liberty Broadband merger proposal, “FOR” the share issuance proposal and “FOR” the Liberty Broadband adjournment proposal. For the factors considered by the Liberty Broadband special committee in making its recommendation to the Liberty Broadband Board and by the Liberty Broadband Board in reaching its decision to approve the merger agreement and the other transaction documents and to recommend the share issuance proposal and Liberty Broadband merger proposal to the Liberty Broadband stockholders, see “Special Factors—Liberty Broadband, Merger Sub and Merger LLC's Purpose and Reasons for the Combination; Recommendations of the Liberty Broadband Special Committee and Liberty Broadband Board of Directors.”

  You should be aware that some of Liberty Broadband's directors and executive officers have interests in the combination that are different from, or are in addition to, the interests of Liberty Broadband's stockholders generally. See the section entitled “Special Factors—Interests of Liberty Broadband Directors and Executive Officers in the Combination.”

  GCI Liberty. The GCI Liberty Board, after considering various factors and acting on the unanimous recommendation of the GCI Liberty special committee (as defined below), has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty merger proposal and “FOR” the GCI Liberty adjournment proposal. For the factors considered by the GCI Liberty special committee in making its recommendation to the GCI Liberty Board and by the GCI Liberty Board in reaching its decision to approve the merger agreement and the other transaction documents and to recommend the GCI Liberty merger proposal to the GCI Liberty stockholders, see “Special Factors—GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination.”

  You should be aware that some of GCI Liberty's directors and executive officers have interests in the combination that are different from, or are in addition to, the interests of GCI Liberty's stockholders generally. See the section entitled “Special Factors—Interests of GCI Liberty Directors and Executive Officers in the Combination.”

Q:    Have any Liberty Broadband stockholders or GCI Liberty stockholders agreed to vote their shares in favor of any of the proposals?

A:
Liberty Broadband. Pursuant to the Liberty Broadband voting agreement, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of Liberty Broadband common stock, representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020, in favor of the share issuance proposal and the Liberty Broadband adjournment proposal.

GCI Liberty. Pursuant to the GCI Liberty voting agreement, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of GCI Liberty capital stock, representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock as of September 30, 2020, in favor of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal.

Q:    What were the roles of the Liberty Broadband special committee and the GCI Liberty special committee?

A:
Liberty Broadband. The Liberty Broadband Board established the Liberty Broadband special committee, consisting solely of independent and disinterested directors of Liberty Broadband (the “Liberty Broadband special committee”), to determine whether to pursue the combination or any alternative transaction and to review, negotiate and evaluate the terms of the combination on behalf of the unaffiliated stockholders of Liberty Broadband (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers), with the assistance of its legal and financial advisors. On August 5, 2020, after extensive consultation with, and acting with the advice of, its own independent legal and financial advisors, the Liberty Broadband special committee unanimously (i) determined that the merger agreement and the other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and the Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers), and (ii) recommended that the Liberty Broadband Board approve and declare advisable the merger agreement and the other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), and submit the share issuance proposal and Liberty Broadband merger proposal to the Liberty Broadband stockholders.

GCI Liberty. The GCI Liberty Board established the GCI Liberty special committee, consisting solely of independent and disinterested directors of GCI Liberty (the “GCI Liberty special committee”), to determine whether to pursue the combination or any alternative transaction and to negotiate, review and evaluate the terms and conditions of, and determine the advisability of, the combination on behalf of the unaffiliated stockholders of GCI Liberty (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers), each with the assistance of its legal and financial advisors. On August 6, 2020, after extensive consultation with, and acting with the advice of, its own independent legal and financial advisors, the GCI Liberty special committee unanimously (i) determined that the merger agreement and the other transaction documents, and the transactions contemplated by the transaction documents (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and (ii) recommended that the GCI Liberty Board approve and declare advisable the merger agreement and the other transaction documents, and the transactions contemplated by the transaction documents (including the transactions contemplated by the voting agreements and the exchange agreement), and submit the GCI Liberty merger proposal to the GCI Liberty stockholders.

Q:    Did a majority of independent directors of Liberty Broadband or a majority of independent directors of GCI Liberty retain an unaffiliated representative to act solely on behalf of unaffiliated security holders of Liberty Broadband or GCI Liberty, respectively, for purposes of negotiating the terms of the combination and/or preparing an opinion concerning the fairness of the combination?

A:
As described more fully in the section entitled “Special Factors—Background of the Combination,” prior to any negotiations, including any discussions regarding a possible exchange ratio or regarding any potential arrangements with Mr. Malone, the Liberty Broadband special committee and GCI Liberty special committee, each consisting solely of independent and disinterested directors, were established and agreed with each other and with Mr. Malone that any potential business combination transaction between Liberty Broadband and GCI Liberty would be subject to and conditioned upon, among other things, the negotiation by, and approval of, each special committee. In addition, the Liberty Broadband special committee retained Perella Weinberg Partners LP (“Perella Weinberg Partners”) as its financial advisor and for purposes of preparing an opinion as to the fairness of the Series A merger consideration and the Series B merger consideration in connection with the first merger, from a financial point of view, to all stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers. For a description of this report, see “Special Factors—Opinion of the Liberty Broadband Special Committee's Financial Advisor.” Also, the GCI Liberty special committee retained Evercore Group L.L.C. (“Evercore”) as its financial advisor and for purposes of preparing an opinion as to the fairness, from a financial point of view, of the exchange ratio in the first merger to the holders of GCI Liberty Series A common stock and GCI Liberty Series B common stock (together, “GCI Liberty common stock”), other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers. For a description of Evercore's opinion, see “Special Factors—Opinion of the GCI Liberty Special Committee's Financial Advisor.”

Q:    What does the opinion of Perella Weinberg Partners provide?

A:
The Liberty Broadband special committee requested that Perella Weinberg Partners evaluate the fairness of the Series A merger consideration and the Series B merger consideration (together, the “Common Consideration”) in connection with the first merger, from a financial point of view, to all stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers. Perella Weinberg Partners rendered its oral opinion to the Liberty Broadband special committee on August 5, 2020, which was subsequently confirmed in writing, that, as of August 5, 2020 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Common Consideration to be paid in connection with the first merger pursuant to the merger agreement was fair, from a financial point of view, to the stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers.

  The full text of Perella Weinberg Partners' written opinion, dated August 5, 2020, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg Partners, is attached to this joint proxy statement/prospectus as Annex B and is incorporated by reference herein. Liberty Broadband stockholders are urged to read Perella Weinberg Partners' opinion carefully and in its entirety. Perella Weinberg Partners provided its opinion for the information and assistance of the Liberty Broadband special committee and the Liberty Broadband Board in connection with, and for the purposes of their evaluation of, the first merger. The opinion was not intended to be and does not constitute a recommendation to the Liberty Broadband special committee or the Liberty Broadband Board or to any other persons in respect of the first merger, including as to whether or how any holder of the Liberty Broadband Series A common stock or Liberty Broadband Series B common stock should vote or otherwise act with respect to the first merger or any other matter. In addition, Perella Weinberg Partners expressed no opinion as to the fairness of the first merger to, or any consideration received in connection with the first merger by, holders of any class of securities, creditors or other constituencies of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers. In addition, Perella Weinberg Partners' opinion was rendered as of August 5, 2020 and did not consider, and does not give effect to, the sale of Evite on September 14, 2020. The summary of the opinion of Perella Weinberg Partners in the section entitled “Special Factors—Opinion of the Liberty Broadband Special Committee's Financial Advisor” is qualified in its entirety by reference to the full text of the opinion.

Q:    What does the opinion of Evercore provide?

A:
On August 6, 2020, at a meeting of the GCI Liberty special committee, Evercore rendered to the GCI Liberty special committee its oral opinion, subsequently confirmed by delivery of its written opinion, that, as of August 6, 2020, and based upon and subject to the assumptions, qualifications, limitations and other matters described in its written opinion, the exchange ratio in the first merger was fair, from a financial point of view, to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers. At the request of the GCI Liberty special committee, subsequently on August 6, 2020, Evercore also rendered its opinion to the GCI Liberty Board.

  The full text of Evercore's written opinion, dated August 6, 2020, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The description of Evercore's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by the full text of such opinion. GCI Liberty stockholders are encouraged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the GCI Liberty special committee, and, at the GCI Liberty special committee's request, the GCI Liberty Board in connection with their respective evaluations of the combination. The opinion does not constitute a recommendation to the GCI Liberty special committee, the GCI Liberty Board or to any other person in respect of the combination, including as to how any holder of shares of GCI Liberty common stock should vote or act in respect of the combination. Evercore's opinion does not address the relative merits of the combination as compared to other business or financial strategies that might be available to GCI Liberty, nor does it address the underlying business decision of GCI Liberty to engage in the combination. In addition, Evercore's opinion was rendered as of August 6, 2020 and did not consider, and does not give effect to, the sale of Evite on September 14, 2020.

Q:    Did the parties agree to any conditions in connection with the negotiation of the combination?

A:
Prior to any negotiations, including any discussion regarding the exchange ratio, the Liberty Broadband special committee and GCI Liberty special committee agreed with each other and with Mr. Malone that any potential business combination transaction between Liberty Broadband and GCI Liberty would be subject to and conditioned upon the negotiation by, and approval of, each special committee and a non-waivable condition requiring the approval of the holders of a majority of the voting power of the outstanding shares of each company not owned by Mr. Malone or any other interested parties.

Q:    What is the accounting treatment for the combination?

A:
Liberty Broadband and GCI Liberty prepare their financial statements, respectively, in accordance with accounting principles generally accepted in the United States (“GAAP”). Liberty Broadband will account for the acquisition of GCI Liberty as a business combination and the repurchase of Liberty Broadband shares held by GCI Liberty as a transaction separate from the business combination. Therefore, Liberty Broadband will account for the acquired GCI Liberty assets and liabilities as a business combination at their respective acquisition date fair values, and the acquisition of Liberty Broadband shares held by GCI Liberty as a share repurchase. For more information, see “Special Factors—Accounting Treatment.”

Q:    What regulatory approvals are required to complete the combination?

A:
Liberty Broadband and GCI Liberty submitted applications to the United States Federal Communications Commission (the “FCC”) for authorization to transfer control from GCI Liberty to Liberty Broadband of certain FCC licenses, authorizations, approvals and registrations currently held indirectly by GCI Liberty. The FCC must approve such transfer of control, and the FCC approval(s) must become a final order before the combination may take place. Public notice that the relevant FCC Bureaus granted the transfer control applications was released on October 23, 2020. That grant will become a final order on December 2, 2020 if no party files a petition for reconsideration or application for review with the FCC or challenges the grant in court and the FCC does not review the grant on its own motion.

  Liberty Broadband and GCI Liberty submitted applications to the Regulatory Commission of Alaska (the “RCA”) for approval for Liberty Broadband to acquire a controlling interest in certificates of public convenience and necessity held by certain subsidiaries of GCI Liberty. The RCA gave public notice of the applications and requested any public comments by October 5, 2020. No comments were filed. The RCA's approval must become a final order before the combination may take place.

  The combination is subject to the requirements of the Hart-Scott-Rodino Act (the “HSR Act”), which provides that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice (the “DOJ”), and the Federal Trade Commission (the “FTC”), and until certain waiting period requirements have been satisfied. Each of Liberty Broadband and GCI Liberty submitted a Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the combination on September 9, 2020. The waiting period expired at 11:59 p.m., Eastern Time, on October 9, 2020.

  The DOJ, the FTC, state attorneys general, and others may challenge the combination on antitrust grounds after the expiration or termination of the applicable waiting period. Accordingly, at any time before or after the completion of the combination, any of the DOJ, the FTC or others could take action under the antitrust laws, including without limitation seeking to enjoin the completion of the combination or permitting completion subject to regulatory concessions or conditions. Neither Liberty Broadband nor GCI Liberty believes that the combination violates U.S. antitrust laws, but there can be no assurance that a challenge to the combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Q:    What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares of Liberty Broadband common stock and/or GCI Liberty capital stock as soon as possible so that your shares will be represented at the applicable special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee.

  Please do not submit your stock certificates at this time. If the combination is completed, GCI Liberty stockholders will receive instructions for surrendering their stock certificates in exchange for shares of Liberty Broadband Series B common stock, Liberty Broadband Series C common stock and/or Liberty Broadband Preferred Stock from the exchange agent.

Q:    Does my vote matter?

A:
Liberty Broadband Stockholders. Yes. Completion of the combination is conditioned on Liberty Broadband stockholders approving the Liberty Broadband merger proposal and the share issuance proposal. An abstention with respect to either of these proposals will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or to vote via the Internet during the Liberty Broadband special meeting or you do not provide your broker, bank or other nominee with voting instructions, as applicable, this will have the effect of a vote “AGAINST” the Liberty Broadband merger proposal and it will have no effect on the outcome of the share issuance proposal (assuming a quorum is present). The Liberty Broadband Board unanimously recommends that Liberty Broadband stockholders vote “FOR” the Liberty Broadband merger proposal and “FOR” the share issuance proposal.

  The completion of the combination is not conditioned on the approval of the Liberty Broadband adjournment proposal. An abstention will have the same effect as a vote “AGAINST” the Liberty Broadband adjournment proposal. If you fail to submit a proxy or to vote via the Internet during the Liberty Broadband special meeting or you do not provide your broker, bank or other nominee with voting instructions, as applicable, it will have no effect on the outcome of the Liberty Broadband adjournment proposal (assuming a quorum is present). The Liberty Broadband Board unanimously recommends that Liberty Broadband stockholders vote “FOR” the Liberty Broadband adjournment proposal.

  GCI Liberty Stockholders.    Yes. Completion of the combination is conditioned on GCI Liberty stockholders approving the GCI Liberty merger proposal. An abstention with respect to this proposal will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or to vote via the Internet during the GCI Liberty special meeting or you do not provide your broker, bank or other nominee with voting instructions, as applicable, this will have the effect of a vote “AGAINST” the GCI Liberty merger proposal. The GCI Liberty Board unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty merger proposal.

  The completion of the combination is not conditioned on the approval of the GCI Liberty adjournment proposal. An abstention will have the same effect as a vote “AGAINST” the GCI Liberty adjournment proposal. If you fail to submit a proxy or to vote via the Internet during the GCI Liberty special meeting or you do not provide your broker, bank or other nominee with voting instructions, as applicable, it will have no effect on the outcome of the GCI Liberty adjournment proposal (assuming a quorum is present). The GCI Liberty Board unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty adjournment proposal.

Q:    How do I vote?

A:
If you are a stockholder of record of Liberty Broadband and/or GCI Liberty on the record date, you are entitled to receive notice of, and vote at, the Liberty Broadband special meeting and/or GCI Liberty special meeting, as applicable. You may submit your proxy before the special meeting in one of the following ways:

•
Via the Internet—visit the website shown on your proxy card to vote via the Internet;

•
Telephone voting—use the toll-free number shown on your proxy card; or

•
Mail—complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you send the proxy by mail, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery.

If you are a stockholder of record, you may also vote via the Internet during the applicable special meeting. Liberty Broadband stockholders of record may vote their shares via the Internet during the Liberty Broadband special meeting by visiting www.virtualshareholdermeeting.com/LBRD2020SM. GCI Liberty stockholders of record may vote their shares via the Internet during the GCI Liberty special meeting by visiting www.virtualshareholdermeeting.com/GCIL2020SM. To enter the Liberty

    Broadband special meeting and the GCI Liberty special meeting, Liberty Broadband stockholders and GCI Liberty stockholders, respectively, will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. Each company recommends that its respective stockholders log in at least fifteen minutes before the applicable special meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020.

  If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the meeting will need to obtain a “legal proxy” form from their broker, bank or other nominee.

Q:    What is the difference between holding shares as a stockholder of record and holding shares in “street name” as a beneficial owner?

A:
You are a “stockholder of record” if your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., the transfer agent for Liberty Broadband and GCI Liberty. As the stockholder of record, you have the right to vote via the Internet during the applicable special meeting. You may also vote by Internet, telephone or mail, as described in the notice and above under the heading “How do I vote?” You are deemed to beneficially own shares in “street name” if your shares are held by a broker, bank or other nominee or other similar organization. Your broker, bank or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. If you beneficially own your shares, you are invited to attend the special meeting; however, you may not vote your shares in person via the Internet at the special meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:    If I am a record holder, what will happen if I return my signed proxy without indicating how to vote?

A:
If you are a record holder and sign and return your proxy without indicating how to vote on any particular proposal, stock represented by your proxy will be voted as recommended by the Liberty Broadband Board or GCI Liberty Board, as applicable.

Q:    May I change or revoke my vote after I have delivered my proxy or voting instruction form?

A:
Yes. Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the applicable special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

•
by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

•
by sending a notice of revocation or a completed proxy card bearing a later date than your original proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•
by attending and voting at the applicable special meeting.

Any signed proxy revocation or new signed proxy must be received before the beginning of the applicable special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on December 14, 2020.

    If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Q:    If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Liberty Broadband or GCI Liberty, as applicable, or by voting in person via the Internet at the applicable special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.

  Brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. It is expected that all of the proposals to be voted on at each of the special meetings are “non-routine” matters.

  If you are a beneficial owner of shares and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your shares will not be counted as present and entitled to vote for purposes of determining a quorum;

  •
  Liberty Broadband stockholders—your broker, bank or other nominee may not vote your shares, which will have the effect of a vote “AGAINST” the Liberty Broadband merger proposal and will have no effect on the outcome of the share issuance proposal (assuming a quorum is present) and the Liberty Broadband adjournment proposal (assuming a quorum is present).

  •
  GCI Liberty stockholders—your broker, bank or other nominee may not vote your shares, which will have the effect of a vote “AGAINST” the GCI Liberty merger proposal and will have no effect on the outcome of the GCI Liberty adjournment proposal (assuming a quorum is present).

Q:    Do GCI Liberty stockholders need to do anything with their stock certificates now?

A:
No. You should not submit your GCI Liberty stock certificates at this time. Promptly after the effective time, if you held certificates representing GCI Liberty capital stock immediately prior to the effective time, Broadridge Corporate Issuer Solutions, Inc., the exchange agent for Liberty Broadband, will send you a letter of transmittal and instructions for exchanging your shares of GCI Liberty capital stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, a holder of shares of GCI Liberty capital stock will receive the merger consideration.

Holders of shares of GCI Liberty capital stock in book-entry form immediately prior to the effective time will not need to take any action to receive the merger consideration.

Q:    What are the U.S. federal income tax consequences of the combination?

A:
GCI Liberty and Liberty Broadband intend that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is a condition to each of GCI Liberty's and Liberty Broadband's obligation to complete the combination that it receive a written opinion from Skadden, Arps, Slate, Meagher & Flom, LLP (“Skadden”), which is GCI Liberty's special tax counsel, and Debevoise & Plimpton, LLP (“Debevoise”), which is counsel to the Liberty Broadband special committee, respectively, to the effect that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (each a “reorganization tax opinion”). Assuming the receipt and accuracy of the opinions described above, a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences of the Combination”) of GCI Liberty capital stock will not recognize gain or loss for U.S. federal income tax purposes as a result of the combination, except with respect to any cash received in lieu of fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock.

Please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences of the Combination” for a discussion of the U.S. federal income tax consequences of the combination. Please consult your own tax advisors as to the specific tax consequences to you of the combination.

Q:    How do I ask questions at the special meetings?

A:
The virtual Liberty Broadband special meeting will allow stockholders to submit questions during the meeting in the question box provided at www.virtualshareholdermeeting.com/LBRD2020SM. Similarly, the virtual GCI Liberty special meeting will allow stockholders to submit questions during the meeting in the question box provided at www.virtualshareholdermeeting.com/GCIL2020SM.

Q:    What if during the check-in time or during either of the special meetings I have technical difficulties or trouble accessing the applicable virtual meeting website?

A:
If Liberty Broadband or GCI Liberty experience technical difficulties during its respective virtual special meeting (e.g., a temporary or prolonged power outage), such company will determine whether its respective virtual special meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the virtual special meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Liberty Broadband will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/LBRD2020SM and GCI liberty will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GCIL2020SM.

Broadridge Corporate Issuer Solutions, Inc. will have technicians ready to assist you with any individual technical difficulties you may have accessing either virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the Liberty Broadband special meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/LBRD2020SM. Similarly, if you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the GCI Liberty special meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/GCIL2020SM.

Q:    Where can I find the voting results of the special meetings?

A:
The preliminary voting results will be announced at the special meetings. In addition, within four business days of the special meetings, each of Liberty Broadband and GCI Liberty intend to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:    Are Liberty Broadband stockholders or GCI Liberty stockholders entitled to appraisal rights in connection with the combination?

A:
Liberty Broadband stockholders—Under Delaware law, Liberty Broadband stockholders are not entitled to dissenters' or appraisal rights in connection with the combination or issuance of the merger consideration as contemplated by the merger agreement. Liberty Broadband stockholders may vote against the Liberty Broadband merger proposal and the share issuance proposal if they do not favor such proposals.

GCI Liberty stockholders—Under Delaware law, holders of shares of GCI Liberty Series A common stock and GCI Liberty Preferred Stock are not entitled to dissenters' or appraisal rights in connection with the combination as contemplated by the merger agreement. Holders of shares of GCI Liberty Series A common stock and GCI Liberty Preferred Stock may vote against the GCI Liberty merger proposal if they do not favor such proposal.

Holders of shares of GCI Liberty Series B common stock are entitled to seek appraisal of their shares of GCI Liberty Series B common stock under the General Corporation Law of the State of Delaware (“DGCL”) in connection with the combination if any such holder (i) does not vote in favor of the GCI Liberty merger proposal and (ii) otherwise complies with the other conditions established by Section 262 of the DGCL. Failure to follow precisely any of the statutory requirements could result in the loss of appraisal rights. A detailed description of the appraisal rights and procedures available is included in “Special Factors—Appraisal Rights.” For the full text of Section 262 of the DGCL, please see Annex M hereto.

Q:    What will happen to GCI Liberty's outstanding equity awards?

A:
Immediately prior to the effective time:

•
all outstanding stock options to purchase shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock will be converted into options, with the same terms and conditions (including, except in the case of any non-employee director of GCI Liberty, vesting terms) as applied to such GCI Liberty stock options immediately prior to the effective time, to purchase the number of shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock (rounded down to the nearest whole share), respectively, determined by multiplying the number of shares of GCI Liberty common stock subject to the GCI Liberty stock option by 0.580, at an exercise price determined by dividing the per-share exercise price of the GCI Liberty stock option by 0.580 and rounding the result up to the nearest whole cent;

•
all outstanding stock options to purchase shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock held by any non-employee director of GCI Liberty will automatically accelerate and vest in full immediately prior to the effective time;

•
all outstanding awards of restricted stock units and performance-based restricted stock units in respect of shares of GCI Liberty Series A common stock (other than those held by non-employee directors of GCI Liberty) will be converted into restricted stock unit awards or performance-based restricted stock unit awards, as applicable, with the same terms and conditions (including service-based or performance-based vesting requirements) as were applicable to each such award immediately prior to the effective time, relating to the number of shares of Liberty Broadband Series C common stock determined by multiplying the number of shares of GCI Liberty Series A common stock subject to the GCI Liberty restricted stock unit or performance-based restricted stock unit, as applicable, by 0.580, rounded down to the nearest whole share;

  •
  all outstanding restricted stock units held by non-employee directors of GCI Liberty will automatically accelerate and vest in full immediately prior to the effective time;

  •
  all outstanding restricted shares of GCI Liberty Series A common stock will be converted into restricted shares of common stock, with the same terms and conditions (including any vesting requirements) as were applicable to each restricted share of GCI Liberty Series A common stock immediately prior to the effective time, relating to the number of shares of Liberty Broadband Series C common stock determined by multiplying the number of shares of GCI Liberty Series A common stock subject to the GCI Liberty restricted common stock award by 0.580; and

  •
  all outstanding restricted shares of GCI Liberty Preferred Stock will be converted on a one-for-one basis into restricted shares of Liberty Broadband Preferred Stock, with the same terms and conditions (including any vesting requirements) as were applicable to each restricted share of GCI Liberty Preferred Stock immediately prior to the effective time.

Q:    Do any of the directors or executive officers of Liberty Broadband have interests in the combination that may be different from, or in addition to, the interests of Liberty Broadband stockholders?

A:
When considering the recommendation of the Liberty Broadband Board with respect to the Liberty Broadband merger proposal and the share issuance proposal, Liberty Broadband stockholders should be aware that certain of Liberty Broadband's directors and executive officers may be deemed to have interests in the combination and the transactions contemplated thereby that are different from, or in addition to, those of Liberty Broadband stockholders. These interests may present such persons with actual or potential conflicts of interest. The Liberty Broadband Board and the Liberty Broadband special committee were aware of these interests during the deliberations of the merits of the combination, and the transactions contemplated thereby, and in deciding to recommend that you vote for each of the Liberty Broadband merger proposal, the share issuance proposal and the Liberty Broadband adjournment proposal.

  All of the Liberty Broadband executive officers are also executive officers of GCI Liberty and will continue to provide services in such capacity following the combination. The Liberty Broadband executive officers hold GCI Liberty equity awards, which were granted in respect of their service as GCI Liberty executive officers. Those awards will remain outstanding, subject to the same terms, conditions and vesting requirements, and be converted into equity awards with respect to Liberty Broadband stock, as described in more detail above under “Questions & Answers—What will happen to GCI Liberty's outstanding equity awards?”.

  With respect to the Liberty Broadband directors and executive officers, areas where their interests may differ from those of Liberty Broadband stockholders in general relate to the indemnification and insurance protections for their service as directors and executive officers pursuant to the Liberty Broadband organizational documents.

  With respect to the Liberty Broadband directors serving on the Liberty Broadband special committee, areas where their interests may differ from those of Liberty Broadband stockholders in general relate to cash compensation for services on the Liberty Broadband special committee.

  With respect to Mr. Malone, his interests may differ from those of Liberty Broadband stockholders in part due to the transactions contemplated by the exchange agreement. Pursuant to the exchange agreement, the JCM Trust waived its right to receive certain shares of Liberty Broadband Series B common stock in the combination (which number of such shares is subject to adjustment for subsequent exchanges between Mr. Malone and the JCM Trust on the one hand and Liberty Broadband on the other hand as further described below, the “waived B shares”) in respect of certain shares of GCI Liberty Series B common stock and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that Mr. Malone's voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements) immediately following the effective time remains at approximately, but would not exceed, 49%. Following the effective time, there may be additional exchanges of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock by Mr. Malone or the JCM Trust pursuant to the exchange agreement. For more information, please see “Special Factors—Other Agreements Related to the Combination—Exchange Agreement.”

  Additionally, the Liberty Broadband Board and the GCI Liberty Board include three overlapping members: Mr. Malone, Mr. Maffei and Richard R. Green. Mr. Malone is a non-employee director and Chairman of the Board of Liberty Broadband, as well as Chairman of the Board of GCI Liberty. Mr. Maffei is President and Chief Executive Officer and a director of Liberty Broadband and GCI Liberty. Dr. Green is a non-employee director of Liberty Broadband and GCI Liberty.

  Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

  For a detailed discussion of these and other interests, see “Special Factors—Interests of Liberty Broadband Directors and Executive Officers in the Combination.”

Q:    Do any of the directors or executive officers of GCI Liberty have interests in the combination that may be different from, or in addition to, the interests of GCI Liberty stockholders?

A:
When considering the recommendation of the GCI Liberty Board with respect to the GCI Liberty merger proposal, GCI Liberty stockholders should be aware that certain of GCI Liberty's directors and executive officers may be deemed to have interests in the combination and the transactions contemplated thereby that are different from, or in addition to, those of GCI Liberty stockholders. These interests may present such persons with actual or potential conflicts of interest. Excepting only the Liberty Broadband Board's intention to appoint Gregg L. Engles and Sue Ann Hamilton as board members following the completion of the combination (as discussed below), which was not discussed with Mr. Engles or Ms. Hamilton nor were Mr. Engles or Ms. Hamilton aware of such intention prior to the execution of the merger agreement, the GCI Liberty Board and the GCI Liberty special committee were aware of these interests during the deliberations of the merits of the combination, and the transactions contemplated thereby, and in deciding to recommend that you vote for each of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal.

  With respect to the GCI Liberty directors and executive officers, areas where their interests may differ from those of GCI Liberty stockholders in general relate the indemnification and insurance protections for their service as directors and executive officers pursuant to the GCI Liberty organizational documents, which protections will be preserved following the combination. Additionally, any unvested GCI Liberty equity awards held by the GCI Liberty non-employee directors will vest immediately prior to the effective time.

  With respect to the GCI Liberty directors serving on the GCI Liberty special committee, areas where their interests may differ from those of GCI Liberty stockholders in general relate to cash compensation for services on the GCI Liberty special committee.

  With respect to Mr. Malone, his interests may differ from those of GCI Liberty stockholders in part due to the transactions contemplated by the exchange agreement. Pursuant to the exchange agreement, the JCM Trust waived its right to receive the waived B shares and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that the aggregate voting power of all of Liberty Broadband's securities over which Mr. Malone has beneficial ownership (including shares held in certain trusts not party to the voting agreements) immediately following the effective time will be approximately (but not more than) 49%. Following the effective time, there may be additional exchanges of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock by Mr. Malone or the JCM Trust pursuant to the exchange agreement. For more information, please see “Special Factors—Other Agreements Related to the Combination—Exchange Agreement.”

  Additionally, the Liberty Broadband Board and the GCI Liberty Board include three overlapping members: Mr. Malone, Mr. Maffei and Richard R. Green. Mr. Malone is a non-employee director and Chairman of the Board of Liberty Broadband, as well as Chairman of the Board of GCI Liberty. Mr. Maffei is President and Chief Executive Officer and a director of Liberty Broadband and GCI Liberty. Dr. Green is a non-employee director of Liberty Broadband and GCI Liberty.

  The Liberty Broadband Board has determined to, effective following the completion of the combination, increase its size from six directors to eight directors and appoint Gregg L. Engles and Sue Ann Hamilton, who are currently members of the GCI Liberty Board, to fill the vacancies created by such newly created directorships. Neither Mr. Engles nor Ms. Hamilton were aware of this intention, and no discussions occurred with Mr. Engles or Ms. Hamilton regarding their service on the Liberty Broadband Board following the completion of the combination prior to execution of the merger agreement.

  Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

  For a detailed discussion of these and other interests, see “Special Factors—Interests of GCI Liberty Directors and Executive Officers in the Combination.”

Q:    What happens if I sell my shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock or GCI Liberty capital stock after the record date but before the effective time?

A:
The record date for the Liberty Broadband special meeting (5:00 p.m., New York City time, on October 20, 2020) is earlier than the date of the Liberty Broadband special meeting and earlier than the date that the combination is expected to be completed. If you sell or otherwise transfer your shares of Liberty Broadband Series A common stock or Liberty Broadband Series B common stock after the record date but before the date of the special meeting, you will retain your right to vote at the Liberty Broadband special meeting, unless you have made arrangements to the contrary.

  The record date for the GCI Liberty special meeting (5:00 p.m., New York City time, on October 20, 2020) is earlier than the date of the GCI Liberty special meeting and earlier than the date that the combination is expected to be completed. If you sell or otherwise transfer your shares of GCI Liberty capital stock after the record date but before the date of the special meeting, you will retain your right to vote at the GCI Liberty special meeting, unless you have made arrangements to the contrary. However, you will not have the right to receive the merger consideration to be received by the GCI Liberty stockholders in the combination. In order to receive the merger consideration, you must hold your shares through the effective time. In addition, if you sell or otherwise transfer your shares of GCI Liberty Series B common stock prior to the effective time, you will lose any appraisal rights with respect to such shares.

Q:    What is the expected timing of the combination?

A:
Liberty Broadband and GCI Liberty are working to complete the combination in the first half of 2021. However, the combination is subject to various conditions, and it is possible that factors outside the control of Liberty Broadband and GCI Liberty could result in the combination being completed at a later time, or not at all. There may be a substantial amount of time between the respective Liberty Broadband special meeting and GCI Liberty special meeting and the completion of the combination. For more information, see “Risk Factors—Risks Related to the Combination.”

Q:    Is the completion of the combination subject to any conditions?

A:
As more fully described in “Special Factors—The Merger Agreement—Conditions to the Combination”, the completion of the first merger and the combination depends on a number of conditions being satisfied or (to the extent permitted) waived.

In addition to the approval of the GCI Liberty merger proposal, the Liberty Broadband merger proposal and the share issuance proposal, each of which cannot be waived, and any required approvals under the HSR Act, the obligations of GCI Liberty and Liberty Broadband to complete the first merger and the combination are subject to the satisfaction or waiver of certain other conditions, including:

•
the FCC having approved the application(s) for transfer of control and/or assignment of certain FCC licenses, authorizations, approvals and registrations and such FCC approvals having become a final order;

•
the RCA having issued a final order approving Liberty Broadband's application to acquire a controlling interest in certificates of public convenience and necessity held by certain subsidiaries of GCI Liberty;

•
the absence of any order or law that has the effect of enjoining or otherwise prohibiting the consummation of the combination or the transactions contemplated by the transaction documents;

•
the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part;

•
the approval for listing on Nasdaq of the shares of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock to be issued in connection with the combination, subject to official notice of issuance;

•
the delivery of an opinion by Skadden to GCI Liberty to the effect that the transactions contemplated by the merger agreement will not impact the U.S. federal income tax treatment of the GCI Liberty Split-off (as defined below).

The respective obligation of each party to close also is conditioned on the satisfaction or waiver of the following conditions (among other things): (1) the receipt of an opinion from Skadden, GCI Liberty's special tax counsel, and the receipt of an opinion from Debevoise, counsel to the Liberty Broadband special committee, that, in each case, based on certain representations and assumptions, and subject to certain limitations and qualifications, the combination will qualify as a “reorganization,” as described in more detail in “Material U.S. Federal Income Tax Consequences of the Combination” (which conditions are not waivable after the effective date of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part) and (2) the other party's representations and warranties being true and correct as of the date of the merger agreement (subject to customary exceptions), and the other party having performed in all material respects its obligations under the merger agreement.

    We cannot be certain when, or if, the conditions to the combination will be satisfied or waived, or that the combination will be completed.

Q:    Is there any ongoing litigation relating to the combination?

A:
On October 9, 2020, a putative class action complaint was filed by two purported GCI Liberty stockholders in the Court of Chancery of the State of Delaware under the caption Hollywood Firefighters' Pension Fund, et al. v. GCI Liberty, Inc., et al. On October 11, 2020, a new version of the complaint was filed, and the case has been assigned Case No. 2020-0880. The lawsuit names as defendants GCI Liberty, as well as the members of the GCI Liberty Board. The lawsuit alleges, among other things, that Messrs. Maffei and Malone in their purported capacities as controlling stockholders and directors of GCI Liberty, and the other directors of GCI Liberty, breached their fiduciary duties by approving the merger. The lawsuit further alleges that the combination violates Section 203 of the DGCL and that this joint proxy statement/prospectus misstates and omits material information. The lawsuit seeks certification of a class action, declarations that Messrs. Maffei and Malone and the other directors of GCI Liberty breached their fiduciary duties and that the combination violates Section 203 of the DGCL, an injunction barring the stockholder vote and the combination, and the recovery of damages and other relief. On October 15, 2020, the plaintiffs filed a motion for expedited proceedings. On October 27, 2020, after a hearing, the Court granted the motion.

GCI Liberty believes this action is without merit.

On October 23, 2020, a lawsuit was filed by a purported GCI Liberty stockholder in the United States District Court for the District of Delaware under the caption Lewis Baker v. GCI Liberty, Inc., et al., Case No. 1:20-cv-01425-UNA. The lawsuit names as defendants GCI Liberty, the members of the GCI Liberty Board, Liberty Broadband, Merger LLC and Merger Sub. The lawsuit asserts claims under Section 14(a) of the Exchange Act and Rule 14a-9 under the Exchange Act, as well as Section 20(a) of the Exchange Act. The lawsuit alleges that the defendants caused a registration statement that omitted material information to be filed in connection with the combination, which allegedly rendered the registration statement false and misleading. The lawsuit further alleges that the members of the GCI Liberty Board and Liberty Broadband acted as controlling persons of GCI Liberty and had knowledge of the allegedly false and misleading statements contained in the registration statement. The lawsuit seeks an injunction barring the combination, rescission of the combination in the event it has been consummated, an order directing the GCI Liberty Board to disseminate a registration statement that does not contain any allegedly untrue statements or omit material facts, a declaration that defendants violated the Exchange Act, costs and attorneys' fees, and other relief.

GCI Liberty and Liberty Broadband believe this lawsuit is without merit.

For more information, see "Special Factors—Litigation Relating to the Combination."

Q:    Can the parties solicit alternative transactions or can the Liberty Broadband Board or GCI Liberty Board change its recommendation?

A:
As more fully described in this joint proxy statement/prospectus and in the merger agreement, each of GCI Liberty and Liberty Broadband has agreed to non-solicitation obligations with respect to third-party acquisition proposals (including provisions restricting their ability to provide confidential information to third parties) and has agreed to certain restrictions on its and its representatives' ability to respond to any such proposals.

The GCI Liberty Board has agreed to recommend that GCI Liberty stockholders vote in favor of the adoption of the merger agreement, subject to its right to change its recommendation in response to a company superior proposal or company intervening event, each as described below in this joint proxy statement/prospectus, in each case if the GCI Liberty special committee or GCI Liberty Board (acting at the direction of the GCI Liberty special committee) determines in good faith after consultation with its outside counsel and financial advisor that failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law. Notwithstanding any change in GCI Liberty's recommendation, the merger agreement is required to be submitted to the GCI Liberty stockholders at the GCI Liberty special meeting for the purposes of adopting the merger agreement unless the merger agreement is terminated by Liberty Broadband prior to such time.

The Liberty Broadband Board has agreed to recommend that Liberty Broadband stockholders vote in favor of the approval of the share issuance proposal and the adoption of the merger agreement, subject to its right to change its recommendation in response to a parent superior proposal or parent intervening event, each as described below in this joint proxy statement/prospectus, in each case if the Liberty Broadband special committee or Liberty Broadband Board (acting at the direction of the Liberty Broadband special committee) determines in good faith after consultation with its outside counsel and financial advisor that failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law. Notwithstanding any change in Liberty Broadband's recommendation, the merger agreement is required to be submitted to the Liberty Broadband stockholders at the Liberty Broadband special meeting for the purposes of approving the share issuance proposal and adopting the merger agreement unless the merger agreement is terminated by GCI Liberty prior to such time.

For a more complete description of the limitations on solicitation of acquisition proposals from third parties and the ability of any of the GCI Liberty special committee, GCI Liberty Board, Liberty Broadband special committee or Liberty Broadband Board to change its recommendation in favor of the GCI Liberty merger proposal or Liberty Broadband merger proposal, see “Special Factors—The Merger Agreement—Covenants and Agreements—GCI Liberty No Solicitation,” “Special Factors—The Merger Agreement—Covenants and Agreements—Company Adverse Recommendation Change; Certain Prohibited Actions,” “Special Factors—The Merger Agreement—Covenants and Agreements—Liberty Broadband No Solicitation,” and “Special Factors—The Merger Agreement—Covenants and Agreements—Liberty Broadband Adverse Recommendation Change; Certain Prohibited Actions.”

Q:    Can the merger agreement be terminated by the parties?

A:
GCI Liberty and Liberty Broadband can jointly agree to terminate the merger agreement at any time.

  Either party can terminate the merger agreement if the combination is not completed by August 6, 2021 (as extended for any permitted exceptions, the “drop dead date”). Either party has the right to extend the drop dead date:

  •
  by up to three months to obtain certain regulatory approvals, to satisfy the condition that there be no injunctions or restraints preventing the combination, to satisfy the condition that the S-4 registration statement of which this joint proxy statement/prospectus forms a part shall have become effective or to obtain listing approval on Nasdaq of the shares of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock to be issued in connection with the combination;

  •
  by one calendar day for each day of any government shutdown if any government shutdowns affect the abilities of the parties to satisfy any of the closing conditions (but not beyond August 6, 2022);

  •
  for up to 45 days to allow for the delivery of the reorganization tax opinions required to satisfy the conditions of the closing but only if all other conditions to closing either have been fulfilled or would have been fulfilled if the closing were to occur on such date; and

  •
  for up to six months to permit GCI Liberty to consummate prior to the closing of the combination a pending acquisition, divestiture, strategic business transaction or similar transaction if reasonably required to satisfy the closing conditions.

  Either party also can terminate the merger agreement if:

  •
  a governmental authority has issued or granted an order permanently prohibiting the combination or the other transactions contemplated by the transaction documents and such order has become final and non-appealable;

  •
  the approval of the GCI Liberty merger proposal is not obtained upon a vote taken at the GCI Liberty special meeting or at any adjournment or postponement thereof (this termination right is referred to as the “GCI Liberty vote down termination right”); or

  •
  the approval of the share issuance proposal or the approval of the Liberty Broadband merger proposal is not obtained upon a vote taken at the Liberty Broadband special meeting or at any adjournment or postponement thereof (this termination right is referred to as the “Liberty Broadband vote down termination right”).

  GCI Liberty may terminate the merger agreement if:

  •
  prior to the date on which the vote is taken to approve the Liberty Broadband merger proposal and the share issuance proposal by the Liberty Broadband stockholders, Liberty Broadband makes an adverse recommendation change or materially breaches or fails to perform any of its obligations described in “Special Factors—The Merger Agreement—Covenants and Agreements—Liberty Broadband No Solicitation and “Special Factors—The Merger Agreement—Covenants and Agreements—Parent Adverse Recommendation Change; Certain Prohibited Actions,” (this termination right is referred to as the “parent adverse recommendation change termination right”); or

  •
  Liberty Broadband, Merger Sub or Merger LLC breach or fail to perform any of their representations, warranties, covenants or other agreements, which breach or failure to perform would result in the failure of a closing condition regarding the accuracy of their representations and warranties or the performance or compliance by them in all material respects with their obligations under the merger agreement, and, in each case, such breach or failure to perform is incapable of being cured by the drop dead date, or is not cured prior to the earlier of the drop dead date and the date that is 45 days after Liberty Broadband's receipt of notice of such breach or failure to perform, except that GCI Liberty will not have the right to terminate the merger agreement for this reason if GCI Liberty is then in material breach of any of its obligations under the merger agreement (this termination right is referred to as the “Liberty Broadband breach termination right”).

  Liberty Broadband may terminate the merger agreement if:

  •
  prior to the date on which the vote is taken to approve the GCI Liberty merger proposal, GCI Liberty makes an adverse recommendation change or materially breaches or fails to perform any of its obligations described in “Special Factors—The Merger Agreement—Covenants and Agreements—GCI Liberty No Solicitation” and “Special Factors—The Merger Agreement—Company Adverse Recommendation Change; Certain Prohibited Actions” (this termination right is referred to as the “company adverse recommendation change termination right”); or

  •
  GCI Liberty breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform would result in the failure of a closing condition regarding the accuracy of its representations and warranties or the performance or compliance by it in all material respects with its obligations under the merger agreement and, in each case, such breach or failure to perform is incapable of being cured by the drop dead date, or is not cured prior to the earlier of the drop dead date and the date that is 45 days after GCI Liberty's receipt of notice of such breach or failure to perform, except that Liberty Broadband will not have the right to terminate the merger agreement for this reason if Liberty Broadband is then in material breach of any of its obligations under the merger agreement (this termination right is referred to as the “GCI Liberty breach termination right”).

Q:    Are there any fees payable by the parties in connection with a termination of the merger agreement?

A:
The merger agreement provides for the payment of a $240 million termination fee by GCI Liberty to Liberty Broadband if:

•
prior to the date on which the vote is taken to approve the GCI Liberty merger proposal by the GCI Liberty stockholders, Liberty Broadband terminates the merger agreement pursuant to the company adverse recommendation change termination right; or

•
either party terminates the merger agreement pursuant to the GCI Liberty vote down termination right and each of (1) prior to the GCI Liberty special meeting, an alternative company transaction proposal is publicly announced or publicly known to the GCI Liberty stockholders, and not withdrawn and (2) within twelve months of such termination, GCI Liberty or any of its subsidiaries enters into a definitive agreement with respect to (or consummates) any alternative company transaction proposal.

The merger agreement provides for the payment of a $340 million termination fee by Liberty Broadband to GCI Liberty if:

•
prior to the date on which the vote is taken to approve the Liberty Broadband merger proposal and the share issuance proposal by the Liberty Broadband stockholders, GCI Liberty terminates the merger agreement pursuant to the parent adverse recommendation change termination right; or

•
either party terminates the merger agreement pursuant to the Liberty Broadband vote down termination right, and each of (1) prior to the Liberty Broadband special meeting, an alternative parent transaction proposal is publicly announced or publicly known to the Liberty Broadband stockholders, and not withdrawn and (2) within twelve months of such termination, Liberty

    Broadband or any of its subsidiaries enters into a definitive agreement with respect to (or consummates) any alternative parent transaction proposal.

  For a more complete description of each party's termination rights and related termination fee obligations, see “Special Factors—The Merger Agreement—Termination” and “Special Factors—The Merger Agreement—Termination Fee.”

Q:    Will GCI Liberty capital stock continue to be listed or traded following the combination?

A:
After the combination, the shares of GCI Liberty Series A common stock and GCI Liberty Preferred Stock will cease to be listed on the Nasdaq Global Select Market, and GCI Liberty Series B common stock will cease to be quoted on the OTC Markets. In addition, registration of the GCI Liberty capital stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated.

Liberty Broadband Series C common stock is listed on the Nasdaq Global Select Market under the symbol “LBRDK.” The Liberty Broadband Preferred Stock to be issued in connection with the combination will have been authorized for listing on Nasdaq under the symbol “LBRDP,” subject to official notice of issuance, on or before the closing of the combination. Liberty Broadband Series B common stock is quoted on the OTC Markets under the symbol “LBRDB.”

Q:    Are there any risks that I should consider before deciding how to vote on the proposals?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 167. You also should read and carefully consider the risk factors of Liberty Broadband and GCI Liberty contained in the documents that are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Q:    How can I find more information about Liberty Broadband and GCI Liberty?

A:
You can find more information about Liberty Broadband and GCI Liberty from various sources described in “Where You Can Find More Information.”

Q:    Who can answer any questions I may have about the Liberty Broadband special meeting, the GCI Liberty special meeting, the combination, or how to vote?

A:
If you have any questions about the Liberty Broadband special meeting, the GCI Liberty special meeting, the combination, how to vote, or if you need additional copies of this joint proxy statement/prospectus or documents incorporated by reference herein, you should contact the appropriate company in writing or by telephone at the following addresses and telephone numbers:

For information related to Liberty Broadband:	For information related to GCI Liberty:
Liberty Broadband Corporation	GCI Liberty, Inc.
12300 Liberty Boulevard	12300 Liberty Boulevard
Englewood, Colorado 80112	Englewood, Colorado 80112
(720) 875-5700	(720) 875-5900
Attention: Investor Relations	Attention: Investor Relations
or	or
D.F. King & Co., Inc.	D.F. King & Co., Inc.
48 Wall Street, 22nd Floor	48 Wall Street, 22nd Floor
New York, New York 10005	New York, New York 10005
Banks and Brokers may call: (212) 269-5550	Banks and Brokers may call: (212) 269-5550
Stockholders may call toll free: (800) 290-6424	Stockholders may call toll free: (800) 578-5378
libertybroadband@dfking.com	gciliberty@dfking.com

SUMMARY

        This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all of the information that is important to you. Liberty Broadband and GCI Liberty urge you to read carefully this joint proxy statement/prospectus, including the attached annexes, and the other documents to which we have referred you because this section does not provide all of the information that might be important to you with respect to the combination and the related matters being considered at the applicable special meeting. See also “Where You Can Find More Information.” We have included page references to direct you to a more complete description of the topics presented in this summary.

Information about the Companies

Liberty Broadband Corporation

        Liberty Broadband is a Delaware corporation. During May 2014, the board of directors of Liberty Media Corporation (“Liberty Media”) and its subsidiaries authorized management to pursue a plan to spin-off to its stockholders common stock of a wholly owned subsidiary, Liberty Broadband. The spin-off was completed on November 4, 2014. Through a number of transactions before and after its spin-off, Liberty Broadband has acquired an interest in Charter Communications, Inc. (“Charter”). Pursuant to proxy agreements with GCI Liberty and Advance/Newhouse Partnership (“A/N”), Liberty Broadband controls 25.01% of the aggregate voting power of Charter. Liberty Broadband's wholly owned subsidiary, Skyhook Holding, Inc. (“Skyhook”), focuses on the development and sale of Skyhook's device-based location technology. Skyhook markets and sells two primary products: (1) a location determination service called the Precision Location Solution; and (2) a location intelligence and data insights service called Geospatial Insights.

        The principal offices of Liberty Broadband are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

        Liberty Broadband Series A common stock and Liberty Broadband Series C common stock trade on the Nasdaq Global Select Market under the symbols “LBRDA” and “LBRDK,” respectively. Liberty Broadband Series B common stock is quoted on the OTC Markets under the symbol “LBRDB,” but it is not actively traded.

        Additional information about Liberty Broadband and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Grizzly Merger Sub 1, LLC

        Merger LLC, a direct wholly owned subsidiary of Liberty Broadband, is a Delaware limited liability company formed on August 4, 2020 for the purpose of entering into the merger agreement and effecting the combination contemplated by the merger agreement. Merger LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Merger LLC are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

Grizzly Merger Sub 2, Inc.

        Merger Sub, an indirect wholly owned subsidiary of Liberty Broadband and a direct wholly owned subsidiary of Merger LLC, is a Delaware corporation incorporated on August 4, 2020 for the purpose of entering into the merger agreement and effecting the combination contemplated by the merger agreement. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Merger Sub are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

GCI Liberty, Inc.

        GCI Liberty is a Delaware corporation. GCI Liberty's assets are composed of its wholly owned subsidiary, GCI Holdings, LLC (“GCI Holdings”), and non-controlling interests in Liberty Broadband, Charter, and LendingTree, Inc. (“LendingTree”). These assets (other than GCI Holdings) were contributed to a predecessor of GCI Liberty (“Predecessor GCI Liberty”) by Qurate Retail, Inc. (“Qurate Retail”), in exchange for, among other things, a controlling interest in Predecessor GCI Liberty, which was subsequently split-off (the “GCI Liberty Split-off”) from Qurate Retail and later merged with and into GCI Liberty (the “Reincorporation Merger”). GCI Holdings offers wireless and wireline telecommunication services, data services, video services, and managed services to customers primarily throughout Alaska. As of September 30, 2020, GCI Liberty had a 23.7% economic ownership interest in Liberty Broadband. GCI Liberty disposed of its interest in Evite, Inc. (“Evite”) on September 14, 2020.

        The principal offices of GCI Liberty are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5900.

        GCI Liberty Series A common stock and GCI Liberty Preferred Stock trade on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively. GCI Liberty Series B common stock is quoted on the OTC Markets under the symbol “GLIBB,” but it is not actively traded.

        Additional information about GCI Liberty and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

The Exchange Agreement

        On August 6, 2020, Liberty Broadband, Mr. Malone and the JCM Trust entered into the exchange agreement.

        Pursuant to the exchange agreement, the JCM Trust waived its right to receive the waived B shares and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that, immediately following the effective time, Mr. Malone's voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements) will be approximately (but not more than) 49%.

        Following the effective time, Mr. Malone and the JCM Trust may exchange a number of shares of Liberty Broadband Series C common stock on a one-for-one basis for the waived B shares in order to preserve Mr. Malone's target voting power following the occurrence of certain voting dilution events which would result in Mr. Malone's voting power falling below the target voting power less 0.5%. Any shares of Liberty Broadband Series B common stock so received will decrease the number of waived B shares for purposes of the exchange agreement. Conversely, following any repurchase, redemption or certain other events that would result in Mr. Malone's voting power exceeding the target voting power plus 0.5%, Mr. Malone and the JCM Trust will be required to transfer shares of Liberty Broadband Series B common stock owned by them to Liberty Broadband in exchange for an equal number of shares of Liberty Broadband Series C common stock, but only as necessary in order to preserve the target voting power. These transferred shares of Liberty Broadband Series B common stock would increase the number of waived B shares for purposes of the exchange agreement.

        In addition, upon any combination, merger, spin-off, dividend or certain other fundamental events resulting in holders of Liberty Broadband Series B common stock receiving securities of Liberty Broadband, securities of another person, property or cash or a combination thereof, then either, at

Liberty Broadband's sole discretion (as approved by a majority of its independent directors), (x) Liberty Broadband will provide for Mr. Malone or the JCM Trust to receive the same per share amount and form of consideration to be received by holders of Liberty Broadband Series B common stock on such event for his or its shares of Liberty Broadband Series C common stock (up to the number of waived B shares) or (y) in connection with certain such events, Mr. Malone will receive all remaining waived B shares in exchange for an equal number of shares of Liberty Broadband Series C common stock.

        For more information, please see “Special Factors—Other Agreements Related to the Combination—Exchange Agreement.”

The Voting Agreements

        In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group entered into voting agreements with each of Liberty Broadband and GCI Liberty.

        Liberty Broadband Voting Agreement.    Pursuant to the Liberty Broadband voting agreement, so long as there has not been a parent adverse recommendation change (as defined in “Special Factors—The Merger Agreement—Parent Adverse Recommendation Change; Certain Prohibited Actions”) by the Liberty Broadband special committee or the Liberty Broadband Board (acting at the recommendation of the Liberty Broadband special committee) that has not been rescinded or otherwise withdrawn, Mr. Malone and certain members of the Malone Group have committed to vote all of the shares of Liberty Broadband common stock owned by them and representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020 as follows:

  •
  in favor of the share issuance proposal;

  •
  in favor of the Liberty Broadband adjournment proposal;

  •
  against any action or proposal in favor of an alternative parent transaction (as defined in “Special Factors—The Merger Agreement—Covenants and Agreements—Liberty Broadband No Solicitation”), without regard to the terms of such alternative parent transaction; and

  •
  against any action, proposal, transaction, agreement or amendment of Liberty Broadband's restated certificate of incorporation (the “Liberty Broadband charter”) or its amended and restated bylaws (the “Liberty Broadband bylaws”), in each case, that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Liberty Broadband contained in the merger agreement, or of Mr. Malone and certain members of the Malone Group contained in the Liberty Broadband voting agreement for which Mr. Malone and those certain members of the Malone Group have received prior notice from GCI Liberty or Liberty Broadband that it reasonably expects that such action or proposal would result in such a breach, or (2) prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the merger agreement.

        Subject to certain conditions, Mr. Malone and certain members of the Malone Group have granted the Chief Legal Officer of Liberty Broadband and GCI Liberty an irrevocable proxy to vote their respective shares of Liberty Broadband common stock in accordance with the Liberty Broadband voting agreement. Mr. Malone and those certain members of the Malone Group have also agreed not to convert their respective shares of Liberty Broadband Series B common stock to Liberty Broadband Series A common stock or transfer their respective shares of Liberty Broadband Series A common stock and Liberty Broadband Series B common stock prior to the effective time without the consent of Liberty Broadband and GCI Liberty, subject to certain exceptions.

        Under the Liberty Broadband voting agreement, Liberty Broadband has agreed to indemnify Mr. Malone and those certain members of the Malone Group for certain losses in connection with or arising out of the Liberty Broadband voting agreement and the exchange agreement, including, subject to certain conditions, up to $1 million of the reasonable fees and expenses of separate counsel of the indemnified parties incurred in the defense of any claim related to the Liberty Broadband voting agreement or the exchange agreement brought by a third party.

        For more information, please see “Special Factors—Other Agreements Related to the Combination—Liberty Broadband Voting Agreement.”

        GCI Liberty Voting Agreement.    Pursuant to the GCI Liberty voting agreement, so long as there has not been a company adverse recommendation change (as defined in “Special Factors—The Merger Agreement—Company Adverse Recommendation Change; Certain Prohibited Actions”) by the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) that has not been rescinded or otherwise withdrawn, Mr. Malone and certain members of the Malone Group have committed to vote all of the shares of GCI Liberty capital stock owned by them and representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock as of September 30, 2020 as follows:

  •
  in favor of the GCI Liberty merger proposal;

  •
  in favor of the GCI Liberty adjournment proposal;

  •
  against any action or proposal in favor of an alternative company transaction (as defined in “Special Factors—The Merger Agreement—Covenants and Agreements—GCI Liberty No Solicitation”), without regard to the terms of such alternative company transaction; and

  •
  against any action, proposal, transaction, agreement or amendment of GCI Liberty's restated certificate of incorporation (the “GCI Liberty charter”) or its amended and restated bylaws (the “GCI Liberty bylaws”), in each case, that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of GCI Liberty contained in the merger agreement, or of Mr. Malone and certain members of the Malone Group contained in the GCI Liberty voting agreement for which Mr. Malone and those certain members of the Malone Group have received prior notice from GCI Liberty or Liberty Broadband that it reasonably expects that such action or proposal would result in such a breach, or (2) prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the merger agreement.

        Subject to certain conditions, Mr. Malone and certain members of the Malone Group have granted the Chief Legal Officer of Liberty Broadband and GCI Liberty an irrevocable proxy to vote their respective shares of GCI Liberty capital stock in accordance with the GCI Liberty voting agreement. Mr. Malone and those certain members of the Malone Group have also agreed not to convert their respective shares of GCI Liberty Series B common stock to GCI Liberty Series A common stock or transfer their respective shares of GCI Liberty capital stock prior to the effective time, subject to certain exceptions.

        Under the GCI Liberty voting agreement, GCI Liberty has agreed to indemnify the Malone Group for certain losses in connection with or arising out of the GCI Liberty voting agreement and the exchange agreement, including, subject to certain conditions, up to $1 million of the reasonable fees and expenses of separate counsel of certain members of the Malone Group incurred in the defense of any claim related to the GCI Liberty voting agreement or the exchange agreement brought by a third party.

        For more information, please see “Special Factors—Other Agreements Related to the Combination—GCI Liberty Voting Agreement.”

The Joinder Agreements and Other Agreements

        Simultaneously with the parties' entry into the merger agreement, certain additional agreements were entered into, including:

  •
  an assumption and joinder agreement to tax sharing agreement by and among Liberty Broadband, GCI Liberty and Qurate Retail (the “tax sharing agreement joinder agreement”), pursuant to which Liberty Broadband agreed to, effective at the closing of the first merger, become jointly and severally responsible for GCI Liberty's obligations and liabilities, and become entitled to exercise and enforce GCI Liberty's rights, under the Tax Sharing Agreement, dated as of March 9, 2018, by and between Qurate Retail and GCI Liberty (the “tax sharing agreement”);

  •
  an assumption agreement concerning reorganization agreement obligations by and among Liberty Broadband, GCI Liberty, Qurate Retail, Liberty Interactive LLC, and Merger LLC (the “reorganization agreement assumption agreement”) pursuant to which Merger LLC agreed to, effective at the completion of the combination, assume certain of GCI Liberty's obligations and liabilities, and become entitled to exercise and enforce certain of GCI Liberty's rights, under the Reorganization Agreement, dated as of April 4, 2017, as amended, by and among Qurate Retail, Liberty Interactive LLC and GCI Liberty (the “reorganization agreement”);

  •
  a termination agreement by and among Liberty Broadband, GCI Liberty and LV Bridge, LLC (the “termination agreement”), pursuant to which the parties agreed to, effective upon the completion of the combination, the termination of the proxy agreement and the termination of the investment agreement as between Liberty Broadband and GCI Liberty (each as defined below);

  •
  an assumption and joinder agreement to indemnification agreement by and among Liberty Broadband, GCI Liberty, Qurate Retail, Liberty Interactive LLC and LV Bridge, LLC (the “indemnification agreement joinder agreement”) pursuant to which Liberty Broadband agreed to, effective at the closing of the first merger, become jointly and severally responsible for GCI Liberty's obligations and liabilities, and become entitled to exercise and enforce GCI Liberty's rights, under the Indemnification Agreement, dated as of March 9, 2018, by and among Qurate Retail, GCI Liberty, Liberty Interactive LLC and LV Bridge, LLC (the “indemnification agreement”); and

  •
  a letter agreement by and among Liberty Broadband, GCI Liberty, Liberty Media and certain subsidiaries of Liberty Media, pursuant to which the parties agreed, effective upon the closing of the first merger, among other things, to the termination of (i) the services agreement (as defined below), which will result in the payment of a termination payment to Liberty Media by GCI Liberty for GCI Liberty's allocable portion of certain compensation expenses of Mr. Maffei, and (ii) the facilities sharing agreement (as defined below).

Selected Historical Financial Data of Liberty Broadband

        The following tables present selected historical information relating to Liberty Broadband's financial condition and results of operations for the five-year period ended December 31, 2019 and the six months ended June 30, 2020 and 2019. The following data should be read in conjunction with Liberty Broadband's consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

		December 31,
	June 30, 2020	2019	2018	2017	2016	2015
		amounts in thousands
Summary Balance Sheet Data:
Cash and cash equivalents	$17,162	49,724	83,103	81,257	205,728	655,079
Investments in available for sale securities(1)	$—	—	—	—	—	439,560
Investment in affiliates, accounted for using the equity method(1)	$12,306,593	12,194,674	12,004,376	11,835,613	9,315,253	2,372,699
Total assets	$12,335,399	12,256,342	12,098,437	11,931,789	9,590,960	3,565,741
Long-term debt	$573,593	572,944	522,928	497,370	198,512	399,703
Net deferred income tax liabilities(2)	$1,017,921	999,757	965,829	932,593	504,644	—
Total equity(3)	$10,720,734	10,667,946	10,598,618	10,486,901	8,473,092	3,148,219

	Six months ended June 30,		Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
			amounts in thousands, except per share amounts
Summary Statement of Operations Data:
Revenue	$8,218	7,205	14,859	22,256	13,092	30,586	91,182
Operating income (loss)	$(17,107)	(13,367)	(29,277)	(12,014)	(25,478)	(21,160)	58,955
Share of earnings (losses) of affiliate(1)(4)	$219,810	80,249	286,401	166,146	2,508,991	641,544	(120,962)
Gain (loss) on dilution of investment in affiliate(1)	$(105,326)	(57,725)	(79,329)	(43,575)	(17,872)	770,766	(7,198)
Realized and unrealized gains (losses) on financial instruments	$—	—	1,170	3,659	3,098	94,122	2,619
Net earnings (loss) attributable to Liberty Broadband shareholders	$64,372	(2,249)	117,216	69,953	2,033,667	917,303	(50,187)
Basic earnings (loss) per common share(5)	$0.35	(0.01)	0.65	0.39	11.19	6.03	(0.49)
Diluted earnings (loss) per common share(5)	$0.35	(0.01)	0.64	0.38	11.10	6.00	(0.49)

(1)
As discussed in note 5 to Liberty Broadband's consolidated financial statements, on May 18, 2016 Time Warner Cable, Inc. (“Time Warner Cable”) merged with Charter, causing a significant increase in Share of earnings (losses) of affiliate and gain on dilution of investment in affiliate in 2016. As a result of the merger transaction, Time Warner Cable is no longer accounted for as an available for sale security as of December 31, 2016.

(2)
The increase in deferred tax liabilities is due to recognition of deferred tax liabilities at the closing of certain transactions described in note 1 to Liberty Broadband's consolidated financial statements, further increased in 2016, 2017, 2018 and 2019 by share of earnings in the equity investment in Charter.

(3)
As discussed in note 8 to the Liberty Broadband's consolidated financial statements, in connection with the Time Warner Cable Merger (as defined therein), in May 2016, Liberty Broadband funded its purchase of

  Charter Class A common stock using proceeds of $4.4 billion related to subscriptions for approximately 78.3 million newly issued shares of Liberty Broadband Series C common stock.

(4)
Share of earnings (losses) of affiliate increased in 2016 due primarily to Charter releasing approximately $3.3 billion of its preexisting valuation allowance, which was recognized directly to income tax benefit for the year ended December 31, 2016. Additionally, Charter recognized $9.1 billion of income tax benefit, as a result of the enactment of the Tax Cuts and Jobs Act in 2017.

(5)
During May 2014, the board of directors of Liberty Media and its subsidiaries authorized management to pursue a plan to spin-off to its stockholders common stock of a wholly-owned subsidiary, Liberty Broadband, and to distribute subscription rights to acquire shares of Liberty Broadband's common stock (the “Broadband Spin-off”). Liberty Broadband issued 85,761,332 shares of common stock, which is the aggregate number of shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock outstanding upon the completion of the Broadband Spin-off on November 4, 2014. On December 10, 2014, Liberty Broadband distributed subscription rights, which were priced at a discount to the market value, to all holders of Liberty Broadband common stock as of the rights record date. Because of the discount, the rights offering is considered a stock dividend which requires retroactive treatment for prior periods for the weighted average shares outstanding based on a factor determined by the fair value per share immediately prior to the rights exercise and the theoretical fair value after the rights exercise. The number of shares issued upon completion of the Broadband Spin-off, adjusted for the rights factor, was used to determine both basic and diluted earnings (loss) per share (“EPS”) for the period from January 1, 2014 through the date of the Broadband Spin-off, as no Liberty Broadband equity awards were outstanding prior to the Broadband Spin-off. Basic EPS subsequent to the Broadband Spin-off was computed using the weighted average number of shares outstanding (“WASO”), adjusted for the rights factor, from the date of the completion of the Broadband Spin-off through January 9, 2015, the date on which the rights offering was fully subscribed. Diluted EPS subsequent to the Broadband Spin-off was computed using the WASO from the date of the completion of the Broadband Spin-off through January 9, 2015, adjusted for the rights factor and potentially dilutive equity awards outstanding during the same period. Subsequent to January 9, 2015, basic EPS was computed using the WASO during the period, and diluted EPS was computed using the WASO adjusted for potentially dilutive equity awards outstanding during the period.

 Selected Historical Financial Data of GCI Liberty

        The following tables present selected historical information relating to GCI Liberty's financial condition and results of operations for the five-year period ended December 31, 2019 and the six months ended June 30, 2020 and 2019. Certain prior period amounts have been reclassified for comparability with the current year presentation. The following data should be read in conjunction with GCI Liberty's consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

		December 31,
	June 30, 2020
		2019	2018(1)	2017	2016	2015
		amounts in thousands
Summary Balance Sheet Data:
Cash and cash equivalents	$551,595	569,520	491,257	573,210	487,163	2,001,481
Investments in equity securities	$2,738,284	2,605,293	1,533,517	1,803,064	1,546,615	1,896,535
Investments in affiliates, accounted for using the equity method	$167,121	167,643	177,030	114,655	31,493	427
Investment in Liberty Broadband measured at fair value	$5,290,841	5,367,242	3,074,373	3,634,786	3,161,444	—
Total assets	$11,933,130	11,933,445	8,660,822	6,172,213	5,300,776	3,977,743
Total debt	$3,266,383	3,266,218	2,886,034	—	—	—
Deferred income tax liabilities	$1,531,407	1,527,109	793,696	643,426	777,092	301,848
Taxes payable	$—	—	—	1,198,315	925,715	631,582
Total equity	$6,210,255	6,210,284	4,306,690	4,224,036	3,592,682	3,032,661

	Six months ended June 30,		Years Ended December 31,
	2020	2019	2019	2018(1)	2017	2016	2015
			amounts in thousands, except per share amounts
Summary Statements of Operations Data:
Revenue	$460,619	435,302	894,733	739,762	23,817	22,552	20,307
Operating income (loss)	$13,243	(48,897)	(217,521)	(249,992)	(55,597)	(35,155)	(28,534)
Interest expense	$(70,642)	(78,004)	(153,803)	(119,296)	—	—	—
Share of earnings (losses) of affiliates, net	$1,531	(4,364)	(2,629)	25,772	7,001	11,831	2,142
Realized and unrealized gains (losses) on financial instruments, net	$26,875	1,688,698	3,002,400	(681,545)	637,164	1,309,365	179,699
Earnings (loss) before income taxes	$(22,944)	1,588,330	2,668,265	(1,056,961)	591,035	1,316,814	171,692
Net earnings (loss) attributable to GCI Liberty, Inc. shareholders	$(21,223)	1,137,587	1,938,698	(873,303)	724,586	820,683	110,713
Basic net earnings (loss) attributable to Series A and Series B GCI Liberty, Inc. shareholders per common share	$(0.20)	10.85	18.41	(8.09)	6.65	7.53	1.02
Diluted net earnings (loss) attributable to Series A and Series B GCI Liberty, Inc. shareholders per common share	$(0.20)	10.75	18.32	(8.09)	6.65	7.53	1.02

(1)
As of March 9, 2018, GCI Liberty's financial condition and results of operations include the activities of GCI Holdings, which are further described in notes 1 and 4 to GCI Liberty's consolidated financial statements.

Summary Unaudited Pro Forma Condensed Combined Financial Statements

        The following tables present summary historical pro forma information of Liberty Broadband. The unaudited pro forma information was prepared using the acquisition method of accounting and is based on the assumption that the combination was completed as of June 30, 2020 for purposes of the unaudited pro forma balance sheet and as of January 1, 2019 for purposes of the unaudited pro forma statement of operations. The following data should be read in conjunction with Liberty Broadband's unaudited pro forma condensed combined financial information included herein.

June 30, 2020
Pro Forma
amounts in thousands
Summary Balance Sheet Data:
Cash and cash equivalents	$568,757
Investment in Charter, accounted for using the equity method	$15,039,592
Investment in affiliates, accounted for using the equity method	$997,950
Property and equipment, net	$1,166,729
Goodwill	$1,113,987
Total assets	$20,252,749
Long-term debt	$3,194,718
Deferred income tax liabilities	$2,099,665
Total equity	$13,296,245

	Six months ended June 30, 2020	Year ended December 31, 2019
	Pro Forma
	amounts in thousands except per share amounts
Summary Statement of Operations Data:
Revenue	$467,298	906,514
Operating income (loss)	$(9,221)	(261,613)
Interest expense	$(77,384)	(170,468)
Share of earnings (losses) of affiliates	$249,945	327,895
Gain (loss) on dilution of investment in affiliate	$(105,326)	(79,329)
Realized and unrealized gains (losses) on financial instruments, net	$(78,376)	(72,722)
Net earnings (loss) attributable to shareholders	$(20,793)	(264,515)
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$(0.10)	(1.32)

 Equivalent and Comparative Per Share Information

        Presented below is per common share data regarding the income, cash dividends declared and book value of Liberty Broadband common stock, GCI Liberty common stock and Liberty Broadband pro forma common stock on historical consolidated bases. You should read the information below in conjunction with the financial statements and accompanying notes included in this joint proxy statement/prospectus.

  Liberty Broadband Common Stock Historical Per Share Data

        This table shows historical per share information for Liberty Broadband common stock.

	As of and for the six months ended June 30, 2020	As of and for the year ended December 31, 2019
Basic earnings per share attributable to Liberty Broadband	$0.35	$0.65
Diluted earnings per share attributable to Liberty Broadband	0.35	0.64
Cash dividends per share	—	—
Book value per share	58.93	58.77

  GCI Liberty Common Stock Historical Per Share Data

        This table shows historical per share information for GCI Liberty common stock.

	As of and for the six months ended June 30, 2020	As of and for the year ended December 31, 2019
Basic earnings per share attributable to GCI Liberty	$(0.20)	$18.41
Diluted earnings per share attributable to GCI Liberty	(0.20)	18.32
Cash dividends per share	—	—
Book value per share	58.85	58.96

  Liberty Broadband Pro Forma Per Share Data

        This table shows pro forma per share information for Liberty Broadband common stock after giving effect to the combination.

	As of and for the six months ended June 30, 2020	As of and for the year ended December 31, 2019
Pro forma basic earnings per share attributable to Liberty Broadband common shareholders	$(0.10)	$(1.32)
Pro forma diluted earnings per share attributable to Liberty Broadband common shareholders	(0.10)	(1.32)
Cash dividends per share	—	—
Pro forma book value per share	66.28	NA

        The above pro forma earnings per share data was calculated by dividing net earnings (loss) attributable to Liberty Broadband stockholders per the pro forma condensed combined statements of operations by 201 million shares of Liberty Broadband common stock and 200 million shares of Liberty Broadband common stock for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively, which is the aggregate number of shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock that would have been issued and outstanding if the combination had been completed on June 30, 2020. The pro forma book value per share information was calculated by dividing total combined pro forma Liberty Broadband equity per the pro forma condensed combined balance sheet by 201 million shares of Liberty Broadband common stock outstanding for the six months ended June 30, 2020.

SPECIAL FACTORS

Background of the Combination

        The following chronology summarizes the key meetings and other events between the representatives of GCI Liberty and Liberty Broadband that led to the signing of the merger agreement and the other transaction documents. This summary does not catalogue every conversation among the boards of directors, special committees or the representatives of each company and other parties. All meetings described herein were held electronically.

        In the ordinary course of business, each of GCI Liberty's and Liberty Broadband's respective board of directors, senior management team and advisors regularly review near- and long-term strategy, performance, positioning and operating prospects with a view toward enhancing stockholder value. These reviews have included, from time to time, evaluations of potential alternatives for achieving long-term strategic goals. As part of these reviews, over the past few years, the GCI Liberty Board and GCI Liberty's senior management have engaged in discussions regarding the recent trends in the cable industry, including consolidation, and the effect of continuing consolidation on GCI Liberty's Alaska business.

        In mid-March 2020, Liberty Broadband's senior management prepared its preliminary internal analysis of a potential combination with GCI Liberty as part of its ongoing evaluation of Liberty Broadband's long-term strategic plan, which they hoped would, among other things, be accretive to Liberty Broadband's net asset value per share, strengthen trading liquidity in Liberty Broadband Series C common stock, expand Liberty Broadband's portfolio and its cash flows and simplify Liberty Broadband's equity capital structure. On March 26, 2020, after discussions with Liberty Broadband's senior management, the Liberty Broadband Board determined that it would establish the Liberty Broadband special committee consisting solely of independent and disinterested members of the Liberty Broadband Board to (i) determine whether to pursue a potential combination with GCI Liberty or any alternative thereto, including, if appropriate, recommending in favor of or against any such combination or any alternative thereto, and (ii) consider, review, negotiate, and evaluate a potential combination with GCI Liberty or any alternative thereto. At its March 26, 2020 meeting, the Liberty Broadband Board established the Liberty Broadband special committee. Julie D. Frist and John E. Welsh III were appointed to serve as members of the Liberty Broadband special committee. The Liberty Broadband Board determined that no member of the Liberty Broadband special committee had any material conflicts or relationships that would prevent him or her from acting in a disinterested and independent manner and in the best interests of the stockholders of Liberty Broadband. The Liberty Broadband Board delegated to the Liberty Broadband special committee exclusive authority to, among other things, (i) determine whether to pursue a potential combination with GCI Liberty or any alternative thereto, (ii) consider, evaluate, review, communicate and negotiate the terms and conditions of a potential combination with GCI Liberty or any alternative thereto, and, ultimately, (iii) determine whether to recommend to the Liberty Broadband Board the consummation of any such transaction. In addition, the Liberty Broadband Board resolved not to approve a potential combination with GCI Liberty or any alternative thereto without a prior favorable recommendation of the Liberty Broadband special committee.

        In early April 2020, after considering other potential advisors, the Liberty Broadband special committee engaged Perella Weinberg Partners as its financial advisor and Debevoise as its legal advisor due to their extensive industry experience and special committee experience. The Liberty Broadband special committee also reviewed the independence of these advisors, including their conflict of interest checks, and determined that both Perella Weinberg Partners and Debevoise were independent from Liberty Broadband, GCI Liberty and Mr. Malone for purposes of advising the Liberty Broadband special committee.

        On April 3, 2020, the Liberty Broadband special committee held a telephonic meeting with Debevoise to discuss preliminary considerations and appropriate transaction process in connection with evaluating a potential combination with GCI Liberty if the special committee determined to pursue such a combination.

        On April 10, 2020, the Liberty Broadband special committee and Debevoise held a telephonic meeting during which they discussed the roles of the Liberty Broadband special committee, the Liberty Broadband Board and their respective advisors in connection with a potential combination with GCI Liberty. Debevoise presented to the Liberty Broadband special committee an overview of the fiduciary duties and additional considerations involved in interested party transactions that likely would apply in connection with the exploration of a potential combination with GCI Liberty. In addition, the Liberty Broadband special committee and Debevoise discussed certain key transaction considerations, including whether a potential combination ought to be (i) negotiated by, and subject to the approval of, special committees of independent and disinterested directors of each company and (ii) subject to a non-waivable condition that such potential combination is approved by the holders of a majority of the voting power of the outstanding shares of each company not held by Mr. Malone or any other interested parties (the conditions set forth in (i) and (ii), the “procedural conditions”). Following this discussion, the Liberty Broadband special committee determined that any potential transaction with GCI Liberty would need to be conditioned on the procedural conditions and that Debevoise should contact Mr. Malone's attorney to confirm Mr. Malone's agreement to those conditions.

        On April 12, 2020, Debevoise spoke with Sherman & Howard, LLC (“Sherman & Howard”), legal advisors to Mr. Malone. Debevoise informed Sherman & Howard that Liberty Broadband was considering a potential combination with GCI Liberty. Although Liberty Broadband had not yet determined to move forward with a transaction and had not yet approached GCI Liberty, Debevoise communicated the Liberty Broadband special committee's position that if a potential combination were pursued by Liberty Broadband, it would need to be subject to the procedural conditions. Following this phone call, on April 14, 2020, Debevoise sent an email to Sherman & Howard memorializing the Liberty Broadband special committee's position with regard to the procedural conditions.

        On April 15, 2020, Sherman & Howard, on behalf of Mr. Malone, confirmed Mr. Malone's agreement that, if any potential combination between GCI Liberty and Liberty Broadband were pursued, such potential combination would need to be subject to the procedural conditions.

        On April 17, 2020, the Liberty Broadband special committee held a meeting at which Perella Weinberg Partners and Debevoise were present. At this meeting, the committee received a presentation by Perella Weinberg Partners of its preliminary financial analysis of GCI Liberty based on publicly available materials. The Liberty Broadband special committee, Debevoise and Perella Weinberg Partners then discussed next steps with respect to formulating a proposal for the potential combination with GCI Liberty. The Liberty Broadband special committee instructed Debevoise to draft a letter to the GCI Liberty Board informing it that the Liberty Broadband special committee has been formed to explore a potential combination with GCI Liberty and that any potential combination would need to be subject to the procedural conditions.

        On April 20, 2020, Debevoise delivered on behalf of the Liberty Broadband special committee to the GCI Liberty Board a letter indicating that the Liberty Broadband special committee was evaluating a potential combination of the two companies. The letter stated that any such transaction must be subject to the procedural conditions and requested that the Liberty Broadband special committee and its advisors be granted access to confidential information of GCI Liberty pursuant to a customary non-disclosure agreement.

        On April 22, 2020, the GCI Liberty Board held a meeting to review the letter received from the Liberty Broadband special committee, at which time the GCI Liberty Board established the GCI Liberty special committee and appointed Sue Ann Hamilton and Gregg Engles to serve as members.

The GCI Liberty Board determined that neither member of the GCI Liberty special committee had any material conflicts or relationships that would prevent him or her from acting in a disinterested and independent manner and the best interests of the stockholders of GCI Liberty. The GCI Liberty special committee was established to evaluate and consider a potential combination with Liberty Broadband or any alternative thereto and, ultimately, to make a recommendation to the GCI Liberty Board regarding any such transaction. The GCI Liberty Board delegated to the GCI Liberty special committee the authority to, among other things, (i) determine whether to pursue a potential combination with Liberty Broadband or any alternative thereto, (ii) consider, evaluate, review, communicate and negotiate the terms and conditions of a potential combination with Liberty Broadband or any alternative thereto and, ultimately, (iii) determine whether to recommend to the GCI Liberty Board the consummation of any such transaction. In addition, the GCI Liberty Board resolved not to approve a potential combination with Liberty Broadband or any alternative thereto without a prior favorable recommendation of the GCI Liberty special committee.

        On April 23, 2020, the Liberty Broadband special committee met with Perella Weinberg Partners and Debevoise. Perella Weinberg Partners presented to the Liberty Broadband special committee its preliminary analysis of a stock-for-stock merger structure and a potential exchange ratio for the merger consideration in a potential combination of Liberty Broadband and GCI Liberty.

        After meeting other potential independent counsel, the GCI Liberty special committee selected Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) as independent Delaware counsel and Steptoe & Johnson LLP (“Steptoe”) as independent tax counsel to represent the GCI Liberty special committee in any transaction with Liberty Broadband. The GCI Liberty special committee's selection of Morris Nichols and Steptoe was based on, among other things, the advisors' relevant experience (including, in the case of Morris Nichols, its prior representation of a special committee of GCI Liberty's predecessor). The GCI Liberty special committee also discussed the independence of these advisors, including their conflict of interest checks, and determined that each of Morris Nichols and Steptoe were independent from GCI Liberty, Liberty Broadband and Mr. Malone for purposes of advising the GCI Liberty special committee.

        On May 1, 2020, the GCI Liberty special committee met with Morris Nichols. During this meeting, Morris Nichols reviewed with the GCI Liberty special committee its fiduciary duties under Delaware law in considering a potential business combination between GCI Liberty and Liberty Broadband and alternatives thereto, standards under Delaware law concerning independence of directors and their advisors, the scope of authority of the GCI Liberty special committee, and the terms of the April 20, 2020 letter from the Liberty Broadband special committee. At this meeting, the GCI Liberty special committee directed Morris Nichols to draft a letter to the Liberty Broadband special committee confirming, on behalf of GCI Liberty, that any combination with Liberty Broadband would be subject to the procedural conditions, and determined not to grant the Liberty Broadband special committee access to confidential information of GCI Liberty until the GCI Liberty special committee had engaged a financial advisor, obtained certain preliminary advice from such financial advisor and established parameters for management of GCI Liberty to follow in providing the requested confidential information. Also at this meeting, the GCI Liberty special committee, after having met another potential financial advisor, determined provisionally, and subject to receipt of additional information regarding its independence, to engage Evercore. The GCI Liberty special committee selected Evercore as its financial advisor based on, among other things, Evercore's prior experience advising special committees.

        Also on May 1, 2020, Morris Nichols, Steptoe, GCI Liberty's internal counsel and GCI Liberty's regular outside counsel, Baker Botts L.L.P. (“Baker Botts”), met to discuss the April 20, 2020 letter from the Liberty Broadband special committee and a potential transaction with Liberty Broadband.

        On May 4, 2020, Morris Nichols spoke with Sherman & Howard, who confirmed Mr. Malone's agreement that, if any potential combination between GCI Liberty and Liberty Broadband were pursued, such potential combination would be subject to the procedural conditions and confirmed the same in an email to Morris Nichols. Later that day, Morris Nichols delivered to Debevoise a letter from the GCI Liberty special committee stating that GCI Liberty had formed the GCI Liberty special committee to consider and evaluate any potential combination of GCI Liberty and Liberty Broadband, confirming that any such transaction would be subject to the procedural conditions, and informing the Liberty Broadband special committee that the GCI Liberty special committee would respond to the request for confidential due diligence information in due course.

        The GCI Liberty special committee met with Morris Nichols twice later that month and the Liberty Broadband special committee met with Debevoise on June 2, 2020 and, at their respective meetings, both special committees considered the request of Baker Botts for certain waivers addressing its representation of GCI Liberty in connection with the potential combination of GCI Liberty and Liberty Broadband (other than matters relating to the GCI Liberty Split-off); its representation of Qurate Retail and Liberty Media in connection with matters related to the GCI Liberty Split-off that may arise in connection with the potential combination as well as other matters unrelated to the potential combination; and its representation of Liberty Broadband in matters unrelated to the potential combination or the GCI Liberty Split-off. After consideration with independent counsel, each of the GCI Liberty special committee and the Liberty Broadband special committee approved the requested waivers with each concluding that, among other things, Baker Botts had extensive knowledge of GCI Liberty's business, to replace that knowledge with another law firm would be an ineffective use of resources and each special committee had the benefit of independent counsel already engaged. Following such approvals, each of Liberty Broadband and GCI Liberty executed such waivers.

        On May 6, 2020, Debevoise, Morris Nichols, Baker Botts and Steptoe participated in an introductory call to discuss preliminary considerations in connection with the potential combination and the due diligence process.

        On May 8, 2020, the GCI Liberty special committee met with Morris Nichols and Steptoe. At this meeting, Morris Nichols reported to the GCI Liberty special committee the results of discussions between Morris Nichols and each individual member of the GCI Liberty special committee and a director questionnaire regarding each such member's independence, and each member of the GCI Liberty special committee determined that the other member of the GCI Liberty special committee did not have any material conflicts or relationships that would prevent him or her from acting in a disinterested and independent manner and in the best interests of the stockholders of GCI Liberty other than Mr. Malone and members of management of GCI Liberty and its subsidiaries. The GCI Liberty special committee considered Evercore's conflict of interest disclosure letter and determined that Evercore was independent from GCI Liberty, Liberty Broadband and Mr. Malone for purposes of advising the GCI Liberty special committee. Steptoe reviewed with the GCI Liberty special committee potential tax considerations relevant to a potential combination between GCI Liberty and Liberty Broadband. Also at this meeting, nondisclosure arrangements and the due diligence process were discussed, including a process that would take into account the overlap in the management teams of the corporations whereby (i) the sharing of confidential information regarding GCI Liberty or Liberty Broadband with the special committee of the other corporation must be effected under the direction of, and in coordination with, the special committee of the corporation whose confidential information is being disclosed and (ii) no information regarding the confidential deliberations of the special committee of either corporation may be shared with the other special committee without the prior consent of the relevant special committee.

        On May 12, 2020, a meeting of the GCI Liberty special committee was held. Following a review by Morris Nichols of fiduciary duties under Delaware law in considering a potential business combination between GCI Liberty and Liberty Broadband and alternatives thereto and related matters, the GCI

Liberty special committee and its advisors discussed the rationale for a combination with Liberty Broadband, including, among other things, that such a combination would result in a simplified corporate structure, less overhead expense for the resulting entity, the elimination of corporate-level tax on the increase in value of the shares of Liberty Broadband Series C common stock held by GCI Liberty and greater liquidity for GCI Liberty stockholders. Evercore also discussed with the GCI Liberty special committee its views as to certain potential alternative transactions that might be available to GCI Liberty, including a potential transaction with a strategic acquirer or other third party, and a potential sale of GCI Liberty's operating business in Alaska. Following discussion, including as to the likelihood of any other parties being interested in pursuing a transaction with GCI Liberty, the risks of reaching out to other parties before signing a definitive agreement with Liberty Broadband, and the ability of other parties to make a competing offer post-signing, the GCI Liberty special committee provisionally determined to pursue a combination solely with Liberty Broadband, directed Morris Nichols to negotiate a non-disclosure agreement with the Liberty Broadband special committee and directed its advisors to begin the due diligence process. Later that day, Morris Nichols delivered an initial draft of the mutual non-disclosure agreement to Debevoise.

        During the next week, Debevoise, Morris Nichols and Baker Botts exchanged and had several calls to negotiate the non-disclosure agreement. On May 18, 2020, GCI Liberty and Liberty Broadband entered into a mutual non-disclosure agreement, which included provisions defining the process for sharing information that would take into account the overlap in the corporations' management teams. Management of GCI Liberty and Liberty Broadband were kept apprised as to the progress of negotiations, but, pursuant to this mutual non-disclosure agreement, were not permitted to share information regarding the confidential deliberations of either special committee with the other special committee or the other special committee's advisors.

        On May 19, 2020, the Liberty Broadband special committee met with Perella Weinberg Partners and discussed Perella Weinberg Partners's initial contact with Evercore, which was focused on the due diligence process, and the transaction timeline, including timing for formulating an initial proposal for a potential combination.

        Over the next few weeks, the parties exchanged due diligence request lists and conducted due diligence on each other. During this period, certain members of GCI Liberty and Liberty Broadband management and their special committees' advisors participated in conference calls relating to a potential combination and various aspects of their and their subsidiaries' businesses.

        On May 22, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols and Steptoe. At this meeting, the GCI Liberty special committee continued its discussion of the potential combination and alternatives thereto and reconfirmed its decision to pursue, at that time, a potential combination solely with Liberty Broadband. The participants also discussed the status of due diligence, including the scope of information to be provided to and to be received from Liberty Broadband and certain tax considerations relevant to a transaction between GCI Liberty and Liberty Broadband.

        On June 1, 2020, the Liberty Broadband special committee met with Perella Weinberg Partners and Debevoise. Perella Weinberg Partners provided a due diligence update, and Debevoise reviewed with the Liberty Broadband special committee key questions for an initial draft merger agreement.

        On June 7, 2020, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners to discuss a potential initial proposal. Perella Weinberg Partners reviewed with the Liberty Broadband special committee strategic rationales for Liberty Broadband to enter into a potential transaction with GCI Liberty, including a simplified capital structure, higher trading liquidity with respect to the Liberty Broadband Series C common stock and potential accretion to Liberty Broadband's net asset value per share relative to the alternative of not doing a transaction. Perella Weinberg Partners then described to the Liberty Broadband special committee possible exchange ratios of GCI Liberty common stock for Liberty Broadband Series C common stock in connection with the proposed transaction and various factors to consider in making a proposal. Following this discussion, the Liberty Broadband special committee determined to reconvene with its advisors on June 9 to determine the exchange ratio for the initial proposal.

        On June 8, 2020, the GCI Liberty special committee met with Morris Nichols, Steptoe and Evercore and discussed due diligence updates, including that the business and financial diligence was substantially complete and that legal diligence was ongoing. During this meeting, Evercore and Morris Nichols discussed with the GCI Liberty special committee potential methods for valuing the stock of Charter and LendingTree owned by GCI Liberty. Steptoe also discussed methods of addressing certain tax considerations relevant to the potential transaction.

        On June 9, 2020, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners to determine an exchange ratio for the initial proposal. Perella Weinberg Partners updated the Liberty Broadband special committee on the latest valuations of GCI Liberty based on closing market prices that day and reviewed with the Liberty Broadband special committee Perella Weinberg Partners' analysis of the potential accretion of Liberty Broadband's net asset value per share and EBITDA per share at exchange ratios ranging from 0.552 to 0.585. Following these discussions, the Liberty Broadband special committee determined to offer 0.557 shares of Liberty Broadband Series C common stock for each share of GCI Liberty Series A and Series B common stock and instructed Perella Weinberg Partners to communicate that offer to Evercore the following day.

        On the morning of June 10, 2020, Perella Weinberg Partners communicated to Evercore the Liberty Broadband special committee's proposal and discussed certain components that impacted the proposal. Perella Weinberg Partners noted that the proposal implied a price of $73.94 per share of GCI Liberty Series A common stock and GCI Liberty Series B common stock (based on the closing price of the Liberty Broadband Series C common stock on June 9, 2020 of $132.64). The proposal also provided that each share of GCI Liberty Preferred Stock be converted into the right to receive one share of a similar security of preferred stock to be issued by Liberty Broadband. After that call, the Liberty Broadband special committee met with Perella Weinberg Partners and Debevoise to discuss Evercore's preliminary questions with respect to the proposal.

        On the evening of June 10, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols and Steptoe. At that meeting, Evercore communicated the Liberty Broadband special committee's proposal, and noted that the proposed exchange ratio implied a premium of 3.9% to the holders of GCI Liberty Series A common stock (based on the closing price of the GCI Liberty Series A common stock on June 9, 2020) and a similar implied premium to the holders of GCI Liberty Series B common stock. Evercore discussed with the GCI Liberty special committee the background that Perella Weinberg Partners had provided concerning the valuation components the Liberty Broadband special committee considered in formulating the proposal, and reviewed how the proposal compared to the historical trading price for GCI Liberty Series A common stock and historical ratio between the trading price of GCI Liberty Series A common stock and Liberty Broadband Series C common stock, in each case since the GCI Liberty Split-off. The GCI Liberty special committee and its advisors determined to continue discussing the proposal at a meeting the following week.

        Subsequently, representatives of Perella Weinberg Partners and Evercore continued to discuss the initial proposal.

        On June 17, 2020, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners to receive an update on discussions from Perella Weinberg Partners.

        Also on June 17, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols and Steptoe to discuss the terms of the Liberty Broadband initial proposal. In connection therewith, Evercore reviewed with the GCI Liberty special committee Evercore's preliminary valuation analyses of GCI Liberty and Liberty Broadband as well as certain preliminary financial analyses with respect to the proposed combination. The GCI Liberty special committee and Evercore then discussed certain considerations with respect to the proposal, including the discount to the market value of the shares of Liberty Broadband Series C common stock held by GCI Liberty that was implied by the exchange ratio and the fact that the GCI Liberty stock price has historically reflected an implied discount to the market value of those shares and that it was proposed that holders of GCI Liberty Series A common stock receive shares of Liberty Broadband Series C common stock rather than shares of Liberty Broadband Series A common stock. During the discussion, Evercore reviewed with the GCI Liberty special committee various metrics regarding both the amount and form of consideration contained in the Liberty Broadband proposal with respect to the GCI Liberty Series A common stock and GCI Liberty Series B common stock, and noted, among other things, that, although the Liberty Broadband Series C common stock is non-voting and the Liberty Broadband Series A common stock is voting, the Liberty Broadband Series C common stock has historically traded at a higher value and is more liquid. The participants then discussed whether the GCI Liberty special committee should make a counterproposal and, if so, what counterproposal to make. Following such discussion, the GCI Liberty special committee determined to make a counterproposal at an exchange ratio for GCI Liberty Series A common stock and GCI Liberty Series B common stock of 0.588 based on the closing prices as of June 9, 2020 (the day prior to the receipt of Liberty Broadband's proposal). The GCI Liberty special committee instructed Evercore to update the exchange ratio to reflect the respective closing prices on June 18, 2020, the day prior to the date when the counterproposal was to be made and to communicate such exchange ratio without addressing, at that point, the form of consideration. Also at this meeting, there was discussion of the possibility that certain GCI Liberty stockholders may desire a premium for their stock or equity awards convertible into Liberty Broadband Series B common stock.

        On June 19, 2020, Evercore communicated to Perella Weinberg Partners the GCI Liberty special committee's counterproposal, which provided that each share of GCI Liberty Series A common stock and GCI Liberty Series B common stock be converted into the right to receive 0.585 shares of Liberty Broadband common stock. (The 0.585 fixed exchange ratio adjusted the 0.588 fixed exchange ratio previously discussed by the GCI Liberty special committee to reflect the respective closing prices on June 18, 2020.) Evercore also stated that the GCI Liberty special committee had not decided whether to accept Liberty Broadband Series C common stock as consideration in a potential combination.

        Later that day, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners to discuss the counterproposal. Members of the Liberty Broadband special committee emphasized the importance of using Liberty Broadband Series C common stock in the potential combination, among other reasons, because of the desire to avoid having the transaction result in a change of control of Liberty Broadband for certain contractual purposes.

        On June 22, 2020, the Liberty Broadband special committee met with Perella Weinberg Partners and Debevoise to discuss a response to the GCI Liberty special committee counterproposal. There was discussion of the possibility that certain GCI Liberty stockholders may desire to receive Liberty Broadband Series B common stock in exchange for GCI Liberty Series B common stock and equity awards. Following these discussions, the Liberty Broadband special committee authorized Perella Weinberg Partners to respond to Evercore with an exchange ratio of 0.575 shares of Liberty Broadband Series C common stock for each share of GCI Liberty Series A and Series B common stock, but contingent upon the GCI Liberty special committee's acceptance of Liberty Broadband Series C common stock as consideration for the GCI Liberty stockholders. The Liberty Broadband special committee also instructed Debevoise to send Morris Nichols an initial draft of the merger agreement. Following this call, Debevoise sent Morris Nichols an initial draft of the merger agreement.

        Later on June 22, 2020, Perella Weinberg Partners communicated to Evercore the Liberty Broadband special committee's counterproposal of 0.575.

        On June 23, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols and Steptoe to discuss the Liberty Broadband special committee's counterproposal, including both the amount and form of consideration offered for the GCI Liberty Series A common stock and GCI Liberty Series B common stock. During the meeting, Evercore reviewed with the GCI Liberty special committee Evercore's preliminary valuation analyses of GCI Liberty and Liberty Broadband, including the value of the Liberty Broadband Series C common stock owned by GCI Liberty that was implied by the proposed exchange ratio (at various valuations for GCI's Alaska business) and the impact of various potential exchange ratios on the implied discount to the market value of the Liberty Broadband shares. Evercore also reviewed with the GCI Liberty special committee the exchange ratios implied by the historical trading prices of the GCI Liberty Series A common stock and Liberty Broadband Series C common stock over certain periods (including with certain adjustments related to the LendingTree shares held by GCI Liberty) as well as the implied economic and voting ownership of the former GCI Liberty stockholders in the pro forma company (both if all holders of GCI Liberty common stock received consideration in the form of Liberty Broadband Series C common stock and if the holders of GCI Liberty Series A common stock received consideration in the form of Liberty Broadband Series A common stock and holders of GCI Liberty Series B common stock received consideration in the form of Liberty Broadband Series B common stock). The GCI Liberty special committee and Evercore then discussed the anticipated economic benefits (including the liquidity benefits) of stockholders receiving Liberty Broadband Series C common stock as consideration compared to the potential voting benefits in receiving Liberty Broadband Series A common stock or Liberty Broadband Series B common stock. In this regard, Evercore noted that the Liberty Broadband Series A common stock continued to trade at a discount to Liberty Broadband Series C common stock and stated its belief that the liquidity benefits to holders of the GCI Liberty Series A common stock in utilizing Liberty Broadband Series C common stock as consideration may outweigh the potential voting benefits in utilizing Liberty Broadband Series A common stock and Liberty Broadband Series B common stock as consideration. Evercore also noted that each of the Liberty Broadband special committee proposals contemplated the GCI Liberty Preferred Stock rolling over into a preferred security of Liberty Broadband having similar terms and that such a security of Liberty Broadband may be beneficial to GCI Liberty's preferred stockholders as the resulting entity would likely have a healthier scale, liquidity and credit profile, and a greater proportion of its value in highly liquid tradeable securities. During the discussion, Evercore also raised with the GCI Liberty special committee the existence of recent tax legislation that might be applicable in connection with a potential divestment of the LendingTree stock owned by GCI Liberty, and that, if applicable, could potentially be used to support a higher exchange ratio in negotiating any further counterproposal. Following such discussion, Morris Nichols reported to the GCI Liberty special committee that it had been informed that Mr. Malone (i) in his capacity as a stockholder of Liberty Broadband, had previously adopted a 10b5-1 trading program with respect to Liberty Broadband Series C common stock and (ii) in his capacity as a stockholder of GCI Liberty and Liberty Broadband, might, in the near future, depending on the progress and status of the negotiations, be required to make a customary Schedule 13D/A filing, and such filing may be required to include the potential range of exchange ratios or, if an agreement in principle were reached, an agreed exchange ratio. The GCI Liberty special committee and its advisors agreed to meet again the following day to discuss these issues.

        Also on June 23, 2020, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners. At the meeting, Perella Weinberg Partners and Debevoise reported that they had been informed that Mr. Malone, in his capacity as a stockholder of Liberty Broadband, had previously adopted a 10b5-1 trading program with respect to Liberty Broadband Series C common stock, that selling was scheduled to commence under that program on July 1 and that, if any such sales were made, Mr. Malone would be required to make customary Form 4 filings with respect to such sales. Debevoise further reported to the Liberty Broadband special committee that Mr. Malone, in his capacity as a stockholder of GCI Liberty and Liberty Broadband, might, in the near future, depending on the progress and status of the negotiations, be required to make a customary Schedule 13D/A filing, and such filing may be required to include the potential range of exchange ratios or, if an agreement in principle were reached, an agreed exchange ratio.

        On June 24, 2020, the GCI Liberty special committee met with Morris Nichols and Evercore. The participants discussed that selling Liberty Broadband Series C common stock was scheduled to commence under Mr. Malone's previously adopted 10b5-1 program on July 1 and that, if any such sales were made, Mr. Malone would be required to make customary Form 4 filings with respect to such sales. The participants also discussed the possible effect of public disclosure of such sales under the 10b5-1 program and the possible effect of public disclosure of a potential range of exchange ratios on their negotiating position, and the GCI Liberty special committee instructed the participants to move forward with speed to conclude, if possible, negotiations on an exchange ratio and the form of consideration prior to any public disclosure regarding the ongoing negotiations. The GCI Liberty special committee then discussed potential factors that supported a higher exchange ratio, including the potential additional tax benefit that GCI Liberty could realize upon a potential divestment of the LendingTree stock owned by GCI Liberty, as well as the GCI Liberty special committee's continued desire to eliminate the implied discount to the market value of the Liberty Broadband Series C common stock owned by GCI Liberty that had historically been reflected in the GCI Liberty stock price and the GCI Liberty special committee's potential willingness to accept Liberty Broadband Series C common stock as consideration for the GCI Liberty Series A common stock and GCI Liberty Series B common stock. Following discussion, the GCI Liberty special committee directed Evercore to inform Perella Weinberg Partners that the GCI Liberty special committee continued to stand by its prior proposal of a 0.585 exchange ratio for the GCI Liberty Series A common stock and GCI Liberty Series B common stock.

        On June 24, 2020, Evercore communicated the proposed exchange ratio of 0.585 to Perella Weinberg Partners.

        On June 24, 2020 and June 25, 2020, Debevoise and Morris Nichols were separately informed that, because consummation of the potential transaction between GCI Liberty and Liberty Broadband will dilute Mr. Malone's Liberty Broadband voting power, Mr. Malone may request that, in any potential combination of Liberty Broadband and GCI Liberty, holders of GCI Liberty Series B common stock receive Liberty Broadband Series B common stock as consideration or that the GCI Liberty Series B common stock receive the same form of consideration as, but a higher exchange ratio than, that received by the GCI Liberty Series A common stock. In response to this information, on the evening of June 24, 2020, Debevoise spoke to Sherman & Howard and asked whether voting dilution from the proposed combination would be a concern to Mr. Malone and if Mr. Malone would consider agreeing to conditions on any future transactions at Liberty Broadband in exchange for receiving shares of Liberty Broadband Series B common stock in the potential combination if such form of consideration was deemed acceptable by the special committees. Sherman & Howard stated that Mr. Malone would not support the proposed transaction with GCI Liberty if Mr. Malone's voting power in Liberty Broadband would be diluted as a result (irrespective of the amount of dilution) and that Mr. Malone would not agree to the proposed conditions on any future transactions.

        On June 25, 2020, Debevoise met with Sherman & Howard to continue their discussions from the prior day. During those conversations, Sherman & Howard emphasized the importance to Mr. Malone of not having his voting power diluted as part of the transaction. The parties had preliminary discussions regarding structures under which Mr. Malone's voting power would not be diluted, but would also not be increased, as a result of the transaction, including the payment of a mix of shares of Liberty Broadband Series C common stock and shares of Liberty Broadband Series B common stock for each share of GCI Liberty Series B common stock and also discussed the ability of Mr. Malone to restore his voting power upon the occurrence of certain future dilutive events. Sherman & Howard also informed Debevoise that Mr. Malone may be willing to terminate his 10b5-1 trading program if an agreement in principle among all the parties was reached prior to the previously established commencement date for sales to begin under such plans. Morris Nichols was separately informed of the same.

        On June 26, 2020, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise met to discuss, among other things, the exchange ratio being sought by GCI Liberty and Debevoise's discussions with Sherman & Howard. The Liberty Broadband special committee instructed Perella Weinberg Partners to counter propose a fixed exchange ratio of 0.580 shares of Liberty Broadband Series C common stock for each share of GCI Liberty Series A common stock and GCI Liberty Series B common stock, which Perella Weinberg Partners conveyed to Evercore that afternoon. In light of what Debevoise had been told regarding Mr. Malone with respect to dilution of his voting power, the Liberty Broadband special committee discussed with its advisors the benefits and detriments of a structure pursuant to which shares of GCI Liberty Series B common stock would be exchanged for a combination of shares of Liberty Broadband Series B common stock and shares of Liberty Broadband Series C common stock at a ratio calculated to ensure that Mr. Malone would maintain his pre-combination voting power after the potential combination and certain subsequent dilutive events. The Liberty Broadband special committee also discussed whether any concessions might be extracted in exchange for Mr. Malone receiving voting shares in the potential combination, and noted the response that Debevoise had received when it explored that topic in the preceding days. The Liberty Broadband special committee also considered the effect of completing the negotiation expeditiously and prior to any sales commencing under Mr. Malone's 10b5-1 trading program.

        Later that afternoon, the GCI Liberty special committee met with Evercore, Morris Nichols and Steptoe and discussed, among other things, the advantages and disadvantages of proposals to receive different forms, versus different amounts, of consideration for the GCI Liberty Series A common stock and GCI Liberty Series B common stock, and considered the potential voting power of the GCI Liberty common stockholders in the resulting company if holders of GCI Liberty Series B common stock receive Liberty Broadband Series B common stock as consideration, and the potential that the holders of Liberty Broadband Series B common stock may have the ability to seek different consideration for their stock in a potential subsequent change in control transaction of Liberty Broadband. The GCI Liberty special committee also considered the effect of completing the negotiation expeditiously and prior to any sales commencing under Mr. Malone's 10b5-1 trading program. Following discussion, the GCI Liberty special committee determined to accept the Liberty Broadband counterproposal of an exchange ratio of 0.580 for each share of GCI Liberty Series A common stock and GCI Liberty Series B common stock, subject to agreement on the form of consideration and on definitive documentation, and directed Evercore and Morris Nichols to inform the Liberty Broadband special committee's advisors of this decision. Following this discussion, Baker Botts joined the meeting to provide a summary of the draft merger agreement.

        On the evening of June 26, 2020, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners to receive an update from Perella Weinberg Partners that the GCI Liberty special committee agreed in principle to the 0.580 exchange ratio, subject to agreement on the form of consideration.

        Following the special committee meetings, Debevoise and Morris Nichols met to confirm the agreement in principle on the exchange ratio. Subsequent to such meeting the parties communicated with Sherman & Howard to secure Mr. Malone's agreement to support a potential combination between Liberty Broadband and GCI Liberty at the agreed upon exchange ratio. In response, Mr. Malone requested that Liberty Broadband issue shares of Liberty Broadband Series B common stock, rather than either shares of Liberty Broadband Series C common stock or a mix of shares of Liberty Broadband Series C common stock and shares of Liberty Broadband Series B common stock for each share of GCI Liberty Series B common stock, to holders of GCI Liberty Series B common stock at the agreed upon exchange ratio.

        Later that evening and over the following two days, the parties discussed whether Mr. Malone would agree to support the proposed combination at the agreed upon exchange ratio and various structures, including the exchange of GCI Liberty Series B common stock for a mix of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock that, together with certain arrangements, would result in Mr. Malone's voting power in the combined entity immediately following closing not exceeding 49%, which was (and remains at the date hereof) Mr. Malone's approximate voting power in Liberty Broadband. On June 28, 2020, Mr. Malone's representatives communicated that he would not accept a proposal in which the GCI Liberty Series B common stock were exchanged for a mix of shares of Liberty Broadband Series C common stock and shares of Liberty Broadband Series B common stock and reiterated Mr. Malone's desire for holders of GCI Liberty Series B common stock to receive Liberty Broadband Series B common stock at the agreed upon exchange ratio of 0.580 (which, in accordance with the existing terms of such options, also would result in options to acquire shares of GCI Liberty Series B common stock being converted into options to acquire Liberty Broadband Series B common stock), but that he would agree to an arrangement under which his aggregate voting power would not exceed approximately 49%. Debevoise and Morris Nichols discussed whether, if this proposal were not acceptable to the special committees, Mr. Malone would instead request that the holders of shares of GCI Liberty Series B common stock receive a greater number of shares of Liberty Broadband Series C common stock than the number of shares to be received pursuant to the fixed exchange ratio agreed in principle by the special committees.

        On June 28, 2020, the GCI Liberty special committee, Evercore and Morris Nichols met to discuss Mr. Malone's position. Following discussion, the GCI Liberty special committee instructed its advisors to inform the Liberty Broadband special committee that, as between a premium and issuance of Liberty Broadband Series B common stock for GCI Liberty Series B common stock, the GCI Liberty special committee preferred the latter approach.

        On June 28, 2020, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise also had several meetings to discuss Mr. Malone's position and the GCI Liberty special committee's preferences on the form of consideration versus a premium. During these meetings, Debevoise reported that Mr. Malone would be willing to enter into an arrangement with Liberty Broadband that would ensure his voting power in Liberty Broadband would not exceed approximately 49% as a result of the potential combination. The Liberty Broadband special committee discussed with its advisors whether to first ascertain whether Mr. Malone would agree to the potential combination with a form of consideration other than Liberty Broadband Series B common stock for GCI Liberty Series B common stock.

        In between the first meeting and the second meeting, Debevoise met with Morris Nichols. Both counsel discussed the type and amount of consideration for the GCI Liberty Series B common stock and agreed to request again that Mr. Malone accept, as consideration for GCI Liberty Series B common stock, a mix of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock. The Liberty Broadband special committee then reconvened with Debevoise and Perella Weinberg Partners and continued to discuss the merits and detriments of a transaction in which holders of GCI Liberty Series B common stock received Liberty Broadband Series B common stock at the exchange ratio. The Liberty Broadband special committee instructed Debevoise to coordinate with Morris Nichols to negotiate with Sherman & Howard as to the form of consideration for GCI Liberty Series B common stock.

        Later that evening, Sherman & Howard, Debevoise and Morris Nichols had a series of discussions. Sherman & Howard reiterated that Mr. Malone would not support the potential combination unless the GCI Liberty Series B common stock were converted into the right to receive Liberty Broadband Series B common stock. However, Sherman & Howard communicated that Mr. Malone would agree to an arrangement in which he would waive his right to receive certain shares of Liberty Broadband Series B common stock at the closing of the combination and instead receive an equal number of shares of Liberty Broadband Series C common stock so that the aggregate voting power at Liberty Broadband beneficially owned by Mr. Malone immediately following the potential combination would be approximately 49%. Under this arrangement, following the occurrence of voting dilution events, Mr. Malone would have the right to exchange, on a one-for-one basis, shares of Liberty Broadband Series C common stock for the waived shares of Liberty Broadband Series B common stock in order to maintain such voting power. Mr. Malone also would have the right to exchange shares of Liberty Broadband Series C common stock for the waived shares of Liberty Broadband Series B common stock prior to a subsequent transaction in which Liberty Broadband Series B common stock is converted into the right to receive cash or other consideration.

        On the morning of June 29, 2020, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise met to discuss recent discussions with Sherman & Howard and to consider the exchange ratio and form of consideration for the potential combination. After discussion and considering Mr. Malone's unwillingness to support a transaction that did not provide for the GCI Liberty Series B common stock being exchanged entirely for Liberty Broadband Series B common stock and Mr. Malone's unwillingness to make any agreements with respect to future transactions, the Liberty Broadband special committee determined that it would agree to exchange Liberty Broadband Series B common stock in consideration for GCI Liberty Series B common stock at an exchange ratio of 0.580 so long as Mr. Malone would agree to receive shares of Liberty Broadband Series C common stock in exchange for any shares of GCI Liberty Series B common stock that would result in Mr. Malone's voting power of the combined entity immediately following the closing exceeding 49%.

        Also that morning, the GCI Liberty special committee met to consider the exchange ratio and form of consideration for the potential combination. Evercore indicated that, based on June 26, 2020 closing prices (the last trading day prior to June 29, 2020), the proposed exchange ratio of 0.580 shares of Liberty Broadband Series C common stock for each share of GCI Liberty Series A common stock and 0.580 shares of Liberty Broadband Series B common stock for each share of GCI Liberty Series B common stock represented an implied premium of 8.3% to the GCI Liberty Series A common stockholders and 8.8% to the GCI Liberty Series B common stockholders. Evercore also discussed with the GCI Liberty special committee the value of the Liberty Broadband shares held by GCI Liberty that was implied by the exchange ratio at various valuations for the Alaska business. The participants also discussed the implied ownership of GCI Liberty's stockholders in Liberty Broadband after the closing of the proposed combination, including their economic ownership and voting interest, Mr. Malone's unwillingness to support a transaction that did not provide for the GCI Liberty Series B common stock being exchanged entirely for Liberty Broadband Series B common stock and Mr. Malone's unwillingness to make any agreements with respect to future transactions, and the trading prices of each series of Liberty Broadband common stock. After discussion, the GCI Liberty special committee determined that it would agree to accept Liberty Broadband Series C common stock in consideration for GCI Liberty Series A common stock and Liberty Broadband Series B common stock in consideration for GCI Liberty Series B common stock at an exchange ratio of 0.580 so long as Mr. Malone would agree to receive shares of Liberty Broadband Series C common stock in exchange for any shares of GCI Liberty Series B common stock that would result in Mr. Malone's voting power of the combined entity immediately following the closing exceeding 49%. The GCI Liberty special committee's determination to accept Liberty Broadband Series C common stock in consideration for GCI Liberty Series A common stock was based on, among other things, (i) that the Liberty Broadband Series C common stock historically has traded at a higher price than the Liberty Broadband Series A common stock, and (ii) its beliefs that (a) the liquidity benefits to holders of the GCI Liberty Series A common stock in receiving Liberty Broadband Series C common stock as consideration may outweigh the potential voting benefits of receiving Liberty Broadband Series A common stock as consideration, although the GCI Liberty special committee did not ascribe a numerical value to the voting rights associated with Liberty Broadband Series A common stock, and (b) the Liberty Broadband special committee would not offer Liberty Broadband Series A common stock at the 0.580 exchange ratio, and that the willingness of the GCI Liberty special committee to accept Liberty Broadband Series C common stock in consideration for GCI Liberty Series A common stock resulted in a higher exchange ratio for the holders of GCI Liberty common stock.

        Following the conclusion of the Liberty Broadband special committee meeting and the GCI Liberty special committee meeting, Debevoise and Morris Nichols jointly called Sherman & Howard to inform them that both special committees had reached a preliminary understanding regarding the possible exchange ratio and form of consideration for a potential combination transaction between Liberty Broadband and GCI Liberty of (i) 0.580 of a share of Liberty Broadband Series C common stock for each outstanding share of GCI Liberty Series A common stock, (ii) 0.580 of a share of Liberty Broadband Series B common stock for each outstanding share of GCI Liberty Series B common stock, and (iii) one share of a newly issued series of Liberty Broadband Preferred Stock for each outstanding share of GCI Liberty Preferred Stock, with the new Liberty Broadband Preferred Stock bearing substantially identical terms and conditions to the GCI Liberty Preferred Stock. They requested that Mr. Malone support the transaction and agree to receive a number of shares of Liberty Broadband Series C common stock such that Mr. Malone's voting power of the combined entity immediately following the transaction would not exceed 49%, subject to the right, following the occurrence of any dilution events and in connection with certain fundamental transactions, to exchange shares of Liberty Broadband Series C common stock for the waived shares of Liberty Broadband Series B common stock. During such call, Sherman & Howard informed Debevoise and Morris Nichols that Mr. Malone would agree to support the transaction on those terms subject to the execution of mutually acceptable definitive agreements and would terminate his 10b5-1 trading program prior to any sales commencing thereunder.

        Later that day, advisors to the Liberty Broadband special committee informed Liberty Broadband and advisors to the GCI Liberty special committee informed GCI Liberty that the special committees had reached a preliminary understanding regarding a possible exchange ratio for a potential combination between Liberty Broadband and GCI Liberty in which Liberty Broadband would acquire all of the outstanding shares of GCI Liberty Series A common stock, GCI Liberty Series B common stock, and GCI Liberty Preferred Stock in a stock-for-stock merger. The special committees also agreed that GCI Liberty's outstanding equity awards would be converted into equivalent equity awards at Liberty Broadband with respect to the applicable series of Liberty Broadband stock payable in the potential combination with respect to the series of GCI Liberty stock underlying the applicable award.

        Following market closing on June 29, 2020, each of Liberty Broadband and GCI Liberty filed a Form 8-K, Mr. Malone filed a Schedule 13D/A with respect to Liberty Broadband and GCI Liberty and Mr. Maffei filed a Schedule 13D/A with respect to GCI Liberty disclosing, in each case, that the special committees of each company had reached a preliminary understanding on a potential exchange ratio for the potential combination subject to the negotiation of mutually acceptable transaction agreements and disclosing the preliminary understanding with Mr. Malone regarding his rights in respect of his GCI Liberty Series B common stock.

        On June 30, 2020, the Liberty Broadband special committee met with Perella Weinberg Partners to discuss the impact of the disclosure of the agreement in principle on the exchange ratio on the trading price of Liberty Broadband's common stock.

        The same day, the GCI Liberty special committee met with Evercore, Morris Nichols, Steptoe and Baker Botts to discuss the terms of the draft merger agreement prepared by Debevoise, including, among other things, provisions that govern the rights of the parties during the period between signing and receipt of the stockholder vote to seek and entertain potential topping bids and to change their recommendation in response to such potential topping bids or other intervening events, as well as interim operating covenants of the parties, conditions to closing, termination rights and triggers for payment of, and the amounts of, termination fees. Morris Nichols reviewed with the members of the

GCI Liberty special committee their fiduciary duties under Delaware law and how those duties may influence negotiation of such provisions. Following this discussion, the GCI Liberty special committee directed Morris Nichols and Baker Botts to, among other things, seek a provision allowing GCI Liberty, but not Liberty Broadband, to terminate the merger agreement to accept an alternative “superior proposal” and seek a lower termination fee payable by GCI Liberty and a higher termination fee payable by Liberty Broadband in connection with certain terminations. Also at this meeting, Evercore reviewed with the GCI Liberty special committee its analysis of the market response to the disclosure of the negotiated exchange ratio.

        On July 9, 2020, Morris Nichols provided a revised draft of the merger agreement to Debevoise, which included, among other modifications, (i) a decrease in the termination fee payable by GCI Liberty under certain circumstances from 3.5% to 2.5% of the equity value of GCI Liberty and an increase in the reverse termination fee payable by Liberty Broadband under certain circumstances from 3.5% to 6.0% of the equity value of GCI Liberty, (ii) the ability of GCI Liberty, but not Liberty Broadband, to terminate the merger agreement to accept a superior proposal, (iii) covenants by Liberty Broadband governing the post-closing treatment of GCI Liberty employees, (iv) the deletion of a condition to Liberty Broadband's obligation to close the combination that the required regulatory approvals not contain certain adverse conditions, (v) the revision of certain covenants governing the conduct of GCI Liberty's business during the period between signing and closing to increase flexibility for GCI Liberty, (vi) a requirement that GCI Liberty be a party to any voting agreement with Mr. Malone in favor of the contemplated transactions and (vii) a requirement that Qurate Retail deliver a representation letter in support of Skadden issuing a split-off tax opinion and execute a letter agreement in which it will agree to make representations and covenants in support of Skadden's closing split-off tax opinion to the effect that the combination will not impact the U.S. federal income tax treatment of the GCI Liberty Split-off.

        On July 10, 2020, the Liberty Broadband special committee met with Perella Weinberg Partners and Debevoise to discuss material issues presented by the revised draft merger agreement. That same day, representatives of Qurate Retail requested an assumption and joinder agreement to the existing tax sharing agreement between Qurate Retail and GCI Liberty pursuant to which Liberty Broadband would become jointly and severally responsible for GCI Liberty's obligations and liabilities, and entitled to exercise and enforce GCI Liberty's rights, under the tax sharing agreement in exchange for Qurate's agreement to deliver a representation letter in support of Skadden's signing split-off tax opinion and to execute a letter agreement in which it will agree to make representations and covenants in support of Skadden's closing split-off tax opinion.

        On July 12, 2020, Debevoise and Morris Nichols discussed the markup of the merger agreement sent by Morris Nichols to Debevoise, including the amounts of the termination fee and reverse termination fee, the ability of GCI Liberty to terminate the merger agreement to accept a superior proposal, and certain limitations on GCI Liberty's operation of the business between signing and closing.

        On July 15, 2020, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise met to discuss a counterproposal on the size of termination fees. The Liberty Broadband special committee determined that the next draft of the merger agreement reflect an increase in the termination fee payable by GCI Liberty under certain circumstances from 2.5% to 3.0% of the equity value of GCI Liberty and a decrease in the reverse termination fee payable by Liberty Broadband under certain circumstances from 6.0% to 3.5% of the equity value of GCI Liberty.

        Later on July 15, 2020, Debevoise delivered to Morris Nichols a revised draft of the merger agreement, which included, among other modifications, (i) a 3.0% termination fee payable by GCI Liberty under certain circumstances and a 3.5% reverse termination fee payable by Liberty Broadband, (ii) the ability of both GCI Liberty and Liberty Broadband to terminate the merger agreement to accept a superior proposal, (iii) the deletion of certain post-closing employment-related covenants on Liberty Broadband, (iv) the reinsertion of an adverse regulatory condition to closing and (v) limitations on GCI Liberty operations during the period between signing and closing. Debevoise also delivered to Morris Nichols an initial draft of the exchange agreement and an initial draft of a voting agreement obligating Mr. Malone and certain of his affiliates to vote their GCI Liberty shares in favor of the contemplated transaction. It was expected that Mr. Malone would agree to a substantially similar voting agreement in respect of his Liberty Broadband shares.

        On July 17, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols, Steptoe and Baker Botts to discuss, among other things, progress on drafting the transaction documents and certain tax-related representations to be provided by each of GCI Liberty, Liberty Broadband, Qurate Retail and Mr. Malone in connection with the potential transaction. Morris Nichols and Baker Botts reviewed the material issues presented by the most recent draft of the merger agreement circulated by Debevoise. A discussion ensued regarding the likelihood of an alternative transaction for either GCI Liberty or Liberty Broadband, including the fact that the agreement-in-principle had been publicly disclosed for nearly a month without any limitations on GCI Liberty's ability to entertain topping bids, but that no such potential topping bid had emerged, as well as the likelihood that Liberty Broadband would seek reciprocal termination rights in connection with a topping bid for each of GCI Liberty and Liberty Broadband. Following this discussion, the GCI Liberty special committee directed Baker Botts and Morris Nichols, among other things, to seek to remove each party's right to terminate the merger agreement to accept a topping bid and, in an effort to seek as high a termination fee as possible from Liberty Broadband, accept Liberty Broadband's proposal on GCI Liberty's termination fee, while seeking a higher termination fee from Liberty Broadband.

        On each of July 18, 2020 and July 19, 2020, Debevoise and Morris Nichols discussed material issues raised by the most recent draft of the merger agreement delivered by Debevoise and the votes that will be required to approve the potential combination.

        On July 20, 2020, Morris Nichols updated the GCI Liberty special committee and Evercore regarding conversations Morris Nichols had with Debevoise over the preceding two days regarding, among other things, open issues in the transaction documents.

        On July 21, 2020, Baker Botts, at the request of and on behalf of the GCI Liberty special committee, delivered to Debevoise revised drafts of the merger agreement and the voting agreement and initial drafts of the GCI Liberty Disclosure Letter and the Certificate of Designations that would govern the terms of the Liberty Broadband Preferred Stock to be issued if the potential combination is consummated. The revised merger agreement, among other things, included an increase in the reverse termination fee payable by Liberty Broadband in certain circumstances to approximately 5.5%, eliminated both GCI Liberty's and Liberty Broadband's right to terminate the merger agreement (but not change their recommendation) for a superior proposal, increased flexibility on GCI Liberty's operations during the period between signing and closing, and eliminated Liberty Broadband's adverse regulatory condition to closing.

        On behalf of both special committees, Morris Nichols sent the draft voting agreement to Sherman & Howard on July 21, 2020 and a draft of the exchange agreement on July 26, 2020. Pursuant to the exchange agreement, a revocable trust of which Mr. Malone is the sole trustee and beneficiary would agree to waive its right to receive certain shares of Liberty Broadband Series B common stock in the combination in exchange for shares of GCI Liberty Series B common stock and instead receive an equal number of shares of Liberty Broadband Series C common stock so that the aggregate voting power of all Liberty Broadband securities over which Mr. Malone has beneficial ownership immediately following the effective time of the potential combination would be approximately, but not more than, 49%. The draft exchange agreement included provisions such that, following certain transactions in which the number of outstanding voting securities of Liberty Broadband decreases, Mr. Malone would be required to exchange Liberty Broadband Series B common stock for Liberty Broadband Series C common stock to prevent accretion in his voting power above the agreed percentages. The exchange agreement also provided that the rights thereunder would terminate following certain transfers of Liberty Broadband Series B common stock by Mr. Malone or his related parties, with limited exceptions, including an exception for transfers to Mr. Maffei but only if Mr. Malone transferred all of his shares of Liberty Broadband Series B common stock and Mr. Maffei agreed to be subject to similar voting power limitations pursuant to a substantially similar agreement.

        From the time at which the initial draft voting and exchange agreements were distributed through the execution of the merger agreement, Debevoise, Morris Nichols, Steptoe, Baker Botts and Skadden met on multiple occasions to discuss and determine the key terms of these agreements and, as authorized by the Liberty Broadband special committee and the GCI Liberty special committee, respectively, Debevoise and Morris Nichols met on multiple occasions with Sherman & Howard to discuss, negotiate and finalize key terms of these agreements.

        On July 24, 2020, the Liberty Broadband special committee met with Debevoise and Perella Weinberg Partners to discuss issues raised by the revised draft of the merger agreement, including the size of termination fees. At the meeting, Debevoise provided an update on deal documentation and newly contemplated financing arrangements for both GCI Liberty and Liberty Broadband in connection with the proposed transactions.

        On July 27, 2020, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise met to discuss the open points in the merger agreement. The Liberty Broadband special committee provided instruction as to how to respond in the revised draft of the merger agreement. Later that day, Debevoise delivered a revised draft of the merger agreement to Morris Nichols addressing, among other things, a reduction to the termination fee payable by Liberty Broadband in certain circumstances to approximately 3.9%, certain actions by GCI Liberty during the period between signing and closing and the adverse regulatory condition to Liberty Broadband's obligation to close the combination.

        On July 28, 2020, Sherman & Howard sent Morris Nichols and Debevoise a revised draft voting agreement between Mr. Malone and GCI Liberty. Among other things, Mr. Malone requested indemnification for claims arising out of the voting agreement, exchange agreement and merger agreement in Mr. Malone's capacity as a stockholder, subject to certain exceptions, and reimbursement of attorney's fees in connection with negotiating and preparing the voting agreement and of public filing fees in connection with the potential transaction.

        On July 29, 2020, Sherman & Howard informed Morris Nichols that transfers by Mr. Malone or the trust of Liberty Broadband Series B common stock should be permitted under the exchange agreement and result in a commensurate decrease in the voting power percentage thresholds associated with the rights of Mr. Malone to exchange Liberty Broadband Series C common stock for Liberty Broadband Series B common stock in certain circumstances and the obligations of Mr. Malone to exchange Liberty Broadband Series B common stock for Liberty Broadband Series C common stock in certain circumstances. In addition, Sherman & Howard informed Morris Nichols that Mr. Malone should receive the economic benefits of the rights associated with the waived shares of Liberty Broadband Series B stock in certain circumstances, such as spin-offs and rights offerings.

        Later that day, the GCI Liberty special committee, Evercore, Morris Nichols, Steptoe and Baker Botts met to discuss the remaining open issues raised by the transaction documents. The GCI Liberty special committee discussed possible limitations and obligations on GCI Liberty during the period between signing and closing and the amount of the reverse termination fee and precedent reverse termination fees and directed Morris Nichols and Baker Botts to seek a reverse termination fee payable by Liberty Broadband in certain circumstances of approximately 4.4%. With respect to the voting agreement and exchange agreement, the GCI Liberty special committee preliminarily determined to accept Mr. Malone's indemnification request, subject to certain limitations, and to defer the decision on Mr. Malone's request for expense reimbursement, subject to receipt of Mr. Malone's comments to the exchange agreement and determination whether Mr. Malone is requesting additional expense reimbursement under the exchange agreement. Steptoe discussed the request from Qurate Retail that Liberty Broadband sign a joinder to the 2018 tax sharing agreement between GCI Liberty and Qurate Retail in exchange for Qurate's cooperation with the request to provide support for the transaction in the form of representations and covenants.

        On July 31, 2020, the Liberty Broadband Board met with the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise, and the Liberty Broadband special committee updated the Liberty Broadband Board on the status and terms of the proposed combination.

        Later in the day, the GCI Liberty Board met with the GCI Liberty special committee, Morris Nichols and Baker Botts. The GCI Liberty special committee updated the GCI Liberty Board on the status of the proposed combination, including a review of the key terms of the merger agreement, voting agreements, exchange agreement and other transaction documents. The GCI Liberty Board was also provided with an overview of the background of the combination and negotiations to date.

        On August 3, 2020, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise met to discuss the status of the proposed combination and the remaining material open issues.

        During the period from August 1 to August 4, 2020, the final open issues in the merger agreement and the other transaction documents were resolved.

        On August 5, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols and Steptoe. Morris Nichols reviewed with the GCI Liberty special committee their fiduciary duties under Delaware law in considering a potential transaction with Liberty Broadband, a summary of the process of the GCI Liberty special committee to date, and changes in the relevant transaction documents since the last meeting of the GCI Liberty special committee. Evercore discussed the negotiating history to date and reviewed a summary of proposed terms for the combination, including that, based on June 29, 2020 closing prices, the proposed exchange ratio implied an 8.1% premium to the GCI Liberty Series A common stock and a 7.2% premium to the GCI Liberty Series B common stock. Evercore also reviewed its financial analysis with the committee. For more information about Evercore's financial analysis and opinion, see “Special Factors—Opinion of the GCI Liberty Special Committee Financial Advisor” and Annex C. A representative of Baker Botts then joined the meeting and further reviewed with the GCI Liberty special committee updates to the transaction documents since the last meeting.

        The Liberty Broadband special committee, Perella Weinberg Partners and Debevoise also held a meeting that morning to discuss the status of the proposed combination and the proposed resolution of the remaining material open issues in the transaction documents.

        Later that evening, the Liberty Broadband special committee, Perella Weinberg Partners and Debevoise held a meeting to review and discuss the terms of Liberty Broadband's final proposal and recommendation to enter into a definitive agreement with GCI Liberty. At the meeting, Perella Weinberg Partners summarized the strategic rationale and the key financial terms of the proposed transaction and described Perella Weinberg Partners's financial analyses with respect to the common stock consideration to be received by GCI Liberty's stockholders. At the meeting, Perella Weinberg Partners rendered its oral opinion to the Liberty Broadband special committee, which was subsequently confirmed in writing, that, as of August 5, 2020 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Common Consideration to be paid in connection with the first merger pursuant to the merger agreement was fair, from a financial point of view, to the stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent

Section 16 Officers, as described in more detail in “Special Factors—Opinion of the Liberty Broadband Special Committee's Financial Advisor.” Also at that meeting, Debevoise reviewed with the Liberty Broadband special committee their fiduciary duties in considering approval of the potential transaction and described the key terms and conditions of the merger agreement and related agreements and the proposed resolutions to approve the transaction. After discussion, the Liberty Broadband special committee determined that all material open issues had been resolved in a manner satisfactory to the Liberty Broadband special committee and in the best interests of the stockholders of Liberty Broadband. The Liberty Broadband special committee unanimously adopted resolutions (i) determining that the merger agreement and other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement) were advisable and fair to, and in the best interests of, Liberty Broadband and the Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers) and (ii) recommending that the Liberty Broadband Board approve (including for purposes of Section 203 of the DGCL) and declare advisable the merger agreement and other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreement and the exchange agreement) and submit the share issuance proposal and the Liberty Broadband merger proposal to the Liberty Broadband stockholders.

        Following the meeting of the Liberty Broadband special committee, the Liberty Broadband Board held a meeting. At the meeting, Perella Weinberg Partners reviewed the financial analysis that it had presented to the Liberty Broadband special committee. Debevoise then summarized the material terms and conditions of the transaction agreement and related agreements. Debevoise provided an overview of the background of the transaction and reviewed the proposed final terms in the merger agreement and other transaction documents. Based on the unanimous recommendation of the Liberty Broadband special committee, the Liberty Broadband Board unanimously (i) determined that the transaction documents, including, without limitation, the merger agreement, and the transactions contemplated thereby are advisable and fair to, and in the best interests of, Liberty Broadband and its stockholders (other than GCI Liberty, the Malone Group, the Maffei Group and each of their respective affiliates and executive officers of Liberty Broadband), (ii) approved (including for purposes of Section 203 of the DGCL) and declared advisable the transaction documents, including, without limitation, the merger agreement, and the transactions contemplated thereby, (iii) directed that the proposals to approve the stock issuance and the merger agreement be submitted to the Liberty Broadband stockholders for approval and adoption, and (iv) resolved to recommend that the Liberty Broadband stockholders approve the stock issuance and the adoption of the merger agreement.

        On the morning of August 6, 2020, the GCI Liberty special committee met with Evercore, Morris Nichols, Steptoe and Baker Botts. At the meeting, Evercore delivered to the GCI Liberty special committee its oral opinion, which was subsequently confirmed by delivery of its written opinion dated August 6, 2020, that, subject to the assumptions, qualifications, limitations and other matters set forth in its written opinion, as of August 6, 2020, the exchange ratio in the merger was fair, from a financial point of view, to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers, as described in more detail in “Special Factors—Opinion of the GCI Liberty Special Committee's Financial Advisor.” The GCI Liberty special committee then adopted resolutions determining that, based on its review of all relevant factors, the transaction documents and the transactions contemplated thereby are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group and each of their respective Affiliates and the Company Section 16 Officers) and recommending that the GCI Liberty Board approve (including for purposes of Section 203 of the DGCL) and declare advisable the transaction documents and the transactions contemplated thereby and submit the merger agreement to the GCI Liberty stockholders.

        Immediately following the meeting of the GCI Liberty special committee, the GCI Liberty Board held a meeting. Baker Botts reviewed the proposed final terms in the merger agreement and other transaction documents and, at the request of the GCI Liberty special committee, Evercore also rendered its oral opinion as to the fairness, from a financial point of view, as of August 6, 2020 and subject to the assumptions, qualifications, limitations and other matters set forth in Evercore's written opinion, of the exchange ratio in the merger to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers. Based on the unanimous recommendation of the GCI Liberty special committee and taking into consideration the opinion of Evercore, the GCI Liberty Board unanimously (i) determined that the transaction documents and the transactions contemplated thereby are advisable and fair to, and in the best interests of GCI Liberty and the GCI Liberty stockholders (other than the Malone Group, the Maffei Group and each of their respective Affiliates and the Company Section 16 Officers), (ii) approved (including for purposes of Section 203 of the DGCL) and declared advisable the transaction documents and the transactions contemplated thereby, (iii) directed that the merger agreement be submitted to the GCI Liberty stockholders for adoption, and (iv) recommended that the GCI Liberty stockholders approve the adoption of the merger agreement.

        Later that morning, Liberty Broadband and GCI Liberty executed the merger agreement and the related transaction documents. That afternoon, shortly after market close on the Nasdaq Global Select Market, Liberty Broadband and GCI Liberty issued a joint press release announcing the transaction and the execution of the merger agreement, the voting agreements, the exchange agreement and the other transaction documents.

Liberty Broadband, Merger Sub and Merger LLC's Purpose and Reasons for the Combination; Recommendations of the Liberty Broadband Special Committee and Liberty Broadband Board of Directors

        The Liberty Broadband Board unanimously recommends that the Liberty Broadband stockholders vote “FOR” the Liberty Broadband merger proposal.

        The Liberty Broadband Board unanimously recommends that the Liberty Broadband stockholders vote “FOR” the share issuance proposal.

        The Liberty Broadband Board unanimously recommends that the Liberty Broadband stockholders vote “FOR” the Liberty Broadband adjournment proposal.

        Under the SEC rules governing “going private” transactions, each of Liberty Broadband, Merger Sub and Merger LLC (which we refer to together as the “Liberty Broadband Filing Persons”) may be deemed to be an affiliate of GCI Liberty and, therefore, may be required to express its purposes and reasons for the combination to GCI Liberty's “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. Each Liberty Broadband Filing Person is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        John C. Malone is Chairman of the Board of each of GCI Liberty and Liberty Broadband and, as of September 30, 2020, beneficially owned shares of GCI Liberty capital stock representing approximately 27.5% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock and shares of Liberty Broadband common stock representing approximately 48.8% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock.

        For the Liberty Broadband Filing Persons, the purpose of the combination is to (i) enhance the long-term equity value for the Liberty Broadband stockholders, (ii) acquire an additional operating asset with free cash flow, (iii) simplify Liberty Broadband's equity capital structure as a result of the potential to retire the Liberty Broadband stock currently held by GCI Liberty and (iv) increase trading liquidity of Liberty Broadband Series C common stock. Specifically for Merger Sub and Merger LLC, the purpose of the combination is to effectuate the transactions contemplated by the merger agreement. Accordingly, if the combination is completed, GCI Liberty will become a wholly owned subsidiary of Liberty Broadband and cease to have publicly traded equity securities.

        The Liberty Broadband Filing Persons' reasons for the combination are the factors that were considered by the Liberty Broadband special committee and the Liberty Broadband Board.

        The Liberty Broadband Board established the Liberty Broadband special committee, consisting entirely of independent and disinterested directors of Liberty Broadband, to determine whether to pursue the combination or any alternative transaction and to review, negotiate and evaluate the terms of the combination on behalf of the unaffiliated security holders of Liberty Broadband (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers). On August 5, 2020, after extensive consultation with, and acting with the advice of, its own independent legal and financial advisors, the Liberty Broadband special committee unanimously (i) determined that the merger agreement and the other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and the Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers), and (ii) recommended that the Liberty Broadband Board approve and declare advisable the merger agreement and the other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), and submit the share issuance proposal and Liberty Broadband merger proposal to the Liberty Broadband stockholders.

        In reaching its decision to recommend that the Liberty Broadband stockholders vote to approve the Liberty Broadband merger proposal and the share issuance proposal, the Liberty Broadband Board relied on the recommendation of the Liberty Broadband special committee and consulted with the Liberty Broadband special committee's financial and legal advisors and Liberty Broadband management. After such discussions and considering certain alternatives, the Liberty Broadband Board unanimously (i) determined that the merger agreement and the other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and the Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers), (ii) approved and declared advisable the merger agreement and the other transaction documents and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement) and (iii) directed that the share issuance proposal and Liberty Broadband merger proposal be submitted to the stockholders of Liberty Broadband for approval and adoption.

        The Liberty Broadband special committee's recommendation and the Liberty Broadband Board's decision to approve the merger agreement and the other transaction documents, the combination and the other transactions contemplated thereby, and to recommend to the Liberty Broadband stockholders that they vote to approve (i) the Liberty Broadband merger proposal and (ii) the share issuance proposal, were based on a number of factors, including the following (which are not necessarily presented in order of relative importance):

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  their understanding of GCI Liberty and its business as well as its financial performance, results of operations and future prospects;

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  the expectation that the combination will enhance the long-term equity value for the Liberty Broadband stockholders;

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  the expectation that the combination will be accretive to Liberty Broadband's net asset value per share;

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  the belief that the combination can be completed in a timely and efficient manner with minimal disruption to employees;

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  the fact that the common exchange ratio and the other terms of the merger agreement resulted from arms'-length negotiations between the Liberty Broadband special committee and its legal and financial advisors, on the one hand, and the GCI Liberty special committee and its legal and financial advisors, on the other hand;

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  the Liberty Broadband special committee's belief that the transactions contemplated by the merger agreement were a superior alternative to the other potential strategic alternatives available to Liberty Broadband, including alternative operating strategies and other potential strategic alternatives, considering in each case the potential stockholder value that might result from such alternatives, as well as the feasibility of such alternatives and the risks and uncertainties associated with pursuing such alternatives (including, among other things, the likelihood that a third party would be interested in acquiring Liberty Broadband);

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  the Liberty Broadband special committee's thorough review, together with its financial and legal advisors, of the structure of the proposed combination and the financial and other terms of the merger agreement (including GCI Liberty's representations, warranties and covenants, the conditions to its obligations and the termination provisions and related termination fees, as well as the likelihood of consummation of the combination and likely time period necessary to close the combination) and the terms of the other transactions contemplated by the transaction documents, including the protections for the unaffiliated security holders of Liberty Broadband common stock under the exchange agreement, which cap Mr. Malone's voting power and prevent Liberty Broadband from becoming a controlled company under applicable Nasdaq rules and regulations as a result of the transactions;

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  that the merger agreement allows Liberty Broadband, under certain circumstances, to consider and respond to a superior proposal for an alternative transaction from a third party prior to adoption of the merger agreement by the Liberty Broadband stockholders, and that the Liberty Broadband Board has the right, after complying with the terms of the merger agreement, prior to adoption of the merger agreement by the Liberty Broadband stockholders, to change its recommendation to the Liberty Broadband stockholders;

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  the financial presentation and the oral opinion of Perella Weinberg Partners to the Liberty Broadband special committee, which was subsequently confirmed by delivery of a written opinion dated August 5, 2020, addressed to the Liberty Broadband special committee that, as of August 5, 2020 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Common Consideration to be paid in connection with the first merger pursuant to the merger agreement was fair, from a financial point of view, to the stockholders of Liberty Broadband (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers), as described in more detail in “—Opinion of the Liberty Broadband Special Committee's Financial Advisor;”

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  the historical and then-current trading prices and volumes of each series of Liberty Broadband common stock and each series of GCI Liberty common stock;

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  the fact that the combination will expand Liberty Broadband's portfolio and its cash flows with the addition of the GCI Holdings operating business;

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  the belief that the combination will improve Liberty Broadband's options for future strategic transactions;

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  the fact that the combination will simplify Liberty Broadband's equity capital structure as a result of the potential to retire the Liberty Broadband stock currently held by GCI Liberty;

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  the fact that the combination will result in more trading liquidity for Liberty Broadband Series C common stock, which the Liberty Broadband special committee believed would increase demand for Liberty Broadband Series C common stock;

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  the expectation that there will be potential synergies from consolidating Liberty Broadband and GCI Liberty's corporate costs, including the elimination of duplicative public company reporting costs;

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  the fact that the combination is intended to qualify as a “reorganization” for U.S. federal income tax purposes and, accordingly, is intended to be completed in a manner that is tax-free to Liberty Broadband and the Liberty Broadband stockholders, and the first merger is conditioned on the receipt of an opinion from Debevoise, counsel to the Liberty Broadband special committee, and the receipt of an opinion from Skadden, GCI Liberty's special tax counsel, that, in each case, based on certain representations and assumptions, and subject to certain limitations and qualifications, the combination will qualify as a “reorganization,” as described in more detail in “Material U.S. Federal Income Tax Consequences of the Combination;” and

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  the fact that the combination is not intended to impact the tax treatment of the GCI Liberty Split-off, and the first merger is conditioned on the receipt of an opinion from Skadden that, based on certain representations and assumptions, and subject to certain limitations and qualifications, the combination will not cause the GCI Liberty Split-off to fail to qualify as a tax-free distribution for U.S. federal income tax purposes.

        The Liberty Broadband special committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the combination. The Liberty Broadband special committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the combination to the Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers):

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  the fact that the Liberty Broadband merger proposal must be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding any outstanding shares of Liberty Broadband capital stock beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing;

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  the fact that the Liberty Broadband special committee consists of independent and disinterested directors of Liberty Broadband who are not affiliated with any of GCI Liberty, the Malone Group or the Maffei Group, are not employees of Liberty Broadband or GCI Liberty or any of their affiliates and have no financial interest in the combination different from, or in addition to, the interests of the disinterested Liberty Broadband stockholders other than their interests described under “—Interests of Liberty Broadband Directors and Executive Officers in the Combination;”

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  the fact that the Liberty Broadband special committee was advised by Perella Weinberg Partners, as financial advisor, and by Debevoise, as legal advisor, each a nationally recognized firm selected by the Liberty Broadband special committee;

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  the fact that Perella Weinberg Partners' compensation arrangement was structured and negotiated to enhance its ability to provide objective advice to the Liberty Broadband special committee for the benefit of the unaffiliated Liberty Broadband stockholders. For example, Perella Weinberg Partners was entitled to receive a fairness opinion fee regardless of whether Perella Weinberg Partners was able to deliver a fairness opinion;

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  the fact that the Liberty Broadband special committee conducted deliberations in more than 25 formal meetings during a period of approximately four months regarding the combination and was advised by financial and legal advisors, and each member of the Liberty Broadband special committee was actively engaged in the process;

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  the financial presentation and the oral opinion of Perella Weinberg Partners to the Liberty Broadband special committee, which was subsequently confirmed by delivery of a written opinion dated August 5, 2020, addressed to the Liberty Broadband special committee that, as of August 5, 2020 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Common Consideration to be paid in connection with the first merger pursuant to the merger agreement was fair, from a financial point of view, to the stockholders of Liberty Broadband (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers), as described in more detail in “—Opinion of the Liberty Broadband Special Committee's Financial Advisor;” and

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  the fact that the Liberty Broadband special committee was aware that it had no obligation to recommend any transaction.

        In the course of its deliberations, the Liberty Broadband special committee and the Liberty Broadband Board also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):

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  the fact that the merger consideration to be received by holders of GCI Liberty capital stock will consist of shares of Liberty Broadband capital stock based on a fixed exchange ratio and that the value of the consideration to be received by GCI Liberty stockholders may increase;

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  the risk that the full strategic and financial benefits expected to result from the combination may not be realized fully or at all or may take longer to realize than expected;

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  the risk that the combination may not be completed in a timely manner or at all, including the risk that the failure to complete the merger could cause Liberty Broadband to incur significant expenses and lead to negative perceptions among investors;

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  the fact that not all of the conditions to the first merger and the completion of the combination, including the receipt of necessary third party and regulatory approvals, are within the parties' control;

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  the possibility that regulatory approvals necessary to consummate the combination may not be obtained in a timely manner or on terms that are satisfactory to the parties and the possibility that the conditions imposed by regulators adversely affect the business of GCI Liberty post-combination;

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  the substantial costs to be incurred by Liberty Broadband in connection with the combination and the transaction documents, including in connection with any litigation that may result from the announcement or pendency of the combination, some of which may be payable regardless of whether the combination is consummated, and the impact of such costs on Liberty Broadband's financial position;

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  the expectation that upon completion of the combination, Liberty Broadband will be more leveraged with debt, which could adversely affect Liberty Broadband's future business plans and ability to raise capital;

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  the expectation that upon completion of the combination, Liberty Broadband will have higher annual interest expenses from the new borrowings and GCI Liberty's debt, which could adversely affect Liberty Broadband's future business plans and ability to raise capital;

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  the fact that Liberty Broadband is required to assume certain obligations and liabilities of GCI Liberty owed to Qurate Retail under the tax sharing agreement and indemnification agreement;

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  the restrictions set forth in the merger agreement on the conduct of Liberty Broadband's business prior to completion of the combination, which require Liberty Broadband to conduct its business only in the ordinary course, subject to specified limitations, which could delay or prevent Liberty Broadband from undertaking certain transactions pending completion of the combination;

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  the fact that the merger agreement provides for the payment of a termination fee of $340 million that would become payable by Liberty Broadband under certain circumstances, including if GCI Liberty terminates the merger agreement pursuant to the parent adverse recommendation change termination right;

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  the possibility that either Skadden or Debevoise would be unable to deliver its reorganization tax opinion, which could prevent the combination from closing, or that the Internal Revenue Service (the “IRS”) could assert that the combination otherwise failed to qualify as a “reorganization,” notwithstanding the delivery of such opinions, which could result in material adverse consequences;

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  the possibility that if the combination causes the GCI Liberty Split-off to fail to qualify as a tax-free distribution for U.S. federal income tax purposes, Liberty Broadband and GCI Liberty could suffer material adverse consequences; and

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  the various other applicable risks associated with Liberty Broadband and GCI Liberty and the combination, including the risks described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

        The foregoing discussion of the information and factors considered by the Liberty Broadband special committee and the Liberty Broadband Board in reaching their conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Liberty Broadband special committee and the Liberty Broadband Board. In view of the wide variety of factors considered in connection with its evaluation of the merger agreement and the other transaction documents and the transactions contemplated by the transaction documents, and the complexity of these matters, the Liberty Broadband special committee and the Liberty Broadband Board did not find it practicable to, and did not attempt to, quantify, rank, or assign any relative or specific weights to the various factors considered in reaching its determinations and making its recommendation. In addition, individual directors may have given different weights to different factors. The Liberty Broadband special committee and the Liberty Broadband Board considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

        The foregoing discussion also contains forward-looking statements with respect to future events that may have an effect on Liberty Broadband's business, financial condition or results of operations or the future financial performance of the surviving company of the combination. See the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Position of Liberty Broadband, Merger LLC and Merger Sub as to the Fairness of the Combination

        Each Liberty Broadband Filing Person is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Each Liberty Broadband Filing Person has interests in the combination that are different from, and in addition to, those of GCI Liberty's unaffiliated security holders (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers). The views of the Liberty Broadband Filing Persons should not be construed as a recommendation to any GCI Liberty stockholder as to how that stockholder should vote on the GCI Liberty merger proposal.

        The Liberty Broadband special committee, Merger LLC and Merger Sub sought to negotiate a transaction that would be most favorable to the Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers). GCI Liberty's unaffiliated security holders (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) were represented by the GCI Liberty special committee, which negotiated the terms and conditions of the transaction documents on the unaffiliated security holders' behalf, with the assistance of the GCI Liberty special committee's independent financial and legal advisors. The Liberty Broadband Filing Persons did not participate in the deliberations of the GCI Liberty special committee regarding, or receive advice from GCI Liberty's legal advisors or the GCI Liberty special committee's legal or financial advisors as to, the substantive and procedural fairness of the combination to GCI Liberty's unaffiliated security holders, nor did the Liberty Broadband Filing Persons undertake any independent evaluation of the fairness of the combination to GCI Liberty's unaffiliated security holders, or engage a financial advisor for such purposes.

        Liberty Broadband, Merger LLC and Merger Sub considered the following factors, which are not presented in any relative order of importance, in determining the fairness of the combination:

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  the merger agreement must be adopted by the affirmative vote of (i) the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, and (ii) the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing, a condition that is non-waivable;

  •
  the establishment of the GCI Liberty special committee, which consisted entirely of independent and disinterested directors, by the GCI Liberty Board and that committee's broad powers to review, consider, evaluate, negotiate and reject or approve the transaction documents and to consider alternatives;

  •
  the Liberty Broadband special committee did not participate in and did not have any influence on the deliberative process of, or the conclusions reached by, the GCI Liberty special committee or the negotiating positions of the GCI Liberty special committee;

  •
  the fact that the GCI Liberty special committee held numerous meetings and met regularly to discuss and evaluate Liberty Broadband's proposal and was advised by independent financial and legal advisors, and each member of the GCI Liberty special committee was actively engaged in the process; and

  •
  the GCI Liberty special committee negotiated the material terms of the transaction documents and unanimously recommended its approval by the GCI Liberty Board and the GCI Liberty Board unanimously approved the transaction documents and the factors considered by, and the analysis, discussion, and resulting conclusions of, the GCI Liberty Board and the GCI Liberty special committee described in the section entitled “—GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination”, which analysis, discussion and resulting conclusions Liberty Broadband, Merger LLC and Merger Sub expressly adopt as their own.

        Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the GCI Liberty Board and the GCI Liberty special committee described in the section entitled “—GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination,” Liberty Broadband, Merger LLC and Merger Sub believe that the combination is substantively and procedurally fair to the GCI Liberty unaffiliated security holders (as defined in Rule 13e-3 of the Exchange Act and which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers).

        In their consideration of the fairness of the combination to the unaffiliated security holders of GCI Liberty (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers), Liberty Broadband, Merger LLC and Merger Sub considered the current market price of GCI Liberty Series A common stock and GCI Liberty Series B common stock as described on the eighth bullet on page 59 of this joint proxy statement/prospectus.

        Liberty Broadband, Merger LLC and Merger Sub did not consider liquidation value of GCI Liberty to be a relevant methodology because (i) they considered GCI Liberty to be a viable, going concern, (ii) they believed that liquidation sales generally result in proceeds substantially less than sales of going concerns, (iii) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of GCI Liberty and (iv) GCI Liberty will continue to operate its business following the combination.

        Further, Liberty Broadband, Merger LLC and Merger Sub did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of GCI Liberty as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of GCI Liberty, market conditions, trends in the industry in which GCI Liberty operates or the business risks inherent in that industry. Liberty Broadband, Merger LLC and Merger Sub did not seek to determine a pre-combination going concern value for GCI Liberty to determine the fairness of the combination to the GCI Liberty stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) because, following the combination, GCI Liberty will have a different capital structure and cost profile, among other things. Liberty Broadband, Merger LLC and Merger Sub believe that the trading price of the GCI Liberty Series A common stock and GCI Liberty Series B common stock at any given time represents the best available indicator of GCI Liberty's going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. To the extent the pre-combination going concern value was reflected in the market prices of GCI Liberty Series A common stock and GCI Liberty Series B common stock prior to June 29, 2020, the last trading day before the public announcement of the merger consideration, the merger consideration represented a premium to the going concern value of GCI Liberty.

        Liberty Broadband, Merger LLC and Merger Sub did not make any purchases of GCI Liberty capital stock during the past two years. Liberty Broadband, Merger LLC and Merger Sub did not consider the purchase prices paid by GCI Liberty in previous purchases of GCI Liberty capital stock during the past two years, as they did not consider those prices to represent the best available indicator of GCI Liberty's pre-combination value but rather to be indicative of historical prices over such two-year period, as described below.

        Other than as described in the eighth bullet on page 59 of this joint proxy statement/prospectus, Liberty Broadband, Merger LLC and Merger Sub did not consider the historical market prices of GCI Liberty Series A common stock and GCI Liberty Series B common stock, as they did not consider those prices to represent the best available indicator of GCI Liberty's pre-combination value but rather to be indicative of historical rather than current value. These historical market prices reflect historical industry outlooks and past expectations regarding GCI Liberty's operating performance, do not reflect current pricing regimes or its current expectations, and have been impacted by market speculation regarding the timing of a potential acquisition by Liberty Broadband.

        Although none of Liberty Broadband, Merger LLC or Merger Sub are entitled to rely on or adopt, and none did rely on or adopt, such opinion, in making their determination that the combination is substantively and procedurally fair to the unaffiliated security holders of GCI Liberty (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers), Liberty Broadband, Merger LLC and Merger Sub favorably considered the fact that on August 6, 2020 the GCI Liberty special committee received an oral opinion from Evercore (which was subsequently confirmed by delivery of Evercore's written opinion dated August 6, 2020), that, as of the date of such written opinion and based upon and subject to the assumptions made, procedures followed, matters considered, qualifications, limitations and other matters described in such opinion, the exchange ratio in the first merger was fair, from a financial point of view, to the holders of GCI Liberty common stock (other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers). Evercore's opinion is more fully described below under the heading “—Opinion of the GCI Liberty Special Committee's Financial Advisor.”

        Liberty Broadband, Merger LLC and Merger Sub are not aware of any firm offer for a merger, combination, purchase of all or a substantial part of GCI Liberty's assets, or a purchase of a controlling amount of GCI Liberty capital stock having been received by GCI Liberty from anyone other than Liberty Broadband, Merger LLC and Merger Sub in the two years preceding the signing of the merger agreement.

        The foregoing discussion of the factors considered by Liberty Broadband, Merger LLC and Merger Sub in connection with the fairness of the merger agreement and the other transaction documents and the transactions contemplated by the transaction documents (including the transactions contemplated by the voting agreements and the exchange agreement) is not intended to be exhaustive but includes all material factors considered by Liberty Broadband, Merger LLC and Merger Sub in making a determination regarding the fairness of the combination for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. Liberty Broadband, Merger LLC and Merger Sub did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the combination. Rather, Liberty Broadband, Merger LLC and Merger Sub made their fairness determination after considering all of the factors as a whole.

GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination

        The GCI Liberty special committee, consisting entirely of independent and disinterested directors of GCI Liberty, was authorized to determine whether to pursue the combination or any alternative transaction and to review, negotiate and evaluate the terms of the combination on behalf of the unaffiliated stockholders of GCI Liberty (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers). On August 6, 2020, after consultation with, and acting with the advice of, its own independent legal and financial advisors, the GCI Liberty special committee unanimously (i) determined that the merger agreement and the other transaction documents, and the transactions contemplated by the transaction documents (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and (ii) recommended that the GCI Liberty Board approve and declare advisable the merger agreement and the other transaction documents, and the transactions contemplated by the transaction documents.

        The GCI Liberty Board, after considering various factors and receiving the unanimous recommendation of the GCI Liberty special committee, the oral opinion of Evercore described herein and in consultation with GCI Liberty's management and legal advisors, unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty merger proposal and “FOR” the GCI Liberty adjournment proposal.

        After consideration, both the GCI Liberty special committee and GCI Liberty Board also determined that the transactions contemplated by the merger agreement and other transaction documents are substantively and procedurally fair to and in the best interest of GCI Liberty and the unaffiliated security holders (as defined in Rule 13e-3 under the Exchange Act) of GCI Liberty, which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers.

        Prior to making these determinations, the GCI Liberty special committee considered not only the proposed combination with Liberty Broadband, but also, as described above in “—Background of the Combination”, other potential strategic alternatives and the alternative of remaining as a stand-alone company. In assessing GCI Liberty's strategic alternatives, the GCI Liberty special committee considered, among other factors, the form of consideration to be received and the implied value of such consideration that might be realized by GCI Liberty's stockholders at closing, as well as the anticipated benefits resulting from the simplification of the company's capital structure. Because of the time period required to obtain regulatory approval of the proposed combination, the GCI Liberty special committee considered, as part of its evaluation, the risks that could result in changes to the value of the Liberty Broadband stock to be received at closing by GCI Liberty's stockholders. GCI Liberty's special committee determined that the combination is preferable to other alternatives due to the reasons set forth below.

        In reaching its recommendation, the GCI Liberty Board relied on the recommendation of the GCI Liberty special committee and each of the GCI Liberty special committee and the GCI Liberty Board relied on the opinion of Evercore. The GCI Liberty Board also consulted with GCI Liberty's management and its legal advisors, and the GCI Liberty special committee consulted with its financial and legal advisors, as well as the legal advisors of GCI Liberty, and considered a number of factors, including, among others and not necessarily in order of relative importance, the following material factors and benefits of the combination, each of which the GCI Liberty Board believes supports its recommendation:

  •
  Consideration for GCI Liberty Stockholders; Valuation.

  •
  The course of arms'-length discussions and negotiations between the GCI Liberty special committee, with the advice of its legal and financial advisors, on the one hand, and Liberty Broadband special committee, with the advice of its legal and financial advisors, on the other hand, which, among other things, resulted in a significant movement in favor of the

      GCI Liberty stockholders from the Liberty Broadband special committee's initial proposed exchange ratio of 0.557 to the mutually agreed exchange ratio of 0.580.

    •
    The historical and then-current trading prices and volumes of each series of Liberty Broadband common stock and each series of GCI Liberty common stock and that the mutually agreed exchange ratio represented a premium to the exchange ratio implied by the current and historical average trading prices of the Liberty Broadband common stock and GCI Liberty common stock over selected periods since the GCI Liberty Split-off.

    •
    The exchange ratio of 0.580 implied a significant reduction to the historical discount that had applied to the value of the shares of Liberty Broadband common stock held by GCI Liberty and which was reflected in GCI Liberty's stock price, which discount was discussed with Evercore over the course of multiple meetings of the GCI Liberty special committee.

    •
    The attractive value of the merger consideration to be received by holders of GCI Liberty Series A common stock and GCI Liberty Series B common stock. Based on the closing price of Liberty Broadband Series C common stock on the Nasdaq Global Select Market and the last sale price of Liberty Broadband Series B common stock on the OTC Markets, in each case, on June 29, 2020, the last trading day before the public announcement of the exchange ratio, the exchange ratio for each share of GCI Liberty Series A common stock and each share of GCI Liberty Series B common stock represented an implied premium of approximately 8.1% and 7.2%, respectively, above the closing price of GCI Liberty Series A common stock and GCI Liberty Series B common stock, respectively, as of June 29, 2020.

    •
    That each share of GCI Liberty Preferred Stock will be converted into the right to receive one share of Liberty Broadband Preferred Stock with substantially identical terms and that Liberty Broadband may have a healthier scale, liquidity (based on an increased public float and expected increase in average daily trading volume) and credit profile, and a greater proportion of its value in highly liquid tradeable securities as compared to GCI Liberty.

    •
    The fact that the combination will eliminate any corporate-level tax on the increase in value of the shares of Liberty Broadband Series C common stock held by GCI Liberty and it will eliminate the discount to such investment.

  •
  Financial Advisor Presentations and Opinion.  Evercore's financial presentation and the various financial analyses performed by Evercore as well as Evercore's oral opinion rendered to the GCI Liberty special committee on August 6, 2020 and, at the request of the GCI Liberty special committee, subsequently rendered to the GCI Liberty Board on August 6, 2020 (which was subsequently confirmed by delivery of Evercore's written opinion dated the same date) to the effect that, as of such date, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters described in Evercore's written opinion, the exchange ratio in the first merger was fair, from a financial point of view, to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers, as more fully described below under the heading “—Opinion of the GCI Liberty Special Committee's Financial Advisor.”

  •
  Prospects of Liberty Broadband.

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  The fact that the consideration for the shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock in the first merger will be paid in Liberty Broadband Series C common stock and Liberty Broadband Series B common stock, respectively, which will provide the GCI Liberty common stockholders with the opportunity to participate in any future earnings and growth of the combined company as well as any future appreciation in the value of such shares following the combination should they determine to retain the stock received in the first merger, including the possibility to participate in any future change in control of Liberty Broadband and the ability to hold shares in a combined company with an ownership interest in Charter.

    •
    That the shares of Liberty Broadband Series C common stock received as consideration in the first merger by holders of GCI Liberty Series A common stock may potentially be a more liquid currency than shares of GCI Liberty Series A common stock.

    •
    The benefits to the combined company that could result from the combination, including an enhanced competitive position, greater financial resources and a larger, stronger balance sheet, reduction of administrative and management complexity, the potential to realize certain cost savings and operational synergies (including savings in respect of public company and overhead costs), potential reduction of trading discounts to underlying shares of Charter common stock held by the combined company and greater flexibility for and negotiating leverage in future strategic combinations.

  •
  Risks and Uncertainty of Status Quo.  The risks and uncertainty of remaining an independent company, including those arising from having to operate in a business with competitors of significantly larger size and with greater resources, as well as various regulatory risks.

  •
  Fixed Exchange Ratio.

  •
  Because the merger consideration is based on fixed exchange ratios for the GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock and the merger agreement does not provide a cap on the value or number of the shares of the Liberty Broadband common stock to be received at the effective time, GCI Liberty common stockholders will benefit from any increase in the value of the Liberty Broadband Series C common stock or Liberty Broadband Series B common stock before the effective time. For example, if, at the effective time, Liberty Broadband Series C common stock price is trading above $124.98 per share or Liberty Broadband Series B common stock is trading above $124.00 per share (the respective closing prices on June 29, 2020, the last trading day before the public announcement of the exchange ratio), then the implied value for each share of GCI Liberty Series A common stock or GCI Liberty Series B common stock exchanged in the combination will exceed the implied value for such shares of $72.49 and $71.92, respectively, as of June 29, 2020, the last trading day before the public announcement of the exchange ratio.

  •
  The fact that GCI Liberty stockholders (other than Mr. Malone, as described in “Other Agreements Related to the Combination—GCI Liberty Voting Agreement”) and unaffiliated GCI Liberty stockholders, whose votes are required to approve the first merger, can vote against the first merger for any reason, including if the implied value of the Liberty Broadband Series C common stock or Liberty Broadband Series B common stock declines prior to the GCI Liberty special meeting.

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  Strategic Alternatives; No Other Bidders.

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  The GCI Liberty special committee's belief that the transactions contemplated by the merger agreement were a superior alternative to the other potential strategic alternatives available to GCI Liberty, including alternative operating strategies and other potential strategic alternatives, considering the feasibility of such alternatives and the risks and uncertainties associated with pursuing such alternatives (including, among other things, the uncertain value that might result from such alternatives and the likelihood that a third party would be interested in acquiring GCI Liberty or its Alaska operating business).

    •
    The fact that over five weeks passed between public announcement of the agreement in principle regarding the exchange ratio and execution of the definitive transaction documents, during which GCI Liberty was under no limitation on its ability to entertain competing bidders, yet no bidders emerged during that time.

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  Likelihood of Completion.  The belief of the GCI Liberty special committee and the GCI Liberty Board that the combination would likely be completed in a timely and efficient manner.

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  Transaction Structure; Tax Consequences.

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  The combination is intended to qualify as a “reorganization” for U.S. federal income tax purposes and, accordingly, is intended to be completed in a manner that is tax-free to GCI Liberty and its stockholders (except for the receipt of cash in lieu of fractional shares), and the first merger is conditioned upon the receipt of an opinion from Skadden, GCI Liberty's special tax counsel, and the receipt of an opinion from Debevoise, counsel to the Liberty Broadband special committee, that, in each case, based on certain representations and assumptions, and subject to certain limitations and qualifications, the combination will qualify as a “reorganization,” as described in more detail in “Material U.S. Federal Income Tax Consequences of the Combination.”

  •
  The combination is not intended to impact the U.S. federal income tax treatment of the GCI Liberty Split-off, and the first merger is conditioned on the receipt of an opinion from Skadden that, based on certain representations and assumptions, and subject to certain limitations and qualifications, the combination will not cause the GCI Liberty Split-off to fail to qualify as a tax-free distribution for U.S. federal income tax purposes.

  •
  Terms of the Merger Agreement.

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  The GCI Liberty special committee's thorough review, together with its financial and legal advisors and the legal advisors of GCI Liberty, of the structure of the proposed combination and the financial and other terms of the merger agreement (including Liberty Broadband's representations, warranties and covenants, the conditions to its obligations and the termination provisions and related termination fees, as well as the likelihood of consummation of the combination and likely time period necessary to close the combination) and the terms of the other transactions contemplated by the transaction documents.

  •
  The fact that the merger agreement permits the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) to change its recommendation that the GCI Liberty stockholders vote in favor of the adoption of the merger agreement in response to certain acquisition proposals and certain intervening events, if the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) determines in good faith that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law.

  •
  The restrictions on Liberty Broadband's ability to change its recommendation regarding approval of the share issuance proposal and the Liberty Broadband merger proposal and the fact that Liberty Broadband will be required to pay GCI Liberty a termination fee of $340 million if (1) GCI Liberty terminates the merger agreement because of an adverse recommendation change by Liberty Broadband or the Liberty Broadband special committee or a material breach by Liberty Broadband of its non-solicitation obligations, and (2)(i) after the date of the merger agreement and prior to the Liberty Broadband special meeting, an alternative parent transaction proposal is publicly announced or publicly known to the Liberty Broadband stockholders, and not withdrawn and (ii) within twelve months of such termination, Liberty Broadband or any of its subsidiaries enters into a definitive agreement with respect to (or consummates) any alternative parent transaction proposal. See “—The Merger Agreement—Termination Fee.”

  •
  Terms of Exchange Agreement.  The fact that, pursuant to the exchange agreement, Mr. Malone agreed (i) to waive his right to a number of shares of Liberty Broadband Series B common stock and instead receive an equal number of shares of Liberty Broadband Series C common stock such that Mr. Malone's voting power in the combined entity (including shares held in certain trusts not party to the voting agreements) immediately following closing would not exceed 49%, (ii) following any repurchase, redemption or certain other events that would result in Mr. Malone's voting power exceeding the target voting power plus 0.5%, to transfer shares of Liberty Broadband Series B common stock to Liberty Broadband in exchange for an equal number of shares of Liberty Broadband Series C common stock, but only as necessary in order to preserve the target voting power and (iii) not to transfer shares of Liberty Broadband Series B common stock to Mr. Maffei unless Mr. Maffei signs a successor exchange agreement. See “—Other Agreements Related to the Combination—Exchange Agreement.”

  •
  Terms of Voting Agreements.

  •
  The fact that certain members of the Malone Group, who collectively own shares representing, in the aggregate, approximately 27.0% of the aggregate voting power of the GCI Liberty capital stock as of September 30, 2020, have agreed, among other things, to vote such shares of GCI Liberty capital stock in favor of the GCI Liberty merger proposal, pursuant to the terms and conditions of the GCI Liberty voting agreement. See “—Other Agreements Related to the Combination—GCI Liberty Voting Agreement.”

  •
  The fact that certain members of the Malone Group who collectively own approximately 48.3% of the aggregate voting power of the Liberty Broadband common stock as of September 30, 2020, have agreed, among other things, to vote such shares of Liberty Broadband common stock in favor of the share issuance proposal, pursuant to the terms and conditions of the Liberty Broadband voting agreement. See “—Other Agreements Related to the Combination—Liberty Broadband Voting Agreement.”

        The GCI Liberty special committee and GCI Liberty Board also considered several factors relating to the procedural safeguards that the GCI Liberty special committee and the GCI Liberty Board believe were and are present to ensure the fairness of the combination. The GCI Liberty Board believes that the following factors support its recommendations regarding the combination and support the procedural fairness of the combination to GCI Liberty and its stockholders:

  •
  Authority of the Special Committee.  The resolutions establishing the GCI Liberty special committee delegated to the GCI Liberty special committee the authority to consider the potential combination with Liberty Broadband and any alternatives thereto. In addition, the GCI Liberty special committee was aware that it had no obligation to recommend any transaction.

  •
  Approval of the Special Committee.  The GCI Liberty Board resolved not to approve or recommend any potential transaction with Liberty Broadband or alternative thereto without the recommendation of the GCI Liberty special committee.

  •
  Independence of Special Committee.  The fact that the GCI Liberty special committee consists of independent and disinterested directors of GCI Liberty who are not affiliated with any of Liberty Broadband, the Malone Group or the Maffei Group, are not employees of Liberty Broadband or GCI Liberty or any of their respective affiliates and have no financial interest in the combination different from, or in addition to, the interests of the disinterested GCI Liberty stockholders other than their interests described under “—Interests of the GCI Liberty Directors and Executive Officers in the Combination.”

  •
  Independent Advisors of Special Committee.  The GCI Liberty special committee engaged independent counsel, including independent tax counsel, and an independent financial advisor to assist it as it considered the potential transaction with Liberty Broadband and alternatives thereto.

  •
  Procedural Conditions.  Prior to any negotiations, including any discussions regarding the exchange ratio, the GCI Liberty special committee and Liberty Broadband special committee were established and agreed with each other and with Mr. Malone that any potential transaction between GCI Liberty and Liberty Broadband would be subject to the procedural conditions.

  •
  Analysis of Alternatives.  The GCI Liberty special committee did not immediately engage with Liberty Broadband; instead, it first allowed time for Evercore to analyze GCI Liberty and consider potential alternatives to a combination with Liberty Broadband and considered whether to engage in negotiations with Liberty Broadband at all, and, if so, whether to engage in negotiations simultaneously with other potential transaction partners.

  •
  Arms'-length negotiations.  The GCI Liberty special committee met eleven times and engaged in multiple rounds of negotiations before agreeing to the exchange ratio, met an additional two times before agreeing to the form of consideration, and met an additional six times before recommending the proposed combination to the GCI Liberty Board and was advised by financial and legal advisors, and each member of the GCI Liberty special committee was actively engaged in the process.

  •
  Required GCI Liberty Stockholder Votes; Majority of the Minority Vote.  The fact that approval of the GCI Liberty merger proposal requires both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of GCI Liberty capital stock entitled to vote thereon and voting together as a single class (excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing).

  •
  Financial Advisor Opinion.

  •
  The fact that Evercore was entitled to receive an opinion fee regardless of the conclusion Evercore reached in its opinion, and that this compensation arrangement was structured and negotiated in a manner that would enhance Evercore's ability to provide objective advice to the GCI Liberty special committee for the benefit of the unaffiliated GCI Liberty stockholders.

  •
  The fact that Evercore rendered an oral opinion to the GCI Liberty special committee on August 6, 2020 and, at the GCI Liberty special committee's request, subsequently rendered its oral opinion to the GCI Liberty Board on August 6, 2020 (which oral opinion was subsequently confirmed by delivery of Evercore's written opinion dated the same date) to the effect that, as of such date, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters described in Evercore's written opinion, the exchange ratio in the first merger was fair, from a financial point of view, to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers, as more fully described below under the heading “—Opinion of the GCI Liberty Special Committee's Financial Advisor.”

        The GCI Liberty Board and GCI Liberty special committee also considered a variety of risks, uncertainties and other potentially negative factors in its deliberations concerning the combination, including the following (which are not necessarily presented in order of relative importance):

  •
  Possible Downside Risk.  The fact that the merger consideration to be received by GCI Liberty stockholders will consist of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock based on fixed exchange ratios for the GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock and that the value of the merger consideration may decline either before or after the GCI Liberty special meeting and there will be no adjustment to such exchange ratios, thereby exposing the GCI Liberty stockholders to the risks of an equity investment.

  •
  Relative Voting Power.  The fact that holders of GCI Liberty Series A common stock will receive Liberty Broadband Series C common stock, which is non-voting and as a result that stockholders of GCI Liberty, excluding members of GCI Liberty's management, will not receive a significant voting interest in Liberty Broadband as a result of the combination.

  •
  B Share Consideration.  The fact that, at the request of Mr. Malone, holders of GCI Liberty Series B common stock will receive Liberty Broadband Series B common stock, which has 10 votes per share; however, pursuant to the terms of the exchange agreement, Mr. Malone's voting power in the combined entity (including shares held in certain trusts not party to the voting agreements) immediately following the effective time would remain at approximately, but would not exceed, 49%.

  •
  No Auction.  The fact that GCI Liberty did not conduct a formal auction process or approach other potential parties to determine whether, in fact, there was other possible interest in acquiring GCI Liberty.

  •
  Certain Terms of the Merger Agreement.

  •
  The fact that the merger agreement precludes GCI Liberty from actively soliciting alternative takeover proposals and GCI Liberty may not terminate the merger agreement to accept a superior proposal from a third party.

  •
  The fact that, if GCI Liberty changes its recommendation in response to a superior proposal from a third party or an intervening event and Liberty Broadband subsequently terminates the merger agreement, GCI Liberty would be required to pay a termination fee of $240 million.

  •
  The fact that not all the conditions to the first merger and the closing of the combination, including the required stockholder approvals, third party and regulatory approvals, and the receipt of certain tax opinions, are within the parties' control.

  •
  The possibility that regulatory approvals necessary to consummate the combination may not be obtained in a timely manner.

  •
  The restrictions set forth in the merger agreement on the conduct of GCI Liberty's business prior to the effective time, which require GCI Liberty to conduct its business only in the ordinary course, subject to specified limitations, which could delay or prevent GCI Liberty from undertaking certain transactions pending completion of the combination.

  •
  Costs of the Combination.  The substantial costs to be incurred by GCI Liberty in connection with the merger agreement and the other transactions contemplated thereby, including in connection with any litigation that may result from the announcement or pendency of the combination, regardless of whether the combination is consummated.

  •
  No Appraisal Rights for GCI Liberty Series A common stock or GCI Liberty Preferred Stock.  The fact that, although holders of GCI Liberty Series B common stock will have appraisal rights in connection with the transactions, the holders of GCI Liberty Series A common stock and GCI Liberty Preferred Stock will not have appraisal rights.

  •
  Realization of Benefits.  The risk that the full strategic and financial benefits expected to result from the combination may not be realized fully or at all or may take longer to realize than expected.

  •
  Debt.  The expectation that upon completion of the combination, Liberty Broadband will be more leveraged with debt, which could adversely affect Liberty Broadband's future business plans and ability to raise capital.

  •
  Failure to Qualify as Reorganization.  The possibility that either Skadden or Debevoise would be unable to deliver its reorganization tax opinion, which could prevent the combination from closing, or that the IRS could assert that the combination otherwise failed to qualify as a “reorganization,” notwithstanding the delivery of such opinions, which could result in material adverse consequences to GCI Liberty, Liberty Broadband, and their respective stockholders.

  •
  Failure to Qualify as a Tax-Free Distribution.  The possibility that if the combination causes the GCI Liberty Split-off to fail to qualify as a tax-free distribution for U.S. federal income tax purposes, Liberty Broadband and GCI Liberty could suffer material adverse consequences.

  •
  Risk Factors.  The various other applicable risks associated with Liberty Broadband and GCI Liberty and the combination, including the risks described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and entitled “Risk Factors.”

        The GCI Liberty special committee and the GCI Liberty Board concluded that the potentially negative factors associated with the proposed combination were outweighed by other factors as discussed above. Further, despite the foregoing risks and other potentially negative factors, the GCI Liberty special committee and the GCI Liberty Board believe that the combination is procedurally fair based on the procedural safeguards implemented during the negotiation of the combination as discussed above. Accordingly, the GCI Liberty Board determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers).

        The GCI Liberty special committee did not consider liquidation value of GCI Liberty to be a relevant methodology because (i) it considered GCI Liberty to be a viable going concern, (ii) it believed that liquidation sales generally result in proceeds substantially less than sales of going concerns and (iii) GCI Liberty will continue to operate its business following the combination.

        Further, the GCI Liberty special committee did not consider net book value, which is an accounting concept, as a factor because (i) it believed that net book value is not a material indicator of the value of GCI Liberty as a going concern but rather is indicative of historical costs and (ii) net book value does not take into account the prospects of GCI Liberty, market conditions, trends in the industries in which GCI Liberty operates or the business risks inherent in those industries.

        The GCI Liberty special committee did not seek to determine a pre-merger going concern value for GCI Liberty to determine the fairness of the combination to the unaffiliated stockholders of GCI Liberty because following the combination GCI Liberty will have a different capital structure, cost profile and operating strategy. However, in its consideration of the fairness of the combination to the unaffiliated stockholders of GCI Liberty, the GCI Liberty special committee considered the financial analyses presented by Evercore, which included a net asset valuation of GCI Liberty on a sum-of-the-

parts basis. The material financial analyses reviewed with the GCI Liberty special committee by Evercore are summarized below under "Special Factors—Opinion of the GCI Liberty Special Committee's Financial Advisor".

        The GCI Liberty special committee did not consider the purchase prices of GCI Liberty Series A common stock paid by GCI Liberty for purchases during the two years prior to the GCI Liberty special committee's approval of the combination as the GCI Liberty special committee did not consider those prices (which all relate to repurchases prior to April of 2019) to represent the best available indicator of GCI Liberty's pre-merger value but rather to be solely indicative of historical prices over such two-year period. See the section entitled "Transactions in GCI Liberty Capital Stock" for a summary of GCI Liberty's transactions in its capital stock during the past two years. Further, the GCI Liberty special committee did not consider such prices indicative of the future market prices of GCI Liberty capital stock as a stand-alone company due to the rapidly changing nature of the industries in which GCI Liberty operates, the current and prospective business climate in which GCI Liberty operates, and the risks and uncertainty of GCI Liberty remaining a public company, and because the GCI Liberty special committee considered the premium to be received by GCI Liberty stockholders (including the unaffiliated stockholders), as described above, at the time the merger consideration was announced as a more relevant factor in determining the fairness of the combination to the unaffiliated stockholders of GCI Liberty.

        In considering the recommendation of the GCI Liberty Board that the GCI Liberty stockholders vote to approve the adoption of the merger agreement and the combination contemplated thereby, GCI Liberty stockholders should be aware that the executive officers and directors of GCI Liberty may have certain interests in the combination that may be different from, or in addition to, the interests of GCI Liberty stockholders generally. Excepting only the Liberty Broadband Board's intention to appoint Gregg L. Engles and Sue Ann Hamilton as board members following the completion of the combination, which was not discussed with Mr. Engles or Ms. Hamilton nor were Mr. Engles or Ms. Hamilton aware of such intention prior to the execution of the merger agreement, the GCI Liberty special committee and the GCI Liberty Board were aware of, and considered, these interests when approving the merger agreement and recommending that the GCI Liberty stockholders vote to approve the GCI Liberty merger proposal. For more information on these interests, see “—Interests of GCI Liberty Directors and Executive Officers in the Combination.”

        The GCI Liberty Board and the GCI Liberty special committee considered the opinion and financial analysis of Evercore, as more fully described below under the heading “—Opinion of the GCI Liberty Special Committee's Financial Advisor.”

        The GCI Liberty Board and the GCI Liberty special committee did not consider any offers made by any unaffiliated person, other than Liberty Broadband, during the past two years for a merger, sale of all or a substantial part of GCI Liberty's assets, or a purchase of a controlling amount of GCI Liberty capital stock because no such offers were made during that time period.

        The foregoing discussion summarizes the material information and factors considered by the GCI Liberty Board and GCI Liberty special committee in its consideration of the proposed combination. The GCI Liberty Board, with the unanimous recommendation of the GCI Liberty special committee, unanimously determined, in light of the factors described above and other factors that each member of the GCI Liberty Board felt were appropriate, that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers). In view of the variety of factors and the quality and amount of information considered, the GCI Liberty Board and GCI Liberty special committee did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and, instead, made their determinations after consideration of all factors taken together. Individual members of the GCI Liberty Board may have given different weights to different factors.

        The explanation of GCI Liberty's reasons for the combination and other information presented in this section is forward-looking in nature and, accordingly, should be read in light of the factors described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

        The GCI Liberty Board unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty merger proposal and “FOR” the GCI Liberty adjournment proposal.

Opinion of the Liberty Broadband Special Committee's Financial Advisor

        The Liberty Broadband special committee retained Perella Weinberg Partners to act as its financial advisor in connection with the first merger. The Liberty Broadband special committee selected Perella Weinberg Partners based on its qualifications, expertise and reputation and its knowledge of the business and affairs of Liberty Broadband and GCI Liberty and the industries in which Liberty Broadband and GCI Liberty conduct their respective businesses. Perella Weinberg Partners, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions and other transactions as well as for corporate and other purposes.

        As part of the engagement, the Liberty Broadband special committee requested that Perella Weinberg Partners evaluate the fairness of the Common Consideration in connection with the first merger, from a financial point of view, to all stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers. Perella Weinberg Partners rendered its oral opinion to the Liberty Broadband special committee on August 5, 2020, which was subsequently confirmed in writing, that, as of August 5, 2020 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Common Consideration to be paid in connection with the first merger pursuant to the merger agreement was fair, from a financial point of view, to the stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers.

        The full text of Perella Weinberg Partners' written opinion, dated August 5, 2020, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg Partners, is attached to this joint proxy statement/prospectus as Annex B and is incorporated by reference herein. Liberty Broadband stockholders are urged to read Perella Weinberg Partners' opinion carefully and in its entirety. Perella Weinberg Partners provided its opinion for the information and assistance of the Liberty Broadband special committee and the Liberty Broadband Board in connection with, and for the purposes of their evaluation of, the first merger. The opinion was not intended to be and does not constitute a recommendation to the Liberty Broadband special committee or the Liberty Broadband Board or to any other persons in respect of the first merger, including as to whether or how any holder of the Liberty Broadband Series A common stock or Liberty Broadband Series B common stock should vote or otherwise act with respect to the first merger or any other matter. In addition, Perella Weinberg Partners expressed no opinion as to the fairness of the first merger to, or any consideration received in connection with the first merger by, holders of any class of securities, creditors or other constituencies of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their Affiliates and Parent Section 16 Officers. In addition, Perella Weinberg Partners' opinion was rendered as of August 5, 2020 and did not consider, and does not give effect to, the sale of Evite on September 14, 2020. This summary is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Perella Weinberg Partners, among other things:

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  reviewed certain publicly available financial statements and other business and financial information with respect to Liberty Broadband and GCI Liberty, as well as Charter and LendingTree, which GCI Liberty has holdings in, including research analyst reports;

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  reviewed certain internal financial statements, analyses and forecasts relating to the business of Liberty Broadband, including Liberty Broadband's wholly owned subsidiary Skyhook, prepared by management of Liberty Broadband (the “Liberty Broadband Forecasts”), certain internal financial statements, analyses and forecasts relating to the business of GCI Liberty, including GCI Liberty's wholly owned subsidiaries, GCI Holdings and Evite, prepared by management of GCI Liberty (the “GCI Liberty Forecasts”) and approved for Perella Weinberg Partners' use by management of Liberty Broadband, certain operating synergies projected by management of Liberty Broadband (the “Synergies”), and certain estimates of net operating loss utilization for the pro forma combined company prepared by the management of Liberty Broadband (the “NOL Estimates”) and other internal financial information and operating data relating to the business of Liberty Broadband and GCI Liberty, in each case, prepared by management of Liberty Broadband and management of GCI Liberty, respectively, and approved for Perella Weinberg Partners' use by management of Liberty Broadband;

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  reviewed certain publicly available financial forecasts relating to Liberty Broadband, Charter, LendingTree and GCI Liberty, as well as publicly available financial valuations of Liberty Broadband's wholly owned subsidiary Skyhook and GCI Liberty's wholly owned subsidiaries, GCI Holdings and Evite;

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  discussed the past and current operations, financial condition and prospects of Liberty Broadband and GCI Liberty with managements of Liberty Broadband and GCI Liberty and the Liberty Broadband special committee;

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  compared the financial performance of Skyhook, GCI Holdings and Evite, with that of certain publicly-traded companies which Perella Weinberg Partners believed to be generally relevant;

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  compared the financial terms of the first merger with the publicly available financial terms of certain transactions which Perella Weinberg Partners believed to be generally relevant;

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  reviewed the historical trading prices and trading activity of the GCI Liberty Series A common stock, GCI Liberty Series B common stock, Liberty Broadband Series A common stock, Liberty Broadband Series B common stock, Liberty Broadband Series C common stock, Charter and LendingTree;

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  participated in discussions among representatives of Liberty Broadband and GCI Liberty and their respective advisors;

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  reviewed a draft dated August 4, 2020 of the merger agreement, a draft dated August 4, 2020 of the GCI Liberty voting agreement, a draft dated August 4, 2020 of the Liberty Broadband voting agreement and a draft dated August 4, 2020 of the exchange agreement; and

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  conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg Partners deemed appropriate.

        In arriving at its opinion, Perella Weinberg Partners assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to, discussed with, or otherwise reviewed by Perella Weinberg Partners (including information that was available from generally recognized public sources). Perella Weinberg Partners further relied upon the assurances of management of Liberty Broadband that, to the best of their knowledge, the information furnished by them for purposes of Perella

Weinberg Partners' analysis was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. With respect to the Liberty Broadband Forecasts, GCI Liberty Forecasts and the Synergies, Perella Weinberg Partners was advised by management of Liberty Broadband and assumed, with the Liberty Broadband special committee's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Liberty Broadband and GCI Liberty as to the future financial performance of Liberty Broadband and GCI Liberty and the other matters covered thereby and Perella Weinberg Partners expressed no view as to such Liberty Broadband Forecasts, GCI Liberty Forecasts or Synergies or the assumptions on which they were based. With respect to the NOL Estimates, Perella Weinberg Partners was advised by management of Liberty Broadband and assumed, with the Liberty Broadband special committee's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Liberty Broadband as to the future net operating loss utilization by the pro forma combined company, and Perella Weinberg Partners expressed no view as to such NOL Estimates or the assumptions on which they were based. In arriving at its opinion, Perella Weinberg Partners did not make and was not furnished with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Liberty Broadband or GCI Liberty, nor did Perella Weinberg Partners assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Liberty Broadband or GCI Liberty. In addition, Perella Weinberg Partners did not evaluate the solvency of any party to the merger agreement, including under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Perella Weinberg Partners assumed that, in all respects material to its analysis, the representations and warranties of each party contained in the merger agreement were true and correct, the final merger agreement would not differ in any material respect relevant to its opinion from the draft merger agreement reviewed by Perella Weinberg Partners and the first merger would be consummated in accordance with the terms set forth in the merger agreement, without material modification, waiver or delay the effect of which would in any way be meaningful for its analysis. In addition, Perella Weinberg Partners assumed that in connection with the receipt of all the necessary approvals of the proposed first merger, no delays, limitations, conditions or restrictions would be imposed that could have an adverse effect on Liberty Broadband or GCI Liberty, in any way meaningful for its analysis. Perella Weinberg Partners relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

        Perella Weinberg Partners' opinion addressed only the fairness, as of the date thereof, of the Common Consideration in connection with the first merger, from a financial point of view, to the stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers. Perella Weinberg Partners was not asked to, nor did Perella Weinberg Partners offer, any opinion as to any other term of the merger agreement, the exchange agreement, or any other document contemplated by or entered into in connection with the merger agreement, the form or structure of the first merger or the likely timeframe in which the first merger will be consummated. Perella Weinberg Partners expressed no opinion as to the preferred merger consideration to be paid by Liberty Broadband in connection with the first merger. In addition, Perella Weinberg Partners expressed no opinion as to the relative value of the Liberty Broadband Series B common stock and the Liberty Broadband Series C common stock included in the Common Consideration, or the fairness of the amount or nature of any compensation to be paid to any officers, directors or employees of any parties to the first merger, or any class of such persons, whether relative to the exchange ratio to be paid by Liberty Broadband pursuant to the merger agreement or otherwise. Perella Weinberg Partners expressed no opinion as to the price or range of prices at which the Liberty Broadband Series A common stock, the Liberty Broadband Series B common stock or the Liberty Broadband Series C common stock would trade. Perella Weinberg Partners expressed no opinion as to the underlying decision by the Liberty Broadband special committee, the Liberty Broadband Board, its security holders or any other party to engage in the first merger or as to the relative merits of the first merger compared with any alternative transactions or business strategies. Nor did Perella Weinberg Partners express any opinion as to any tax or other consequences that may result from the transactions contemplated by the merger agreement or any other transaction document, nor did Perella Weinberg Partners' opinion address any legal, tax, regulatory or accounting matters, as to which Perella Weinberg Partners understood Liberty Broadband received such advice as it deemed necessary from qualified professionals. Perella Weinberg Partners' opinion did not address the underlying business decision of Liberty Broadband to enter into the first merger or the relative merits of the first merger as compared with any other strategic alternative that may have been available to Liberty Broadband. In addition, Perella Weinberg Partners' opinion was rendered as of August 5, 2020 and did not consider, and does not give effect to, the sale of Evite on September 14, 2020.

        Perella Weinberg Partners' opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof. It should be understood that subsequent developments may affect Perella Weinberg Partners' opinion and the assumptions used in preparing it, and Perella Weinberg Partners does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Perella Weinberg Partners' opinion was approved by a fairness opinion committee of Perella Weinberg Partners.

  Summary of Material Financial Analyses

        The following is a summary of the material financial analyses performed by Perella Weinberg Partners and reviewed by the Liberty Broadband special committee in connection with Perella Weinberg Partners' opinion relating to the first merger and does not purport to be a complete description of the financial analyses performed by Perella Weinberg Partners. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg Partners. Some of the summaries of the financial analyses provided below include information presented in tabular format. In order to fully understand Perella Weinberg Partners' analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Perella Weinberg Partners' analyses. Considering the data in the tables below without considering the full description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg Partners' analyses.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 4, 2020 and is not necessarily indicative of current market conditions.

  Exchange Ratio Over Time

        Perella Weinberg Partners observed the high, low, average and median ratios of the price of GCI Liberty Series A common stock to the price of the Liberty Broadband Series C common stock for certain periods since March 12, 2018, the first trading day following the GCI Liberty Split-off, including each of the 30-day, 90-day, 180-day and 360-day periods ended on August 4, 2020, each based on trading days. For each day in the applicable period, Perella Weinberg Partners divided the applicable closing price per share of GCI Liberty Series A common stock by the applicable closing price per share of Liberty Broadband Series C common stock to calculate the historical exchange ratio as of such day. The results of these calculations are summarized in the following table:

Historical GCI Liberty Series A common stock / Liberty Broadband Series C common stock Exchange Ratio

	High	Low	Average	Median
30-Day	0.574x	0.531x	0.565x	0.571x
90-Day	0.574x	0.469x	0.526x	0.523x
180-Day	0.622x	0.445x	0.542x	0.555x
360-Day	0.622x	0.445x	0.570x	0.589x
Since March 12, 2018	0.635x	0.445x	0.580x	0.593x

        Perella Weinberg Partners also observed the ratio of the price of GCI Liberty Series A common stock to the price of the Liberty Broadband Series C common stock of 0.569 on August 4, 2020 and the ratio of the price of GCI Liberty Series A common stock to the price of the Liberty Broadband Series C common stock of 0.536 on June 29, 2020, which represented the last trading day prior to Liberty Broadband and GCI Liberty filing Forms 8-K including disclosure of a potential transaction between Liberty Broadband and GCI Liberty at a possible exchange ratio of 0.580 for GCI Liberty Series A common stock and GCI Liberty Series B common stock (GCI Liberty Series A common stock to receive Liberty Broadband Series C common stock and GCI Liberty Series B common stock to receive Liberty Broadband Series B common stock). Perella Weinberg Partners then compared these historical exchange ratios against the exchange ratio of 0.580 provided for in the merger agreement.

  Exchange Ratio Analysis

        Perella Weinberg Partners performed an implied exchange ratio analysis by calculating the adjusted net asset value for each of Liberty Broadband and GCI Liberty and deriving exchange ratios therefrom. In determining the adjusted net asset value of GCI Liberty, Perella Weinberg Partners performed three separate analyses of GCI Liberty's GCI Holdings business, a selected publicly traded companies analysis, a selected precedent transactions analysis and a discounted cash flow analysis. The exchange ratios derived based on the three different valuation methods of GCI Holdings are set forth below in “—GCI Holdings—Selected Publicly Traded Companies Analysis,” “—GCI Holdings—Selected Transactions Analysis” and “—GCI Holdings—Discounted Cash Flow Analysis.”

  Liberty Broadband Net Asset Value Analysis

        Perella Weinberg Partners performed a net asset value (“NAV”) analysis of Liberty Broadband, for use in its analysis described above under “—Exchange Ratio Analysis,” to derive a range of values per share of Liberty Broadband common stock. For purposes of this analysis, Perella Weinberg Partners performed separate analyses for the following:

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  Liberty Broadband's holdings in common stock of Charter,

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  Liberty Broadband's Skyhook business, and

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  Liberty Broadband's corporate costs.

        With respect to Liberty Broadband's Charter common stock interest, Perella Weinberg Partners multiplied the closing market price on August 4, 2020 of Charter's Class A common stock by the total number of shares of Charter Class A common stock held by Liberty Broadband to derive a total value for Liberty Broadband's Charter common stock interest of $32,465 million.

        With respect to Skyhook, Perella Weinberg Partners performed a selected publicly traded companies analysis and a selected precedent transactions analysis. Based on these analyses and on professional judgments made by Perella Weinberg Partners, Perella Weinberg Partners applied ranges of multiples of 1.5x to 3.0x to Skyhook's fiscal year 2020 estimated revenue provided by Liberty Broadband management to derive a range of estimated implied enterprise values for Skyhook of approximately $26 million to $52 million.

        Perella Weinberg Partners then derived a range of adjusted NAV for Liberty Broadband by: (i) adding the value of Liberty Broadband's Charter common stock interest, (ii) adding the range of enterprise values it derived for Skyhook, (iii) subtracting Liberty Broadband's net debt of $558 million provided by Liberty Broadband management and (iv) subtracting the net present value of a range of corporate costs of $490 million to $688 million (based on the Liberty Broadband Forecasts and calculated using perpetuity growth rates ranging from 1.75% to 2.25% and using discount rates ranging from 5.80% to 6.80% based on professional judgments made by Perella Weinberg Partners) (the sum of (i) through (iv), the “Liberty Broadband Adjusted NAV Range”). Perella Weinberg Partners then divided the Liberty Broadband Adjusted NAV Range by the total number of fully diluted shares (using the treasury stock method) of Liberty Broadband common stock outstanding as of June 30, 2020, provided by Liberty Broadband management, resulting in a Liberty Broadband adjusted NAV per share range of $170.54 to $171.75 (the “Liberty Broadband Adjusted NAV Per Share Range”). Perella Weinberg Partners compared the Liberty Broadband Adjusted NAV Per Share Range to the share prices of $139.55 for the Liberty Broadband Series A common stock, $139.00 for the Liberty Broadband Series B common stock and $142.07 for the Liberty Broadband Series C common stock at the close of the market on August 4, 2020.

  GCI Liberty Net Asset Value Analysis

        Perella Weinberg Partners also performed a NAV analysis of GCI Liberty, for use in its analysis described above under “—Exchange Ratio Analysis,” to derive ranges of values per share of GCI Liberty common stock. For purposes of this analysis, Perella Weinberg Partners performed separate analyses, for the following:

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  GCI Liberty's holdings in common stock of Liberty Broadband,

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  GCI Liberty's holdings in common stock of Charter,

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  GCI Liberty's holdings in common stock of LendingTree,

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  the GCI Holdings business,

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  GCI Liberty's Evite business,

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  GCI Liberty's corporate costs,

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  estimated transaction costs,

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  corporate cost synergies,

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  net operating losses, and

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  corporate costs tax savings.

        With respect to GCI Liberty's Liberty Broadband common stock interest, Perella Weinberg Partners multiplied the closing market price on August 4, 2020 of Liberty Broadband's Series C common stock by the total number of shares of Liberty Broadband Series C common stock held by GCI Liberty to derive a total value for GCI Liberty's Liberty Broadband common stock interest of $6,064 million.

        With respect to GCI Liberty's Charter common stock interest, Perella Weinberg Partners multiplied the closing market price on August 4, 2020 of Charter's Class A common stock by the total number of shares of Charter Class A common stock held by GCI Liberty to derive a total value for GCI Liberty's Charter common stock interest of $3,215 million.

        With respect to GCI Liberty's LendingTree common stock interest, Perella Weinberg Partners multiplied the closing market price on August 4, 2020 of LendingTree's common stock by the total number of shares of LendingTree common stock held by GCI Liberty to derive a total value for GCI Liberty's LendingTree common stock interest of $1,160 million.

        With respect to GCI Holdings, Perella Weinberg Partners performed a selected publicly traded companies analysis as described below in “—GCI Holdings—Selected Publicly Traded Companies Analysis,” a selected precedent transactions analysis as described below in “—GCI Holdings—Selected Transactions Analysis” and a discounted cash flow analysis as described below under “—GCI Holdings—Discounted Cash Flow Analysis.”

        With respect to Evite, Perella Weinberg Partners performed a selected publicly traded companies analysis and a selected precedent transactions analysis. Based on these analyses and on professional judgments made by Perella Weinberg Partners, Perella Weinberg Partners applied ranges of multiples of 1.5x to 2.5x to Evite's fiscal year 2020 estimated revenue provided by GCI Liberty management to derive a range of estimated enterprise values for Evite of approximately $19 million to $32 million. Perella Weinberg Partners' opinion did not consider, and gives no effect to, GCI Liberty's sale of Evite on September 14, 2020.

        For each of the three valuation methodologies for GCI Holdings, Perella Weinberg Partners derived ranges of adjusted NAV for GCI Liberty by: (i) adding the value of GCI Liberty's Liberty Broadband, Charter and LendingTree common stock interests, (ii) adding the applicable range of enterprise values it derived for GCI Holdings based on the applicable valuation methodology, (iii) adding the range of enterprise values it derived for Evite, (iv) subtracting GCI Liberty's net debt of $3,130 million provided by GCI Liberty management, (v) subtracting GCI Liberty's mandatorily redeemable preferred stock of $180 million, (vi) subtracting the net present value of a range of corporate costs of $336 million to $453 million (based on the GCI Liberty Forecasts and calculated using perpetuity growth rates ranging from 1.75% to 2.25% and using discount rates from 6.35% to 7.35% based on professional judgments made by Perella Weinberg Partners), (vii) subtracting estimated combined transaction costs of $51 million provided by Liberty Broadband management and GCI Liberty management, (viii) adding the net present value of a range of corporate cost synergies from $44 million to $104 million (based on the Synergies and calculated using perpetuity growth rates ranging from 1.75% to 2.25% and using discount rates from 5.80% to 6.80% based on professional judgments made by Perella Weinberg Partners), (ix) adding the net present value of a range of net operating losses from $114 million to $119 million (based on the NOL Estimates and calculated using discount rates from 5.80% to 6.80% based on professional judgments made by Perella Weinberg Partners) and (x) adding the net present value of a range of corporate costs tax savings provided by Liberty Broadband management of $115 million to $162 million (calculated using perpetuity growth rates ranging from 1.75% to 2.25% and using discount rates from 5.80% to 6.80% based on professional judgments made by Perella Weinberg Partners) (the sum of (i) through (x), a “GCI Liberty Adjusted NAV Range”). For purposes of valuing the stock interests in clause (i) above, with respect to GCI Liberty's Liberty Broadband common stock interest, Perella Weinberg Partners utilized the Liberty Broadband Adjusted NAV Per Share Range of $170.54 to $171.75 instead of the closing market price on August 4, 2020 of $142.07 and, with respect to the Charter and LendingTree common stock interests, Perella Weinberg Partners utilized the closing stock prices on August 4, 2020. Perella Weinberg Partners then divided the applicable GCI Liberty Adjusted NAV Range by the total number of fully diluted shares (using the treasury stock method) of GCI Liberty common stock outstanding as of June 30, 2020, provided by GCI Liberty management, to calculate the GCI Liberty Adjusted NAV per share range (a “GCI Liberty Adjusted NAV Per Share Range”). Perella Weinberg Partners compared the GCI Liberty Adjusted NAV Per Share Range to the share prices of $80.90 for the GCI Liberty Series A common stock and $81.00 for the GCI Liberty Series B common stock at the close of the market on August 4, 2020.

        For the purposes of the exchange ratio analysis, Perella Weinberg Partners also calculated GCI Liberty Adjusted NAV Ranges excluding certain items by subtracting from the GCI Liberty Adjusted NAV Range the net present value ranges of corporate cost synergies, net operating losses and corporate costs tax savings. Perella Weinberg Partners then divided these ranges by the total number of fully diluted shares (using the treasury stock method) of GCI Liberty common stock outstanding as of June 30, 2020, provided by GCI Liberty management, to calculate the GCI Liberty adjusted NAV excluding certain items per share range (a “GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range”). Perella Weinberg Partners then compared the GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range to the share prices of $80.90 for the GCI Liberty Series A common stock and $81.00 for the GCI Liberty Series B common stock at the close of the market on August 4, 2020.

        The applicable GCI Liberty Adjusted NAV Per Share Ranges and GCI Liberty Adjusted NAV Ex. Certain Items Per Share Ranges based on the applicable GCI Holdings analysis are set forth below under “—GCI Holdings—Selected Publicly Traded Companies Analysis,” “—GCI Holdings—Selected Transactions Analysis” and “—GCI Holdings—Discounted Cash Flow Analysis.”

  GCI Holdings—Selected Publicly Traded Companies Analysis

        Perella Weinberg Partners performed a selected publicly traded companies analysis of GCI Holdings, for use in its analysis described under “—GCI Liberty Net Asset Value Analysis.” Perella Weinberg Partners reviewed and compared certain financial information for GCI Holdings with corresponding financial information, ratios and public market multiples for the certain selected publicly traded companies in the wireless, regional wireless/cable, cable/broadband and enterprise/business services industries (the “Selected GCI Holdings Publicly Traded Companies”). Although none of the Selected GCI Holdings Publicly Traded Companies is identical to GCI Holdings, Perella Weinberg Partners selected these companies because they had publicly traded equity securities and were deemed to be similar to GCI Holdings in one or more respects, including operating in the aforementioned industries.

        For each of the Selected GCI Holdings Publicly Traded Companies, Perella Weinberg Partners calculated and compared financial information and various financial market multiples and ratios based on company filings for historical information and consensus third-party research estimates for forecasted information. For GCI Holdings, Perella Weinberg Partners made calculations based on company filings for historical information and the GCI Liberty Forecasts for forecasted information.

        With respect to each of the Selected GCI Holdings Publicly Traded Companies, Perella Weinberg Partners calculated (i) the ratio of its enterprise value to last twelve months earnings before interest, taxes, depreciation and amortization, and reduced by stock based compensation expense (“EBITDA”) as of the latest publicly reported quarterly figures (“EV/LTM EBITDA”) and (ii) the ratio of enterprise value to estimated calendar year 2020 EBITDA (“EV/2020E EBITDA”). For the purpose of these analyses and based on professional judgments made by Perella Weinberg Partners, certain pro forma and other adjustments were made to the Selected GCI Holdings Publicly Traded Companies to reflect additional publicly available information and enhance comparability. The results of these analyses are summarized in the following table:

EV/EBITDA Multiples

Selected GCI Holdings Publicly Traded Companies	EV/LTM EBITDA	EV/2020E EBITDA
Wireless
AT&T Inc.	6.6x	6.9x
Verizon Communications Inc.	7.6x	7.6x
T-Mobile US Inc.	10.1x	9.9x
United States Cellular Corporation	4.2x	4.4x
Wireless Mean	7.1x	7.2x
Wireless Median	7.1x	7.2x
Regional Wireless / Cable
Shenandoah Telecommunications Company	11.9x	12.9x
Cable / Broadband
Comcast Corporation	8.7x	9.7x
Charter Communications, Inc.	12.6x	12.2x
Altice USA, Inc.	8.9x	8.7x
Cable One, Inc.	20.6x	19.7x
Cable / Broadband Mean	12.7x	12.6x
Cable / Broadband Median	10.7x	10.9x
Enterprise / Business Services
CenturyLink, Inc.	4.8x	5.0x
Cogent Communications Holdings, Inc.	26.2x	24.3x
GTT Communications, Inc.	9.6x	10.6x
Alaska Communications Systems Group, Inc.	4.4x	N/A
Enterprise / Business Services Mean	11.2x	13.3x
Enterprise / Business Services Median	7.2x	10.6x

        Based on the multiples of enterprise value to last twelve months EBITDA and enterprise value to the fiscal year 2020 estimated EBITDA described above, Perella Weinberg Partners' analyses of the Selected GCI Holdings Publicly Traded Companies and on professional judgments made by Perella Weinberg Partners, Perella Weinberg Partners applied a range of multiples of 9.0x to 10.0x to the fiscal year 2020 estimated EBITDA of GCI Holdings in the GCI Liberty Forecasts to derive a range of estimated implied enterprise values for GCI Holdings of approximately $2,753 million to $3,059 million.

        Although the Selected GCI Holdings Publicly Traded Companies were used for comparison purposes, no business of any Selected GCI Holdings Publicly Traded Company was either identical or directly comparable to GCI Holdings' business. Accordingly, Perella Weinberg Partners' comparison of the Selected GCI Holdings Publicly Traded Companies to GCI Holdings and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the Selected GCI Holdings Publicly Traded Companies and GCI Holdings.

        Based on this selected publicly traded companies analysis, Perella Weinberg Partners calculated a GCI Liberty Adjusted NAV Per Share Range of $101.48 to $107.01 and a GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range of $98.97 to $103.46. Perella Weinberg Partners then calculated an exchange ratio of 0.591 to 0.628 for the GCI Liberty Adjusted NAV Per Share Range and 0.576 to 0.607 for the GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by dividing the low end of the GCI Liberty Adjusted NAV Per Share Range and GCI Liberty Adjusted NAV Ex. Certain Items

Per Share Range by the high end of the Liberty Broadband Adjusted NAV Per Share Range and the high end of the GCI Liberty Adjusted NAV Per Share Range and GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by the low end of the Liberty Broadband Adjusted NAV Per Share Range. Perella Weinberg Partners then compared these implied exchange ratios against the exchange ratio of 0.580 provided for in the merger agreement.

  GCI Holdings—Selected Transactions Analysis

        Perella Weinberg Partners performed a selected transactions analysis of GCI Holdings, for use in its analysis described under “—GCI Liberty Net Asset Value Analysis.” Using publicly available information, Perella Weinberg Partners reviewed the terms of selected precedent transactions (the “Selected Precedent Transactions”) involving companies that operated in the wireless, rural cable/broadband, non-rural cable/broadband or enterprise/business services industries. Perella Weinberg Partners selected these transactions in the exercise of its professional judgment and experience because Perella Weinberg Partners deemed them to be most similar in size, scope and impact on the respective industries to GCI Holdings or otherwise relevant to the combination.

        For each of the Selected Precedent Transactions, Perella Weinberg Partners calculated and compared the transaction value in the transaction as a multiple of EV/LTM EBITDA and compared the transaction value in the transaction as a multiple of EBITDA over the next twelve months (“EV/Fwd. EBITDA”). EBITDA was not adjusted for synergies and transaction values were not adjusted for tax assets for such purposes. For the purpose of these analyses and based on professional judgments made by Perella Weinberg Partners, certain pro forma and other adjustments were made to the Selected Precedent Transactions to reflect additional publicly available information and enhance comparability. The following table lists the Selected Precedent Transactions and summarizes the observed EV/LTM EBITDA and EV/Fwd. EBITDA multiples:

Transaction Announcement Date	Acquiror	Target	EV/LTM EBITDA	EV/Fwd. EBITDA
Selected Wireless Transactions
October 9, 2019	Liberty Latin America Ltd.	AT&T Inc.'s Operations in Puerto Rico & the U.S. Virgin Islands	N/A	6.5x
April 29, 2018	T-Mobile US Inc.	Sprint Corporation	8.1x	8.0x
July 12, 2013	AT&T Inc.	Leap Wireless International Inc.	7.0x	8.5x
June 10, 2013	SoftBank Group Corp.	Sprint Corporation	8.0x	7.3x
January 22, 2013	AT&T Inc.	Atlantic Tele-Network, Inc's U.S. retail wireless operations (Alltel)	7.9x	8.4x
October 3, 2012	T-Mobile US Inc.	MetroPCS Communications, Inc.	5.8x	6.6x
March 20, 2011	AT&T Inc.	T-Mobile US Inc.	7.1x	7.0x
Wireless Mean			7.3x	7.5x
Wireless Median			7.5x	7.3x
Selected Rural Cable / Broadband Transactions
January 22, 2020	Grain Management, LLC	Summit Vista, Inc., dba Summit Broadband	15.1x	15.1x
April 1, 2019	Cable One, Inc.	Fidelity Communications Co. (Data, video and voice business)	11.7x	11.7x
January 18, 2017	Cable One, Inc.	RBI Holding LLC (NewWave)	11.5x	11.5x
May 20, 2015	Altice USA, Inc.	Cequel Communications Holdings, LLC (Suddenlink)	10.1x	9.3x
February 7, 2013	Charter Communications, Inc.	Bresnan Communications Company Limited Partnership	9.4x	8.0x
July 18, 2012	BC Partners/Canada Pension Plan Investment Board	Cequel Communications Holdings, LLC (Suddenlink)	8.9x	8.6x
Rural Cable / Broadband Mean			11.1x	10.7x
Rural Cable / Broadband Median			10.8x	10.4x
Selected Non-Rural Cable / Broadband Transactions
March 13, 2020	Macquarie Infrastructure Partners	Cincinnati Bell Inc.	7.3x	7.2x

Transaction Announcement Date	Acquiror	Target	EV/LTM EBITDA	EV/Fwd. EBITDA
July 10, 2017	Cogeco Communications Inc. (Atlantic Broadband)	Harron Communications, L.P. (MetroCast)	N/A	11.6x
May 22, 2017	RCN Telecom Services, LLC (TPG Capital)	Wave Broadband	13.6x	12.3x
September 17, 2015	Altice N.V.	Cablevision Systems Corporation	9.8x	9.3x
May 26, 2015	Charter Communications, Inc.	Time Warner Cable Inc.	9.6x	9.5x
March 31, 2015	Charter Communications, Inc.	Bright House Networks, LLC	7.6x	7.2x
July 18, 2012	Cogeco Cable Inc.	Atlantic Broadband	9.0x	8.3x
Non-Rural Cable / Broadband Mean			9.5x	9.3x
Non-Rural Cable / Broadband Median			9.3x	9.3x
Selected Enterprise / Business Services Transactions
February 20, 2017	EQT Infrastructure investment strategy	Lumos Networks Corp.	11.1x	10.2x
November 30, 2016	Zayo Group Holdings, Inc.	Electric Lightwave	7.9x	7.9x
October 31, 2016	CenturyLink, Inc.	Level 3 Communications, Inc.	13.1x	12.0x
June 30, 2014	Consolidated Communications Holdings, Inc.	Enventis Corporation	7.3x	7.3x
June 16, 2014	Level 3 Communications, Inc.	TW Telecom	14.2x	13.7x
February 6, 2012	Consolidated Communications Holdings, Inc.	SureWest Communications, Inc.	6.7x	6.4x
Enterprise / Business Services Mean			10.0x	9.6x
Enterprise / Business Services Median			9.5x	9.1x
2017 GCI Holdings Transaction
April 4, 2017	Liberty Interactive Corporation	General Communication, Inc.	9.7x	8.9x

        Based on the multiples calculated above, Perella Weinberg Partners' analyses of the various Selected Precedent Transactions and on professional judgments made by Perella Weinberg Partners, Perella Weinberg Partners applied a range of multiples of 9.0x to 10.5x to the fiscal year 2020 estimated EBITDA of GCI Holdings in the GCI Liberty Forecasts to derive a range of estimated implied enterprise values for GCI Holdings of approximately $2,753 million to $3,212 million.

        Although the Selected Precedent Transactions were used for comparison purposes, none of the Selected Precedent Transactions nor the companies involved in them was either identical or directly comparable to the first merger or GCI Holdings.

        Based on this selected transactions analysis, Perella Weinberg Partners calculated a GCI Liberty Adjusted NAV Per Share Range of $101.48 to $108.42 and a GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range of $98.97 to $104.87. Perella Weinberg Partners then calculated an exchange ratio of 0.591 to 0.636 for the GCI Liberty Adjusted NAV Per Share Range and 0.576 to 0.615 for the GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by dividing the low end of the GCI Liberty Adjusted NAV Per Share Range and GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by the high end of the Liberty Broadband Adjusted NAV Per Share Range and the high end of the GCI Liberty Adjusted NAV Per Share Range and GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by the low end of the Liberty Broadband Adjusted NAV Per Share Range. Perella Weinberg Partners then compared these implied exchange ratios against the exchange ratio of 0.580 provided for in the merger agreement.

  GCI Holdings—Discounted Cash Flow Analysis

        Perella Weinberg Partners performed a discounted cash flow analysis of GCI Holdings, for use in its analysis described under “—GCI Liberty Net Asset Value Analysis.” Perella Weinberg Partners conducted a discounted cash flow analysis for GCI Holdings based on the GCI Liberty Forecasts to derive a range of implied enterprise values for GCI Holdings by:

  •
  calculating the present value as of June 30, 2020 of the estimated standalone unlevered free cash flows (calculated as earnings before interest payments after taxes, plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital) that GCI Holdings could generate for the six months from July 2020 through December 2020, the complete calendar years 2020 through 2023 as included in the GCI Liberty Forecasts, using discount rates ranging from 6.40% to 7.40% based on estimates of the weighted average cost of capital of GCI Holdings derived using the capital asset pricing model (the “CAPM”), and

  •
  adding the present value as of June 30, 2020 of the terminal year unlevered free cash flow using terminal year exit multiples ranging from 9.0x to 10.0x fiscal year 2023 estimated EBITDA included in the GCI Liberty Forecasts and using discount rates ranging from 6.40% to 7.40%. For the purposes of the terminal year unlevered free cash flow, fiscal year 2023 estimated EBITDA was projected by GCI Liberty management and approved for Perella Weinberg Partners' use by Liberty Broadband management.

        Perella Weinberg Partners estimated the range of terminal year exit multiples utilizing its professional judgment and experience. Perella Weinberg Partners used discount rates ranging from of 6.40% to 7.40% derived by the application of the CAPM, which takes into account certain company-specific metrics, including GCI Holdings' target capital structure, cost of long-term debt, marginal tax rate and unlevered beta, and on professional judgments made by Perella Weinberg Partners, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of estimated implied enterprise values for GCI Holdings of approximately $2,654 million to $2,970 million.

        Based on this discounted cash flow analysis, Perella Weinberg Partners calculated a GCI Liberty Adjusted NAV Per Share Range of $100.57 to $106.19 and a GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range of $98.06 to $102.64. Perella Weinberg Partners then calculated an exchange ratio of 0.586 to 0.623 for the GCI Liberty Adjusted NAV Per Share Range and 0.571 to 0.602 for the GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by dividing the low end of the GCI Liberty Adjusted NAV Per Share Range and GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by the high end of the Liberty Broadband Adjusted NAV Per Share Range and the high end of the GCI Liberty Adjusted NAV Per Share Range and GCI Liberty Adjusted NAV Ex. Certain Items Per Share Range by the low end of the Liberty Broadband Adjusted NAV Per Share Range. Perella Weinberg Partners then compared these implied exchange ratios against the exchange ratio of 0.580 provided for in the merger agreement.

  Analyst Price Targets

        For reference and informational purposes only, Perella Weinberg Partners also noted for the Liberty Broadband special committee selected recent research analyst price targets for the Liberty Broadband Series C common stock and GCI Liberty Series A common stock. Perella Weinberg Partners noted that the research analyst price targets for the GCI Liberty Series A common stock ranged from $89.00 to $96.00 per share. Perella Weinberg Partners noted that the research analyst price targets for the Liberty Broadband Series C common stock ranged from $155.00 to $187.00 per share. Perella Weinberg Partners then calculated the exchange ratio range implied by the equity research analyst price targets statistics reviewed. Perella Weinberg Partners calculated the ratios of (i) the highest recent research analyst price target for the GCI Liberty Series A common stock to the lowest recent research analyst price target for the Liberty Broadband Series C common stock and (ii) the lowest recent research analyst price target for the GCI Liberty Series A common stock to the highest recent research analyst price target for the Liberty Broadband Series C common stock to derive a range of implied exchange ratios of 0.476 to 0.619. Perella Weinberg Partners compared these implied exchange ratios against the exchange ratio of 0.580 provided for in the merger agreement.

  Historical Market Prices

        For reference and informational purposes only, Perella Weinberg Partners also noted for the Liberty Broadband special committee the historical closing market prices of the Liberty Broadband Series C common stock and GCI Liberty Series A common stock for the 52 weeks ended on August 4, 2020. Perella Weinberg Partners then calculated the exchange ratio range implied by the historical stock price review. For each day in such 52-week period, Perella Weinberg Partners divided the applicable closing price per share of GCI Liberty Series A common stock by the applicable closing price per share of Liberty Broadband Series C common stock to derive a range of implied exchange ratios for the 52-week period of 0.445 to 0.622. Perella Weinberg Partners compared these implied exchange ratios against the exchange ratio of 0.580 provided for in the merger agreement.

  Pro Forma Liberty Broadband Accretion/(Dilution) Analysis

        Perella Weinberg Partners analyzed the pro forma financial impacts of the first merger by performing a NAV accretion/(dilution) analysis that compared the range of NAVs per share of Liberty Broadband on a stand-alone basis (as described above in “—Liberty Broadband Net Asset Value Analysis”) to the pro forma range of NAVs per share of Liberty Broadband after giving effect to the first merger.

        In performing its pro forma NAV per share calculation, Perella Weinberg Partners combined the assets and adjustments used in the calculations above in “—Liberty Broadband Net Asset Value Analysis” and “—GCI Liberty Net Asset Value Analysis,” taking the highest and lowest values derived across the various analyses in calculating the applicable ranges, to derive a pro forma adjusted NAV and a pro forma adjusted NAV excluding the net present value ranges of corporate cost synergies, net operating losses and corporate costs tax savings. Perella Weinberg Partners then calculated the pro forma adjusted NAV per share and pro forma adjusted NAV excluding the net present value ranges of corporate cost synergies, net operating losses and corporate costs tax savings per share by dividing each of the pro forma adjusted NAV and the pro forma adjusted NAV excluding the net present value ranges of corporate cost synergies, net operating losses and corporate costs tax savings by the pro forma number of fully diluted shares of Liberty Broadband common stock that would be outstanding after the first merger, taking into consideration the shares of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock to be issued pursuant to the merger agreement and the shares of Liberty Broadband Series C common stock currently owned by GCI Liberty that would be acquired in the first merger.

        Perella Weinberg Partners also compared the fiscal year 2020 estimated EBITDA per share for Liberty Broadband on a stand-alone basis to the pro forma fiscal year 2020 estimated EBITDA per share for Liberty Broadband after giving effect to the first merger. Liberty Broadband's stand-alone fiscal year 2020 estimated EBITDA per share was calculated by adding the proportionate 2020 estimated Charter EBITDA and 2020 estimated Skyhook EBITDA. The pro forma fiscal year 2020 estimated Liberty Broadband EBITDA per share was calculated by adding the proportionate 2020 estimated Charter EBITDA, proportionate 2020 estimated LendingTree EBITDA, 2020 estimated GCI Holdings EBITDA, 2020 estimated Skyhook EBITDA, and 2020 estimated Evite EBITDA. The Charter and LendingTree 2020 estimated EBITDA reflect Wall Street research estimates. The Skyhook 2020 estimated EBITDA was provided by Liberty Broadband management and the GCI Holdings and Evite 2020 estimated EBITDA were provided by GCI Liberty management. The proportionate ownership stakes of Charter and LendingTree reflect the fully diluted shares outstanding of each (calculated using the treasury stock method) and in the case of Charter, includes Advance/Newhouse's Class B Common and Preferred Units of Charter Communications Holdings, LLC on an as-converted basis.

        Perella Weinberg Partners then calculated the percent accretion/dilution represented by the pro forma adjusted NAV per share, the pro forma adjusted NAV excluding the net present value ranges of corporate cost synergies, net operating losses and corporate costs tax savings per share, and the fiscal year 2020 estimated EBITDA per share. The results of this analysis are summarized in the following table:

	Liberty Broadband (Standalone)	Pro Forma Liberty Broadband	Accretion/(Dilution)(1)
Adjusted NAV/Share	$170.54 - $171.75	$171.42 - $176.43	0.5% - 2.7%
Adjusted NAV (Ex. Certain Items)/Share	$170.54 - $171.75	$170.08 - $174.54	(0.3%) - 1.6%
2020E Proportional EBITDA/Share	$21.94	$23.39	6.6%

(1)
Low end of range reflects the low end of the pro forma value compared to the low end of standalone value; high end of the range reflects the high end of the pro forma value compared to the high end of the standalone value.

  Miscellaneous

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole could create an incomplete view of the processes underlying Perella Weinberg Partners' opinion. Perella Weinberg Partners may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Perella Weinberg Partners' view of the value of Liberty Broadband or GCI Liberty. In arriving at its fairness determination, Perella Weinberg Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to Liberty Broadband, GCI Liberty, GCI Holdings, Skyhook, Evite or the first merger.

        Perella Weinberg Partners prepared the analyses described herein for the purposes of providing its opinion to the Liberty Broadband special committee as to the fairness, from a financial point of view, as of the date of such opinion, of the Common Consideration to be paid in connection with the first merger, to the stockholders of Liberty Broadband other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Perella Weinberg Partners' analyses were based in part upon the Liberty Broadband Forecasts, the GCI Liberty Forecasts, the Synergies, the NOL Estimates and other third-party research analyst estimates, which are not necessarily indicative of actual future results, and which may be significantly more or less favorable than suggested by Perella Weinberg Partners' analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the merger agreement or their respective advisors, none of Liberty Broadband, GCI Liberty, Perella Weinberg Partners or any other person assumes responsibility if future results are materially different from those forecasted by Liberty Broadband management, GCI Liberty management or third parties.

        The consideration to the GCI Liberty stockholders provided for in the merger agreement was determined through arms'-length negotiations between the Liberty Broadband special committee and the GCI Liberty special committee. Perella Weinberg Partners did not recommend that any specific amount of consideration constituted the only appropriate consideration for the first merger.

        Pursuant to the terms of the engagement letter between Perella Weinberg Partners and Liberty Broadband, dated April 22, 2020, Liberty Broadband agreed to pay Perella Weinberg Partners (i) an advisory fee of $1 million upon execution of the engagement letter and $500,000 installments payable on May 8, 2020, June 8, 2020 and July 8, 2020, (ii) a fairness opinion fee of $7.5 million upon the delivery of Perella Weinberg Partners' opinion or the determination by Perella Weinberg Partners that it is not able to deliver a fairness opinion containing the conclusion sought by the Liberty Broadband special committee (such amount to be reduced by the amounts previously paid under the advisory fee) and (iii) an additional transaction fee of $15 million upon the consummation of the first merger (such amount to be reduced by the amounts previously paid under the advisory fee and the fairness opinion fee). In addition, Liberty Broadband agreed to reimburse Perella Weinberg Partners for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Perella Weinberg Partners and related persons for certain liabilities and other items that may arise out of its engagement by Liberty Broadband and the rendering of Perella Weinberg Partners' opinion. None of these payments affected Perella Weinberg Partners' analysis or opinion.

        As of the date of the engagement letter between Perella Weinberg Partners and Liberty Broadband, Mr. George H. Young III, a Partner of Perella Weinberg Partners, beneficially owned shares in GCI Liberty and in Liberty Broadband, as well as in Charter, a company in which both GCI Liberty and Liberty Broadband invest. In addition, on such date, Mr. Young beneficially owned shares of LGP (as defined below), in which Mr. Malone beneficially owns 30.0% of the voting power as of September 30, 2020, and Liberty TripAdvisor (as defined below), in which Mr. Maffei beneficially owns 38.6% of the voting power as of September 30, 2020. Except in connection with its engagement as financial advisor to the Liberty Broadband special committee in connection with the first merger, during the two year period prior to the date of the opinion, no material relationship existed between Perella Weinberg Partners and its affiliates, on the one hand, and Liberty Broadband, GCI Liberty, the Maffei Group, the Malone Group or any of their respective affiliates, on the other hand, pursuant to which compensation was received by Perella Weinberg Partners or its affiliates. Perella Weinberg Partners and its affiliates may in the future provide investment banking and other financial services to Liberty Broadband, GCI Liberty, the Maffei Group, the Malone Group or their respective affiliates for which they would expect to receive compensation. In the ordinary course of its business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Liberty Broadband, GCI Liberty or any of their respective affiliates.

Opinion of the GCI Liberty Special Committee's Financial Advisor

Opinion of Evercore Group L.L.C.

        The GCI Liberty special committee retained Evercore to act as its financial advisor in connection with the combination.

        On August 6, 2020, at a meeting of the GCI Liberty special committee, Evercore rendered to the GCI Liberty special committee its oral opinion, subsequently confirmed by delivery of its written opinion, that, as of August 6, 2020, and based upon and subject to the assumptions, qualifications, limitations and other matters described in its written opinion, the exchange ratio in the first merger was fair, from a financial point of view, to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers. At the request of the GCI Liberty special committee, on August 6, 2020, Evercore subsequently rendered its opinion to the GCI Liberty Board.

        The full text of Evercore's written opinion, dated August 6, 2020, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The description of Evercore's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by the full text of such opinion. GCI Liberty stockholders are encouraged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the GCI Liberty special committee, and, at the GCI Liberty special committee's request, the GCI Liberty Board in connection with their respective evaluations of the combination. The opinion does not constitute a recommendation to the GCI Liberty special committee, the GCI Liberty Board or to any other person in respect of the combination, including as to how any holder of shares of GCI Liberty common stock should vote or act in respect of the combination. Evercore's opinion does not address the relative merits of the combination as compared to other business or financial strategies that might be available to GCI Liberty, nor does it address the underlying business decision of GCI Liberty to engage in the combination. In addition, Evercore's opinion was rendered as of August 6, 2020 and did not consider, and does not give effect to, the sale of Evite on September 14, 2020.

        In connection with rendering its opinion, Evercore, among other things:

  •
  reviewed certain publicly available historical business and financial information relating to GCI Liberty and Liberty Broadband, including certain publicly traded assets owned by GCI Liberty and Liberty Broadband, that Evercore deemed to be relevant, including publicly available research analysts' estimates;

  •
  reviewed certain non-public projected financial and operating data relating to GCI Liberty and Liberty Broadband, as prepared and furnished to Evercore by management of GCI Liberty and Liberty Broadband, respectively, and as approved for Evercore's use by GCI Liberty;

  •
  discussed with management of GCI Liberty and Liberty Broadband the past and current operations, current financial condition and financial projections of GCI Liberty and Liberty Broadband, respectively (including their views on the risks and uncertainties of achieving such projections);

  •
  reviewed the reported prices and the historical trading activity of the GCI Liberty common stock and Liberty Broadband common stock, including the relative historical exchange ratio based on the trading prices of the GCI Liberty Series A common stock and the Liberty Broadband Series C common stock;

  •
  compared the financial performance of GCI Liberty and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

  •
  compared the financial performance of GCI Liberty and the valuation multiples implied by the combination with those of certain other transactions that Evercore deemed relevant;

  •
  performed illustrative discounted cash flow analyses relating to GCI Liberty's and Liberty Broadband's operating assets and certain publicly traded assets owned by GCI Liberty and Liberty Broadband;

  •
  compared the net asset value of GCI Liberty and Liberty Broadband, based on publicly available information and information provided by GCI Liberty and Liberty Broadband and approved for Evercore's use by GCI Liberty, to the market trading value of the equity of GCI Liberty and Liberty Broadband;

  •
  reviewed the financial terms and conditions of a draft, dated August 4, 2020, of the merger agreement; and

  •
  performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of the financial and other information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore further relied upon the assurances of the managements of GCI Liberty and Liberty Broadband that they were not aware of any relevant information that had been omitted or that remained undisclosed to Evercore or any facts or circumstances that would make such information inaccurate or misleading. Evercore assumes no responsibility or liability for such information or any independent verification thereof. With respect to the projected financial and operating data referred to above, Evercore assumed with the GCI Liberty special committee's consent that such data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of GCI Liberty and Liberty Broadband as to the future financial performance of GCI Liberty and Liberty Broadband and the other matters covered thereby. Evercore relied, at the GCI Liberty special committee's direction and without independent verification, on the assessments of the managements of GCI Liberty and Liberty Broadband as to the future financial and operating performance of GCI Liberty and Liberty Broadband. Evercore expressed no view as to any projected financial and operating data or any judgments, estimates or assumptions on which they are based.

        For purposes of its analysis and rendering its opinion, Evercore assumed, in all respects material to its analysis, that the final executed merger agreement would not differ from the draft merger agreement reviewed by Evercore, that the representations and warranties of each party were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the combination would be satisfied without material waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the combination would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on GCI Liberty, Liberty Broadband or the consummation of the combination or reduce the contemplated benefits of the combination to the holders of GCI Liberty common stock. Further, as the GCI Liberty special committee and GCI Liberty Board were aware, the credit, financial and stock markets had been experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on the parties to the merger agreement or the combination.

        Evercore did not conduct a physical inspection of the properties or facilities of GCI Liberty or Liberty Broadband and did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of GCI Liberty or Liberty Broadband, nor did Evercore evaluate the solvency or fair value of GCI Liberty or Liberty Broadband under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion was necessarily based upon information made available to Evercore as of August 6, 2020, and financial, economic, market and other conditions as they existed and as could be evaluated on such date. Subsequent developments may affect Evercore's opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of GCI Liberty common stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers, from a financial point of view, of the exchange ratio in the first merger. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of GCI Liberty, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of GCI Liberty, or any class of such persons, whether relative to the common exchange ratio or otherwise, nor did Evercore express any view on, and its opinion did not address, the fairness of the common exchange ratio to the holders of GCI Liberty Series A common stock relative to the holders of GCI Liberty Series B common stock, or vice versa. Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the combination, including, without limitation, the structure or form of the combination, or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger agreement. Evercore's opinion did not address the relative merits of the combination as compared to other business or financial strategies that might be available to GCI Liberty, nor did it address the underlying business decision of GCI Liberty to engage in the combination. Evercore did not express any view on, and its opinion did not address, what the value of the Liberty Broadband common stock actually will be when issued or the prices at which the GCI Liberty common stock or the Liberty Broadband common stock will trade at any time, or whether any class or series of common stock or preferred stock will trade at different prices, including following announcement or consummation of the combination. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the GCI Liberty common stock or any business combination or other extraordinary transaction involving GCI Liberty. Evercore's opinion does not constitute a recommendation to the GCI Liberty special committee, the GCI Liberty Board or to any other persons in respect of the combination, including as to how any holder of shares of GCI Liberty common stock should vote or act in respect of the combination. Evercore did not express any opinion as to the prices at which shares of GCI Liberty common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on GCI Liberty or the combination or as to the impact of the combination on the solvency or viability of GCI Liberty or the ability of GCI Liberty to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by GCI Liberty and its advisors with respect to legal, regulatory, accounting and tax matters.

        Evercore's opinion was only one of many factors considered by the GCI Liberty special committee and the GCI Liberty Board in their evaluations of the combination and should not be viewed as determinative of the views of the GCI Liberty special committee or the GCI Liberty Board with respect to the first merger, the combination or the common exchange ratio.

        Set forth below is a brief summary of the material financial analyses that were reviewed with the GCI Liberty special committee and, at the GCI Liberty special committee's request, the GCI Liberty Board in connection with Evercore rendering its opinion. The summary of Evercore's financial analyses below is not a complete description of the analyses performed by Evercore and the order in which the analyses are described below and the results of such analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed as of or before June 29, 2020, the last trading day prior to the public announcement of the exchange ratio, and is not necessarily indicative of current market conditions.

        For purposes of its analyses and review, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of GCI Liberty, Liberty Broadband and their advisors. The estimates contained in Evercore's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore's analyses. In addition, Evercore's analyses do not purport to be appraisals or to necessarily reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, any estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results or values are materially different from those forecasted in such estimates.

        The following summary of Evercore's financial analyses includes information presented in tabular format. In order to fully understand Evercore's analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore's financial analyses. Considering the tables below without considering the full description of Evercore's financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of Evercore's analyses.

Summary of Financial Analyses of Evercore Group L.L.C.

Implied Historical Exchange Ratio Analysis

        Evercore calculated various implied historical exchange ratios by dividing the average closing share price of the GCI Liberty Series A common stock over each of the periods set forth in the table below, which is referred to as the “average GCI Liberty Series A share price,” by the average closing price of the Liberty Broadband Series C common stock over the same period, which is referred to as the “average Liberty Broadband Series C share price.” Evercore also calculated the implied premium/(discount) represented by the exchange ratio relative to each of these implied historical exchange ratios.

        The results of these analyses are set forth in the following table:

	Average GCI Liberty Series A Share Price	Average Liberty Broadband Series C Share Price	Implied Historical Exchange Ratio	Implied Premium / (Discount) of Exchange Ratio
As of 6/29/20 (unaffected)	$67.05	$124.98	0.536x	8.1%
One Week	$67.07	$125.65	0.534x	8.7%
One Month	$68.99	$130.84	0.527x	10.0%
Three Months	$63.75	$125.01	0.510x	13.8%
Six Months	$66.13	$125.07	0.527x	10.0%
One Year	$65.72	$117.69	0.560x	3.6%
Two Years	$58.33	$101.69	0.577x	0.6%
Since 3/12/18 (the first trading day of the predecessor to GCI Liberty Series A common stock)	$56.88	$98.55	0.581x	(0.1)%

        Evercore also calculated various implied historical exchange ratios on an adjusted basis for GCI Liberty's share interest in LendingTree.

        Evercore derived an adjusted price per share for the GCI Liberty Series A common stock by subtracting the value of GCI Liberty's share interest in LendingTree on an after-tax basis (assuming an effective tax rate of 27% as provided by GCI Liberty management) with respect to each of the periods set forth below, calculated based on publicly available information regarding LendingTree's historical trading prices, number of shares held by GCI Liberty in LendingTree and information regarding GCI Liberty's tax basis in LendingTree provided by GCI Liberty management, from the average GCI Liberty Series A share price over the equivalent period. Evercore then divided the resulting adjusted average GCI Liberty Series A share price by the average Liberty Broadband Series C share price over the same period to derive an implied adjusted historical exchange ratio. Evercore also derived an adjusted exchange ratio in the first merger by subtracting from the implied GCI Liberty Series A per share consideration of $72.49 (calculated as described below under “—Implied Per Share Premium Analysis”) the value of GCI Liberty's share interest in LendingTree on an after-tax basis (calculated as described above based on publicly available information and assuming an effective tax rate of 27% as provided by GCI Liberty management) and dividing the resulting adjusted GCI Liberty Series A share price by the Liberty Broadband Series C share price as of June 29, 2020 to derive an adjusted exchange ratio in the first merger of 0.525. Evercore then calculated the implied premium/(discount) represented by the adjusted exchange ratio of 0.525 relative to each of the implied adjusted historical exchange ratios.

        The results of this analysis are set forth in the following table:

	Average Liberty Broadband Series C Share Price	Average GCI Liberty Series A Share Price	Lending Tree Average Share Price	Adjusted GCI Liberty Series A Average Share Price	Implied Historical Exchange Ratio (as adjusted)	Implied Premium / (Discount) of Exchange Ratio
As of 6/29/20 (unaffected)	$124.98	$67.05	$272.75	$60.24	0.482x	8.8%
One Week	$125.65	$67.07	$278.30	$60.13	0.479x	9.6%
One Month	$130.84	$68.99	$277.17	$62.11	0.474x	10.6%
Three Months	$125.01	$63.75	$238.70	$57.62	0.461x	13.7%
Six Months	$125.07	$66.13	$263.11	$59.57	0.475x	10.5%
One Year	$117.69	$65.72	$299.75	$58.21	0.496x	5.8%
Two Years	$101.69	$58.33	$293.02	$51.04	0.504x	4.1%
Since 3/12/18 (the first trading day of the GCI Liberty Series A common stock)	$98.55	$56.88	$293.10	$49.63	0.505x	3.8%

Implied Per Share Premium Analysis

        Evercore calculated the premium per share of GCI Liberty Series A common stock implied by the exchange ratio by comparing the closing share price of the GCI Liberty Series A common stock on June 29, 2020, the last trading day prior to the public announcement of the exchange ratio, of $67.05 to the implied value per share of GCI Liberty Series A common stock in the first merger of $72.49 (calculated by multiplying the closing price of the Liberty Broadband Series C common stock on June 29, 2020 of $124.98 by the exchange ratio), which is referred to as the “implied GCI Liberty Series A per share consideration,” representing an implied premium per share of GCI Liberty Series A common stock of 8.1%.

        Evercore also calculated the premium per share of the GCI Liberty Series B common stock implied by the exchange ratio by comparing the closing share price of the GCI Liberty Series B common stock on June 29, 2020 of $67.10 to the implied value per share of GCI Liberty Series B common stock in the first merger of $71.92 (calculated by multiplying the closing price of the Liberty Broadband Series B common stock on the June 29, 2020 of $124.00 by the exchange ratio), which is referred to as the “implied GCI Liberty Series B per share consideration,” representing an implied premium per share of GCI Liberty Series B common stock of 7.2%. Evercore also noted for the GCI Liberty special committee the relative lack of liquidity of the Liberty Broadband Series B common stock.

Implied Premium/(Discount) to Net Asset Value Analysis—GCI Liberty

        Evercore calculated the implied premium/(discount) to GCI Liberty's NAV represented by (i) the equity value of GCI Liberty common stock implied by the exchange ratio and (ii) the public market equity value of GCI Liberty common stock as of June 29, 2020.

  Implied Premium/(Discount) to NAV—Exchange Ratio

        Evercore calculated the equity value of GCI Liberty implied by the exchange ratio as of June 29, 2020 by adding (a) the implied aggregate equity value of the GCI Liberty Series A common stock of $7,392 million (obtained by multiplying the implied GCI Liberty Series A per share consideration (as described above under “—Implied Per Share Premium Analysis”) by the fully diluted shares outstanding of the GCI Liberty Series A common stock based on information provided by GCI Liberty management) and (b) the implied aggregate equity value of the GCI Liberty Series B common stock of

$342 million (obtained by multiplying the implied GCI Liberty Series B per share consideration (as described above under “—Implied Per Share Premium Analysis”) by the fully diluted shares outstanding of GCI Liberty Series B common stock based on information provided by GCI Liberty management).

        Evercore then compared the resulting implied equity value for GCI Liberty as of June 29, 2020 of $7,735 million to (x) the midpoint of the range of post-tax NAV of GCI Liberty derived by Evercore (as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty”), resulting in an implied premium to GCI Liberty's post-tax NAV of 14.9%, and (y) to the midpoint of the range of pre-tax NAV of GCI Liberty derived by Evercore (as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty”), resulting an implied discount to the pre-tax NAV of GCI Liberty of 7.5%.

Implied Premium/(Discount) to NAV—Public Market Equity Value

        Evercore calculated the public market equity value of GCI Liberty common stock as of June 29, 2020 by multiplying the closing trading prices of the GCI Liberty Series A common stock and GCI Liberty Series B common stock on June 29, 2020 by the fully diluted shares outstanding provided by GCI Liberty management. Evercore then compared the resulting public market equity value of GCI Liberty of $7,149 million to (x) the high and low range of the post-tax NAV of GCI Liberty derived by Evercore (as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty”), resulting in an implied premium to post-tax NAV of 2.3% to 10.4%, and (y) the high and low range of the pre-tax NAV of GCI Liberty derived by Evercore (as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty”), resulting in an implied discount to pre-tax NAV of 11.8% to 17.1%.

        The following table summarizes the results of these analyses:

	Implied Premium / (Discount) to NAV
	Pre-Tax	Post-Tax
Implied equity value of GCI Liberty (Exchange Ratio) / NAV (midpoint)	(7.5%)	14.9%
Public market equity value of GCI Liberty / NAV (high/low range)	(11.8%) - (17.1%)	10.4% - 2.3%

Implied Valuation of Liberty Broadband Shares held by GCI Liberty

        Evercore derived a range of values for the shares of Liberty Broadband Series C common stock held by GCI Liberty implied by the exchange ratio and then compared such values to the pre-tax public market equity value of such shares as of June 29, 2020.

        In order to derive this range, Evercore calculated the enterprise value of GCI Liberty implied by the exchange ratio by adding to the implied transaction value of $7,735 million (as described above) the net debt of GCI Liberty (calculated as debt, including the GCI Liberty Preferred Stock, less cash and cash equivalents) as of June 30, 2020, resulting in an implied enterprise value of $10,926 million. Evercore then subtracted from the implied enterprise value the value of GCI Liberty's assets other than GCI Liberty's share interest in Liberty Broadband based on valuations for such assets selected by Evercore in its professional judgment and informed by the NAV analysis performed by Evercore as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty” and other publicly available information to derive a range of implied equity values for the shares of Liberty Broadband held by GCI Liberty, which is referred to as the “implied internal Liberty Broadband equity values.” Evercore then compared this range of implied internal Liberty Broadband equity values to the public market equity value of GCI Liberty's share interest in Liberty Broadband on a pre-tax basis (calculated as described below under “—Other Reference Information—Illustrative Net

Asset Valuation Analysis—GCI Liberty”) of $5,334 million to derive a range of implied premium/(discounts) to the value of the Liberty Broadband shares held by GCI Liberty implied by the exchange ratio. The results of this analysis using a range of selected enterprise values for the GCI Holdings' business of $2,500 million to $3,000 million (as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty”) are summarized in the table below ($ amounts in millions):

GCI Value	$2,500	$2,600	$2,700	$2,750	$2,800	$2,900	$3,000
Implied value of Liberty Broadband shares held by GCI Liberty (exchange ratio)	$5,454	$5,354	$5,254	$5,204	$5,154	$5,054	$4,954
Implied premium/(discount) on pre-tax Liberty Broadband Value	2.3%	0.4%	(1.5)%	(2.4)%	(3.4)%	(5.2)%	(7.1)%

        Evercore also calculated the potential tax savings that may be achieved by GCI Liberty stockholders in the combination with respect to GCI Liberty's share interest in Liberty Broadband by subtracting from the range of implied internal Liberty Broadband equity values the expected costs of a taxable sale of such share interest (assuming an effective tax rate of 27% and tax basis information as provided by GCI Liberty management) of $792 million and comparing the result to the estimated post-tax value of GCI Liberty's share interest in Liberty Broadband (calculated as described below under “—Other Reference Information—Illustrative Net Asset Valuation Analysis—GCI Liberty”) of $4,542 million. The results of this analysis are summarized in the table below ($ amounts in millions):

GCI Value	$2,500	$2,600	$2,700	$2,750	$2,800	$2,900	$3,000
Implied value of Liberty Broadband shares held by GCI Liberty (exchange ratio)	$5,454	$5,354	$5,254	$5,204	$5,154	$5,054	$4,954
Percentage of deferred tax savings delivered to GCI Liberty	100.0%	100.0%	89.9%	83.6%	77.3%	64.7%	52.0%

Other Reference Information

Implied Equity Value of GCI Liberty (August 3, 2020)

        Evercore calculated the equity value of GCI Liberty implied by the exchange ratio as of August 3, 2020 by (a) multiplying the closing prices of the Liberty Broadband Series C common stock and Liberty Broadband Series B common stock on August 3, 2020 by the exchange ratio and (b) multiplying the resulting implied per share consideration for the GCI Liberty Series A common stock and GCI Liberty Series B common stock by the fully diluted shares outstanding of GCI Liberty Series A common stock and GCI Liberty Series B common stock, respectively, on August 3, 2020 as provided by GCI Liberty management, which resulted in an implied equity value of GCI Liberty of $8,662 million as of August 3, 2020, as compared to the equity value of GCI Liberty implied by the exchange ratio of $7,735 million as of June 29, 2020.

Illustrative Net Asset Valuation Analysis—GCI Liberty

        Evercore performed a net asset value analysis of GCI Liberty on a sum-of-the-parts basis to derive ranges of illustrative NAV for GCI Liberty on a pre-tax and post-tax basis for its use in the analysis described above under the sections entitled “—Implied Premium/(Discount) to Net Asset Value Analysis—GCI Liberty” and “—Implied Valuation of Liberty Broadband Shares held by GCI Liberty”:

        For purposes of this analysis, Evercore performed separate analyses for each of the following:

  •
  GCI Liberty's share interest in Liberty Broadband;

  •
  GCI Liberty's share interest in Charter;

  •
  GCI Liberty's share interest in LendingTree;

  •
  GCI Liberty's Evite business;

  •
  GCI Holdings' business;

  •
  GCI Liberty's corporate expense, net operating loss assets and certain expected receivables settlement amounts.

        With respect to GCI Liberty's share interest in Liberty Broadband, Evercore multiplied the closing share price of the Liberty Broadband Series C common stock on June 29, 2020 of $124.98, by the total number of shares of Liberty Broadband Series C common stock held by GCI Liberty as provided by GCI Liberty management to derive a total equity value for GCI Liberty's share interest in Liberty Broadband of (a) $5,334 million on a pre-tax basis and (b) of $4,542 million on a post-tax basis (assuming an effective tax rate of 27% and tax basis information as provided by GCI Liberty management).

        With respect to GCI Liberty's share interest in Charter, Evercore multiplied the closing share price of the Charter Class A common stock on June 29, 2020 of $509.22, by the total number of shares of Charter Class A common stock held by GCI Liberty as provided by GCI Liberty management to derive a total equity value for GCI Liberty's share interest in Charter of (a) $2,729 million on a pre-tax basis and (b) $2,028 million on a post-tax basis (assuming an effective tax rate of 27% and tax basis information as provided by GCI Liberty management).

        With respect to GCI Liberty's share interest in LendingTree, Evercore multiplied the closing share price of the LendingTree common stock on June 29, 2020 of $272.75, by the total number of shares of LendingTree common stock held by GCI Liberty as provided by GCI Liberty management to derive a total equity value for GCI Liberty's share interest in LendingTree of (a) $939 million on a pre-tax basis and (b) $799 million on a post-tax basis (assuming an effective tax rate of 27% and tax basis information as provided by GCI Liberty management and the utilization of certain tax attributes (other than GCI Liberty's net operating loss assets) as provided by GCI Liberty management).

        With respect to Evite, Evercore performed a discounted cash flow analysis of Evite using estimates of the projected unlevered future cash flows of Evite on an after-tax basis and other information provided by Evite management to derive a range of implied enterprise values for Evite. Evercore calculated a range of terminal values for Evite by applying a range of terminal year revenue multiples of 1.25x to 2.25x, selected by Evercore in its professional judgment and experience taking into account the revenue multiples of selected publicly traded companies as of August 3, 2020, similar to Evite as reviewed by Evercore, to the estimate of terminal year revenue for Evite provided by Evite management. Evercore then discounted Evite's projected after-tax, unlevered free cash flows provided by Evite management and the ranges of terminal values to present value as of June 30, 2020 based on Evercore's judgment of the estimated weighted average cost of capital (“WACC”) for Evite of 14%, to derive a range of implied enterprise values for Evite of $18 million to $35 million. Although none of the publicly traded companies referenced by Evercore in selecting the range of revenue multiples is directly comparable to Evite, Evercore selected these companies based on its professional judgment because Evercore determined that the companies had business characteristics that, for purposes of Evercore's analysis, Evercore considered sufficiently similar to the business characteristics of Evite. Evercore's opinion did not consider, and gives no effect to, GCI Liberty's sale of Evite on September 14, 2020.

        With respect to GCI Holdings' business, Evercore performed the following analyses to derive a range of implied enterprise values for GCI Holdings' business: (1) selected public company trading analysis, (2) precedent transactions analysis and (3) a discounted cash flow analysis.

  •
  Selected Public Company Trading Analysis:  Evercore reviewed and compared certain financial information of GCI Holdings' business to corresponding financial multiples and ratios for selected publicly traded companies in the wireless and cable industries (which for purposes of this section are referred to as the “selected companies”). The selected publicly traded wireless companies were: AT&T Inc., Verizon Communications Inc., T-Mobile US, Inc. (“T-Mobile”), United States Cellular Corporation and Shenandoah Telecommunications Company. The selected publicly traded cable companies were: Comcast Corp., Charter, Altice USA, Inc., Cable One, Inc. and WideOpenWest, Inc. Although none of the selected companies is directly comparable to GCI Liberty or GCI Holdings' business, Evercore selected these companies based on its professional judgment because they are publicly traded cable or wireless companies with business characteristics that, for purposes of Evercore's analysis, Evercore considered sufficiently similar to the business characteristics of GCI Holdings' business.

    Using publicly available information, Evercore calculated the total enterprise value (or “TEV”) (defined as equity market value as of August 3, 2020 plus total debt, less available cash and cash equivalents, plus minority interests, less interests in non-consolidated affiliates) for each selected company as a multiple of the expected EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for 2020 and 2021 based on estimates obtained from publicly available equity research analysts and FactSet. The mean and median TEV to EBITDA multiples for 2020 resulting from these calculations were 8.2x and 7.4x, respectively, for the selected publicly traded wireless companies, and 11.4x and 9.7x, respectively, for the selected publicly traded cable companies. The mean and median TEV to EBITDA multiples for 2021 resulting from these calculations were 7.8x and 7.1x, respectively, for the selected publicly traded wireless companies and 10.7x and 9.0x, respectively, for the selected publicly traded cable companies.

    Based on the multiples it derived for the selected companies for 2020 and 2021 and using Evercore's professional judgment and experience, Evercore applied a range of (a) 8.5x to 10.0x to GCI Liberty management's estimate of the EBITDA of GCI Holdings' business for 2020 (including stock-based compensation as an expense and an estimate of the expected proceeds from GCI Liberty's sale of its subsidiary, Denali Media Holdings (“DMH”)) to derive a range of implied enterprise values for GCI Holdings' business of $2,623 million to $3,082 million and (b) a range of 8.0x to 9.5x to GCI Liberty management's estimate of the EBITDA of GCI Holdings' business for 2021 (including stock-based compensation as an expense and an estimate of the expected proceeds from GCI Liberty's sale of DMH) to derive a range of implied enterprise values for GCI Holdings' business of $2,444 million to $2,899 million.

  •
  Precedent Transactions Analysis:  Evercore reviewed publicly available information related to selected precedent transactions involving companies in the wireless and cable industries. For each selected precedent transaction, Evercore calculated the total enterprise value of the target company based on publicly available information as a multiple of the EBITDA of the target company over the twelve months prior to the announcement of the transaction (“LTM EBITDA”), including stock-based compensation as an expense, based on publicly available information and equity research analysts' projections. Although none of the target companies below is directly comparable to GCI Holdings' business and none of the precedent transactions is directly comparable to the combination, Evercore selected these transactions based on its professional judgment because they involve target companies that are wireless or cable companies with business characteristics that for purposes of its analysis Evercore considered sufficiently similar to the business characteristics of GCI Holdings' business.

        The selected precedent transactions reviewed by Evercore were:

Selected Precedent Transactions—Wireless Companies

Date Announced	Acquiror	Target
4/28/18	T-Mobile US, Inc.	Sprint Corporation
9/3/13	Verizon Communications Inc.	Cellco Partnership d/b/a Verizon Wireless
7/12/13	AT&T Inc.	Leap Wireless International, Inc.
6/10/12	SoftBank Corp.	Sprint Corporation (pro forma for Sprint's acquisition of Clearwire Corporation)
10/3/12	T-Mobile US, Inc.	MetroPCS Communications, Inc.
3/20/11	AT&T Inc.	T-Mobile US, Inc.
11/7/08	AT&T Inc.	Centennial Communications Corp.
6/5/08	Verizon Wireless Inc.	Alltel Corporation

Selected Precedent Transactions—Cable Companies

Date Announced	Acquiror	Target
4/1/19	Cable One, Inc.	Fidelity Communications Co.
7/10/17	Atlantic Broadband	Metrocast
5/22/17	RCN Telecom Services, LLC	Wave Broadband
4/4/17	Liberty Interactive Corporation	General Communication, Inc.
1/18/17	Cable One, Inc.	RBI Holding LLC (NewWave)
8/15/16	TPG Capital	RCN Telecom Services, LLC
8/15/16	TPG Capital	Grande Communications Networks LLC
9/7/15	Altice USA, Inc.	Cablevision Systems Corporation
5/26/15	Charter Communications, Inc.	Time Warner Cable Inc.
5/20/15	Altice USA, Inc.	Cequel Corporation (Suddenlink)
3/31/15	Charter Communications, Inc.	Bright House Networks, LLC

    The mean and median TEV to LTM EBITDA ratios for the selected precedent transactions involving wireless companies were 7.7x and 7.6x, respectively, and for the selected precedent transactions involving cable companies were 10.1x and 9.7x, respectively.

    Based on the multiples it derived from the selected precedent transactions and based on Evercore's professional judgment and experience, Evercore selected a reference range of total enterprise value to LTM EBITDA multiples of 9.0 to 11.5x and applied the high and low end of this range of multiples to the LTM EBITDA of GCI Holdings' business for the period ending June 30, 2020, (including stock-based compensation as an expense and an estimate of the expected proceeds from GCI Liberty's sale of DMH), as provided by GCI Liberty management, to derive a range of implied enterprise values for GCI Holdings' business of $2,665 million to $3,401 million.

  •
  Discounted Cash Flow Analysis:  Evercore performed a discounted cash flow analysis of GCI Holdings' business using estimates of projected unlevered future cash flows of GCI Holdings' business on an after-tax basis and other information provided by GCI Liberty management to derive a range of implied enterprise values for GCI Holdings' business. Evercore calculated a terminal value for GCI Holdings' business by applying an assumed perpetuity growth rate range of 1.5% to 2.5% to the estimate of terminal year unlevered free cash flow provided by GCI Liberty management. Evercore then discounted the projected unlevered free cash flows of GCI Holdings' business for the third quarter and fourth quarter of 2020 and over the period from 2021 to 2023 as well as the terminal value to present value as of June 30, 2020 based on

    Evercore's judgment of the estimated range of GCI Holdings' business' WACC of 6.25% to 7.25% to derive an implied total enterprise value for GCI Holdings' business of $2,243 million to $3,296 million.

        Based on the above analyses and its professional judgment and experience, Evercore selected a range of total enterprise values for the GCI Holdings' business of $2,500 million to $3,000 million.

        Evercore then derived a range of pre-tax NAVs for GCI Liberty by: (i) adding the values of GCI Liberty's share interest in Liberty Broadband, Charter and LendingTree on a pre-tax basis that Evercore calculated as described above, (ii) adding the high and low range of the enterprise values Evercore derived for Evite and GCI as described above, (iii) subtracting GCI Liberty's net debt (calculated as debt, including GCI Liberty's preferred stock and certain indemnification obligations, less cash and cash equivalents) as of June 30, 2020 as provided by GCI Liberty management, (iv) subtracting an estimate of the net present value of GCI Liberty's corporate costs and stock-based compensation expense as provided by GCI Liberty management (applying a WACC of 6.75%), and (v) adding an estimate of the net present value of certain federal and state net operating losses and of certain expected receivables from legal settlements as provided by GCI Liberty management (applying a WACC of 6.75%), resulting in a range of implied NAVs for GCI Liberty on a pre-tax basis of $8,107 million to $8,624 million.

        Evercore also derived a range of post-tax NAVs for GCI Liberty by: (i) adding the values of GCI Liberty's share interests in Liberty Broadband, Charter and LendingTree on a post-tax basis that Evercore calculated as described above, (ii) adding the high and low range of enterprise values Evercore derived for Evite and GCI Liberty as described above, (iii) subtracting GCI Liberty's net debt as of June 30, 2020 and the estimate of the net present value of GCI Liberty's corporate costs and expenses as described above, and (iv) adding the estimate of the net present value of GCI Liberty's federal and state net operating losses and legal settlement receivables as described above, resulting in a range of implied post-tax NAVs for GCI Liberty of $6,474 million to $6,990 million.

Summary of Evercore's Financial Analyses of Liberty Broadband

Implied Premium/(Discount) to Net Asset Value—Liberty Broadband

        Evercore calculated the implied premium/(discount) to Liberty Broadband's NAV represented by the market equity value of Liberty Broadband as of June 29, 2020 on a pre-tax and post-tax basis and noted that Liberty Broadband traded at a discount to NAV on a pre-tax basis.

        To derive ranges of illustrative NAVs for Liberty Broadband, Evercore performed a NAV analysis of Liberty Broadband on a sum-of-the-parts basis. For purposes of this analysis, Evercore performed separate analyses for the following:

  •
  Liberty Broadband's share interest in Charter;

  •
  Liberty Broadband's Skyhook business; and

  •
  Liberty Broadband's corporate expense.

        With respect to Liberty Broadband's share interest in Charter, Evercore multiplied the closing share price of the Charter Class A common stock on June 29, 2020 of $509.22, by the total number of shares of Charter Class A common stock held by Liberty Broadband (as provided by Liberty Broadband management) to derive a total value for Liberty Broadband's share interest in Charter of (a) $27,564 million on a pre-tax basis and (b) $22,833 million on a post-tax basis (assuming an effective tax rate of 24% as provided by Liberty Broadband management).

        With respect to Skyhook, Evercore performed a discounted cash flow analysis of Skyhook using estimates of the projected unlevered future cash flows of Skyhook and other information provided by

Skyhook management to derive a range of implied enterprise values for Skyhook. Evercore calculated a range of terminal values for Skyhook by applying a range of terminal year revenue multiples of 1.5x to 3.5x, selected by Evercore in its professional judgment and experience taking into account the revenue multiples of selected telematics and positioning technology companies, to the estimate of terminal year revenue of Skyhook provided by Skyhook management. Evercore then discounted Skyhook's projected unlevered free cash flows provided by Skyhook management for the third quarter and fourth quarter of 2020 and the period through 2022 and the range of terminal values to present value as of June 30, 2020 based on Evercore's judgment of the estimated WACC for Skyhook of 12%, to derive a range of implied total enterprise values for Skyhook of $13 million to $42 million. Although none of the selected companies referenced by Evercore in selecting the range of revenue multiples is directly comparable to Skyhook, Evercore selected these companies based on its professional judgment because Evercore determined that the companies had business characteristics that, for purposes of Evercore's analysis, Evercore considered sufficiently similar to the business characteristics of Skyhook.

        Evercore derived a range of pre-tax NAVs for Liberty Broadband by: (i) adding the value of Liberty Broadband's share interest in Charter on a pre-tax basis derived by Evercore as described above, (ii) adding the high and low range of enterprise values for Skyhook derived by Evercore as described above, (iii) subtracting Liberty Broadband's net debt as of June 30, 2020 as provided by Liberty Broadband management and (iv) subtracting an estimate of the net present value of Liberty Broadband's corporate costs and stock-based compensation expense as provided by Liberty Broadband management (applying a WACC of 6.75%), resulting in an illustrative range of pre-tax NAV for Liberty Broadband of $26,430 million to $26,459 million.

        Evercore then compared the high and low end of the range of illustrative pre-tax NAVs for Liberty Broadband to the public market equity value of Liberty Broadband as of June 29, 2020 (calculated based on the closing price of the shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock as of June 29, 2020 and Liberty Broadband's fully diluted shares outstanding based on publicly available information), resulting in a range of implied discounts to pre-tax NAV of 13.7% to 13.8%.

        Evercore also derived a range of post-tax NAVs for Liberty Broadband by using the value of Liberty Broadband's share interest in Charter on a taxed basis that Evercore calculated as described above, resulting in a range of post-tax NAVs for Liberty Broadband of $21,699 million to $21,728 million. Evercore then compared the high and low end of this range to the public market equity value of Liberty Broadband as of June 29, 2020 described above, resulting in a range of implied premia to post-tax NAV of 5.1% to 4.9%.

Miscellaneous

        The foregoing summary of certain of Evercore's material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process, which, among other things, involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description.

        In arriving at its opinion, Evercore considered the results of all the analyses performed and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors and considered various assumptions more or less probable than other assumptions. As a result, the range of valuations resulting from any particular analysis should therefore not be taken to represent Evercore's view of the value of GCI Liberty or Liberty Broadband or any component of the business of GCI Liberty or Liberty Broadband. The order of the analyses described in the summary above and the results thereof do not represent the relative importance or weight given to these analyses by Evercore. Considering selected portions of the analyses in the summary set forth above, without considering the analyses as a whole, could create an incomplete or misleading view of the analyses underlying Evercore's opinion.

        Pursuant to the terms of Evercore's engagement letter, GCI Liberty has agreed to pay Evercore a fee of $10 million for Evercore's financial advisory services and delivery of its opinion, of which $1 million became payable to Evercore upon execution of its engagement letter, $3 million became payable to Evercore upon delivery of its opinion to the GCI Liberty special committee (against which amount the $1 million engagement fee was credited), and the remainder of which will become payable only upon consummation of the combination. Evercore may, in the discretion of the GCI Liberty special committee, also receive an additional fee of up to $1 million based on, among other things, the GCI Liberty special committee's satisfaction with the services provided by Evercore and the benefit provided to GCI Liberty stockholders upon completion of the combination. GCI Liberty has agreed to also reimburse Evercore for its reasonable and documented out-of-pocket expenses (including, without limitation, reasonable legal fees, expenses and disbursements) and to indemnify Evercore and its affiliates and their respective members, partners, officers, directors, advisors, representatives, employees, agents or controlling persons for certain liabilities and expenses arising out of Evercore's engagement.

        During the two-year period prior to the date of its written opinion, neither Evercore nor its affiliates has provided financial advisory services to GCI Liberty, Liberty Broadband, the Malone Group, the Maffei Group, or any of their respective affiliates for which any compensation, including reimbursement of fees, was received by Evercore or its affiliates. Evercore may in the future provide investment banking services to GCI Liberty and Liberty Broadband, and may receive compensation for such services.

        In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of GCI Liberty, Liberty Broadband and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        With respect to the combination, Evercore did not recommend any specific exchange ratios to the GCI Liberty special committee, GCI Liberty Board or GCI Liberty management or that any specific exchange ratios constituted the only appropriate exchange ratios in the combination for the holders of GCI Liberty common stock.

        The issuance of Evercore's opinion was approved by an Opinion Committee of Evercore.

        The GCI Liberty special committee engaged Evercore to act as its financial advisor based on Evercore's qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Mr. Malone's Purpose and Reasons for the Combination

        If the combination is completed, GCI Liberty will be acquired by a wholly owned subsidiary of Liberty Broadband. The purposes of the combination are to effectuate the transactions contemplated by the merger agreement and for the GCI Liberty stockholders to bear the rewards and risks of ownership of the combined entity through their ownership interest in Liberty Broadband received in the combination. The combination was negotiated by the Liberty Broadband special committee and the

GCI Liberty special committee, and Mr. Malone did not consider any alternatives to the combination. Following the combination, Mr. Malone will have a significant ownership and voting interest in Liberty Broadband as described in more detail in “Risk Factors—Risks Related to Liberty Broadband and the Combined Company after Completion of the Combination.”

        The benefits of the combination for Liberty Broadband include, but are not limited to, the following:

  •
  the expectation that the combination will be accretive to Liberty Broadband in future periods;

  •
  the fact that the combination will simplify Liberty Broadband's equity capital structure as a result of the potential to retire the shares of Liberty Broadband Series C common stock currently held by GCI Liberty;

  •
  the expectation that the combination will enhance the long-term equity value for the Liberty Broadband stockholders;

  •
  the belief that the combined company will have improved options for future strategic transactions;

  •
  the fact that the combination is intended to qualify as a “reorganization” for U.S. federal income tax purposes and, accordingly, is intended to be completed in a manner that is tax-free to Liberty Broadband, GCI Liberty and their respective stockholders (except for the receipt of cash in lieu of fractional shares); and

  •
  the expectation that there will be potential synergies from consolidating GCI Liberty and Liberty Broadband's corporate costs, including the elimination of duplicative public company reporting costs.

        Mr. Malone has undertaken to pursue the combination at this time for the reasons described above.

        Mr. Malone believes that structuring the combination as a merger is preferable to other transaction structures because (i) it represents an opportunity for GCI Liberty stockholders to receive a premium for their shares of GCI Liberty common stock as described in “GCI Liberty's Purpose and Reasons for the Combination; recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination” and (ii) the structure allows the combination to qualify as a “reorganization” for U.S. federal income tax purposes and, accordingly, is intended to be completed in a manner that is tax-free to Liberty Broadband, GCI Liberty and their respective stockholders (except for the receipt of cash in lieu of fractional shares).

Primary Benefits and Detriments of the Combination

        The primary benefits of the combination to unaffiliated security holders of GCI Liberty (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) include the following:

  •
  the receipt by the unaffiliated stockholders of GCI Liberty holding GCI Liberty Series A common stock and GCI Liberty Series B common stock of Common Consideration which represented a premium over the respective share price of such stock as of June 29, 2020, the last trading day before the public announcement of the exchange ratio;

  •
  the fact that the consideration for the shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock will be paid in Liberty Broadband Series C common stock and Liberty Broadband Series B common stock, respectively, which will provide the GCI Liberty common stockholders with the opportunity to participate in any future earnings and growth of the combined company as well as any future appreciation in the value of such shares following the combination should they determine to retain the stock received in the combination, including the possibility to participate in any future change in control of Liberty Broadband and the ability to hold shares in a combined company with an ownership interest in Charter;

  •
  the benefits to the combined company that could result from the combination, including an enhanced competitive position, greater financial resources and a larger, stronger balance sheet, reduction of administrative and management complexity, the potential to realize certain cost savings and operational synergies, potential reduction of trading discounts to underlying shares of Charter common stock held by the combined company and greater flexibility for and negotiating leverage in future strategic combinations; and

  •
  the shares of Liberty Broadband Series C common stock received as consideration by holders of GCI Liberty Series A common stock may potentially be a more liquid currency than shares of GCI Liberty Series A common stock.

        The primary detriments of the combination to the unaffiliated security holders of GCI Liberty include the following:

  •
  the fact that the merger consideration to be received by GCI Liberty stockholders will consist of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock based on fixed exchange ratios for the GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock and that the value of the merger consideration may decline and there will be no adjustment to such exchange ratios, thereby exposing the GCI Liberty stockholders to the risks of a continuing investment in Liberty Broadband (however, if such a decline in value occurs, the GCI Liberty stockholders have the ability to vote against the GCI Liberty merger proposal);

  •
  the fact that holders of GCI Liberty Series A common stock will receive Liberty Broadband Series C common stock, which is non-voting and, as a result, the unaffiliated GCI Liberty stockholders will not receive a significant voting interest in Liberty Broadband as a result of the combination; and

  •
  the expectation that upon completion of the combination, Liberty Broadband will be more leveraged with debt, which could adversely affect Liberty Broadband's future business plans and ability to raise capital.

Position of Mr. Malone as to the Fairness of the Combination

        Mr. Malone is expressing his belief as to the fairness of the combination to the GCI Liberty stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) pursuant to Rule 13e-3 under the Exchange Act. Mr. Malone is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Mr. Malone should not be construed as a recommendation to any GCI Liberty stockholder as to how that stockholder should vote on the GCI Liberty merger proposal.

        Mr. Malone did not undertake any independent evaluation of the fairness of the combination to the unaffiliated security holders of GCI Liberty (which excludes the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) or engage a financial advisor for such purpose. However, based on the procedural safeguards implemented during the negotiation of the combination, such as the fact that the GCI Liberty special committee, which consisted of entirely independent and disinterested directors, was authorized to determine whether to pursue the combination or any alternative transaction and to review, negotiate and evaluate the terms of the combination on behalf of the unaffiliated security holders of GCI Liberty, participated in arms'-length negotiations and was represented by independent legal and financial advisors and the other factors described in the section entitled “GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness

of the Combination”, and the other factors described below, Mr. Malone believes that the combination is substantively and procedurally fair to the unaffiliated security holders of GCI Liberty.

        In the course of reaching his conclusion, Mr. Malone considered a number of factors, including, among others, and not necessarily in order of relative importance, the following material factors and benefits of the combination which he believes support his conclusion:

  •
  the value of the merger consideration to be received by the GCI Liberty stockholders in connection with the combination, which represented a premium over the respective share prices of GCI Liberty Series A common stock and GCI Liberty Series B common stock as of June 29, 2020, the last trading day before the public announcement of the exchange ratio;

  •
  the expectation that the combination will enhance the long-term equity value for the GCI Liberty stockholders;

  •
  the fact that the merger agreement and the other transaction documents, and the transactions contemplated thereby were negotiated and approved by the GCI Liberty special committee, which was comprised entirely of independent and disinterested non-employee directors;

  •
  the procedural safeguards implemented by the GCI Liberty special committee to provide assurance of the procedural fairness of the combination to the GCI Liberty stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) as described in the section entitled “—GCI Liberty's Purpose and Reasons for the Combination; Recommendations of the GCI Liberty Special Committee and GCI Liberty Board of Directors; Fairness of the Combination,” including a non-waivable condition that the merger agreement be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, Mr. Malone and certain other parties;

  •
  the belief that the combined company will have improved options for future strategic transactions;

  •
  that the Liberty Broadband Series C common stock received as consideration in the first merger by holders of GCI Liberty Series A common stock may potentially be a more liquid currency than shares of GCI Liberty Series A common stock;

  •
  the fact that the combination is intended to qualify as a “reorganization” for U.S. federal income tax purposes and, accordingly, is intended to be completed in a manner that is tax-free to GCI Liberty and its stockholders (except for the receipt of cash in lieu of fractional shares), and the first merger is conditioned upon the receipt of an opinion from Skadden, GCI Liberty's special tax counsel, and the receipt of an opinion from Debevoise, counsel to the Liberty Broadband special committee, that, in each case, based on certain representations and assumptions, and subject to certain limitations and qualifications, the combination will qualify as a “reorganization,” as described in more detail in “Material U.S. Federal Income Tax Consequences of the Combination;”

  •
  the expectation that there will be potential synergies from consolidating GCI Liberty and Liberty Broadband's corporate costs, including the elimination of duplicative public company reporting costs; and

  •
  although Mr. Malone is not entitled to rely on or adopt, and did not rely on or adopt, such opinion, in making his conclusion, Mr. Malone favorably considered the fact that on August 6, 2020 the GCI Liberty special committee had received an oral opinion from Evercore (which was subsequently confirmed by delivery of Evercore's written opinion dated August 6, 2020), that, as of the date of such written opinion and based upon and subject to the assumptions made, procedures followed, matters considered, qualifications, limitations and other matters described in such opinion, the exchange ratio in the first merger was fair, from a financial point of view, to the holders of GCI Liberty common stock (other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers), as described in more detail in “—Opinion of the GCI Liberty Special Committee Financial Advisor.”

        In his consideration of the fairness of the combination to the unaffiliated security holders of GCI Liberty, Mr. Malone considered the market prices of GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock as of June 29, 2020, the last trading day before the public announcement of the merger consideration.

        Mr. Malone did not consider liquidation value of GCI Liberty to be a relevant methodology because (i) he considered GCI Liberty to be a viable, going concern, (ii) he believes that liquidation sales generally result in proceeds substantially less than sales of going concerns, (iii) he considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of GCI Liberty and (iv) GCI Liberty will continue to operate its businesses following the combination.

        Mr. Malone did not consider net book value, which is an accounting concept, as a factor because he believed that net book value is not a material indicator of the value of GCI Liberty as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of GCI Liberty, market conditions, trends in the industry in which GCI Liberty operates or the business risks inherent in that industry.

        Mr. Malone did not seek to determine a pre-combination going concern value for GCI Liberty to determine the fairness of the combination to the unaffiliated security holders of GCI Liberty because following the combination, GCI Liberty will have a different capital structure and cost profile, among other things. Mr. Malone believes that the trading prices of the GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock at any given time represent the best available indicator of GCI Liberty's going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. To the extent the pre-combination going concern value was reflected in the closing market prices of GCI Liberty Series A common, GCI Liberty Series B common stock and GCI Liberty Preferred Stock on June 29, 2020, the last trading day before the public announcement of the merger consideration, the merger consideration represented a premium to the going concern value of GCI Liberty.

        Mr. Malone did not consider the historical market prices of GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock, as he did not consider those prices to represent the best available indicator of GCI Liberty's pre-combination value but rather to be indicative of historical prices over such two year period.

        Mr. Malone also did not consider the purchase price paid for GCI Liberty Series A common stock, GCI Liberty Series B common stock or GCI Liberty Preferred Stock by Liberty Broadband, GCI Liberty or their affiliates in the past two years (all of which occurred prior to April 2019) because Mr. Malone did not consider those purchases to represent the best available indicator of GCI Liberty's pre-combination value but rather to be indicative of historical prices at the time of such purchases.

        Mr. Malone was not aware of any firm offer for a merger, sale of all or a substantial part of GCI Liberty's assets, or a purchase of a controlling amount of GCI Liberty Series A common stock or GCI Liberty Series B common stock having been received by GCI Liberty from anyone in the two years preceding the signing of the merger agreement.

        The foregoing discussion of the factors considered by Mr. Malone in connection with the fairness of the combination is not intended to be exhaustive but includes all material factors considered by

Mr. Malone in making a determination regarding the fairness of the merger to the unaffiliated security holders of GCI Liberty for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. Mr. Malone did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the merger. Rather, Mr. Malone made his fairness determination after considering all of the factors as a whole.

Liberty Broadband Unaudited Prospective Financial Information

        Liberty Broadband does not, as a matter of course, develop or publicly disclose long-term projections or internal projections of its future financial performance for revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates, though Liberty Broadband has in the past provided investors with multi-year financial guidance which covers areas such as Adjusted EBITDA, which it may update from time to time. In connection with the combination, Liberty Broadband's management prepared and provided to the Liberty Broadband special committee and its financial advisor, Perella Weinberg Partners, in connection with its financial analyses described above under the section entitled “—Opinion of the Liberty Broadband Special Committee's Financial Advisor,” (a) certain nonpublic, internal financial projections regarding (i) Skyhook's future standalone operations for fiscal years ending December 31, 2020 through 2022, (ii) Liberty Broadband's future standalone corporate costs for the second half of the fiscal year ending December 31, 2020 and fiscal years ending December 31, 2020 through 2023, and (iii) future corporate cost synergies as a result of the combination and (b) certain estimates of Liberty Broadband's net operating loss carryforwards for the pro forma combined company for the fiscal years ending December 31, 2020 through 2028 (collectively, the “Liberty Broadband financial projections”).

        In addition, in connection with the combination, GCI Liberty management, under the direction of the GCI Liberty special committee, instructed Evercore to make available to the Liberty Broadband special committee's financial advisor, Perella Weinberg Partners, in connection with its financial analyses described above under the section entitled “—Opinion of the Liberty Broadband Special Committee's Financial Advisor,” certain nonpublic, internal financial projections regarding (i) the projected future operations of GCI Holdings' business for the six months ending December 31, 2020 and for fiscal years ending December 31, 2020 through 2023, (ii) Evite's projected future operations for the fiscal years ending December 31, 2020 and 2021, and (iii) GCI Liberty's future standalone corporate costs for fiscal years ending December 31, 2020 through 2023, each for purposes of evaluating GCI Liberty and the combination, which were prepared by GCI Liberty and Evite management, respectively, and approved for Perella Weinberg Partners' use by Liberty Broadband's management and also provided by Perella Weinberg Partners to the Liberty Broadband special committee. For more information, see “—GCI Liberty Unaudited Prospective Financial Information.”

        Liberty Broadband has included below the Liberty Broadband financial projections for the purpose of providing stockholders and investors access to certain nonpublic information that was furnished to certain parties in connection with the combination, and such information may not be appropriate for other purposes. Such information is not included to influence your decision, if you are a Liberty Broadband stockholder, to vote for the Liberty Broadband merger proposal and the share issuance proposal, or, if you are a GCI Liberty stockholder, to vote for the GCI Liberty merger proposal.

        The Liberty Broadband financial projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or the published guidelines of the SEC regarding projections and forward looking statements. Although, in the view of Liberty Broadband management, the Liberty Broadband financial projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments, and presented, to the best of Liberty Broadband management's knowledge and belief, the expected course of action and the expected future financial performance of Liberty Broadband at the time of preparation, the Liberty Broadband financial projections are not fact and should not be regarded or relied upon as necessarily being indicative of actual future events or results. Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Furthermore, the Liberty Broadband financial projections do not take into account any circumstances or events occurring after the date it was prepared.

        The prospective financial information included in this section of the joint proxy statement/prospectus has been prepared by, and is the responsibility of, Liberty Broadband's management. Neither KPMG LLP, Liberty Broadband's independent registered public accounting firm and GCI Liberty's independent registered public accounting firm, nor any other independent accounting or audit firm has compiled, examined or performed any procedures with respect to the accompanying prospective financial information and, accordingly, they have not expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of KPMG LLP that are incorporated herein by reference relate to historical financial information. The reports do not extend to the unaudited prospective financial information and should not be read to do so.

        Liberty Broadband may calculate certain non-GAAP financial metrics, using different methodologies from other companies. Consequently, the financial metrics presented in the Liberty Broadband financial projections and in the section of this joint proxy statement/prospectus with respect to the financial analyses and opinion of Perella Weinberg Partners, the Liberty Broadband special committee's financial advisor, may not be directly comparable to other companies.

        While presented with numeric specificity, the Liberty Broadband financial projections were based on numerous expectations, variables and assumptions that are described more fully in the standalone projections below. These variables and assumptions are inherently subjective and uncertain and may be subject to change or beyond the control of Liberty Broadband's management. These internal financial projections depend on a number of factors that Liberty Broadband may not be successful in achieving or may not have control over, including, but not limited to, the absence of any events that disrupt Skyhook's networks, information systems or properties and impair its operating activities or negatively impact its reputation and general business and economic conditions. Important factors that may affect actual results and cause these internal financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to Skyhook's or Liberty Broadband's businesses (including its ability to achieve strategic goals, objectives and targets over applicable periods), negative industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Liberty Broadband financial projections are based solely on the information available to Liberty Broadband management at the time they were prepared. The Liberty Broadband financial projections do not reflect changes, circumstances, developments or events that may have occurred after the date of such Liberty Broadband financial projections were prepared, including the sale of Evite on September 14, 2020 or regulatory or legal changes. As a result, actual results may differ materially from those contained in these internal financial projections. Accordingly, there can be no assurance that the projected results summarized below will be realized.

        The Liberty Broadband financial projections set forth below should be read together with the historical financial statements of Liberty Broadband and GCI Liberty, which have been filed with the SEC, as well as other information regarding Liberty Broadband and GCI Liberty contained elsewhere in this joint proxy statement/prospectus, including the information incorporated into this joint proxy statement/prospectus by reference. See the section “Where You Can Find More Information.” Liberty Broadband stockholders and GCI Liberty stockholders are urged to review the most recent SEC filings of Liberty Broadband and GCI Liberty for a description of the reported results of operations and financial condition and capital resources, including in “Management's Discussion and Analysis of

Financial Condition and Results of Operations” in Liberty Broadband's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 3, 2020, in GCI Liberty's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020 and any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus.

        The inclusion of the Liberty Broadband financial projections in this joint proxy statement/prospectus should not be regarded as an indication that any of Liberty Broadband, GCI Liberty or their respective officers, directors, affiliates, advisors or other representatives considered these internal financial projections to necessarily be predictive of actual future events, and these internal financial projections should not be relied upon as such nor should the information contained in these internal financial projections be considered appropriate for other purposes. None of Liberty Broadband, GCI Liberty or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from these internal financial projections.

        Liberty Broadband has not made and makes no representation to GCI Liberty or any stockholder of any other person, in the merger agreement or otherwise, concerning the Liberty Broadband financial projections or regarding Liberty Broadband's ultimate performance compared to the information contained in these internal financial projections or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the Liberty Broadband financial projections, Liberty Broadband and GCI Liberty urge all stockholders not to place undue reliance on such information and to review Liberty Broadband's most recent SEC filings for a description of Liberty Broadband's reported financial results and GCI Liberty's most recent SEC filings for a description of GCI Liberty's reported financial results.

        Liberty Broadband undertakes no obligation to update or otherwise revise or reconcile these internal financial projections to reflect circumstances existing after the date these internal financial projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these projections are shown to be in error. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year.
Skyhook Standalone Projections

        The following table presents Skyhook's projected financial information included in the Liberty Broadband financial projections on a standalone basis for fiscal years ending December 31, 2020 through 2022, prepared by Liberty Broadband's management (which we refer to as the “Skyhook standalone projections”), with all figures rounded to the nearest hundred thousand. The Skyhook standalone projections were prepared by Liberty Broadband's management and were finalized on May 26, 2020.

        The Skyhook standalone projections were based on numerous variables and assumptions, including extrapolation of existing revenue-generating contracts and assumptions regarding new customer growth and operating expenses. Substantially all of the revenue growth projected for 2021 and 2022 compared to the previous years' revenue is due to new customer growth (which is projected to generate $1.0 million and $1.1 million of incremental revenue, respectively), with the majority of such growth projected to be generated by Skyhook's Precision Location business. Operating expenses in 2021 are projected to increase by 5% compared to the prior year, which increase is primarily attributable to higher headcount costs, resumption of travel to historical levels and a mid-single digit percentage increase in other operating expenses. Operating expenses in 2022 are projected to increase by 4% compared to the prior year, which increase is primarily attributable to higher headcount costs and a mid-single digit percentage increase in other operating expenses. Headcount costs, which comprise approximately 60% to 65% of total operating expenses, are projected to increase by a low-single digit percentage in both 2021 and 2022 compared to the previous years' headcount costs. The Skyhook standalone projections were provided to the Liberty Broadband special committee and its financial advisor, Perella Weinberg Partners as well as to Evercore and the GCI Liberty special committee.

	Year Ending December 31,
	2020E	2021E	2022E
	(in millions)
Revenue	$17.2	$18.2	$19.3
Adjusted EBITDA(1)	$(2.3)	$(2.2)	$(2.0)
Capex	$0.0	$0.1	$0.1

(1)
Adjusted EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization, excluding stock-based compensation expense.

Liberty Broadband Standalone Corporate Costs Projections

        The following table presents Liberty Broadband's projected corporate costs included in the Liberty Broadband financial projections for the second half of the fiscal year ending December 31, 2020 and fiscal years ending December 31, 2020 through 2023, excluding costs associated with the combination, prepared by Liberty Broadband management (which we refer to as the “Liberty Broadband standalone cost projections”), with all figures rounded to the nearest hundred thousand. The Liberty Broadband standalone cost projections were prepared by Liberty Broadband's management (other than the prospective financial information with respect to Liberty Broadband's corporate expenses for fiscal years 2021 through 2023, which was calculated by each of Perella Weinberg and Evercore using information provided by Liberty Broadband management and approved for Perella Weinberg Partners' use by Liberty Broadband management and Evercore's use by GCI Liberty management) and were finalized on June 10, 2020.

        The Liberty Broadband standalone cost projections were based on numerous variables and assumptions with respect to future expense levels as described in the table below and footnote 2 thereto. The Liberty Broadband standalone cost projections were provided to the Liberty Broadband special committee and its financial advisor, Perella Weinberg Partners, as well as to Evercore and the GCI Liberty special committee.

		Year Ending December 31,
	H2 2020E
		2020E		2021E		2022E		2023E
	(in millions)
Corporate Costs Before Corporate Stock-Based Compensation	$7.6	$14.4	(1)	$15.0	(2)	$15.6	(2)	$16.2	(2)
Liberty Broadband Stock-Based Compensation	$4.2	$7.9		$9.6		$9.6		$9.6

Total	$11.8	$22.3		$24.5		$25.1		$25.7

(1)
Excludes a one-time cost of $3.8 million incurred in the second quarter of 2020.

(2)
Caluclated separately by each of Perella Weinberg Partners and Evercore using a 4% year-over-year growth rate (the midpoint of the 3-5% year-over-year growth rate provided by Liberty Broadband management) over the projected Liberty Broadband corporate costs for fiscal year ending December 31, 2020 provided by Liberty Broadband management and approved for Perella Weinberg Partners' use by Liberty Broadband management and for Evercore's use by GCI Liberty management.

Liberty Broadband Pro Forma Corporate Cost Synergies

        Liberty Broadband's management estimated $3.0 million to $5.0 million of corporate cost synergies to be realized as a result of the combination based on the Liberty Broadband standalone cost projections and the GCI Liberty standalone cost projections described under “—GCI Liberty Unaudited Prospective Financial Information”, as of the date on which these projections were prepared. These estimates were based on numerous variables and assumptions regarding reductions in corporate-level general and administrative expenses (anticipated to decrease due to the elimination of potentially redundant tasks from 10% to 50%, depending on the expense category, and including fully redundant public company costs) as result of the combination. The corporate cost synergies estimates were provided to the Liberty Broadband special committee and its financial advisor, Perella Weinberg Partners.

Liberty Broadband Pro Forma Net Operating Loss Utilization Estimates

        The following table presents certain estimates of net operating loss (“NOL”) utilization included in the Liberty Broadband financial projections for the pro forma combined company prepared by the management of Liberty Broadband for the fiscal years ending December 31, 2020 through 2028 (which we refer to as the “Liberty Broadband pro forma NOL estimates”), with all figures rounded to the nearest hundred thousand. The Liberty Broadband pro forma NOL estimates were prepared by Liberty Broadband's management and were finalized on June 17, 2020.

        The Liberty Broadband pro forma NOL estimates were based on numerous variables and assumptions. The Liberty Broadband pro forma NOL estimates were based on projected taxable income (loss) of the pro forma combined company derived from the Liberty Broadband financial projections described above and the GCI Liberty projections described below under "—GCI Liberty Unaudited Prospective Financial Information" and assume the application of applicable tax laws as of June 2020. Other variables and assumptions include the application of limitations on the deductibility of interest expense under Section 163(j) of the Code for each year presented, the application of limitations on NOL utilization under Section 382 of the Code for each year presented and the assumption that NOLs generated in the earliest tax year are utilized first. The Liberty Broadband pro forma NOL estimates were provided to the Liberty Broadband special committee and its financial advisor, Perella Weinberg Partners, as well as to Evercore and (other than estimates for fiscal year 2028) to the GCI Liberty special committee.

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
	(in millions)
NOLs
Pre-2018 NOLs Legacy GCI	—	—	$(73.0)	$(102.0)	$(65.7)	$(118.3)	—	—	—
Pre-2018 NOLs Liberty Broadband	—	—	—	—	—	$(33.5)	$(24.5)	—	—
Skyhook Section 382 NOLs	—	—	—	—	—	—	$(9.0)	—	—
Post-2017 NOLs Legacy GCI	—	—	—	—	—	—	$(122.3)	$(127.2)	$(14.0)
Post-2017 NOLs Liberty Broadband	—	—	—	—	—	—			$(70.0)

Total NOLs Used	—	—	$(73.0)	$(102.0)	$(65.7)	$(151.8)	$(155.8)	$(127.2)	$(84.0)

GCI Liberty Unaudited Prospective Financial Information

        GCI Liberty does not as a matter of course make public long-term or internal projections as to its future revenue, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, as part of its strategic planning for the company, GCI Liberty management prepared, and in March 2020 presented to the GCI Liberty Board, a long-term strategic plan, which included certain financial forecasts with respect to GCI Liberty on a standalone basis for the years ending December 31, 2020 through December 31, 2023. In connection with the proposed combination in July 2020 GCI Liberty management made certain adjustments to these projections to, among other things reflect the sale of DMH and strong performance year-to-date. GCI Liberty management provided certain of this unaudited prospective financial information related to GCI Holdings' business and the Evite business, as adjusted for certain projected corporate expenses (the “GCI Liberty projections”), to Evercore, the GCI Liberty special committee's financial advisor, in connection with its financial analyses. GCI Liberty management did not provide prospective financial information with respect to GCI Liberty's assets that comprise non-controlling ownership interests in the publicly traded equity of Liberty Broadband, LendingTree or Charter. The GCI Liberty projections were also provided to the GCI Liberty special committee and the GCI Liberty Board in connection with their respective evaluations of the proposed combination and, GCI Liberty management, under the direction of the GCI Liberty special committee, instructed Evercore to make available certain of the GCI Liberty projections to Perella Weinberg Partners, the Liberty Broadband special committee's financial advisor, in connection with its financial analyses and to the Liberty Broadband special committee as described above under “—Liberty Broadband Unaudited Prospective Financial Information.”

        In addition, in connection with the combination, Liberty Broadband management, under the direction of the Liberty Broadband special committee, instructed Perella Weinberg Partners to make available to Evercore in connection with its financial analyses described above under the section entitled “—Opinion of the GCI Liberty Special Committee's Financial Advisor,” (a) certain nonpublic, internal financial projections regarding (i) Skyhook's future standalone operations for fiscal years ending December 31, 2020 through 2022, (ii) Liberty Broadband's future standalone corporate costs for the second half of the fiscal year ending December 31, 2020 and fiscal years ending December 31, 2020 through 2023 and (iii) Liberty Broadband's expected future corporate cost synergies as a result of the combination and (b) certain estimates of Liberty Broadband's net operating loss carryforwards for the pro forma combined company for the fiscal years ending December 31, 2020 through 2028, which were prepared by Skyhook and Liberty Broadband management, respectively, and approved for Evercore's use by GCI Liberty management and also provided by Evercore to the GCI Liberty special committee in connection with its evaluation of the combination. For more information, see “—Liberty Broadband Unaudited Prospective Financial Information.”

        GCI Liberty has included a summary of these projections below for the purpose of providing stockholders access to certain nonpublic information that was furnished to certain parties in connection with the combination. This information was prepared and furnished in connection with the proposed combination and may not be appropriate for other purposes, and is not included to influence the voting decision of any GCI Liberty or Liberty Broadband stockholder.

        The GCI Liberty projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or the published guidelines of the SEC regarding projections and forward looking statements. Although, in the view of GCI Liberty management, the GCI Liberty projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments, and presented, to the best of GCI Liberty management's knowledge and belief, the expected course of action and the expected future financial performance of GCI Liberty at the time of preparation, the GCI Liberty projections are not fact and should not be regarded or relied upon as necessarily being indicative of actual future events or results. Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Furthermore, the GCI Liberty projections do not take into account any circumstances or events occurring after the date it was prepared.

        The prospective financial information included in this section of the joint proxy statement/prospectus has been prepared by, and is the responsibility of, GCI Liberty management. Neither KPMG LLP, GCI Liberty's and Liberty Broadband's independent registered public accounting firm, nor any other independent accounting or audit firm has examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, KPMG LLP does not express any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information. The reports of KPMG LLP that are incorporated by reference in this joint proxy statement/prospectus relate to GCI Liberty's and Liberty Broadband's historical financial information. The reports do not extend to the GCI Liberty projections and should not be read to do so.

        GCI Liberty may calculate certain non-GAAP financial metrics, including Adjusted EBITDA, using different methodologies from other companies. Consequently, the financial metrics presented in the GCI Liberty projections and in the section of this joint proxy statement/prospectus with respect to the financial analyses and opinion of Evercore, the GCI Liberty special committee's financial advisor, may not be directly comparable to other companies.

        While presented with numeric specificity, the GCI Liberty projections were based on numerous variables and assumptions that are inherently subjective and uncertain and most are beyond the control of GCI Liberty management. The GCI Liberty projections are based on numerous variables and assumptions reflecting management's assessment of industry trends, the Alaskan macro-economic outlook, competition in the marketplace and regulatory considerations. The primary assumptions underlying the projections included: (1) mid-single-digit growth in GCI Holdings' Data and Wireless products' revenue, a low-double-digit decline in Video products' revenue and a mid-single-digit decline in Voice products' revenue, consistent with prior years and industry trends; (2) a low-single-digit increase in operating expenses in support of growth initiatives; (3) continued investment in GCI Holdings' network, consumer and enterprise facing products and IT systems and (4) no material changes in the competitive or regulatory environment. Important factors that may affect actual results and cause the GCI Liberty projections to not be achieved include, but are not limited to, risks and uncertainties relating to GCI Liberty's businesses (including the ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions, and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The GCI Liberty projections are based solely on the information available to GCI Liberty management at the time they were prepared. The GCI Liberty projections do not reflect changes, circumstance, developments or events that may have occurred after the date such GCI Liberty projections were prepared, including the sale of Evite on September 14, 2020 or regulatory or legal changes. The GCI Liberty projections also reflect numerous variables, expectations and assumptions available at the time they were prepared, including assumptions as to certain business decisions, which are subject to change. As a result, actual results may differ materially from those contained in the GCI Liberty projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. GCI Liberty and Liberty Broadband stockholders are urged to review GCI Liberty's most recent filings with the SEC for a description of GCI Liberty's results of operations and financial condition and capital resources, including “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in GCI Liberty's Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus.

        None of GCI Liberty, Liberty Broadband or any of their respective directors, officers, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the GCI Liberty projections. Further, the inclusion of a summary of the GCI Liberty projections in this joint proxy statement/prospectus should not be regarded as an indication that GCI Liberty, Liberty Broadband or any of their respective directors, officers, affiliates, advisors or other representatives considered these internal financial projections to necessarily be predictive of actual future events, and the GCI Liberty projections should not be relied upon as such nor should the GCI Liberty projections be considered appropriate for other purposes.

        GCI Liberty has not made and makes no representation to Liberty Broadband or any stockholder or any other person, in the merger agreement or otherwise, concerning the GCI Liberty projections or regarding GCI Liberty's ultimate performance compared to the GCI Liberty projections or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the GCI Liberty projections, GCI Liberty and Liberty Broadband urge all stockholders not to place undue reliance on such information and to review GCI Liberty's most recent SEC filings for a description of GCI Liberty's reported financial results.

        GCI Liberty and Liberty Broadband undertake no obligation to update or otherwise revise or reconcile the GCI Liberty projections to reflect circumstances existing after the date the GCI Liberty projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the information is shown to be inaccurate. Since the GCI Liberty projections cover multiple years, the GCI Liberty projections by their nature become less predictive with each successive year.

  GCI Liberty Projections

        The following is a summary of the GCI Liberty projections, which were prepared by GCI Liberty management (other than the prospective financial information with respect to GCI Liberty's corporate expenses for fiscal years 2021 through 2023, which were each calculated by Evercore using information contained in the GCI Liberty projections and approved for Evercore's use by GCI Liberty management) for GCI Liberty on a standalone basis for fiscal years 2020 through 2023, and provided to the GCI Liberty special committee, the GCI Liberty Board, Evercore, the Liberty Broadband special committee and Perella Weinberg Partners.

	Fiscal Year Ending December 31,
($ in millions)	2020E	2021E		2022E		2023E
GCI Holdings' business
Revenue	$903	$896		$911		$919
Adjusted EBITDA(1)	$314	$311		$327		$333
Capital Expenditures	$135	$130		$125		$120
Evite business
Revenue	$13	$20		N/A	(2)	N/A	(2)
Adjusted OIBDA(1)	$(10)	$2		N/A	(2)	N/A	(2)
GCI Liberty Corporate Expense(3)	$(16)	$(17)	(4)	$(18)	(4)	$(18)	(4)
GCI Liberty Stock Based Compensation Expense	$(7.0)	$(8.5)		$(8.5)		$(8.5)

(1)
Adjusted EBITDA and Adjusted OIBDA are defined as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, insurance proceeds, restructuring, acquisition and other related costs and impairment charges. Adjusted EBTIDA for GCI Holdings' business reflects the sale of DMH on a pro forma basis.

(2)
GCI Liberty management did not prepare or provide prospective information for the Evite business for fiscal years 2022 or 2023.

(3)
Excludes stock-based compensation expense and one-time cost of $5 million incurred in the second quarter of 2020.

(4)
Calculated by Evercore using a 4% year-over-year growth rate (the midpoint of the 3-5% year-over-year growth rate provided by GCI Liberty management) over the projected GCI Liberty Corporate Expense for fiscal year ending December 31, 2020 provided by GCI Liberty management and approved for Evercore's use by GCI Liberty management.

Interests of Liberty Broadband Directors and Executive Officers in the Combination

        When considering the recommendation of the Liberty Broadband Board with respect to the Liberty Broadband merger proposal and the share issuance proposal, Liberty Broadband stockholders should be aware that certain of Liberty Broadband's directors and executive officers may be deemed to have interests in the combination and the transactions contemplated thereby that are different from, or in addition to, those of Liberty Broadband stockholders. These interests may present such persons with actual or potential conflicts of interest. The Liberty Broadband Board and the Liberty Broadband special committee were aware of these interests during the deliberations of the merits of the combination, and the transactions contemplated thereby, and in deciding to recommend that you vote for each of the Liberty Broadband merger proposal, the share issuance proposal and the Liberty Broadband adjournment proposal.

        All of the Liberty Broadband executive officers are also executive officers of GCI Liberty and will continue to provide services in such capacity following the combination. The Liberty Broadband executive officers hold GCI Liberty equity awards, which were granted in respect of their service as GCI Liberty executive officers. Those awards will remain outstanding, subject to the same terms, conditions and vesting requirements, and be converted into equity awards with respect to Liberty Broadband stock, as described in more detail above under “Questions & Answers—What will happen to GCI Liberty's outstanding equity awards?”.

        With respect to the Liberty Broadband directors and executive officers, areas where their interests may differ from those of Liberty Broadband stockholders in general relate to the indemnification and insurance protections for their service as directors and executive officers pursuant to the Liberty Broadband organizational documents.

        With respect to Mr. Malone, his interests may differ from those of Liberty Broadband stockholders in part due to the transactions contemplated by the exchange agreement. Pursuant to the exchange agreement, the JCM Trust waived its right to receive the waived B shares and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that Mr. Malone's voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements) immediately following the effective time will be approximately (but not more than) 49%. Following the effective time, there may be additional exchanges of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock by Mr. Malone or the JCM Trust pursuant to the exchange agreement. For more information, please see “—Other Agreements Related to the Combination—Exchange Agreement.”

        The members of the Liberty Broadband special committee evaluated and negotiated the merger agreement and the other transaction documents, and the transactions contemplated thereby, and evaluated whether the combination is in the best interests of Liberty Broadband stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and Parent Section 16 Officers). The Liberty Broadband directors who are also directors or officers of GCI Liberty or who are otherwise not independent and disinterested did not participate in the deliberations of the Liberty Broadband special committee regarding the merger agreement and the other transaction documents, and the transactions contemplated thereby.

        In consideration of the time and effort required of members of the Liberty Broadband special committee in evaluating and negotiating the merger agreement and the other transaction documents, and the transactions contemplated thereby, the Liberty Broadband Board, in a meeting held on

March 26, 2020, determined that the members of the Liberty Broadband special committee would each receive a one-time retainer fee of $50,000 and additional fees of $25,000 per quarter until the closing of the combination for their services in carrying out their duties as members of the Liberty Broadband special committee.

        Additionally, the Liberty Broadband Board and the GCI Liberty Board include three overlapping members: Mr. Malone, Mr. Maffei and Richard R. Green. Mr. Malone is a non-employee director and Chairman of the Board of Liberty Broadband, as well as Chairman of the Board of GCI Liberty. Mr. Maffei is President and Chief Executive Officer and a director of Liberty Broadband and GCI Liberty. Dr. Green is a non-employee director of Liberty Broadband and GCI Liberty.

        Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

Interests of GCI Liberty Directors and Executive Officers in the Combination

        When considering the recommendation of the GCI Liberty Board with respect to the GCI Liberty merger proposal, GCI Liberty stockholders should be aware that certain of GCI Liberty's directors and executive officers may be deemed to have interests in the combination and the transactions contemplated thereby that are different from, or in addition to, those of GCI Liberty stockholders. These interests may present such persons with actual or potential conflicts of interest. Excepting only the Liberty Broadband Board's intention to appoint Gregg L. Engles and Sue Ann Hamilton as board members following the completion of the combination, which was not discussed with Mr. Engles or Ms. Hamilton nor were Mr. Engles or Ms. Hamilton aware of such intention prior to the execution of the merger agreement, the GCI Liberty Board and the GCI Liberty special committee were aware of these interests during the deliberations of the merits of the combination, and the transactions contemplated thereby, and in deciding to recommend that you vote for each of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal.

        With respect to the GCI Liberty directors and executive officers, areas where their interests may differ from those of GCI Liberty stockholders in general relate to the indemnification and insurance protections for their service as directors and executive officers pursuant to the GCI Liberty organizational documents, which protections will be preserved following the combination. Additionally, any unvested GCI Liberty equity awards held by the GCI Liberty non-employee directors will vest immediately prior to the effective time of the combination.

        Section 14A(b) of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their stockholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” for GCI Liberty's named executive officers that is based on or otherwise relates to the combination. GCI Liberty equity awards held by the GCI Liberty executive officers will be assumed by Liberty Broadband and will remain outstanding, subject to the same terms, conditions and vesting requirements, as described in more detail above under “Questions & Answers—What will happen to GCI Liberty's outstanding equity awards?” and “—The Merger Agreement—Treatment of Equity Awards.” It is expected that all GCI Liberty named executive officers will continue to serve in their same capacities following the combination and, even if any of them were terminated, any severance entitlements for which they may be eligible would not be enhanced as a result of the combination. Therefore, because GCI Liberty does not have any “golden parachute” or similar arrangements with any of its named executive officers concerning any type of compensation that is based on or otherwise relates to the combination, no disclosure is required under Item 402(t) of Regulation S-K and no advisory vote is required by Section 14A(b) and Rule 14(a)-21(c) under the Exchange Act.

        With respect to Mr. Malone, his interests may differ from those of GCI Liberty stockholders in part due to the transactions contemplated by the exchange agreement. Pursuant to the exchange agreement, the JCM Trust waived its right to receive the waived B shares and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that the aggregate voting power of all of Liberty Broadband's securities over which Mr. Malone has beneficial ownership (including shares held in certain trusts not party to the voting agreements) immediately following the effective time will be approximately (but not more than) 49%. Following the effective time, there may be additional exchanges of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock by Mr. Malone or the JCM Trust pursuant to the exchange agreement. For more information, please see “—Other Agreements Related to the Combination—Exchange Agreement.”

        The members of the GCI Liberty special committee evaluated and negotiated the merger agreement and the other transaction documents, and the transactions contemplated thereby, and evaluated whether the combination is in the best interests of GCI Liberty stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers). The GCI Liberty directors who are also directors or officers of Liberty Broadband or who are otherwise not independent and disinterested did not participate in the deliberations of the GCI Liberty special committee regarding the merger agreement and the other transaction documents, and the transactions contemplated thereby.

        In consideration of the time and effort required of members of the GCI Liberty special committee in evaluating and negotiating the merger agreement and the other transaction documents, and the transactions contemplated thereby, the GCI Liberty Board, in a meeting held on April 22, 2020, determined that the members of the GCI Liberty special committee would each receive a one-time retainer fee of $50,000 and additional fees of $25,000 per quarter until the closing of the combination for their services in carrying out their duties as members of the GCI Liberty special committee.

        Additionally, the Liberty Broadband Board and the GCI Liberty Board include three overlapping members: Mr. Malone, Mr. Maffei and Richard R. Green. Mr. Malone is a non-employee director and Chairman of the Board of Liberty Broadband, as well as Chairman of the Board of GCI Liberty. Mr. Maffei is President and Chief Executive Officer and a director of Liberty Broadband and GCI Liberty. Dr. Green is a non-employee director of Liberty Broadband and GCI Liberty.

        The Liberty Broadband Board has determined to, effective following the completion of the combination, increase its size from six directors to eight directors and appoint Gregg L. Engles and Sue Ann Hamilton, who are currently members of the GCI Liberty Board, to fill the vacancies created by such newly created directorships. Neither Mr. Engles nor Ms. Hamilton were aware of this intention, and no discussions occurred with Mr. Engles or Ms. Hamilton regarding their service on the Liberty Broadband Board following the completion of the combination prior to execution of the merger agreement.

        Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

Accounting Treatment

        Liberty Broadband and GCI Liberty prepare their financial statements, respectively, in accordance with GAAP. Liberty Broadband will account for the acquisition of GCI Liberty as a business combination and the repurchase of Liberty Broadband shares held by GCI Liberty as a transaction separate from the business combination. Therefore, Liberty Broadband will account for the acquired GCI Liberty assets and liabilities as a business combination at their respective acquisition date fair values, and the acquisition of Liberty Broadband shares held by GCI Liberty as a share repurchase.

Regulatory Approvals

        Liberty Broadband and GCI Liberty submitted applications to the FCC for authorization to transfer control from GCI Liberty to Liberty Broadband of certain FCC licenses, authorizations, approvals and registrations currently held indirectly by GCI Liberty. The FCC must approve such transfer of control, and the FCC approval(s) must become a final order before the combination may take place. Public notice that the relevant FCC Bureaus granted the transfer control applications was released on October 23, 2020. That grant will become a final order on December 2, 2020 if no party files a petition for reconsideration or application for review with the FCC or challenges the grant in court and the FCC does not review the grant on its own motion.

        Liberty Broadband and GCI Liberty submitted applications to the RCA for approval for Liberty Broadband to acquire a controlling interest in certificates of public convenience and necessity held by certain subsidiaries of GCI Liberty. The RCA gave public notice of the applications and requested any public comments by October 5, 2020. No comments were filed. The RCA's approval must become a final order before the combination may take place.

        The combination is subject to the requirements of the HSR Act, which provides that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the DOJ, and the FTC, and until certain waiting period requirements have been satisfied. Each of Liberty Broadband and GCI Liberty submitted a Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the combination on September 9, 2020. The waiting period expired at 11:59 p.m., Eastern Time, on October 9, 2020.

        The DOJ, the FTC, state attorneys general, and others may challenge the combination on antitrust grounds after the expiration or termination of the applicable waiting period. Accordingly, at any time before or after the completion of the combination, any of the DOJ, the FTC or others could take action under the antitrust laws, including without limitation seeking to enjoin the completion of the combination or permitting completion subject to regulatory concessions or conditions. Neither Liberty Broadband nor GCI Liberty believes that the combination violates U.S. antitrust laws, but there can be no assurance that a challenge to the combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Exchange of Stock in the Combination

        Liberty Broadband has selected its transfer agent, Broadridge Corporate Issuer Solutions, Inc., as the exchange agent for the purpose of exchanging shares (either certificated or in non-certificated book-entry form) in the combination. Liberty Broadband will make available sufficient shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to pay the aggregate share consideration together into a fund (the “exchange fund”). Promptly after the effective time, Liberty Broadband and the exchange agent will determine the number of whole shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and the Liberty Broadband Preferred Stock and the number of fractional shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock that each former holder of record of GCI Liberty capital stock is entitled to receive in connection with the combination and will aggregate all fractional shares of such series of all such record holders into whole shares and sell the whole shares in open market transactions at then-prevailing trading prices and, in lieu of delivering such fractional shares to such record holders, deliver to each such record holder its ratable share of the net proceeds of such sales, based upon the average gross selling price per share of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock, as applicable, after making appropriate deductions for any amount required to be withheld under applicable law and less any brokers' charges, commissions or transfer taxes.

        Promptly after the effective time, Liberty Broadband will, or will cause the exchange agent to, if a stockholder held certificates representing GCI Liberty capital stock immediately prior to the effective time, send that stockholder a letter of transmittal and instructions for exchanging their shares of GCI Liberty capital stock for the merger consideration. Holders of shares of GCI Liberty capital stock in book-entry form immediately prior to the effective time will have the exchange of shares effected in accordance with Liberty Broadband's customary procedures with respect to securities represented by book entry.

        Upon surrender of the certificates for cancellation along with the properly completed letter of transmittal, or compliance with customary procedures for shares in book-entry form, as the case may be, a record holder of shares of GCI Liberty capital stock that have been converted into a right to receive the merger consideration will be entitled to receive the number of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock in non-certificated book-entry form unless a physical certificate is requested that such holder has a right to receive pursuant to the merger agreement and a check equal to the cash such holder has a right to receive pursuant to the merger agreement (including dividends and cash paid in lieu of fractional shares, as appropriate). The surrendered certificates will be cancelled. No interest will be paid or accrued on any merger consideration or any unpaid dividends or distributions payable to the holders.

        The above procedures are subject to the terms and conditions of the merger agreement, including those relating to the endorsement of certificates, the payment of transfer taxes thereon, procedures relating to lost, stolen or defaced certificates, and the termination of the exchange fund.

Listing of Liberty Broadband Series C Common Stock and Liberty Broadband Preferred Stock in the Combination

        It is a condition to the completion of the first merger that the Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock issuable to GCI Liberty stockholders will be authorized for listing on Nasdaq prior to closing of the combination.

Delisting and Deregistration of GCI Liberty Capital Stock

        Pursuant to the merger agreement, GCI Liberty and Liberty Broadband will cooperate and use their reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on their part under applicable laws and the rules and policies of Nasdaq to enable the delisting of the shares of the GCI Liberty Series A common stock and GCI Liberty Preferred Stock from the Nasdaq Global Select Market, the removal of GCI Liberty Series B common stock from being quoted on the OTC Markets and the deregistration of GCI Liberty capital stock under the Exchange Act.

Changes to the Liberty Broadband Board

        The Liberty Broadband Board has determined to, effective following the completion of the combination, increase its size from six directors to eight directors and appoint Gregg L. Engles and Sue Ann Hamilton, who are currently members of the GCI Liberty Board, to fill the vacancies created by such newly created directorships. Neither Mr. Engles nor Ms. Hamilton were aware of this intention, and no discussions with Mr. Engles or Ms. Hamilton regarding their service on the Liberty Broadband Board following the completion of the combination occurred prior to execution of the merger agreement.

Fees and Expenses

        The estimated fees and expenses incurred or expected to be incurred by Liberty Broadband, Merger LLC, Merger Sub and GCI Liberty in connection with the combination are as follows:

Total ($) (in millions)
Financial advisory fees and expenses	25.0
Legal, accounting and other professional fees	13.8
Filing Fees	2.0
Proxy solicitation, printing and mailing costs	1.3
Miscellaneous	0.9

43.0

        Generally, except as otherwise provided in the transaction documents, all expenses incurred in connection with the combination and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, whether or not the combination is consummated. The estimate for legal fees set forth in the table above does not include any amounts attributable to any litigation challenging the combination.

Litigation Relating to the Combination

        On October 9, 2020, a putative class action complaint was filed by two purported GCI Liberty stockholders in the Court of Chancery of the State of Delaware under the caption Hollywood Firefighters' Pension Fund, et al. v. GCI Liberty, Inc., et al. On October 11, 2020, a new version of the complaint was filed, and the case has been assigned Case No. 2020-0880. The lawsuit names as defendants GCI Liberty, as well as the members of the GCI Liberty Board. The lawsuit alleges, among other things, that Messrs. Maffei and Malone in their purported capacities as controlling stockholders and directors of GCI Liberty, and the other directors of GCI Liberty, breached their fiduciary duties by approving the merger. The lawsuit also alleges that various prior and current relationships between the members of the GCI Liberty special committee and Mr. Malone and Mr. Maffei render the members of the GCI Liberty special committee not independent. In support of these allegations, the lawsuit states that the members of the GCI Liberty special committee and Mr. Maffei live in close proximity to each other. The lawsuit further states, among other things, that Mr. Engles, who is one of the members of the GCI Liberty special committee, served as a director of Liberty Expedia Holdings, Inc. from November 2016 to July 2019, and served, from 2014 to 2019, on the Dartmouth College Board of Trustees with Mr. Maffei and during this time donated $10 million to Dartmouth College and travelled with Mr. Maffei to and from the school on private aircraft owned by them or their businesses. In further support of these allegations, the lawsuit states with respect to Ms. Hamilton, who is the other member of the GCI Liberty special committee, among other things, that Ms. Hamilton has provided advisory services to media and technology companies associated with GCI Liberty or Liberty Broadband, served as an executive officer of Charter from 2003 to 2007 and in management positions at AT&T Broadband (and its predecessor, Tele-Communications, Inc.) from 1993 through 2002, and was appointed to the board of FTD Companies, Inc. by Qurate Retail and served from December 2014 to August 2019. The lawsuit further alleges that the combination violates Section 203 of the DGCL and that this joint proxy statement/prospectus misstates and omits material information. The lawsuit seeks certification of a class action, declarations that Messrs. Maffei and Malone and the other directors of GCI Liberty breached their fiduciary duties and that the combination violates Section 203 of the DGCL, an injunction barring the stockholder vote and the combination, and the recovery of damages and other relief. On October 15, 2020, the plaintiffs filed a motion for expedited proceedings. On October 27, 2020, after a hearing, the Court granted the motion.

        GCI Liberty believes this lawsuit is without merit. However, the outcome of this lawsuit or any other lawsuit that may be filed challenging the combination or the other transactions contemplated by the transaction documents is uncertain.

        On October 23, 2020, a lawsuit was filed by a purported GCI Liberty stockholder in the United States District Court for the District of Delaware under the caption Lewis Baker v. GCI Liberty, Inc., et al., Case No. 1:20-cv-01425-UNA. The lawsuit names as defendants GCI Liberty, the members of the GCI Liberty Board, Liberty Broadband, Merger LLC and Merger Sub. The lawsuit asserts claims under Section 14(a) of the Exchange Act and Rule 14a-9 under the Exchange Act, as well as Section 20(a) of the Exchange Act. The lawsuit alleges that the defendants caused a registration statement that omitted material information to be filed in connection with the combination, which allegedly rendered the registration statement false and misleading. The lawsuit further alleges that the members of the GCI Liberty Board and Liberty Broadband acted as controlling persons of GCI Liberty and had knowledge of the allegedly false and misleading statements contained in the registration statement. The lawsuit seeks an injunction barring the combination, rescission of the combination in the event it has been consummated, an order directing the GCI Liberty Board to disseminate a registration statement that does not contain any allegedly untrue statements or omit material facts, a declaration that defendants violated the Exchange Act, costs and attorneys' fees, and other relief.

        GCI Liberty and Liberty Broadband believe this lawsuit is without merit. However, the outcome of this lawsuit or any other lawsuit that may be filed challenging the combination or the other transactions contemplated by the transaction documents is uncertain.

Plans for GCI Liberty after the Combination

        Following the consummation of the combination, it is anticipated that GCI Liberty will continue to conduct operations substantially as they are currently being conducted, except that Merger LLC will be the surviving company of the combination and Merger LLC will be a direct wholly owned subsidiary of Liberty Broadband. Pursuant to the merger agreement, GCI Liberty and Liberty Broadband will cooperate and use their reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on their part under applicable laws and the rules and policies of Nasdaq to enable the delisting of the shares of the GCI Liberty Series A common stock and GCI Liberty Preferred Stock from the Nasdaq Global Select Market, the removal of GCI Liberty Series B common stock from being quoted on the OTC Markets and the deregistration of GCI Liberty capital stock under the Exchange Act.

        In connection with the consummation of the combination, GCI Liberty will be converted from a Delaware corporation to a Delaware limited liability company. As of the date of this joint proxy statement/prospectus, Liberty Broadband has no other current plans or proposals or negotiations which would relate to or result in an extraordinary transaction involving GCI Liberty's business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness. Following the combination, Liberty Broadband will continuously evaluate and review GCI Liberty's business and operations and may propose or develop new plans and proposals which it considers to be in the best interests of Liberty Broadband and its stockholders, including engaging in acquisitions of new businesses or assets, dispositions of existing businesses or assets, the movement of businesses or assets within the Liberty Broadband corporate structure, the alteration of the mix of assets held by GCI Liberty, or any of the types of extraordinary transactions described above.

Certain Effects of the Combination

        Except with respect to the excluded shares, GCI Liberty stockholders will receive the merger consideration. Based on the closing price of Liberty Broadband Series C common stock on the Nasdaq

Global Select Market and the last sale price of Liberty Broadband Series B common stock on the OTC Markets, in each case, on June 29, 2020, the last trading day before the public announcement of the merger consideration, the exchange ratio represented approximately $72.49 in value for each share of GCI Liberty Series A common stock and $71.92 in value for each share of GCI Liberty Series B common stock. Holders of shares of GCI Liberty Preferred Stock will receive shares of Liberty Broadband Preferred Stock in connection with the merger consideration, which will have substantially identical rights as compared to the GCI Liberty Preferred Stock.

        Upon the effective time, based solely on their ownership of GCI Liberty capital stock and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the combination, former GCI Liberty stockholders (in the aggregate) are expected to own shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock representing approximately 35.9%, 24.1% and 100.0%, respectively, of the total number of outstanding shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, based on approximately 168.9 million, 3.2 million and 7.2 million shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, respectively, currently expected to be outstanding at the effective time and after giving effect to the exchange agreement. As a result, former GCI Liberty stockholders (in the aggregate and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the effective time) are expected to own shares of Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock representing approximately 16.7% of the aggregate voting power of outstanding shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock and 33.3% of the outstanding capital stock of Liberty Broadband. Consequently, GCI Liberty stockholders, as a general matter, will have less influence over the management and policies of Liberty Broadband after the completion of the combination than they currently exercise over the management and policies of GCI Liberty.

        Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

        On August 6, 2020, Liberty Broadband, Mr. Malone and the JCM Trust entered into the exchange agreement. Pursuant to the exchange agreement, the JCM Trust waived its right to receive the waived B shares and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that the aggregate voting power of all of Liberty Broadband's securities over which Mr. Malone has beneficial ownership (including shares held in certain trusts not party to the voting agreements) immediately following the effective time will be approximately (but not more than) 49%. Following the effective time, there may be additional exchanges of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock by Mr. Malone or the JCM Trust pursuant to the exchange agreement. For more information, please see “—Other Agreements Related to the Combination—Exchange Agreement.”

        GCI Liberty stockholders will have different rights once they become stockholders of Liberty Broadband due to differences between the governing documents of Liberty Broadband and GCI Liberty. These differences are described in detail under “Comparison of Rights of Liberty Broadband Stockholders and GCI Liberty Stockholders.”

Appraisal Rights

        Under Delaware law, holders of shares of Liberty Broadband common stock, GCI Liberty Series A common stock and GCI Liberty Preferred Stock are not entitled to dissenters' or appraisal rights in connection with the combination as contemplated by the merger agreement.

        Holders of shares of GCI Liberty Series B common stock are entitled to appraisal of their GCI Liberty Series B common stock under Section 262 of the DGCL in connection with the combination if any such holder (i) does not vote in favor of the GCI Liberty merger proposal and (ii) otherwise complies with the conditions established by Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached as Annex M to this joint proxy statement/prospectus. Failure to strictly comply with Section 262 of the DGCL will result in the loss of appraisal rights. A proxy or vote against the GCI Liberty merger proposal will not be deemed an appraisal demand. Due to the complexity of the provisions of Section 262 of the DGCL, any holder of GCI Liberty Series B common stock considering exercising its appraisal rights under Section 262 of the DGCL is urged to consult his, her or its own legal advisor.

Summary of Appraisal Rights

        Stockholders of a Delaware corporation that is proposing to merge with another entity are sometimes entitled under Section 262 of the DGCL to what are known as appraisal rights in connection with the proposed merger. Such rights generally confer on stockholders who oppose a merger or the consideration to be received in a merger, and who comply with the applicable statutory procedures to demand and perfect their appraisal rights, the right to receive, in lieu of the consideration being offered in the merger, the “fair value” of their shares in cash as determined in a judicial appraisal proceeding. The Delaware Supreme Court has stated that the determination of fair value requires consideration of all relevant factors involving the value of a company, and that proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court should be considered. Elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation may be considered, but any element of value arising from the accomplishment or expectation of the merger will not be considered.

        Holders of shares of GCI Liberty Series B common stock are entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the combination as described herein and as provided for in Section 262 of the DGCL.

        The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is provided in its entirety as Annex M to this joint proxy statement/prospectus.

        All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holders of shares of GCI Liberty Series B common stock” are to the record holder of shares of GCI Liberty Series B common stock. A person having a beneficial interest in shares of GCI Liberty Series B common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to demand and perfect appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that any stockholder should exercise his, her or its rights to seek appraisal under Section 262 of the DGCL.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement at the GCI Liberty special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders who was such on the record date for notice of the GCI Liberty special meeting that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This joint proxy statement/prospectus shall constitute the required notice and the copy of the applicable statutory provisions is attached to this joint proxy statement/prospectus as Annex M. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex M to this joint proxy statement/prospectus.

        Failure to strictly comply with the procedures specified in Section 262 of the DGCL timely and properly will result in the loss of appraisal rights.

        Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of GCI Liberty Series B common stock, GCI Liberty believes that stockholders who wish to consider exercising such appraisal rights should seek the advice of counsel. A stockholder who effectively withdraws or loses (through failure to perfect or otherwise) his, her or its appraisal rights will be entitled to receive the merger consideration as provided for herein and in the merger agreement.

How to Exercise and Perfect Appraisal Rights

        Any holder of GCI Liberty Series B common stock wishing to exercise the right to demand an appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

  •
  the stockholder must not vote the stockholder's shares of GCI Liberty Series B common stock in favor of the adoption of the merger agreement; a signed proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement and, therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement;

  •
  as more fully described below, the stockholder must deliver to GCI Liberty a written demand for appraisal of the stockholder's shares before the vote on the adoption of the merger agreement at the GCI Liberty special meeting and all demands for appraisal must be made by such stockholder, or in the stockholder's name, fully and correctly, as it appears, with respect to the shares evidenced by certificates, on such stockholder's stock certificate, or, with respect to uncertificated shares on the stock ledger, and such demands must reasonably inform GCI Liberty of the identity of the stockholder and that the stockholder intends to demand the appraisal of the stockholder's shares;

  •
  the stockholder must hold the stockholder's shares of GCI Liberty Series B common stock on the date of the making of the demand for appraisal and must continuously hold the shares from the date of the making of the demand through the effective date of the first merger; a stockholder who is the record holder of shares of GCI Liberty Series B common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective time will lose any right to appraisal in respect of those shares; and

  •
  the stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the stockholder to initiate all necessary action to perfect his, her or its appraisal rights in respect of shares of the GCI Liberty Series B common stock within the time prescribed in Section 262 of the DGCL.

        Neither voting (in person via the Internet or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve the adoption of the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy, vote, or abstention.

Who May Exercise Appraisal Rights

        Only a stockholder of record of shares of GCI Liberty Series B common stock issued and outstanding immediately before the effective time is entitled to assert appraisal rights for the shares in that stockholder's name. A person having a beneficial interest in shares of GCI Liberty Series B common stock that are held of record in the name of another person, such as a broker, fiduciary, depository, or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates (or in the stock ledger), and must specify the stockholder's name and mailing address and that the stockholder intends to demand appraisal of the stockholder's shares of GCI Liberty Series B common stock. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to GCI Liberty. The beneficial owner must, in each case, have the registered stockholder submit the required demand in respect of those shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record jointly by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. If a stockholder holds shares of GCI Liberty Series B common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by the nominee.

        A stockholder who elects to exercise appraisal rights in accordance with Section 262 of the DGCL must mail or deliver a written demand to: GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Corporate Secretary, and may not submit a demand by electronic submission. Such written demand must be delivered to and received by GCI Liberty before the vote on the adoption of the merger agreement at the GCI Liberty special meeting.

Actions After Completion of the Combination

        If the combination is completed, within 10 days after the effective time, the surviving company must send a notice as to the effectiveness of the combination to each of the former stockholders who has made a written demand for appraisal in accordance with Section 262 of the DGCL and who has not voted to adopt the merger agreement. At any time within 60 days after the effective time, any stockholder who made a written demand for appraisal in accordance with Section 262 of the DGCL and has not commenced an appraisal proceeding or joined that proceeding as a named party has the right to withdraw the demand and to accept the merger consideration in accordance with the merger agreement. Within 120 days after the effective time, but not thereafter, either the surviving company or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of GCI Liberty Series B common stock held by all dissenting stockholders. The surviving company is under no obligation to and has no present intention to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving company will file such a petition. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. Inasmuch as the surviving company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the combination, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares of GCI Liberty Series B common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received by the surviving company and the aggregate number of holders of such shares. The surviving company must mail that statement to the stockholder within 10 days after receipt of the request. A person who is the beneficial owner of shares of GCI Liberty Series B common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the surviving company the statement described in this paragraph.

        If a petition for appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        In the event that the Delaware Court of Chancery determines the stockholders are entitled to appraisal, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of GCI Liberty Series B common stock at the effective time held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the combination, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates and book-entry shares.

        In determining the fair value of shares of capital stock, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. GCI Liberty and Liberty Broadband do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of GCI Liberty Series B common stock is less than the merger consideration.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Costs for such purposes do not include attorneys and expert witness fees. Each dissenting stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of GCI Liberty Series B common stock entitled to appraisal.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective date of the first merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective date of the combination).

        At any time within 60 days after the effective time, any stockholders who have not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to the surviving company a written withdrawal of the stockholder's demand for appraisal. A withdrawal of a stockholder's demand for appraisal will be deemed to be acceptance of the terms of the merger agreement, which terms are summarized in this joint proxy statement/prospectus and which merger agreement is attached in its entirety to this joint proxy statement/prospectus as Annex A. However, any such attempt to withdraw made more than 60 days after the effective time will require the surviving company's written approval. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective time. If the surviving company does not approve a stockholder's request to withdraw a demand for appraisal when that approval is required or, except with respect to a stockholder that withdraws its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the consideration being offered pursuant to the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder's appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights in any manner.

The Merger Agreement

        This section describes the material terms of the merger agreement. The descriptions of the merger agreement in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to carefully read the entire merger agreement before making any decisions regarding the merger agreement or the combination.

Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms, and not to provide any factual information about Liberty Broadband or GCI Liberty or their respective subsidiaries or businesses. Factual disclosures about Liberty Broadband and GCI Liberty contained in this joint proxy statement/prospectus and/or in the public reports of Liberty Broadband and GCI Liberty filed with the SEC (as described in the section entitled “Where You Can Find More Information”) may supplement, update or modify the disclosures about Liberty Broadband and GCI Liberty contained in the merger agreement. The representations and warranties contained in the merger agreement were made only for purposes of the merger agreement and as of specific dates; were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties contained in the merger agreement do not, with certain exceptions, survive the effective time. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of GCI Liberty, Liberty Broadband or any of their respective subsidiaries or affiliates. Information concerning the subject matter of representations, warranties and covenants may change after the date of the merger agreement and this subsequent information may not be fully reflected in Liberty Broadband's or GCI Liberty's public disclosures.

Structure of the Combination

        At the effective time, Merger Sub will merge with and into GCI Liberty, with GCI Liberty surviving as the surviving corporation and an indirect wholly owned subsidiary of Liberty Broadband. Immediately after the first merger, GCI Liberty, as the surviving corporation of the first merger, will merge with and into Merger LLC, with Merger LLC surviving as a wholly owned subsidiary of Liberty Broadband.

Merger Consideration

        At the effective time:

  •
  each share of GCI Liberty Series A common stock issued and outstanding immediately prior to the effective time (other than excluded treasury shares) will be converted into the right to receive 0.580 of a share of non-voting Liberty Broadband Series C common stock;

  •
  each share of GCI Liberty Series B common stock issued and outstanding immediately prior to the effective time (other than excluded shares) will be converted into the right to receive 0.580 of a share of Liberty Broadband Series B common stock; and

  •
  each share of GCI Liberty Preferred Stock issued and outstanding immediately prior to the effective time (other than excluded treasury shares) will be converted into the right to receive the preferred merger consideration, which is one share of newly issued Liberty Broadband Preferred Stock.

        No fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock will be issued in the combination.

        All fractional shares of Liberty Broadband Series C common stock that would otherwise be issued to a GCI Liberty Series A common stockholder of record as part of the Series A merger consideration will be aggregated and sold as a block at prevailing market prices on behalf of GCI Liberty Series A common stockholders who otherwise would have been entitled to receive fractional shares. The cash (without interest) received from these sales will be paid to each GCI Liberty Series A common stockholder in proportion to the stockholder's pro rata portion.

        All fractional shares of Liberty Broadband Series B common stock that would otherwise be issued to a GCI Liberty Series B common stockholder of record as part of the Series B merger consideration will be aggregated and sold as a block at prevailing market prices on behalf of GCI Liberty Series B common stockholders who otherwise would have been entitled to receive fractional shares. The cash (without interest) received from these sales will be paid to each GCI Liberty Series B common stockholder in proportion to the stockholder's pro rata portion.

        After the effective time, Liberty Broadband stockholders will continue to own their existing shares of common stock of Liberty Broadband, the form of which will not be changed by the combination.

Treatment of Equity Awards

        At the effective time:

  •
  all outstanding stock options to purchase shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock will be converted into options, with the same terms and conditions (including, except in the case of any non-employee director of GCI Liberty, vesting terms) as applied to such GCI Liberty stock options immediately prior to the effective time, to purchase the number of shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock (rounded down to the nearest whole share), respectively, determined by multiplying the number of shares of GCI Liberty common stock subject to the GCI Liberty stock option by 0.580, at an exercise price determined by dividing the per-share exercise price of the GCI Liberty stock option by 0.580 and rounding the result up to the nearest whole cent;

  •
  all outstanding stock options to purchase shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock held by any non-employee director of GCI Liberty will automatically accelerate and vest in full immediately prior to the effective time;

  •
  all outstanding awards of restricted stock units and performance-based restricted stock units in respect of shares of GCI Liberty Series A common stock (other than those held by non-employee directors of GCI Liberty) will be converted into restricted stock unit awards or performance-based restricted stock unit awards, as applicable, with the same terms and conditions (including service-based or performance-based vesting requirements) as were applicable to each such award immediately prior to the effective time, relating to the number of shares of Liberty Broadband Series C common stock determined by multiplying the number of shares of GCI Liberty Series A common stock subject to the GCI Liberty restricted stock unit or performance-based restricted stock unit, as applicable, by 0.580, rounded down to the nearest whole share;

  •
  all outstanding restricted stock units held by non-employee directors of GCI Liberty will automatically accelerate and vest in full immediately prior to the effective time;

  •
  all outstanding restricted shares of GCI Liberty Series A common stock will be converted into restricted shares of common stock, with the same terms and conditions (including any vesting requirements) as were applicable to each restricted share of GCI Liberty Series A common stock immediately prior to the effective time, relating to the number of shares of Liberty Broadband Series C common stock determined by multiplying the number of shares of GCI Liberty Series A common stock subject to the GCI Liberty restricted common stock award by 0.580; and

  •
  all outstanding restricted shares of GCI Liberty Preferred Stock will be converted on a one-for-one basis into restricted shares of Liberty Broadband Preferred Stock, with the same terms and conditions (including any vesting requirements) as were applicable to each restricted share of GCI Liberty Preferred Stock immediately prior to the effective time.

Closing and Effectiveness of the Combination

        Unless the merger agreement is terminated in accordance with its terms, and subject to other terms and conditions in the merger agreement, the closing of the combination will occur as promptly as practicable, but no later than the third business day, after all of the closing conditions set forth in the merger agreement are satisfied or waived (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), or at another time or date agreed to in writing by Liberty Broadband and GCI Liberty. The first merger will become effective prior to the upstream merger becoming effective.

        The first merger will become effective at the time that, following the filing of Liberty Broadband's Certificate of Designations for the Liberty Broadband Preferred Stock (the “certificate of designations”) with the Delaware Secretary of State, the certificate of merger has been filed with the Delaware Secretary of State or at a later date and time agreed to by Liberty Broadband and GCI Liberty and specified in the certificate of merger. The upstream merger will become effective at the time the certificate of ownership and merger has been filed with the Delaware Secretary of State or at a later date and time agreed to by Liberty Broadband and GCI Liberty and specified in the certificate of ownership and merger.

Conversion of Shares; Exchange of Certificates

        The conversion of shares of GCI Liberty Series A common stock (other than the excluded shares) into the right to receive the Series A merger consideration, GCI Liberty Series B common stock (other than the excluded shares) into the right to receive the Series B merger consideration and GCI Liberty Preferred Stock into the right to receive the preferred merger consideration will occur automatically at the completion of the first merger.

        Broadridge Corporate Issuer Solutions, Inc. has been engaged to act as the exchange agent for the combination. Prior to the effective time, Liberty Broadband will enter into an exchange agent agreement with Broadridge Corporate Issuer Solutions, Inc. on terms reasonably acceptable to Liberty Broadband.

        Promptly after the effective time, Liberty Broadband will send, or cause the exchange agent to send, a letter of transmittal to each stockholder of record immediately prior to the effective time holding certificates representing outstanding shares of GCI Liberty common stock or GCI Liberty Preferred Stock. The letter of transmittal will include instructions for exchanging each of their certificated shares of GCI Liberty common stock or GCI Liberty Preferred Stock. No interest will be paid or accrued on any merger consideration (including on cash in lieu of fractional shares).

        At the completion of the first merger, shares of GCI Liberty common stock will no longer be outstanding, will be automatically canceled and will cease to exist, and each certificate or book-entry share that represented shares of GCI Liberty common stock immediately prior to the completion of the first merger will cease to have any rights with respect to such common stock, other than the right to receive the applicable merger consideration as described above and any dividends or other distributions to which holders of common shares become entitled and subject to the terms and conditions set forth in the merger agreement. At the completion of the first merger, shares of GCI Liberty Preferred Stock will no longer be outstanding, will be automatically canceled and will cease to exist, and each certificate or book-entry share that represented shares of GCI Liberty Preferred Stock immediately prior to the completion of the first merger will cease to have any rights with respect to such preferred stock, other than the right to receive the preferred merger consideration as described above and any dividends or other distributions to which holders of preferred shares become entitled and subject to the terms and conditions set forth in the merger agreement.

        Liberty Broadband will pay (or cause one of its subsidiaries to pay) all dividends declared by the GCI Liberty Board in accordance with the GCI Liberty charter on the GCI Liberty Preferred Stock to the extent that the payment date for such dividends is after the closing and the record date for such dividends precedes the closing. The declared dividends will be paid by Liberty Broadband on the payment date to the holders of record of GCI Liberty Preferred Stock as of the close of business on the record date therefor. Any dividends declared by the GCI Liberty Board on the GCI Liberty Preferred Stock will be conditioned on the record date occurring prior to the closing of the combination.

        Following the surrender or exchange of certificates or book-entry shares of GCI Liberty Series A common stock, GCI Liberty Series B common stock or GCI Liberty Preferred Stock, such record holders will be paid (1) all dividends and other distributions payable in respect of such shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock, respectively, issued in the combination with a record date after the effective time and a payment date on or prior to the date of such surrender or exchange and not previously paid and (2) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock issued in the combination, respectively, with a record date after the effective time but with a payment date subsequent to the date of such surrender or exchange.

        Each of Liberty Broadband, Merger Sub, Merger LLC, GCI Liberty and the exchange agent are entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable tax law. Any amounts so withheld and timely paid to the applicable governmental authority will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

        All shares of Liberty Broadband common stock and Liberty Broadband Preferred Stock issued pursuant to the merger agreement will be issued in book-entry form unless otherwise requested by such holder.

Representations and Warranties; Material Adverse Effect

        The merger agreement contains representations and warranties made by each of GCI Liberty and Liberty Broadband to each other. These representations and warranties are subject, in some cases, to exceptions and qualifications that were agreed to by GCI Liberty and Liberty Broadband in connection with negotiating the terms of the merger agreement, including, among other things, as to materiality and to material adverse effects when deemed repeated at the closing of the combination.

        The representations and warranties made by each party under the merger agreement relate to, among other things:

  •
  due organization, valid existence, good standing and qualification to do business;

  •
  capitalization;

  •
  capitalization and ownership of subsidiaries;

  •
  corporate authorization for the execution and performance of the transaction documents and the transactions contemplated by the transaction documents;

  •
  required consents and approvals from governmental entities;

  •
  the absence of any conflicts or violations of organizational documents and other agreements or laws;

  •
  documents filed with the SEC and financial statements;

  •
  internal controls and disclosure controls and procedures relating to financial reporting;

  •
  the absence of certain undisclosed liabilities;

  •
  the absence of certain legal proceedings, investigations and governmental orders;

  •
  the absence of certain changes or events;

  •
  the absence of a material adverse effect;

  •
  compliance with applicable laws;

  •
  possession of, and compliance with, permits necessary for the conduct of such party's business;

  •
  tax matters;

  •
  employee benefit plans;

  •
  employment and labor matters;

  •
  brokers and transaction-related fees and expenses;

  •
  accuracy of information supplied or to be supplied in connection with this joint proxy statement/prospectus;

  •
  the opinion of its financial advisor;

  •
  ownership of the other party's common stock; and

  •
  the inapplicability of state anti-takeover statutes.

        The merger agreement also contains additional representations and warranties of GCI Liberty relating to, among other things, the following:

  •
  communications licenses;

  •
  real property;

  •
  cable systems;

  •
  intellectual property;

  •
  privacy and data security;

  •
  environmental matters;

  •
  insurance policies; and

  •
  material contracts.

        The representations and warranties of each of GCI Liberty and Liberty Broadband will expire upon the effective time.

        Many of the representations of GCI Liberty and Liberty Broadband are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has or would be reasonably expected to have a material adverse effect). “Material adverse effect” for purposes of the merger agreement, means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of GCI Liberty or Liberty Broadband, as applicable, in each case including its subsidiaries, taken as a whole, or (b) the ability of GCI Liberty or Liberty Broadband to consummate the transactions contemplated by the transaction documents which GCI Liberty, Liberty Broadband, Merger Sub and Merger LLC is a party, except that with respect to clause (a) none of the following will constitute or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

  •
  changes in conditions generally in the United States or global economy or in the capital or financial markets, including exchange or interest rates;

  •
  changes in general economic and market conditions or changes in GAAP that, in either case, generally affect the industries in which the party or its subsidiaries participate;

  •
  the announcement of the transaction documents or the contemplated transactions (including any stockholder litigation arising from such announcement);

  •
  acts of war, sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, and other wind storms, floods, pandemics (including COVID-19) or epidemics or other natural disasters or acts of God;

  •
  any action taken or failure to act by the party or its subsidiaries that is expressly required by the transaction documents (other than certain actions required by the reasonable best efforts covenant in the merger agreement or that has been expressly consented to by the other party); or

  •
  in the case of GCI Liberty only, any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of Liberty Broadband or its subsidiaries, taken as a whole.

        The underlying facts or occurrences giving rise or contributing to a material adverse effect (to the extent not otherwise excluded by the definition) may be taken into account when determining whether a material adverse effect has occurred. In the case of the first, second and fourth bullets above, to the extent that such changes, effects, events, occurrences, state of facts or developments affect the party or its subsidiaries in a disproportionate manner relative to other participants in the industries in which the party or its subsidiaries participate, only the incremental disproportionate effect may be taken into account in determining whether there has been a material adverse effect.

Covenants and Agreements

  Conduct of Business

        Each of GCI Liberty and Liberty Broadband has agreed to certain covenants in the merger agreement restricting the conduct of its respective businesses between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement.

        For purposes of the merger agreement, “ordinary course consistent with past practice” means in the ordinary course consistent with past practice, subject to commercially reasonable actions that are reasonably necessary given changing economics and other circumstances relating to COVID-19.

  Conduct of Business of GCI Liberty

        In general, GCI Liberty has agreed that prior to the effective time or the termination of the merger agreement in accordance with its terms, except as may be required by applicable law, expressly required or permitted by the merger agreement or any other transaction document, as expressly required by any certain existing agreements, or as may be consented to in writing by the Liberty Broadband special committee (which consent will not be unreasonably conditioned, withheld or delayed), or as set forth in certain confidential disclosure schedules provided by GCI Liberty to Liberty Broadband in connection with the merger agreement, it will and will cause its subsidiaries to:

  •
  conduct its business in the ordinary course consistent with past practice; and

  •
  use commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other third parties.

        In addition, GCI Liberty has agreed that, prior to the effective time or the termination of the merger agreement in accordance with its terms, except as may be required by applicable law, expressly required or permitted by the merger agreement or any other transaction document, as expressly required by certain existing agreements, as may be consented to in writing by the Liberty Broadband special committee (which consent will not be unreasonably conditioned, withheld or delayed), or as set forth in certain confidential disclosure schedules provided by GCI Liberty to Liberty Broadband in connection with the merger agreement, it will not and will cause its subsidiaries not to:

  •
  amend the GCI Liberty charter or the GCI Liberty bylaws or similar organizational or governing documents of any of its subsidiaries;

  •
  authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of GCI Liberty or any of its subsidiaries;

  •
  (1) authorize for issuance, issue or deliver, sell or transfer any capital stock or other equity interests or any convertible securities, options, rights, warrants, calls, agreements to acquire equity securities or other rights to acquire any equity interest of GCI Liberty or its subsidiaries (excluding the issuance of GCI Liberty common stock in connection with outstanding GCI Liberty equity awards governed by GCI Liberty stock plans and the issuance of GCI Liberty capital stock or capital stock or other equity interests of any subsidiary of GCI Liberty to GCI Liberty or another subsidiary of GCI Liberty), (2) amend or modify any term or provision of any of GCI Liberty's outstanding equity securities or (3) accelerate or waive any restrictions pertaining to the vesting of any GCI Liberty equity awards, warrants or other rights to acquire equity interests;

  •
  sell, pledge, dispose of, transfer, lease, license, exercise, convert or encumber (1) any tangible or intangible property or assets of GCI Liberty or its subsidiaries material to the operation of the business of GCI Liberty and its subsidiaries, taken as a whole, except for sales in the ordinary course consistent with past practice or non-exclusive licenses in connection with the marketing, promotion or sales in the ordinary course consistent with past practice, certain permitted encumbrances, certain intracompany transfers and contracts in effect at the signing of the merger agreement or (2) any shares of Liberty Broadband common stock and certain portfolio securities owned by GCI Liberty, except for certain permitted encumbrances, certain intracompany transfers and contracts in effect at the signing of the merger agreement;

  •
  acquire, directly or indirectly, by purchase, merger, consolidation or otherwise, equity or assets constituting all or substantially all of the business (or a line of business) of another person for a purchase price that, together with all other acquisitions, exceeds $75 million;

  •
  (1) declare, set aside, make or pay any dividend or distribution with respect to capital stock of GCI Liberty (other than intercompany dividends or distributions or preferential dividends on GCI Liberty Preferred Stock) or enter into any voting agreement with respect to such capital stock, (2) reclassify, combine, split or subdivide any capital stock of GCI Liberty, or issue or authorize the issuance of any other securities in respect of such capital stock or that of its subsidiaries, or (3) redeem, purchase or otherwise acquire any shares of capital stock or other equity interests of GCI Liberty or that of its subsidiaries (other than in connection with the exercise, settlement or vesting of any GCI Liberty equity awards);

  •
  (1) make loans, advances, capital contributions to or investments in any other person, other than certain intracompany investments, advances of expenses to directors and officers in connection with advancement obligations in effect on the signing of the merger agreement, or assumed in connection with a permitted acquisition, (2) incur, assume or modify any indebtedness in excess of $50 million, other than certain permitted amendments or (3) assume, guarantee, endorse or grant an encumbrance on any assets as security or otherwise become liable for the indebtedness of another person, other than certain permitted encumbrances;

  •
  except as required under an existing employee benefit plan or agreement in effect on the date of the merger agreement:

  •
  increase the compensation or benefits of, or grant any new severance, benefits or entitlements to, any employee or non-employee director, other than in the ordinary course consistent with past practice;

  •
  make or forgive any loans or advances to, or grant any new transaction, retention or change-in-control entitlement to, any employee or non-employee director, other than advances to any director or officer in connection with advancement obligations in effect on the signing of the merger agreement;

  •
  establish, adopt, or enter into any new pension, other retirement, deferred compensation, equity or equity-like compensation, or other compensation or benefit agreement, plan or arrangement for the benefit of any current or former employee or non-employee director, other than in the ordinary course consistent with past practice or the cost of which are not material;

    •
    materially amend or modify any existing employee benefit plan or agreement, other than in the ordinary course consistent with past practice;

    •
    accelerate the timing of payment of compensation or benefits to any employee or non-employee director;

    •
    renew or enter into any modification of any collective bargaining agreement or implement or announce any reduction in labor force (other than in the ordinary course consistent with past practice);

    •
    provide any funding for any rabbi trust or similar arrangement; or

    •
    hire any new employees, other than to fill existing positions that are or become vacant or in the ordinary course consistent with past practice;

  •
  (1) change its method of accounting, except as required by GAAP, Regulation S-X under the Exchange Act or under applicable law, or (2) change its or its subsidiaries' fiscal year;

  •
  (1) make, change or revoke any material tax election, other than in the ordinary course consistent with past practice, (2) settle or compromise any material tax liability with any governmental authority, (3) surrender any right to claim a material refund of taxes, (4) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, (5) change any material method of tax accounting, (6) enter into any closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law), (7) apply for any tax ruling or (8) file any amended material tax return;

  •
  make any capital expenditures that, together with all their other capital expenditures during any 12-month period, exceed $50 million, other than any capital expenditure authorizations, commitments and spend in accordance with the annual budget for 2020 presented to the GCI Liberty Board prior to the signing of the merger agreement and the annual budget for 2021 presented to the GCI Liberty Board;

  •
  (1) enter into any new line of business, other than the lines of business (or any reasonable extension of the existing lines of business) in which GCI Liberty and its subsidiaries are currently engaged or any similar, corollary, ancillary, supportive, complementary, synergistic or related business or (2) establish any non-wholly owned subsidiary or joint venture;

  •
  pay, discharge, settle, compromise or fail to defend any governmental actions or orders, other than (1) in the ordinary course consistent with past practice where the amounts paid or to be paid by GCI Liberty and its subsidiaries are less than $50 million in the aggregate (net of amounts covered by GCI Liberty's and its subsidiaries' insurance policies), (2) settlements that do not involve the admission of wrongdoing by GCI Liberty or its subsidiaries and (3) settlements that do not impose restrictions (in any material respect) on the business of GCI Liberty or any of its subsidiaries, or on the surviving company or the surviving corporation, as applicable, after the effective time or the effective time of the upstream merger;

  •
  make any filings with the FCC or state commissions, or take any action that would require any filing with the FCC or state commissions, other than, in each case, in the ordinary course consistent with past practice or as required by the merger agreement;

  •
  adopt or implement any stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan that would prohibit, restrict or delay or otherwise be applicable to, the combination; or

  •
  enter into, or cause any of its subsidiaries to enter into, any agreement or otherwise make any commitment, or cause any of its subsidiaries to make any commitment, to do any of the foregoing.

  Conduct of Business of Liberty Broadband

        In general, Liberty Broadband has agreed that, prior to the effective time or the termination of the merger agreement in accordance with its terms, except as may be required by applicable law, expressly required or permitted by the merger agreement or any other transaction document, as expressly required by certain existing agreements, as may be consented to in writing by the GCI Liberty special committee (which consent will not be unreasonably conditioned, withheld or delayed), or as set forth in certain confidential disclosure schedules provided by Liberty Broadband to GCI Liberty in connection with the merger agreement, it will and will cause its subsidiaries to:

  •
  conduct its business in the ordinary course consistent with past practice; and

  •
  use commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other third parties.

        In addition, Liberty Broadband has agreed that, prior to the effective time or the termination of the merger agreement in accordance with its terms, except as may be required by applicable law, expressly required or expressly permitted by the merger agreement or any other transaction document, as expressly required by certain existing agreements, as may be consented to in writing by the GCI Liberty special committee (which consent will not be unreasonably conditioned, withheld or delayed), or as set forth in certain confidential disclosure schedules provided by Liberty Broadband to GCI Liberty in connection with the merger agreement, it will not and will cause its subsidiaries not to:

  •
  amend the Liberty Broadband charter or the Liberty Broadband bylaws, or cause Merger Sub or Merger LLC to amend their respective organizational or governing documents;

  •
  authorize, adopt or publicly propose a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Liberty Broadband or any of its subsidiaries, other than certain permitted transactions;

  •
  (1) reclassify, combine, adjust, split or subdivide any capital stock of Liberty Broadband, (2) issue or authorize the issuance of shares of capital stock of Liberty Broadband, or other securities in respect of, in lieu of or in substitution for shares of capital stock of Liberty Broadband (other than issuances of Liberty Broadband common stock pursuant to the merger agreement or existing equity awards governed by Liberty Broadband stock plans, issuances of Liberty Broadband Series A common stock or Liberty Broadband Series C common stock for or in excess of fair market value or in connection with certain permitted transactions), (3) redeem, purchase or otherwise acquire any shares of capital stock of or other equity interests in Liberty Broadband (other than in connection with the exercise, settlement or vesting of any Liberty Broadband equity awards, any cash repurchases of Liberty Broadband capital stock made pursuant to ordinary course share repurchase programs or any action not effected until after the closing of the combination), (4) accelerate or waive any restrictions pertaining to the vesting of any Liberty Broadband equity awards, warrants or other rights of any kind to acquire any shares of capital stock or other equity interest in Liberty Broadband or (5) declare with a record date or ex-dividend date that is at or prior to the closing of the combination or pay at or prior to the closing of the combination any dividend or other distribution payable in cash, stock, property or otherwise, with respect to its capital stock or other equity interests;

  •
  adopt or implement any stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan that would prohibit, restrict or delay or otherwise be applicable to, the combination; or

  •
  enter into, or cause any of its subsidiaries to enter into, any agreement or otherwise make any commitment, or cause any of its subsidiaries to otherwise make any commitment, to do any of the foregoing.

  GCI Liberty Stockholder Meeting

        The merger agreement requires GCI Liberty to (1) as promptly as practicable following effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, duly give notice of, convene and hold a meeting of its stockholders for the purpose of seeking approval of the adoption of the merger agreement, (2) use good faith efforts to schedule the special meeting on the same day or as close in time as reasonably practicable to the Liberty Broadband special meeting, (3) use its reasonable best efforts to solicit such approval and (4) not adjourn or postpone the special meeting without Liberty Broadband's prior written consent (acting through the Liberty Broadband special committee) other than in certain specified circumstances.

        GCI Liberty's obligations under these provisions of the merger agreement to hold the special meeting and submit the merger agreement to its stockholders for adoption will not be affected by the commencement, public proposal, public disclosure or communication to GCI Liberty of any alternative company transaction proposal or by a company adverse recommendation change (in each case, as defined and discussed in "—Company Adverse Recommendation Change; Certain Prohibited Actions").

  Liberty Broadband Stockholder Meeting

        The merger agreement requires Liberty Broadband to (1) as promptly as practicable following effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, duly give notice of, convene and hold a meeting of its stockholders for the purpose of seeking to approve the adoption of the merger agreement and the related share issuance, (2) use good faith efforts to schedule the special meeting on the same day or as close in time as reasonably practicable to the GCI Liberty special meeting, (3) use its reasonable best efforts to solicit such approvals and (4) not adjourn or postpone the special meeting without GCI Liberty's prior written consent (acting through the GCI Liberty special committee) other than in certain specified circumstances.

        Liberty Broadband's obligations under these provisions of the merger agreement to hold the special meeting and submit the merger agreement and the related share issuance to its stockholders for adoption will not be affected by the commencement, public proposal, public disclosure or communication to Liberty Broadband of any alternative parent transaction proposal or by a parent adverse recommendation change (in each case, as defined and discussed in “—Parent Adverse Recommendation Change; Certain Prohibited Actions”).

  Reasonable Best Efforts

        Each party generally is required to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate and make effective as promptly as reasonably practicable the transactions contemplated by or related to the transaction documents and the consummation and effectiveness of any transaction permitted under the merger agreement that GCI Liberty has elected to engage in, including making any required filings under the HSR Act or pursuant to the requirements of the FCC, RCA or other state commissions.

        Without limiting the foregoing:

  •
  the parties will use their reasonable best efforts to resolve objections, if any, asserted by any governmental authority or person challenging the combination, avoid the entry of any decree or order that would restrain, prevent or delay the combination, and avoid or eliminate impediments under any law asserted by any governmental authority so that the combination can occur as soon as reasonably possible;

  •
  GCI Liberty agrees to take all actions that are necessary to obtain any approval required to enable the closing of the combination and the transactions contemplated by the other transaction documents to which it is a party; however, nothing in the merger agreement will require GCI Liberty to enter into or agree to any condition that is not conditional on the consummation of the first merger and, in no event, can GCI Liberty agree, without the consent of Liberty Broadband, to a condition (1) to sell, divest or dispose of assets of GCI Holdings and its subsidiaries or that restricts the ability of Liberty Broadband to operate the assets of GCI Holdings and its subsidiaries or to exercise of full ownership rights of GCI Liberty following the effective time and (2) that would reasonably be expected to be materially adverse to the business of GCI Holdings and its subsidiaries; and

  •
  Liberty Broadband agrees to take all actions that are necessary to obtain any approval required to enable the closing of the combination and the transactions contemplated by the other transaction documents to which it is a party; however, nothing in the merger agreement will require Liberty Broadband to enter into or agree to any condition that is not conditional on the consummation of the first merger or otherwise requires the sale, divestiture or disposal of assets of GCI Holdings and its subsidiaries, that restricts the ability of Liberty Broadband to operate the assets of GCI Holdings or exercise of full ownership rights of GCI Liberty following the closing of the combination.

  GCI Liberty No Solicitation

        An “alternative company transaction” refers to (a) any merger, consolidation, share exchange, business combination, reorganization, recapitalization liquidation, dissolution, tender offer or other similar transaction involving GCI Liberty which would result in any person or group owning 25% or more of the aggregate outstanding equity securities or securities representing 25% or more of voting power of GCI Liberty (or the surviving or resulting entity), (b) any direct or indirect sale, lease, exchange, transfer or other disposition to, or acquisition or purchase by, any person or group, in a single transaction or a series of related transactions, of assets or properties that constitute 25% or more of the fair market value of the assets and properties of GCI Liberty and its subsidiaries, taken as a whole, (c) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any person or group of 25% or more of the aggregate outstanding equity securities or securities representing 25% or more of voting power of GCI Liberty or (d) any other transaction having a similar effect to those described in any of clauses (a), (b), or (c), in each case, other than the transactions contemplated by the merger agreement.

        Except as described below, GCI Liberty has agreed that between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement:

  •
  it will, and will cause its subsidiaries, and its and their directors, officers and employees to, and will instruct and use reasonable best efforts to cause its and their representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party or its representatives conducted prior to the date of the merger agreement with respect to any alternative company transaction proposal;

  •
  it will promptly request each person that has, within the twelve months preceding the date of the merger agreement, executed a confidentiality agreement in connection with its consideration of any alternative company transaction, to return or destroy all confidential information furnished prior to the date of the merger agreement to or for the benefit of such person and terminate all access by persons to any physical or electronic data rooms relating to a possible alternative company transaction; and

  •
  it will not, and will cause its subsidiaries, and its and their directors, officers and employees not to, and will use reasonable best efforts to cause its and their representatives not to, directly or indirectly, (1) solicit, initiate or knowingly facilitate, induce or encourage any inquiries or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative company transaction proposal, (2) enter into, continue or otherwise participate in any discussions or negotiations regarding any alternative company transaction proposal or (3) furnish any non-public information with respect to GCI Liberty and its subsidiaries, or afford access to the business, properties, assets, books or records of GCI Liberty or its subsidiaries to any person or group, in each case to knowingly facilitate or encourage the making of, or knowingly cooperate in any way that would reasonably be expected to lead to, any alternative company transaction proposal.

Notwithstanding the foregoing, GCI Liberty or any of its representatives may:

  •
  in good faith seek to clarify the terms and conditions of any bona fide unsolicited alternative company transaction proposal to determine whether such proposal constitutes or would reasonably be expected to lead to a superior company proposal (as defined below), provided that any such communications (1) must be with the third party (or its representatives) making such alternative company transaction proposal, (2) must be limited to the clarification of the alternative company transaction proposal and (3) may not include any negotiations or similar discussions with respect to such alternative company transaction proposal or GCI Liberty's view or position on such proposal;

  •
  inform any person that makes an alternative company transaction proposal of the restrictions imposed by the merger agreement; or

  •
  waive any standstill provisions in any agreement with any person or group to the extent such standstill provisions would prohibit such person or group from making an alternative company transaction proposal privately to the GCI Liberty Board or GCI Liberty special committee.

        In connection with the receipt of any alternative company transaction proposal or any request for information or for the initiation of negotiations with respect to an alternative company transaction proposal, GCI Liberty will:

  •
  as promptly as practicable (and in any case within 24 hours) provide the Liberty Broadband special committee written notice of the receipt of such proposal or request, including a written summary of the material terms and conditions of such proposal or request (including unredacted copies of such proposal or request) and the identity of the persons making such proposal or request;

  •
  keep the Liberty Broadband special committee reasonably currently informed of the status of, and negotiations (if any) regarding, and any material developments affecting the terms and conditions of, such proposal or request;

  •
  promptly (and in any case within 48 hours) provide the Liberty Broadband special committee with all non-public information concerning GCI Liberty or any of its subsidiaries that is made available to the person or group making such proposal or request (or any of their representatives), which was not previously made available to the Liberty Broadband special committee or its representatives; and

  •
  promptly (and in any case within 24 hours after any determination) advise the Liberty Broadband special committee in writing if the GCI Liberty special committee or the GCI Liberty Board determines to begin providing information or engaging in discussions concerning such proposal in compliance with the non-solicitation provisions of the merger agreement.

  Company Adverse Recommendation Change; Certain Prohibited Actions

        Except as expressly permitted by the merger agreement in the case of a superior company proposal or a company intervening event (in each case, as described below), neither the GCI Liberty Board nor any committee thereof, including the GCI Liberty special committee, will:

  •
  (1) qualify, amend or modify in a manner adverse to Liberty Broadband in any material respect, or publicly propose to qualify, amend or modify, in a manner adverse to Liberty Broadband in any material respect or withdraw the recommendation by the GCI Liberty Board and the GCI Liberty special committee of the merger agreement to the GCI Liberty stockholders, or fail to include such recommendation in this joint proxy statement/prospectus, (2) publicly recommend, adopt or approve, or propose to publicly recommend, adopt or approve, any alternative company transaction proposal, (3) make any public recommendation in favor of a tender or exchange offer or fail to recommend against acceptance of such tender or exchange offer by the close of business on the 10th business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, (4) other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its recommendation within five business days after Liberty Broadband requests in writing if an alternative company transaction proposal or any material modification to an alternative company transaction proposal is made public and not withdrawn or (5) resolve, agree or publicly propose to do any of the foregoing (each such action referred to as a “company adverse recommendation change”); or

  •
  approve or recommend, or publicly propose to approve or recommend, or allow GCI Liberty or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (1) constituting, or providing for, any alternative company transaction proposal or (2) requiring it (or that would require it) to abandon, terminate or fail to consummate the combination.

        A “superior company proposal” refers to a bona fide written alternative company transaction proposal which the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) determines in good faith (after consultation with its outside legal counsel and financial advisor), taking into account all legal, financial, tax, regulatory, timing and other aspects of the proposal and the identity of the person making the proposal, (1) is reasonably likely to be consummated on the terms proposed, (2) to the extent financing is required, such financing is then fully committed or reasonably capable of being obtained, (3) is more favorable from a financial point of view to GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, their respective Affiliates and the Company Section 16 Officers) than the terms of the combination and the other transactions contemplated by the merger agreement and (4) is otherwise on terms that the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) has determined to be superior to the transactions contemplated by the merger agreement; provided, however, that, for purposes of this definition, the term “alternative company transaction proposal” shall have the meaning ascribed to such term in the merger agreement, except that each reference to 25% in the definition of alternative company transaction when used in the definition of alternative company transaction proposal is replaced with a reference to 75%.

        A “company intervening event” refers to any material fact, event, change, development or circumstance (1) not known or reasonably foreseeable (or, if known, the consequences or magnitude of which were not known or reasonably foreseeable) by the GCI Liberty special committee or the GCI Liberty Board as of the date of the merger agreement, which material fact, event, change, development or circumstance (or consequences or magnitude of which) becomes known to the GCI Liberty special committee or the GCI Liberty Board prior to the approval of the adoption of the merger agreement by the GCI Liberty stockholders and that affects, or would reasonably be likely to affect, in a material manner the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of GCI Liberty and its subsidiaries, taken as a whole, and (2) does not relate to the receipt, existence or terms of any alternative company transaction proposal or any changes in the market price or trading volume of GCI Liberty, Liberty Broadband or certain of their portfolio securities, in each case in and of itself.

        Subject to the non-solicitation obligations described above and the obligations further described in this paragraph, if, prior to the approval of the adoption of the merger agreement by the GCI Liberty stockholders, GCI Liberty receives a bona fide written alternative company transaction proposal that the GCI Liberty special committee or GCI Liberty Board (following the recommendation of the GCI Liberty special committee) determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes or is reasonably expected to lead to a superior company proposal (excluding any assessment of the likelihood that the Malone Group or the Maffei Group would vote in favor of or otherwise support such alternative company transaction proposal), and that failure to take such action would be inconsistent with its fiduciary duties under applicable law, GCI Liberty and its representatives may take the following actions:

  •
  Furnish any information with respect to GCI Liberty and its subsidiaries, and afford access to the business, properties, assets, books or records of GCI Liberty and its subsidiaries (except for information furnished by or on behalf of Liberty Broadband to GCI Liberty in accordance with the terms of its confidentiality agreement with GCI Liberty or otherwise on a confidential basis) to the person or group (and their respective representatives) making such alternative company transaction proposal, subject to the receipt of an executed confidentiality agreement (1) containing terms and restrictions at least as restrictive as the terms contained in the confidentiality agreement entered into with Liberty Broadband (other than de minimis differences) and (2) that does not contain any provision requiring GCI Liberty or its subsidiaries to pay or reimburse the counterparty's fees, costs or expenses of any nature; and

  •
  Following the execution of a confidentiality agreement that complies with the above requirements, engage in discussions or negotiations with such person or group (and their respective representatives) with respect to such alternative company transaction proposal.

        At any time prior to the approval of the adoption of the merger agreement by the GCI Liberty stockholders, the GCI Liberty Board or any committee thereof, including the GCI Liberty special committee, may, subject to compliance with its obligations described below, make a company adverse recommendation change solely in response to a company intervening event or a superior company proposal that did not result from a breach of GCI Liberty's non-solicitation obligations under the merger agreement, if:

  •
  in the case of a superior company proposal, such proposal has been made and not withdrawn and continues to be a superior company proposal; and

  •
  GCI Liberty has first (1) provided to Liberty Broadband and the Liberty Broadband special committee five business days' prior written notice stating expressly (A) that a company intervening event has occurred or that it has received a superior company proposal, as applicable, (B) (x) in the case of a company intervening event, describing the material facts underlying such event in reasonable detail, or (y) in the case of a superior company proposal, describing the material terms and conditions of such proposal (including the form and per share value of the consideration offered and the identity of the person or group making such proposal) and including unredacted copies of the relevant transaction agreements and other material documents (provided that any amendment to the financial or other material terms of such proposal, including to the proposed purchase price, will require a new four-business day notice period) and (C) stating that in response to such company intervening event or superior company proposal, GCI Liberty intends to make a company adverse recommendation change, and (2) engaged in good faith negotiations with the Liberty Broadband special committee and its representatives during the relevant notice period(s) and considered in good faith any bona fide offer by Liberty Broadband, if any, and has nevertheless determined to make such company adverse recommendation change in accordance with the requirements described above.

Notwithstanding any change in the GCI Liberty special committee's recommendation, the merger agreement is required to be submitted to the GCI Liberty stockholders at the GCI Liberty stockholders meeting for the purposes of adopting the merger agreement.

  Liberty Broadband No Solicitation

        An “alternative parent transaction” refers to (a) any merger, consolidation, share exchange, business combination, reorganization, recapitalization liquidation, dissolution, tender offer or other similar transaction involving Liberty Broadband which would result in any person or group owning 25% or more of the aggregate outstanding equity securities or securities representing 25% or more of voting power of Liberty Broadband (or the surviving or resulting entity), (b) any direct or indirect sale, lease, exchange, transfer or other disposition to, or acquisition or purchase by, any person or group, in a single transaction or a series of related transactions, of assets or properties that constitute 25% or more of the fair market value of the assets and properties of Liberty Broadband and its subsidiaries, taken as a whole, (c) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any person or group of 25% or more of the aggregate outstanding equity securities or securities representing 25% or more of voting power of Liberty Broadband or (d) any other transaction having a similar effect to those described in any of clauses (a), (b), or (c), in each case, other than the transactions contemplated by the merger agreement. An alternative parent transaction excludes any transaction that (1) would not reasonably be expected to materially impair or delay the ability of Liberty Broadband to consummate the first merger, require Liberty Broadband to abandon, terminate or fail to consummate the first merger, or reasonably be expected to result in an adverse regulatory condition being imposed on the combination and (2) is conditioned on the prior closing of the first merger, other than a transaction where the Liberty Broadband Series C common stock would continue to be listed on a national exchange at the close of such transaction.

        Except as described below, Liberty Broadband has agreed that between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement:

  •
  it will, and will cause its subsidiaries, and its and their directors, officers and employees to, and will instruct and use reasonable best efforts to cause its and their representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party or its representatives conducted prior to the date of the merger agreement with respect to any alternative parent transaction proposal;

  •
  it will promptly request each person that has, within the twelve months preceding the date of the merger agreement, executed a confidentiality agreement in connection with its consideration of any alternative parent transaction to return or destroy all confidential information furnished prior to the date of the merger agreement to or for the benefit of such person and terminate all access by persons to any physical or electronic data rooms relating to a possible alternative parent transaction; and

  •
  it will not, and will cause its subsidiaries, and its and their directors, officers and employees not to, and will use reasonable best efforts to cause its and their representatives not to, directly or indirectly, (1) solicit, initiate or knowingly facilitate, induce or encourage any inquiries or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative parent transaction proposal, (2) enter into, continue or otherwise participate in any discussions or negotiations regarding any alternative parent transaction proposal or (3) furnish any non-public information with respect to Liberty Broadband and its subsidiaries, or afford access to the business, properties, assets, books or records of Liberty Broadband or its subsidiaries to any person or group, in each case to knowingly facilitate or encourage the making of, or knowingly cooperate in any way that would reasonably be expected to lead to, any alternative parent transaction proposal.

Notwithstanding the foregoing, Liberty Broadband or any of its representatives may:

  •
  in good faith seek to clarify the terms and conditions of any bona fide unsolicited alternative parent transaction proposal to determine whether such proposal constitutes or would reasonably be expected to lead to a superior parent proposal (as defined below), provided that any such communications (1) must be with the third party (or its representatives) making such alternative parent transaction proposal, (2) must be limited to the clarification of the alternative parent transaction proposal and (3) may not include any negotiations or similar discussions with respect to such alternative parent transaction proposal or Liberty Broadband's view or position on such proposal;

  •
  inform any person that makes an alternative parent transaction proposal of the restrictions imposed by the merger agreement; or

  •
  waive any standstill provisions in any agreement with any person or group to the extent such standstill provisions would prohibit such person or group from making an alternative parent transaction proposal privately to the Liberty Broadband Board or Liberty Broadband special committee.

        In connection with the receipt of any alternative parent transaction proposal or any request for information or for the initiation of negotiations with respect to an alternative parent transaction proposal, Liberty Broadband will:

  •
  as promptly as practicable (and in any case within 24 hours) provide the GCI Liberty special committee written notice of the receipt of such proposal or request, including a written summary of the material terms and conditions of such proposal or request (including unredacted copies of such proposal or request) and the identity of the persons making such proposal or request;

  •
  keep the GCI Liberty special committee reasonably currently informed of the status of, and negotiations (if any) regarding, and any material developments affecting the terms and conditions of, such proposal or request;

  •
  promptly (and in any case within 48 hours) provide the GCI Liberty special committee with all non-public information concerning Liberty Broadband or any of its subsidiaries that is made available to the person or group making such proposal or request (or any of their representatives), which was not previously made available to the GCI Liberty special committee or its representatives; and

  •
  promptly (and in any case within 24 hours after any determination) advise the GCI Liberty special committee in writing if the Liberty Broadband special committee or the Liberty Broadband Board determines to begin providing information or engaging in discussions concerning such proposal in compliance with the non-solicitation provisions of the merger agreement.

  Parent Adverse Recommendation Change; Certain Prohibited Actions

        Except as expressly permitted by the merger agreement in the case of a superior parent proposal or a parent intervening event (in each case, as described below), neither the Liberty Broadband Board nor any committee thereof, including the Liberty Broadband special committee, will:

  •
  (1) qualify, amend or modify in a manner adverse to GCI Liberty in any material respect, or publicly propose to qualify, amend or modify, in a manner adverse to GCI Liberty in any material respect or withdraw the recommendation to the Liberty Broadband stockholders by the Liberty Broadband Board and the Liberty Broadband special committee to approve the Liberty Broadband merger proposal or the share issuance proposal, or fail to include such recommendation in this joint proxy statement/prospectus, (2) publicly recommend, adopt or approve, or propose to publicly recommend, adopt or approve, any alternative parent transaction proposal, (3) make any public recommendation in favor of a tender or exchange offer or fail to recommend against acceptance of such tender or exchange offer by the close of business on the 10th business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, (4) other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its recommendation within five business days after GCI Liberty requests in writing if an alternative parent transaction proposal or any material modification thereto is made public and not withdrawn or (5) resolve, agree or publicly propose to do any of the foregoing (each such action referred to as a “parent adverse recommendation change”); or

  •
  approve or recommend, or publicly propose to approve or recommend, or allow Liberty Broadband or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (1) constituting, or providing for, any alternative parent transaction proposal or (2) requiring it (or that would require it) to abandon, terminate or fail to consummate the combination.

        A “superior parent proposal” refers to a bona fide written alternative parent transaction proposal which the Liberty Broadband special committee or the Liberty Broadband Board (acting at the recommendation of the Liberty Broadband special committee) determines in good faith (after consultation with its outside legal counsel and financial advisor), taking into account all legal, financial, tax, regulatory, timing and other aspects of the proposal and the identity of the person making the proposal, (1) is reasonably likely to be consummated on the terms proposed, (2) to the extent financing is required, such financing is then fully committed or reasonably capable of being obtained, (3) is more favorable from a financial point of view to Liberty Broadband and its stockholders (other than the Malone Group, the Maffei Group, their respective Affiliates and Parent Section 16 Officers) than the terms of the combination and the other transactions contemplated by the merger agreement and (4) is otherwise on terms that the Liberty Broadband special committee or the Liberty Broadband Board (acting at the recommendation of the Liberty Broadband special committee) has determined to be superior to the transactions contemplated by the merger agreement; provided, however, that, for purposes of this definition, the term “alternative parent transaction proposal” shall have the meaning ascribed to such term in the merger agreement, except that each reference to 25% in the definition of alternative parent transaction when used in the definition of alternative parent transaction proposal is replaced with a reference to 75%.

        A “parent intervening event” refers to any material fact, event, change, development or circumstance (1) not known or reasonably foreseeable (or, if known, the consequences or magnitude of which were not known or reasonably foreseeable) by the Liberty Broadband special committee or the Liberty Broadband Board as of the date of the merger agreement, which material fact, event, change, development or circumstance (or consequences or magnitude of which) becomes known to the Liberty

Broadband special committee or the Liberty Broadband Board prior to the approval of the adoption of the merger agreement and the related share issuance by the Liberty Broadband stockholders and that affects, or would reasonably be likely to affect, in a material manner the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Liberty Broadband and its subsidiaries, taken as a whole, and (2) does not relate to the receipt, existence or terms of any alternative parent transaction proposal or any changes in the market price or trading volume of GCI Liberty, Liberty Broadband or certain of their portfolio securities, in each case in and of itself.

        Subject to the non-solicitation obligations described above and the obligations further described in this paragraph, if, prior to the approval of the adoption of the merger agreement and the related share issuance by the Liberty Broadband stockholders, Liberty Broadband receives a bona fide written alternative parent transaction proposal that the Liberty Broadband special committee or Liberty Broadband Board (following the recommendation of the Liberty Broadband special committee) determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes or is reasonably expected to lead to a superior parent proposal (excluding any assessment of the likelihood that the Malone Group or the Maffei Group would vote in favor of or otherwise support such alternative parent transaction proposal), and that failure to take such action would be inconsistent with its fiduciary duties under applicable law, Liberty Broadband and its representatives may take the following actions:

  •
  Furnish any information with respect to Liberty Broadband and its subsidiaries, and afford access to the business, properties, assets, books or records of Liberty Broadband and its subsidiaries (except for information furnished by or on behalf of GCI Liberty to Liberty Broadband in accordance with the terms of its confidentiality agreement with GCI Liberty or otherwise on a confidential basis) to the person or group (and their respective representatives) making such alternative parent transaction proposal, subject to the receipt of an executed confidentiality agreement (1) containing terms and restrictions at least as restrictive as the terms contained in the confidentiality agreement entered into with GCI Liberty (other than de minimis differences) and (2) that does not contain any provision requiring Liberty Broadband or its subsidiaries to pay or reimburse the counterparty's fees, costs or expenses of any nature; and

  •
  Following the execution of a confidentiality agreement that complies with the above requirements, engage in discussions or negotiations with such person or group (and their respective representatives) with respect to such alternative parent transaction proposal.

        At any time prior to the approval of the adoption of the merger agreement and the related share issuance by the Liberty Broadband stockholders, the Liberty Broadband Board or any committee thereof, including the Liberty Broadband special committee, may, subject to compliance with its obligations described below, make a parent adverse recommendation change solely in response to a parent intervening event or a superior parent proposal that did not result from a breach of Liberty Broadband's non-solicitation obligations under the merger agreement, if:

  •
  in the case of a superior parent proposal, such proposal has been made and not withdrawn and continues to be a superior parent proposal; and

  •
  Liberty Broadband has first (1) provided to GCI Liberty and the GCI Liberty special committee five business days' prior written notice stating expressly (A) that a parent intervening event has occurred or that it has received a superior parent proposal, as applicable, (B) (x) in the case of a parent intervening event, describing the material facts underlying such event in reasonable detail, or (y) in the case of a superior parent proposal, describing the material terms and conditions of such proposal (including the form and per share value of the consideration offered and the identity of the person or group making such proposal) and including unredacted copies of the relevant transaction agreements and other material documents (provided that any amendment to the financial or other material terms of such proposal, including to the proposed purchase price, will require a new four-business day notice period) and (C) stating that in response to such parent intervening event or superior parent proposal, Liberty Broadband intends to make a parent adverse recommendation change, and (2) engaged in good faith negotiations with the GCI Liberty special committee and its representatives during the relevant notice period(s) and considered in good faith any bona fide offer by GCI Liberty, if any, and has nevertheless determined to make such parent adverse recommendation change in accordance with the requirements described above. Notwithstanding any change in the Liberty Broadband special committee's recommendation, the merger agreement is required to be submitted to the Liberty Broadband stockholders at the Liberty Broadband stockholders' meeting for the purposes of adopting the merger agreement and approving the related share issuance.

  Tax Matters

        GCI Liberty, Liberty Broadband, Merger LLC and Merger Sub intend that, for U.S. federal income tax purposes, the combination will be treated as a single integrated transaction and shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each party generally is required (1) to, and to cause its respective subsidiaries to, use its reasonable best efforts to cause the combination to so qualify, (2) to file all tax returns consistent with, and take no position inconsistent with (whether in audits, tax returns or otherwise) such treatment, (3) to use its reasonable best efforts to take or cause to be taken any action reasonably necessary to ensure the receipt of the closing split-off tax opinion and the reorganization tax opinions and (4) to cooperate with the tax counsel that are to render the closing split-off tax opinion and reorganization tax opinions by providing appropriate representations as to factual matters.

        The parties adopted the merger agreement and any agreements entered into pursuant to the merger agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and the parties generally may not take any action or fail to take any action which would prevent, preclude or impede the combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

        None of the parties will, or will permit its affiliates to take any action or fail to take any action that would cause (or reasonably would be expected to cause) (1) the GCI Liberty Split-off to fail to qualify in whole to Qurate Retail, GCI Liberty (and Predecessor GCI Liberty), their respective subsidiaries and the former holders of Liberty Ventures common stock for non-recognition of income, gain and loss under Sections 355 and 361 of the Code or (2) GCI Liberty or any of its subsidiaries to have an indemnification obligation in respect of certain taxes or related losses related to the GCI Liberty Split-off under the tax sharing agreement.

        Immediately prior to the closing of the combination, each of GCI Liberty and Liberty Broadband is generally required to execute and deliver to the applicable tax counsel a representation letter in connection with the delivery of the closing split-off tax opinion and reorganization tax opinions, and GCI Liberty will deliver to Liberty Broadband a copy of the closing split-off tax opinion and the representation letters delivered to Skadden in connection with the delivery of the closing split-off tax opinion.

  Employee Benefits Matters

        For a period beginning at the effective time and ending on December 31 of the year in which the effective time occurs, Liberty Broadband has agreed to provide (or cause to be provided) to each continuing employee:

  •
  an annual rate of salary or wages that is no less favorable than the annual rate of salary or wages provided to such employee as of immediately prior to the effective time; and

  •
  incentive compensation opportunities (including commissions) and employee benefits that are substantially comparable in the aggregate to the incentive compensation opportunities (including commissions) and employee benefits provided to such employee during applicable periods prior to the effective time.

        In addition, with respect to any health and welfare plans maintained by Liberty Broadband in which any continuing employee is eligible to participate at or after the effective time, Liberty Broadband has agreed to use commercially reasonable efforts to (1) waive preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods for such continuing employee (and his or her eligible dependents) to the extent waived or satisfied under comparable GCI Liberty plans, (2) recognize the dollar amount of all co-payment, deductibles and similar expenses incurred by such continuing employee (and his or her eligible dependents) for purposes of satisfying any deductible and co-payment limitations and (3) provide full credit for purposes of eligibility, vesting, accruals and determination of level of benefits for such continuing employee's service with GCI Liberty to the same extent such service was credited under any comparable GCI Liberty plans prior to the effective time.

  Directors' and Officers' Indemnification and Insurance

        For six years after the effective time (or, in certain limited circumstances, a longer period), Liberty Broadband will, and will cause the surviving company to, honor and fulfill in all respects the obligations (including both indemnification and advancement of expenses) of GCI Liberty and its subsidiaries under their respective organizational documents and under any indemnification agreements, in each case, in effect on the date of the merger agreement, for the benefit of (x) any of GCI Liberty's or its subsidiaries' current or former directors and officers and any person who becomes a director or officer of GCI Liberty or its subsidiaries prior to the completion of the combination or (y) any person serving or who prior to the completion of the combination has served on the board of directors of another person at the request of GCI Liberty or its subsidiaries, in each case, in such individual's capacity as such.

        Prior to the effective time, GCI Liberty will purchase (or, if GCI Liberty is unable to do so, at the effective time, Liberty Broadband will cause to be purchased) a 6-year prepaid “tail” policy covering each individual covered by GCI Liberty's existing fiduciary liability insurance policies, for a claims reporting or discovery period of at least six years after the effective time, from an insurance carrier with the same or better credit rating as GCI Liberty's current insurance carrier with respect to such policies and with terms, conditions, retentions and limits of liability no less favorable to the intended beneficiaries than the coverage provided under such policies; provided, that, the cost of such “tail” policy will not exceed 300% of the last annual premium paid by for such policies. If the cost of such “tail” policy exceeds such threshold, then the obligation under this provision will be to obtain a “tail” policy with the greatest coverage available, from an insurance carrier with the same or better credit rating as GCI Liberty's current insurance carrier with respect to such policies with respect to matters occurring prior to the effective time, for a cost not exceeding such amount.

  Other Covenants and Agreements

        The merger agreement contains additional covenants and agreements relating to, among other matters:

  •
  information and access rights;

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  consultation and consent rights regarding any press releases or other public statements with respect to the merger agreement, the combination, or the other transactions contemplated by the merger agreement;

  •
  notification of certain matters;

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  notice, cooperation and coordination relating to transaction-related litigation, if any;

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  the reservation and the authorization for the listing of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock to be issued in connection with the combination on Nasdaq;

  •
  the delisting of GCI Liberty common stock and preferred stock;

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  certain obligations of Merger Sub and Merger LLC;

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  the amendment of certain outstanding indebtedness;

  •
  amendment of certain confidential disclosure schedules provided by GCI Liberty to Liberty Broadband; and

  •
  restrictions on amending the exchange agreement.

Conditions to the Combination

        The obligations of GCI Liberty and Liberty Broadband to complete the combination are subject to the satisfaction or waiver (to the extent permitted) of the following conditions:

  •
  the approval and adoption of the merger agreement by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of GCI Liberty capital stock entitled to vote thereon;

  •
  the approval and adoption of the merger agreement by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of GCI Liberty capital stock entitled to vote thereon (other than any outstanding shares beneficially owned, directly or indirectly by, Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing), which cannot be waived;

  •
  the approval of the share issuance proposal by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Liberty Broadband common stock present in person or represented by proxy at the Liberty Broadband special meeting and entitled to vote thereon;

  •
  the approval and adoption of the merger agreement by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Liberty Broadband common stock entitled to vote thereon (other than any outstanding shares beneficially owned, directly or indirectly by, GCI Liberty and its subsidiaries, the Malone Group, the Maffei Group or the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing), which cannot be waived;

  •
  any authorization or consent required under the HSR Act having been obtained and remaining in full force and effect;

  •
  the FCC having approved the application(s) for transfer of control and/or assignment of certain FCC licenses, authorizations, approvals and registrations and such FCC approvals having become a final order;

  •
  the RCA having issued a final order approving Liberty Broadband's application to acquire GCI Liberty;

  •
  the absence of any order or law that has the effect of enjoining or otherwise prohibiting the consummation of the combination or the transactions contemplated by the transaction documents;

  •
  the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part;

  •
  the approval for listing on Nasdaq of the shares of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock to be issued in connection with the combination, subject to official notice of issuance;

  •
  assuming the completion of the first merger, the satisfaction of all conditions with respect to the consummation of the upstream merger; and

  •
  the delivery of an opinion by Skadden to GCI Liberty to the effect that the transactions contemplated by the merger agreement will not impact the U.S. federal income tax treatment of the GCI Liberty Split-off.

        Liberty Broadband's obligation to close also is conditioned on the satisfaction or waiver of the following conditions:

  •
  GCI Liberty's representations and warranties being true and correct as of the date of the merger agreement and as of the date of the closing (subject to certain materiality and material adverse effect qualifications);

  •
  GCI Liberty's performance in all material respects of all agreements and covenants required to be performed by it under the merger agreement;

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  the absence of any material adverse effect on GCI Liberty since the date of the merger agreement;

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  the delivery of an officer's certificate from an executive officer of GCI Liberty as to the satisfaction of the conditions described in the three immediately preceding bullet points;

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  the receipt of a reorganization tax opinion from its counsel to the effect that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (which condition is not waivable after the effective date of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part); and

  •
  the absence of any condition that Liberty Broadband has reasonably determined not to agree to or to waive in the required approvals from the FCC or RCA that (1) would require GCI Liberty or Liberty Broadband to sell, divest or dispose of assets of GCI Holdings and its subsidiaries that would restrict the ability of Liberty Broadband to operate the assets of GCI Holdings and its subsidiaries or to exercise full ownership rights of GCI Liberty following the effective time and (2) would reasonably be expected to be materially adverse to the business of GCI Holdings and its subsidiaries.

        GCI Liberty's obligation to close also is conditioned on the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Liberty Broadband, Merger LLC and Merger Sub being true and correct as of the date of the merger agreement and as of the date of the closing (subject to certain materiality and material adverse effect qualifications);

  •
  the performance by Liberty Broadband, Merger LLC and Merger Sub in all material respects of all agreements and covenants required to be performed by them under the merger agreement;

  •
  the absence of any material adverse effect on Liberty Broadband since the date of the merger agreement;

  •
  the delivery of an officer's certificate from an executive officer of Liberty Broadband as to the satisfaction of the conditions described in the three immediately preceding bullet points; and

  •
  the receipt of a reorganization tax opinion from its counsel to the effect that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (which condition is not waivable after the effective date of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part).

Termination

        The merger agreement may be terminated at any time prior to the effective time, before or after the approval of the adoption of the merger agreement by the GCI Liberty stockholders or by Merger LLC as the sole stockholder of Merger Sub, as authorized by the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) or the Liberty Broadband special committee or Liberty Broadband Board (acting at the recommendation of the Liberty Broadband special committee), as applicable, as follows:

  •
  by the mutual written consent of each of GCI Liberty and Liberty Broadband;

  •
  by either GCI Liberty or Liberty Broadband:

  •
  if the first merger has not been completed on or before the drop dead date, so long as such party's failure to comply in all material respects with the merger agreement has not been a primary cause of the failure of the first merger to be completed on such date, provided that such date may be extended by either Liberty Broadband (acting at the direction of the Liberty Broadband special committee) or by GCI Liberty (acting at the direction of the GCI Liberty special committee), for any or all of the following:

  (1)
  for up to three months if, on such date, any of the following conditions have not been satisfied or waived: the receipt of any required authorization or consent required under the HSR Act having been obtained and remaining in full force and effect; the receipt of the required FCC approvals for transfer of control and/or assignment of certain FCC licenses, authorizations, approvals and registrations; the RCA having issued a final order approving Liberty Broadband's application to acquire GCI Liberty; the absence of any stop orders with respect to the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part; and the approval for listing on Nasdaq of the shares of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock to be issued in connection with the combination;

  (2)
  by one calendar day for each day of any government shutdown if any government shutdowns affect the abilities of the parties to satisfy any of the closing conditions (but not beyond August 6, 2022);

  (3)
  for up to 45 days to allow for the delivery of the reorganization tax opinions required to satisfy the conditions of the closing but only if all other conditions to closing either have been fulfilled or would have been fulfilled if the closing were to occur on such date; or

  (4)
  for up to six months to permit GCI Liberty to consummate prior to the closing of the combination a pending acquisition, divestiture, strategic business transaction or similar transaction if reasonably required to satisfy the closing conditions.

    •
    if any governmental authority has issued or granted an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the combination or the other transactions contemplated by the transaction documents and such order or other action has become final and non-appealable, provided that the right to terminate the merger agreement is not available to a party if a material breach by such party of its obligations to use reasonable best efforts to obtain the requisite regulatory approvals for the mergers has been the cause of the issuance of such order or other action;

    •
    pursuant to the GCI Liberty vote down termination right; or

    •
    pursuant to the Liberty Broadband vote down termination right.

  •
  by GCI Liberty:

  •
  pursuant to the parent adverse recommendation change termination right;

  •
  pursuant to the Liberty Broadband breach termination right; or

  •
  by Liberty Broadband:

  •
  pursuant to the company adverse recommendation change termination right; or

  •
  pursuant to the GCI Liberty breach termination right.

Effect of Termination

        If the merger agreement is terminated as described above, the merger agreement will be null and void and of no effect and the obligations of the parties under the merger agreement will terminate, without liability on the part of any party, except that obligations with respect to certain specified provisions of the merger agreement will survive the termination of the merger agreement, and that no termination will relieve any party of any liability or damages resulting from fraud or willful breach of such party's covenants or agreements prior to termination, in each case as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment.

        Under the merger agreement, fraud means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in the merger agreement. Under the merger agreement, willful breach means a material breach of a party's covenants and agreements that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party's covenants or agreements.

Termination Fee

        The merger agreement provides for the payment of a termination fee if the merger agreement is terminated under the following circumstances:

  •
  GCI Liberty will pay to Liberty Broadband a $240 million termination fee if:

  •
  prior to the date on which the vote was taken to approve the adoption of the merger agreement by the GCI Liberty stockholders, Liberty Broadband terminates the merger agreement pursuant to the company adverse recommendation change termination right; or

  •
  either party terminates the merger agreement pursuant to the GCI Liberty vote down termination right, and each of (1) prior to the GCI Liberty special meeting, an alternative company transaction proposal is publicly announced or publicly known to the GCI Liberty stockholders, and not withdrawn and (2) within twelve months of such termination, GCI Liberty or any of its subsidiaries enters into a definitive agreement with respect to (or consummates) any alternative company transaction proposal.

  •
  Liberty Broadband will pay to GCI Liberty a $340 million termination fee if:

  •
  prior to the date on which the vote is taken to approve the adoption of the merger agreement and the related share issuance by the Liberty Broadband stockholders, GCI Liberty terminates the merger agreement pursuant to the parent adverse recommendation change termination right; or

  •
  either party terminates the merger agreement pursuant to the Liberty Broadband vote down termination right, and each of (1) after the date of the merger agreement and prior to the Liberty Broadband special meeting, an alternative parent transaction proposal is publicly announced or publicly known to the Liberty Broadband stockholders, and not withdrawn and (2) within twelve months of such termination, Liberty Broadband or any of its subsidiaries enters into a definitive agreement with respect to (or consummates) any alternative parent transaction proposal.

Amendment and Waiver

  Amendment

        The merger agreement may be amended by mutual written agreement of the parties (following, in the case of Liberty Broadband, the approval of the Liberty Broadband special committee and, in the case of GCI Liberty, the approval of the GCI Liberty special committee), except that no amendment may be made after the approval of the adoption of the merger agreement by the GCI Liberty stockholders, the approval of adoption of the merger agreement and the related share issuance by the Liberty Broadband stockholders or the approval of the adoption of the merger agreement by the sole stockholder of Merger Sub if such amendment would require, in accordance with applicable law, further approval of the GCI Liberty stockholders, the Liberty Broadband stockholders or the sole stockholder of Merger Sub, without such further approval.

  Waiver

        No provision of the merger agreement can be waived except by a written instrument signed by the party against whom the waiver is to be effective (including, in the case of Liberty Broadband, upon the approval of the Liberty Broadband special committee and, in the case of GCI Liberty, upon the approval of the GCI Liberty special committee).

Governing Law; Jurisdiction; Waiver of Jury Trial

  Governing Law; Jurisdiction

        All disputes, claims or controversies arising out of or relating to the merger agreement will be governed by and construed in accordance with the laws of the State of Delaware.

        The parties have agreed to submit themselves to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, the Superior Court of the State of Delaware, or, if the subject matter of the action is one over which exclusive jurisdiction is vested in federal courts, a federal court sitting in the State of Delaware.

  Waiver of Jury Trial

        The parties have agreed to waive all rights to trial by jury in any action arising out of the merger agreement.

Enforcement

        The parties have agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy for any such breach. Accordingly, the parties have agreed that they will be entitled to an injunction to prevent breaches of the merger agreement (without the obligation to post a bond with respect to such injunction) and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding anything to the contrary in the merger agreement, any determination by the Liberty Broadband Board with respect to the enforcement (or nonenforcement) of Liberty Broadband's rights under the merger agreement will be made only with the approval of the Liberty Broadband special committee and any determination by the GCI Liberty Board with respect to the enforcement (or nonenforcement) of GCI Liberty's rights under the merger agreement will be made only with the approval of the GCI Liberty special committee.

Other Agreements Related to the Combination

Liberty Broadband Voting Agreement

        This section describes the material terms of the Liberty Broadband voting agreement. The descriptions of the Liberty Broadband voting agreement in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the Liberty Broadband voting agreement, a copy of which is attached as Annex D and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Liberty Broadband voting agreement that is important to you. You are encouraged to carefully read the entire Liberty Broadband voting agreement.

        In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group entered into the voting agreement with Liberty Broadband and GCI Liberty on August 6, 2020. Pursuant to the Liberty Broadband voting agreement, so long as there has not been a parent adverse recommendation change by the Liberty Broadband special committee or the Liberty Broadband Board (acting at the recommendation of the Liberty Broadband special committee) that has not been rescinded or otherwise withdrawn, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of Liberty Broadband common stock owned by them and representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020 as follows:

  •
  in favor of the share issuance proposal;

  •
  in favor of the Liberty Broadband adjournment proposal;

  •
  against any action or proposal in favor of an alternative parent transaction, without regard to the terms of such alternative parent transaction; and

  •
  against any action, proposal, transaction, agreement or amendment of the Liberty Broadband charter or the Liberty Broadband bylaws, in each case, that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Liberty Broadband contained in the merger agreement, or of certain members of the Malone Group contained in the Liberty Broadband voting agreement, for which Mr. Malone and those certain members of the Malone Group have received prior notice from GCI Liberty or Liberty Broadband that it reasonably expects that such action or proposal would result in such a breach, or (2) prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the merger agreement.

        Subject to certain conditions, Mr. Malone and certain members of the Malone Group have granted the Chief Legal Officer of Liberty Broadband and GCI Liberty an irrevocable proxy to vote their respective shares of Liberty Broadband common stock in accordance with the Liberty Broadband voting agreement. Mr. Malone and those certain members of the Malone Group have also agreed not to convert their respective shares of Liberty Broadband Series B common stock to Liberty Broadband Series A common stock or transfer their respective shares of Liberty Broadband Series A common stock and Liberty Broadband Series B common stock prior to the effective time without the consent of Liberty Broadband and GCI Liberty, subject to certain exceptions.

        The Liberty Broadband voting agreement applies to Mr. Malone in his capacity as a stockholder of Liberty Broadband and does not limit or affect any actions taken by Mr. Malone in his capacity of director or officer of Liberty Broadband or its subsidiaries. The voting and support obligations of each stockholder party to the Liberty Broadband voting agreement will terminate upon the earlier of: (1) the termination of the merger agreement in accordance with its terms; (2) the effective time; (3) the written agreement of Liberty Broadband, GCI Liberty, Mr. Malone and certain members of the Malone Group and (4) the date of any material modification, waiver or amendment of the merger agreement that adversely affects the value or tax treatment of the consideration payable to Mr. Malone or certain members of the Malone Group or causes such consideration to include any property other than Liberty Broadband Series C common stock (and cash in lieu of fractional shares) for GCI Liberty Series A common stock, Liberty Broadband Series B common stock (and cash in lieu of fractional shares) for GCI Liberty Series B common stock and Liberty Broadband Preferred Stock for GCI Liberty Preferred Stock or adds new conditions or modifies any existing conditions to the consummation of the combination that materially adversely affect Mr. Malone or certain members of the Malone Group, without the prior written consent of Mr. Malone and certain members of the Malone Group. Under the Liberty Broadband voting agreement, Liberty Broadband has agreed to indemnify Mr. Malone and certain members of the Malone Group for certain losses in connection with or arising out of the Liberty Broadband voting agreement and the exchange agreement, including, subject to certain conditions, up to $1 million of the reasonable fees and expenses of separate counsel of Mr. Malone or certain members of the Malone Group incurred in the defense of any claim related to the Liberty Broadband voting agreement or the exchange agreement brought by a third party. Under the Liberty Broadband voting agreement, Liberty Broadband has also agreed to pay the reasonable out-of-pocket costs and expenses incurred by Mr. Malone or certain members of the Malone Group in connection with the preparation, negotiation, execution and delivery of the Liberty Broadband voting agreement, up to $62,500.

GCI Liberty Voting Agreement

        This section describes the material terms of the GCI Liberty voting agreement. The descriptions of the GCI Liberty voting agreement in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the GCI Liberty voting agreement, a copy of which is attached as Annex E and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the GCI Liberty voting agreement that is important to you. You are encouraged to carefully read the entire GCI Liberty voting agreement.

        In connection with the transactions contemplated by the merger agreement, Mr. Malone and certain members of the Malone Group entered into the voting agreement with GCI Liberty and Liberty Broadband on August 6, 2020. Pursuant to the GCI Liberty voting agreement, so long as there has not been a company adverse recommendation change by the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) that has not been rescinded or otherwise withdrawn, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of GCI Liberty capital stock owned by them and representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock as of September 30, 2020 as follows:

  •
  in favor of the GCI Liberty merger proposal other than in any vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing;

  •
  in favor of the GCI Liberty adjournment proposal;

  •
  against any action or proposal in favor of an alternative company transaction, without regard to the terms of such alternative company transaction; and

  •
  against any action, proposal, transaction, agreement or amendment of the GCI Liberty charter or the GCI Liberty bylaws, in each case, that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of GCI Liberty contained in the merger agreement, or of certain members of the Malone Group contained in the GCI Liberty voting agreement, for which Mr. Malone and those certain members of the Malone Group have received prior notice from GCI Liberty or Liberty Broadband that it reasonably expects that such action or proposal would result in such a breach, or (2) prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the merger agreement.

        Subject to certain conditions, Mr. Malone and certain members of the Malone Group have granted the Chief Legal Officer of Liberty Broadband and GCI Liberty an irrevocable proxy to vote their respective shares of GCI Liberty capital stock in accordance with the GCI Liberty voting agreement. Mr. Malone and those certain members of the Malone Group have also agreed not to convert their respective shares of GCI Liberty Series B common stock to GCI Liberty Series A common stock or transfer their respective shares of GCI Liberty capital stock prior to the effective time, subject to certain exceptions.

        The GCI Liberty voting agreement applies to Mr. Malone in his capacity as a stockholder of GCI Liberty and does not limit or affect any actions taken by Mr. Malone in his capacity of director or officer of GCI Liberty or its subsidiaries. The voting and support obligations of each stockholder party to the GCI Liberty voting agreement will terminate upon the earlier of: (1) the termination of the merger agreement in accordance with its terms; (2) the effective time; (3) the written agreement of Liberty Broadband, GCI Liberty, Mr. Malone and certain members of the Malone Group and (4) the date of any material modification, waiver or amendment of the merger agreement that adversely affects the value or tax treatment of the consideration payable to Mr. Malone and certain members of the Malone Group or causes such consideration to include any property other than Liberty Broadband Series C common stock (and cash in lieu of fractional shares) for GCI Liberty Series A common stock, Liberty Broadband Series B common stock (and cash in lieu of fractional shares) for GCI Liberty Series B common stock and Liberty Broadband Preferred Stock for GCI Liberty Preferred Stock or adds new conditions or modifies any existing conditions to the consummation of the combination that materially adversely affect Mr. Malone or certain members of the Malone Group, without the prior written consent of Mr. Malone and certain members of the Malone Group. Under the GCI Liberty voting agreement, GCI Liberty has agreed to indemnify Mr. Malone and certain members of the Malone Group for certain losses in connection with or arising out of the GCI Liberty voting agreement and the exchange agreement, including, subject to certain conditions, up to $1 million of the reasonable fees and expenses of separate counsel of Mr. Malone or certain members of the Malone Group incurred in the defense of any claim related to the GCI Liberty voting agreement or the exchange agreement brought by a third party. Under the GCI Liberty voting agreement, GCI Liberty has also agreed to pay the reasonable out-of-pocket costs and expenses incurred by Mr. Malone or certain members of the Malone Group in connection with the preparation, negotiation, execution and delivery of the GCI Liberty voting agreement, up to $62,500.

Exchange Agreement

        This section describes the material terms of the exchange agreement. The descriptions of the exchange agreement in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the exchange agreement, a copy of which is attached as Annex F and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the exchange agreement that is important to you. You are encouraged to carefully read the entire exchange agreement.

        On August 6, 2020, Liberty Broadband, Mr. Malone and the JCM Trust entered into the exchange agreement.

  Initial Issuance

        Pursuant to the exchange agreement the JCM Trust has agreed to (i) waive its right to receive the waived B shares in the first merger in respect of the shares of GCI Liberty Series B common stock held by the JCM Trust immediately prior to the effective time and (ii) receive an equal number of shares of Liberty Broadband Series C common stock in exchange for the waived B shares so that immediately following the effective time Mr. Malone's voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements) will be approximately (but not more than) 49%. The estimated number of shares of Liberty Broadband Series B common stock to be waived by the JCM Trust is approximately 1.8 million, representing approximately 11.7% of the total voting power of Liberty Broadband based on the difference between what Mr. Malone's voting power at Liberty Broadband would be at the effective time without giving effect to the exchange agreement and Mr. Malone's voting power at Liberty Broadband based on approximately 26.5 million shares of Liberty Broadband Series A common stock, approximately 3.2 million shares of Liberty Broadband Series B common stock and 7.2 million shares of Liberty Broadband Preferred Stock currently expected to be outstanding at the effective time and after giving effect to the exchange agreement.

  Exchanges

  Reverse Exchange

        Following the effective time, if immediately following any event resulting in a reduction in the outstanding voting power of Liberty Broadband (an “accretive event”), such as any repurchase, redemption, conversion or other event, Mr. Malone's voting power at Liberty Broadband would exceed the target voting power plus 0.5%, Mr. Malone and the JCM Trust will be required to exchange a number of shares of Liberty Broadband Series B common stock for an equal number of shares of Liberty Broadband Series C common stock as necessary to retain the target voting power (a “reverse exchange”).

        If Liberty Broadband proposes to consummate an accretive event or receives notice of any occurrence, event or fact that would be reasonably expected to cause an accretive event, Liberty Broadband will provide prompt written notice to Mr. Malone specifying the nature and timing of the accretive event, a reasonable estimate of Mr. Malone's voting power at Liberty Broadband after giving effect to the accretive event and a reasonable estimate of the number of shares of Liberty Broadband Series B common stock to be delivered by Mr. Malone or the JCM Trust in a reverse exchange.

        The closing of the reverse exchange will take place no later than the earlier of (x) five business days after Mr. Malone receives notice of the accretive event and (y) the date on which an accretive event is to occur, but in any event prior to or concurrently with the consummation of the accretive event, subject to the conditions described below having been satisfied or waived. The number of shares of Liberty Broadband Series B common stock delivered by Mr. Malone or the JCM Trust in the reverse exchange will increase the number of waived B shares for purposes of the exchange agreement.

  Dilutive Event Exchange

        Following the effective time, upon the occurrence of any event resulting in an increase in the outstanding voting power of Liberty Broadband (a “dilutive event”) and taking into account any concurrent or substantially concurrent event resulting in an increase in the outstanding voting power of Liberty Broadband, which would result in Mr. Malone's voting power falling below the target voting power less 0.5%, Mr. Malone and the JCM Trust may exchange shares of Liberty Broadband Series C common stock for an equal number of shares of Liberty Broadband Series B common stock in an amount not to exceed the lesser of (i) the number of shares of Liberty Broadband Series B common stock which would result in Mr. Malone's voting power at Liberty Broadband immediately following the consummation of such dilutive event to be as close as possible, but not greater than, the target voting power and (ii) the number of waived B shares at such time (a “dilutive exchange”).

        If Liberty Broadband proposes to consummate a dilutive event or receives notice of any occurrence, event or fact that would be reasonably expected to cause a dilutive event, Liberty Broadband will provide prompt written notice to Mr. Malone specifying the nature and timing of the dilutive event and a reasonable estimate of Mr. Malone's voting power at Liberty Broadband after such dilutive event.

        No later than five business days after the later of (x) Mr. Malone's receipt of a notice of a dilutive event or (y) the occurrence of the dilutive event, Mr. Malone may deliver to Liberty Broadband a written notice specifying the number of shares of Liberty Broadband Series C common stock to be exchanged by one or both of Mr. Malone and the JCM Trust for shares of Liberty Broadband Series B common stock.

        The closing of the dilutive exchange will take place as promptly as possible following the later of (i) the delivery of such notice by Mr. Malone and (ii) the receipt of any necessary regulatory approvals, subject to the conditions described below having been satisfied or waived. The number of shares of Liberty Broadband Series B common stock delivered to Mr. Malone and/or the JCM Trust in the dilutive exchange will decrease the number of waived B shares for purposes of the exchange agreement.

  Fundamental Event Exchange

        If Liberty Broadband proposes to consummate any combination, consolidation, merger, split-off, spin-off, rights offering, or dividend, in each case, resulting in holders of Liberty Broadband Series B common stock receiving securities in Liberty Broadband or another person, property or cash, or a combination thereof (a “fundamental event”), then either, at Liberty Broadband's sole discretion (as approved by a majority of its independent directors), (x) Liberty Broadband will provide for Mr. Malone or the JCM Trust to receive the same per share amount and form of consideration to be received by holders of Liberty Broadband Series B common stock on such event for his or its shares of Liberty Broadband Series C common stock (up to the number of waived B shares) and Mr. Malone or the JCM Trust will waive the right to receive the consideration that would otherwise be payable for such shares of Liberty Broadband Series C common stock or (y) immediately prior to the consummation of the fundamental event, Liberty Broadband, Mr. Malone and the JCM Trust will consummate separate exchanges where Mr. Malone and the JCM Trust will receive all remaining waived B shares in exchange for an equal number of shares of Liberty Broadband Series C common stock (a “fundamental event exchange”).

  Rescission

        If, following any exchange closing, the associated accretive event, dilutive event or fundamental event, as applicable, is not consummated either prior to or within ten business days following the exchange closing, such exchange will automatically be rescinded and treated as if neither the applicable exchange nor the respective exchange closing had ever occurred, and each party agrees to return any shares received in the applicable exchange.

  Representations and Warranties

        Each of Mr. Malone and the JCM Trust makes customary representations and warranties, including with respect to ownership of the shares of Liberty Broadband common stock subject to any exchange, authority and approval to enter into the exchange agreement, enforceability of the exchange agreement, organization, existence and good standing (if applicable), required government approvals in connection with the exchange, no violations or conflicts of law, contracts, agreements or instruments to which Mr. Malone or the JCM Trust are subject, other than as would not have a material adverse effect, individually or in the aggregate, on his or its ability to consummate the transactions contemplated by the exchange agreement, and that each of Mr. Malone and JCM Trust is a sophisticated investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)) with sufficient knowledge and experience in financial business matters to evaluate the merits and risks of any exchange and the other transactions contemplated thereby and the acknowledgment of each party that the offer and sale of the shares of Liberty Broadband capital stock subject to any exchange will not be registered under the Securities Act or any other laws and therefore such shares may not be sold or transferred, except pursuant to an exemption from such registration available under the Securities Act.

        Liberty Broadband makes similar customary representations and warranties, including with respect to due authorization and valid issuance of the shares of Liberty Broadband capital stock subject to any exchange, authority and approval to enter into the exchange agreement, enforceability of the exchange agreement, organization, existence and good standing, required government approvals in connection with the exchange and that, no violations or conflicts of law, contracts, agreements or instruments to which Liberty Broadband is subject, other than as would not have a material adverse effect, individually or in the aggregate, on its ability to consummate the transactions contemplated by the exchange agreement.

  Conditions to the Exchange

        The obligations of Liberty Broadband, Mr. Malone and the JCM Trust to complete any exchange are subject to the satisfaction or waiver of the following conditions:

  •
  no order entered or issued by any court or other governmental authority of competent jurisdiction is in effect that prohibits, renders illegal or enjoins the consummation of such exchange;

  •
  in the case of a dilutive event exchange, the relevant dilutive event shall have occurred;

  •
  in the case of a reverse exchange, the relevant accretive event shall be reasonably expected to occur concurrently with or promptly following the reverse exchange; and

  •
  in the case of a fundamental event exchange, the relevant fundamental event shall be reasonably expected to occur immediately following the fundamental event exchange.

        The obligations of Liberty Broadband to effect any exchange is also subject to the satisfaction or (to the extent permitted) waiver in writing by Liberty Broadband of the following conditions:

  •
  the representations and warranties of Mr. Malone and the JCM Trust set forth in the exchange agreement shall be true and correct in all material respects (other than de minimis inaccuracies), as of the date of the exchange agreement and as of the closing date of any exchange as though made on and as of such date (or, in the case of representations and warranties made as of a specific date, as of such date);

  •
  each of Mr. Malone and the JCM Trust shall have performed in all material respects all covenants required to be performed by them prior to or at such exchange closing; and

  •
  Liberty Broadband shall have received a certificate from Mr. Malone and the JCM Trust certifying that the above conditions have been satisfied.

        The obligations of Mr. Malone and the JCM Trust to effect an exchange are also subject to the satisfaction or (to the extent permitted) waiver in writing by Mr. Malone (individually and as trustee of the JCM Trust) of the following conditions:

  •
  the representations and warranties of Liberty Broadband set forth in the exchange agreement shall be true and correct in all material respects (other than de minimis inaccuracies), as of the date of the exchange agreement and as of the closing date of any exchange as though made on and as of such date (or, in the case of representations and warranties made as of a specific date, as of such date);

  •
  Liberty Broadband shall have performed in all material respects all covenants required to be performed by it prior to or at the exchange closing; and

  •
  Mr. Malone and the JCM Trust shall have received a certificate from an authorized officer of Liberty Broadband certifying that the above conditions have been satisfied.

  Transfer of Shares

        For purposes of the exchange agreement, a “transfer” by any person means, directly or indirectly, a sale, transfer or disposition, whether by operation of law or otherwise, other than the granting of a proxy to vote Liberty Broadband Series B common stock in connection with a fundamental event.

        Any transfer by Mr. Malone or the JCM Trust of shares of Liberty Broadband Series B common stock beneficially owned by Mr. Malone to any person will result in a decrease in the initial target voting power of 49% by the aggregate voting power of such transferred shares unless it is a transfer:

  •
  that does not result in Mr. Malone ceasing to be the beneficial owner of such shares or to a descendent of a parent of either Mr. Malone or Mrs. Malone for estate planning purposes;

  •
  to Mr. Maffei so long as he (1) remains a director and officer of Liberty Broadband, (2) is transferred all of the shares of Liberty Broadband Series B common stock then beneficially owned by Mr. Malone and the JCM Trust and all rights to waived B shares and (3) executes a substantially similar exchange agreement approved by the independent directors of Liberty Broadband; or

  •
  upon the death of Mr. Malone, to his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; provided, that such transferees must execute a substantially similar exchange agreement approved by the independent directors of Liberty Broadband within 180 days of such transfer.

        In the event of a transfer of any shares of Liberty Broadband Series B common stock by Mr. Malone or the JCM Trust, Mr. Malone will provide prompt notice to Liberty Broadband of such transfer.

  Termination

        The exchange agreement will terminate and immediately cease to be of any further force and effect pursuant to the mutual written consent of each of the parties to the agreement, upon the reduction of the waived B shares to zero, or upon the execution of a successor exchange agreement. Additionally, the exchange agreement will automatically terminate if the merger agreement is terminated in accordance with its terms without the closing of the combination having occurred.

        No termination pursuant to the terms of the exchange agreement shall relieve any party from any liability for damages resulting from fraud or willful material breach by such party of its covenants or agreements prior to such termination. Under the exchange agreement, “willful material breach” means a material breach of a party's covenants and agreements that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party's covenants or agreements (provided, that, with respect to Liberty Broadband, knowledge includes actual knowledge, after due inquiry of any of the Chief Executive Officer, the Chief Accounting Officer, the Chief Legal Officer and the Chief Corporate Development Officer of Liberty Broadband and the Chief Executive Officer of Skyhook Wireless, Inc. in his or her capacity as an officer of Liberty Broadband or its subsidiary).

Additional Transaction Agreements

        This section describes the material terms of the proxy and right of first refusal agreement and investment agreement termination agreement, the tax sharing agreement joinder agreement, the indemnification agreement joinder agreement and the assumption agreement concerning the reorganization agreement. The descriptions of the agreements in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the agreements, copies of which are attached as Annex G, H, I and J, respectively, and are incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about these agreements that is important to you. You are encouraged to carefully read these agreements in their entirety.

  Termination Agreement

        Pursuant to the Proxy and Right of First Refusal Agreement, dated May 23, 2015, as amended, by and between Liberty Broadband and Qurate Retail, which was assigned to and assumed by GCI Liberty in connection with the GCI Liberty Split-off pursuant to the Assignment and Assumption Agreement, dated March 9, 2018, by and among Liberty Broadband, Qurate Retail, LV Bridge, LLC and GCI Liberty (the “proxy agreement”), GCI Liberty granted an irrevocable proxy to Liberty Broadband to vote some or all shares of Charter's Class A common stock beneficially owned by GCI Liberty, except for in certain limited circumstances.

        Liberty Broadband and GCI Liberty are also parties to that certain Amended and Restated Investment Agreement, dated May 28, 2015, by and among Liberty Broadband, Qurate Retail, JANA Nirvana Master Fund, L.P., a Cayman Islands exempted company, JANA Master Fund, Ltd., a Cayman Islands exempted company, and Coatue Offshore Master Fund, Ltd., a Cayman Islands exempted company, as amended by the Amended and Restated Assignment and Assumption Agreement, dated May 28, 2015, by and among Liberty Broadband, Qurate Retail, Soroban Master Fund LP, a Cayman Islands exempted limited partnership, and Soroban Opportunities Master Fund LP, a Cayman Islands exempted limited partnership, Sections IX, X and XI of which were assigned to GCI Liberty in connection with the GCI Liberty Split-off pursuant to the Assignment and Assumption Agreement, dated as of March 9, 2018, by and between Liberty Broadband and GCI Liberty (such assigned sections, the “investment agreement”).

        On August 6, 2020 and simultaneously with the entry into the merger agreement, Liberty Broadband, GCI Liberty and LV Bridge, LLC entered into a termination agreement which will result in the termination of the proxy agreement and the termination of the investment agreement as between Liberty Broadband and GCI Liberty, in each case, effective upon the closing of the combination.

  Joinder and Assignment and Assumption Agreements

  Assumption and Joinder Agreement to Tax Sharing Agreement

        Simultaneously with the entry into the merger agreement, Liberty Broadband entered into the tax sharing agreement joinder agreement, pursuant to which Liberty Broadband agreed to, effective at the closing of the first merger, become jointly and severally responsible for GCI Liberty's obligations and liabilities, and become entitled to exercise and enforce GCI Liberty's rights, under the tax sharing agreement. The tax sharing agreement allocates responsibilities among Qurate Retail, GCI Liberty and their respective groups for various tax obligations, including any taxes imposed if the GCI Liberty Split-off is deemed taxable. Pursuant to the tax sharing agreement and the tax sharing agreement joinder agreement, in certain circumstances, GCI Liberty and Liberty Broadband will be required to jointly and severally indemnify Qurate Retail and its subsidiaries for any taxes or losses resulting from the failure of the GCI Liberty Split-off to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, including to the extent that such taxes or losses (1) result primarily from, individually or in the aggregate, the breach of certain covenants made by GCI Liberty (applicable to actions or failures to act by GCI Liberty and its subsidiaries following the completion of the GCI Liberty Split-off), (2) result from the application of Section 355(e) of the Code to the GCI Liberty Split-off as a result of the treatment of the GCI Liberty Split-off as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50-percent or greater interest (measured by either vote or value) in the stock of GCI Liberty (or any successor corporation) or (3) result primarily from, individually or in the aggregate, the breach by Liberty Broadband of certain covenants under the tax sharing agreement following the completion of the first merger. Conversely, Qurate Retail must indemnify GCI Liberty and Liberty Broadband and their subsidiaries from and against taxes imposed as a result of the GCI Liberty Split-off other than those described in the immediately preceding sentence.

        The tax sharing agreement also sets forth the rights and responsibilities of the parties with respect to tax return preparation and tax contests. In particular, Qurate Retail is responsible for preparing tax returns that include (1) both (a) Qurate Retail or any of its subsidiaries other than GCI Liberty or any of its respective subsidiaries and (b) GCI Liberty or any of its subsidiaries and (2) only Qurate Retail and/or any of its subsidiaries other than GCI Liberty and/or any of its subsidiaries. GCI Liberty (and following the completion of the first merger, Liberty Broadband) is responsible for preparing tax returns that include only GCI Liberty, Liberty Broadband and/or any of their respective subsidiaries. In the case of any tax contest relating to the tax-free nature of the GCI Liberty Split-off or certain other historic split-off transactions effected by Qurate Retail, GCI Liberty (and following the completion of the first merger, Liberty Broadband), on the one hand, and Qurate Retail on the other hand, generally have the right to jointly control such contest, and each party has a consent right over the settlement of such contest. In the case of any other tax contest as a result of which an indemnity obligation under the tax sharing agreement may arise, the party obligated to prepare the tax return to which such tax contest relates controls such contest, and the other party has participation rights and a consent right over the settlement of such contest if such settlement could have more than a de minimis impact on such party.

  Assumption and Joinder Agreement to Indemnification Agreement

        Simultaneously with the entry into the merger agreement, Liberty Broadband also entered into the indemnification agreement joinder agreement, pursuant to which Liberty Broadband agreed to, effective at the closing of the first merger, become jointly and severally responsible for, GCI Liberty's obligations and liabilities, and become entitled to exercise and enforce GCI Liberty's rights, under the indemnification agreement. Under the indemnification agreement, GCI Liberty agreed to indemnify Liberty Interactive LLC with respect to any of Liberty Interactive LLC's 1.75% Exchangeable Debentures due 2046 (the “Liberty Charter exchangeable debentures”) surrendered for exchange to Liberty Interactive LLC on or before October 5, 2023 for the amount by which the exchange value exceeds (i) the sum of the adjusted principal amount of such Liberty Charter exchangeable debentures plus (ii) the amount of certain tax benefits attributable to such Liberty Charter exchangeable debentures so exchanged. The indemnification agreement also provides that Qurate Retail and GCI Liberty will indemnify each other and their respective subsidiaries, current and former directors, officers and employees, and each of their heirs, executors, trustees, administrators, successors and assigns with respect to certain potential losses in respect of the GCI Liberty Split-off. The indemnification agreement also provides that GCI Liberty must provide Qurate Retail with any requested information necessary for Qurate Retail to (1) comply with reporting, filing or other governmental requirements and (2) institute or defend lawsuits. GCI Liberty is also obligated, under the indemnification agreement, to use reasonable efforts to cause its officers, directors, members, employees, controlled affiliates and agents to keep confidential all proprietary information of Qurate Retail, subject to customary exceptions.

  Assignment and Assumption Agreement Concerning Reorganization Agreement Obligations

        Simultaneously with the entry into the merger agreement, Liberty Broadband, GCI Liberty, Qurate Retail, Liberty Interactive LLC and Merger LLC entered into the assignment and assumption agreement of the reorganization agreement pursuant to which Merger LLC agreed to, effective at the closing of the combination, accept and assume certain of GCI Liberty's rights and obligations under the reorganization agreement. Under the reorganization agreement, GCI Liberty (a) must indemnify and hold harmless GCI Liberty and its subsidiaries' current and former directors, officers, employees and agents and each of their heirs and representatives against any losses arising out of: (1) the fact that such indemnitee was a director or officer of GCI Liberty or its subsidiaries; (2) acts or omissions by an indemnitee in the indemnitee's capacity as a director or officer of GCI Liberty or its subsidiaries or, in the case of directors or officers of GCI Liberty or of its subsidiary, taken at the request of GCI Liberty or such subsidiary (including in connection with serving at the request of GCI Liberty or such subsidiary as a representative of another person (including any employee benefit plan)); (b) must not settle, compromise or consent to the entry of any judgment in any threatened or actual litigation for which such indemnification could be sought, subject to certain exceptions; and (c) must maintain GCI Liberty's directors' and officers' liability insurance covering acts or omissions occurring at or prior to March 9, 2018 (the effective time of the contribution) with respect to those individuals who were currently (and any additional individuals who prior to the effective time of the contribution became) covered by the GCI Liberty's directors' and officers' liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on the date of the reorganization agreement or maintain in full force and effect any prepaid “tail policy” purchased pursuant to the reorganization agreement to satisfy such obligations.

  Liberty Media Letter Agreement

        Pursuant to the Services Agreement, dated as of March 9, 2018, as amended by the First Amendment to Services Agreement, dated as of December 13, 2019, by and between Liberty Media and GCI Liberty (the “services agreement”), Liberty Media provides GCI Liberty with general and administrative services including legal, tax, accounting, treasury and investor relations support.

        Pursuant to the Facilities Sharing Agreement, dated as of March 9, 2018, by and among Liberty Media, GCI Liberty and Liberty Property Holdings, Inc. (the “facilities sharing agreement”), GCI Liberty shares office space with Liberty Media and related amenities at its corporate headquarters.

        On August 6, 2020 and simultaneously with the entry into the merger agreement, Liberty Broadband, GCI Liberty, Liberty Media and certain subsidiaries of Liberty Media entered into a letter agreement which, among other things, will result in the termination of (i) the services agreement effective upon the closing of the first merger, which will result in the payment of a termination payment to Liberty Media by GCI Liberty for GCI Liberty's allocable portion of certain compensation expenses of Mr. Maffei, and (ii) the facilities sharing agreement effective upon the closing of the first merger.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of Liberty Broadband and GCI Liberty because these risks will also affect Liberty Broadband following completion of the combination. These risks can be found in Liberty Broadband's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020 and GCI Liberty's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, each of which is filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

        If any of the following risks and uncertainties develop into actual events, these events could have a material adverse effect on the business, financial condition or results of operations of (a) prior to the combination, Liberty Broadband and/or GCI Liberty, as applicable, and (b) after the combination, the combined company. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to the Combination

The value of the Common Consideration is subject to changes based on fluctuations in the value of Liberty Broadband common stock, and GCI Liberty stockholders may receive stock consideration with a value that, at the time received, is less than $72.49 per share of GCI Liberty Series A common stock, or less than $71.92 per share of GCI Liberty Series B common stock.

        The market value of Liberty Broadband common stock will fluctuate during the period before the date of the GCI Liberty special meeting and during the period before the time GCI Liberty stockholders receive merger consideration in the form of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock, as well as thereafter. Accordingly, at the time of the GCI Liberty special meeting, GCI Liberty stockholders will not be able to determine the market value of the per share merger consideration they would receive upon the effective time.

        Upon the effective time, common stockholders of GCI Liberty will receive:

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  0.580 of a share of non-voting Liberty Broadband Series C common stock for each share of GCI Liberty Series A common stock held of record by such holder immediately prior to the first merger, together with cash (without interest) paid in lieu of any fractional shares of Liberty Broadband Series C common stock; and

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  0.580 of a share of Liberty Broadband Series B common stock for each share of GCI Liberty Series B common stock held of record by such holder immediately prior to the first merger, together with cash (without interest) paid in lieu of any fractional shares of Liberty Broadband Series B common stock.

        Accordingly, the value of Liberty Broadband common stock delivered to GCI Liberty stockholders will depend on the prices of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock, and the value of the merger consideration delivered for each share of GCI Liberty Series A common stock and GCI Liberty Series B common stock may be greater than, less than or equal to $72.49 or $71.92, respectively, which represent the implied value of 0.580 of a share of Liberty Broadband Series C common stock and 0.580 of a share of Liberty Broadband Series B common stock, respectively, based on the closing price of Liberty Broadband Series C common stock and the last sale price of Liberty Broadband Series B common stock, in each case, on June 29, 2020, the last trading day before the public announcement of the mutually agreed exchange ratio.

        It is impossible to accurately predict the market price of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock at the effective time and, therefore, impossible to accurately predict the value of Common Consideration that GCI Liberty stockholders will receive. The market price for Liberty Broadband Series C common stock and Liberty Broadband Series B common stock may fluctuate both prior to the effective time and thereafter for a variety of reasons, including, among others, the results of operations of Charter and the developments in its business, market assessments of the likelihood that the combination will be completed, and the expected timing of the combination. Many of these factors are beyond Liberty Broadband's and GCI Liberty's control. You should obtain current market quotations for shares of GCI Liberty capital stock, Liberty Broadband Series C common stock and Liberty Broadband Series B common stock.

The combination is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the combination could have material adverse effects on Liberty Broadband and GCI Liberty.

        The completion of the first merger and the combination are subject to a number of conditions, including, among other things, (a) the approval and adoption of the merger agreement by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of GCI Liberty capital stock entitled to vote thereon; (b) the approval and adoption of the GCI Liberty merger proposal by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of GCI Liberty capital stock entitled to vote thereon (other than any outstanding shares beneficially owned, directly or indirectly by, Liberty Broadband and its subsidiaries; the Malone Group, the Maffei Group or their respective Affiliates; the members of the Liberty Broadband Board or the Parent Section 16 Officers; the members of the GCI Liberty Board or the Company Section 16 Officers; or the immediate family members of any of the foregoing), which cannot be waived; (c) the approval of the share issuance proposal by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Liberty Broadband common stock present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote thereon; (d) the approval and adoption of the Liberty Broadband merger proposal by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Liberty Broadband common stock entitled to vote thereon (other than any outstanding shares beneficially owned, directly or indirectly by, GCI Liberty and its subsidiaries; the Malone Group, the Maffei Group or their respective affiliates; the members of the GCI Liberty Board or the GCI Liberty executive officers; the members of the Liberty Broadband Board or the Liberty Broadband executive officers; or the immediate family members of any of the foregoing), which cannot be waived; (e) the expiration or termination of any applicable waiting period under the HSR Act; (f) the receipt of requisite approvals from the FCC and the RCA and that such approvals not include certain conditions materially adverse to the business of GCI Holdings and its subsidiaries that require the sale, divestiture or disposition of assets of GCI Holdings and its subsidiaries or that would restrict Liberty Broadband's ability to operate the assets of GCI Holdings and its subsidiaries or exercise full ownership rights of GCI Liberty following the effective time; (g) the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part; (h) authorization of listing on Nasdaq of the shares of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock to be issued in connection with the combination; (i) the absence of any law, order, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, which prohibits, renders illegal or enjoins the consummation of the transactions contemplated by the merger agreement; (j) the accuracy of each party's representations and warranties in the merger agreement, subject to certain materiality qualifications; (k) each party's performance, in all material respects, with its covenants required to be performed by it under the merger agreement prior to the closing of the combination; (l) each party not having had a “material adverse effect,” as defined under the merger agreement; and (m) the receipt of certain legal opinions, including opinions to the effect that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and an opinion to the effect that the transactions contemplated by the merger agreement will not impact the U.S. federal income tax treatment of the GCI Liberty Split-off. (See the section entitled “Special Factors—The Merger Agreement—Conditions to the Combination,” for a more detailed discussion). While the parties have agreed in the merger agreement to use reasonable best efforts to satisfy the closing conditions, the parties may not be successful in their efforts to do so. The failure to satisfy all of the required conditions could delay the completion of the combination for a significant period of time or prevent completion from occurring at all. Any delay in completing the combination could cause Liberty Broadband not to realize some or all of the benefits, or realize them on a different timeline than expected, that Liberty Broadband expects to achieve if the combination is successfully completed within the expected timeframe. There can be no assurance that the conditions in the merger agreement will be satisfied or (to the extent permitted) waived or that the combination will be completed. In addition, subject to limited exceptions, either Liberty Broadband or GCI Liberty may terminate the merger agreement if the combination has not been consummated by August 6, 2021, subject to certain extensions as set forth in the merger agreement. See “Special Factors—The Merger Agreement—Termination.”

        If the combination is not completed, Liberty Broadband and GCI Liberty may be materially adversely affected, without realizing any of the benefits of having completed the combination, and Liberty Broadband and GCI Liberty will be subject to a number of risks, including the following:

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  the market price of Liberty Broadband common stock and GCI Liberty capital stock could decline;

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  Liberty Broadband or GCI Liberty could owe a substantial termination fee to the other under certain circumstances;

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  if the merger agreement is terminated and GCI Liberty or Liberty Broadband seek another business combination, the companies may not find a party willing to enter into a transaction on terms comparable to or more attractive than the terms agreed to in the merger agreement;

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  time and resources, financial and other, committed by Liberty Broadband's, GCI Liberty's and their respective subsidiaries' management to matters relating to the combination could otherwise have been devoted to pursuing other beneficial opportunities;

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  Liberty Broadband, GCI Liberty and their respective subsidiaries may experience negative reactions from the financial markets or from their respective customers, suppliers, regulators or employees;

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  Liberty Broadband and GCI Liberty will be required to pay their respective costs relating to the combination, such as legal, accounting, financial advisory, filing, printing and mailing fees, whether or not the combination is completed;

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  Liberty Broadband and GCI Liberty are subject to restrictions on the conduct of their respective businesses prior to the effective time, as set forth in the merger agreement, which may prevent either party from making certain acquisitions or taking other actions during the pendency of the combination; and

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  reputational harm due to the adverse perception of any failure to successfully complete the combination.

        In addition, if the combination is not completed, Liberty Broadband and GCI Liberty could be subject to litigation related to any failure to complete the combination or related to any enforcement proceeding commenced against it to perform its obligations under the merger agreement. Any of these risks could materially and adversely impact Liberty Broadband's and GCI Liberty's respective financial condition, financial results and stock price.

The merger agreement contains provisions that limit Liberty Broadband's and GCI Liberty's ability to pursue alternatives to the combination, could discourage a potential acquiror from making a favorable alternative transaction proposal and, in specified circumstances, could require Liberty Broadband or GCI Liberty to pay a substantial termination fee to the other.

        The merger agreement contains provisions that make it more difficult for GCI Liberty and Liberty Broadband to engage in any alternative transaction with a third party. The merger agreement contains certain provisions that restrict Liberty Broadband's and GCI Liberty's ability to, among other things, solicit, initiate, knowingly facilitate, knowingly induce, knowingly encourage, or enter into or continue or otherwise participate in any discussions relating to, or approve or recommend, any alternative third-party proposal. Further, even if the GCI Liberty special committee or the GCI Liberty Board withdraws or qualifies its recommendation with respect to the approval of the GCI Liberty merger proposal, unless the merger agreement is terminated in accordance with its terms, GCI Liberty will still be required to submit the GCI Liberty merger proposal to a vote at the GCI Liberty special meeting. In addition, following receipt by GCI Liberty of any third-party acquisition proposal that constitutes a “superior proposal,” Liberty Broadband will have an opportunity to offer to modify the terms of the merger agreement before the GCI Liberty special committee or the GCI Liberty Board may withdraw or qualify its recommendation with respect to the GCI Liberty merger proposal in favor of such superior proposal. Similarly, even if the Liberty Broadband special committee or the Liberty Broadband Board withdraws or qualifies its recommendation with respect to the approval of the Liberty Broadband merger proposal or share issuance proposal, unless the merger agreement is terminated in accordance with its terms, Liberty Broadband will still be required to submit the Liberty Broadband merger proposal and share issuance proposal to a vote at the Liberty Broadband special meeting. In addition, following receipt by Liberty Broadband of any third-party alternative proposal that constitutes a “superior proposal,” GCI Liberty will have an opportunity to offer to modify the terms of the merger agreement before the Liberty Broadband special committee or the Liberty Broadband Board may withdraw or qualify its recommendation with respect to the Liberty Broadband merger proposal in favor of such superior proposal. For further discussion, see the section entitled “Special Factors—The Merger Agreement—Covenants and Agreements—Liberty Broadband No Solicitation.”

        In some circumstances, upon termination of the merger agreement, GCI Liberty would be required to pay a termination fee of $240 million to Liberty Broadband or Liberty Broadband would be required to pay a termination fee of $340 million to GCI Liberty. For further discussion, see the section entitled “Special Factors—The Merger Agreement—Termination Fee.”

        These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of GCI Liberty or pursuing an alternative company transaction from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per share value than the value proposed to be received in the combination or would result in greater value to the GCI Liberty stockholders relative to the terms and conditions of the merger agreement. In particular, the termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay a lower price to the GCI Liberty stockholders than it might otherwise have proposed to pay absent such a fee.

The voting agreements could discourage a third party from pursuing an alternative transaction involving Liberty Broadband or GCI Liberty.

        In connection with the merger agreement, Liberty Broadband and GCI Liberty entered into voting agreements with Mr. Malone and certain members of the Malone Group with respect to their shares of

Liberty Broadband common stock and GCI Liberty capital stock. Pursuant to the Liberty Broadband voting agreement, so long as there has not been a parent adverse recommendation change by the Liberty Broadband special committee or the Liberty Broadband Board (acting at the recommendation of the Liberty Broadband special committee) that has not been rescinded or otherwise withdrawn, Mr. Malone and such members of the Malone Group have committed to vote all of their shares of Liberty Broadband common stock, representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020, in favor of the share issuance proposal and the Liberty Broadband adjournment proposal.

        Pursuant to the GCI Liberty voting agreement, so long as there has not been a company adverse recommendation change by the GCI Liberty special committee or the GCI Liberty Board (acting at the recommendation of the GCI Liberty special committee) that has not been rescinded or otherwise withdrawn, such members of the Malone Group have committed to vote all of their shares of GCI Liberty capital stock, representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital common stock as of September 30, 2020, in favor of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal.

        The existence of these agreements could discourage a third party from pursuing an alternative transaction involving Liberty Broadband or GCI Liberty.

Each party is subject to contractual restrictions while the combination is pending, which could adversely affect each party's business and operations.

        Under the terms of the merger agreement, GCI Liberty is subject to certain restrictions on the conduct of its business prior to the effective time which may adversely affect its and its subsidiaries' ability to execute certain of its business strategies, maintain customers, or manage risks associated with its business, operations, technology, infrastructure or compliance functions, including the ability in certain cases to acquire or dispose of assets, incur indebtedness, undertake capital expenditures, engage with regulators or settle actual or potential claims. Such limitations could adversely affect GCI Liberty prior to the effective time.

        Under the terms of the merger agreement, Liberty Broadband is subject to a more limited set of restrictions on the conduct of its business prior to the effective time which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to amend its organizational documents, pay extraordinary dividends or distributions or incur indebtedness. Such limitations could adversely affect Liberty Broadband prior to the effective time.

        In addition, due to operating covenants in the merger agreement, GCI Liberty, and in some cases, Liberty Broadband, may be unable (without the prior written consent of the other party's special committee), during the pendency of the combination, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial. These factors could adversely affect the financial position or results of operations of Liberty Broadband and GCI Liberty, regardless of whether the combination is completed.

        Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the combination. For further discussion, see the section entitled “Special Factors—The Merger Agreement—Covenants and Agreements—Conduct of Business of GCI Liberty” and “Special Factors—The Merger Agreement—Covenants and Agreements—Conduct of Business of Liberty Broadband.”

The announcement and pendency of the combination could divert the attention of management and cause disruptions in the businesses of Liberty Broadband and GCI Liberty, which could have an adverse effect on the business and financial results of both Liberty Broadband and GCI Liberty.

        Management of both Liberty Broadband and GCI Liberty may be required to divert a disproportionate amount of attention away from their respective day-to-day activities and operations, and devote time and effort to consummating the combination. The risks, and adverse effects, of such disruptions and diversions could be exacerbated by a delay in the completion of the combination. These factors could adversely affect the financial position or results of operations of Liberty Broadband and GCI Liberty, regardless of whether the combination is completed.

Liberty Broadband and GCI Liberty will incur direct and indirect costs as a result of the combination.

        Liberty Broadband and GCI Liberty will incur substantial expenses in connection with and as a result of completing the combination, including advisory, legal and other transaction costs, and, following the completion of the combination, Liberty Broadband expects to incur additional expenses in connection with combining the companies. A majority of these costs have already been incurred or will be incurred regardless of whether the combination is completed. Factors beyond GCI Liberty's and Liberty Broadband's control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Management of Liberty Broadband and GCI Liberty continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the combination. Although Liberty Broadband and GCI Liberty expect that the realization of benefits related to the combination will offset such costs and expenses over time, no assurances can be made that this net benefit will be achieved in the near term, or at all.

Litigation filed or that may be filed against Liberty Broadband, GCI Liberty, Merger LLC, Merger Sub, the members of the Liberty Broadband Board and the members of the GCI Liberty Board could result in substantial costs and could adversely affect our ability to complete the merger on a timely basis or at all.

        On October 9, 2020, a putative class action complaint was filed by two purported GCI Liberty stockholders in the Court of Chancery of the State of Delaware under the caption Hollywood Firefighters' Pension Fund, et al. v. GCI Liberty, Inc., et al. On October 11, 2020, a new version of the complaint was filed, and the case has been assigned Case No. 2020-0880. The lawsuit names as defendants GCI Liberty, as well as the members of the GCI Liberty Board. The lawsuit alleges, among other things, that Messrs. Maffei and Malone in their purported capacities as controlling stockholders and directors of GCI Liberty, and the other directors of GCI Liberty, breached their fiduciary duties by approving the merger. The lawsuit further alleges that the combination violates Section 203 of the DGCL and that this joint proxy statement/prospectus misstates and omits material information. The lawsuit seeks certification of a class action, declarations that Messrs. Maffei and Malone and the other directors of GCI Liberty breached their fiduciary duties and that the combination violates Section 203 of the DGCL, an injunction barring the stockholder vote and the combination, and the recovery of damages and other relief. On October 15, 2020, the plaintiffs filed a motion for expedited proceedings. On October 27, 2020, after a hearing, the Court granted the motion. For more information, see "Special Factors—Litigation Relating to the Combination."

        GCI Liberty believes this lawsuit is without merit. However, the outcome of this lawsuit or any other lawsuit that may be filed challenging the combination or the other transactions contemplated by the transaction documents is uncertain and could result in substantial costs to Liberty Broadband and GCI Liberty, including, but not limited to, costs associated with the indemnification of directors and officers.

        On October 23, 2020, a lawsuit was filed by a purported GCI Liberty stockholder in the United States District Court for the District of Delaware under the caption Lewis Baker v. GCI Liberty, Inc., et al., Case No. 1:20-cv-01425-UNA. The lawsuit names as defendants GCI Liberty, the members of the

GCI Liberty Board, Liberty Broadband, Merger LLC and Merger Sub. The lawsuit asserts claims under Section 14(a) of the Exchange Act and Rule 14a-9 under the Exchange Act, as well as Section 20(a) of the Exchange Act. The lawsuit alleges that the defendants caused a registration statement that omitted material information to be filed in connection with the combination, which allegedly rendered the registration statement false and misleading. The lawsuit further alleges that the members of the GCI Liberty Board and Liberty Broadband acted as controlling persons of GCI Liberty and had knowledge of the allegedly false and misleading statements contained in the registration statement. The lawsuit seeks an injunction barring the combination, rescission of the combination in the event it has been consummated, an order directing the GCI Liberty Board to disseminate a registration statement that does not contain any allegedly untrue statements or omit material facts, a declaration that defendants violated the Exchange Act, costs and attorneys' fees, and other relief.

        GCI Liberty and Liberty Broadband believe this lawsuit is without merit. However, the outcome of this lawsuit or any other lawsuit that may be filed challenging the combination or the other transactions contemplated by the transaction documents is uncertain and could result in substantial costs to Liberty Broadband and GCI Liberty, including, but not limited to, costs associated with the indemnification of directors and officers.

        These lawsuits seek an order enjoining consummation of the combination or the other transactions contemplated by the transaction documents and either party may terminate the merger agreement prior to the effective time if an order permanently prohibiting the combination (or the other transactions contemplated by the transaction documents) has become final and non-appealable. Any such injunction or delay in the combination being completed may adversely affect Liberty Broadband's and GCI Liberty's prospects, business, financial conditions, results of operations and cash flows.

Some of the directors and executive officers of Liberty Broadband and directors and executive officers of GCI Liberty have interests in the combination that are different from, or in addition to, those of the other Liberty Broadband and GCI Liberty stockholders.

        Certain of the directors and executive officers of Liberty Broadband and GCI Liberty have interests relating to the combination or the merger agreement that are different from other Liberty Broadband and GCI Liberty stockholders.

        All of the Liberty Broadband executive officers are also executive officers of GCI Liberty and will continue to provide services in such capacity following the combination. The Liberty Broadband executive officers hold GCI Liberty equity awards, which were granted in respect of their service as GCI Liberty executive officers. Those awards will remain outstanding, subject to the same terms, conditions and vesting requirements, and be converted into equity awards with respect to Liberty Broadband stock, as described in more detail above under “Questions & Answers—What will happen to GCI Liberty's outstanding equity awards?”. The GCI Liberty directors and executive officers have certain indemnification and insurance protections for their service as directors and executive officers of GCI Liberty that will be preserved following the combination. Additionally, any unvested GCI Liberty equity awards held by the GCI Liberty non-employee directors will vest immediately prior to the combination.

        Mr. Malone's interests may differ from those of GCI Liberty stockholders in part due to the transactions contemplated by the exchange agreement. Pursuant to the exchange agreement, the JCM Trust waived its right to receive the waived B shares and, instead, agreed to receive an equal number of shares of Liberty Broadband Series C common stock so that the aggregate voting power of all of Liberty Broadband's securities over which Mr. Malone has beneficial ownership (including shares held in certain trusts not party to the voting agreements) immediately following the effective time will be approximately (but not more than) 49%. Following the effective time, there may be additional exchanges of Liberty Broadband Series B common stock and Liberty Broadband Series C common stock by Mr. Malone or the JCM Trust pursuant to the exchange agreement. For more information, see “Special Factors—Other Agreements Related to the Combination—Exchange Agreement.”

        Additionally, the Liberty Broadband Board and the GCI Liberty Board include three overlapping members: Mr. Malone, Mr. Maffei and Richard R. Green. Mr. Malone is a non-employee director and Chairman of the Board of Liberty Broadband, as well as Chairman of the Board of GCI Liberty. Mr. Maffei is President and Chief Executive Officer and a director of Liberty Broadband and GCI Liberty. Dr. Green is a non-employee director of Liberty Broadband and GCI Liberty.

        The Liberty Broadband Board has determined to, effective following the completion of the combination, increase its size from six directors to eight directors and appoint Mr. Engles and Ms. Hamilton, who are currently members of the GCI Liberty Board, to fill the vacancies created by such newly created directorships. Neither Mr. Engles nor Ms. Hamilton were aware of this intention, and no discussions occurred with Mr. Engles or Ms. Hamilton regarding their service on the Liberty Broadband Board following the completion of the combination prior to execution of the merger agreement.

        For a more detailed discussion of these interests, see “Special Factors—Interests of Liberty Broadband Directors and Executive Officers in the Combination” and “Special Factors—Interests of GCI Liberty Directors and Executive Officers in the Combination.”

Sales of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock after the completion of the combination may cause the market price of such shares to fall.

        Based on the number of outstanding shares of GCI Liberty common stock on September 30, 2020 and GCI Liberty Preferred Stock on September 30, 2020, Liberty Broadband expects to issue approximately 779 thousand shares of Liberty Broadband Series B common stock, 60.6 million shares of Liberty Broadband Series C common stock and 7.2 million shares of Liberty Broadband Preferred Stock in the combination and after giving effect to the exchange agreement.

        Many former GCI Liberty stockholders may decide not to hold the shares of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock they will receive in the combination. Such sales of Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock could have the effect of depressing the market price for such shares, and may take place promptly following the combination

The combination could result in a significant liability to GCI Liberty and Liberty Broadband if it causes the GCI Liberty Split-off to fail to qualify as a tax-free distribution under applicable tax laws.

        In connection with the signing of the merger agreement, GCI Liberty received an opinion from Skadden to the effect that, subject to the limitations and assumptions set forth therein, the combination will not cause the GCI Liberty Split-off to fail to qualify as a tax-free distribution under Sections 355 and 361 of the Code to Qurate Retail, GCI Liberty, their respective subsidiaries and the former holders of Liberty Ventures common stock, which is referred to as the “signing split-off tax opinion.” It is a condition to each party's obligation to complete the combination that Skadden deliver to GCI Liberty an opinion to the same effect as the signing split-off tax opinion and subject to similar limitations and assumptions, immediately prior to the consummation of the combination, which is referred to as the “closing split-off tax opinion.” The signing split-off tax opinion relied on, and the closing split-off tax opinion will rely on, certain representations and assumptions, including those contained in representation letters from each of Qurate Retail, GCI Liberty, Liberty Broadband and Mr. Malone. If any of the factual representations in any of these representation letters, or any of the assumptions in the signing split-off tax opinion or the closing split-off tax opinion is untrue or incomplete, the signing split-off tax opinion or the closing split-off tax opinion may not be valid. Moreover, an opinion of counsel is not binding on the IRS or the courts. As a result, the conclusions expressed in the signing split-off tax opinion and the closing split-off tax opinion could be challenged by the IRS, and a court may sustain such a challenge.

        If, for any reason, it is subsequently determined that the GCI Liberty Split-off does not qualify for tax-free treatment under Sections 355 and 361 of the Code, GCI Liberty and Liberty Broadband could be required, in certain circumstances, to indemnify Qurate Retail, its subsidiaries and certain related persons for significant tax liabilities resulting from the GCI Liberty Split-off. If the GCI Liberty Split-off does not qualify under Section 355, Section 368(a)(1)(D) and related provisions of the Code, Qurate Retail would generally be subject to tax as if it sold the shares of Predecessor GCI Liberty common stock distributed in the GCI Liberty Split-off in a taxable transaction. In such a circumstance, Qurate Retail would recognize taxable gain in an amount equal to the excess of (1) the total fair market value of the shares of Predecessor GCI Liberty common stock distributed in the GCI Liberty Split-off over (2) Qurate Retail's aggregate tax basis in such shares of Predecessor GCI Liberty common stock. Pursuant to the tax sharing agreement by and between Qurate Retail and GCI Liberty and the joinder to the tax sharing agreement by and among Qurate Retail, GCI Liberty and Liberty Broadband, in certain circumstances, GCI Liberty and Liberty Broadband will be required to jointly and severally indemnify Qurate Retail and its subsidiaries for any taxes or losses resulting from the failure of the GCI Liberty Split-off to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, including to the extent that such taxes or losses (1) result primarily from, individually or in the aggregate, the breach of certain covenants made by GCI Liberty (applicable to actions or failures to act by GCI Liberty and its subsidiaries following the completion of the GCI Liberty Split-off), (2) result from the application of Section 355(e) of the Code to the GCI Liberty Split-off as a result of the treatment of the GCI Liberty Split-off as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50-percent or greater interest (measured by either vote or value) in the stock of GCI Liberty (or any successor corporation) or (3) result primarily from, individually or in the aggregate, the breach by Liberty Broadband of certain covenants under the tax sharing agreement following the effective time. Any such indemnity obligation could be material. See “Special Factors—Other Agreements Related to the Combination—Additional Transaction Agreements.”

If the combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the combination may result in tax liability to GCI Liberty, Liberty Broadband and/or their respective stockholders.

        The combination is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligations of each of GCI Liberty and Liberty Broadband to complete the combination are conditioned, respectively, upon each receiving an opinion of counsel that the combination will so qualify. However, an opinion of counsel is not binding on the IRS or the courts. If this conclusion is challenged, and it is determined that the combination does not qualify as a “reorganization” for U.S. federal income tax purposes, GCI Liberty stockholders would be required to recognize any taxable gain on the exchange of their common and preferred stock pursuant to the combination, and Liberty Broadband stockholders may be required to recognize taxable gain on their Liberty Broadband stock as if Liberty Broadband had been acquired by GCI Liberty in a fully taxable transaction. Further, each of GCI Liberty and Liberty Broadband may be required to recognize taxable income or gain for U.S. federal income tax purposes as if it transferred all of its assets and liabilities to the other in a fully taxable transaction. Any such resulting taxes could be material.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the combination may differ materially.

        The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what Liberty Broadband's actual financial condition or results of operations would have been had the combination been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon assumptions and preliminary estimates, to record the GCI Liberty identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of GCI Liberty as of the date of the completion of the combination. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see the sections entitled "Summary—Equivalent and Comparative Per Share Information", “Summary—Summary Unaudited Pro Forma Condensed Combined Financial Statements” and “Unaudited Pro Forma Condensed Combined Financial Statements.”

The unaudited prospective financial information of each company included in this joint proxy statement/prospectus involves risks, uncertainties and assumptions, many of which are beyond the control of each company. As a result, it may not prove to be accurate and is not necessarily indicative of current values or future performance.

        The unaudited prospective financial information of each company contained in the sections entitled “Special Factors—Liberty Broadband Unaudited Prospective Financial Information” and “Special Factors—GCI Liberty Unaudited Prospective Financial Information” of this joint proxy statement/prospectus involves risks, uncertainties and assumptions and is not a guarantee of future performance. The future financial results of each company may materially differ from those expressed in the unaudited prospective financial information due to factors that are beyond such company's ability to control or predict. No assurances can be made regarding future events or that the assumptions made in preparing the unaudited prospective financial information will accurately reflect future conditions. The internal financial projections were based on numerous variables and assumptions that are inherently subjective, and depend on a number of factors described or incorporated by reference in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are uncertain and many of which are beyond the control of Liberty Broadband or GCI Liberty, and, if the combination is completed, will be beyond the control of the combined company. Each company cannot provide any assurance that its future financial results, or if the combination is completed, those of the combined company, will not materially vary from the unaudited prospective financial information. The unaudited prospective financial information covers multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

        More specifically, the unaudited prospective financial information:

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  necessarily makes numerous assumptions, many of which are beyond the control of each company and may not prove to be accurate;

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  does not necessarily reflect changes in prospects for each company's business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the unaudited prospective financial information was prepared;

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  is not necessarily indicative of future performance, which may be significantly more favorable or less favorable than is reflected in the unaudited prospective financial information; and

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  should not be regarded as a representation that the results reflected in the unaudited prospective financial information will be achieved.

        The unaudited prospective financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP and does not reflect the effect of any proposed or other changes in GAAP that may be made in the future.

The fairness opinion obtained by the Liberty Broadband special committee from Perella Weinberg Partners will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion.

        Perella Weinberg Partners, the Liberty Broadband special committee's financial advisor in connection with the combination, has delivered to the Liberty Broadband special committee a written opinion, dated August 5, 2020, as to the fairness, from a financial point of view, as of such date, of the Common Consideration to be paid in connection with the first merger, to the stockholders of Liberty Broadband (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers), based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein.

        The Liberty Broadband special committee has not obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from Perella Weinberg Partners, and the Liberty Broadband special committee does not expect to receive an updated fairness opinion prior to the completion of the combination.

        Perella Weinberg Partners' opinion does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion, including changes in the operations and prospects of Liberty Broadband or GCI Liberty (including the sale of Evite on September 14, 2020), regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of Liberty Broadband and GCI Liberty, and on which the fairness opinion was based, and that may alter the value of Liberty Broadband and GCI Liberty or the prices of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock, Liberty Broadband Preferred Stock or GCI Liberty capital stock at the effective time. The value of the merger consideration has fluctuated since, and could be materially different from its value as of, the date of Perella Weinberg Partners' opinion, and the opinion does not address the prices at which Liberty Broadband Series C common stock, Liberty Broadband Series B common stock, Liberty Broadband Preferred Stock or GCI Liberty capital stock may trade after the date of the opinion. Perella Weinberg Partners' opinion does not speak as of the time the combination will be completed or as of any date other than the date of the opinion. The Liberty Broadband special committee does not anticipate asking Perella Weinberg Partners to update its opinion, and Perella Weinberg Partners has no obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events that may have occurred or may occur after the date of the opinion. For a more complete description of the opinion that Perella Weinberg Partners delivered, and a summary of the material financial analyses performed, in connection with such opinion, please refer to the section “Special Factors—Opinion of the Liberty Broadband Special Committee's Financial Advisor.” Perella Weinberg Partners' opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein.

The fairness opinion delivered to each of the GCI Liberty special committee and GCI Liberty Board by Evercore will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of such opinion.

        Evercore, the GCI Liberty special committee's financial advisor in connection with the combination, delivered an oral opinion to each of the GCI Liberty special committee and, at the request of the GCI Liberty special committee, the GCI Liberty Board on August 6, 2020 (subsequently confirmed by delivery of Evercore's written opinion, dated August 6, 2020) as to the fairness, from a financial point of view, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters set forth in Evercore's written opinion, of the exchange ratio in the first merger to the holders of GCI Liberty common stock (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers).

        Neither the GCI Liberty special committee nor the GCI Liberty Board has obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from Evercore, and the GCI Liberty special committee and the GCI Liberty Board do not expect to receive an updated fairness opinion prior to the completion of the combination.

        Evercore's opinion does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of its opinion, including changes in the operations or prospects of Liberty Broadband or GCI Liberty (including the sale of Evite on September 14, 2020), regulatory or legal changes, general market and economic conditions or other factors that may be beyond the control of Liberty Broadband and GCI Liberty, and on which Evercore's opinion was based, and that may alter the value of Liberty Broadband and GCI Liberty or the prices of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock, Liberty Broadband Preferred Stock or GCI Liberty capital stock at the effective time. The value of the merger consideration has fluctuated since, and could be materially different from its value as of, the date of Evercore's opinion, and the opinion does not address the prices at which Liberty Broadband Series C common stock, Liberty Broadband Series B common stock, Liberty Broadband Preferred Stock or GCI Liberty capital stock may trade after the date of the opinion. Evercore's opinion does not speak as of the time the combination will be completed or as of any date other than the date of the opinion. The GCI Liberty special committee does not anticipate asking Evercore to update its opinion, and Evercore has no obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events that may have occurred or may occur after the date of the opinion. For a more complete description of Evercore's opinion, and a summary of the material financial analyses performed by Evercore in connection with such opinion, please refer to the section “Special Factors—Opinion of the GCI Liberty Special Committee's Financial Advisor.” Evercore's opinion is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein.

The cash payment that holders of GCI Liberty Series B common stockholders will receive if they choose to exercise their appraisal rights is uncertain and may be determined to be higher or lower than the value of the merger consideration.

        As previously described, holders of GCI Liberty Series B common stock are entitled to pursue appraisal rights in connection with the first merger. If a GCI Liberty Series B stockholder exercises his, her or its appraisal rights and follows the required procedures specified in the DGCL (See “Special Factors—Appraisal Rights” and Annex M to this joint proxy statement/prospectus) he, she or it will have the right to receive a cash payment equal to the “fair value” (as determined in accordance with the DGCL) of his, her or its shares of GCI Liberty Series B common stock. The express procedures of the DGCL must be followed and, if they are not, stockholders wishing to exercise their appraisal rights may lose such rights. The “fair value” of the shares of GCI Liberty Series B common stock may be determined to be higher or lower than the value of the shares of the Liberty Broadband Series B common stock that the stockholder would otherwise have been entitled to receive in connection with the first merger. Further, the “fair value” cash payment could potentially be determined in judicial proceedings, the result of which cannot be predicted. In addition, a dissenting stockholder's receipt of cash in exchange for his, her or its shares of GCI Liberty Series B common stock pursuant to the appraisal rights process will be a taxable transaction to such stockholder.

Risks Related to Liberty Broadband and the Combined Company after Completion of the Combination

Liberty Broadband currently has significant indebtedness and will be more leveraged with debt following the combination, which could adversely affect its business and financial condition after the completion of the combination.

        As of September 30, 2020, Liberty Broadband had consolidated debt of approximately $1,275 million in principal amount, and GCI Liberty had consolidated debt of approximately $3,162 million in principal amount. After giving effect to the combination, Liberty Broadband and its subsidiaries will have consolidated debt of approximately $4,437 million on a combined basis. As a result of this significant indebtedness, Liberty Broadband may:

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  experience increased vulnerability to general adverse economic and industry conditions;

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  be required to dedicate a substantial portion of its cash flow from operations to principal and interest payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, strategic acquisitions and investments and other general corporate purposes;

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  be handicapped in its ability to optimally capitalize and manage the cash flow for its businesses; and

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  be exposed to the risk of increased interest rates with respect to any variable rate portion of its indebtedness.

        In addition, it is possible that Liberty Broadband may need to incur additional indebtedness in the future. If new debt is added to the pro forma debt levels, the risks described above could intensify. The impact of any of these potential adverse consequences could have a material adverse effect on Liberty Broadband's results of operations, financial condition, and liquidity following the completion of the combination.

        For additional limitations on Liberty Broadband's ability to potentially service its direct debt obligations, see “We are a holding company, and we could be unable to obtain cash in amounts sufficient to service our financial obligations or meet our other commitments” and “We do not have access to the cash that Charter generates from its operating activities” in Liberty Broadband's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 3, 2020.

Liberty Broadband may fail to realize all of the anticipated benefits of the combination or those benefits may take longer to realize than expected.

        The full benefits of the combination may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Failure to achieve the anticipated benefits of the combination could adversely affect Liberty Broadband's results of operations or cash flows, cause dilution to the earnings per share of Liberty Broadband, decrease or delay the expected accretive effect of the combination, and negatively impact the price of Liberty Broadband common stock. In addition, there may be liabilities that Liberty Broadband underestimated or did not discover in the course of performing its due diligence investigation of GCI Liberty.

Holders of GCI Liberty Series A common stock will receive non-voting shares of Liberty Broadband Series C common stock as merger consideration, which are not entitled to vote in the election of directors to the Liberty Broadband Board or on other matters affecting Liberty Broadband, except as required by Delaware law.

        Upon the effective time, GCI Liberty stockholders will no longer be stockholders of GCI Liberty, but will instead become stockholders of Liberty Broadband and their rights as Liberty Broadband stockholders will be governed by the terms of the Liberty Broadband charter and the Liberty Broadband bylaws.

        The terms of the Liberty Broadband charter and the Liberty Broadband bylaws differ in some respects from the terms of the GCI Liberty charter and the GCI Liberty bylaws, which currently govern the rights of GCI Liberty stockholders. In particular, each holder of GCI Liberty Series A common stock is currently entitled to one vote for each share of GCI Liberty Series A common stock held by such stockholder in the election of the GCI Liberty Board and on other matters affecting GCI Liberty. The shares of Liberty Broadband Series C common stock that holders of GCI Liberty Series A common stock would receive as merger consideration would not entitle such holders to any voting power, and such holders would not be entitled to vote in the election of directors to the Liberty Broadband Board or on other matters affecting Liberty Broadband, except as otherwise required by Delaware law.

        For a more complete description of the different rights associated with shares of GCI Liberty capital stock and shares of Liberty Broadband capital stock, see “Comparison of Rights of Liberty Broadband Stockholders and GCI Liberty Stockholders.”

GCI Liberty stockholders will have a reduced ownership and voting interest after the combination and will exercise less influence over the policies of Liberty Broadband following the combination than they now have on the policies of GCI Liberty and Liberty Broadband stockholders will be diluted by the combination.

        Upon the effective time, based solely on their ownership of GCI Liberty capital stock and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the combination, former GCI Liberty stockholders (in the aggregate) are expected to own shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock representing approximately 35.9%, 24.1% and 100.0%, respectively, of the total number of outstanding shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, based on approximately 168.9 million, 3.2 million and 7.2 million shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock, respectively, currently expected to be outstanding at the effective time and after giving effect to the exchange agreement. As a result, former GCI Liberty stockholders (in the aggregate and excluding any shares of Liberty Broadband common stock held by such stockholders prior to the combination) are expected to own shares of Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock representing approximately 16.7% of the aggregate voting power of outstanding shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock and 33.3% of the outstanding capital stock of Liberty Broadband. Consequently, GCI Liberty stockholders, as a general matter, will have less influence over the management and policies of Liberty Broadband after the effective time than they currently exercise over the management and policies of GCI Liberty.

        In addition, upon the effective time, current Liberty Broadband stockholders will be diluted and are expected to own (in the aggregate and excluding any shares of GCI Liberty common stock held by such stockholders) shares of Liberty Broadband Series A common stock and Liberty Broadband Series B common stock representing approximately 83.3% of the aggregate voting power of outstanding shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock and 66.7% of the outstanding capital stock of Liberty Broadband.

        Based solely on outstanding stock information for GCI Liberty capital stock and Liberty Broadband common stock as of September 30, 2020, and assuming exercise of options and other rights to acquire securities held by such persons and exercisable within 60 days after September 30, 2020, the people who are expected to serve as the executive officers and directors of Liberty Broadband following the combination are expected to beneficially own shares of Liberty Broadband capital stock representing approximately 61.7% of the voting power upon the effective time and after giving effect to the exchange agreement. See "Security Ownership of Certain Beneficial Owners and Management of Liberty Broadband—Pro Forma Security Ownership of Liberty Broadband Management."

There is currently no public market for the Liberty Broadband Preferred Stock to be received in the combination.

        We cannot assure you that an active trading market for the Liberty Broadband Preferred Stock will develop after the combination or, if one develops, that it will be sustained. In the absence of a public market, you may be unable to liquidate an investment in the Liberty Broadband Preferred Stock. Because the Liberty Broadband Preferred Stock would be newly issued when the combination is completed, an active trading market for the newly issued Liberty Broadband Preferred Stock would not have developed prior to the issuance of such shares. Consequently, the initial trading price of Liberty Broadband Preferred Stock will be determined by the market and no assurance can be given as to whether these shares will trade at or above the liquidation price or the market price of GCI Liberty Preferred Stock. The initial trading price of Liberty Broadband Preferred Stock will not necessarily bear any relationship to Liberty Broadband assets or financial condition or any other established criteria of value and may not be indicative of the current market price of GCI Liberty Preferred Stock.

        Even if an active trading market develops for Liberty Broadband Preferred Stock after the effective time, the trading volume of such stock may fluctuate and cause significant price variations to occur after the effective time.

The market prices of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock may decline as a result of the combination.

        The market prices of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock may decline as a result of the combination if, among other things, the costs of the combination are greater than expected, Liberty Broadband does not achieve the perceived benefits of the combination as rapidly or to the extent anticipated by financial or industry analysts or the effect of the combination on Liberty Broadband's financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts. Any of these events may make it more difficult for Liberty Broadband to sell equity or equity-related securities and have an adverse impact on the prices of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock or Liberty Broadband Preferred Stock.

Following the effective time, it is expected that Mr. Malone will continue to own approximately 49% of the outstanding voting power of Liberty Broadband, which may be deemed to put him in a position to influence significant corporate actions and may discourage others from initiating a potential change of control transaction that may be beneficial to Liberty Broadband stockholders.

        Mr. Malone is currently the Chairman of the Liberty Broadband Board and currently beneficially owns shares representing the power to direct approximately 49% of the aggregate voting power in Liberty Broadband. Pursuant to the exchange agreement, the JCM Trust will waive the right to receive Liberty Broadband Series B common stock in the combination with respect to certain shares of GCI Liberty Series B common stock owned by it and will instead receive an equal number of shares of Liberty Broadband Series C common stock so that Mr. Malone's aggregate voting power at Liberty Broadband (including shares held in certain trusts not party to the voting agreements) immediately following the effective time will be approximately (but not more than) 49%. The estimated number of shares of Liberty Broadband Series B common stock to be waived by the JCM Trust is approximately 1.8 million, representing approximately 11.7% of the total voting power of Liberty Broadband based on the difference between what Mr. Malone's voting power at Liberty Broadband would be at the effective time without giving effect to the exchange agreement and Mr. Malone's voting power at Liberty Broadband based on approximately 26.5 million shares of Liberty Broadband Series A common stock, approximately 3.2 million shares of Liberty Broadband Series B common stock and 7.2 million shares of Liberty Broadband Preferred Stock currently expected to be outstanding at the effective time and after giving effect to the exchange agreement.

        Following the effective time, Mr. Malone and the JCM Trust may exchange a number of shares of Liberty Broadband Series C common stock on a one-for-one basis for the waived B shares in order to preserve Mr. Malone's target voting power following the occurrence of certain voting dilution events which would result in Mr. Malone's voting power falling below the target voting power less 0.5% and upon any combination, merger, spin-off, dividend or certain other fundamental events resulting in holders of Liberty Broadband Series B common stock receiving securities of Liberty Broadband, securities of another person, property or cash or a combination thereof. Conversely, following any repurchase, redemption or certain other events that would result in Mr. Malone's voting power exceeding the target voting power plus 0.5%, Mr. Malone and the JCM Trust will be required to transfer shares of Liberty Broadband Series B common stock owned by them to Liberty Broadband in exchange for an equal number of shares of Liberty Broadband Series C common stock, but only as necessary in order to preserve the target voting power. See “Special Factors—Other Agreements Related to the Combination—Exchange Agreement” for a more complete description of the exchange agreement.

        In addition, upon certain fundamental events resulting in holders of Liberty Broadband Series B common stock receiving securities of Liberty Broadband, securities of another person, property or cash or a combination thereof, then either, at Liberty Broadband's sole discretion (as approved by a majority of its independent directors), (x) Liberty Broadband will provide for Mr. Malone or the JCM Trust to receive the same per share amount and form of consideration to be received by holders of Liberty Broadband Series B common stock on such event for his or its shares of Liberty Broadband Series C common stock (up to the number of waived B shares) or (y) in connection with certain such events, Mr. Malone and the JCM Trust will receive all remaining waived B shares in exchange for an equal number of shares of Liberty Broadband Series C common stock.

        As a result of Mr. Malone's ownership interests and voting power, and the exchange agreement, it is expected that Mr. Malone may continue to be deemed to be in a position to influence significant corporate actions, including corporate transactions such as mergers, business combinations or dispositions of assets. This concentration of ownership could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to Liberty Broadband stockholders.

Liberty Broadband and GCI Liberty face other risks.

        The risks listed above are not exhaustive, and you should be aware that, following the combination, Liberty Broadband and GCI Liberty will face various other risks, including those discussed in reports filed by Liberty Broadband and GCI Liberty with the SEC. In particular, see “Factors Relating to the Company's GCI Holdings' Business and Future Results” contained in GCI Liberty's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, for risks relating to competition, the Universal Service Fund and Rural Health Care programs and the geographic concentration of GCI Holdings' operations in Alaska. For more information, see “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus and the documents incorporated by reference herein contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include statements regarding the combination and the other related transactions as well as the future financial and operating results, plans, objectives, expectations and intentions of Liberty Broadband and GCI Liberty. In addition to the risk factors described herein under the heading “Risk Factors,” the following are some but not all of the factors that could cause actual results or events to differ materially from those expressed or implied by such statements:

  •
  the failure to satisfy the conditions to consummate the combination;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the failure to consummate the combination in a timely manner or at all for any other reason;

  •
  the possibility that the anticipated benefits from the combination cannot be realized in full or at all or may take longer to realize than expected;

  •
  effects of the pendency of the combination on relationships with employees, suppliers, customers and other business partners;

  •
  negative effects of the announcement or the completion of the combination on the market prices of Liberty Broadband's and/or GCI Liberty's capital stock and/or on their respective financial performance;

  •
  the risks related to Liberty Broadband and GCI Liberty being restricted in their operation of their respective businesses while the merger agreement is in effect;

  •
  risks relating to the value of Liberty Broadband's stock to be issued in the combination, significant transaction costs and/or unknown liabilities;

  •
  risks associated with potential transaction-related litigation, the outcome of legal proceedings, investigations and other contingencies;

  •
  the ability of Liberty Broadband, GCI Liberty, or the combined company to retain and hire key personnel;

  •
  general political, economic and business conditions and industry conditions, including the impacts of the COVID-19 pandemic;

  •
  global economic growth and activity; and

  •
  changes in laws or regulations or adverse government action.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this joint proxy statement/prospectus, and Liberty Broadband and GCI Liberty expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in “Risk Factors” and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement. Where, in any forward-looking statement, Liberty Broadband or GCI Liberty express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished.

        Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including the most recent Annual Reports on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q for additional information about Liberty Broadband and GCI Liberty and about the risks and uncertainties related to the business of each of Liberty Broadband and GCI Liberty that may affect the statements made in this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

 INFORMATION ABOUT THE COMPANIES

Liberty Broadband Corporation

        Liberty Broadband is a Delaware corporation. During May 2014, the board of directors of Liberty Media and its subsidiaries authorized management to pursue the Broadband Spin-off, which was completed on November 4, 2014. Through a number of transactions before and after the Broadband Spin-off, Liberty Broadband acquired an interest in Charter. Pursuant to proxy agreements with GCI Liberty and A/N, Liberty Broadband controls 25.01% of the aggregate voting power of Charter. Liberty Broadband's wholly owned subsidiary, Skyhook, focuses on the development and sale of device-based location technology. Skyhook markets and sells two primary products: (1) a location determination service called the Precision Location Solution; and (2) a location intelligence and data insights service called Geospatial Insights.

        The principal offices of Liberty Broadband are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

        Liberty Broadband Series A common stock and Liberty Broadband Series C common stock trade on the Nasdaq Global Select Market under the symbols “LBRDA” and “LBRDK,” respectively. Liberty Broadband Series B common stock is quoted on the OTC Markets under the symbol “LBRDB,” but it is not actively traded.

        Additional information about Liberty Broadband and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Grizzly Merger Sub 1, LLC

        Merger LLC, a direct wholly owned subsidiary of Liberty Broadband, is a Delaware limited liability company formed on August 4, 2020 for the purpose of entering into the merger agreement and effecting the combination contemplated by the merger agreement. Merger LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Merger LLC are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

Grizzly Merger Sub 2, Inc.

        Merger Sub, an indirect wholly owned subsidiary of Liberty Broadband and a direct wholly owned subsidiary of Merger LLC, is a Delaware corporation incorporated on August 4, 2020 for the purpose of entering into the merger agreement and effecting the combination contemplated by the merger agreement. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Merger Sub are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.

GCI Liberty, Inc.

        GCI Liberty is a Delaware corporation. GCI Liberty's assets are composed of its wholly owned subsidiary, GCI Holdings, and non-controlling interests in Liberty Broadband, Charter, and LendingTree. These assets (other than GCI Holdings) were contributed to GCI Liberty by Qurate Retail, in exchange for, among other things, a controlling interest in Predecessor GCI Liberty, which was subsequently split-off and later merged with and into GCI Liberty. GCI Holdings offers wireless and wireline telecommunication services, data services, video services, and managed services to customers primarily throughout Alaska. As of September 30, 2020, GCI Liberty had a 23.7% economic ownership interest in Liberty Broadband. GCI Liberty disposed of its interest in Evite on September 14, 2020.

        The principal offices of GCI Liberty are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5900.

        GCI Liberty Series A common stock and GCI Liberty Preferred Stock trade on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively. GCI Liberty Series B common stock is quoted on the OTC Markets under the symbol “GLIBB,” but it is not actively traded.

        Additional information about GCI Liberty and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION

        The following discussion summarizes the U.S. federal income tax consequences of the combination to U.S. holders (as defined below) that receive shares of Liberty Broadband capital stock in exchange for their shares of GCI Liberty capital stock pursuant to the combination. This discussion is limited to U.S. holders who hold their shares of GCI Liberty capital stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the Code, applicable Treasury regulations, judicial interpretations thereof and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

        This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of shares of GCI Liberty capital stock in light of their particular facts and circumstances, nor does it apply to holders of shares of GCI Liberty capital stock that are subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, holders liable for the alternative minimum tax, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold shares of GCI Liberty capital stock as part of a straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders that actually or constructively hold 5% or more of the shares of GCI Liberty capital stock, holders who acquired their shares of GCI Liberty capital stock through the exercise of an employee stock option or otherwise as compensation or through a retirement plan, and, except as expressly noted below, persons who hold their shares of GCI Liberty Preferred Stock as “section 306 stock” within the meaning of Section 306 of the Code). This discussion does not address any considerations under any state, local or non-U.S. tax laws nor does it address any alternative minimum tax or tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Furthermore, this discussion does not address any tax consequences to holders who are not U.S. holders.

        For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of GCI Liberty capital stock that, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (a) that is subject to the primary supervision of a court within the United States and all of the substantial decisions of which are controlled by one or more U.S. persons or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of GCI Liberty capital stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships holding GCI Liberty capital stock should consult their own tax advisors.

        All holders of GCI Liberty capital stock should consult their own tax advisors to determine the particular tax consequences to them of the combination, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

        GCI Liberty and Liberty Broadband intend that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to each of GCI Liberty's and Liberty Broadband's obligation to complete the combination that GCI Liberty receive a written opinion from Skadden, its special tax counsel, and that Liberty Broadband receive a written opinion from Debevoise, counsel to the Liberty Broadband special committee, respectively, to the effect that the combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on representations made by GCI Liberty and Liberty Broadband and on customary factual assumptions, as well as certain covenants and undertakings of GCI Liberty and Liberty Broadband. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete, or inaccurate or is otherwise violated, or if the facts upon which the opinions described above are based are materially different from the facts that exist at the time of the combination, the validity of such opinions may be affected, and the U.S. federal income tax consequences of the combination could differ materially from those described below. In addition, neither of the opinions described above will be binding on the IRS or any court. GCI Liberty and Liberty Broadband have not sought and will not seek any ruling from the IRS regarding any matters relating to the combination. There can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

        If the combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the combination to U.S. holders generally are as follows:

  •
  a U.S. holder that receives shares of Liberty Broadband capital stock in exchange for shares of GCI Liberty capital stock pursuant to the combination will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock (as discussed below);

  •
  the aggregate tax basis of the shares of Liberty Broadband Series C common stock received by a holder of GCI Liberty Series A common stock in the combination (including any fractional shares of Liberty Broadband Series C common stock deemed received and sold for cash, as discussed below) will be the same as the aggregate tax basis of the shares of GCI Liberty Series A common stock surrendered in exchange therefor;

  •
  the aggregate tax basis of the shares of Liberty Broadband Series B common stock received by a holder of GCI Liberty Series B common stock in the combination (including any fractional shares of Liberty Broadband Series B common stock deemed received and sold for cash, as discussed below) will be the same as the aggregate tax basis of the shares of GCI Liberty Series B common stock surrendered in exchange therefor;

  •
  the aggregate tax basis of the shares of Liberty Broadband Preferred Stock received by a holder of GCI Liberty Preferred Stock in the combination will be the same as the aggregate tax basis of the shares of GCI Liberty Preferred Stock surrendered in exchange therefor; and

  •
  the holding period of the Liberty Broadband capital stock received (including any fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock deemed received and sold for cash, as discussed below) will include the holding period of the GCI Liberty capital stock for which it is exchanged.

        If a U.S. holder acquired different blocks of shares of GCI Liberty capital stock at different times or at different prices, such U.S. holder's basis and holding period in its shares of Liberty Broadband capital stock may be determined with reference to each block of shares of GCI Liberty capital stock.

Any such holder should consult his, her or its tax advisors regarding the manner in which shares of Liberty Broadband capital stock received in the combination (including any fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock deemed received and sold for cash, as discussed below) should be allocated among different blocks of shares of GCI Liberty capital stock and with respect to identifying the bases and holding periods of the particular shares of Liberty Broadband capital stock received.

        A U.S. holder that receives cash in lieu of a fractional share of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock will generally be treated as having received the fractional share pursuant to the combination, and then as having sold such fractional share for cash. As a result, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock. Such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the combination, the holding period for such fractional share (as described above) exceeds one year. The deductibility of capital losses is subject to limitation.

        To the extent that a U.S. holder's shares of GCI Liberty Preferred Stock are classified as “section 306 stock” within the meaning of Section 306 of the Code, the shares of Liberty Broadband Preferred Stock received by such holder in the combination will also constitute “section 306 stock.” It is possible that a U.S. holder's GCI Liberty Preferred Stock could be classified as “section 306 stock” if such holder received such GCI Liberty Preferred Stock in the Reincorporation Merger in exchange for preferred stock of Predecessor GCI Liberty that such holder had previously received in connection with the acquisition of Predecessor GCI Liberty by Qurate Retail in 2018. Shares of GCI Liberty Preferred Stock that a holder has purchased for cash generally will not be classified as “section 306 stock.” U.S. holders of GCI Liberty Preferred Stock should consult their own tax advisors to determine the particular tax consequences to them regarding the potential classification of their Liberty Broadband Preferred Stock as “section 306 stock.”

  Information Reporting and Backup Withholding

        Payments of cash to a U.S. holder in lieu of fractional shares of Liberty Broadband Series C common stock or Liberty Broadband Series B common stock may be subject to information reporting, unless such U.S. holder provides proof of an applicable exemption. Such payments also may be subject to backup withholding, unless such U.S. holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

        The preceding discussion is intended only as a general summary of U.S. federal income tax consequences of the combination. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of GCI Liberty capital stock should consult their own tax advisors as to the specific tax consequences of the combination to them, including tax reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

THE LIBERTY BROADBAND SPECIAL MEETING

Date, Time and Means of Remote Communication

        The Liberty Broadband special meeting will be held at 10:00 a.m., Mountain time, on December 15, 2020. Due to concerns about the COVID-19 pandemic, the special meeting will be held via the Internet and will be a completely virtual meeting of stockholders. Liberty Broadband stockholders may attend the meeting, access the stockholders list, submit questions and vote their shares via the Internet during the meeting by visiting www.virtualshareholdermeeting.com/LBRD2020SM. To enter the Liberty Broadband special meeting, Liberty Broadband stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. Liberty Broadband recommends that Liberty Broadband stockholders log in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020. Liberty Broadband intends to mail this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting on or about November 3, 2020.

Purpose of the Liberty Broadband Special Meeting

        At the Liberty Broadband special meeting, Liberty Broadband stockholders will be asked to consider and vote upon the following matters:

  1.
  Liberty Broadband Merger Proposal: A proposal to approve the adoption of the merger agreement, which is further described in the sections titled “Special Factors—Background of the Combination” and “Special Factors—The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

  2.
  Share Issuance Proposal: A proposal to approve the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to GCI Liberty stockholders in connection with the combination contemplated by the merger agreement and shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock to Mr. Malone or the JCM Trust pursuant to the exchange agreement.

  3.
  Liberty Broadband Adjournment Proposal: A proposal to approve the adjournment of the Liberty Broadband special meeting from time to time to solicit additional proxies in favor of the Liberty Broadband merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Liberty Broadband merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

        Completion of the first merger is conditioned on Liberty Broadband stockholders approving the Liberty Broadband merger proposal and the share issuance proposal. The completion of the first merger is not conditioned on the approval of the Liberty Broadband adjournment proposal.

Recommendation of the Liberty Broadband Board of Directors

        The Liberty Broadband Board, acting on the unanimous recommendation of the Liberty Broadband special committee, has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, Liberty Broadband and its stockholders (other than GCI Liberty, the Malone Group, the Maffei Group, each of their respective Affiliates and the Parent Section 16 Officers) and unanimously recommends that Liberty Broadband stockholders vote “FOR” the Liberty Broadband merger proposal, “FOR” the share issuance proposal and “FOR” the Liberty Broadband adjournment proposal.

        Liberty Broadband stockholders should carefully read this joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the combination and the other transactions contemplated by the merger agreement.

Liberty Broadband Record Date; Stock Entitled to Vote

        Only holders of record of Liberty Broadband Series A common stock and Liberty Broadband Series B common stock outstanding as of 5:00 p.m., New York City time, on October 20, 2020, the record date for the Liberty Broadband special meeting, will be entitled to notice of the Liberty Broadband special meeting and to vote at the Liberty Broadband special meeting or any adjournment or postponement thereof. The holders of record of Liberty Broadband Series C common stock are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the Liberty Broadband special meeting.

        On the record date, there were 26,495,183 shares of Liberty Broadband Series A common stock outstanding and 2,451,119 shares of Liberty Broadband Series B common stock outstanding and entitled to vote at the Liberty Broadband special meeting. Each stockholder of Liberty Broadband is entitled to one vote for each share of Liberty Broadband Series A common stock and ten votes for each share of Liberty Broadband Series B common stock, in each case, held on the record date. The holders of record of Liberty Broadband Series C common stock are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the Liberty Broadband special meeting.

        A complete list of Liberty Broadband stockholders entitled to vote at the Liberty Broadband special meeting will be available for examination by any Liberty Broadband stockholder in the Investor Relations department at Liberty Broadband's corporate office at 12300 Liberty Boulevard, Englewood, Colorado 80112, for purposes pertaining to the Liberty Broadband special meeting, during ordinary business hours, for a period of ten days before the Liberty Broadband special meeting, and can be accessed during the special meeting during the full duration of the meeting by visiting www.virtualshareholdermeeting.com/LBRD2020SM. If you have any questions with respect to accessing this list, please contact Liberty Broadband Investor Relations at (844) 826-8735.

Voting by Liberty Broadband's Directors and Executive Officers

        At the close of business on September 30, 2020, the most recent practicable date for which such information was available, Liberty Broadband directors and executive officers and their affiliates beneficially owned 1,786,998 shares of Liberty Broadband Series A common stock and 2,373,006 shares of Liberty Broadband Series B common stock, or approximately 50.0% of the aggregate voting power of the shares of Liberty Broadband common stock beneficially owned and deemed to be outstanding on that date for the purpose of computing the percentage ownership of the directors and executive officers as a group. The number of shares of Liberty Broadband common stock and the percentage of the voting power of shares of Liberty Broadband common stock owned by directors and executive officers of Liberty Broadband and their affiliates as of the record date are not expected to be meaningfully different from the number and percentage as of September 30, 2020. Pursuant to the Liberty Broadband voting agreement, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of Liberty Broadband common stock, representing approximately 48.3% of the aggregate voting power of the issued and outstanding shares of Liberty Broadband common stock as of September 30, 2020, in favor of the share issuance proposal and the Liberty Broadband adjournment proposal. Liberty Broadband currently expects its directors and executive officers to vote their shares in favor of all proposals to be voted on at the Liberty Broadband special meeting, but no such director or executive officer, other than Mr. Malone, has entered into any agreement obligating him or her to do so. The number of shares reflected above does not include shares underlying outstanding RSU awards or stock options.

Quorum

        The presence at the Liberty Broadband special meeting online, in person via the Internet or represented by proxy, of the holders of a majority in total voting power of the shares of Liberty Broadband common stock outstanding on the record date and entitled to vote at the Liberty Broadband special meeting will constitute a quorum for the transaction of business at the Liberty Broadband special meeting. Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the Liberty Broadband special meeting.

        Because applicable rules of the New York Stock Exchange and Nasdaq do not permit discretionary voting by brokers with respect to any of the proposals to be acted upon at the Liberty Broadband special meeting, if you hold your shares of Liberty Broadband common stock through banks or brokers, your shares will not count as present and entitled to vote for purposes of determining a quorum, unless you instruct your bank or broker on how to vote your shares. This may make it more difficult to establish a quorum at the Liberty Broadband special meeting.

Required Vote

        Approval of the Liberty Broadband merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing. Approval of each of the share issuance proposal and the Liberty Broadband adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that are present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class.

Voting of Proxies by Holders of Record

        If you were the record holder of your shares as of the record date, you may submit your proxy to vote by mail, by telephone or via the Internet. Holders of record may vote their shares via the Internet during the Liberty Broadband special meeting by visiting www.virtualshareholdermeeting.com/LBRD2020SM. To enter the Liberty Broadband special meeting, Liberty Broadband stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. Liberty Broadband recommends that Liberty Broadband stockholders log in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020.

Voting via the Internet or by Telephone

  •
  To submit your proxy via the Internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares.

  •
  To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares.

  •
  If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m., New York City time, on December 14, 2020.

Voting by Mail

        As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.

  •
  To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  •
  If you vote by mail, your proxy card must be received no later than 11:59 p.m., New York City time, on December 14, 2020.

        If you send the proxy by mail, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery.

General

        Please be aware that any costs related to voting via the Internet, such as Internet access charges, will be your responsibility.

        All properly signed proxies that are timely received and that are not revoked will be voted at the Liberty Broadband special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Liberty Broadband Board.

Treatment of Abstentions; Failure to Vote

        For purposes of the Liberty Broadband special meeting, an abstention occurs when a Liberty Broadband stockholder attends the Liberty Broadband special meeting in person via the Internet and does not vote or returns a proxy with an “abstain” instruction.

        Completion of the first merger is conditioned on Liberty Broadband stockholders approving the Liberty Broadband merger proposal and the share issuance proposal. For the Liberty Broadband merger proposal and the share issuance proposal, if a Liberty Broadband stockholder present in person via the Internet at the Liberty Broadband special meeting does not vote, or responds by proxy with an “abstain” vote, it will have the effect of a vote “AGAINST” such proposals. If a stockholder is not present in person via the Internet at the Liberty Broadband special meeting and does not respond by proxy, it will have the effect of a vote “AGAINST” the Liberty Broadband merger proposal and it will have no effect on the outcome of the share issuance proposal (assuming a quorum is present).

        The completion of the first merger is not conditioned on the Liberty Broadband adjournment proposal. For the Liberty Broadband adjournment proposal, if a Liberty Broadband stockholder present in person via the Internet at the Liberty Broadband special meeting does not vote, or responds by proxy with an “abstain” vote, it will have the same effect as a vote “AGAINST” such proposal. If a stockholder is not present in person via the Internet at the special meeting and does not respond by proxy, it will have no effect on the outcome of the Liberty Broadband adjournment proposal (assuming a quorum is present).

Shares Held in Street Name

        If your shares of Liberty Broadband common stock are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Liberty Broadband or by voting in person via the Internet during the Liberty Broadband special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.

        Brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. It is expected that all of the proposals to be voted on at the Liberty Broadband special meeting are “non-routine” matters.

        If you are a beneficial owner of shares of Liberty Broadband common stock and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your shares will not be counted as present and entitled to vote for purposes of determining a quorum; and

  •
  your broker, bank or other nominee may not vote your shares, which will have the effect of a vote “AGAINST” the Liberty Broadband merger proposal and will have no effect on the outcome of the share issuance proposal (assuming a quorum is present) and the Liberty Broadband adjournment proposal (assuming a quorum is present).

Revocability of Proxies

        Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

  •
  by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

  •
  by sending a notice of revocation or a completed proxy card bearing a later date than your original proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

  •
  by attending the Liberty Broadband special meeting online and voting via the Internet.

        Any signed proxy revocation or new signed proxy must be received before the beginning of the Liberty Broadband special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on December 14, 2020.

        If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee, or applicable plan administrator to find out how to do so.

Solicitation

        The Liberty Broadband Board is soliciting proxies for the Liberty Broadband special meeting from its stockholders. Liberty Broadband will bear the entire cost of the solicitation of proxies of its stockholders, including preparation, assembly and delivery, as applicable, of this joint proxy statement/prospectus, the proxy card and any additional materials furnished to Liberty Broadband stockholders. Proxies may be solicited by directors, officers and a small number of Liberty Broadband's regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. Liberty Broadband has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $9,000 plus reasonable out-of-pocket costs and expenses. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Liberty Broadband common stock of record for beneficial owners for forwarding to such beneficial owners. Liberty Broadband may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

        If you need assistance with voting via the Internet, voting by telephone or completing your proxy card, or have questions regarding the Liberty Broadband special meeting, please contact Liberty Broadband's Investor Relations line at (720) 875-5700 or D.F. King & Co., Inc. at (800) 290-6424 (bankers and brokers may call collect at (212) 269-5550).

        Your vote is very important regardless of the number of shares of Liberty Broadband common stock that you own. Please vote your shares via the Internet or by telephone, or sign, date and return a proxy card promptly to ensure that your shares can be represented, even if you otherwise plan to attend the Liberty Broadband special meeting in person via the Internet.

Asking Questions at the Liberty Broadband Special Meeting

        The virtual Liberty Broadband special meeting will allow stockholders to submit questions during the meeting in the question box provided at www.virtualshareholdermeeting.com/LBRD2020SM.

Technical Difficulties or Trouble Accessing the Liberty Broadband Virtual Meeting Website

        If Liberty Broadband experiences technical difficulties during the virtual Liberty Broadband special meeting (e.g., a temporary or prolonged power outage), it will determine whether the virtual special meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the virtual special meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Liberty Broadband will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/LBRD2020SM.

        Broadridge Corporate Issuer Solutions, Inc. will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the Liberty Broadband special meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/LBRD2020SM.

Tabulation of Votes

        Liberty Broadband has appointed a representative of Broadridge Corporate Issuer Solutions, Inc. to serve as the Inspector of Election for the special meeting. The Inspector of Election will independently tabulate affirmative and negative votes and abstentions.

Adjournments

        Subject to certain restrictions contained in the merger agreement, the special meeting may be adjourned from time to time to allow additional time for obtaining additional proxies or as otherwise determined to be necessary or appropriate by the chairperson of the meeting. No notice of an adjourned meeting need be given if the time and place, if any, thereof are announced at the meeting at which the adjournment was taken unless:

  •
  the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

  •
  if, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case the Liberty Broadband Board will fix as the record date for determining Liberty Broadband stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Liberty Broadband stockholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each Liberty Broadband stockholder of record as of such record date.

        At any Liberty Broadband stockholders meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Liberty Broadband special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

 LIBERTY BROADBAND SPECIAL MEETING PROPOSALS

Liberty Broadband Proposal 1: The Liberty Broadband Merger Proposal

        (Item 1 on the proxy card)

        In the Liberty Broadband merger proposal, Liberty Broadband is asking its stockholders to approve the adoption of the merger agreement. Approval of the Liberty Broadband merger proposal by Liberty Broadband stockholders is required for completion of the first merger.

        Approval of the Liberty Broadband merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing.

        The Liberty Broadband Board, acting on the unanimous recommendation of the Liberty Broadband special committee, unanimously recommends that Liberty Broadband stockholders vote “FOR” the approval of the Liberty Broadband merger proposal (Item 1).

Liberty Broadband Proposal 2: The Share Issuance Proposal

        (Item 2 on the proxy card)

        The Liberty Broadband Series C common stock and Liberty Broadband Series A common stock are listed on (and the Liberty Broadband Preferred Stock to be issued will be listed on) the Nasdaq Global Select Market, and as a result, Liberty Broadband is subject to the Nasdaq Listing Rules, including with respect to stockholder approval requirements. Nasdaq Listing Rule 5635(a) states: “Shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: . . . (1) where, due to the present or potential issuance of common stock . . . other than a public offering for cash . . . the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (2) any director, officer or substantial shareholder . . . of the [c]ompany has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the [c]ompany . . . to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.” In connection with the combination, Liberty Broadband expects that the aggregate voting power of Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to be issued, or which may become issuable, in connection with the combination and the exchange agreement will exceed 20% of the voting power of its outstanding common stock prior to such share issuance. In addition, Mr. Malone, Chairman of the Board of Liberty Broadband and GCI Liberty, Richard R. Green and J. David Wargo, who are members of the Liberty Broadband Board, and the Parent Section 16 Officers collectively have a greater than 10% interest in GCI Liberty, and the share issuance will result in an increase in outstanding common stock and voting power of 5% or more. Furthermore, Liberty Broadband is required by the terms of the merger agreement to submit the share issuance proposal to its stockholders at a special meeting. Approval of this share issuance proposal will constitute approval pursuant to Nasdaq Listing Rule 5635(a).

        In the share issuance proposal, Liberty Broadband is asking its stockholders to approve the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to GCI Liberty stockholders in connection with the combination contemplated by the merger agreement and shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock to Mr. Malone or the JCM Trust pursuant to the exchange agreement. Approval of the share issuance proposal by Liberty Broadband stockholders is required for completion of the first merger.

        Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that are present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote on the proposal at the Liberty Broadband special meeting, voting together as a single class.

        The Liberty Broadband Board, acting on the unanimous recommendation of the Liberty Broadband special committee, unanimously recommends that Liberty Broadband stockholders vote “FOR” the approval of the share issuance proposal (Item 2).

Liberty Broadband Proposal 3: The Liberty Broadband Adjournment Proposal

        (Item 3 on the proxy card)

        In the Liberty Broadband adjournment proposal, Liberty Broadband is asking its stockholders to approve the adjournment of the Liberty Broadband special meeting from time to time to solicit additional proxies in favor of the Liberty Broadband merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Liberty Broadband merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. Approval of the Liberty Broadband adjournment proposal by Liberty Broadband stockholders is not required for completion of the first merger.

        Approval of the Liberty Broadband adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that are present in person via the Internet or represented by proxy at the Liberty Broadband special meeting and entitled to vote on the proposal, voting together as a single class.

        The Liberty Broadband Board unanimously recommends that Liberty Broadband stockholders vote “FOR” the approval of the Liberty Broadband adjournment proposal (Item 3).

THE GCI LIBERTY SPECIAL MEETING

Date, Time and Means of Remote Communication

        The GCI Liberty special meeting will be held at 10:30 a.m., Mountain time, on December 15, 2020. Due to concerns about the COVID-19 pandemic, the special meeting will be held via the Internet and will be a completely virtual meeting of stockholders. GCI Liberty stockholders may attend the meeting, access the stockholders list, submit questions and vote their shares via the Internet during the meeting by visiting www.virtualshareholdermeeting.com/GCIL2020SM. To enter the GCI Liberty special meeting, GCI Liberty stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. GCI Liberty recommends that GCI Liberty stockholders log in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020. GCI Liberty intends to mail this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting on or about November 3, 2020.

Purpose of the GCI Liberty Special Meeting

        At the GCI Liberty special meeting, GCI Liberty stockholders will be asked to consider and vote upon the following matters:

  1.
  GCI Liberty Merger Proposal: A proposal to approve the adoption of the merger agreement, which is further described in the sections titled “Special Factors—Background of the Combination” and “Special Factors—The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

  2.
  GCI Liberty Adjournment Proposal: A proposal to approve the adjournment of the GCI Liberty special meeting from time to time to solicit additional proxies in favor of the GCI Liberty merger proposal if there are insufficient votes at the time of such adjournment to approve the GCI Liberty merger proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

        Completion of the first merger is conditioned on GCI Liberty stockholders approving the GCI Liberty merger proposal. The completion of the first merger is not conditioned on the approval of the GCI Liberty adjournment proposal.

Recommendation of the GCI Liberty Board of Directors

        The GCI Liberty Board, acting on the unanimous recommendation of the GCI Liberty special committee, has unanimously determined that the merger agreement and the other transaction documents, and the transactions contemplated thereby (including the transactions contemplated by the voting agreements and the exchange agreement), are advisable and fair to, and in the best interests of, GCI Liberty and its stockholders (other than the Malone Group, the Maffei Group, each of their respective Affiliates and the Company Section 16 Officers) and unanimously recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty merger proposal and “FOR” the GCI Liberty adjournment proposal.

        GCI Liberty stockholders should carefully read this joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the combination and the other transactions contemplated by the merger agreement.

GCI Liberty Record Date; Stock Entitled to Vote

        Only holders of record of GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock outstanding as of 5:00 p.m., New York City time, on

October 20, 2020, the record date for the GCI Liberty special meeting, will be entitled to notice of the GCI Liberty special meeting and to vote at the GCI Liberty special meeting or any adjournment or postponement thereof.

        On the record date, there were 101,350,970 shares of GCI Liberty Series A common stock, 4,488,568 shares of GCI Liberty Series B common stock and 7,199,631 shares of GCI Liberty Preferred Stock outstanding and entitled to vote at the GCI Liberty special meeting. Each stockholder of GCI Liberty is entitled to one vote for each share of GCI Liberty Series A common stock, ten votes for each share of GCI Liberty Series B common stock, and one-third of a vote for each share of GCI Liberty Preferred Stock, in each case, held on the record date.

        A complete list of GCI Liberty stockholders entitled to vote at the GCI Liberty special meeting will be available for examination by any GCI Liberty stockholder in the Investor Relations department at GCI Liberty's corporate office at 12300 Liberty Boulevard, Englewood, Colorado 80112, for purposes pertaining to the GCI Liberty special meeting, during ordinary business hours, for a period of ten days before the GCI Liberty special meeting, and can be accessed during the full duration of the meeting by visiting www.virtualshareholdermeeting.com/GCIL2020SM. If you have any questions with respect to accessing this list, please contact GCI Liberty Investor Relations at (833) 618-8602.

Voting by GCI Liberty's Directors and Executive Officers

        At the close of business on September 30, 2020, the most recent practicable date for which such information was available, GCI Liberty directors and executive officers and their affiliates beneficially owned 2,883,615 shares of GCI Liberty Series A common stock, 5,564,729 shares of GCI Liberty Series B common stock and 480,762 shares of GCI Liberty Preferred Stock, or approximately 36.4% of the aggregate voting power of the shares of GCI Liberty capital stock beneficially owned and deemed to be outstanding on that date for the purpose of computing the percentage ownership of the directors and executive officers as a group. The number of shares of GCI Liberty capital stock and the percentage of the voting power of shares of GCI Liberty capital stock owned by directors and executive officers of GCI Liberty and their affiliates as of the record date are not expected to be meaningfully different from the number and percentage as of September 30, 2020. Pursuant to the GCI Liberty voting agreement, Mr. Malone and certain members of the Malone Group have committed to vote all of their shares of GCI Liberty capital stock, representing approximately 27.0% of the aggregate voting power of the issued and outstanding shares of GCI Liberty capital stock as of September 30, 2020, in favor of the GCI Liberty merger proposal and the GCI Liberty adjournment proposal. GCI Liberty currently expects its directors and executive officers to vote their shares in favor of all proposals to be voted on at the GCI Liberty special meeting, but no such director or executive officer, other than Mr. Malone, has entered into any agreement obligating him or her to do so. The number of shares reflected above does not include shares underlying outstanding RSU awards or stock options. For information with respect to RSU awards and stock options, please see “Special Factors—The Merger Agreement—Treatment of Equity Awards.”

Quorum

        The presence at the GCI Liberty special meeting online, in person via the Internet or by proxy, of the holders of a majority in total voting power of the shares of GCI Liberty common stock outstanding on the record date and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the GCI Liberty special meeting. Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the GCI Liberty special meeting.

        Because applicable rules of the New York Stock Exchange and Nasdaq do not permit discretionary voting by brokers with respect to any of the proposals to be acted upon at the GCI Liberty special meeting, if you hold your shares of GCI Liberty capital stock through banks or brokers, your shares will not count as present and entitled to vote for purposes of determining a quorum, unless you instruct your bank or broker on how to vote your shares. This may make it more difficult to establish a quorum at the GCI Liberty special meeting.

Required Vote

        Approval of the GCI Liberty merger proposal requires both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing. The GCI Liberty adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock that are present in person via the Internet or represented by proxy at the GCI Liberty special meeting and entitled to vote on the proposal, voting together as a single class.

Voting of Proxies by Holders of Record

        If you were the record holder of your shares as of the record date, you may submit your proxy to vote by mail, by telephone or via the Internet. Holders of record may vote their shares via the Internet during the GCI Liberty special meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020SM. To enter the GCI Liberty special meeting, GCI Liberty stockholders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy cards. GCI Liberty recommends that GCI Liberty stockholders log in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on December 15, 2020.

Voting via the Internet or by Telephone

  •
  To submit your proxy via the Internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares.

  •
  To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares.

  •
  If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m., New York City time, on December 14, 2020.

Voting by Mail

        As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.

  •
  To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  •
  If you vote by mail, your proxy card must be received no later than 11:59 p.m., New York City time, on December 14, 2020.

        If you send the proxy by mail, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery.

General

        Please be aware that any costs related to voting via the Internet, such as Internet access charges, will be your responsibility.

        All properly signed proxies that are timely received and that are not revoked will be voted at the GCI Liberty special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the GCI Liberty Board.

Treatment of Abstentions; Failure to Vote

        For purposes of the GCI Liberty special meeting, an abstention occurs when a GCI Liberty stockholder attends the GCI Liberty special meeting in person via the Internet and does not vote or returns a proxy with an “abstain” instruction.

        Completion of the first merger is conditioned on GCI Liberty stockholders approving the GCI Liberty merger proposal. For the GCI Liberty merger proposal, if a GCI Liberty stockholder present in person via the Internet at the GCI Liberty special meeting does not vote, or responds by proxy with an “abstain” vote, it will have the effect of a vote “AGAINST” such proposal. If a stockholder is not present in person via the Internet at the GCI Liberty special meeting and does not respond by proxy, it will have the effect of a vote “AGAINST” the GCI Liberty merger proposal.

        The completion of the first merger is not conditioned on the GCI Liberty adjournment proposal. For the GCI Liberty adjournment proposal, if a GCI Liberty stockholder present in person via the Internet at the GCI Liberty special meeting does not vote, or responds by proxy with an “abstain” vote, it will have the same effect as a vote “AGAINST” such proposal. If a stockholder is not present in person via the Internet at the special meeting and does not respond by proxy, it will have no effect on the outcome of the GCI Liberty adjournment proposal (assuming a quorum is present).

Shares Held in Street Name

        If your shares of GCI Liberty capital stock are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to GCI Liberty or by voting in person via the Internet during the GCI Liberty special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.

        Brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. It is expected that all of the proposals to be voted on at the GCI Liberty special meeting are “non-routine” matters.

        If you are a beneficial owner of shares of GCI Liberty capital stock and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your shares will not be counted as present and entitled to vote for purposes of determining a quorum; and

  •
  your broker, bank or other nominee may not vote your shares, which will have the effect of a vote “AGAINST” the GCI Liberty merger proposal and will have no effect on the outcome of the GCI Liberty adjournment proposal (assuming a quorum is present).

Revocability of Proxies

        Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

  •
  by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

  •
  by sending a notice of revocation or a completed proxy card bearing a later date than your original proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

  •
  by attending the GCI Liberty special meeting online and voting via the Internet.

        Any signed proxy revocation or new signed proxy must be received before the beginning of the GCI Liberty special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on December 14, 2020.

        If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee, or applicable plan administrator to find out how to do so.

Solicitation

        The GCI Liberty Board is soliciting proxies for the GCI Liberty special meeting from its stockholders. GCI Liberty will bear the entire cost of the solicitation of proxies of its stockholders, including preparation, assembly and delivery, as applicable, of this joint proxy statement/prospectus, the proxy card and any additional materials furnished to GCI Liberty stockholders. Proxies may be solicited by directors, officers and a small number of GCI Liberty's regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. GCI Liberty has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $9,000 plus reasonable out-of-pocket costs and expenses. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of GCI Liberty capital stock of record for beneficial owners for forwarding to such beneficial owners. GCI Liberty may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

        If you need assistance with voting via the Internet, voting by telephone or completing your proxy card, or have questions regarding the GCI Liberty special meeting, please contact GCI Liberty's Investor Relations line at (720) 875-5900 or D.F. King & Co., Inc. at (800) 578-5378 (bankers and brokers may call collect at (212) 269-5550).

        Your vote is very important regardless of the number of shares of GCI Liberty capital stock that you own. Please vote your shares via the Internet or by telephone, or sign, date and return a proxy card promptly to ensure that your shares can be represented, even if you otherwise plan to attend the GCI Liberty special meeting in person via the Internet.

Asking Questions at the GCI Liberty Special Meeting

        The virtual GCI Liberty special meeting will allow stockholders to submit questions during the meeting in the question box provided at www.virtualshareholdermeeting.com/GCIL2020SM.

Technical Difficulties or Trouble Accessing the GCI Liberty Virtual Meeting Website

        If GCI Liberty experiences technical difficulties during the virtual GCI Liberty special meeting (e.g., a temporary or prolonged power outage), it will determine whether the virtual special meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the virtual special meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, GCI Liberty will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GCIL2020SM.

        Broadridge Corporate Issuer Solutions, Inc. will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the GCI Liberty special meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/GCIL2020SM.

Tabulation of Votes

        GCI Liberty has appointed a representative of Broadridge Corporate Issuer Solutions, Inc. to serve as the Inspector of Election for the special meeting. The Inspector of Election will independently tabulate affirmative and negative votes and abstentions.

Adjournments

        Subject to certain restrictions contained in the merger agreement, the special meeting may be adjourned from time to time to allow additional time for obtaining additional proxies or as otherwise determined to be necessary or appropriate by the chairperson of the meeting. No notice of an adjourned meeting need be given if the time and place, if any, thereof are announced at the meeting at which the adjournment was taken unless:

  •
  the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

  •
  if, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case the GCI Liberty Board will fix as the record date for determining GCI Liberty stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of GCI Liberty stockholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each GCI Liberty stockholder of record as of such record date.

        At any GCI Liberty stockholders meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the GCI Liberty special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

 GCI LIBERTY SPECIAL MEETING PROPOSALS

GCI Liberty Proposal 1: The GCI Liberty Merger Proposal

        (Item 1 on the proxy card)

        In the GCI Liberty merger proposal, GCI Liberty is asking its stockholders to approve the adoption of the merger agreement. Approval of the GCI Liberty merger proposal by GCI Liberty stockholders is required for completion of the first merger.

        Approval of the GCI Liberty merger proposal requires both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the GCI Liberty special meeting, voting together as a single class excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, the Malone Group, the Maffei Group, each of the Affiliates of the Malone Group or Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Parent Section 16 Officers, the Company Section 16 Officers or immediate family members of any of the foregoing.

        The GCI Liberty Board, acting on the unanimous recommendation of the GCI Liberty special committee, unanimously recommends that GCI Liberty stockholders vote “FOR” the approval of the GCI Liberty merger proposal (Item 1).

GCI Liberty Proposal 2: The GCI Liberty Adjournment Proposal

        (Item 2 on the proxy card)

        In the GCI Liberty adjournment proposal, GCI Liberty is asking its stockholders to approve the adjournment of the GCI Liberty special meeting from time to time to solicit additional proxies in favor of the GCI Liberty merger proposal if there are insufficient votes at the time of such adjournment to approve the GCI Liberty merger proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. Approval of the GCI Liberty adjournment proposal by GCI Liberty stockholders is not required for completion of the first merger.

        Approval of the GCI Liberty adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock that are present in person via the Internet or represented by proxy at the GCI Liberty special meeting and entitled to vote on the proposal, voting together as a single class.

        The GCI Liberty Board recommends that GCI Liberty stockholders vote “FOR” the GCI Liberty adjournment proposal (Item 2).

 MARKET FOR GCI LIBERTY'S CAPITAL STOCK AND DIVIDEND INFORMATION

        On April 4, 2017, Liberty Interactive Corporation, now known as Qurate Retail, entered into an Agreement and Plan of Reorganization with General Communication, Inc. (“GCI”), an Alaska corporation and parent company of GCI Holdings, and Liberty Interactive LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Qurate Retail. GCI's Class A common stock traded on the Nasdaq Global Select Market under the symbol “GNCMA” and its Class B common stock was quoted on the OTC Markets under the symbol “GNCMB.” Pursuant to the reorganization agreement, on February 20, 2018, GCI amended and restated its articles of incorporation, which resulted in GCI being renamed GCI Liberty, Inc. (“Predecessor GCI Liberty”) and GCI's issued and outstanding shares of Class A common stock and Class B common stock being reclassified into shares of Predecessor GCI Liberty's Class A-1 common stock and Class B-1 common stock, respectively. Predecessor GCI Liberty's Class A-1 common stock continued to be traded on the Nasdaq Global Select Market under the symbol “GNCMA” and its Class B-1 common stock continued to be quoted on the OTC Markets under the symbol “GNCMB.” Following these events, (i) on March 8, 2018, Predecessor GCI Liberty's Class A-1 common stock and Class B-1 common stock automatically converted into (x) a fraction of a share of Predecessor GCI Liberty's Class A common stock equal to 0.63 and (y) a fraction of a share of Predecessor GCI Liberty's Series A Cumulative Redeemable Preferred Stock equal to 0.2, in each case, without any action by the holder thereof, and (ii) following such conversion, Qurate Retail acquired a controlling interest in Predecessor GCI Liberty on March 9, 2018 through a reorganization in which certain Qurate Retail assets and liabilities attributed to its Ventures Group were contributed to Predecessor GCI Liberty in exchange for shares of Predecessor GCI Liberty's Class A common stock and Class B common stock, representing a controlling interest in Predecessor GCI Liberty, cash and other consideration and then such shares of Predecessor GCI Liberty Class A common stock and Class B common stock were distributed by Qurate Retail to holders of its Liberty Ventures common stock in full redemption of such shares of Liberty Ventures common stock. Predecessor GCI Liberty's Class A common stock and Series A Cumulative Redeemable Preferred Stock began trading on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively, on March 12, 2018.

        On May 10, 2018, the Reincorporation Merger was completed and each outstanding share of Predecessor GCI Liberty Class A common stock, Class B common stock and Series A Cumulative Redeemable Preferred Stock was converted into one share of GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred Stock, respectively. Following the Reincorporation Merger, shares of GCI Liberty Series A common stock and GCI Liberty Preferred Stock continued to trade on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively. Between April 27, 2018 and May 10, 2018, when the Reincorporation Merger was completed, Predecessor GCI Liberty's Class B shares were quoted on the OTC Markets, and, since the Reincorporation Merger, shares of GCI Liberty Series B common stock have been quoted on the OTC Markets under the symbol “GLIBB.” Stock price information for securities traded on the Nasdaq Global Select Market can be found on the Nasdaq's website at www.nasdaq.com.

        Although the transactions discussed above resulted in changes to the classes and series of outstanding shares of GCI, Predecessor GCI Liberty and GCI Liberty and related ticker symbol changes, (i) historical information of GCI's Class A common stock and Predecessor GCI Liberty's Class A-1 common stock and Class A common stock refers to such stock as GCI Liberty Series A common stock, (ii) historical information of GCI's Class B common stock and Predecessor GCI Liberty's Class B-1 common stock and Class B common stock refers to such stock as GCI Liberty Series B common stock and (iii) historical information of Predecessor GCI Liberty's Series A Cumulative Redeemable Preferred Stock refers to such stock as GCI Liberty Preferred Stock. The following table sets forth the high and low sales prices for the calendar quarters indicated for GCI Liberty Series A common stock, GCI Liberty Series B common stock and GCI Liberty Preferred

Stock. There is no established public trading market for GCI Liberty Series B common stock, which is quoted on the OTC Markets. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The following table with respect to GCI Liberty Preferred Stock also includes the cash dividends declared per share for the calendar quarters indicated. GCI Liberty has not paid any cash dividends on its common stock, and it has no present intention of so doing.

  GCI Liberty Series A Common Stock

	High	Low
2018
First Quarter	$55.47	$36.22
Second Quarter	$53.42	$41.33
Third Quarter	$51.24	$44.48
Fourth Quarter	$51.31	$38.72
2019
First Quarter	$56.72	$40.30
Second Quarter	$62.34	$55.48
Third Quarter	$64.97	$57.13
Fourth Quarter	$74.31	$61.50
2020
First Quarter	$79.06	$26.51
Second Quarter	$74.44	$49.00
Third Quarter	$84.93	$71.01
Fourth Quarter (through October 22, 2020)	$87.32	$80.92

  GCI Liberty Series B Common Stock

	High	Low
2018
First Quarter	$42.55	$37.65
Second Quarter (April 1—April 26)(1)	$42.55	$37.65
Second Quarter (April 27—June 30)	$45.50	$41.75
Third Quarter	$53.95	$40.51
Fourth Quarter	$53.01	$42.65
2019
First Quarter	$55.45	$49.15
Second Quarter	$65.00	$49.60
Third Quarter	$63.85	$59.85
Fourth Quarter	$74.11	$65.85
2020
First Quarter	$80.10	$41.75
Second Quarter	$76.00	$50.00
Third Quarter	$82.80	$75.43
Fourth Quarter (through October 22, 2020)	$84.00	$81.45

(1)
Shares of GCI Liberty Series B common stock trade infrequently. During the period between April 1, 2018 and April 26, 2018, no trades occurred; as such the high and low prices shown for this period related to the first quarter of 2018.

  GCI Liberty Preferred Stock

	High	Low	Dividend Payment
2018
First Quarter	$23.60	$18.40	$0.00
Second Quarter	$24.67	$22.81	$0.13
Third Quarter	$27.99	$23.70	$0.3125
Fourth Quarter	$25.48	$23.79	$0.4375
2019
First Quarter	$25.05	$24.00	$0.4375
Second Quarter	$26.95	$24.52	$0.4375
Third Quarter	$26.90	$24.97	$0.4375
Fourth Quarter	$27.58	$26.00	$0.4375
2020
First Quarter	$29.27	$18.10	$0.4375
Second Quarter	$27.00	$22.08	$0.4375
Third Quarter	$29.73	$25.87	$0.4375
Fourth Quarter (through October 22, 2020)	$28.85	$27.80	$0.4375

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of Liberty Broadband and GCI Liberty as if the combination had been completed on the dates specified below.

        On August 6, 2020, Liberty Broadband and GCI Liberty entered into a definitive merger agreement under which Liberty Broadband agreed to acquire all of the outstanding shares of GCI Liberty in a stock-for-stock merger. Under the terms of the merger agreement each holder of shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock will receive 0.580 of a share of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock, respectively. Additionally, holders of a share of GCI Liberty Preferred Stock will receive one share of Liberty Broadband Preferred Stock with mirror terms to be issued by Liberty Broadband. Liberty Broadband will account for the merger with GCI Liberty as a business combination and the repurchase of Liberty Broadband shares held by GCI Liberty as a transaction separate from the business combination. Therefore, Liberty Broadband will account for the acquired GCI Liberty assets and liabilities as a business combination at their respective acquisition date fair values, and the acquisition of Liberty Broadband shares held by GCI Liberty as a share repurchase.

        The combination was recommended to the GCI Liberty Board for approval by a special committee composed solely of independent, disinterested directors and advised by independent financial and legal advisors. The first merger and closing of the combination are subject to the satisfaction or waiver (to the extent permitted) of customary conditions as described in “Special Factors—The Merger Agreement—Conditions to the Combination.”

Pro Forma Information

        The unaudited condensed combined pro forma financial information related to the combination was prepared using the acquisition method of accounting and is based on the assumption that the business combination of Liberty Broadband and GCI Liberty was completed as of June 30, 2020 for purposes of the unaudited pro forma balance sheet and as of January 1, 2019 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020.

        In accordance with the acquisition method of accounting, the actual consolidated financial statements of Liberty Broadband will reflect the combination only from and after the date of the completion of the combination. Liberty Broadband has not yet undertaken a detailed analysis of the fair value of GCI Liberty's assets and liabilities and will not finalize the purchase price allocation related to the combination until after the transaction is consummated. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Liberty Broadband's future results of operation and financial position.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Broadband would actually have been had the business combination occurred on the dates noted above, or to project the results of operations or financial position of Liberty Broadband for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Broadband's management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the business combination and are expected to have a continuing impact on the results of operations of Liberty Broadband. In the opinion of Liberty Broadband's management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

        The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes hereto.

Liberty Broadband Corporation
Pro Forma Condensed Combined Balance Sheet
As of June 30, 2020
(unaudited)

	Historical Liberty Broadband Corporation, as reported	Historical GCI Liberty, as reported	Eliminate GCI Liberty investment in Liberty Broadband and preferred stock		Pro Forma Adjustments for the GCI Liberty Business Combination		Other Pro Forma Adjustments	Presentation Reclassifications		Pro Forma
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$17,162	551,595	—		—		—	—		568,757
Other current assets	2,544	130,115	—		—		—	—		132,659

Total current assets	19,706	681,710	—		—		—	—		701,416
Investment in Charter, accounted for using the equity method	12,306,593	—	—		—		—	2,732,999	(m)	15,039,592
Investment in affiliates, accounted for using the equity method	—	167,121	—		830,829	(c)	—	—		997,950
Investment in equity securities	—	2,738,284	—		—		—	(2,738,284	)(m)	—
Investment in Liberty Broadband measured at fair value	—	5,290,841	(5,290,841	)(a)	—		—	—		—
Property and equipment, net	—	1,056,516	—		109,757	(d)	—	456	(m)	1,166,729
Intangible assets not subject to amortization
Goodwill	—	855,837	—		251,653	(e)	—	6,497	(m)	1,113,987
Other	—	346,500	—		—		—	—		346,500
Intangible assets subject to amortization, net	—	369,581	—		82,822	(f)	—	14	(m)	452,417
Tax sharing receivable	—	87,258	—		—		—	—		87,258
Other assets	9,100	339,482	—		—		—	(1,682	)(m)	346,900

Total assets	$12,335,399	11,933,130	(5,290,841)		1,275,061		—	—		20,252,749

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	8,562	108,410	—		—		42,919 (k)	—		159,891
Deferred revenue	—	25,714	—		(3,078	)(g)	—	10,486	(m)	33,122
Current portion of debt	—	664,087	—		—		—	—		664,087
Indemnification obligation	—	214,671	—		—		—	—		214,671
Other current liabilities	11,544	71,114	—		—		—	(10,486	)(m)	72,172

Total current liabilities	20,106	1,083,996	—		(3,078)		42,919	—		1,143,943
Long-term debt	573,593	2,602,296	—		18,829	(h)	—	—		3,194,718
Obligations under finance leases and tower obligations, excluding current portion	—	94,984	—		—		—	—		94,984
Long-term deferred revenue	—	51,945	—		(19,331	)(g)	—	1,179	(m)	33,793
Deferred income tax liabilities	1,017,921	1,531,407	(780,527	)(a)	244,605	(i)	86,259 (l)	—		2,099,665
Preferred stock	—	178,066	(178,066	)(b)	207,354	(j)	—	—		207,354
Derivative instrument	—	61,437	—		—		—	—		61,437
Other liabilities	3,045	118,744	—		—		—	(1,179	)(m)	120,610

Total liabilities	$1,614,665	5,722,875	(958,593)		448,379		129,178	—		6,956,504

Equity
Preferred stock	—	—	—		—		—	—		—
Series A common stock	265	1,013	—		(1,013)		—	—		265
Series B common stock	25	45	—		(45)		—	—		25
Series C common stock	1,530	—	(427	)(a)	614		—	—		1,717
Additional paid-in capital	7,878,499	3,227,258	(4,331,821	)(a)(b)	3,800,316		—	—		10,574,252
Accumulated other comprehensive earnings, net of taxes	8,158	14,767	—		(14,767)		—	—		8,158
Retained earnings	2,832,257	2,958,423	—		(2,958,423)		(129,178)	—		2,703,079

Total stockholders equity	10,720,734	6,201,506	(4,332,248)		826,682		(129,178)	—		13,287,496
Non-controlling interests	—	8,749	—		—		—	—		8,749

Total equity	10,720,734	6,210,255	(4,332,248)		826,682		(129,178)	—		13,296,245
Commitments and contingencies										—

Total liabilities and equity	$12,335,399	11,933,130	(5,290,841)		1,275,061		—	—		20,252,749

Liberty Broadband Corporation
Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2020
(unaudited)

	Historical Liberty Broadband Corporation, as reported	Historical GCI Liberty, as reported	Remove Liberty Broadband investment		Remove historical accounting for LendingTree and Charter		Tax adjustment to historical financials		Change to Liberty Broadband Accounting Policies		Pro Forma Adjustments for the GCI Liberty Business Combination		Other Pro Forma Adjustments		Pro Forma
	amounts in thousands
Revenue:
Software sales	$8,108	—	—		—		—		—		—		—		8,108
Service	110	460,619	—		—		—		—		(1,539	)(r)	—		459,190

Total revenue	8,218	460,619	—		—		—		—		(1,539)		—		467,298
Operating costs and expenses
Operating, including stock-based compensation	4,992	140,501	—		—		—		—		—		—		145,493
Selling, general and administrative, including stock-based compensation	19,348	182,707	—		—		—		—		3,200	(s)	(7,631	)(v)	197,624
Depreciation and amortization	985	124,168	—		—		—		—		8,249	(t)	—		133,402

	25,325	447,376	—		—		—		—		11,449		(7,631)		476,519

Operating income (loss)	(17,107)	13,243	—		—		—		—		(12,988)		7,631		(9,221)
Other income (expense):
Interest expense	(10,992)	(70,642)	—		—		—		—		4,250	(u)	—		(77,384)
Share of earnings (losses) of affiliates	219,810	1,531	—		(1,784	)(o)	—		30,388	(q)	—		—		249,945
Gain (loss) on dilution of investment in affiliate	(105,326)	—	—		—		—		—		—		—		(105,326)
Realized and unrealized gains (losses) on financial instruments, net	—	26,875	76,401	(n)	(133,746	)(o)	—		(47,906	)(q)	—		—		(78,376)
Tax sharing agreement	—	3,911	—		—		—		—		—		—		3,911
Other, net	191	2,138	—		1,941	(o)	—		—		—		—		4,270

Net earnings (loss) before income taxes	86,576	(22,944)	76,401		(133,589)		—		(17,518)		(8,738)		7,631		(12,181)
Income tax benefit (expense)	(22,204)	1,670	(20,628	)(n)	36,069	(o)	(9,870	)(p)	4,642	(q)	1,658	(r)(t)(u)	—		(8,663)

Net earnings (loss)	64,372	(21,274)	55,773		(97,520)		(9,870)		(12,876)		(7,080)		7,631		(20,844)

Less net earnings (loss) attributable to the non-controlling interests	—	(51)	—		—		—		—		—		—		(51)

Net earnings (loss) attributable to shareholders	$64,372	(21,223)	55,773		(97,520)		(9,870)		(12,876)		(7,080)		7,631		(20,793)

Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.35														(0.10)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.35														(0.10	)(w)
Shares used in computing basic earnings per share Liberty Broadband	181,914						—				18,690	(w)	—		200,604
Shares used in computing diluted earnings per share Liberty Broadband	182,827						—				18,989	(w)	—		201,816	(w)

Liberty Broadband Corporation
Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2019
(unaudited)

	Historical Liberty Broadband Corporation, as reported	Historical GCI Liberty, as reported	Remove Liberty Broadband investment		Remove historical accounting for LendingTree and Charter		Tax adjustment to historical financials		Change to Liberty Broadband Accounting Policies		Pro Forma Adjustments for the Liberty Broadband Business Combination		Pro Forma
	amounts in thousands
Revenue:
Software sales	$14,859	—	—		—		—		—		—		14,859
Service	—	894,733	—		—		—		—		(3,078	)(r)	891,655

Total revenue	14,859	894,733	—		—		—		—		(3,078)		906,514
Operating costs and expenses
Operating, including stock-based compensation	9,450	285,331	—		—		—		—		—		294,781
Selling, general and administrative, including stock-based compensation	32,811	399,286	—		—		—		—		(4,760	)(s)	427,337
Depreciation and amortization	1,875	266,333	—		—		—		—		16,497	(t)	284,705
Impairment of intangibles and long-lived assets	—	167,062	—		—		—		—		—		167,062
Insurance proceeds and restructuring, net	—	(5,758)	—		—		—		—		—		(5,758)

	44,136	1,112,254	—		—		—		—		11,737		1,168,127

Operating income (loss)	(29,277)	(217,521)	—		—		—		—		(14,815)		(261,613)
Other income (expense):
Interest expense	(25,166)	(153,803)	—		—		—		—		8,501	(u)	(170,468)
Share of earnings (losses) of affiliates	286,401	(2,629)	—		1,557	(o)	—		42,566	(q)	—		327,895
Gain (loss) on dilution of investment in affiliate	(79,329)	—	—		—		—		—		—		(79,329)
Realized and unrealized gains (losses) on financial instruments, net	1,170	3,002,400	(2,292,869	)(n)	(1,072,270	)(o)	—		288,847	(q)	—		(72,722)
Tax sharing agreement	—	26,646	—		—		—		—		—		26,646
Other, net	1,359	13,172	—		6,001	(o)	—		—		—		20,532

Net earnings (loss) before income taxes	155,158	2,668,265	(2,292,869)		(1,064,712)		—		331,413		(6,314)		(209,059)

Income tax benefit (expense)	(37,942)	(730,023)	619,075	(n)	287,472	(o)	(109,986	)(p)	(87,824	)(q)	3,316	(r)(t)(u)	(55,912)
Net earnings (loss)	117,216	1,938,242	(1,673,794)		(777,240)		(109,986)		243,589		(2,998)		(264,971)

Less net earnings (loss) attributable to the non-controlling interests	—	(456)	—		—		—		—		—		(456)

Net earnings (loss) attributable to shareholders	$117,216	1,938,698	(1,673,794)		(777,240)		(109,986)		243,589		(2,998)		(264,515)

Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.65												(1.32)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.64												(1.32	)(w)
Shares used in computing earnings per share Liberty Broadband	181,531										18,690	(w)	200,221
Shares used in computing diluted earnings per share Liberty Broadband	182,784										18,974	(w)	201,758	(w)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)   Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 are based on (i) the historical unaudited condensed consolidated financial statements of Liberty Broadband as of and for the six month period ended June 30, 2020 contained in Liberty Broadband's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 that was filed with the SEC on July 31, 2020; (ii) the historical audited consolidated financial statements of Liberty Broadband as of and for the year ended December 31, 2019 contained in Liberty Broadband's Annual Report on Form 10-K for the year ended December 31, 2019 that was filed with the SEC on February 3, 2020; (iii) the historical unaudited condensed consolidated financial statements of GCI Liberty as of and for the six month period ended June 30, 2020 contained in GCI Liberty's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 that was filed with the SEC on August 10, 2020; (iv) the historical audited consolidated financial statements of GCI Liberty as of and for the year ended December 31, 2019 contained in GCI Liberty's Annual Report on Form 10-K for the year ended December 31, 2019 that was filed with the SEC on February 27, 2020; and (v) other adjustments as detailed in note 3.

        GCI Liberty's historical financial information is adjusted in the unaudited condensed combined pro forma financial statements to give effect to unaudited pro forma adjustments that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results.

        The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

        Certain reclassifications were made to conform the presentation of Liberty Broadband and GCI Liberty's historical financial statements.

(2)   Estimated Consideration and Pro Forma Purchase Price Allocation

        As required by acquisition accounting, an estimate of such consideration has been made at estimated fair value, which is further described in the table below. The final acquisition consideration may differ significantly from the amount determined as of August 31, 2020.

        The following is the pro forma purchase consideration as of August 31, 2020 (amounts in thousands):

Fair value of newly issued Liberty Broadband Series C and B common stock(1)	$8,597,612
Fair value of newly issued Liberty Broadband Preferred Stock(2)	207,354
Fair value of share-based payment replacement awards(3)	77,627

Total fair value of consideration	8,882,593
Less: Fair value of Liberty Broadband shares attributable to share repurchase(4)	(5,979,299)

Total fair value of consideration attributable to business combination	2,903,294
Less: Fair value of newly issued Liberty Broadband Preferred Stock	(207,354)

Total fair value of acquisition consideration to be allocated	$2,695,940

(1)
The fair value of newly issued Liberty Broadband Series C common stock and Liberty Broadband Series B common stock was calculated by multiplying (i) the outstanding GCI Liberty Series A common stock and GCI Liberty Series B common stock as of July 31, 2020 (ii) the exchange ratio, and (iii) the share price of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock on August 31, 2020.

(2)
The fair value of the newly issued Liberty Broadband Preferred Stock was calculated by multiplying (i) the outstanding shares of GCI Liberty Preferred Stock as of July 31, 2020, and (ii) the share price of GCI Liberty Preferred Stock on August 31, 2020. Since the Liberty Broadband Preferred Stock is not currently outstanding and the terms of the “to-be issued” Liberty Broadband Preferred Stock will mirror those of the GCI Liberty Preferred Stock, Liberty Broadband believes this is the best estimate of fair value.

(3)
This amount represents the fair value of share-based payment replacement awards accounted for as a liability award.

(4)
This amount was calculated by multiplying (i) the number of shares of Liberty Broadband Series C common stock owned by GCI Liberty as of July 31, 2020 and (ii) the share price of Liberty Broadband Series C common stock on August 31, 2020.

        The following is a pro forma purchase price allocation as if the combination had been completed on June 30, 2020 (amounts in thousands):

Current Assets	$681,710
Investments	3,736,234
Property and equipment	1,166,273
Goodwill	1,107,490
Indefinite-lived Intangible Assets	346,500
Definite-lived Intangible Assets	452,403
Long term assets	426,740
Current liabilities	(1,080,918)
Long-term debt	(2,621,125)
Deferred tax liabilities, net	(995,485)
Other long term liabilities	(515,133)
Non-controlling interest	(8,749)

$2,695,940

        The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the business combination date and may change significantly from the amounts determined in the pro forma purchase price allocation.

(3)   Pro Forma Adjustments

        The unaudited pro forma adjustments related to the combination included in the unaudited pro forma condensed combined financial statements are as follows:

  (a)
  Eliminate GCI Liberty's investment in Liberty Broadband

        As of June 30, 2020, GCI Liberty's investment in Liberty Broadband had a fair value of approximately $5.3 billion, and was eliminated along with the related deferred tax liability through additional paid in capital and retained earnings in the condensed combined pro forma balance sheet, as the acquisition of Liberty Broadband shares held by GCI Liberty is accounted for as a share repurchase.

  (b)
  Eliminate the preferred stock

        This adjustment represents the elimination of the historical preferred stock at GCI Liberty through additional paid in capital, as a result of the replacement Liberty Broadband Preferred Stock that will be issued as part of the combination.

  (c)
  Investment in affiliates, accounted for using the equity method

June 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty's Investment in affiliates, accounted for using the equity method	$(167,121)
To record pro forma estimated fair value of Investment in affiliates, accounted for using the equity method	997,950

Total adjustment to Investment in affiliates, accounted for using the equity method	$830,829

        The pro forma fair value of GCI Liberty's investment in affiliates, accounted for using the equity method was estimated based on the fair value of publicly traded shares as of June 30, 2020. Liberty Broadband believes such allocation is a reasonable estimate of fair value.

  (d)
  Property and equipment, net

June 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty's Property and equipment	$(1,056,516)
To record pro forma estimated fair value of Property and equipment	1,166,273

Total adjustment to Property and equipment	$109,757

        The pro forma fair value of GCI Liberty's property and equipment was estimated based on the percentage of similar assets allocated as part of business combinations within the industry. Liberty Broadband believes such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different.

  (e)
  Goodwill

June 30, 2020
amounts in thousands
To eliminate the historical Goodwill of GCI Liberty	$(855,837)
To record pro forma Goodwill for the purchase consideration in excess of the estimated fair value of net assets acquired in connection with the combination	1,107,490

Total adjustment to Goodwill	$251,653

  (f)
  Intangible assets subject to amortization, net

June 30, 2020
amounts in thousands
To eliminate the historical net book value of GCI Liberty's Intangible assets subject to amortization, net	$(369,581)
To record pro forma estimated fair value of Intangible assets subject to amortization, net	452,403

Total adjustment to Intangible assets subject to amortization, net	$82,822

        Intangible assets subject to amortization, net is comprised of customer relationships, software license fees, and rights to use agreements. The pro forma fair value of GCI Liberty's Intangible assets subject to amortization, net was estimated based on the percentage of similar assets allocated as part of its recent business combinations and an understanding of others within the industry. Liberty Broadband believes such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different.

  (g)
  Deferred revenue

        GCI Liberty defers a portion of its revenue related to fiber capacity indefeasible right to use agreements, grants, roaming contracts and any prepayments received from its customers. The adjustment was calculated based on GCI Liberty management's understanding of these arrangements and based on previous acquisition transactions of GCI Liberty with similar arrangements.

  (h)
  Long-term debt

        GCI Liberty's debt was adjusted to its estimated fair value as of June 30, 2020. The amount was estimated based on the fair value disclosed in the GCI Liberty financial statements included on Form 10-Q as of June 30, 2020. This estimate of the fair value will change between June 30, 2020 and the time that the combination closes due to market changes, and such changes may be material.

  (i)
  Deferred income tax liabilities

        The adjustment to deferred income taxes was calculated by applying Liberty Broadband and GCI Liberty's estimated combined effective tax rate of 26.5% to the historical GCI Liberty deferred tax amounts and to the taxable pro forma adjustments, such as investments in affiliates accounted for using the equity method, property and equipment, intangible assets subject to amortization, net, deferred revenue and debt.

  (j)
  Preferred stock

        This adjustment represents the estimated fair value of the “to-be issued” Liberty Broadband Preferred Stock. The estimated fair value was determined using the publicly traded share price of the GCI Liberty Preferred Stock as of July 31, 2020 because Liberty Broadband will issue preferred stock with mirror terms to that of the GCI Liberty Preferred Stock. The final fair value could be different.

  (k)
  Accounts payable and accrued liabilities

        This adjustment represents the expected transaction costs related to the combination. Such amounts have not yet been incurred, but are expected to be non-recurring, direct, and incremental costs due to the combination.

  (l)
  Deferred income tax liabilities

        The other adjustment to deferred income taxes was due to additional deferred tax liabilities expected to be recognized by Liberty Broadband as a result of an expected change to an estimated combined effective rate of 26.5%, which is an increase as compared to the historical Liberty Broadband effective rate used.

  (m)
  Presentation Reclassifications

        The presentation reclassifications are to change GCI Liberty's presentation of its investment in Charter to the equity method of accounting to conform to Liberty Broadband's presentation, and to break-out certain assets that were historically included in other assets for Liberty Broadband, but that will be broken out going forward due to more material balances in those line items for GCI Liberty.

  (n)
  Adjustment to remove GCI Liberty's investment in Liberty Broadband

        Historically, GCI Liberty has accounted for its investment in Liberty Broadband as an equity method investment for which it elected to account for under the fair value option. Since the combination will partially result in Liberty Broadband repurchasing its own common shares, this adjustment relates to the removal of GCI Liberty's historical accounting treatment of its investment in Liberty Broadband, and the related income tax impacts at GCI Liberty's historical effective tax rate.

  (o)
  Removal of historical accounting for LendingTree and Charter

        Historically, GCI Liberty accounted for its investment in Charter at fair value and its investment in LendingTree as an equity method investment, and Liberty Broadband accounted for its investment in Charter as an equity method investment. Upon consummation of the combination, Liberty Broadband expects to account for the combined investment in Charter under the equity method of accounting and expects to account for its investment in LendingTree as an equity method investment accounted for at fair value. Accordingly, GCI Liberty's historical accounting treatment for LendingTree and Charter has been removed. The related income tax impacts are reflected at GCI Liberty's historical effective tax rate.

  (p)
  Income tax benefit (expense)

        The adjustment to income taxes benefit (expense) was due to the anticipated change in the estimated combined effective rate to 26.5%. The adjustment reflects the impact of the newly estimated combined effective tax rate on both the historical Liberty Broadband and GCI Liberty results.

  (q)
  Change in accounting method

        These adjustments are to record the impact to share of earnings of changing GCI Liberty's investment in Charter to the equity method of accounting due to Liberty Broadband's ability to exercise significant influence over Charter, and to record the unrealized gain (loss) on the investment in LendingTree that is expected to be accounted for as an equity method investment at fair value, as discussed above. The related income tax impacts are reflected at the estimated combined effective tax rate.

  (r)
  Revenue

        The adjustment represents the reduction in revenue caused by the reduction in deferred revenue as further described in note (g) above. Such adjustment also factors in the time period over which revenue will be reduced and was determined by using the weighted average remaining time period over which deferred revenue is expected to be recognized in the condensed combined statement of operations. The related income tax impacts are reflected at the estimated combined effective tax rate.

  (s)
  Selling, general and administrative, including stock-based compensation

        Liberty Broadband is obligated to replace GCI Liberty's outstanding share-based payment awards as a result of the combination. A portion of the fair value of the replacement share-based payment awards will be recognized as share-based payment compensation expense in the post-combination statement of operations. This adjustment reflects the estimated impact of the replacement share-based payment awards.

  (t)
  Depreciation and amortization

        The adjustment includes incremental depreciation for the fair value adjustment to property and equipment based on an estimated useful life of 10 years. The adjustment includes incremental amortization of pro forma definite lived intangible assets using the estimated weighted average useful life for GCI Liberty's definite lived intangible assets, 15 years. The actual impact of incremental amortization and depreciation may be materially different. The related income tax impacts are reflected at the estimated combined effective tax rate.

  (u)
  Interest expense

        The adjustment relates to amortization of (i) the premium associated with GCI Liberty's debt instruments that will be recorded at fair value upon consummation of the combination and (ii) the premium associated with the Liberty Broadband Preferred Stock that is represented by the excess of the fair value over the liquidation preference. The related income tax impacts are reflected at the estimated combined effective tax rate related to the premium associated with GCI Liberty's debt instruments.

  (v)
  Selling, general and administrative, including stock-based compensation

        In connection with the combination, Liberty Broadband and GCI Liberty incurred approximately $7.6 million for financial advisory and legal services through June 30, 2020. As these fees are non-recurring, direct, incremental costs of the combination, an adjustment has been made to exclude these costs in the unaudited pro forma condensed combined consolidated statement of operations for the corresponding period.

  (w)
  Shares used in computing earnings per share

        Under the terms of the merger agreement each holder of shares of GCI Liberty Series A common stock and GCI Liberty Series B common stock will receive 0.580 of a share of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock, respectively, which based on the number of shares outstanding at GCI Liberty as of July 31, 2020, is calculated as 61.4 million shares. The shares of Liberty Broadband that GCI Liberty owned as of July 31, 2020 will be retired to additional paid in capital, and therefore 42.7 million shares were subtracted from the 61.4 million of newly issued shares. The shares used in computed basic earnings per share were adjusted by 18.7 million shares, which represents the net number of shares to be issued by Liberty Broadband as part of the combination. Shares used in computing diluted earnings per share were further adjusted by multiplying (i) the potentially dilutive securities of GCI Liberty as of June 30, 2020 and December 31, 2020, and (ii) the exchange ratio, which resulted in adjustments of 299 thousand shares and 284 thousand shares for the periods ended June 30, 2020 and December 31, 2020, respectively. However, the calculation of diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share is calculated using the shares used in computing basic earnings per share due to the pro forma net loss position as of June 30, 2020 and December 31, 2019

DESCRIPTION OF LIBERTY BROADBAND CAPITAL STOCK

        The following description is a summary of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock, the Liberty Broadband Preferred Stock and certain provisions of the Liberty Broadband charter and certificate of designations, as such documents will be in effect upon the completion of the combination. The following summary is subject to and qualified in its entirety by reference to the Liberty Broadband charter and certificate of designations, which are exhibits to Liberty Broadband's Registration Statement of which this joint proxy statement/prospectus forms a part and are incorporated by reference herein. We encourage you to read the Liberty Broadband charter, certificate of designations and the applicable provisions of the DGCL for additional information. For a description of GCI Liberty capital stock, see “Rights of Holders of GCI Liberty Capital Stock” in the table included under “Comparison of Rights of Liberty Broadband Stockholders and GCI Liberty Stockholders.”

Authorized Capital Stock

        Liberty Broadband's authorized capital stock consists of one billion sixty-eight million seven hundred fifty thousand (1,068,750,000) shares, of which one billion eighteen million seven hundred and fifty thousand (1,018,750,000) shares are designated common stock, par value $0.01 per share, and fifty million (50,000,000) shares are designated preferred stock, par value $0.01 per share. The common stock is divided into three series. Liberty Broadband has five hundred million (500,000,000) shares of Liberty Broadband Series A common stock, eighteen million seven hundred and fifty thousand (18,750,000) shares of Liberty Broadband Series B common stock, and five hundred million (500,000,000) shares of Liberty Broadband Series C common stock authorized. With respect to the preferred stock, though currently undesignated as to series, prior to the effective time, (i) seven million three hundred thousand (7,300,000) shares will be designated Liberty Broadband Preferred Stock and (ii) forty-two million seven hundred thousand (42,700,000) shares will be undesignated as to series.

Liberty Broadband's Common Stock

        The holders of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock have equal rights, powers and privileges, except as otherwise described below.

Voting Rights

        The holders of Liberty Broadband Series A common stock are entitled to one vote for each share held, and the holders of Liberty Broadband Series B common stock are entitled to ten votes for each share held, on all matters voted on by Liberty Broadband's stockholders, including elections of directors. The holders of Liberty Broadband Series C common stock are not entitled to any voting powers, except as required by Delaware law. When the vote or consent of holders of Liberty Broadband Series C common stock is required by Delaware law, the holders of Liberty Broadband's Series C common stock will be entitled to 1/100th of a vote for each share held.

        Except as otherwise required by Delaware law, the Liberty Broadband charter or the terms of any series of preferred stock, the holders of shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock, and each series of preferred stock that is designated as a voting security (which includes the Liberty Broadband Preferred Stock) will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by the stockholders, and no separate class or series vote or consent of the holders of shares of any class or series of capital stock will be required for the approval of any such matter.

        The Liberty Broadband charter does not provide for cumulative voting in the election of directors.

Dividends; Liquidation

        Subject to any preferential rights of any outstanding series of Liberty Broadband's preferred stock created by the Liberty Broadband Board from time to time, the holders of Liberty Broadband's common stock will be entitled to such dividends as may be declared from time to time by the Liberty Broadband Board from funds available therefor. Except as otherwise described under “—Distributions,” whenever a dividend is paid to the holders of one series of common stock, Liberty Broadband will also pay to the holders of the other series of its common stock an equal per share dividend.

Conversion

        Each share of Liberty Broadband Series B common stock is convertible, at the option of the holder, into one share of Liberty Broadband Series A common stock. Liberty Broadband Series A common stock, Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock are not convertible into shares of any other series of Liberty Broadband capital stock.

        In addition, at any time that Liberty Broadband has outstanding less than 20% of the total number of shares of Liberty Broadband Series B common stock issued in the Broadband spin-off, each outstanding share of Liberty Broadband Series B common stock may be automatically converted into one share of Liberty Broadband Series A common stock at the option of the Liberty Broadband Board.

Distributions

        Subject to the exception provided below, distributions made in shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock, Liberty Broadband Series C common stock or any other security with respect to the Liberty Broadband Series A common stock, Liberty Broadband Series B common stock or Liberty Broadband Series C common stock may be declared and paid only as follows:

  •
  a share distribution (1) consisting of shares of Liberty Broadband Series C common stock (or securities convertible therefor) to holders of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock, on an equal per share basis; or (2) consisting of (x) shares of Liberty Broadband Series A common stock (or securities convertible therefore other than, for the avoidance of doubt, shares of Liberty Broadband Series B common stock) to holders of Liberty Broadband Series A common stock, on an equal per share basis, (y) shares of Liberty Broadband Series B common stock (or securities convertible therefor) to holders of Liberty Broadband Series B common stock, on an equal per share basis, and (z) shares of Liberty Broadband Series C common stock (or securities convertible therefor) to holders of Liberty Broadband Series C common stock, on an equal per share basis; or

  •
  a share distribution consisting of any class or series of securities of Liberty Broadband or any other person, other than Liberty Broadband Series A common stock, Liberty Broadband Series B common stock or Liberty Broadband Series C common stock (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock; or (2) separate classes or series of securities, on an equal per share basis, to holders of each such shares of Liberty Broadband common stock; or (3) a separate class or series of securities to the holders of one or more series of Liberty Broadband common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Broadband common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with the holders of shares of Liberty Broadband Series B common stock receiving securities of the class or series having the highest relative voting rights and the holders of shares of each other series of common stock receiving securities of the class or series having lesser relative voting rights, and provided further that, if different classes or series of securities are being distributed to holders of Liberty Broadband Series A common stock and Liberty Broadband Series C common stock, then such securities shall be distributed either as determined by the Liberty Broadband Board or such that the relative voting rights of the securities of the class or series of securities to be received by the holders of Liberty Broadband Series A common stock and Liberty Broadband Series C common stock corresponds, to the extent practicable, to the relative voting rights of each such series of Liberty Broadband common stock.

Reclassification

        Liberty Broadband may not reclassify, subdivide or combine any series of its common stock without reclassifying, subdividing or combining the other series of its common stock, on an equal per share basis.

Liquidation and Dissolution

        In the event of the liquidation, dissolution or winding up of Liberty Broadband, after payment or provision for payment of the debts and liabilities of Liberty Broadband and subject to the prior payment in full of any preferential amounts to which the preferred stock holders of Liberty Broadband may be entitled, the holders of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock will share equally, on a share for share basis, in Liberty Broadband's assets remaining for distribution to the holders of its common stock.

Blank Check Preferred Stock

        The Liberty Broadband charter authorizes the Liberty Broadband Board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number the Liberty Broadband Board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, payable on the shares and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of Liberty Broadband's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the Liberty Broadband Board;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for Liberty Broadband to purchase or redeem the shares of the series; and

  •
  any other relative rights, preferences and limitations of the series.

        Liberty Broadband believes that the ability of the Liberty Broadband Board to issue one or more series of its preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which Liberty Broadband's securities may be listed or traded.

        Although Liberty Broadband has no intention at the present time of doing so, following the combination it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Liberty Broadband Board will make any determination to issue such shares based upon its judgment as to the best interests of Liberty Broadband's stockholders. The Liberty Broadband Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Liberty Broadband Board, including a tender offer or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Liberty Broadband Preferred Stock

Voting Rights

        The shares of Liberty Broadband Preferred Stock will be designated as a voting security for purposes of the Liberty Broadband charter.

        Each record holder of shares of Liberty Broadband Preferred Stock will be entitled to one-third of a vote per share held by such holder, subject to adjustment (to the nearest tenth of a vote per share) in accordance with the certificate of designations in the event of any stock split, stock dividend or other distribution, reclassification, recapitalization or similar event affecting the Liberty Broadband common stock and the aggregate number of votes that may be cast by the holders of shares of the Liberty Broadband Series A common stock and Liberty Broadband Series B common stock, voting together as a separate class or series, such that the voting power of the Liberty Broadband Preferred Stock immediately following the adjustment event is substantially equivalent to the voting power of the Liberty Broadband Preferred Stock immediately prior to the adjustment event.

        The holders of shares of Liberty Broadband Preferred Stock will be entitled to vote together as a class generally with the holders of shares of the Liberty Broadband Series A common stock and Liberty Broadband Series B common stock on all matters submitted to a vote of the holders of the Liberty Broadband Series A common stock and Liberty Broadband Series B common stock (together with the holders of shares of any class or series of Senior Stock, Parity Stock or Junior Stock (as each such term is defined in the certificate of designations) then entitled to vote together as a class with the holders of shares of the Liberty Broadband Series A common stock and Liberty Broadband Series B common stock), except as required by the Liberty Broadband charter, the certificate of designations or by applicable law.

Dividends

        The holders of shares of Liberty Broadband Preferred Stock will be entitled to receive, when and as declared by the Liberty Broadband Board, out of legally available funds, preferential dividends that accrue and cumulate as provided in the certificate of designations.

        Dividends on each share of Liberty Broadband Preferred Stock will accrue on a daily basis at a rate of 7.00% per annum of the liquidation price from the Dividend Accrual Commencement Date (as defined in the certificate of designations).

        Accrued dividends will be payable quarterly on each dividend payment date, which will be January 15, April 15, July 15, and October 15 of each year, commencing on the first such date following the Dividend Accrual Commencement Date.

        If Liberty Broadband fails to pay cash dividends on the Liberty Broadband Preferred Stock in full for any four consecutive or non-consecutive dividend periods then the dividend rate shall increase by 2.00% per annum of the liquidation price until cured.

        If at any time or from time to time the Liberty Broadband Preferred Stock fails to be publicly traded for 90 consecutive days or longer, then the dividend rate shall increase by 2.00% per annum of the liquidation price until cured.

        To the extent the dividend amount due to the holders of Liberty Broadband Preferred Stock is not paid in full on a dividend payment date for any reason, all dividends (whether or not declared) that have accrued on a share of Liberty Broadband Preferred Stock during the dividend period ending on such dividend payment date and which are unpaid will be added to the liquidation price of such share and remain until paid.

        Subject to certain exceptions, so long as any shares of Liberty Broadband Preferred Stock are outstanding, Liberty Broadband may not declare or pay any dividend or make any distribution whatsoever with respect to, or purchase, redeem, or otherwise acquire, any Junior Stock or any Parity Stock, unless and until (i) all dividends, including GCI Liberty unpaid dividends (as defined below), to which the holders of shares of Liberty Broadband Preferred Stock are entitled for all current and all previous dividend periods have been paid (or appropriately set aside), and (ii) Liberty Broadband shall have paid in full (or appropriately set aside) all redemption payments with respect to the Liberty Broadband Preferred Stock that Liberty Broadband is then obligated to pay.

Distributions Upon Liquidation, Dissolution or Winding Up

        Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of Liberty Broadband, whether voluntary or involuntary, the holders of shares of the Liberty Broadband Preferred Stock are entitled to receive, before any payment or distribution shall be made to the holders of shares of any Junior Stock, an amount in property or cash, as determined by the Liberty Broadband Board in good faith, or a combination thereof, per share, equal to the liquidation price plus all unpaid dividends (whether or not declared) accrued through the date of distribution of amounts payable to holders of shares of Liberty Broadband Preferred Stock in connection with such liquidation, dissolution or winding up of Liberty Broadband since the immediately preceding dividend payment date, which payment shall be made pari passu with any such payment made to the holders of shares of any Parity Stock.

        The liquidation price of each share of Liberty Broadband Preferred Stock is the sum of (i) $25, plus (ii) an amount equal to any unpaid dividends (whether or not declared) accrued with respect to such share which pursuant to the terms of the certificate of designations have been added to and then remain part of the liquidation price as of such date plus (iii) an amount equal to any dividends accrued and unpaid on a share of GCI Liberty Preferred Stock prior to and as of the Dividend Accrual Commencement Date that have been added to the liquidation price of a share of GCI Liberty Preferred Stock and remain unpaid as of the consummation of the combination (“GCI Liberty unpaid dividends”).

        The shares of Liberty Broadband Preferred Stock will not be participating.

Mandatory Redemption

        Liberty Broadband will be required to redeem all outstanding shares of Liberty Broadband Preferred Stock out of funds legally available, at the liquidation price plus all unpaid dividends

(whether or not declared) accrued from the most recent dividend payment date through the redemption date, on the first business day following March 8, 2039.

        The certificate of designations provides certain mechanisms for partial redemption and places certain restrictions on Liberty Broadband in the event Liberty Broadband does not have funds legally available to satisfy its redemption obligations.

        The certificate of designations does not provide for optional redemption of shares of Liberty Broadband Preferred Stock prior to the redemption date.

Protective Provisions

        In addition to any vote required by certificate of designations or applicable law, for so long as any of the shares of Liberty Broadband Preferred Stock remain outstanding, Liberty Broadband may not take the following actions without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Liberty Broadband Preferred Stock, consenting or voting separately as a series:

  •
  amend, alter or repeal the terms of the Liberty Broadband Preferred Stock, whether by merger, share exchange, consolidation or otherwise, in a manner that adversely affects the powers, preferences or rights of the Liberty Broadband Preferred Stock, unless each share of Liberty Broadband Preferred Stock (i) will remain outstanding without material and adverse change to the powers or rights of the Liberty Broadband Preferred Stock or (ii) will be converted or exchanged for preferred stock of the surviving entity having powers, preferences and rights substantially identical to that of a share of Liberty Broadband Preferred Stock (with limited exceptions); or

  •
  authorize, create or issue, or increase the authorized or issued amount of, any class of Senior Stock or reclassify any of the authorized capital stock of Liberty Broadband into such shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock.

        In any merger or consolidation that provides for the payment of only cash to the holders of shares of Liberty Broadband Preferred Stock, each holder of shares of Liberty Broadband Preferred Stock is entitled to receive an amount equal to the liquidation price of the shares of Liberty Broadband Preferred Stock held by such holder, plus an amount equal to the accrued and unpaid dividends (whether or not declared) on such shares since the immediately preceding dividend payment date.

Preemptive Rights

        The holders of shares of Liberty Broadband Preferred Stock will not have any preemptive right to subscribe for or purchase any capital stock or other securities which may be issued by Liberty Broadband.

Waiver

        Any provision of the certificate of designations and any right of the holders of shares of Liberty Broadband Preferred Stock may be waived as to all shares of Liberty Broadband Preferred Stock (and the holders thereof) upon the written consent of the Liberty Broadband Board (or any authorized committee thereof) and the holders of a majority of the shares of Liberty Broadband Preferred Stock then outstanding.

Other Provisions of Liberty Broadband's Certificate of Incorporation

Board of Directors

        The Liberty Broadband charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of directors will not be less than three and the exact number will be fixed from time to time by a resolution of the Liberty Broadband Board. The members of the Liberty Broadband Board, other than those who may be elected by holders of any then-outstanding preferred stock, will be divided into three classes. Each class will consist, as nearly as possible, of a number of directors equal to one-third of the then authorized number of Liberty Broadband Board members. The terms of the Class I, II and III directors who are in office as of the date of this joint proxy statement/prospectus will expire at the annual meeting of stockholders to be held in 2021, 2022 and 2023, respectively. At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. The directors of each class will hold office until the expiration of the term of such class and their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

        The Liberty Broadband charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of outstanding capital stock entitled to vote on such matter voting together as a single class.

        The Liberty Broadband charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on the Liberty Broadband Board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Liberty Broadband Board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Liberty Broadband Board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the Liberty Broadband Board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Liberty Broadband Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Liberty Broadband.

Corporate Opportunity

        The Liberty Broadband charter acknowledges that Liberty Broadband may have overlapping directors and officers with other entities that compete with its businesses and that Liberty Broadband may engage in material business transactions with such entities. Liberty Broadband has renounced its rights to certain business opportunities and the Liberty Broadband charter provides that no director or officer of Liberty Broadband will breach their fiduciary duty and therefore be liable to Liberty Broadband or its stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Qurate Retail, Liberty Media or Liberty TripAdvisor) instead of Liberty Broadband, or does not refer or communicate information regarding such corporate opportunity to Liberty Broadband, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of Liberty Broadband or as a director or officer of any of Liberty Broadband's subsidiaries, and (y) such opportunity relates to a line of business in which Liberty Broadband or any of its subsidiaries is then directly engaged.

Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, Liberty Broadband's directors are not liable to Liberty Broadband or any of its stockholders for monetary damages for breaches of fiduciary duties as a director. In addition, Liberty Broadband indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the company or, at Liberty Broadband's request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. Liberty Broadband will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

No Stockholder Action by Written Consent; Special Meetings

        The Liberty Broadband charter provides that, except as provided in the terms of any series of preferred stock, any action required to be taken or which may be taken at any annual or special meeting of the stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders for any purpose or purposes may be called only by the Secretary (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding shares of the Liberty Broadband Series A common stock, Liberty Broadband Series B common stock, Liberty Broadband Preferred Stock (following the closing of the combination) and, if applicable, any other preferred stock, entitled to vote thereon or (ii) at the request of at least 75% of the members of the Liberty Broadband Board then in office.

Amendments

        The Liberty Broadband charter provides that, subject to the rights of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the outstanding capital stock entitled to vote on such matter, voting together as a single class, is required to adopt, amend or repeal any provision of the Liberty Broadband charter or to add or insert any provision in the Liberty Broadband charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of stockholders or (2) which has been approved by at least 75% of the members of the Liberty Broadband Board then in office. The Liberty Broadband charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the outstanding capital stock entitled to vote on such matter, voting together as a single class, is required to adopt, amend or repeal any provision of the bylaws, provided that the Liberty Broadband Board may adopt, amend or repeal the bylaws by the affirmative vote of not less than 75% of the members of the Liberty Broadband Board then in office.

        With certain limited exceptions, the holders of Liberty Broadband Preferred Stock will be entitled to consent rights over certain amendments to the certificate of designations that would have an adverse effect on the powers, preferences or rights of the Liberty Broadband Preferred Stock.

Supermajority Voting Provisions

        In addition to the supermajority voting provisions discussed under “—Amendments” above, The Liberty Broadband charter provides that, subject to the rights of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the outstanding capital stock entitled to vote on such matter, voting together as a single class, is required for:

  •
  the merger or consolidation of Liberty Broadband with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of Liberty Broadband's stockholders, or (2) that at least 75% of the members of the Liberty Broadband Board then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of Liberty Broadband's assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of the Liberty Broadband Board then in office have approved; or

  •
  Liberty Broadband's dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of the Liberty Broadband Board then in office have approved such dissolution.

Section 203 of the General Corporation Law of the State of Delaware

        Section 203 of the DGCL restricts certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose generally is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder including certain related persons and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board and the affirmative vote of the holders of 66 2/3% of the outstanding voting power of the shares not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. Liberty Broadband is subject to Section 203.

COMPARISON OF RIGHTS OF LIBERTY BROADBAND STOCKHOLDERS AND GCI LIBERTY STOCKHOLDERS

        Both Liberty Broadband and GCI Liberty are incorporated under the laws of the State of Delaware, and, accordingly, the rights of the stockholders of each company are currently governed by the DGCL. If the combination is completed, holders of GCI Liberty capital stock will become stockholders of Liberty Broadband. Specifically, holders of GCI Liberty Series A common stock will become holders of Liberty Broadband Series C common stock, holders of GCI Liberty Series B common stock will become holders of Liberty Broadband Series B common stock and holders of GCI Liberty Preferred Stock will become holders of Liberty Broadband Preferred Stock. Upon the effective time, the rights of the former GCI Liberty stockholders who receive merger consideration will be governed by the DGCL as well as the Liberty Broadband charter and the Liberty Broadband bylaws and, with respect to the former GCI Liberty Preferred Stockholders, will be governed by the certificate of designations rather than the GCI Liberty charter and the GCI Liberty bylaws.

        The following is a summary of material differences between the rights of GCI Liberty stockholders and Liberty Broadband stockholders, but it does not purport to be a complete description of those differences or a complete description of the terms of the Liberty Broadband Series C common stock, the Liberty Broadband Series B common stock or the Liberty Broadband Preferred Stock to be issued in connection with the combination. Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. The following summary is qualified in its entirety by reference to the relevant provisions of the DGCL, the GCI Liberty charter, the GCI Liberty bylaws, the Liberty Broadband charter, the Liberty Broadband bylaws and the certificate of designations.

        You are urged to read carefully the relevant provisions of the DGCL, as well as the governing corporate instruments of each of Liberty Broadband and GCI Liberty. Liberty Broadband's charter, Liberty Broadband's bylaws and the certificate of designations are exhibits to Liberty Broadband's Registration Statement of which this joint proxy statement/prospectus forms a part and are incorporated by reference herein. Copies of the GCI Liberty charter, GCI Liberty bylaws, Liberty Broadband charter, Liberty Broadband bylaws and the certificate of designations are available, without charge, by following the instructions listed under “Where You Can Find More Information.”

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Corporate Governance	GCI Liberty is a Delaware corporation.	Liberty Broadband is a Delaware corporation.
	The rights of GCI Liberty stockholders are governed by the DGCL, GCI Liberty charter and GCI Liberty bylaws.	The rights of Liberty Broadband stockholders are governed by the DGCL, Liberty Broadband charter and Liberty Broadband bylaws and with respect to the rights of the holders of Liberty Broadband Preferred Stock, will be governed by the certificate of designations.
Authorized Share Capital	GCI Liberty is authorized to issue 1.61 billion shares of capital stock consisting of (a) 1.56 billion shares of common stock, of which (i) 500 million shares are designated Series A Common Stock, (ii) 20 million shares are designated Series B Common Stock, and (iii) 1.04 billion shares are designated Series C Common Stock, and (b) 50 million shares of Preferred Stock, par value $0.01 per share, of which (i) 7.5 million shares are designated Series A Cumulative Redeemable Preferred Stock and (ii) 42.5 million shares are undesignated as to series.	Liberty Broadband is authorized to issue 1.06875 billion shares of capital stock consisting of (a) 1.01875 billion shares of common stock, of which (i) 500 million shares are designated Series A Common Stock, (ii) 18.75 million shares are designated Series B Common Stock, and (iii) 500 million shares are designated Series C Common Stock, and (b) 50 million shares of Preferred Stock, par value $0.01 per share, of which (i) 7.3 million shares will be designated Series A Cumulative Redeemable Preferred Stock and (ii) 42.7 million shares will remain undesignated as to series.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Automatic Conversion	None.	If the number of outstanding shares of Liberty Broadband Series B common stock outstanding is less than 20% of the total number of shares of Liberty Broadband Series B common stock issued in the Broadband spin-off, each outstanding share of Liberty Broadband Series B common stock may be automatically converted into one share of Liberty Broadband Series A common stock at such date and time as may be determined by the Liberty Broadband Board.
Voting Rights	Holders of shares of Series A Common Stock are entitled to one vote for each share of such stock held and holders of shares of Series B Common Stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of shares of Series C Common Stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the GCI Liberty charter), except as otherwise required by Delaware law. When so required, holders of shares of Series C Common Stock will be entitled to 1/100th of a vote for each share of such stock held.	Holders of shares of Series A Common Stock are entitled to one vote for each share of such stock held and holders of shares of Series B Common Stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of shares of Series C Common Stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Liberty Broadband charter), except as otherwise required by Delaware law. When so required, holders of shares of Series C Common Stock will be entitled to 1/100th of a vote for each share of such stock held.
	Holders of shares of Series A Cumulative Redeemable Preferred Stock are entitled to one-third of a vote per share for each share of such stock held, subject to adjustment in accordance with the GCI Liberty charter.	Holders of shares of Series A Cumulative Redeemable Preferred Stock will be entitled to one-third of a vote per share for each share of such stock held, subject to adjustment in accordance with the certificate of designations.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
	Holders of shares of Series A Common Stock, Series B Common Stock and Series A Cumulative Redeemable Preferred Stock will vote as one class on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the GCI Liberty charter or the DGCL.	Holders of shares of Series A Common Stock, Series B Common Stock and Series A Cumulative Redeemable Preferred Stock will vote as one class on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the certificate of designations, the Liberty Broadband charter or the DGCL.
Cumulative Voting	The DGCL provides that there is no cumulative voting unless expressly authorized in the certificate of incorporation. The GCI Liberty charter does not provide for cumulative voting.	Same rights generally apply for Liberty Broadband stockholders.
Size of the Board of Directors	The DGCL provides that the board of directors shall consist of one or more members, with the number of directors (or the manner of determining such number) to be set forth in the certificate of incorporation or bylaws.	Same rights generally apply for Liberty Broadband stockholders.
The GCI Liberty bylaws provide that the board of directors shall be comprised of not less than three members and the exact number will be fixed from time to time by the board of directors by resolution adopted by the affirmative vote of not less than 75% of the members of the board of directors then in office.
Classified Board	The DGCL provides that the certificate of incorporation or initial bylaws or bylaws adopted by the stockholders may create a classified board with staggered terms. A maximum of three classes of directors is allowed with members of one class elected each year for a maximum term of three years. The DGCL does not include a requirement as to the number of directors in each class or that the number in each class be as nearly equal as possible.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
The GCI Liberty Board is classified as provided for in the GCI Liberty charter. The GCI Liberty charter further provides that the board of directors are divided into three classes, with each class consisting, as nearly as possible, of a number of directors equal to one-third of the number of members of the board of directors (other than any Preferred Stock directors).
Removal of Directors	The DGCL provides that, subject to certain exceptions in the event a corporation has cumulative voting, (i) without a classified board, directors may be removed with or without cause by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors and (ii) with a classified board, a director may be removed by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors only for cause unless the certificate of incorporation provides otherwise.	Same rights generally apply for Liberty Broadband stockholders.
The GCI Liberty charter provides that directors may only be removed for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding voting securities entitled to vote thereon, voting together as a single class.
Election of Directors	The GCI Liberty bylaws provide that, subject to the rights of the holders of any series of Preferred Stock, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Filling Vacancies and Newly Created Directorships on the Board of Directors	The DGCL provides that, subject to the certificate of incorporation and bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.	Same rights generally apply for Liberty Broadband stockholders.
If at any time, a corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the certificate of incorporation or the bylaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering an election.
If at the time of filling any vacancy or newly created directorship, the directors then in office are less than a majority of the whole board, holders of shares representing at least 10% of the outstanding voting power of the shares of stock may file an application with the Delaware Court of Chancery to summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
The GCI Liberty bylaws provide that, subject to the rights of the holders of any series of Preferred Stock, vacancies on the board of directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the board of directors, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director.
Charter Amendments	The DGCL provides that amendments to the certificate of incorporation must be approved and declared advisable by the board of directors and, except in certain limited circumstances, adopted by the holders of a majority of the voting power of the outstanding shares of stock of the corporation entitled to vote thereon. The holders of a class have the right to vote separately as a class on an amendment to the certificate of incorporation if such amendment (i) increases or decreases the number of authorized shares of such class (subject to the certificate of incorporation), (ii) increases or decreases the par value of the shares of such class, or (iii) alters or changes the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of this right to vote. The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote if so provided in the original certificate of incorporation, in any amendment thereto which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock (the “Class Vote Exception”). The GCI Liberty charter includes the Class Vote Exception.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
With limited exception, the GCI Liberty charter requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote, voting together as a single class, in order for the corporation to amend, alter, or repeal any provision of the GCI Liberty charter (in addition to the statutorily required stockholder vote), unless at least 75% of the members of the board of directors then in office have approved such action.
Bylaw Amendments	The DGCL provides that bylaws may be amended or repealed by stockholders, and, if provided for in the certificate of incorporation, by the board of directors. The GCI Liberty charter provides that the board of directors may amend or repeal the GCI Liberty bylaws by action taken by the affirmative vote of not less than 75% of the members of the board of directors then in office.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
The GCI Liberty charter requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote, voting together as a single class, in order for the stockholders to adopt, amend, or repeal any provision of the GCI Liberty bylaws.
Vote on Mergers, Consolidations or Sales of All or Substantially All Assets	Except in certain limited circumstances where stockholder approval is not required, the DGCL requires that a merger agreement be adopted by the holders of a majority of the voting power of the outstanding stock of the corporation entitled to vote thereon. The DGCL provides that any sale, lease or exchange of all of substantially all of a corporation's property and assets requires approval of the holders of a majority of the voting power of the outstanding shares of stock of the corporation.	Same rights generally apply for Liberty Broadband stockholders.
With limited exception, the GCI Liberty charter requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote, voting together as a single class, in order for the corporation (i) to merge or consolidate with or into any other corporation or (ii) to sell, lease or exchange all, or substantially all, of the property or assets of the corporation (in each case, in addition to the statutorily required stockholder approval), unless, in either case, at least 75% of the members of the board of directors then in office have approved such merger or consolidation or such sale, lease, or exchange, as the case may be.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Supermajority Approval	With limited exception, in addition to any other required approval under the DGCL or the GCI Liberty charter, the GCI Liberty charter requires approval of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote in order for GCI Liberty to take any action to authorize (i) the amendment, alteration, or repeal of any provision of the GCI Liberty charter (unless at least 75% of the board of directors then in office have approved such action), (ii) the adoption, amendment, or repeal of any provision of the GCI Liberty bylaws by the stockholders, (iii) the merger or consolidation of GCI Liberty with or into any other corporation (unless at least 75% of the board of directors then in office have approved such transaction), (iv) the sale, lease or exchange of all, or substantially all, of the property or assets of GCI Liberty (unless at least 75% of the board of directors then in office have approved such transaction), and (v) the dissolution of GCI Liberty (unless at least 75% of the board of directors then in office have approved such dissolution).	Same rights generally apply for Liberty Broadband stockholders.
Annual Meetings of Shareholders/Stockholders	The GCI Liberty bylaws provide that the annual meeting of stockholders shall be held each year at such date, time and place, either within or without the State of Delaware, or, if so determined by the board of directors in its sole discretion, by means of remote communication, as may be specified by the board of directors in the notice of the meeting.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Special Meetings of Shareholders/Stockholders Rights of GCI Liberty	The DGCL provides that a special meeting of stockholders may be called by the board of directors or as set forth in the certificate of incorporation or bylaws.	Same rights generally apply for Liberty Broadband stockholders.
The GCI Liberty charter provides that, except as otherwise provided by the terms of any series of Preferred Stock or unless otherwise prescribed by law or any other provision of the GCI Liberty charter, special meetings of stockholders will only be called by the Secretary of GCI Liberty (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding capital stock of GCI Liberty entitled to vote thereon or (ii) at the request of at least 75% of the member of the board of directors then in office.
The GCI Liberty bylaws provide that, except as otherwise provided in the terms of any series of Preferred Stock or unless otherwise provided by law or by the GCI Liberty charter, special meetings of stockholders may be called by the Secretary only (i) upon written request received by the Secretary of GCI Liberty at the principal executive offices of GCI Liberty by or on behalf of the holder or holders of not less than 66 2/3% of the total voting power of the outstanding capital stock of GCI Liberty entitled to vote at such meeting, or (ii) at the request of not less than 75% of the members of the board of directors then in office.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Advance Notice Provisions for Shareholder Director Nominations and Shareholder Business Proposals	The GCI Liberty bylaws provide that, with respect to an annual meeting of stockholders, to be properly brought before the meeting, nominations for persons for election to the board of directors and the proposal of business to be considered by the stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly be requested to be brought before the meeting by a stockholder in compliance with the procedures set forth in the GCI Liberty bylaws	Same rights generally apply for Liberty Broadband stockholders.
The GCI Liberty bylaws provide requirements for both form and timeliness. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the meeting, and (b) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was communicated to stockholders or public disclosure of the date of the meeting was made, whichever occurs first. The GCI Liberty bylaws further provide that in no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
In the case of a special meeting called by the corporation for the purpose of electing one or more directors to the board of directors, nominations by a stockholder entitled to vote that would otherwise comply with the form requirements in the GCI Liberty bylaws must be delivered to the Secretary at the corporation's principal executive offices not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The GCI Liberty bylaws provide further that in no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
Notice of Shareholder/Stockholder Meetings	In accordance with the DGCL, the GCI Liberty bylaws provide that, unless otherwise provided by the DGCL, the written notice of any stockholders meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Corporate Opportunities	Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director generally may not take a business opportunity for his or her own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation's line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation.	Same rights generally apply for Liberty Broadband stockholders.
In the GCI Liberty charter, GCI Liberty has renounced any interest or expectancy in certain business combinations involving directors and officers of GCI Liberty, which allows such directors and officers to pursue those business opportunities without the need to comply with the corporate opportunity doctrine.
State Anti-Takeover Statutes	Under Section 203 of the DGCL, a corporation is prohibited from engaging in a “business combination” with a stockholder who owns 15% or more of the corporation's voting stock (an “interested stockholder”) for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not written consent) of at least 66 2/3% of the corporation's outstanding voting stock that is not owned by the interested stockholder.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw.
	GCI Liberty has not elected to opt-out of Section 203 of the DGCL.	Liberty Broadband has not elected to opt-out of Section 203 of the DGCL.
Appraisal Rights	The DGCL provides that stockholders who properly demand and perfect appraisal rights in connection with certain mergers or consolidations of the corporation may have the right to receive payment of the fair value of their stock in cash as appraised by the Delaware Court of Chancery. Subject to certain exceptions, the DGCL provides that appraisal rights are not available to any class of stock listed on a national securities exchange or held of record by more than 2,000 stockholders, unless, in either case, such stockholders are required in the merger to accept in exchange for their shares anything other than (i) shares of the surviving corporation, (ii) shares of stock of another corporation which is listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares of such corporations, or (iv) any combination of the above.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
Dividends	The DGCL provides that a corporation's board of directors may declare and pay dividends to its stockholders, subject to the terms of its certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, subject to certain limitations.	Same rights generally apply for Liberty Broadband stockholders.
Interested Director Transactions	The DGCL provides that contracts and transactions between a corporation and one or more of its directors or officers or between a corporation and any other entity in which one or more of its directors or officers are directors or officers shall not be void or voidable solely for this reason or because such director was present at or participates in the meeting where such contract or transaction was approved or because such director's or officer's votes are counted for such purpose if (i) the interest was fully disclosed or known to the board and the transaction was approved by a majority of the disinterested directors, (ii) the interest was fully disclosed or known to the stockholders and the transaction is approved by a majority vote of the stockholders or (iii) the transaction is fair to the corporation when authorized by its board of directors or its stockholders.	Same rights generally apply for Liberty Broadband stockholders.
Action by Written Consent	The DGCL provides that, unless prohibited by the certificate of incorporation, the stockholders may take action by written consent without a meeting.	Same rights generally apply for Liberty Broadband stockholders.

	Rights of GCI Liberty Stockholders	Rights of Liberty Broadband Stockholders
The GCI Liberty charter prohibits stockholder action by written consent, except that the holders of any series of Preferred Stock may take action by written consent to the extent provided by its terms. The terms of the Series A Cumulative Redeemable Preferred Stock do not include the right of the holders of such stock to act by written consent except with respect to certain protective provisions contained in the GCI Liberty charter and the waiver of rights of such holders.
Dissolution	The DGCL provides that dissolution must be approved by (i) the board of directors and (ii) the holders of a majority of the voting power of the outstanding stock of the corporation entitled to vote thereon. Dissolution may also be authorized without board approval by the unanimous written consent of the stockholders.	Same rights generally apply for Liberty Broadband stockholders.
The GCI Liberty charter requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote, voting together as a single class, in order for GCI Liberty to dissolve (in addition to the statutorily required approval), unless at least 75% of the members of the board of directors then in office have approved such dissolution.

OTHER IMPORTANT INFORMATION REGARDING THE PARTIES

Liberty Broadband

        The current business address of Liberty Broadband and each of its executive officers and directors is 12300 Liberty Boulevard, Englewood, Colorado 80112, and the business telephone number of each such entity or person is (720) 875-5700. The beneficial ownership of GCI Liberty capital stock by Liberty Broadband and each of its directors and executive officers, if any, is described in “Security Ownership of Certain Beneficial Owners and Management of GCI Liberty—Security Ownership of Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and Certain Affiliates.” Each of the directors and executive officers of Liberty Broadband is a citizen of the United States.

        During the past five years, none of Liberty Broadband nor any of its directors and executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of Liberty Broadband are as follows:

Directors

Name	Age	Position
John C. Malone	79	Chairman of the Board
Gregory B. Maffei	60	Chief Executive Officer, President and Director
Julie D. Frist	49	Director
J. David Wargo	67	Director
John E. Welsh III	69	Director
Richard R. Green	83	Director

  John C. Malone

        Mr. Malone has served as the Chairman of the Board of Liberty Broadband since November 2014. He served as Chairman of the Board of Qurate Retail, including its predecessor, from its inception in 1994 until March 2018 and served as Qurate Retail's Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (“TCI”) from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is a citizen of the United States.

        Mr. Malone has served as (i) Chairman of the Board of GCI Liberty since March 2018, (ii) a director of Qurate Retail (including its predecessor) since 1994 and served as Chairman of the Board of Qurate Retail (including its predecessor) from 1994 to March 2018, (iii) Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, (iv) Chairman of the Board of Liberty Global plc (“LGP”) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (“LGI”), LGP's predecessor, from June 2005 to June 2013, Chairman of the Board of LGI's predecessor, Liberty Media International, Inc. (“LMI”), from March 2004 to June 2005, and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005 and (v) a director of Discovery, Inc. (“Discovery”), which was formerly known as Discovery Communications, Inc. (“Discovery Communications”) since September 2008 and a director of Discovery Communications' predecessor, Discovery Holding Company (“DHC”), from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008. Previously, he served as (i) a director of Liberty Latin America Ltd. from December 2017 to December 2019; (ii) Chairman of the Board of Liberty Expedia Holdings, Inc. (“Liberty Expedia”) from November 2016 to July 2019, (iii) a director of Lions Gate Entertainment Corp. from March 2015 to September 2018, (iv) a director of Charter from May 2013 to July 2018, (v) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (vi) the Chairman of the Board of Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) from August 2014 to June 2015, (vii) a director of Sirius XM Holdings Inc. (“Sirius XM”) from April 2009 to May 2013, (viii) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (ix) a director of Live Nation Entertainment, Inc. (“Live Nation”) from January 2010 to February 2011, (x) Chairman of the Board of the DIRECTV Group, Inc. (“DIRECTV”) and its predecessors from February 2008 to June 2010 and (xi) a director of IAC/InterActive Corp from May 2006 to June 2010.

  Gregory B. Maffei

        Mr. Maffei has served as a director and the President and Chief Executive Officer of Liberty Broadband since June 2014. Mr. Maffei has also served as the President and Chief Executive Officer and a director of GCI Liberty since March 2018. He has served as President and Chief Executive Officer of Liberty Media (including its predecessor) since May 2007 and Liberty TripAdvisor since July 2013. He has served as the Chairman of the Board of Qurate Retail (including its predecessor), since March 2018, and as a director of Qurate Retail (including its predecessor) since November 2005. Mr. Maffei also served as the President and Chief Executive Officer of Qurate Retail (including its predecessor) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (“Oracle”), Chairman of the Board, President and Chief Executive Officer of 360networks Corporation (“360networks”), and Chief Financial Officer of Microsoft Corporation (“Microsoft”).

        Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) Chairman of the Board of Qurate Retail since March 2018 and a director of Qurate Retail (including its predecessor) since November 2005, (iii) Chairman of the Board of Liberty TripAdvisor since June 2015 and a director since July 2013, (iv) a director of GCI Liberty since March 2018, (v) the Chairman of the Board of Tripadvisor, Inc. since February 2013, (vi) the Chairman of the Board of Live Nation since March 2013 and as a director since February 2011, (vii) the Chairman of the Board of Sirius XM since April 2013 and as a director since March 2009, (viii) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015 and (ix) a director of Charter since May 2013. Mr. Maffei served as (i) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (ii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iv) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (v) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019.

  Julie D. Frist

        Mrs. Frist has served as a director of Liberty Broadband since March 2020. She has served as Vice-Chair of CapStar Financial Holdings, Inc. since December 2015 and a director of CapStar Bank since its founding in 2008. Mrs. Frist held various positions with the Investment Banking Division (Corporate Finance) and the Private Client Group of Goldman Sachs between 1993 and 1998. In 1998, she joined Bruckmann, Rosser, Sherrill & Co., a New York-based private equity firm, where she worked as a Vice President until 2000. Mrs. Frist currently serves on several non-profit boards including The Frist Foundation and the Community Foundation of Middle Tennessee. She also serves on the Advisory Board of Teach for America—Nashville and is a member of the Board of Dean's Advisors at Harvard Business School. Mrs. Frist is a former board member of St. Paul's School, the Ensworth School and the American Red Cross (Nashville Chapter).

  J. David Wargo

        Mr. Wargo has served as a director of Liberty Broadband since March 2015. Mr. Wargo is the founder of Wargo & Company, Inc., a private company specializing in investing in the communications industry (Wargo & Company), and has served as its president since 1993. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008. Prior to starting Wargo & Company, he was a managing director and senior analyst of The Putnam Companies from 1989 to 1992, senior vice president and a partner in Marble Arch Partners from 1985 to 1989 and senior analyst, assistant director of research and a partner in State Street Research and Management Company from 1978 to 1985.

        Mr. Wargo has served as a director of Liberty TripAdvisor since August 2014. Mr. Wargo has also served as a director of LGP since June 2013, having previously served as a director of LGI, LGP's predecessor, from June 2005 to June 2013 and as a director of LGI's predecessor, LMI, from May 2004 to June 2005. He has served as a director of Vobile Group Limited since January 2018, as a director of Discovery since September 2008, having previously served as a director of Discovery Communications' predecessor, DHC, from May 2005 to September 2008, and as a director of Strategic Education, Inc. (formerly Strayer Education, Inc.) from March 2001 to April 2019.

  John E. Welsh III

        Mr. Welsh has served as a director of Liberty Broadband since November 2014. Mr. Welsh has served as the President of Avalon Capital Partners LLC, an investment firm, since 2002. He served as a director of CIP Management LLC from October 2000 to December 2002 and as Managing Director and Vice-Chairman of the Board of SkyTel Communications, Inc. from 1992 to 1999. Prior to 1992, Mr. Welsh was Managing Director of Investment Banking of Prudential Securities, Inc. and Co-Head of the Mergers and Acquisitions Department.

        Mr. Welsh served as a director of General Cable Corp. from 1997 to June 2018 and Chairman of the Board from August 2001 to June 2018. He also served as a director of Spreckels Industries, Inc. and York International, Inc. from 1996 to 2000, and Integrated Electrical Services Corp. from 2006 to 2013.

  Richard R. Green

        Dr. Green has served as a director of Liberty Broadband since November 2014. For over 20 years, Dr. Green served as President and Chief Executive Officer of CableLabs® before retiring in December 2009. Prior to joining CableLabs®, he was a senior vice president at PBS from 1984 through 1988 and served as a director of CBS's Advanced Television Technology Laboratory from 1980 through 1983. Dr. Green is a Professor of Engineering and Director of the Center of Technology and Innovation at the University of Denver. He also serves as a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies.

        Dr. Green has served as a director of GCI Liberty since March 2018 and a director of LGP and its predecessors since December 2008. He has also served as a director of Shaw Communications, Inc., a telecommunications company based in Canada, since 2010.

Executive Officers

Name	Age	Position
Gregory B. Maffei	60	Chief Executive Officer, President and Director
Albert E. Rosenthaler	61	Chief Corporate Development Officer
Brian J. Wendling	48	Chief Accounting Officer and Principal Financial Officer
Renee L. Wilm	46	Chief Legal Officer

  Gregory B. Maffei

        See “—Directors” for additional biographical information regarding Mr. Maffei.

  Albert E. Rosenthaler

        Mr. Rosenthaler has served as Chief Corporate Development Officer of Liberty Broadband, Liberty Media, Qurate Retail and Liberty TripAdvisor since October 2016 and GCI Liberty since March 2018. He previously served as Chief Corporate Development Officer of Liberty Expedia from October 2016 to July 2019 and Chief Tax Officer of Liberty Broadband, Liberty Media, Qurate Retail and Liberty TripAdvisor from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. Prior to that, he served as a Senior Vice President of Liberty Broadband from June 2014 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Qurate Retail (including its predecessor) from April 2002 to December 2015, and Liberty TripAdvisor from July 2013 to December 2015.

  Brian J. Wendling

        Mr. Wendling has served as Chief Accounting Officer and Principal Financial Officer of Liberty Broadband, Liberty Media, Qurate Retail and GCI Liberty since January 2020 and July 2019, respectively. He previously served as Senior Vice President and Controller of each of Liberty Broadband, Liberty Media and Qurate Retail from January 2016 to December 2019 and GCI Liberty from March 2018 to December 2019. In addition, Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, and he previously served as Vice President and Controller of Liberty TripAdvisor from August 2014 to December 2015. He previously served as Senior Vice President of Liberty Expedia from March 2016 to July 2019, and Vice President and Controller of Liberty Media (including its predecessor) from November 2011 to December 2015, Qurate Retail from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior thereto, Mr. Wendling held various positions with Liberty Media and Qurate Retail and their predecessors since 1999.

  Renee L. Wilm

        Ms. Wilm has served as Chief Legal Officer of Liberty Broadband, Liberty Media, Qurate Retail, Liberty TripAdvisor and GCI Liberty since September 2019. Previously, Ms. Wilm was a Senior Partner with the law firm Baker Botts, where she represented Liberty Broadband, Liberty Media, Qurate Retail, Liberty TripAdvisor and GCI Liberty and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.

Merger LLC

        The current business address of Merger LLC and each of its executive officers is 12300 Liberty Boulevard, Englewood, Colorado 80112, and the business telephone number of each such entity or person is (720) 875-5700. The beneficial ownership of GCI Liberty capital stock by Merger LLC and each of its executive officers, if any, is described in “Security Ownership of Certain Beneficial Owners and Management of GCI Liberty—Security Ownership of Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and Certain Affiliates.” Each of the executive officers of Merger LLC is a citizen of the United States.

        During the past five years, none of Merger LLC nor any of its executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Set forth in the table below is the name, age and position of each executive officer of Merger LLC. Each such person has held his position since August 4, 2020. Their material occupations, positions, offices or employment during the past five years are described above under “—Liberty Broadband.”

Name	Age	Position
Gregory B. Maffei	60	President and Chief Executive Officer
Albert E. Rosenthaler	61	Chief Corporate Development Officer
Brian J. Wendling	48	Chief Accounting Officer and Principal Financial Officer
Renee L. Wilm	46	Chief Legal Officer

Merger Sub

        The current business address of Merger Sub and each of its executive officers and directors is 12300 Liberty Boulevard, Englewood, Colorado 80112, and the business telephone number of each such entity or person is (720) 875-5700. The beneficial ownership of GCI Liberty capital stock by Merger Sub and each of its directors and executive officers, if any, is described in “Security Ownership of Certain Beneficial Owners and Management of GCI Liberty—Security Ownership of Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and Certain Affiliates.” Each of the directors and executive officers of Merger Sub is a citizen of the United States.

        During the past five years, none of Merger Sub nor any of its directors and executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Set forth in the table below is the name, age and position of each director and executive officer of Merger Sub. Each such person has held his position since August 4, 2020. Their material occupations, positions, offices or employment during the past five years are described above under “—Liberty Broadband.”

Name	Age	Position
Julie D. Frist	49	Director
John E. Welsh III	69	Director
Gregory B. Maffei	60	President and Chief Executive Officer
Albert E. Rosenthaler	61	Chief Corporate Development Officer
Brian J. Wendling	48	Chief Accounting Officer and Principal Financial Officer
Renee L. Wilm	46	Chief Legal Officer

Directors and Executive Officers of GCI Liberty

        The current business address of GCI Liberty and each of its executive officers and directors is 12300 Liberty Boulevard, Englewood, Colorado 80112, and the business telephone number of each such entity or person is (720) 875-5900. Each of the directors and executive officers of GCI Liberty is a citizen of the United States.

        The GCI Liberty Board presently consists of seven members. The persons listed below are the directors and executive officers of GCI Liberty as of the date of this joint proxy statement/prospectus. Following the combination, the GCI Liberty Board will no longer exist and Merger LLC will be governed by its sole member, Liberty Broadband, in accordance with the provisions of its operating agreement.

        The merger agreement provides that the officers of Merger LLC immediately prior to the effective time of the upstream merger will be the initial officers of the surviving company immediately following the upstream merger. Following the combination, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

        During the past five years, none of GCI Liberty nor any of its directors and executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of GCI Liberty are as follows:

Directors

Name	Age	Position
John C. Malone	79	Chairman of the Board
Gregory B. Maffei	60	Chief Executive Officer, President and Director
Ronald A. Duncan	68	Director
Gregg L. Engles	63	Director
Donne F. Fisher	82	Director
Richard R. Green	83	Director
Sue Ann Hamilton	60	Director

  John C. Malone

        Mr. Malone has served as the Chairman of the Board of GCI Liberty since March 2018. He served as Chairman of the Board of Qurate Retail, including its predecessor, from its inception in 1994 until March 2018 and served as Qurate Retail's Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

        Mr. Malone has served as (i) Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, (ii) the Chairman of the Board of Liberty Broadband since November 2014, (iii) the Chairman of the Board of LGP since June 2013, having previously served as Chairman of the Board of LGI, LGP's predecessor, from June 2005 to June 2013, Chairman of the Board of LGI's predecessor, LMI from March 2004 to June 2005 and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (iv) a director of Discovery, which was formerly known as Discovery Communications, since September 2008, and a director of Discovery Communications' predecessor Discovery Holding Company, from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008 and (v) a director of Qurate Retail (including its predecessor) since 1994 and served as Chairman of the Board of Qurate Retail (including its predecessor) from 1994 to March 2018. Previously, he served as (i) a director of Liberty Latin America Ltd. from December 2017 to December 2019, (ii) the Chairman of the Board of Liberty Expedia from November 2016 to July 2019, (iii) a director of Lions Gate Entertainment Corp. from March 2015 to September 2018, (iv) a director of Charter from May 2013 to July 2018, (v) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (vi) the Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, (vii) a director of Sirius XM from April 2009 to May 2013, (viii) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (ix) a director of Live Nation from January 2010 to February 2011, (x) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010, and (xi) a director of IAC/InterActive Corp from May 2006 to June 2010.

  Gregory B. Maffei

        Mr. Maffei has served as a director and the President and Chief Executive Officer of GCI Liberty since March 2018. He has served as the President and Chief Executive Officer of Liberty Media

(including its predecessor) since May 2007, Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014. He has served as the Chairman of the Board of Qurate Retail (including its predecessor) since March 2018, and as a director of Qurate Retail (including its predecessor) since November 2005, and he served as the President and Chief Executive Officer of Qurate Retail (including its predecessor) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle, Chairman, President and Chief Executive Officer of 360networks, and Chief Financial Officer of Microsoft.

        Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty TripAdvisor since July 2013 and as its Chairman of the Board since June 2015, (iii) a director of Liberty Broadband since June 2014 and (iv) Chairman of the Board of Qurate Retail since March 2018 and a director of Qurate Retail (including its predecessor) since November 2005. He has served as (i) the Chairman of the Board of Sirius XM since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (iv) a director of Charter since May 2013 and (v) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015. Mr. Maffei served as (i) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (ii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iv) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (v) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019.

  Ronald A. Duncan

        Mr. Duncan is a co-founder of GCI Liberty's predecessor, GCI, an Alaska corporation, and has served as a director on GCI Liberty's board of directors, including the board of GCI Liberty's predecessor, since 1979. Mr. Duncan has served as the Chief Executive Officer of GCI Liberty's subsidiary, GCI Holdings since March 2018. Mr. Duncan served as Chief Executive Officer of GCI Liberty's predecessor from January 1989 to March 2018 and as its President from January 1989 to August 2017.

  Gregg L. Engles

        Mr. Engles has served as a director of GCI Liberty since March 2018. He has served as a partner of Capitol Peak Partners since he founded it in August 2017. He previously served as (i) Chairman of the Board and Chief Executive Officer of The WhiteWave Foods Company (WhiteWave) from October 2012 until its acquisition by Danone in April 2017 and (ii) Chief Executive Officer of Dean Foods Company, WhiteWave's former parent company, from April 1996 until WhiteWave's initial public offering in October 2012.

        Mr. Engles has served as a director of Danone since April 2017 and Chipotle Mexican Grill, Inc. since July 2020. Mr. Engles previously served as (i) a director of Liberty Expedia from November 2016 to July 2019, (ii) a director and Chairman of the Board of Dean Foods Company from April 1996 to July 2013, except when he served as its Vice-Chairman from January 2002 to May 2002, and (iii) a director of Treehouse Foods, Inc. from June 2005 to May 2008.

  Donne F. Fisher

        Mr. Fisher has served as a director of GCI Liberty since March 2018, as a director of GCI Liberty's predecessor from 1980 to December 2005 and as Chairman of the Board of GCI Liberty's predecessor from June 2002 to December 2005. Mr. Fisher has served as President of Fisher Capital

Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served in various positions at TCI from 1968 to 1996, including as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

        Mr. Fisher served as a director of Liberty Broadband from November 2014 to June 2015 and served as a director of Liberty Media (including its predecessor) from September 2011 to June 2015. Mr. Fisher served as a director of GCI Liberty's predecessor from 1980 to December 2005, as a director of LMI from May 2004 to June 2005 and as a director of Qurate Retail from October 2001 to September 2011. Mr. Fisher was also Chairman of the Board of GCI Liberty's predecessor from June 2002 to December 2005.

  Richard R. Green

        Dr. Green has served as a director of GCI Liberty since March 2018. For over 20 years, Dr. Green served as President and Chief Executive Officer of CableLabs® before retiring in December 2009. Prior to joining CableLabs®, he was a senior vice president at PBS from 1984 through 1988, and served as a director of CBS's Advanced Television Technology Laboratory from 1980 through 1983. Dr. Green is a Professor of Engineering and Director of the Center of Technology and Innovation at the University of Denver. He also serves as a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies.

        Dr. Green has served as a director of Liberty Broadband since November 2014 and a director of LGP and its predecessors since December 2008. He has also served as a director of Shaw Communications, Inc., a telecommunications company based in Canada, since 2010.

  Sue Ann Hamilton

        As Principal of the consultancy Hamilton Media LLC (“Hamilton Media”), Ms. Hamilton advises and represents major media and technology companies. In this role, from September 2007 through September 2019 she served as Executive Vice President—Distribution and then Executive Vice President—Distribution and Business Development for AXS TV LLC, a partnership between founder and managing partner Mark Cuban, AEG, Ryan Seacrest Media, CAA and CBS, and she has represented The Mark Cuban Companies/Radical Ventures as board observer for Philo, Inc., a privately held technology company, since July 2013. Prior to launching Hamilton Media, from 2003 until 2007, she served as Executive Vice President—Programming and Senior Vice President—Programming for Charter, the cable and internet service provider. Before her work at Charter, she held numerous management positions at AT&T Broadband LLC and its predecessor, TCI, dating back to 1993. Prior to her career in technology, media, and telecommunications, she was a partner at Chicago-based law firm Kirkland & Ellis, specializing in complex commercial transactions.

        Ms. Hamilton has served as a director of Universal Electronics Inc. since November 2019. Ms. Hamilton previously served as a director of FTD Companies, Inc. from December 2014 to August 2019.

Executive Officers

Name	Age	Position
John C. Malone	79	Chairman of the Board
Gregory B. Maffei	60	Chief Executive Officer, President and Director
Albert E. Rosenthaler	61	Chief Corporate Development Officer
Brian J. Wendling	48	Chief Accounting Officer and Principal Financial Officer
Renee L. Wilm	46	Chief Legal Officer

  John C. Malone

        See “—Directors” for additional biographical information regarding Mr. Malone.

  Gregory B. Maffei

        See “—Directors” for additional biographical information regarding Mr. Maffei.

  Albert E. Rosenthaler

        Mr. Rosenthaler has served as Chief Corporate Development Officer of GCI Liberty since March 2018, and Qurate Retail, Liberty Media, Liberty TripAdvisor and Liberty Broadband since October 2016. He previously served as Chief Corporate Development Officer of Liberty Expedia from October 2016 to July 2019 and Chief Tax Officer of Qurate Retail, Liberty Media, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. He previously served as a Senior Vice President of Qurate Retail (including its predecessor) from April 2002 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015.

  Brian J. Wendling

        Mr. Wendling has served as Chief Accounting Officer and Principal Financial Officer of GCI Liberty, Qurate Retail, Liberty Media and Liberty Broadband since January 2020 and July 2019, respectively. He previously served as Senior Vice President and Controller of GCI Liberty from March 2018 to December 2019 and each of Qurate Retail, Liberty Media and Liberty Broadband from January 2016 to December 2019. In addition, Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, and he previously served as Vice President and Controller of Liberty TripAdvisor from August 2014 to December 2015. He previously served as Senior Vice President of Liberty Expedia from March 2016 to July 2019, and Vice President and Controller of Liberty Media (including its predecessor) from November 2011 to December 2015, Qurate Retail from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior thereto, Mr. Wendling held various positions with Liberty Media and Qurate Retail and their predecessors since 1999.

  Renee L. Wilm

        Ms. Wilm has served as Chief Legal Officer of GCI Liberty, Liberty Media, Qurate Retail, Liberty TripAdvisor and Liberty Broadband since September 2019. Previously, Ms. Wilm was a Senior Partner with the law firm Baker Botts, where she represented GCI Liberty, Liberty Media, Qurate Retail, Liberty TripAdvisor and Liberty Broadband and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF LIBERTY BROADBAND

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of Liberty Broadband common stock beneficially owned by each person or entity known by Liberty Broadband to own more than five percent of the outstanding shares of Liberty Broadband Series A common stock and Liberty Broadband Series B common stock, which are Liberty Broadband's voting securities. Beneficial ownership of Liberty Broadband Series A common stock and Liberty Broadband Series B common stock is set forth below only to the extent known by Liberty Broadband or ascertainable from public filings.

        The security ownership information is given as of September 30, 2020, and, in the case of percentage ownership information, is based upon (1) 26,495,183 shares of Liberty Broadband Series A common stock (referred to as LBRDA), (2) 2,451,119 shares of Liberty Broadband Series B common stock (referred to as LBRDB) and (3) 150,952,521 shares of Liberty Broadband Series C common stock (referred to as LBRDK), in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock. Shares of Liberty Broadband Series C common stock are, however, non-voting and, therefore, in the case of percentage voting power, are not included.

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
John C. Malone c/o Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112	LBRDA LBRDB LBRDK	1,268,781 2,363,834 2,804,506	(1) (1) (1)	4.8 96.4 1.9	48.8
The Vanguard Group P.O. Box 2600 V26 Valley Forge, PA 19482	LBRDA LBRDB LBRDK	1,914,782 — 13,868,971	(2) (2)	7.2 — 9.2	*
Clearbridge Investments, LLC 620 8th Avenue New York, NY 10018	LBRDA LBRDB LBRDK	1,411,258 — 1,810,306	(3) (3)	5.3 — 1.2	2.7

*
Less than 1%

(1)
Information with respect to shares of Liberty Broadband common stock beneficially owned by Mr. Malone, Liberty Broadband's Chairman of the Board, is also set forth in “—Security Ownership of Liberty Broadband Management.”

(2)
Based on Form 13F, filed August 14, 2020, by Vanguard Group Inc. (“Vanguard”), which states that, with respect to Liberty Broadband Series A common stock, Vanguard has sole investment discretion over 1,870,572 shares, shared investment discretion over 44,210 shares, and shared voting power over 11,646 shares, and that, with respect to Liberty Broadband Series C common stock, Vanguard has sole investment discretion over 13,581,138 shares, shared investment discretion over 287,833 shares, and shared voting power over 117,411 shares.

(3)
Based on Form 13F/A, filed August 14, 2020, by Clearbridge Investments, LLC (“Clearbridge”), which states that, with respect to Liberty Broadband Series A common stock, Clearbridge has shared investment discretion over 1,411,258 shares and sole voting power over 1,400,313 shares, and that, with respect to Liberty Broadband Series C common stock, Clearbridge has shared investment discretion over 1,810,306 shares and sole voting power over 1,795,932 shares.

Security Ownership of Liberty Broadband Management

        The following table sets forth information with respect to the ownership by each of Liberty Broadband's directors and named executive officers and by all of Liberty Broadband's directors and executive officers as a group, of shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series C common stock. The security ownership information is given as of September 30, 2020, and, in the case of percentage ownership information, is based upon (1) 26,495,183 shares of Liberty Broadband Series A common stock, (2) 2,451,119 shares of Liberty Broadband Series B common stock and (3) 150,952,521 shares of Liberty Broadband Series C common stock, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock. Shares of Liberty Broadband Series C common stock are, however, non-voting and, therefore, in the case of percentage voting power, are not included.

        Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after September 30, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of Liberty Broadband Series B common stock, though convertible on a one-for-one basis into shares of Liberty Broadband Series A common stock, are reported as beneficial ownership of Liberty Broadband Series B common stock only, and not as beneficial ownership of Liberty Broadband Series A common stock. So far as is known to Liberty Broadband, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)		Percent of Series (%)	Voting Power (%)
John C. Malone Chairman of the Board	LBRDA LBRDB LBRDK	1,269 2,364 2,805	(1)(2)(3) (1)(4)(5) (1)(2)(5)	4.8 96.4 1.9	48.8
Gregory B. Maffei President, Chief Executive Officer and Director	LBRDA LBRDB LBRDK	459 9 2,772	(6)(7)(8) (6)(7)(8)(9)	1.7 * 1.8	1.1
Julie D. Frist Director	LBRDA LBRDB LBRDK	— — 1,147	(10)	— — *	—
Richard R. Green Director	LBRDA LBRDB LBRDK	** — 23	(11) (9)(11)	* — *	*
J. David Wargo Director	LBRDA LBRDB LBRDK	37 — 136	(12)(13) (9)(12)(13)	* — *	*
John E. Welsh III Director	LBRDA LBRDB LBRDK	5 — 18	(9)	* — *	*
Brian J. Wendling Chief Accounting Officer and Principal Financial Officer	LBRDA LBRDB LBRDK	** — **		* — *	*
Albert E. Rosenthaler Chief Corporate Development Officer	LBRDA LBRDB LBRDK	17 — 36		* — *	*
Renee L. Wilm Chief Legal Officer	LBRDA LBRDB LBRDK	— — **		— — *	—
Mark D. Carleton Senior Advisor and Former Chief Financial Officer	LBRDA LBRDB LBRDK	— — 24		— — *	—
Richard N. Baer Former Chief Legal Officer and Chief Administrative Officer	LBRDA LBRDB LBRDK	— — —		— — —	—
All directors and executive officers as a group (9 persons)	LBRDA LBRDB LBRDK	1,787 2,373 6,938	(1)(2)(3)(6)(7)(8)(11)(12)(13) (1)(4)(5) (1)(2)(5)(6)(7)(8)(9)(10)(11)(12)(13)	6.7 96.8 4.6	50.0

*
Less than 1%

**
Less than 1,000 shares

(1)
Includes 25,444 shares of Liberty Broadband Series A common stock, 57,641 shares of Liberty Broadband Series B common stock and 239,315 shares of Liberty Broadband Series C common stock held in a revocable trust (the “LM Revocable Trust”) with respect to which Mr. Malone and Mr. Malone's wife, Mrs. Leslie Malone, are trustees. Mrs. Malone has the right to revoke such trust at any time. Mr. Malone disclaims beneficial ownership of the shares held by the LM Revocable Trust.

  (2)
  Includes 153,226 shares of Liberty Broadband Series A common stock pledged by Mr. Malone to Fidelity Brokerage Services, LLC (“Fidelity”), 500,000 shares of Liberty Broadband Series A common stock pledged by Mr. Malone to Bank of America (“BoA”), 25,444 shares of Liberty Broadband Series A common stock pledged by the LM Revocable Trust to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and 500,001 shares of Liberty Broadband Series A common stock pledged by Mr. Malone to Merrill Lynch in connection with loan facilities extended by Fidelity, BoA and Merrill Lynch. Also includes 271,859 shares of Liberty Broadband Series C common stock pledged by Mr. Malone to Fidelity; 580,000 shares of Liberty Broadband Series C common stock pledged by Mr. Malone to Merrill Lynch; 500,000 shares of Liberty Broadband Series C common stock pledged by Mr. Malone to BoA; and 239,315 shares of Liberty Broadband Series C common stock pledged by the LM Revocable Trust to Merrill Lynch in connection with loan facilities extended by Fidelity, BoA and Merrill Lynch. 1,000,000 shares of Liberty Broadband Series C common stock are subject to a “zero-cost collar” arrangement entered into by Mr. Malone on September 12, 2019 and which will settle over 15 sequential trading days beginning on August 18, 2026.

  (3)
  Includes 62,500 shares of Liberty Broadband Series A common stock held by The Malone Family Land Preservation Foundation and 27,610 shares of Liberty Broadband Series A common stock held by The Malone Family Foundation, as to which shares Mr. Malone has disclaimed beneficial ownership.

  (4)
  Includes 27,171 shares of Liberty Broadband Series B common stock held by two trusts (the “Trusts”) which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children. Mr. Malone has no pecuniary interest in the Trusts, but he retains the right to substitute assets held by the Trusts. Mr. Malone disclaims beneficial ownership of the shares held by the Trusts.

  (5)
  Includes 122,649 shares of Liberty Broadband Series B common stock and 213,332 shares of Liberty Broadband Series C common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts.

  (6)
  Includes 86,248 shares of Liberty Broadband Series A common stock and 176,097 shares of Liberty Broadband Series C common stock held by the Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.

  (7)
  Includes 154,490 shares of Liberty Broadband Series A common stock and 576,252 shares of Liberty Broadband Series C common stock held by a grantor retained annuity trust.

  (8)
  Includes 11,097 shares of Liberty Broadband Series A common stock and 396,834 shares of Liberty Broadband Series C common stock, which are available in support of a line of credit with Morgan Stanley Private Bank, National Association.

  (9)
  Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after September 30, 2020.

LBRDK
Gregory B. Maffei	1,541,483
Richard R. Green	21,707
J. David Wargo	31,607
John E. Welsh, III	18,010

Total	1,612,807

  (10)
  Mrs. Frist beneficially owns 1,147,256 shares of Liberty Broadband Series C common stock, which includes (i) 601,507 shares held directly or indirectly by Thomas F. Frist III, Mrs. Frist's husband, (ii) 471,396 shares held by trusts for which Mrs. Frist's direct family are the beneficiaries and Mrs. Frist is the trustee, (iii) 62,540 shares held by trusts for which Mrs. Frist's children are the beneficiaries and Mrs. Frist is the trustee, (iv) 10,107 shares held by trusts for which Mrs. Frist's children are the beneficiaries, and (v) 1,706 shares held by trusts for which Mrs. Frist's relatives are beneficiaries and Mrs. Frist is the trustee. Mrs. Frist disclaims beneficial ownership of these securities except to the extent of her pecuniary interest therein.

  (11)
  Includes 165 shares of Liberty Broadband Series A common stock and 429 shares of Liberty Broadband Series C common stock held by Dr. Green's wife, as to which Dr. Green disclaims beneficial ownership.

  (12)
  Includes 901 shares of Liberty Broadband Series A common stock and 2,357 shares of Liberty Broadband Series C common stock held by Mr. Wargo's spouse and 4,265 shares of Liberty Broadband Series A common stock and 11,168 shares of Liberty Broadband Series C common stock held by Mr. Wargo's brother as to which, in each case, Mr. Wargo has disclaimed beneficial ownership.

  (13)
  Includes (i) 27,602 shares of Liberty Broadband Series A common stock and 80,441 shares of Liberty Broadband Series C common stock pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo; (ii) 4,265 shares of Liberty Broadband Series A common stock and 11,168 shares of Liberty Broadband Series C common stock held by Mr. Wargo's brother that are pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo's brother; and (iii) 672 shares of Liberty Broadband Series A common stock and 1,760 shares of Liberty Broadband Series C common stock held by Mr. Wargo's wife that are pledged in connection with a margin loan extended by Fidelity to Mr. Wargo's wife.

Pro Forma Security Ownership of Liberty Broadband Management

        The following table sets forth information with respect to the estimated ownership by each person who is expected to serve as an executive officer or director of Liberty Broadband and all of such persons as a group, of shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock, Liberty Broadband Series C common stock and Liberty Broadband Preferred Stock, assuming that the effective time had occurred at 5:00 p.m., New York City time, on September 30, 2020. The following table takes into account the effect of the exchange agreement on the estimated voting power of each such person.

        The security ownership information for Liberty Broadband capital stock has been estimated based upon outstanding stock information for Liberty Broadband common stock and GCI Liberty capital stock as of September 30, 2020, and, in the case of percentage ownership and voting power information, has been estimated based upon (1) 26,495,183 shares of Liberty Broadband Series A common stock, (2) 3,230,104 shares of Liberty Broadband Series B common stock, (3) 168,878,475 shares of Liberty Broadband Series C common stock and (4) 7,199,697 shares of Liberty Broadband Preferred Stock expected to be outstanding following the effective time after giving effect to the exchange agreement. The percentage voting power is presented on an aggregate basis for all series of Liberty Broadband capital stock excluding Liberty Broadband Series C common stock, which is non-voting.

        Shares of Liberty Broadband common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after September 30, 2020 (including GCI Liberty equity awards exercisable or convertible on or within 60 days after September 30, 2020 that are deemed converted into Liberty Broadband equity awards at the effective time, see "Special Factors—The Merger Agreement—Treatment of Equity Awards") are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person.

        For purposes of the following presentation, beneficial ownership of shares of Liberty Broadband Series B common stock, though convertible on a one-for-one basis into shares of Liberty Broadband Series A common stock, are reported as beneficial ownership of Liberty Broadband Series B common stock only, and not as beneficial ownership of Liberty Broadband Series A common stock.

        The number of shares indicated as owned by the following persons includes interests in shares that would have been held by the Liberty Media 401(k) plan as of September 30, 2020. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

        So far as is known to Liberty Broadband, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)		Percent of Series (%)	Voting Power (%)(1)
John C. Malone	LBRDA	1,269	(2)	4.8	49.0
Chairman of the Board	LBRDB	2,872	(2)(3)(4)	88.9
	LBRDK	4,981	(2)(3)(4)	2.9
	LBRDP	**	(3)	*
Gregory B. Maffei	LBRDA	459	(2)	1.7	12.6
President, Chief Executive Officer	LBRDB	904	(3)	19.5
and Director	LBRDK	3,376	(2)(3)	2.0
	LBRDP	—		—
Gregg L. Engles	LBRDA	—		—	—
Director	LBRDB	—		—
	LBRDK	2		*
	LBRDP	—		—
Julie D. Frist	LBRDA	—		—	—
Director	LBRDB	—		—
	LBRDK	1,147	(2)	*
	LBRDP	—		—
Richard R. Green	LBRDA	**	(2)	*	*
Director	LBRDB	—		—
	LBRDK	25	(2)(3)	*
	LBRDP	—		—
Sue Ann Hamilton	LBRDA	**		*	*
Director	LBRDB	—		—
	LBRDK	2		*
	LBRDP	—		—
J. David Wargo	LBRDA	37	(2)	*	*
Director	LBRDB	—		—
	LBRDK	223	(2)(5)	*
	LBRDP	2	(5)	*
John E. Welsh III	LBRDA	5		*	*
Director	LBRDB	—		—
	LBRDK	18	(2)	*
	LBRDP	—		—
Albert E. Rosenthaler	LBRDA	17		*	*
Chief Corporate Development Officer	LBRDB	—		—
	LBRDK	90	(3)	*
	LBRDP	—		—
Brian J. Wendling	LBRDA	**		*	*
Chief Accounting Officer and	LBRDB	—		—
Principal Financial Officer	LBRDK	18	(3)	*
	LBRDP	—		—
Renee L. Wilm	LBRDA	—		—	—
Chief Legal Officer	LBRDB	—
	LBRDK	**		*
	LBRDP	—		—
All directors and executive officers as a group	LBRDA	1,787	(2)	6.7	61.7
	LBRDB	4,470	(2)(3)	96.2
	LBRDK	9,189	(2)(3)(4)(5)	5.4
	LBRDP	2	(5)	*

*
Less than 1%

**
Less than 1,000 shares

(1)
Estimated voting power takes into account the effect of the exchange agreement. Materials provided by Evercore to the GCI Liberty special committee and filed with the accompanying Schedule 13e-3 as exhibits (c)(2), (c)(9) and (c)(10) present certain pro forma security ownership of Liberty Broadband management without giving effect to the exchange agreement.

(2)
Information with respect to shares of Liberty Broadband common stock beneficially owned by Mr. Malone, Mr. Maffei, Mrs. Frist, Mr. Green, Mr. Wargo and Mr. Welsh is set forth in "—Security Ownership of Liberty Broadband Management" above.

(3)
Information with respect to shares of GCI Liberty capital stock beneficially owned by Mr. Malone, Mr. Maffei, Mr. Green, Mr. Rosenthaler and Mr. Wendling is set forth in "Security Ownership of Certain Beneficial Owners and Management of GCI Liberty—Security Ownership of GCI Liberty Management" below.

(4)
Reflects Mr. Malone's beneficial ownership after giving effect to the exchange agreement.

(5)
Includes 799 shares of Liberty Broadband Series C common stock that would be held by Mr. Wargo's spouse and 7,447 shares of Liberty Broadband Series C common stock that would be held by Mr. Wargo's brother as to which, in each case, Mr. Wargo has disclaimed beneficial ownership.

Change of Control

        Liberty Broadband knows of no arrangements, including any pledge by any person of Liberty Broadband's securities, the operation of which may at a subsequent date result in a change in control of Liberty Broadband.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GCI LIBERTY

Security Ownership of Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and Certain Affiliates

        Other than as set forth in the following table and “—Security Ownership of GCI Liberty Management,” as of September 30, 2020, Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and their respective affiliates, directors, executive officers, controlling persons and subsidiaries, as applicable, did not beneficially own any GCI Liberty capital stock.

Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)		Percent of Series (%)	Voting Power (%)
J. David Wargo	GLIBA	150	(1)	*	*
Director of Liberty Broadband	GLIBB	—		—
	GLIBP	2		*

*
Less than 1%

(1)
Includes 1,378 shares of GCI Liberty Series A common stock held by Mr. Wargo's spouse and 12,481 shares of GCI Liberty Series A common stock held by Mr. Wargo's brothers as to which, in each case, Mr. Wargo has disclaimed beneficial ownership.

        Following consummation of the combination, Liberty Broadband will own 100% of the interest in GCI Liberty's net book value and net earnings. Each stockholder of Liberty Broadband will have an indirect interest in GCI Liberty's net book value and net earnings in proportion to such stockholder's ownership interest in Liberty Broadband. The table below sets forth the direct and indirect interests in GCI Liberty's net book value and net earnings of Liberty Broadband, Merger LLC, Merger Sub and Mr. Malone immediately before the combination and immediately after the combination based on the net book value at December 31, 2019 and June 30, 2020 and net income attributable to stockholders for the fiscal year ended December 31, 2019 and net income for the six months ended June 30, 2020. (Net book value and net income in millions of dollars)

	Prior to the Combination					After the Combination
	% Interest(1)	Net book value at June 30, 2020	Net book value at December 31, 2019	Net income for the six months ended June 30, 2020	Net income attributable to stockholders for the year ended December 31, 2019	% Interest(1)	Net book value at June 30, 2020	Net book value at December 31, 2019	Net income for the six months ended June 30, 2020	Net income attributable to stockholders for the year ended December 31, 2019
Liberty Broadband(2)	0.0	$—	$—	$—	$—	100.0	$6,210.3	$6,210.3	$610.7	$1,938.7
Merger LLC	0.0	$—	$—	$—	$—	100.0	$6,210.3	$6,210.3	$610.7	$1,938.7
Merger Sub(3)	0.0	$—	$—	$—	$—	N/A	N/A	N/A	N/A	N/A
Mr. Malone (direct)(4)	4.4	$271.6	$271.6	$26.7	$84.8	0.0	$—	$—	$—	$—
Mr. Malone (indirect)(5)	4.4	$271.6	$271.6	$26.7	$84.8	4.5	$282.4	$282.4	$27.8	$88.1

(1)
Percentage interest expresses percentage interest in net book value and net earnings.

(2)
Reflects shares of GCI Liberty beneficially owned by Liberty Broadband.

(3)
Merger Sub's separate corporate existence will cease as a result of the combination.

(4)
Represents shares of GCI Liberty over which Mr. Malone has either sole or shared dispositive power. Excludes shares of GCI Liberty over which Mr. Malone has either sole or shared voting power, but neither sole or shared dispositive power, because such voting power does not entitle Mr. Malone to an interest in the net book value or net income of GCI Liberty.

(5)
Represents (A) Mr. Malone's direct ownership interest in GCI Liberty plus (B) Mr. Malone's ownership interest in Liberty Broadband multiplied by Liberty Broadband's ownership interest in GCI Liberty.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of GCI Liberty capital stock beneficially owned by each person or entity known by GCI Liberty to own more than five percent of the outstanding shares of each series of GCI Liberty capital stock. All of such information is based on publicly available filings, unless otherwise known to GCI Liberty from other sources.

        Unless otherwise indicated, the security ownership information is given as of September 30, 2020, and, in the case of percentage ownership information, is based upon (1) 101,350,710 shares of GCI Liberty Series A common stock (referred to as GLIBA), (2) 4,488,568 shares of GCI Liberty Series B common stock (referred to as GLIBB), and (3) 7,199,697 shares of GCI Liberty Preferred Stock (referred to as GLIBP), in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all shares of GCI Liberty capital stock.

Name of Beneficial Owner	Title of Series or Class	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
John C. Malone	GLIBA	607,021	(1)	*	27.5
c/o GCI Liberty, Inc.	GLIBB	4,021,175	(1)	89.6
12300 Liberty Boulevard	GLIBP	10	(1)	*
Englewood, CO 80112
Gregory B. Maffei	GLIBA	1,041,647	(1)	1.0	10.2
c/o GCI Liberty, Inc.	GLIBB	1,542,887	(1)	26.9
12300 Liberty Boulevard	GLIBP	—		—
Englewood, CO 80112
Ronald A. Duncan	GLIBA	1,036,115	(1)	1.0	*
c/o GCI Liberty, Inc.	GLIBB	—		—
12300 Liberty Boulevard	GLIBP	473,101	(1)	6.6
Englewood, CO 80112
John W. Stanton and Theresa E. Gillespie	GLIBA	1,690,085	(2)	1.7	1.3
155 108th Avenue, N.E., Suite 400	GLIBB	—		—
Bellevue, WA 98004	GLIBP	536,193	(3)	7.4
T. Rowe Price Associates, Inc.	GLIBA	10,144,477	(4)	10.0	1.5
P.O. Box 89000	GLIBB	—		—
Baltimore, MD 21289	GLIBP	—		—
FPR Partners, LLC	GLIBA	7,472,439	(5)	7.4	5.0
199 Fremont Street, Suite 2500	GLIBB	—		—
San Francisco, CA 94105	GLIBP	—		—
The Vanguard Group	GLIBA	8,653,647	(6)	8.5	*
P.O. Box 2600	GLIBB	—		—
V26	GLIBP	—		—
Valley Forge, PA 19482
Eagle Capital Management LLC	GLIBA	5,670,246	(7)	5.6	3.3
499 Park Avenue	GLIBB	—		—
New York, NY 10022	GLIBP	—		—
BlackRock, Inc.	GLIBA	6,847,843	(8)	6.8	4.4
55 East 52nd Street	GLIBB	—		—
New York, NY 10055	GLIBP	—		—

*
Less than one percent

(1)
Information with respect to shares of GCI Liberty capital stock beneficially owned by Mr. Malone, who is the Chairman of the Board and a director of GCI Liberty, Mr. Maffei, who is the President and Chief Executive Officer and a director of GCI Liberty, and Mr. Duncan, who is a director of GCI Liberty, is also set forth in “—Security Ownership of GCI Liberty Management” below.

(2)
Based on information available to GCI Liberty and Amendment No. 8 to Schedule 13D, filed March 12, 2018, by John W. Stanton and Theresa E. Gillespie (“Stanton and Gillespie”), which states that, with respect to GCI Liberty Series A common stock, Stanton and Gillespie have shared voting power and shared dispositive power over 1,689,008.58 shares.

(3)
Based on the Schedule 13D, filed March 12, 2018, by Stanton and Gillespie, which states that, with respect to GCI Liberty Preferred Stock, Stanton and Gillespie have shared voting power over 536,193 shares and shared dispositive power over 536,193 shares.

(4)
Based on Form 13F, filed August 14, 2020, by T. Rowe Price Associates, Inc. (“T. Rowe”), which states that, with respect to GCI Liberty Series A common stock, T. Rowe has sole investment discretion over 10,144,477 shares and sole voting power over 2,196,538 shares.

(5)
Based on Form 13F, filed August 14, 2020, by FPR Partners, LLC. (“FPR”), with respect to GCI Liberty Series A common stock, FPR has sole investment discretion and sole voting power over 7,472,439 shares.

(6)
Based on Form 13F, filed August 14, 2020, by Vanguard, which states that, with respect to GCI Liberty Series A common stock, Vanguard has sole investment discretion over 8,519,530 shares, shared investment discretion over 134,117 shares, and shared voting power over 64,412 shares.

(7)
Based on Form 13F, filed August 14, 2020, by Eagle Capital Management LLC (“Eagle Capital”), which states that, with respect to GCI Liberty Series A common stock, Eagle Capital has sole investment discretion over 5,670,246 shares and sole voting power over 4,889,031 shares.

(8)
Based on Form 13F, filed August 14, 2020, by BlackRock, Inc. (“BlackRock”), which states that, with respect to GCI Liberty Series A common stock, BlackRock has sole investment discretion over 6,847,843 shares and sole voting power over 6,506,502 shares.

Security Ownership of GCI Liberty Management

        The following table sets forth information with respect to the ownership by each of GCI Liberty's directors and named executive officers and by all of GCI Liberty's directors and executive officers as a group of shares of GCI Liberty Series A common stock, GCI Liberty Series B common stock, and GCI Liberty Preferred Stock. The security ownership information with respect to the shares of GCI Liberty capital stock is given as of September 30, 2020, and, in the case of percentage ownership information, is based upon (1) 101,350,710 shares of GCI Liberty Series A common stock, (2) 4,488,568 shares of GCI Liberty Series B common stock, and (3) 7,199,697 shares of GCI Liberty Preferred Stock, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all shares of GCI Liberty capital stock.

        Shares of restricted stock that have been granted pursuant to GCI Liberty's incentive plans are included in the outstanding share numbers, for purposes of the table below. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after September 30, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of GCI Liberty Series B common stock, though convertible on a one-for-one basis into shares of GCI Liberty Series A common stock, are reported as beneficial ownership of GCI Liberty Series B common stock only, and not as beneficial ownership of GCI Liberty Series A common stock. So far as is known, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan and the GCI 401(k) Plan as of September 30, 2020. The shares held by the respective trustee of the Liberty Media 401(k) Savings Plan and the GCI 401(k) Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)		Percent of Series (%)	Voting Power (%)
John C. Malone	GLIBA	607	(1)(2)	*	27.5
Chairman of the Board and Director	GLIBB	4,021	(1)(3)	89.6
	GLIBP	**	(2)	*
Gregory B. Maffei	GLIBA	1,042	(4)(5)(6)	1.0	10.2
President, Chief Executive	GLIBB	1,543	(5)	26.9
Officer and Director	GLIBP	—		—
Ronald A. Duncan	GLIBA	1,036	(4)(7)	1.0	*
Director; Chief Executive	GLIBB	—		—
Officer of GCI Holdings, LLC	GLIBP	473	(4)(7)	6.6
Gregg L. Engles	GLIBA	3		*	*
Director	GLIBB	—		—
	GLIBP	—		—
Donne F. Fisher	GLIBA	66	(5)	*	*
Director	GLIBB	**		*
	GLIBP	8		*
Richard R. Green	GLIBA	4	(8)	*	*
Director	GLIBB	—		—
	GLIBP	—		—
Sue Ann Hamilton	GLIBA	3		*	*
Director	GLIBB	—		—
	GLIBP	—		—
Brian J. Wendling	GLIBA	30	(5)	*	*
Chief Accounting Officer and Principal	GLIBB	—		—
Financial Officer	GLIBP	—		—
Albert E. Rosenthaler	GLIBA	92	(4)(5)	*	*
Chief Corporate Development Officer	GLIBB	—		—
	GLIBP	—		—
Renee L. Wilm	GLIBA	**		*	*
Chief Legal Officer	GLIBB	—		—
	GLIBP	—		—
Mark D. Carleton	GLIBA	23		*	*
Senior Advisor and Former Chief	GLIBB	—		—
Financial Officer	GLIBP	3		*
Richard N. Baer	GLIBA	—		—	—
Former Chief Legal Officer and Chief	GLIBB	—		—
Administrative Officer	GLIBP	—		—
All directors and executive officers (as a group (10 persons))	GLIBA	2,884	(1)(2)(4)(5)(6)(7)(8)	2.8	36.4
	GLIBB	5,565	(1)(5)	97.1
	GLIBP	481	(2)(4)(7)	6.7

*
Less than 1%

**
Less than 1,000 shares

(1)
Includes 79,243 shares of GCI Liberty Series A common stock and 123,847 shares of GCI Liberty Series B common stock held by the LM Revocable Trust. Mr. Malone disclaims beneficial ownership of the shares held by the LM Revocable Trust.

(2)
Includes (i) 410,178 shares of GCI Liberty Series A common stock and 10 shares of GCI Liberty Preferred Stock pledged to Fidelity in connection with a margin loan facility extended by Fidelity and (ii) 117,600 shares of GCI Liberty Series A common stock pledged to Merrill Lynch and 79,243 shares of GCI Liberty Series A common stock pledged by the LM Revocable Trust to Merrill Lynch, in each case, in connection with margin loan facilities extended by Fidelity and Merrill Lynch, respectively.

(3)
Includes 66,683 shares of GCI Liberty Series B common stock held by the Trusts. Mr. Malone has no pecuniary interest in the Trusts, but he retains the right to substitute assets held by the Trusts. Mr. Malone disclaims beneficial ownership of the shares held by the Trusts.

(4)
Includes shares held in the Liberty Media 401(k) Savings Plan by Messrs. Maffei and Rosenthaler and in the GCI 401(k) Plan by Mr. Duncan as follows:

	GLIBA	GLIBP
Gregory B. Maffei	859	—
Ronald A. Duncan	3,417	581
Albert E. Rosenthaler	1,830	—

Total	6,106	581

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after September 30, 2020.

	GLIBA	GLIBB
Gregory B. Maffei	108,557	1,245,063
Donne F. Fisher	9,800	—
Brian J. Wendling	15,273	—
Albert E. Rosenthaler	38,087	—

Total	171,717	1,245,063

(6)
Includes 531,650 shares of GCI Liberty Series A common stock held by a grantor retained annuity trust.

(7)
Includes the following: (a) 722,519 shares of GCI Liberty Series A common stock and 351,157 shares of GCI Liberty Preferred Stock to which Mr. Duncan has a direct pecuniary interest; (b) 12,600 shares of GCI Liberty Series A common stock and 4,000 shares of GCI Liberty Preferred Stock held by Missy, LLC, which is 25% owned by Mr. Duncan, 25% owned by Dani Bowman, Mr. Duncan's wife, and 50% owned by Mr. Duncan's adult daughter; (c) 56,830 shares of GCI Liberty Series A common stock and 18,041 shares of GCI Liberty Preferred Stock held by Dani Bowman, of which Mr. Duncan disclaims beneficial ownership; (d) 99,545 shares of GCI Liberty Series A common stock held by a grantor retained annuity trust; and (e) 151,206 shares of GCI Liberty Series A common stock and 99,322 shares of GCI Liberty Preferred Stock held by 560 Company, Inc., which is 100% owned by Mr. Duncan and for which Mr. Duncan has voting and dispositive power. Includes 780,867 shares of GCI Liberty Series A common stock and 338,078 shares of GCI Liberty Preferred Stock pledged as security for certain margin loan facilities extended by Goldman Sachs & Co., LLC, UBS Securities, LLC and Wells Fargo & Company as of September 30, 2020. Does not include 49,644 shares GCI Liberty Series A common stock and 15,760 shares of GCI Liberty Preferred Stock held by Amanda Miller, with respect to which

  Mr. Duncan shares dispositive power but disclaims beneficial ownership (Ms. Miller is Mr. Duncan's daughter).

(8)
Includes 354 shares of GCI Liberty Series A common stock held by Dr. Green's spouse, as to which Dr. Green has disclaimed beneficial ownership.

Change of Control

        Except as described herein, GCI Liberty knows of no arrangements, including any pledge by any person of GCI Liberty's securities, the operation of which may at a subsequent date result in a change in control of GCI Liberty.

TRANSACTIONS IN GCI LIBERTY CAPITAL STOCK

Transactions in GCI Liberty Capital Stock During the Past Sixty Days

Name	Date	Security	Number of Securities (#)	Average Sale Price
Ronald A. Duncan	8/19/2020	Open market sale of GCI Liberty Series A common stock	11,489	$81.2509
	8/24/2020	Open market sale of GCI Liberty Series A common stock	38,511	$81.1995
	8/24/2020	Open market sale of GCI Liberty Series A common stock	19,124	$80.9968
	8/25/2020	Open market sale of GCI Liberty Series A common stock	5,785	$81.2484
	8/25/2020	Open market sale of GCI Liberty Series A common stock	5,311	$81.2034
	8/25/2020	Open market sale of GCI Liberty Series A common stock	10,000	$81.2571

        Other than as set forth above, none of GCI Liberty or its directors or executive officers have effected any transactions in GCI Liberty capital stock in the past sixty days.

        Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and their respective directors, executive officers, controlling persons, associates and majority-owned subsidiaries, as applicable, have not entered into any transactions with respect to the GCI Liberty capital stock during the past sixty days.

Transactions in GCI Liberty Capital Stock During the Past Two Years

        The table below sets forth any transactions in GCI Liberty capital stock by GCI Liberty's current directors and executive officers during the past two years, other than Mr. Malone who did not have any transactions in GCI Liberty capital stock during the past two years:

Name	Date	Security	Number of Securities (#)
Gregory B. Maffei	5/13/2019	Acquisition of Stock Options—GCI Liberty Series B common stock	21,457
	12/2/2019	Acquisition of Stock Options—GCI Liberty Series A common stock	765,441
	12/2/2019	Acquisition of shares of GCI Liberty Series A common stock upon exercise of stock options	765,441
	12/2/2019	Open market sale of GCI Liberty Series A common stock	31,127
	12/2/2019	Withholding of shares of GCI Liberty Series A common stock for taxes and payment of stock option exercise price	675,450
	12/3/2019	Open market sale of GCI Liberty Series A common stock	42,205
	12/4/2019	Open market sale of GCI Liberty Series A common stock	16,659
	3/2/2020	Acquisition of Stock Options—GCI Liberty Series A common stock	359,329

Name	Date	Security	Number of Securities (#)
	3/13/2020	Acquisition of Stock Options—GCI Liberty Series A common stock	148,100
	3/15/2020	Acquisition of shares of GCI Liberty Series B common stock upon vesting of performance-based restricted stock units	51,429
	4/14/2020	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	2,957
Ronald A. Duncan	11/30/2018	Withholding of shares of GCI Liberty Series A common stock for taxes	24,375
	12/10/2018	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	56,134
	3/6/2019	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	4,654
	3/8/2019	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	4,564
	3/8/2019	Withholding of shares of GCI Liberty Series A common stock for taxes	1,130
	5/17/2019	Open market sale of GCI Liberty Series A common stock	50,500
	9/11/2019	Open market sale of GCI Liberty Series A common stock	50,000
	12/16/2019	Disposition of GCI Liberty Series A common stock	9,450
	12/16/2019	Disposition of GCI Liberty Preferred Stock	3,000
	3/4/2020	Open market sale of GCI Liberty Series A common stock	50,000
	3/19/2020	Open market sale of GCI Liberty Series A common stock	79,331
	3/20/2020	Open market sale of GCI Liberty Series A common stock	20,669
	3/23/2020	Open market sale of GCI Liberty Series A common stock	24,641
	5/14/2020	Open market sale of GCI Liberty Series A common stock	64,363
	5/15/2020	Open market sale of GCI Liberty Series A common stock	5,171
	8/19/2020	Open market sale of GCI Liberty Series A common stock	11,489
	8/24/2020	Open market sale of GCI Liberty Series A common stock	57,635
	8/25/2020	Open market sale of GCI Liberty Series A common stock	21,096
Gregg L. Engles	12/10/2018	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	1,638
	12/12/2018	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	1,555

Name	Date	Security	Number of Securities (#)
	12/4/2019	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	1,145
	12/10/2019	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	1,638
Donne F. Fisher	12/10/2018	Acquisition of Stock Options—GCI Liberty Series A common stock	4,952
	12/4/2019	Acquisition of Stock Options—GCI Liberty Series A common stock	3,904
Richard R. Green	12/10/2018	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	1,638
	12/12/2018	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	1,555
	12/4/2019	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	1,145
	12/10/2019	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	1,638
Sue Ann Hamilton	12/10/2018	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	1,638
	12/12/2018	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	1,555
	12/4/2019	Acquisition of Restricted Stock Units—GCI Liberty Series A common stock	1,145
	12/10/2019	Acquisition of shares of GCI Liberty Series A common stock upon vesting of Restricted Stock Units	1,638
Brian J. Wendling	7/19/2019	Expiration of Call Option (Obligation to Sell)—GCI Liberty Series A common stock	50
	3/15/2020	Acquisition of shares of GCI Liberty Series A common stock upon vesting of performance-based restricted stock units	1,577
	3/15/2020	Withholding of shares of GCI Liberty Series A common stock for taxes	778
Albert E. Rosenthaler	3/7/2019	Acquisition of shares of GCI Liberty Series A common stock upon vesting of performance-based restricted stock units	3,114
	3/7/2019	Withholding of shares of GCI Liberty Series A common stock for taxes	1,495
	8/20/2019	Stock Option—GCI Liberty Series A common stock	22,669
	8/20/2019	Acquisition of shares of GCI Liberty Series A common stock upon exercise of stock options	22,669
	8/20/2019	Open market sale of GCI Liberty Series A common stock	1,075

Name	Date	Security	Number of Securities (#)
	8/20/2019	Withholding of shares of GCI Liberty Series A common stock for taxes and payment of stock option exercise price	21,594
	3/15/2020	Acquisition of shares of GCI Liberty Series A common stock upon vesting of performance-based restricted stock units	3,600
	3/15/2020	Withholding of shares of GCI Liberty Series A common stock for taxes	1,701
Renee L. Wilm	11/14/2019	Acquisition of Stock Options—GCI Liberty Series A common stock	31,209
	3/15/2020	Acquisition of shares of GCI Liberty Series A common stock upon vesting of performance-based restricted stock units	629
	3/15/2020	Withholding of shares of GCI Liberty Series A common stock for taxes	216

        On March 9, 2018, the GCI Liberty Board authorized a share repurchase program for $650 million of GCI Liberty Class A and Class B common stock. On June 25, 2018, the GCI Liberty Board reapproved such repurchase program with respect to GCI Liberty Series A common stock and GCI Liberty Series B common stock. There were no repurchases of GCI Liberty capital stock under the authorized share repurchase program between April 2019 and October 22, 2020. The following table summarizes GCI Liberty's repurchases of GCI Liberty Series A common stock from October 2018 through March 2019. There were no repurchases of GCI Liberty Series B common stock during such period.

Quarter	Amount of Securities Purchased	Range of Prices ($)	Average Price ($)
October 1, 2018 - December 31, 2018	1,908,147	39.59 - 50.66	45.99
January 1, 2019 - March 31, 2019	1,006,243	40.79 - 52.02	43.64

        Other than as set forth above and in the merger agreement, the exchange agreement and the voting agreements, Liberty Broadband, Merger LLC, Merger Sub, Mr. Malone and their respective affiliates have not entered into any transactions with respect to the GCI Liberty capital stock during the past two years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As of August 6, 2020, Liberty Broadband's beneficial ownership of Charter's Class A common stock includes 3,636,715 of the 5,358,401 shares of Charter's Class A common stock owned by wholly owned subsidiaries of GCI Liberty, which are subject to the proxy agreement, pursuant to which GCI Liberty granted an irrevocable proxy to Liberty Broadband to vote all shares of Charter's Class A common stock beneficially owned by GCI Liberty, subject to certain limitations, and a right of first refusal over transfers of any and all of the shares of Charter's Class A common stock beneficially owned by GCI Liberty in certain circumstances. Pursuant to the proxy agreements with GCI Liberty and A/N, Liberty Broadband controls 25.01% of the aggregate voting power of Charter.

LEGAL MATTERS

        The validity of the Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to be issued to holders of GCI Liberty capital stock pursuant to the merger agreement will be passed upon by Potter Anderson & Corroon LLP, Wilmington, Delaware. Legal matters relating to the U.S. federal income tax consequences of the combination will be passed upon by Debevoise & Plimpton LLP, New York, New York, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Liberty Broadband and subsidiaries, appearing in Liberty Broadband's Annual Report on Form 10-K and incorporated by reference in GCI Liberty's Annual Report on Form 10-K , as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements, refers to a change in the method of accounting for leases at the Company's equity method investee, Charter.

        The consolidated financial statements of Charter and subsidiaries, incorporated by reference in Liberty Broadband's Annual Report on Form 10-K, as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in the method of accounting for leases.

        The consolidated financial statements of GCI Liberty and subsidiaries, appearing in GCI Liberty's Annual Report on Form 10-K, as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements, refers to a change in the method of accounting for leases. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses KPMG LLP's opinion that GCI Liberty, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness has been identified at GCI Holdings, a wholly-owned subsidiary, and included in management's assessment related to:

  •
  Insufficient staffing and training of certain control operators;

  •
  Inadequate assessment of financial reporting risks, which in turn contributed to reliance on business process controls that were not designed and operating effectively to adequately mitigate existing risks;

  •
  Breakdowns in communication of expectations and prioritization of control execution to certain control operators;

  •
  Lack of accountability for effective control operation; and

  •
  Insufficient monitoring activities to ensure that the components of internal control are present and functioning.

        As a consequence, the information technology general controls around access to financially relevant systems were not consistently operating effectively to ensure that access to data and applications was adequately restricted to appropriate personnel. Additionally, certain business process controls were not appropriately designed to be responsive to existing risks, nor were they consistently operating effectively.

FUTURE STOCKHOLDER PROPOSALS

Liberty Broadband

        Liberty Broadband currently expects that its annual meeting of stockholders for the calendar year 2021 will be held during the second quarter of 2021. In order to be eligible for inclusion in Liberty Broadband's proxy materials for the 2021 annual meeting, any stockholder proposal must have been submitted in writing to Liberty Broadband's Corporate Secretary and received at Liberty Broadband's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 16, 2020 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2021 annual meeting, any stockholder proposal, or any nomination by Liberty Broadband's stockholders of a person or persons for election to the Liberty Broadband Board, must have been received at Liberty Broadband's executive offices at the foregoing address not earlier than February 18, 2021 and not later than March 22, 2021 to be considered for presentation at the 2021 annual meeting. If the 2021 annual meeting takes place more than 30 days before or 30 days after May 19, 2021 (the anniversary of the 2020 annual meeting), a stockholder proposal, or any nomination by Liberty Broadband's stockholders of a person or persons for election to the Liberty Broadband Board, will instead be required to be received at Liberty Broadband's executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2021 annual meeting is communicated to stockholders or public disclosure of the date of the 2021 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2021 annual meeting.

        All stockholder proposals for inclusion in Liberty Broadband's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and Liberty Broadband's charter and bylaws and Delaware law.

GCI Liberty

        In light of the expected timing of the completion of the combination, it is not expected that GCI Liberty will hold its 2021 annual meeting of shareholders unless the combination is not completed or is delayed beyond its expected timing.

        In order to be eligible for inclusion in GCI Liberty's proxy materials for the 2021 annual meeting any stockholder proposal must have been submitted in writing to GCI Liberty's Corporate Secretary and received at GCI Liberty's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 16, 2020 unless a later date is determined and announced in connection with the actual scheduling of the 2021 annual meeting. If the 2021 annual meeting takes place within 30 days before or after May 19, 2021 (the anniversary of GCI Liberty's 2020 annual meeting of stockholders), to be considered for presentation at the 2021 annual meeting, a stockholder proposal, or any nomination by GCI Liberty's stockholders of a person or persons for election to the GCI Liberty Board, must have been received at GCI Liberty's executive offices at the foregoing address not earlier than February 18, 2021 and not later than March 22, 2021. If the 2021 annual meeting takes place outside of the foregoing 60 day window, to be considered for presentation at the 2021 annual meeting, a stockholder proposal, or any nomination by GCI Liberty stockholders of a person or persons for election to the GCI Liberty Board, must be received at GCI Liberty's executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2021 annual meeting is communicated to GCI Liberty stockholders or public disclosure of the date of the 2021 annual meeting is made, whichever occurs first.

        All stockholder proposals for inclusion in GCI Liberty's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and in GCI Liberty's charter and bylaws and Delaware law.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

        Except as may be provided to stockholders who make a written demand in accordance with DGCL Section 220(b), and otherwise comply with the requirements thereof, no provision has been made (1) to grant unaffiliated GCI Liberty stockholders access to the corporate files of GCI Liberty, any other party to the proposed combination or any of their respective affiliates or (2) to obtain counsel or appraisal services for unaffiliated GCI Liberty stockholders at the expense of GCI Liberty or any other such party or affiliate.

OTHER MATTERS

        As of the date of this joint proxy statement/prospectus, neither the Liberty Broadband Board nor the GCI Liberty Board knows of any matters that will be presented for consideration at either the Liberty Broadband special meeting or the GCI Liberty special meeting other than as described in this joint proxy statement/prospectus. In accordance with the bylaws of each of Liberty Broadband and GCI Liberty and Delaware law, business transacted at the Liberty Broadband special meeting and the GCI Liberty special meeting will be limited to those matters set forth in the respective accompanying notices of the special meetings. Nonetheless, if any other matter is properly presented at the Liberty Broadband special meeting or the GCI Liberty special meeting, or any adjournments or postponements of the special meetings, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy card will confer discretionary authority on the individuals named therein as proxies to vote the shares represented thereby as to any such other matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

WHERE YOU CAN FIND MORE INFORMATION

        Liberty Broadband and GCI Liberty file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Liberty Broadband and GCI Liberty, who file electronically with the SEC. The address of that site is

www.sec.gov. Other than as provided below, the information contained on the SEC's website is expressly not incorporated by reference into this joint proxy statement/prospectus.

        Liberty Broadband has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Preferred Stock to be issued to GCI Liberty stockholders in connection with the combination. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Liberty Broadband and GCI Liberty. The rules and regulations of the SEC allow Liberty Broadband and GCI Liberty to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        In addition, the SEC allows Liberty Broadband and GCI Liberty to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Liberty Broadband and GCI Liberty have previously filed with the SEC; provided, however, that this joint proxy statement/prospectus does not incorporate by reference any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents contain important information about the companies, their financial condition and other matters.

Liberty Broadband SEC Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 3, 2020;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020, and the quarter ended June 30, 2020, filed with the SEC on July 31, 2020; and

  •
  Current Reports on Form 8-K filed with the SEC on March 3, 2020, May 22, 2020, August 6, 2020, August 7, 2020, August 18, 2020 and September 29, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

GCI Liberty SEC Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020, and the quarter ended June 30, 2020, filed with the SEC on August 10, 2020; and

  •
  Current Reports on Form 8-K filed with the SEC on May 22, 2020, August 6, 2020, August 7, 2020, August 18, 2020, September 29, 2020 and October 20, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

        In addition, Liberty Broadband and GCI Liberty incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the Liberty Broadband special meeting or GCI Liberty special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents listed above from the SEC, through the SEC's website at the address indicated above, or from Liberty Broadband and GCI Liberty, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:	By Mail:
Investor Relations	Investor Relations
Liberty Broadband Corporation	GCI Liberty, Inc.
12300 Liberty Boulevard	12300 Liberty Boulevard
Englewood, Colorado 80112	Englewood, Colorado 80112
Attention: Investor Relations	Attention: Investor Relations
By Telephone: (720) 875-5700	By Telephone: (720) 875-5900

        These documents are available from Liberty Broadband and GCI Liberty, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about Liberty Broadband and GCI Liberty at their Internet websites at www.libertybroadband.com and www.gciliberty.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

        If you are a stockholder of Liberty Broadband or GCI Liberty and would like to request documents, please do so at least five business days before the applicable special meeting to receive them before such special meeting. If you request any documents from Liberty Broadband or GCI Liberty, Liberty Broadband or GCI Liberty, as applicable, will mail them to you by first class mail, or by another equally prompt means, within one business day after Liberty Broadband or GCI Liberty, as the case may be, receives your request.

        THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF LIBERTY BROADBAND COMMON STOCK AT THE LIBERTY BROADBAND SPECIAL MEETING OR YOUR SHARES OF GCI LIBERTY CAPITAL STOCK AT THE GCI LIBERTY SPECIAL MEETING. NEITHER LIBERTY BROADBAND NOR GCI LIBERTY HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED [    •    ], 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE DATE OF SUCH INCORPORATED DOCUMENT (AS APPLICABLE), AND THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

LIBERTY BROADBAND CORPORATION,

GRIZZLY MERGER SUB 2, INC.,

GRIZZLY MERGER SUB 1, LLC

and

GCI LIBERTY, INC.

Dated as of August 6, 2020

A-i

A-ii

Exhibit A-1—Voting Agreement in respect of the Company

Exhibit A-2—Voting Agreement in respect of Parent

Exhibit B—Exchange Agreement

Exhibit C—Form of Certificate of Designations

Exhibit D—Form of Certificate of Merger

Exhibit E—Form of Company Reorganization Tax Opinion Representation Letter

Exhibit F—Form of Parent Reorganization Tax Opinion Representation Letter

Exhibit G—Form of Upstream Merger Certificate

Exhibit H—Form of Surviving Corporation Certificate of Incorporation

Exhibit I—Form of Surviving Corporation Bylaws

Exhibit J—Form of Split-Off Closing Tax Opinion

A-iii

 AGREEMENT AND PLAN OF MERGER

              This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 6, 2020, by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and a direct Wholly Owned Subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and a direct Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and GCI Liberty, Inc., a Delaware corporation (the “Company”).

RECITALS

              WHEREAS, the Parties intend that Merger Sub shall merge with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (“DGCL”), with the Company surviving the Merger as the Surviving Corporation;

              WHEREAS, the Merger shall be immediately followed by a merger of the Surviving Corporation with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), in accordance with Section 267 of the DGCL and Section 18-209(i) of the Delaware Limited Liability Company Act (the “DLLCA”), with Merger LLC surviving the Upstream Merger as the Surviving Company;

              WHEREAS, the Merger shall be mutually interdependent with and a condition precedent to the Upstream Merger, and the Upstream Merger shall be effected immediately following the Effective Time in accordance with the DGCL and the DLLCA;

              WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition to the willingness of each of Parent and the Company to enter into this Agreement, John C. Malone, an individual (“Malone”), and certain other Persons are entering into voting agreements with Parent and the Company, copies of which are attached as Exhibit A-1 and Exhibit A-2 hereto, respectively (collectively, the “Voting Agreements”) and an Exchange Agreement with Parent, a copy of which is attached as Exhibit B hereto (the “Exchange Agreement”);

              WHEREAS, as of the date of this Agreement, the Company beneficially owns 42,681,842 shares of Parent Series C Common Stock, representing 23.5% of the outstanding economic interest in Parent;

              WHEREAS, the board of directors of Parent (the “Parent Board”) has established a special committee thereof consisting only of independent and disinterested directors (the “Parent Special Committee”) to, among other things, consider and negotiate the Transaction Documents and the transactions contemplated hereby and thereby;

              WHEREAS, the Parent Special Committee has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby, are advisable and fair to, and in the best interests of, Parent and the Parent Stockholders (other than the Company, the Malone Group, the Maffei Group and each of their respective Affiliates and the Parent Section 16 Officers) and (ii) recommended that the Parent Board approve (including for purposes of Section 203 of the DGCL) and declare advisable the Transaction Documents and the transactions contemplated hereby and thereby and submit the proposals to approve the Stock Issuance and this Agreement to the Parent Stockholders for approval and adoption;

              WHEREAS, the Parent Board, upon the unanimous recommendation of the Parent Special Committee, has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, Parent and the

Parent Stockholders (other than the Company, the Malone Group, the Maffei Group and each of their respective Affiliates and the Parent Section 16 Officers), (ii) approved (including for purposes of Section 203 of the DGCL) and declared advisable the Transaction Documents and the transactions contemplated hereby and thereby, (iii) directed that the proposals to approve the Stock Issuance and this Agreement be submitted to the Parent Stockholders for approval and adoption, and (iv) resolved to recommend that the Parent Stockholders approve the Stock Issuance and adopt this Agreement;

              WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”) to, among other things, consider and negotiate the Transaction Documents and the transactions contemplated hereby and thereby;

              WHEREAS, the Company Special Committee has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby, are advisable and fair to, and in the best interests of, the Company and the Company Stockholders (other than the Malone Group, the Maffei Group and each of their respective Affiliates and the Company Section 16 Officers) and (ii) recommended that the Company Board approve (including for purposes of Section 203 of the DGCL) and declare advisable the Transaction Documents and the transactions contemplated hereby and thereby and submit this Agreement to the Company Stockholders for adoption;

              WHEREAS, the Company Board, upon the unanimous recommendation of the Company Special Committee, has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and the Company Stockholders (other than the Malone Group, the Maffei Group and each of their respective Affiliates and the Company Section 16 Officers), (ii) approved (including for purposes of Section 203 of the DGCL) and declared advisable the Transaction Documents and the transactions contemplated hereby and thereby, (iii) directed that this Agreement be submitted to the Company Stockholders for adoption, and (iv) resolved to recommend that the Company Stockholders approve the adoption of this Agreement;

              WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, (iii) recommended that the sole stockholder of Merger Sub approve the adoption of this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption;

              WHEREAS, the sole member of Merger LLC has (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Merger LLC and its sole member, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and (iii) taken all action as is necessary or advisable to cause Merger LLC to authorize the Upstream Merger in accordance with Merger LLC's governing documents and Section 267 of the DGCL and Section 18-209(i) of the DLLCA; and

              WHEREAS, the Merger and the Upstream Merger are being undertaken pursuant to a single integrated plan, and for U.S. federal income tax purposes, it is intended that (i) the Combination shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), and (ii) this Agreement shall constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations;

              NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

              Section 1.1        Certain Definitions.    As used in this Agreement, the following terms will have the following meanings:

              “2018 Opinion” means the opinion of Skadden filed by the Company with the SEC on March 9, 2018 as Exhibit 8.1 to Post-Effective Amendment No. 4 to Form S-4 (Registration No. 333-219619).

              “Action” means any claim, audit, action, suit, proceeding, arbitration, mediation or investigation by or before any Governmental Authority.

              “Adjusted Parent Series B Option” has the meaning specified in Section 2.8(b).

              “Adjusted Parent Series C Option” has the meaning specified in Section 2.8(a).

              “Adjusted Restricted Common Stock Award” has the meaning specified in Section 2.8(e).

              “Adjusted Restricted Preferred Stock Award” has the meaning specified in Section 2.8(f).

              “Adjusted Unit Award” has the meaning specified in Section 2.8(c).

              “Adverse Regulatory Condition” means an obligation imposed by the FCC or the RCA on Parent and/or the Company in connection with or as a condition to approval of the Combination (a) to sell, divest, lease, license, transfer, dispose of or otherwise Encumber any of the assets, licenses, operations, rights, product lines, businesses or interest therein of GCI Holdings, LLC and its Subsidiaries, (b) that restricts or otherwise impairs from and after the Effective Time the ability of Parent or its Subsidiaries (including the Company and its Subsidiaries) to own or operate, any assets, licenses, operations, rights, product lines, businesses or interests therein of GCI Holdings, LLC and its Subsidiaries or (c) that from and after the Effective Date restricts Parent and its Subsidiaries from exercising full ownership rights with respect to the stock of the Surviving Corporation or Surviving Company, that, in each case, would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of GCI Holdings, LLC and its Subsidiaries, taken as a whole.

              “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, and for the avoidance of doubt, (a) natural persons shall not be deemed to be Affiliates of each other, (b) no member of the Malone Group shall be deemed to be an Affiliate of the Company, Parent or their respective Affiliates or the Maffei Group, (c) no member of the Maffei Group shall be deemed to be an Affiliate of the Company, Parent or their respective Affiliates or the Malone Group, (d) none of the Company or Parent shall be deemed to be Affiliates of each other, the Malone Group, the Maffei Group or their respective Affiliates (provided, that following the completion of the Merger, the Surviving Corporation, and, following the completion of the Upstream Merger, the

Surviving Company, and Parent will be Affiliates) and (e) none of the Specified Persons shall be deemed to be an Affiliate of the Company or Parent. For purposes of this Agreement, unless otherwise specified, prior to the Effective Time, neither Parent nor any of its Subsidiaries will be deemed to be Affiliates of the Company or any of the Company's Subsidiaries, whether or not they otherwise would be Affiliates of the Company or any of the Company's Subsidiaries under the foregoing definition and vice versa.

              “Agreement” has the meaning specified in the preamble.

              “Alternative Company Transaction” means any of the following transactions: (a) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, tender offer or other similar transaction involving the Company and any Person which would result in such Person beneficially owning twenty-five percent (25%) or more of the aggregate outstanding equity securities of the Company (or the surviving or resulting entity) or securities representing twenty-five (25%) or more of voting power of the Company (or the surviving or resulting entity), (b) any direct or indirect sale, lease, exchange, transfer or other disposition to, or acquisition or purchase by, any Person, in a single transaction or a series of related transactions, of assets or properties of the Company and its Subsidiaries that constitute twenty-five percent (25%) or more of the fair market value of the assets and properties of the Company and its Subsidiaries, taken as a whole, (c) any direct or indirect acquisition or purchase, in a single transaction, or series of related transactions, by any Person of twenty-five percent (25%) or more of the aggregate outstanding equity securities or securities representing twenty-five percent (25%) or more of the voting power of the Company or (d) any other transaction having a similar effect to those described in any of clauses (a), (b) or (c), in each case, other than the transactions contemplated hereby; provided, that for the avoidance of doubt, all references to “Person” in this definition shall include any Group of Persons.

              “Alternative Company Transaction Proposal” means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest by Parent or a Subsidiary of Parent), for an Alternative Company Transaction.

              “Alternative Parent Transaction” means any of the following transactions: (a) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, tender offer or other similar transaction involving Parent and any Person which would result in such Person beneficially owning twenty-five percent (25%) or more of the aggregate outstanding equity securities of Parent (or the surviving or resulting entity) or securities representing twenty-five (25%) or more of voting power of Parent (or the surviving or resulting entity), (b) any direct or indirect sale, lease, exchange, transfer or other disposition to, or acquisition or purchase by, any Person, in a single transaction or a series of related transactions, of assets or properties of Parent and its Subsidiaries that constitute twenty-five percent (25%) or more of the fair market value of the assets and properties of Parent and its Subsidiaries, taken as a whole, (c) any direct or indirect acquisition or purchase, in a single transaction, or series of related transactions, by any Person of twenty-five percent (25%) or more of the aggregate outstanding equity securities or securities representing twenty-five percent (25%) or more of the voting power of Parent or (d) any other transaction having a similar effect to those described in any of clauses (a), (b) or (c), in each case, other than the transactions contemplated hereby; provided, that for the avoidance of doubt, all references to “Person” in this definition shall include any Group of Persons.

              “Alternative Parent Transaction Proposal” means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest by the Company or a Subsidiary of the Company), for an Alternative Parent Transaction (other than an Excluded Alternative Parent Transaction).

              “Amended Company Notice Period” has the meaning specified in Section 5.4(b)(ii).

              “Amended Parent Notice Period” has the meaning specified in Section 5.6(b)(ii).

              “Ancillary Agreements” means collectively, (i) the Joinder Agreements, (ii) a letter agreement, dated the date of this Agreement, by and among Qurate, the Company and Parent (iii) an assignment and assumption agreement, dated the date of this Agreement, by and among Qurate, Liberty Interactive LLC, the Company and Parent, (iv) a letter agreement, dated the date of this Agreement, by and among Liberty Media Corporation, Liberty Citation, Inc., Liberty Denver Arena LLC, Liberty Property Holdings, Inc., the Company and Parent, and (v) a termination agreement, dated the date of this Agreement, by and among the Company and Parent.

              “Baker Botts” means Baker Botts L.L.P.

              “beneficial owner”, “beneficial ownership”, “beneficially owns” and “owns beneficially” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of capital stock or other equity security shall be calculated in accordance with the provisions of such Rule; provided, however, that, for purposes of determining beneficial ownership, (a) a Person shall be deemed to be the beneficial owner of any Equity which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by a Person and (b) no Person shall be deemed to beneficially own any Equity solely as a result of such Person's execution of any Transaction Document or such Person's filing of any reports, forms or schedules with the SEC in connection with any of the matters contemplated hereby or thereby.

              “Book Entry Shares” has the meaning specified in Section 2.6(a)(ii).

              “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

              “Cable Systems” means a cable system, as such term is defined in 47 U.S.C. §522(7).

              “Certificate” has the meaning specified in Section 2.6(a)(ii).

              “Certificate of Designations” means a certificate of designations to the Parent Charter in substantially the form set forth as Exhibit C authorizing the Parent Preferred Stock or such other form as is mutually agreed to by Parent and the Company.

              “Certificate of Merger” means a certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Section 251(c) of the DGCL, in the form attached hereto as Exhibit D or such other form as is mutually agreed to by Parent and the Company.

              “Charter Communications” means Charter Communications, Inc., a Delaware corporation.

              “Closing” has the meaning specified in Section 2.4.

              “Closing Date” has the meaning specified in Section 2.4.

              “Closing Split-Off Tax Opinion Representation Letters” means the Company Closing Split-Off Tax Opinion Representation Letter, the Parent Closing Split-Off Tax Opinion Representation Letter, the Malone Closing Representation Letter and the Qurate Closing Representation Letter.

              “Closing Split-Off Tax Opinion Representations” means the representations in the Closing Split-Off Tax Opinion Representation Letters.

              “Code” has the meaning specified in the recitals.

              “Combination” has the meaning specified in the recitals.

              “Common Consideration” has the meaning specified in Section 2.6(a)(ii)(2).

              “Common Exchange Ratio” means 0.580, which is the fraction of a share of Parent Series C Common Stock issuable as consideration for each share of Company Series A Common Stock and the fraction of a share of Parent Series B Common Stock issuable as consideration for each share of Company Series B Common Stock, in each case, in the Merger in accordance with Section 2.6.

              “Communications Licenses” means all licenses, authorizations and certificates of public convenience and necessity issued or granted by the FCC or the State Commissions held by the Company or its Subsidiaries in each applicable jurisdiction with respect to the business of the Company and its Subsidiaries as presently conducted, as set forth on Section 3.11 of the Company Disclosure Letter.

              “Company” has the meaning specified in the preamble.

              “Company Adverse Recommendation Change” means any of the following actions of the Company Board or any committee thereof, including the Company Special Committee: (a) qualifying, amending or modifying, in a manner adverse to Parent in any material respect, or withdrawing or publicly proposing to qualify, amend or modify, in a manner adverse to Parent in any material respect, or withdraw the Company Board Recommendation or the Company Special Committee Recommendation or failing to include the Company Board Recommendation and the Company Special Committee Recommendation in the Joint Proxy Statement when disseminated to the Company Stockholders (and at all times thereafter prior to receipt of the Company Requisite Approvals), (b) publicly recommending, adopting or approving, or proposing to publicly recommend, adopt or approve, any Alternative Company Transaction Proposal, (c) making any public recommendation in favor of a tender offer or exchange offer or failing to recommend against acceptance of such tender or exchange offer by the close of business on the tenth (10th) Business Day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, (d) other than with respect to a tender offer or exchange offer, failing to publicly reaffirm its recommendation of this Agreement within five (5) Business Days after Parent so requests in writing if an Alternative Company Transaction Proposal or any material modification thereto has been made public and not withdrawn (provided, that Parent shall be entitled to make such written request for reaffirmation only once for each Alternative Company Transaction Proposal and once for each material amendment to such Alternative Company Transaction Proposal) or (e) resolving, agreeing or publicly proposing to do any of the foregoing.

              “Company Board” has the meaning specified in the recitals.

              “Company Board Recommendation” has the meaning specified in Section 3.4(c).

              “Company Bylaws” means the Bylaws of the Company, as in effect on the date of this Agreement.

              “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

              “Company Charter” means the Restated Certificate of Incorporation of the Company as in effect on the date of this Agreement.

              “Company Closing Split-Off Tax Opinion Representation Letter” means a representation letter substantially in the form of the Company Signing Split-Off Tax Opinion Representation Letter, with such changes, updates or refinements, agreed to by the Company and Split-Off Tax Counsel (and, with respect to material changes, updates or refinements, with the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by the Company, dated and effective as of the Closing Date, delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Closing Tax Opinion.

              “Company Common Stock” means the Company Series A Common Stock, the Company Series B Common Stock and the Company Series C Common Stock.

              “Company Director RSU Award” has the meaning specified in Section 2.8(d).

              “Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement, as may be updated from time to time prior to the Effective Time in accordance with Section 5.24.

              “Company Disinterested Stockholder Approval” has the meaning specified in Section 3.4(d).

              “Company Employee” means an employee of the Company or any of its Subsidiaries.

              “Company Equity Awards” means the Company Stock Options, the Company Unit Awards, the Company Restricted Common Stock and the Company Restricted Preferred Stock.

              “Company ERISA Affiliate” has the meaning specified in the definition of the term “Company Plan”.

              “Company Financial Statements” has the meaning specified in Section 3.6(b).

              “Company Intellectual Property” means the Intellectual Property that is owned by or purported to be owned by the Company or any of its Subsidiaries and material to the business of the Company and its Subsidiaries taken as a whole.

              “Company Intervening Event” means any material fact, event, change, development or circumstance (a) that was not known or reasonably foreseeable (or, if known, the consequences or magnitude of which were not known or reasonably foreseeable) by the Company Special Committee (in the case of a Company Adverse Recommendation Change by the Company Special Committee) or the Company Board (in the case of a Company Adverse Recommendation Change by the Company Board) as of the date of this Agreement, which material fact, event, change, development or circumstance (or consequences or magnitude of which) becomes known to the Company Special Committee (in the case of a Company Adverse Recommendation Change by the Company Special Committee) or the Company Board (in the case of a Company Adverse Recommendation Change by the Company Board) prior to the Company Requisite Approvals and that affects, or would reasonably be likely to affect, in a material manner the business, assets, properties, Liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole and (b) does not relate to (i) the receipt, existence or terms of any Alternative Company Transaction Proposal or (ii) any changes in the market price or trading volume of the Company, Parent or any of their Portfolio Securities, in each case in and of itself (it being understood that the facts or occurrences giving rise or contributing to such change described in clause (ii) may be taken into account when determining a Company Intervening Event to the extent otherwise satisfying this definition).

              “Company IT Systems” means the computer systems, including software, hardware, middleware, servers, workstations and routers owned, leased, used, or licensed by the Company or any of its Subsidiaries, which are material to the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries.

              “Company Leased Property” has the meaning specified in Section 3.12(b).

              “Company Leases” has the meaning specified in Section 3.12(b).

              “Company Margin Facility” means the margin loan agreement, dated as of December 29, 2017, as amended, restated, amended and restated, modified or supplemented, by and among Broadband Holdco, LLC, a Delaware limited liability company and Wholly Owned Subsidiary of the Company, JPMorgan Chase Bank, N.A., London Branch, as calculation agent and as administrative agent, and the lenders party thereto.

              “Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to consummate the transactions contemplated by the Transaction Documents to which the Company is a party; provided, however, that, with respect to clause (a) above, none of the following shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) changes in conditions generally in the United States or global economy or in the capital or financial markets, including exchange or interest rates, (ii) changes in general economic and market conditions or changes in GAAP that, in either case, generally affect the industries in which the Company or any of its Subsidiaries participate, (iii) the announcement of the Transaction Documents or the transactions contemplated thereby or hereby (including any stockholder litigation arising from such announcement), (iv) acts of war, sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, and other wind storms, floods, pandemics (including COVID-19) or epidemics or other natural disasters or acts of God, (v) any action taken or failure to act by the Company or its Subsidiaries which is expressly required by the Transaction Documents to which the Company is a party (other than any action required by Section 5.9(a)) or that has been expressly consented to by Parent under the terms of this Agreement, or (vi) any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole (it being understood that the underlying facts or occurrences giving rise or contributing to such material adverse effect may be taken into account when determining a Company Material Adverse Effect to the extent not otherwise excluded by this definition), except in each of cases (i), (ii) and (iv), to the extent that such changes, effects, events, occurrences, state of facts or developments affect the Company and its Subsidiaries in a disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries participate (in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect).

              “Company Material Contract” has the meaning specified in Section 3.20(a).

              “Company Notice Period” has the meaning specified in Section 5.4(b)(ii).

              “Company Offer” has the meaning specified in Section 5.6(b)(ii).

              “Company Other Interests” has the meaning specified in Section 3.3(c).

              “Company Owned Parent Shares” has the meaning specified in Section 3.23.

              “Company Plan” means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (“Company ERISA Affiliate”), that together with the Company would be deemed a “controlled group” within the meaning of Section 4001(a)(14) of ERISA, for the benefit of any employee, director or former employee or director of the Company or any of its Subsidiaries.

              “Company Predecessor” means GCI Liberty, Inc., an Alaska corporation, which merged with and into the Company on May 10, 2018.

              “Company Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company.

              “Company PSU Award” means an award of restricted stock units issued under the Company Stock Plans evidencing the right to receive in specified circumstances a certain number of shares of the specified series of Company Common Stock or, in the discretion of the Company, the equivalent value in cash, that is subject to performance-based vesting conditions.

              “Company Qualified Plan” has the meaning specified in Section 3.19(b).

              “Company Real Property” has the meaning specified in Section 3.12(a).

              “Company Reorganization Tax Counsel” has the meaning specified in Section 6.3(e).

              “Company Reorganization Tax Opinion” means (a) the tax opinion, dated as of the Closing Date, referred to in Section 6.3(e), and (b) if required in connection with the filing of the Registration Statement, the opinion as to the material U.S. federal income tax consequences of the Combination, to be delivered by Company Reorganization Tax Counsel for purposes of the Registration Statement including the Joint Proxy Statement.

              “Company Reorganization Tax Opinion Representation Letter” means the representation letter substantially in the form of Exhibit E, with such changes, updates or refinements, agreed to by Parent, the Company, Parent Tax Counsel and Company Reorganization Tax Counsel, as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by the Company, and dated and effective as of the Closing Date (and if applicable, as of the date of any Reorganization Tax Opinions to be delivered in connection with the Registration Statement), delivered to each of the tax counsel providing the Reorganization Tax Opinions as a condition to, and in connection with, the issuance of the Reorganization Tax Opinions.

              “Company Requisite Approvals” means the Company Stockholder Approval and the Company Disinterested Stockholder Approval.

              “Company Restricted Common Stock” means a restricted share of Company Common Stock.

              “Company Restricted Preferred Stock” means a restricted share of Company Preferred Stock.

              “Company RSU Award” means an award of restricted stock units issued under the Company Stock Plans evidencing the right to receive in specified circumstances a certain number of shares of the specified series of Company Common Stock or, in the discretion of the Company, the equivalent value in cash, excluding any Company PSU Awards.

              “Company SEC Documents” has the meaning specified in Section 3.6(a).

              “Company Section 16 Officer” means any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

              “Company Series A Common Stock” means the Series A common stock, par value $0.01 per share, of the Company.

              “Company Series A Stock Option” means a stock option to purchase shares of Company Series A Common Stock.

              “Company Series B Common Stock” means the Series B common stock, par value $0.01 per share, of the Company.

              “Company Series B Stock Option” means a stock option to purchase shares of Company Series B Common Stock.

              “Company Series C Common Stock” means the Series C common stock, par value $0.01 per share, of the Company.

              “Company Signing Split-Off Tax Opinion Representation Letter” means the representation letter executed by the Company prior to the execution of this Agreement, dated and effective as of the date of this Agreement, and delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Signing Tax Opinion.

              “Company Special Committee” has the meaning specified in the recitals.

              “Company Special Committee Recommendation” has the meaning specified in Section 3.4(b).

              “Company Split-Off Tax Opinion Representation Letters” means the Company Signing Split-Off Tax Opinion Representation Letter and the Company Closing Split-Off Tax Opinion Representation Letter.

              “Company Stock Options” means the Company Series A Stock Options and the Company Series B Stock Options.

              “Company Stock Plan” means the GCI Liberty, Inc. 2018 Omnibus Incentive Plan, the GCI Liberty, Inc. Transitional Stock Adjustment Plan, and the Amended and Restated 1986 Stock Option

Plan of General Communication, Inc. (Restated effective as of September 26, 2014), in each case, as amended.

              “Company Stockholder” means a holder of Company Common Stock or Company Preferred Stock.

              “Company Stockholder Approval” has the meaning specified in Section 3.4(d).

              “Company Stockholders Meeting” has the meaning specified in Section 5.7(a).

              “Company Tax Opinion Representations” means the representations in the Company Reorganization Tax Opinion Representation Letter and the Company Split-Off Tax Opinion Representation Letters.

              “Company Termination Fee” has the meaning specified in Section 7.3(a).

              “Company Unit Awards” means the Company RSU Awards and the Company PSU Awards.

              “Company Vote Date” has the meaning specified in Section 7.1(b)(iii).

              “Competition Law” means any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

              “Confidentiality Agreement” has the meaning specified in Section 5.8(d).

              “Continuing Employee” has the meaning specified in Section 5.23(a).

              “Contract” means any legally binding written or oral contract, agreement, instrument, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

              “Contribution” has the meaning specified in the Reorganization Agreement.

              “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of securities or partnership or other ownership interests, as trustee or executor, by contract or credit arrangement or otherwise.

              “Convertible Securities” means, with respect to any Person, (a) any securities that are convertible into or exercisable or exchangeable for any shares (or other units) of any class or series of equity securities of such Person, whether upon conversion, exercise, or exchange, pursuant to antidilution provisions of such securities or otherwise (other than, for purposes of this Agreement, the Parent Series B Common Stock or the Company Series B Common Stock) and (b) any subscriptions, options, rights, warrants or calls (or any similar securities) or agreements or arrangements of any character, in each case to acquire equity securities of such Person.

              “Copyright Filings” has the meaning specified in Section 3.14(d).

              “Copyrights” means registered and unregistered copyrights, mask works, computer programs, database rights, moral rights and similar rights in protectable material, including rights to use and all renewals and extensions thereof and registrations of the foregoing and applications therefor, and equivalents of the foregoing.

              “D&O Insurance” has the meaning specified in Section 5.14(b).

              “D&O Tail” has the meaning specified in Section 5.14(b).

              “Data Security Requirements” means all applicable Laws and regulatory requirements to the extent relating to the collection, processing and control of Personal Data (including the California Consumer Privacy Act, the Regulation (EU) 2016/679 of The European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data, and repealing Directive 95/46/EC (the “GDPR”) and the Regulation of the European Parliament and of the Council concerning the respect for private life and the protection of Personal Data in electronic communications and repealing Directive 2002/58/EC).

              “Debevoise” means Debevoise & Plimpton LLP.

              “Debt Financing” means, subject to certain terms and conditions to be agreed, the agreement by the Debt Financing Sources to provide a debt facility under the Parent Margin Facility to Cheetah 6, the proceeds of which shall be used to repay in full the loans outstanding under the Company Margin Facility.

              “Debt Financing Source” shall mean the lenders, any arrangers, potential agents, underwriters, placement agents and other Persons providing or potentially providing, or acting in connection with, the Debt Financing, and each of their respective Affiliates and their respective current, former and future equity holders, controlling persons, agents, Affiliates, members, managers, partners, officers, directors, employees, advisors, attorneys or other representatives and each of their respective successors and assigns.

              “Debt Financing Source Provisions” shall mean Section 8.3, Section 8.5 and Section 8.20.

              “Delaware Courts” has the meaning specified in Section 8.11.

              “DGCL” has the meaning specified in the recitals.

              “Dissenting Shares” has the meaning specified in Section 2.6(e).

              “Distribution” has the meaning specified in the Tax Sharing Agreement.

              “DLLCA” has the meaning specified in the recitals.

              “Drop Dead Date” has the meaning specified in Section 7.1(b)(i).

              “Effective Time” has the meaning specified in Section 2.3(a).

              “Encumbrance” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, title retention device, restriction, covenant, title defect, assignment, adverse claim, restriction, encumbrance, option, right of first refusal or first offer, preemptive right or security interest of any kind or nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but other than restrictions under applicable securities Laws).

              “Environmental Law” means any applicable Law relating to the protection of the environment (including ambient air, surface water, groundwater or land) or pollution, including any Law relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

              “Equity” means any and all shares of capital stock of the applicable Person and Convertible Securities of such Person.

              “ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

              “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

              “Exchange Agent” has the meaning specified in Section 2.7(a).

              “Exchange Agreement” has the meaning specified in the recitals.

              “Exchange Fund” has the meaning specified in Section 2.7(a).

              “Excluded Alternative Parent Transaction” means an Alternative Parent Transaction (i) that would not (A) reasonably be expected to materially impair or delay the ability of Parent to consummate the Merger, (B) require Parent to abandon, terminate or fail to consummate the Merger and (C) reasonably be expected to result in an Adverse Regulatory Condition and (ii) unless the Parent Series C Common Stock would continue to be listed on a national securities exchange following the consummation of such Alternative Parent Transaction, the consummation of which, by its terms, is conditioned on the prior closing of the Merger.

              “Extended Date” has the meaning specified in Section 5.14(a).

              “FCC” means the United States Federal Communications Commission.

              “FCC Approvals” has the meaning specified in Section 6.1(f).

              “Final Order” means an Action or decision that has been granted as to which (a) no request for a stay or any similar request is pending, no stay is in effect, the Action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed; (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed; (c) no Governmental Authority has undertaken to reconsider the Action on its own motion and the time within which it may effect such reconsideration has passed; and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed.

              “Fraud” means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement.

              “GAAP” means United States generally accepted accounting principles.

              “GDPR” has the meaning specified in the definition of the term “Data Security Requirements”.

              “Governance Instruments” means the Company Charter and the Company Bylaws.

              “Government Shutdown” means the shutdown or suspension, including, for the avoidance of doubt, any tolling of review periods, of any government services provided by any of the SEC, the United States Federal Trade Commission, the United States Department of Justice, the FCC, the RCA or any other State Commission and/or NASDAQ, including, for the avoidance of doubt, as a result of the COVID-19 pandemic or any other pandemic or epidemic.

              “Governmental Authority” means any supranational, national, federal, state, county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign; provided, that such term shall not include any stock exchange or listing company.

              “Governmental Permit” means any consent, license, permit, grant, or other authorization of a Governmental Authority that is required for the operation of such entity's business or the holding of any of its material assets or properties; provided, that such term shall not include any Communications Licenses.

              “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

              “Hazardous Substance” means any substance, material or waste that is regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic,” “radioactive” or similar item, including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

              “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

              “Indebtedness” means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (a) all liabilities or other obligations (including all obligations in respect of principal, accrued interests, penalties, fees and premiums) of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable) (except any such liabilities or other obligations issued in the Ordinary Course with a maturity date of no more than six (6) months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the Ordinary Course), (iii) in respect of the principal component of all letters of credit, bankers' acceptances, bank guarantees, surety bonds or similar instruments (whether or not negotiable) issued for the account of such Person regardless of whether drawn upon, (iv) created or arising under conditional sale or other title retention agreement with respect to property acquired or issued or assumed as the deferred purchase price of property or services (excluding (A) trade accounts payable or similar obligations in the Ordinary Course, (B) any earnout obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (C) any such obligations incurred under ERISA), (v) in respect of any securitization transaction, (vi) consisting of net obligations of any interest rate, currency or commodity hedging arrangements to the extent the foregoing would appear on a balance sheet of such Person as a liability in accordance with GAAP or

(vii) relating to a lease obligation required to be capitalized under GAAP or attributable to sale/leaseback transactions of such Person that appear on the balance sheet of such Person as a liability in accordance with GAAP; and (b) every obligation of others of the kind described in the preceding clause (a) that such Person has guaranteed, that is secured by an Encumbrance on any asset of such Person or that is otherwise such Person's legal obligation. Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (v) intercompany indebtedness, (w) accounts payable, deferred revenues, liabilities associated with customer prepayments, in each case, incurred in the Ordinary Course, (x) operating leases, (y) customary obligations under employment agreements and deferred compensation and (z) prepaid or deferred revenue and deferred tax liabilities.

              “Indemnification Agreement” means the Indemnification Agreement, dated as of March 9, 2018, by and among Qurate, the Company, Liberty Interactive LLC and LV Bridge, LLC.

              “Indemnification Agreement Joinder” means the Assumption and Joinder Agreement to Indemnification Agreement, dated as of the date of this Agreement, by and among Parent, the Company, Qurate, Liberty Interactive LLC and LV Bridge, LLC.

              “Indemnified Parties” has the meaning specified in Section 5.14(a);

              “Intellectual Property” means any and all of the following in any jurisdiction throughout the world, and all corresponding rights: (a) inventions (whether or not patentable or reduced to practice), all improvements thereto and all Patents; (b) Trademarks; (c) works of authorship (whether or not copyrightable) and Copyrights; (d) trade secrets; (e) rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; and (f) rights in software.

              “Joinder Agreements” means the Indemnification Agreement Joinder and the Tax Sharing Agreement Joinder.

              “Joint Proxy Statement” has the meaning specified in Section 5.7(a).

              “Knowledge” means, with respect to the Company, the actual knowledge, after due inquiry, of any of the Senior Management of the Company in his or her capacity as an officer of the Company or a Subsidiary of the Company, and, with respect to Parent, the actual knowledge, after due inquiry, of any of the Senior Management of Parent in his or her capacity as an officer of Parent or a Subsidiary of Parent.

              “Law” means all foreign, federal, state, provincial, local or municipal laws (including common law), statutes, ordinances, regulations and rules of any Governmental Authority, and all Orders.

              “Liabilities” means debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, asserted or unasserted, including those arising under any Law, Action or Order and those arising under any Contract.

              “Liberty Ventures Common Stock” means the Series A Liberty Ventures common stock, par value $0.01 per share, of Qurate and the Series B Liberty Ventures common stock, par value $0.01 per share, of Qurate, each of which was formerly issued and outstanding.

              “Maffei Group” means Gregory B. Maffei, The Maffei Foundation, MAVEN GRAT 1, LLC and MAVEN 2017-1 GRAT, LLC.

              “Malone” has the meaning specified in the recitals.

              “Malone Closing Representation Letter” means the representation letter substantially in the form of the Malone Signing Representation Letter with such changes, updates or refinements, agreed to by Malone and Split-Off Tax Counsel (and, with respect to material changes, updates or refinements, with the consent of the Company and Parent (such consent not to be unreasonably withheld, conditioned or delayed)), as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to the Closing to be executed by Malone, dated and effective as of the Closing Date, delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Closing Tax Opinion.

              “Malone Group” means Malone, Leslie Malone, John C. Malone 1995 Rev Trust, Leslie A. Malone 1995 Rev Trust, Tracy M. Neal Trust A, Evan D. Malone Trust A, Evan D. Malone, Malone Family Land Foundation, Malone Family Foundation, June 2003 CRT and Malone LG 2013 CRT.

              “Malone Signing Representation Letter” means the representation letter executed by Malone prior to the execution of this Agreement, dated and effective as of the date of this Agreement, and delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Signing Tax Opinion.

              “Merger” has the meaning specified in the recitals.

              “Merger Consideration” has the meaning specified in Section 2.6(a)(ii)(3).

              “Merger LLC” has the meaning specified in the preamble.

              “Merger Sub” has the meaning specified in the preamble.

              “Merger Sub Board” has the meaning specified in the recitals.

              “Merger Sub Stockholder Consent” has the meaning specified in Section 4.4(d).

              “Morris Nichols” means Morris, Nichols, Arsht & Tunnell LLP.

              “NASDAQ” means The Nasdaq Stock Market LLC.

              “Order” means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Authority.

              “Ordinary Course” means in the ordinary course, subject, however, to such commercially reasonable actions as are reasonably necessary given changing economics and other conditions, circumstances or events relating to or arising from the COVID-19 pandemic.

              “Ordinary Course Consistent with Past Practice” means in the ordinary course consistent with past practice, subject, however, to such commercially reasonable actions as are reasonably necessary given changing economics and other conditions, circumstances or events relating to or arising from the COVID-19 pandemic.

              “Parent” has the meaning specified in the preamble.

              “Parent Adverse Recommendation Change” means any of the following actions of the Parent Board or any committee thereof, including the Parent Special Committee: (a) qualifying, amending or modifying, in a manner adverse to the Company in any material respect, or withdrawing or publicly proposing to qualify, amend or modify, in a manner adverse to the Company in any material respect, or withdraw the Parent Board Recommendation or the Parent Special Committee Recommendation or failing to include the Parent Board Recommendation and the Parent Special Committee Recommendation in the Joint Proxy Statement when disseminated to the Parent Stockholders (and at all times thereafter prior to receipt of the Parent Requisite Approvals), (b) publicly recommending, adopting or approving, or proposing to publicly recommend, adopt or approve, any Alternative Parent Transaction Proposal, (c) making any public recommendation in favor of a tender offer or exchange offer or failing to recommend against acceptance of such tender or exchange offer by the close of business on the tenth (10th) Business Day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, (d) other than with respect to a tender offer or exchange offer, failing to publicly reaffirm its recommendation of this Agreement within five (5) Business Days after the Company so requests in writing if an Alternative Parent Transaction Proposal or any material modification thereto has been made public and not withdrawn (provided, that the Company shall be entitled to make such written request for reaffirmation only once for each Alternative Parent Transaction Proposal and once for each material amendment to such Alternative Parent Transaction Proposal) or (e) resolving, agreeing or publicly proposing to do any of the foregoing.

              “Parent Board” has the meaning specified in the recitals.

              “Parent Board Recommendation” has the meaning specified in Section 4.4(c).

              “Parent Bylaws” means the Bylaws of Parent, as in effect on the date of this Agreement.

              “Parent Capital Stock” means the Parent Common Stock and the Parent Preferred Stock.

              “Parent Charter” means the Restated Certificate of Incorporation of Parent, effective as of November 4, 2014, as in effect on the date of this Agreement.

              “Parent Closing Split-Off Tax Opinion Representation Letter” means a representation letter substantially in the form of the Parent Signing Split-Off Tax Opinion Representation Letter with such changes, updates or refinements, agreed to by Parent and Split-Off Tax Counsel (and, with respect to material changes, updates or refinements, with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed)), as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to the Closing to be executed by Parent, dated and effective as of the Closing Date, delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Closing Tax Opinion.

              “Parent Common Stock” means shares of Parent Series A Common Stock, Parent Series B Common Stock or Parent Series C Common Stock.

              “Parent Disclosure Letter” means the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement.

              “Parent Disinterested Stockholder Approval” has the meaning specified in Section 4.4(f).

              “Parent Equity Awards” means the Parent Stock Options and the Parent RSUs.

              “Parent ERISA Affiliate” has the meaning specified in the definition of the term “Parent Plan”.

              “Parent Financial Statements” has the meaning specified in Section 4.6(b).

              “Parent Governance Instruments” means the Parent Charter and the Parent Bylaws.

              “Parent Intervening Event” means any material fact, event, change, development or circumstance (a) that was not known or reasonably foreseeable (or, if known, the consequences or magnitude of which were not known or reasonably foreseeable) by Parent Special Committee (in the case of a Parent Adverse Recommendation Change by the Parent Special Committee) or the Parent Board (in the case of a Parent Adverse Recommendation Change by the Parent Board) as of the date of this Agreement, which material fact, event, change, development or circumstance (or consequences or magnitude of which) becomes known to the Parent Special Committee (in the case of a Parent Adverse Recommendation Change by the Parent Special Committee), or the Parent Board (in the case of a Parent Adverse Recommendation Change by the Parent Board) prior to the Parent Requisite Approvals and that affects, or would reasonably be likely to affect, in a material manner the business, assets, properties, Liabilities, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole and (b) does not relate to (i) the receipt, existence or terms of any Alternative Parent Transaction Proposal or (ii) any changes in the market price or trading volume of the Company, Parent or any of their Portfolio Securities in each case in and of itself (it being understood that the facts or occurrences giving rise or contributing to such change described in clause (ii) may be taken into account when determining a Parent Intervening Event to the extent otherwise satisfying this definition).

              “Parent Margin Facility” means the margin loan agreement, dated as of August 31, 2017, as amended, restated, amended and restated, modified or supplemented, by and among LBC Cheetah 6, LLC, a Delaware limited liability company and a Wholly Owned Subsidiary of Parent (“Cheetah 6”), BNP Paribas, as calculation agent, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

              “Parent Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole or (b) the ability of Parent to consummate the transactions contemplated by the Transaction Documents to which any of Parent, Merger Sub and Merger LLC is a party; provided, however, that, with respect to clause (a) above, none of the following shall constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur: (i) changes in conditions generally in the United States or global economy or in the capital or financial markets, including exchange or interest rates, (ii) changes in general economic and market conditions or changes in GAAP that, in either case, generally affect the industries in which Parent or any of its Subsidiaries participate, (iii) the announcement of the Transaction Documents or the transactions contemplated thereby or hereby (including any stockholder litigation arising from such announcement), (iv) acts of war, sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, and other wind storms, floods, pandemics (including COVID-19) or epidemics or other natural disasters or acts of God, (v) any action taken or failure to act by Parent or its Subsidiaries which is expressly required by the Transaction Documents to which Parent or its Subsidiaries is a party (other than any action required by Section 5.9(a)) or that has been expressly consented to by the Company under the terms of this Agreement, except in each of cases (i), (ii) and (iv), to the extent that such changes, effects, events, occurrences, state of facts or developments affect Parent and its Subsidiaries in a disproportionate manner relative to other participants in the industries in which Parent and its Subsidiaries participate (in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a Parent Material Adverse Effect).

              “Parent Notice Period” has the meaning specified in Section 5.6(b)(ii).

              “Parent Offer” has the meaning specified in Section 5.4(b)(ii).

              “Parent Other Interests” has the meaning specified in Section 4.3(c).

              “Parent Plan” means each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Parent or by any trade or business, whether or not incorporated (“Parent ERISA Affiliate”), that together with Parent would be deemed a “controlled group” within the meaning of Section 4001(a)(14) of ERISA, for the benefit of any employee, director or former employee or director of Parent or any of its Subsidiaries.

              “Parent Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, to be issued by Parent.

              “Parent Qualified Plan” has the meaning specified in Section 4.13(b).

              “Parent Reorganization Tax Opinion” means (a) the tax opinion, dated as of the Closing Date, referred to in Section 6.2(e) and (b) if required in connection with the filing of the Registration Statement, the opinion as to the material U.S. federal income tax consequences of the Combination, to be delivered by Parent Tax Counsel for purposes of the Registration Statement including the Joint Proxy Statement.

              “Parent Reorganization Tax Opinion Representation Letter” means the representation letter substantially in the form of Exhibit F, with such changes, updates or refinements, agreed to by Parent, the Company, Parent Tax Counsel and Company Reorganization Tax Counsel, as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by Parent, and dated and effective as of the Closing Date (and if applicable, as of the date of any Reorganization Tax Opinions to be delivered in connection with the Registration Statement), delivered to each of the tax counsel providing the Reorganization Tax Opinions as a condition to, and in connection with, the issuance of the Reorganization Tax Opinions.

              “Parent Requisite Approvals” means the Parent Stockholder Approval and the Parent Disinterested Stockholder Approval.

              “Parent Restricted Common Stock” means restricted shares of Parent Common Stock.

              “Parent RSUs” means restricted stock units with respect to shares of Parent Common Stock.

              “Parent SEC Documents” has the meaning specified in Section 4.6(a).

              “Parent Section 16 Officer” means any person that Parent has determined to be an “officer” of Parent within the meaning of Rule 16a-1(f) of the Exchange Act.

              “Parent Series A Common Stock” means the Series A common stock, par value $0.01 per share, of Parent.

              “Parent Series B Common Stock” means the Series B common stock, par value $0.01 per share, of Parent.

              “Parent Series C Common Stock” means the Series C common stock, par value $0.01 per share, of Parent.

              “Parent Signing Split-Off Tax Opinion Representation Letter” means the representation letter executed by Parent prior to the execution of this Agreement, dated and effective as of the date of this Agreement, and delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Signing Tax Opinion.

              “Parent Special Committee” has the meaning specified in the recitals.

              “Parent Special Committee Recommendation” has the meaning specified in Section 4.4(b).

              “Parent Split-Off Tax Opinion Representation Letters” means the Parent Signing Split-Off Tax Opinion Representation Letter and the Parent Closing Split-Off Tax Opinion Representation Letter.

              “Parent Stock Option” means a stock option to purchase shares of Parent Common Stock.

              “Parent Stock Plan” means the Liberty Broadband Corporation 2019 Omnibus Incentive Plan, the Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) and the Liberty Broadband Corporation Transitional Stock Adjustment Plan.

              “Parent Stockholder” means a holder of Parent Capital Stock.

              “Parent Stockholder Approval” has the meaning specified in Section 4.4(f).

              “Parent Stockholders Meeting” has the meaning specified in Section 5.7(a).

              “Parent Tax Counsel” has the meaning specified in Section 6.2(e).

              “Parent Tax Opinion Representations” means the representations in the Parent Reorganization Tax Opinion Representation Letter and the Parent Split-Off Tax Opinion Representation Letters.

              “Parent Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of November 4, 2014, by and between Parent and Liberty Media Corporation.

              “Parent Termination Fee” has the meaning specified in Section 7.3(c).

              “Parent Vote Date” has the meaning specified in Section 7.1(b)(iv).

              “Party” means any of the Company, Parent, Merger Sub and Merger LLC.

              “Patents” means patents and industrial designs, patent and industrial design applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith.

              “Permitted Encumbrances” means: (a) statutory Encumbrances for current Taxes or other payments that are not yet due and payable, (b) Encumbrances for Taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the Company SEC Documents or the Parent SEC Documents, as applicable, filed prior to the date of this Agreement, (c) Encumbrances in favor of vendors, mechanics, carriers, workmen, warehousemen, repairmen, materialmen or similar Encumbrances arising under applicable Law in the Ordinary Course, which would not materially impair the use, operation or value of the asset subject thereto, (d) valid non-exclusive licenses to Intellectual Property in the Ordinary Course Consistent with Past Practice, (e) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Law, (f) with respect to any licensed or leased asset or property, the rights of any lessor, lessee, licensor or licensee under the applicable lease or license entered into in the Ordinary Course Consistent with Past Practice, (g) liens securing Indebtedness of the Company and/or its Subsidiaries described on Section 1.1(a) of the Company Disclosure Letter (and identified thereon as being secured by such liens) so long as the terms of such Indebtedness, as in effect on the date of this Agreement, require the incurrence of such liens to secure such Indebtedness, (h) defects, imperfections or irregularities in title, easements, covenants, restrictions and rights of way and other similar Encumbrances, or other liens of record, zoning, building and other similar codes and restrictions, with respect to real property, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use, (i) (x) with respect to any securities, any transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Law or (y) restrictions under organizational documents, (j) Encumbrances set forth in any Transaction Document, (k) Encumbrances that do not, individually or in the aggregate, materially impair the continued use or operation of the property to which they relate or the conduct of the business of the Company and its Subsidiaries as conducted on the date of this Agreement, (l) statutory Encumbrances arising by operation of Law with respect to a Liability incurred in the Ordinary Course and which is not yet due and payable or which is being contested in good faith and by appropriate proceedings and (m) any Encumbrances which are of record and any Encumbrances that would be disclosed by an accurate survey of the real property.

              “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any Group comprised of two (2) or more of the foregoing.

              “Personal Data” means any and all information that, (i) alone or in combination with other information, allows the identification of a living individual (including, IP address, digital signature, name, address, telephone number, email address or usernames in combination with a password or security code that would allow access to an online account, date of birth, social security number, bank account number, government-issues identification number, credit card number, credit history and criminal history) and is “Personal Data” as that term is defined in Article 4 of the GDPR or (ii) is “Personally Identifiable Information” under any Data Security Requirements in any jurisdiction applicable to the processing of that Personal Data.

              “Portfolio Securities” means the securities of the entities set forth on Section 1.1(b) of the Company Disclosure Letter.

              “Preferred Consideration” has the meaning specified in Section 2.6(a)(ii)(3).

              “Qurate” means Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation).

              “Qurate Closing Representation Letter” means the representation letter substantially in the form of the Qurate Signing Representation Letter with such changes, updates or refinements, agreed to by Qurate and Split-Off Tax Counsel (and, with respect to material changes, updates or refinements, with the consent of the Company and Parent (such consent not to be unreasonably withheld, conditioned or delayed)), as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to the Closing to be executed by Qurate, dated and effective as of the Closing Date, delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Closing Tax Opinion.

              “Qurate Signing Representation Letter” means the representation letter executed by Qurate prior to the execution of this Agreement, dated and effective as of the date of this Agreement, and delivered to Split-Off Tax Counsel as a condition to, and in connection with, the issuance of the Split-Off Signing Tax Opinion.

              “RCA” means the Regulatory Commission of Alaska.

              “Real Property” has the meaning specified in Section 3.12(b).

              “Registration Statement” has the meaning specified in Section 5.7(a).

              “Reorganization Agreement” means that certain Agreement and Plan of Reorganization dated as of April 4, 2017, as amended, by and among Qurate, Liberty Interactive LLC and the Company.

              “Reorganization Tax Opinion Representations” means the representations in the Company Reorganization Tax Opinion Representation Letter and the Parent Reorganization Tax Opinion Representation Letter.

              “Reorganization Tax Opinions” means the Parent Reorganization Tax Opinion and the Company Reorganization Tax Opinion.

              “Representatives” means, with respect to any Person, its financial advisors, legal counsel, financing sources, accountants, insurers or other advisors, agents or representatives, including its officers and directors.

              “Sarbanes Act” means the Sarbanes-Oxley Act of 2002.

              “SEC” means the Securities and Exchange Commission.

              “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

              “Senior Management” means, with respect to (i) Parent, (A) the Chief Executive Officer, the Chief Accounting Officer, the Chief Legal Officer and the Chief Corporate Development Officer of Parent and (B) the Chief Executive Officer of Skyhook Wireless, Inc., and (ii) the Company, (A) the Chief Executive Officer, the Chief Accounting Officer, the Chief Legal Officer and the Chief Corporate Development Officer of the Company, (B) the Chief Executive Officer of GCI Holdings, LLC and (C) the Chief Executive Officer of Evite, Inc.

              “Series A Consideration” has the meaning specified in Section 2.6(a)(ii)(1).

              “Series B Consideration” has the meaning specified in Section 2.6(a)(ii)(2).

              “Signing Split-Off Tax Opinion Representation Letters” means the Company Signing Split-Off Tax Opinion Representation Letter, the Parent Signing Split-Off Tax Opinion Representation Letter, the Malone Signing Representation Letter and the Qurate Signing Representation Letter.

              “Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP.

              “Specified Persons” means the Persons listed on Section 1.1(c) of the Company Disclosure Letter.

              “Split-Off” means the split-off of the Company Predecessor by Qurate on the Split-Off Date pursuant to which Qurate redeemed shares of Liberty Ventures Common Stock in exchange for shares of the corresponding class of Company Predecessor common stock.

              “Split-Off Closing Tax Opinion” means the tax opinion, dated as of the Closing Date, referred to in Section 6.1(l).

              “Split-Off Date” means March 9, 2018.

              “Split-Off Signing Tax Opinion” means the tax opinion, dated as of the date of this Agreement, referred to in Section 3.18(j).

              “Split-Off Tax Counsel” has the meaning specified in Section 6.1(l).

              “Split-Off Tax Treatment” means (a) the qualification of the Contribution and Distribution as a tax-free transaction described under Sections 368(a)(1)(D), 355 and 361 of the Code and (b) the qualification of the Contribution and Distribution in whole for nonrecognition of income, gain and loss for U.S. federal (and state and local) income (or franchise) tax purposes to Qurate, the Company, each of their respective Subsidiaries at the effective time of the Distribution and the holders of Liberty Ventures Common Stock that received stock of the Company in the Distribution.

              “Split-Off Tax Treatment Agreement” means any agreement or arrangement (written or oral, provided it is valid, binding and enforceable under applicable Law) that governs the sharing, allocation, reimbursement, or indemnification of Taxes with respect to, or the conduct, settlement or defense of any Tax Contest (as defined in the Tax Sharing Agreement) in respect of, the Split-Off Tax Treatment, other than the Tax Sharing Agreement, the Tax Sharing Agreement Joinder and any agreement or arrangement with a Tax Authority (as defined in the Tax Sharing Agreement).

              “State Commissions” means the RCA and any other state Governmental Authority that has issued Communications Licenses to the Company or its Subsidiaries, or any successor to any such state Governmental Authority.

              “Stock Issuance” means the issuance of (a) shares of Parent Series C Common Stock, Parent Series B Common Stock and Parent Preferred Stock to holders of shares of Company Series A Common Stock, Company Series B Common Stock and Company Preferred Stock, respectively, as part of the Merger Consideration and (b) shares of Parent Series C Common Stock and Parent Series B Common Stock pursuant to the terms of the Exchange Agreement.

              “Subsidiary” means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity (a) that is consolidated with such Person for purposes of financial reporting under GAAP or (b) in which such Person (i) owns, directly or indirectly, more than fifty percent (50%) of the voting power represented by the outstanding voting securities or more than fifty percent (50%) of the equity securities, profits interest or capital interest, (ii) is entitled to elect at least one-half of the board of directors or similar governing body or (iii) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively; provided, that for purposes of this Agreement, unless otherwise specified, subject to Section 1.2(b), prior to the Effective Time, neither Parent nor any of its Subsidiaries will be deemed to be a Subsidiary of the Company or a Subsidiary of any of the Company's Subsidiaries, whether or not they otherwise would be a Subsidiary of the Company or any of the Company's Subsidiaries under the foregoing definition.

              “Superior Company Proposal” means a bona fide written Alternative Company Transaction Proposal which the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) determines in good faith (after consultation with its outside legal counsel and financial advisors), taking into account all legal, financial, tax, regulatory, timing and other aspects of the proposal and the identity of the Person making the proposal, (a) is reasonably likely to be consummated on the terms proposed, (b) to the extent financing is required, such financing is then fully committed or reasonably capable of being obtained, (c) is more favorable from a financial point of view to the Company and the Company Stockholders (other than the Malone Group and the Maffei Group and their respective Affiliates and the Company Section 16 Officers) than the terms of the Merger and the other transactions contemplated hereby and (d) is otherwise on terms that the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) has determined to be superior to the transactions contemplated hereby; provided, however, that, for purposes of this definition of “Superior Company Proposal,” the term “Alternative Company Transaction Proposal” shall have the meaning assigned to such term in this Agreement, except that each reference to twenty-five percent (25%) in the definition of “Alternative Company Transaction” when used in the definition of “Alternative Company Transaction Proposal” shall be replaced with a reference to seventy-five percent (75%).

              “Superior Parent Proposal” means a bona fide written Alternative Parent Transaction Proposal which the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) determines in good faith (after consultation with its outside legal counsel and financial advisors), taking into account all legal, financial, tax, regulatory, timing and other aspects of the proposal and the identity of the Person making the proposal, (a) is reasonably likely to be consummated on the terms proposed, (b) to the extent financing is required, such financing is then fully committed or reasonably capable of being obtained, (c) is more favorable from a financial point of view to Parent and the Parent Stockholders (other than the Company and its Subsidiaries, the Malone Group and the Maffei Group and their respective Affiliates and the Parent Section 16 Officers) than the terms of the Merger and the other transactions contemplated hereby and (d) is otherwise on terms that the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) has determined to be superior to the transactions contemplated hereby; provided, however, that, for purposes of this definition of “Superior Parent Proposal,” the term “Alternative Parent Transaction Proposal” shall have the meaning assigned to such term in this Agreement, except that each reference to twenty-five percent (25%) in the definition of “Alternative Parent Transaction” when used in the definition of “Alternative Parent Transaction Proposal” shall be replaced with a reference to seventy-five percent (75%).

              “Surviving Company” has the meaning specified in Section 2.1(b).

              “Surviving Corporation” has the meaning specified in Section 2.1(a).

              “Tax” or “Taxes” means (a) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, fees, levies and Liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, escheat, employment, excise and property taxes and (b) all interest, penalties and additions imposed with respect to such amounts in clause (a).

              “Tax Opinions” means (a) the Split-Off Closing Tax Opinion and (b) the Reorganization Tax Opinions.

              “Tax Return” means a report, return, certificate, form or similar statement or document, including any amendment thereof or any attachment thereto, supplied to or filed with or required to be supplied to or filed with a Governmental Authority in connection with the determination, assessment or collection of any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

              “Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of March 9, 2018, by and between Qurate and the Company.

              “Tax Sharing Agreement Joinder” means the Assumption and Joinder Agreement to Tax Sharing Agreement, dated as of the date of this Agreement, by and among Parent, the Company and Qurate.

              “Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than the Company, Parent or any of their respective Affiliates.

              “Trademarks” means trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names, social media handle registrations and all other indicia of origin, all applications, registrations and renewals in connection therewith and all goodwill associated with any of the foregoing.

              “Transaction Documents” means this Agreement, the Voting Agreements and the Exchange Agreement.

              “Transaction Tax-Related Losses” has the meaning specified in the Tax Sharing Agreement.

              “Transaction Taxes” has the meaning specified in the Tax Sharing Agreement.

              “Treasury Regulations” means the regulations promulgated under the Code in effect on the date of this Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

              “Upstream Effective Time” has the meaning specified in Section 2.3(b).

              “Upstream Merger” has the meaning specified in the recitals.

              “Upstream Merger Certificate” means the certificate of ownership and merger with respect to the Upstream Merger containing the provisions required by, and executed in accordance with, Section 267 of the DGCL and Section 18-209(i) of the DLLCA (and as authorized by Merger LLC in accordance with Section 267 of the DGCL and Section 18-209 of the DLLCA), in the form attached hereto as Exhibit G or in such other form as is mutually agreed by Parent and the Company.

              “Use” has the meaning specified in Section 3.14(f).

              “Voting Agreements” has the meaning specified in the recitals.

              “Voting Company Debt” has the meaning specified in Section 3.2(c).

              “Voting Parent Debt” has the meaning specified in Section 4.2(c).

              “Wholly Owned Subsidiary” means, as to any Person, a Subsidiary of such Person, 100% of the Equity and voting interest in which is beneficially owned or owned of record, directly and/or indirectly, by such Person.

              “Willful Breach” means a material breach of a Party's covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a Party with the Knowledge that the taking of such act or failure to take such action would be a material breach of such Party's covenants or agreements.

              Section 1.2        Terms Generally.

              (a)         The definitions in Section 1.1 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (and the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter) in their entirety and not to any part hereof unless the context otherwise requires. All references herein to Articles, Sections, Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Any references to any statute or regulation are to such statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions), unless the context otherwise requires. Any reference in this Agreement to a “day” or “number of days” (without the explicit qualification of “business”) will be interpreted as a reference to a calendar day or number of calendar days, as the case may be. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice will be deferred until, or may be taken or given on, the next Business Day. As used herein, and unless the context otherwise requires, the phrase “made available” and words of similar import mean that the relevant documents, instruments or materials were (A) (x) with respect to information to be made available to Parent, posted and made available to Parent on the Company due diligence data site or otherwise delivered to Debevoise, in its capacity as counsel to the Parent Special Committee, by the Company or its Representatives in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements at least one (1) Business Day prior to the date of this Agreement, and (y) with respect to information to be made available to the Company, posted or made available to the Company on the Parent due diligence data site or delivered to Baker Botts in its capacity as counsel to the Company or Morris Nichols in its capacity as counsel to the Company Special Committee, as applicable, by Parent or its Representatives in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements and in each case, at least one (1) Business Day prior to the date of this Agreement or (B) filed or furnished to the SEC (and publicly available) at least two (2) Business Days prior to the date of this Agreement.

              (b)         References to “the Company” in the phrase “the Company and its Subsidiaries, taken as a whole”, including for purposes of Article III, will be deemed to include the Company's equity interest in Parent through the Company's ownership of Parent Series C Common Stock and the related value to the Company thereof.

              (c)          For the avoidance of doubt, the phrase “Parent and its Subsidiaries” will be deemed to include Merger Sub and Merger LLC prior to the Effective Time, the Surviving Corporation following the Effective Time and the Surviving Company following the Upstream Effective Time.

ARTICLE II

THE COMBINATION

              Section 2.1        The Combination.

              (a)         Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation in the Merger (hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company with all its properties, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

              (b)         Upon the terms and subject to the conditions set forth in this Agreement (which constitutes a “plan of merger” for purposes of Section 18-209(i) of the DLLCA) and in accordance with the DGCL, the DLLCA and the authorization of the Upstream Merger by Merger LLC in accordance with Merger LLC's governing documents, Section 267 of the DGCL, Section 18-209(i) of the DLLCA and the Upstream Merger Certificate, at the Upstream Effective Time, the Surviving Corporation shall be merged with and into Merger LLC and the separate corporate existence of the Surviving Corporation shall thereupon cease. Merger LLC shall continue as the surviving company in the Upstream Merger (sometimes hereinafter referred to as the “Surviving Company”), and the separate existence of Merger LLC with all its properties, rights, privileges, immunities, powers and franchises shall continue unaffected by the Upstream Merger. At the Upstream Effective Time, the effect of the Upstream Merger shall be as provided in the authorization of the Upstream Merger by Merger LLC in accordance with Merger LLC's governing documents, Section 267 of the DGCL, Section 18-209(i) of the DLLCA, this Agreement, the Upstream Merger Certificate and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Upstream Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Surviving Corporation and Merger LLC shall vest in the Surviving Company, and all debts, Liabilities and duties of the Surviving Corporation and Merger LLC shall become the debts, Liabilities and duties of the Surviving Company.

              Section 2.2        Organizational Documents.

              (a)         At the Effective Time, the Company Charter as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth on Exhibit H and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended (subject to Section 5.14(a)) in accordance with its terms and the DGCL.

              (b)         The Parties shall take all necessary action so that, at the Effective Time, the Company Bylaws as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth on Exhibit I, and as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter further amended (subject to Section 5.14(a)) in accordance with their terms, the terms of the certificate of incorporation of the Surviving Corporation and the DGCL.

              (c)          At the Upstream Effective Time, the certificate of formation of Merger LLC, as in effect immediately prior to the Upstream Effective Time, shall be the certificate of formation of the Surviving Company, until thereafter amended in accordance with applicable Law and the applicable provisions of the Surviving Company's certificate of formation and limited liability company agreement.

              (d)         At the Upstream Effective Time, the limited liability company agreement of the Merger LLC, as in effect immediately prior to the Upstream Effective Time, shall be the limited liability company agreement of the Surviving Company, until thereafter amended (subject to Section 5.14(a)) in accordance with applicable Law and the applicable provisions of such limited liability company agreement.

              Section 2.3        Effective Time; Upstream Effective Time.

              (a)         Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, (i) first, Parent shall file the Certificate of Designations with the Secretary of State of the State of Delaware, which shall become effective upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware or such later date and time as set forth therein and mutually agreed by Parent and the Company but in all events prior to the Effective Time and (ii) second, the Company shall file the Certificate of Merger as contemplated by the DGCL, together with any required related certificates, filings or recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the “Effective Time”); provided, however, that in no event shall the Effective Time be prior to the time the Certificate of Designations has become effective.

              (b)         Immediately following the filing of the Certificate of Merger, Merger LLC shall file the Upstream Merger Certificate, together with any required related certificates, filings or recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the DLLCA. The Upstream Merger shall become effective upon the filing of the Upstream Merger Certificate with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Upstream Merger Certificate (such time, the “Upstream Effective Time”). The Effective Time shall, in all events, precede the Upstream Effective Time.

              Section 2.4        Closing.    Unless this Agreement shall have been terminated in accordance with Section 7.1, the closing of the Combination (the “Closing”) shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VI shall have been satisfied or waived (to the extent waivable) by the Party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other date and time as agreed to by the Parties in writing (the date on which the Closing occurs, the “Closing Date”). The Closing shall take place at 10:00 a.m., New York City time, on the Closing Date, at the offices of Baker Botts, 2001 Ross Avenue, Suite 900, Dallas, Texas or at such other place and time as agreed to by the Parties hereto.

              Section 2.5        Directors and Officers.

              (a)         The Parties shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal.

              (b)         The Parties shall take all necessary action such that the officers of Merger LLC immediately prior to the Upstream Effective Time shall be the officers of the Surviving Company until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal.

              Section 2.6        Effect on Capital Stock.

              (a)        Effect on Company Capital Stock and Merger Sub Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholders, any of the Parties, or any other Person:

                             (i)           Cancelled Shares.        Each share of Company Common Stock or Company Preferred Stock (A) held by the Company as treasury stock or by any of its Wholly Owned Subsidiaries immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor and (B) owned by Parent or any of its Wholly Owned Subsidiaries immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

                             (ii)          Conversion of Company Capital Stock.        Except as otherwise provided in Section 2.6(a)(i), and subject to Section 2.6(b), Section 2.6(e) and Section 2.7(e):

                      (1)         Each share of Company Series A Common Stock issued and outstanding immediately prior to the Effective Time shall automatically, and without any election on the part of the Company Stockholders, be converted into the right to receive a number of shares of Parent Series C Common Stock such that each holder of record of shares of Company Series A Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Series C Common Stock equal to the product of (x) the total number of shares of Company Series A Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) the Common Exchange Ratio (such shares of Parent Series C Common Stock, together with any cash payable in respect of such Company Series A Common Stock pursuant to Section 2.7(e)(i) in lieu of fractional shares, the “Series A Consideration”);

                      (2)         Each share of Company Series B Common Stock issued and outstanding immediately prior to the Effective Time shall automatically, and without any election on the part of the Company Stockholders, be converted into the right to receive a number of shares of Parent Series B Common Stock such that each holder of record of shares of Company Series B Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Series B Common Stock equal to the product of (x) the total number of shares of Company Series B Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) the Common Exchange Ratio (such shares of Parent Series B Common Stock, together with any cash payable in respect of such Company Series B Common Stock pursuant to Section 2.7(e)(i) in lieu of fractional shares, the “Series B Consideration” and, together with the Series A Consideration, “Common Consideration”); provided, for the avoidance of doubt and pursuant to the Exchange Agreement, members of the Malone Group have agreed to waive the right to receive certain shares of Parent Series B Common Stock and instead receive the consideration and rights set forth therein; and

                      (3)         Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically, and without any election on the part of the Company Stockholders, be converted into the right to receive one share of Parent Preferred Stock such that each holder of record of shares of Company Preferred Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Preferred Stock equal to the total number of shares of Company Preferred Stock held of record by such holder immediately prior to the Effective Time, (such shares of Parent Preferred Stock, the “Preferred Consideration”, and together with Common Consideration, the “Merger Consideration”).

From and after the Effective Time, all shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to be outstanding and shall cease to exist, and, except as otherwise provided in Section 2.6(a)(i) and subject to Section 2.6(b), Section 2.6(c), and Section 2.6(e), each holder of (A) a certificate (a “Certificate”) that immediately prior to the Effective Time represented such shares or (B) such shares immediately prior to the Effective Time in non-certificated book-entry form (the “Book Entry Shares”) shall, in each case, thereafter cease to have any rights with respect to such shares of Company Capital Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of shares become entitled in accordance with this Article II upon the surrender of such Certificate (subject to Section 2.7(i)) or exchange of Book Entry Shares in accordance with Section 2.7.

                             (iii)         Effect on Merger Sub Common Stock.        Each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one (1) share of common stock of the Surviving Corporation.

              (b)        Changes to Stock.    If at any time during the period between the date of this Agreement and the Effective Time, any change in outstanding Parent Capital Stock or Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares or any stock dividend thereon with a record date or ex-dividend date during such period, or any similar extraordinary transaction or event (including any merger, consolidation, share exchange, business combination or similar transaction as a result of which Parent Capital Stock or Company Capital Stock will be converted or exchanged (other than any conversion by any holder thereof of Company Series B Common Stock into Company Series A Common Stock pursuant to the terms of the Company Charter)), the Merger Consideration, the Common Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately and equitably adjusted to provide the Company Stockholders the same economic effect as contemplated by this Agreement prior to such event. For the avoidance of doubt, neither the declaration nor payment by the Company of quarterly cash dividends on the Company Preferred Stock in accordance with the terms of the Company Charter prior to the Effective Time will require any adjustment under this Section 2.6(b).

              (c)        Post-Closing Company Preferred Stock Dividends.    Parent shall pay (or cause a Subsidiary of Parent to pay) all dividends declared by the Company Board in accordance with the Company Charter on the Company Preferred Stock to the extent that the payment date for such dividends is after the Closing and the record date therefor precedes the Closing. The declared dividends shall be paid by Parent on the payment date to the holders of record of Company Preferred Stock as of the close of business on the record date therefor. Any dividends declared by the Company Board on the Company Preferred Stock will be conditioned on the record date occurring prior to the Closing Date.

              (d)        Conversion of Surviving Corporation Shares.    At the Upstream Effective Time, by virtue of the Upstream Merger and without any action on the part of any of the Parties or holders of any securities of the Surviving Corporation or Merger LLC, (i) each limited liability company interest of Merger LLC issued and outstanding immediately prior to the Upstream Effective Time shall remain outstanding as a limited liability company interest of the Surviving Company and (ii) each share of capital stock of the Surviving Corporation shall be cancelled and shall cease to exist, and no securities or other consideration shall be delivered in exchange therefor.

              (e)        Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, shares of Company Series B Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Series B Consideration, but rather the holders of such Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with and to the extent provided in Section 262 of the DGCL; provided, that if any such holder shall fail to perfect or otherwise shall waive, effectively withdraw or lose the right to appraisal under Section 262 with respect to any Dissenting Shares, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Series B Consideration as provided herein.

              Section 2.7        Exchange of Certificates and Book Entry Shares.

              (a)        Exchange Agent.    Prior to the Effective Time, Parent shall select an institution reasonably acceptable to the Company to act as the exchange agent (the “Exchange Agent”) in the Merger for the purpose of exchanging Certificates and Book Entry Shares for the applicable Merger Consideration. Prior to the Effective Time, Parent shall enter into or shall have entered into an exchange agent agreement with the Exchange Agent, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement and such agreement shall be reasonably acceptable to the Company. Parent will make available to the Exchange Agent, at or prior to the Effective Time, a number of shares of Parent Series B Common Stock, Parent Series C Common Stock and Parent Preferred Stock sufficient to pay the aggregate Merger Consideration pursuant to Section 2.6(a) and Section 2.7(e) (such shares of Parent Series B Common Stock, Parent Series C Common Stock and Parent Preferred Stock, together with any dividends or distributions with respect thereto, the “Exchange Fund”). Promptly after the Effective Time, Parent will cause the Exchange Agent to send to each holder of record (as of immediately prior to the Effective Time) of a Certificate (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent or by appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company in the United States) for use in effecting delivery of shares of Company Common Stock or Company Preferred Stock to the Exchange Agent and (B) instructions for effecting the surrender of Certificates in exchange for the Merger Consideration issuable and payable in respect thereof, and any dividends or other distributions to which such holders are entitled pursuant to Section 2.7(d). Exchange of any Book Entry Shares shall be effected in accordance with Parent's customary procedures with respect to securities represented by book entry.

              (b)        Exchange Procedure.    Each holder of shares of Company Common Stock or Company Preferred Stock that have been converted into the right to receive the Common Consideration or the Preferred Consideration, respectively, to be issued in consideration therefor, upon surrender to the Exchange Agent of a Certificate (subject to Section 2.7(i)), together with a properly completed letter of transmittal, or compliance with Parent's customary procedures with respect to the exchange of Book Entry Shares, will be entitled to receive (i) the number of whole shares of Parent Series B Common Stock, Parent Series C Common Stock or Parent Preferred Stock (which shall be in non-certificated book-entry form unless a physical Certificate is requested) that such holder has the right to receive pursuant to Section 2.6 and (ii) a check or other form of payment in the amount equal to (x) any cash in lieu of fractional shares payable pursuant to Section 2.7(e) and (y) any dividends and other distributions, if any, payable in respect of such whole shares pursuant to Section 2.7(d). Any such Certificate or Book Entry Share shall forthwith be cancelled. No interest shall be paid or accrued on any Merger Consideration (including on any cash in lieu of fractional shares) or on any unpaid dividends and distributions payable to holders of Certificates or Book Entry Shares. Until so surrendered, each Certificate and Book Entry Share shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration (including any cash in lieu of fractional shares) and any dividends and other distributions in accordance with Section 2.7(d).

              (c)        Certificate Holder.    If any portion of the Merger Consideration (or any other payment provided for in this Article II) is to be paid to or registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment or registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of Merger Consideration (or other payment) shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such payment or registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

              (d)        Dividends and Distributions.    No dividends or other distributions with respect to shares of Parent Series B Common Stock, Parent Series C Common Stock or Parent Preferred Stock issued pursuant to the Merger shall be paid to the holder of any unsurrendered Certificates or non-exchanged Book Entry Shares until such Certificates (subject to Section 2.7(i)) or Book Entry Shares are properly surrendered or exchanged in accordance with this Section 2.7. Following such surrender or exchange, there shall be paid, without interest, to the record holder of the shares of Parent Series B Common Stock, Parent Series C Common Stock or Parent Preferred Stock issued in exchange therefor (i) all dividends and other distributions payable in respect of such shares of Parent Series B Common Stock, Parent Series C Common Stock or Parent Preferred Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender or exchange and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Series B Common Stock, Parent Series C Common Stock and Parent Preferred Stock with a record date after the Effective Time but with a payment date subsequent to the date of such surrender or exchange. For purposes of dividends or other distributions in respect of shares of Parent Series B Common Stock, Parent Series C Common Stock or Parent Preferred Stock, all shares of Parent Series B Common Stock, Parent Series C Common Stock or Parent Preferred Stock to be issued pursuant to the Merger shall be entitled to dividends and other distributions pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

              (e)        Fractional Shares.    No fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued to holders of Company Common Stock or Company Preferred Stock in connection with the Merger.

                             (i)           The Exchange Agent and Parent shall, as soon as practicable after the Closing: (A) determine the number of whole shares of Parent Series B Common Stock and Parent Series C Common Stock, as applicable, and the number of fractional shares of Parent Series B Common Stock and Parent Series C Common Stock, as applicable, that each former record holder of Company Common Stock is entitled to receive in connection with the consummation of the Merger and (B) (1) aggregate all such fractional shares of Parent Series B Common Stock and Parent Series C Common Stock, as applicable, of all such record holders into whole shares of Parent Series B Common Stock and Parent Series C Common Stock, as applicable, and sell the whole shares obtained thereby in open market transactions at then-prevailing trading prices on behalf of such record holders to whom fractional share interests otherwise would have been issued and (2) in lieu of delivering such fractional shares to such record holders, deliver to each such record holder of Company Series A Common Stock or Company Series B Common Stock, as the case may be, such Company Series A Common Stock record holder's ratable share of the net proceeds of such sales of Parent Series C Common Stock, based upon the average gross selling price per share of Parent Series C Common Stock and such Company Series B Common Stock record holder's ratable share of the net proceeds of such sales of Parent Series B Common Stock, based upon the average gross selling price per share of Parent Series B Common Stock, in each case after making appropriate deductions for any amount required to be withheld under applicable Law as contemplated by Section 2.7(j) and less any brokers' charges, commissions or transfer Taxes.

                             (ii)          The Exchange Agent, in its sole discretion, will determine the timing and method of selling such shares, the selling price of such shares and the broker-dealer through which such shares will be sold. No interest will accrue on the proceeds from the sale of such shares.

              (f)        No Further Ownership Rights.    The Merger Consideration (and any other payments) paid in accordance with the terms of this Article II in respect of shares of Company Capital Stock converted pursuant to Section 2.6 shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book Entry Shares formerly representing shares of Company Common Stock or Company Preferred Stock are presented to the Surviving Corporation (or the Surviving Company, as applicable) or the Exchange Agent for any reason, such Certificates shall be canceled and such Certificates or Book Entry Shares shall be exchanged as provided in this Article II.

              (g)        Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock or Company Preferred Stock for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock or Company Preferred Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for the Merger Consideration (and any other payment in accordance with this Article II).

              (h)        No Liability.    None of Parent, Merger Sub, Merger LLC, the Company or the Exchange Agent shall be liable to any Person in respect of any cash, Parent Common Stock or Parent Preferred Stock from the Exchange Fund properly delivered to a public official to the extent required by any applicable abandoned property, escheat or similar Law. If any Certificate or Book Entry Shares shall not have been surrendered or exchanged prior to the date on which the applicable Merger Consideration would escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

              (i)        Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration issuable in respect thereof (including any cash in lieu of fractional shares) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(d), with respect to each share of Company Common Stock or Company Preferred Stock formerly represented by such Certificate.

              (j)        Withholding Rights.    Parent, Merger Sub, Merger LLC, the Company and the Exchange Agent shall each be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Tax Law. To the extent that amounts are so deducted or withheld by Parent, Merger Sub, Merger LLC, the Company or the Exchange Agent, as applicable, and timely paid to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

              Section 2.8        Company Equity Awards.

              (a)         At the Effective Time, each Company Series A Stock Option (whether or not vested) that is outstanding and unexercised immediately prior to the Effective Time, shall, automatically and without any required action on the part of the holder thereof, cease to represent an option award to purchase Company Series A Common Stock and be converted into an option award to purchase Parent Series C Common Stock (an “Adjusted Parent Series C Option”) governed by the same terms and conditions (including any applicable vesting requirements) as applied to such Company Series A Stock Option immediately prior to the Effective Time, except that (1) the number of shares of Parent Series C Common Stock subject to such Adjusted Parent Series C Option shall be equal to the product of (x) the Common Exchange Ratio, multiplied by (y) the number of shares of Company Series A Common Stock subject to such Company Series A Stock Option immediately prior to the Effective Time, rounded down to the next whole share of Parent Series C Common Stock and (2) the per share exercise price of such Adjusted Parent Series C Option shall be equal to the quotient of (A) the exercise price per share of the Company Series A Common Stock applicable to such Company Series A Stock Option immediately prior to the Effective Time divided by (B) the Common Exchange Ratio, with the result rounded up to the nearest cent; provided, however, that any vesting conditions applicable to each Company Series A Stock Option held by any person considered to be a non-employee director of the Company that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, accelerate in full immediately prior to the Effective Time.

              (b)         At the Effective Time, each Company Series B Stock Option (whether or not vested) that is outstanding and unexercised immediately prior to the Effective Time, shall, automatically and without any required action on the part of the holder thereof, cease to represent an option award to purchase Company Series B Common Stock and be converted into an option award to purchase Parent Series B Common Stock (an “Adjusted Parent Series B Option”) governed by the same terms and conditions (including any applicable vesting requirements) as applied to such Company Series B Stock Option immediately prior to the Effective Time, except that (1) the number of shares of Parent Series B Common Stock subject to such Adjusted Parent Series B Option shall be equal to the product of (x) the Common Exchange Ratio, multiplied by (y) the number of shares of Company Series B Common Stock subject to such Company Series B Stock Option immediately prior to the Effective Time, rounded down to the next whole share of Parent Series B Common Stock and (2) the per share exercise price of such Adjusted Parent Series B Option shall be equal to the quotient of (A) the exercise price per share of the Company Series B Common Stock applicable to such Company Series B Stock Option immediately prior to the Effective Time divided by (B) the Common Exchange Ratio, with the result rounded up to the nearest cent.

              (c)          At the Effective Time, each Company Unit Award (other than each Company Director RSU Award) that is outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, cease to represent a restricted stock unit award or performance stock unit award denominated in shares of Company Series A Common Stock and be converted into a restricted stock unit award or performance stock unit award, as applicable, denominated in shares of Parent Series C Common Stock (an “Adjusted Unit Award”), governed by the same terms and conditions (including any applicable service-based or performance-based vesting requirements) as applied to each such Company Unit Award immediately prior to the Effective Time, except that the number of shares of Parent Series C Common Stock subject to such Adjusted Unit Award shall be equal to the product of (x) the Common Exchange Ratio, multiplied by (y) the number of shares of Company Common Stock subject to such Company Unit Award immediately prior to the Effective Time, rounded down to the next whole share of Parent Series C Common Stock.

              (d)         Immediately prior to the Effective Time, any vesting conditions applicable to each Company RSU Award held by any person considered to be a non-employee director of the Company (each, a “Company Director RSU Award”) that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and at the Effective Time, each Company Director RSU Award shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive the Series A Consideration based on the total number of shares of Company Common Stock subject to such Company Director RSU Award immediately prior to the Effective Time.

              (e)         At the Effective Time, each award of Company Restricted Common Stock that is outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted in accordance with the provisions of Section 2.6(a)(ii)(1) and Section 2.7 applicable to the conversion of Company Series A Common Stock (following such conversion of such award of Company Restricted Common Stock, an “Adjusted Restricted Common Stock Award”), provided, however, that such Adjusted Restricted Common Stock Award will be subject to the same terms and conditions (including any applicable vesting requirements) as applied to each award of Company Restricted Common Stock immediately prior to the Effective Time.

              (f)          At the Effective Time, each award of Company Restricted Preferred Stock that is outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted in accordance with the provisions of Section 2.6(a)(ii)(3) and Section 2.7 applicable to the conversion of Company Preferred Stock (following such conversion of such award of Company Restricted Preferred Stock, an “Adjusted Restricted Preferred Stock Award”), provided, however, that such Adjusted Restricted Preferred Stock Award will be subject to the same terms and conditions (including any applicable vesting requirements) as applied to each award of Company Restricted Preferred Stock immediately prior to the Effective Time.

              (g)         Prior to the Effective Time, the Compensation Committee of the Board of Directors of the Company shall adopt resolutions authorizing and directing the treatment of the Company Equity Awards in the manner prescribed by the terms of this Section 2.8.

              (h)         As soon as practicable following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Capital Stock subject to equity awards converted pursuant to this Section 2.8.

              Section 2.9        Further Assurances.    If, at any time after the Effective Time, Parent reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the transactions contemplated by the Transaction Documents and the Ancillary Agreements or to carry out the purposes and intent of the Transaction Documents and the Ancillary Agreements at or after the Effective Time, then the Company, Parent, the Surviving Corporation or the Surviving Company, as applicable, and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate such contemplated transactions and to carry out the purposes and intent of the Transaction Documents and the Ancillary Agreements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Except as set forth in (a) the Company SEC Documents filed and publicly available at least two (2) Business Days prior to the date of this Agreement (other than any disclosure set forth under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operation” or under the heading “Regulatory Matters,” “Competition” and “Legal Proceedings” that is predictive or forward-looking) but only to the extent the relevance of a disclosure or statement therein to a section of this Article III is reasonably apparent on its face without independent inquiry (provided, that in no event will any disclosure in the Company SEC Documents qualify or limit the representations and warranties in Sections 3.1 (Organization; Standing and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.8(a) (Absence of Certain Changes), 3.18 (Tax Matters), 3.23 (Ownership in Parent), 3.24 (Brokers and Other Advisors) or 3.25 (Opinion of Financial Advisor) of this Agreement) or (b) the corresponding section of the Company Disclosure Letter (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosed with respect to any other section but only to the extent the relevance of a disclosure or statement therein to a section of this Article III is reasonably apparent on its face without independent inquiry and that the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty (or covenant, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents), the Company represents and warrants to Parent, Merger LLC and Merger Sub as follows (provided, that no representation is made in this Article III with respect to the substance of any financial or other information which has directly been provided by

Parent specifically for the purpose of assisting the Company with its SEC reporting obligations as a public company):

              Section 3.1        Organization; Standing and Power.    The Company (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (c) is duly qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the cases of clauses (b) and (c) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent, prior to the date of this Agreement, a complete and correct copy of the Governance Instruments in effect as of the date of this Agreement.

              Section 3.2        Capitalization.

              (a)         The authorized capital stock of the Company consists of (i) five hundred million (500,000,000) shares of Company Series A Common Stock, (ii) twenty million (20,000,000) shares of Company Series B Common Stock, (iii) one billion forty million (1,040,000,000) shares of Company Series C Common Stock, and (iv) fifty million (50,000,000) shares of preferred stock, par value $0.01 per share, issuable in series with seven million five hundred thousand (7,500,000) shares designated as Company Preferred Stock. No other shares of capital stock of, or other equity or voting interests in, the Company are authorized.

              (b)         As of the close of business on July 29, 2020, (i) 101,325,219 shares of Company Series A Common Stock were issued and outstanding (which figure includes 256,748 shares of Company Restricted Common Stock), (ii) 4,488,674 shares of Company Series B Common Stock were issued and outstanding, (iii) no shares of Company Series C Common Stock were issued and outstanding, (iv) 7,199,778 shares of Company Preferred Stock were issued and outstanding (which figure includes 77,158 shares of Company Restricted Preferred Stock), (v) no shares of Company Common Stock were held in treasury by the Company, (vi) a total of 6,825,456 shares of Company Common Stock were available for future awards under the Company Stock Plans, of which 898,342 shares and 427,114 shares are currently registered as available for awards of Company Series A Common Stock and Company Series B Common Stock, respectively (vii) 426,403 shares of Company Series A Common Stock were reserved for issuance upon the vesting of outstanding Company RSU Awards and Company PSU Awards, (viii) 1,087,251 shares of Company Series A Common Stock and 1,245,063 shares of Company Series B Common Stock were reserved for issuance upon the exercise of outstanding unexercised Company Stock Options and (ix) no other shares of Company Capital Stock of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. All of the outstanding shares of Company Capital Stock have been fully paid and non-assessable and were issued in compliance with applicable securities Laws. There are no preemptive or similar rights granted by the Company or any Subsidiary of the Company to any holders of any class of securities of the Company or any Subsidiary of the Company. No shares of the Company are owned by any Subsidiary of the Company. From the close of business on July 29, 2020 through the date of this Agreement, there have been no issuances, repurchases or redemptions by the Company of shares of Company Capital Stock or other equity interests in the Company or issuances by the Company of options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of Company Capital Stock or other equity interests in the Company or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of shares of Company Capital Stock or other equity interests in the Company, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or the settlement of Company Unit Awards or the withholding of shares for the satisfaction of applicable tax withholding requirements related to Company Restricted Common Stock or Company Restricted Preferred Stock, in each case outstanding as of the close of business on July 29, 2020 and in accordance with the terms thereof.

              (c)          Neither the Company nor any Subsidiary of the Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders or the stockholders of any such Subsidiary on any matter (“Voting Company Debt”).

              (d)         Except as set forth in Section 3.2(b), or pursuant to any Transaction Document, other than the Company Equity Awards, there are not, as of the date of this Agreement, any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, restricted stock units, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible into or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company or any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company Capital Stock, or other equity interests in the Company. As of the date of this Agreement, except pursuant to any Transaction Document, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Other than the Voting Agreements, there are no proxies, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries. There are no agreements pursuant to which the Company or any of its Subsidiaries is a party or is bound pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of its Subsidiaries.

              (e)         Section 3.2(e) of the Company Disclosure Letter sets forth, in all material respects, the following information as of the close of business on July 29, 2020 with respect to each outstanding Company Equity Award: the aggregate number of shares issuable thereunder, the type of Company Equity Award, the grant date, the expiration date, the exercise price or reference price (if applicable) and the vesting schedule. Each Company Stock Option was granted under a Company Stock Plan (or predecessor plan referenced therein) in accordance with applicable Law and the terms of the Company Stock Plan (or predecessor plan referenced therein) applicable thereto. Each Company Stock Option has an exercise price, or base price, as applicable, equal to or greater than the fair market value of a corresponding share of Company Common Stock at the close of business on the date of grant.

              (f)          The Company is not party to any “poison pill” rights plan or similar plan or agreement relating to any shares of Company Capital Stock or other equity interests of the Company.

              Section 3.3        Subsidiaries.

              (a)         Each Subsidiary of the Company (i) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its jurisdiction of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              (b)         All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities Laws. All of the outstanding capital stock, or other equity interests in, each Wholly Owned Subsidiary of the Company is owned by the Company, its Subsidiaries or by the Company and another Subsidiary. All of the outstanding capital stock or other equity interests in each Wholly Owned Subsidiary of the Company is owned free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest), other than Permitted Encumbrances.

              (c)          Section 3.3(c) of the Company Disclosure Letter (i) lists, as of the date of this Agreement, (A) each Subsidiary of the Company, (B) its jurisdiction of incorporation or organization, (C) the location of its principal executive office and (D) the type and number of interests held of record by the Company and (ii) lists any other Person in which the Company or any of its Subsidiaries owns Equity (other than Subsidiaries of the Company) and sets forth all Equity of such Person that is owned, in whole or in part, directly or indirectly, by the Company or its Subsidiaries (such equity interests referred to in this clause (ii), collectively, the “Company Other Interests”). All Company Other Interests are fully paid and non-assessable and are owned, directly or indirectly, by the Company or one of its Subsidiaries free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Other Interests), other than Permitted Encumbrances. Except as provided by any Transaction Document, there are no restrictions with respect to the Company (or any Subsidiary of the Company, as applicable) voting any of the Company Other Interests. The Company has made available to Parent complete and correct copies of any stockholders agreements, voting agreements or other agreements with respect to the ownership of Company Other Interests in effect as of the date of this Agreement to which the Company or any of its Subsidiaries are a party.

              Section 3.4        Authorization.

              (a)         The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject, in the case of the Merger, to the receipt of the Company Stockholder Approval and the Company Disinterested Stockholder Approval. Assuming the accuracy of the representations in Section 4.17, the execution, delivery and performance of the Transaction Documents and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Transaction Documents and the Ancillary Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, other than, with respect to the Merger, the Company Stockholder Approval and the Company Disinterested Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery by Parent, Merger Sub and Merger LLC, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

              (b)         The Company Special Committee has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and the Company Stockholders (other than the Malone Group, the Maffei Group and each of their respective Affiliates and the Company Section 16 Officers) and (ii) recommended that the Company Board approve (including for purposes of Section 203 of the DGCL) and declare advisable the Transaction Documents and the transactions contemplated hereby and thereby and submit this Agreement to the Company Stockholders for adoption (such recommendation, the “Company Special Committee Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.

              (c)          The Company Board, upon the unanimous recommendation of the Company Special Committee, has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and the Company Stockholders (other than the Malone Group, the Maffei Group and each of their respective Affiliates and the Company Section 16 Officers), (ii) approved (including for purposes of Section 203 of the DGCL) and declared advisable the Transaction Documents and the transactions contemplated hereby and thereby, (iii) directed that this Agreement be submitted to the Company Stockholders for adoption and (iv) resolved to recommend that the Company Stockholders approve the adoption of this Agreement (such recommendation, the “Company Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.

              (d)         Assuming the accuracy of the representations in Section 4.17, the only votes of the holders of any class or series of Company Capital Stock necessary to adopt the Transaction Documents and to consummate the transactions contemplated hereby and thereby are the adoption of this Agreement by: (i) the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Company Capital Stock entitled to vote thereon, voting together as a single class (the “Company Stockholder Approval”), and (ii) the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Company Capital Stock entitled to vote thereon (other than any outstanding shares of Company Capital Stock beneficially owned, directly or indirectly, by (A) Parent and its Subsidiaries, (B) the Malone Group, the Maffei Group or their respective Affiliates, (C) the members of the Parent Board and the Parent Section 16 Officers, (D) the members of the Company Board and the Company Section 16 Officers or (E) the immediate family members (as defined in Item 404 of Regulation S-K) of any of the foregoing), voting together as a single class (the “Company Disinterested Stockholder Approval”).

              Section 3.5        Consents and Approvals; No Violations.

              (a)         The execution, delivery and performance by the Company of the Transaction Documents and the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, expiration of any applicable waiting period, consent or approval of any Governmental Authority by the Company other than (i) as may be required by Competition Laws, including the HSR Act, (ii) the declaration of effectiveness under the Securities Act of the Registration Statement, (iii) the filing with the SEC of (A) the Joint Proxy Statement in definitive form and (B) such reports and other filings under the

Exchange Act as may be required in connection with the Transaction Documents and the Ancillary Agreements and the transactions contemplated hereby and thereby, (iv) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws or the rules and regulations of NASDAQ, (v) approval by the FCC of applications for transfer of control and/or assignment of the FCC licenses, authorizations and registrations listed on Section 3.5(a)(v) of the Company Disclosure Letter, (vi) approval by the RCA of application(s) for transfer of control and/or assignment of RCA licenses, operating authority, franchises, designations and registrations listed on Section 3.5(a)(vi) of the Company Disclosure Letter, (vii) the filing of the Certificate of Merger, the Upstream Merger Certificate, the Certificate of Designations or other documents as required by the DGCL or DLLCA, (viii) Tax filings or (ix) such other actions or filings the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              (b)         The execution, delivery and, subject to the receipt of the Company Stockholder Approval and the Company Disinterested Stockholder Approval, performance by the Company of the Transaction Documents and the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Governance Instruments or similar organizational documents of any of its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(a) have been obtained and all filings and other obligations described in Section 3.5(a) have been made (and any applicable waiting periods, including any applicable HSR waiting periods, have expired), and assuming the accuracy of the representations in Section 4.17, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments or requirements to purchase or redeem any Indebtedness or capital stock pursuant to, any of the terms, conditions or provisions of any Company Material Contract to which the Company or any of its Subsidiaries is a party or by which any properties of the Company or any of its Subsidiaries is bound or (iv) result in any Encumbrance (except for Permitted Encumbrances) on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv) of this Section 3.5(b) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              Section 3.6        SEC Reports and Financial Statements.

              (a)         The Company has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed or furnished by the Company since the Split-Off Date (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Sarbanes Act, the Securities Act and the Exchange Act (to the extent then applicable) and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b)         Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”), (i) complied, as of its respective date of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with Regulation S-X under the Exchange Act and with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries, as of the respective dates thereof and the consolidated results of the Company's and its Subsidiaries' operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or will be subject to normal and recurring year-end and quarter-end adjustments that are not in the aggregate material).

              (c)          Since the Split-Off Date, the Company has maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rules 13a-15 and 15d-15 under the Exchange Act) substantially as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes Act. The Company's management has completed an assessment of the effectiveness of the Company's internal controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document, or any amendment thereto, its conclusions about the effectiveness of the internal control structures and procedures as of the end of the period covered by such report or amendment based on such evaluation. In connection with the Company management's most recently completed assessment of the Company's internal controls over financial reporting, (i) the Company's principal executive officer and its principal financial officer have disclosed to the Company's auditors and audit committee any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) to the Company's Knowledge there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. To the Company's Knowledge, no executive officer or director of the Company has received or otherwise had or obtained knowledge of, and no auditor, accountant, employee or Representative of the Company has provided written notice to the Company or any executive officer or director of, any substantive complaint or allegation that the Company or any of its Subsidiaries has engaged in improper accounting practices.

              (d)         As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters from the Staff of the SEC relating to the Company SEC Documents and received by the Company prior to the date of this Agreement. None of the Company SEC Documents filed on or prior to the date of this Agreement is, to the Company's Knowledge, subject to ongoing SEC review or investigation.

              (e)         Since the Split-Off Date, except as disclosed in the Company's definitive proxy statements included in the Company SEC Documents, no event has occurred and no transactions or series of transactions, agreements, arrangements, understandings or relationship or relationships to which the Company or any of its Subsidiaries was or is to be a party exists that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

              (f)          Since the Split-Off Date, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

              Section 3.7        No Undisclosed Liabilities.    Except as reflected or specifically reserved against in the balance sheet of the Company dated December 31, 2019 included in the Form 10-K filed by the Company with the SEC on February 27, 2020 (or described in the notes thereto), neither the Company nor any of its Subsidiaries has any Liabilities except (a) Liabilities incurred since December 31, 2019 in the Ordinary Course Consistent with Past Practice, (b) Liabilities incurred in connection with the Transaction Documents and the Ancillary Agreements or the transactions contemplated hereby and thereby or (c) Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any material “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the Exchange Act)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Company Financial Statements or Company SEC Documents.

              Section 3.8        Absence of Certain Changes.    Since December 31, 2019, (a) there have been no changes, effects, events, occurrences, state of facts or developments that have had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (b) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course Consistent with Past Practice, except for Liabilities incurred in connection with the Transaction Documents and the Ancillary Agreements or the transactions contemplated hereby and thereby, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of Section 5.1.

              Section 3.9        Litigation.    As of the date of this Agreement, there are no Actions pending or, to the Company's Knowledge, threatened, against the Company or any of its Subsidiaries or any of its or their respective properties or relating to the Transaction Documents or the Ancillary Agreements and the transactions contemplated hereby and thereby that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries (nor any of its or their respective properties) is subject to or bound by any material Order; provided, however, that the Company and its Subsidiaries are subject to and bound by material Orders of the FCC, the RCA and other State Commissions. The Company and each of its Subsidiaries, as applicable, have complied with, and are now in compliance with, all Orders to which it is subject to or bound, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              Section 3.10        Compliance with Applicable Laws.

              (a)         The Company and each of its Subsidiaries have, since the Split-Off Date, complied, and are in compliance, in all material respects, with all applicable Laws. Since the Split-Off Date, (i) to the Company's Knowledge, no material unresolved investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or threatened in writing and (ii) to the Company's Knowledge, no Governmental Authority has indicated in writing an intention to conduct any such investigation or review.

              (b)         The Company and its Subsidiaries (i) hold all material Governmental Permits necessary for the lawful conduct of their respective businesses or ownership of their respective properties, and all such Governmental Permits are in full force and effect and (ii) are in material compliance with all terms and conditions of such Governmental Permits and, to the Company's Knowledge, no such Governmental Permits are subject to any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification action by the issuing Governmental Authority.

              (c)          As of the date of this Agreement, the Company is not required to register as an “investment company” under the Investment Company Act of 1940.

              Section 3.11        Communications Licenses.    The Company and its Subsidiaries are the authorized legal holders or otherwise have right to the Communications Licenses, which licenses constitute all of the material licenses, from the FCC or the State Commissions that are required for and/or used in the operation of the business of the Company and its Subsidiaries as presently operated. All the Communications Licenses are valid and in full force and effect, unimpaired by any condition, except those conditions that may be contained within the applicable rules, orders or terms of such Communications Licenses or those conditions or rules applicable to the particular class of Communications Licenses generally, with which the Company and its Subsidiaries are in compliance in all material respects. The Company and its Subsidiaries are in compliance in all material respects with the Communications Act of 1934 and the rules, orders and written policies of the FCC and all applicable State Commissions in respect of the operation of the business of the Company. There is no pending or, to the Company's Knowledge, threatened action by or before the FCC or any State Commissions in which the potential or requested remedy is the revocation, suspension, cancellation, rescission or material adverse modification of any of the Communications Licenses, or the payment of any monetary penalty, fine or forfeiture. Section 3.11 of the Company Disclosure Letter contains a complete and correct list of the Communications Licenses of the Company.

              Section 3.12        Real Property.

              (a)         Section 3.12(a) of the Company Disclosure Letter sets forth all real property that is owned by the Company or any of its Subsidiaries and is primarily used by the Company or any of its Subsidiaries to conduct its business having a fair market value in excess of $10,000,000 or that is otherwise material to the operation of the business of the Company and its Subsidiaries, taken as a whole, (the “Company Real Property”). The Company and its Subsidiaries have good title to all Company Real Property, subject to Permitted Encumbrances. To the Company's Knowledge, no condemnation or eminent domain proceeding is pending or threatened against any part of the Company Real Property.

              (b)         Section 3.12(b)(i) of the Company Disclosure Letter sets forth all material leasehold, subleases or licenses (other than rights of way and transmission facilities) that provide for annual payments by the Company or any of its Subsidiaries in excess of $10,000,000 (the “Company Leases”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property as a tenant to conduct its business (the “Company Leased Property” and, together with the Company Real Property, the “Real Property”). Each Company Lease is valid and in full force and effect and binding on the Company or its Subsidiary party thereto, as applicable, and enforceable against the Company or such Subsidiary, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law) and (i) neither the Company nor, to the Company's Knowledge, any other party to any such Company Lease, is in material default under any such lease and (ii) to the Company's Knowledge, no event or circumstance exists that with notice or lapse of time or both would constitute a material default by the Company or its Subsidiaries under any such Company Lease. No leasehold interest identified on Section 3.12(b)(i) of the Company Disclosure Letter has been leased, subleased or assigned, in whole or in any material part, by the Company or any of its Subsidiaries to another Person.

              Section 3.13        Cable Systems.    The Company does not manage or operate any Cable Systems which it does not, directly or indirectly, wholly own, and the Company does not own any Cable Systems that it does not, directly or indirectly, manage and operate.

              Section 3.14        Intellectual Property, IT Systems, Data Privacy and Security.

              (a)         The Company and its Subsidiaries exclusively own, free and clear of any Encumbrances (other than Permitted Encumbrances), or license, or otherwise possess sufficient rights to use, all Intellectual Property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole. Section 3.14(a) of the Company Disclosure Letter sets forth a list of all (i) Trademark registrations and applications for registration and internet domain names, (ii) Patents issued or pending, and (iii) Copyright registrations and applications for registration, in each instance that are Company Intellectual Property, indicating for each of the foregoing (A) the current owner or registrant, (B) the jurisdiction where the application, registration or issuance is filed, (C) the application, registration and issue number (as applicable) and (D) the application, registration and issue date (as applicable).

              (b)         The Company Intellectual Property is subsisting and, to the Company's Knowledge, there is no fact or circumstance which would or reasonably would render the Company Intellectual Property invalid or unenforceable.

              (c)          (i) To the Company's Knowledge, neither the Company nor any of its Subsidiaries is infringing, misappropriating or otherwise violating in any material respect, the Intellectual Property rights of any Person, (ii) there is no claim, action, suit, investigation or proceeding pending against, or, to the Company's Knowledge, threatened against, the Company or any of its Subsidiaries contesting the validity, enforceability, use, or ownership of the Company Intellectual Property, (iii) to the extent required by the Company's reasonable judgment and consistent with prudent practices, all necessary registration, maintenance, and renewal fees in respect of the Company Intellectual Property have been paid and the Company is current in all material respects with all necessary documents and filings with the relevant Governmental Authorities for the purpose of maintaining such Company Intellectual Property, and each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality of all trade secrets that are Company Intellectual Property and (iv) neither the Company nor its Subsidiaries has given notice to any Person asserting the infringement or misappropriation by such Person of any of the Company Intellectual Property that remains unresolved and, to the Company's Knowledge, no Person is infringing or misappropriating any Company Intellectual Property.

              (d)         To the Company's Knowledge, the Company and each of its Subsidiaries have filed all required statements of account and paid all required royalty fees and interest relating to the Cable Systems to the United States Copyright Office required under the United States Copyright Act of 1976, as amended, and Copyright Office Regulations reported on such statements of account since the Split-Off Date (“Copyright Filings”). Since the Split-Off Date, neither the Company nor any of its Subsidiaries has received any written notice or inquiry, and to the Company's Knowledge, any oral notice or inquiry, from the United States Copyright Office or any other Person, regarding any statements of account or otherwise that the conduct of the business of the Company and its Subsidiaries infringes on any Person's Copyright relative to the Copyright Filings.

              (e)         The Company IT Systems are in good repair and working condition in all material respects (including with respect to working condition, performance and capacity) to effectively perform all information technology operations for which they are currently used.

              (f)          The Company and its Subsidiaries (i) have a privacy policy or policies regarding the collection, use, retention, storage, protection, security, disclosure, distribution, transmission, maintenance and disposal (collectively, “Use”) of Personal Data and (ii) to the Company's Knowledge, are in compliance in all material respects with the privacy policies applicable to the Company and its Subsidiaries and all applicable Data Security Requirements. No claim or action is pending or threatened in writing against the Company or any of its Subsidiaries relating to its Use of Personal Data. Neither the execution, delivery or performance of the Transaction Documents to which the Company is a party, nor the consummation of the transactions contemplated hereby and thereby, will result in any violation, in any material respect, of (i) any of the Company's or its Subsidiaries' privacy policies, or (ii) of any agreement of the Company or its Subsidiaries with respect to the Use of Personal Data.

              (g)         The Company and its Subsidiaries have established, and are in compliance in all material respects with, a (i) written information security program or programs that (A) include safeguards for the security, confidentiality, and integrity of transactions and confidential or proprietary data, and (B) are designed to protect against unauthorized access to and disclosure of the Company IT Systems and proprietary data and (ii) business continuity and back-up and disaster recovery plans and procedures. Neither the Company nor its Subsidiaries have been notified by any Third Party (including pursuant to an audit by such Third Party) of, and to the Company's Knowledge there is not, any data security, information security or other technological deficiency with respect to the Company IT Systems that is unmitigated or lacks compensating security controls, or that presents a material risk of unauthorized Use or loss of any Personal Data. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has suffered a material security breach with respect to any proprietary data or trade secrets since the Split-Off Date.

              (h)         The Company and its Subsidiaries have cybersecurity and data breach insurance that, to the extent required by the Company's reasonable judgment and consistent with prudent practices, is adequate and suitable in respect of the Company IT Systems and the nature and volume of Personal Data and other non-public information that any of them (or a Third Party on behalf of any of them) collects, stores, uses, maintains or transmits.

              Section 3.15        Environmental Matters.

              (a)         Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in compliance with applicable Environmental Laws; (ii) since the Split-Off Date, neither the Company nor any of its Subsidiaries has used any Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for such use of Hazardous Substances customary in the industry in which the Company and its Subsidiaries operate and in commercially reasonable quantities or under circumstances that would not reasonably be expected to give rise to liability for remediation; and (iii) neither the Company nor any of its Subsidiaries has any liability in connection with any release by the Company or any of its Subsidiaries of any Hazardous Substances into the environment, and no release of Hazardous Substances by the Company or any of its Subsidiaries that would require remediation has occurred.

              (b)         The Company and its Subsidiaries are not subject to any pending, or to the Company's Knowledge, threatened Action seeking to impose any liability for any investigation, cleanup, removal or remediation pursuant to any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              Section 3.16        Insurance.    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents, the Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance).

              Section 3.17        Tax.    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

              (a)         (i) all Tax Returns required to be filed with any Governmental Authority by or on behalf of the Company or any of its Subsidiaries have been timely filed when due (taking into account any extension of time within which to file); (ii) all such Tax Returns are true, accurate and complete and have been prepared in compliance with all applicable Laws; (iii) all Taxes due and payable by the Company or any of its Subsidiaries (including any Taxes that are required to be collected, deducted or withheld in connection with any amounts paid or owing to, or received or owing from, any employee, creditor, independent contractor or other Third Party) have been timely paid (or collected or withheld and remitted) to the appropriate Governmental Authority, except for Taxes or Tax matters being contested in good faith and for which adequate reserves have been established in accordance with GAAP in the Company SEC Documents filed prior to the date of this Agreement; (iv) since the Split-Off Date, no written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return of a particular type that the Company or any of its Subsidiaries is or may be subject to Tax, or required to file Tax Returns, of such type in that jurisdiction, other than any such claims that have been fully resolved; and (v) there are no Encumbrances on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (except for Permitted Encumbrances);

              (b)         each of the Company and its Subsidiaries has complied with all applicable Laws relating to the withholding of Taxes and has, within the time and the manner prescribed by applicable Law, withheld from and paid over to the appropriate Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws;

              (c)          no outstanding written claim has been received by, and no audit, action, or proceeding is in progress or threatened in writing, against or with respect to the Company or any of its Subsidiaries in respect of any Tax, and all deficiencies, assessments or proposed adjustments asserted against the Company or any of its Subsidiaries by any Governmental Authority have been paid or fully and finally settled;

              (d)         neither the Company nor any of its Subsidiaries (i) has any Liability for the Taxes of any Person (other than the Company Predecessor, the Company or any of their respective Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or otherwise by operation of Law, (ii) is a party to any Tax sharing, allocation or indemnification agreement or arrangement (other than (x) any agreement or arrangement solely among the Company Predecessor, the Company or any of their respective Subsidiaries, (y) commercial agreements or arrangements entered into in the Ordinary Course, the primary subject matter of which does not relate to Taxes or (z) the Tax Sharing Agreement or the Tax Sharing Agreement Joinder), (iii) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) or (iv) is, or since March 10, 2018 has been, a member of any affiliated, combined, consolidated, unitary or similar group filing a consolidated, combined, unitary or similar income Tax Return (other than a group the common parent of which is the Company Predecessor, the Company or any of their respective Subsidiaries);

              (e)         no waiver or extension of any statute of limitations in respect of any Taxes or any extension of time with respect to any Tax assessment or deficiency is in effect for the Company or any of its Subsidiaries;

              (f)          neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations; and

              (g)         other than the Split-Off, during the five-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355(a) of the Code.

              Section 3.18        Tax Matters.

              (a)         Neither the Company nor any of its Subsidiaries knows of any fact, agreement, plan or other circumstance that would reasonably be expected to (i) prevent or preclude the Combination from qualifying as a “reorganization” described in Section 368(a) of the Code, (ii) cause the Split-Off to fail to qualify as a tax-free distribution under Sections 355 and 361 of the Code to Qurate and the holders of Liberty Ventures Common Stock that received Company Predecessor common stock in the Split-Off or (iii) prevent or preclude the Company from making the Company Tax Opinion Representations.

              (b)         As of the date of this Agreement, the representations set forth in the Company Signing Split-Off Tax Opinion Representation Letter are true and correct in all material respects.

              (c)          The Company is not aware of any fact, agreement, plan or other circumstance, and has not taken any action which fact, agreement, plan, circumstance or action would reasonably be expected to prevent or preclude the Company from delivering the Company Closing Split-Off Tax Opinion Representation Letter and the Company Reorganization Tax Opinion Representation Letter immediately prior to the Closing.

              (d)         The Company is not aware of any fact or circumstance which would or reasonably could prevent (i) Company Reorganization Tax Counsel from delivering the Company Reorganization Tax Opinion, assuming delivery to Company Reorganization Tax Counsel of the Company Reorganization Tax Opinion Representation Letter and the Parent Reorganization Tax Opinion Representation Letter or (ii) Split-Off Tax Counsel from delivering the Split-Off Closing Tax Opinion, assuming delivery to Split-Off Tax Counsel of the Closing Split-Off Tax Opinion Representation Letters.

              (e)         To the Company's Knowledge, as of the date of this Agreement, there is no pending audit, inquiry, examination, inspection, or other investigation, and there has been no written notice received by Qurate or its Subsidiaries of an intent to commence such an audit, inquiry, examination, inspection, or other investigation, by (i) the Internal Revenue Service subsequent to Qurate's receipt from the Internal Revenue Service of the Issue Resolution Agreement relating to the Split-Off in July 2018 or (ii) any state Governmental Authority responsible for the administration of any Tax, in each case, into Qurate's Tax affairs or any Tax Return of Qurate or its Subsidiaries, but only insofar as such audit, inquiry, examination, inspection, investigation or notice relates or could reasonably be expected to relate to the Split-Off Tax Treatment.

              (f)          To the Company's Knowledge, all statements of fact contained in the Split-Off Signing Tax Opinion, the Tax Sharing Agreement, the 2018 Opinion and the Signing Split-Off Tax Opinion Representation Letters are true, accurate and complete in all material respects.

              (g)         The Company is not and, to the Company's Knowledge, as of the date of this Agreement, Qurate is not a party to any Split-Off Tax Treatment Agreement.

              (h)         There has been no indemnification claim and the Company is not aware of any fact which the Company believes will give rise to an indemnification obligation of the Company, in each case, relating to the Split-Off Tax Treatment, under the Tax Sharing Agreement, the basis for which claim exists or will exist prior to the Closing (it being agreed and understood that any fact related to the Combination and the transactions contemplated by the Transaction Documents and the Ancillary Agreements shall not constitute a fact that violates this Section 3.18(h)).

              (i)          The Company is not and, to the Company's Knowledge, Qurate is not, in breach of the Tax Sharing Agreement.

              (j)          The Company has received the opinion of Skadden (which the Company has provided to Parent on the date of this Agreement), addressed to the Company and dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Company, to the effect that, based upon the Signing Split-Off Tax Opinion Representation Letters and any other facts, representations and assumptions set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for U.S. federal income tax purposes, assuming that the Split-Off otherwise qualified as a tax-free distribution under Sections 355 and 361 of the Code to Qurate and the holders of Liberty Ventures Common Stock that received Company Predecessor common stock in the Split-Off, the transactions contemplated by this Agreement will not cause the Split-Off to fail to qualify as a tax-free distribution under Sections 355 and 361 of the Code to Qurate and the holders of Liberty Ventures Common Stock that received Company Predecessor common stock in the Split-Off. The Company has delivered to Parent a true copy of the Split-Off Signing Tax Opinion and each of the Signing Split-Off Tax Opinion Representation Letters (other than the Parent Signing Split-Off Tax Opinion Representation Letter).

              Section 3.19        Employees and Employee Benefits.

              (a)         Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Company Plan.

              (b)         The Company has made available to Parent (i) a copy of each Company Plan and all material amendments thereto; (ii) the most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Plan; (iii) the most recent actuarial reports (if applicable) for all Company Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Company Plan; (v) all material written Contracts, instruments or agreements relating to each Company Plan, including administrative service agreements and group insurance Contracts and trust documents; (vi) the most recent determination letter from the Internal Revenue Service (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code (each a “Company Qualified Plan”); and (vii) any material communication from any Governmental Authority regarding any audit of or proceeding involving such plan or alleged noncompliance of such plan with applicable Law.

              (c)          Neither the Company nor any Company ERISA Affiliates contribute to or have any obligation to contribute to, or have had any such obligation during the past six-year period preceding the Closing Date, and no Company Plan is (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

              (d)         Each Company Qualified Plan has received from the Internal Revenue Service a favorable determination letter (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) as to its qualification under Section 401(a) of the Code, and to the Company's Knowledge, no event or condition exists, whether by action or by failure to act, that would reasonably be expected to adversely affect the qualified status of any such Company Qualified Plan. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) each Company Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Plan, (ii) there is no pending or, to the Company's Knowledge, threatened Action against any Company Plan, any fiduciary thereof, the Company or any of its Subsidiaries other than routine claims for benefits and (iii) with respect to each Company Plan, all contributions, reimbursements and premium payments that are due have been made, and all contributions, reimbursements and premium payments for any period ending on or before the Closing that are not yet due have been made or properly accrued.

              (e)         Except as provided pursuant to the terms of this Agreement, neither the execution of the Transaction Documents and the Ancillary Agreements to which the Company is a party nor the consummation of the transactions contemplated hereby and thereby (either alone or together with any other event) will (i) result in the accelerated vesting or payment of, or any increase in, or in the funding of, any compensation or benefits to any employee, officer or director (other than with respect to the treatment of Company Equity Awards in accordance with Section 2.8); (ii) result in the entitlement of any employee, officer or director to severance or termination pay or benefits; or (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans.

              (f)          Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, with respect to each Company Plan which is a group health plan, the Company and the Company ERISA Affiliates have complied with the health care continuation provisions of Section 4980B of the Code and corresponding provisions of ERISA, and neither the Company nor any of the Company ERISA Affiliates have incurred any Liability under Section 4980 of the Code. No Company Plan provides any post-retirement medical, dental or life insurance benefits to any current or former employees (other than coverage mandated by applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985), the cost of which would reasonably be expected to be material.

              (g)         No current or former director, officer, employee, independent contractor or consultant of the Company or any Subsidiary of the Company is entitled to receive any gross-up or additional payment by reason of the “additional tax” or “excise tax” required by Section 409A or Section 4999 of the Code being imposed on such Person.

              (h)         No Action (other than routine claims for benefits) is pending against or, to the Company's Knowledge, is threatened against, any Company Plan that, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (i)          Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement, agreement with any works council, or labor Contract. To the Company's Knowledge, as of the date of this Agreement there is no labor union organizing activity being conducted with respect to any material segment of Company Employees. Except as would not reasonably be expected to be material, there is no labor strike, lockout, slowdown or stoppage pending or, to the Company's Knowledge, threatened against or affecting the Company or any Subsidiary of the Company and no such strike, lockout, slowdown or stoppage has occurred since the Split-Off Date.

              (j)          The Company is in compliance with all applicable Laws governing employment or labor, including all contractual commitments and all such Laws relating to wages, hours, worker classification, contractors, immigration, collective bargaining, discrimination, civil rights, safety and health and workers' compensation, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

              Section 3.20        Material Contracts.

              (a)         Section 3.20(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 3.20(a) to which the Company or any of its Subsidiaries is a party or bound (any Contract of the type described in this Section 3.20(a), a “Company Material Contract”):

                             (i)           any Contract that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act (other than any Company Plan);

                             (ii)          any Contract relating to Indebtedness (whether incurred, assumed, guaranteed, endorsed or secured by any asset) of the Company or any of its Subsidiaries with a principal amount or net obligation in excess of $25,000,000, other than Contracts solely among the Company and its Wholly Owned Subsidiaries;

                             (iii)        any Contract that (A) limits, in any material respect, the ability of the Company or any of its Subsidiaries to compete in any line of business or within any geographic area or with any Person or (B) grants a Third Party (1) any material exclusivity, (2) most favored nation, (3) any material right of first refusal or right of first offer or (4) other similar provisions to the foregoing (1) through (3) (other than Contracts with such restrictions that are not material to the conduct of the business of the Company and its Subsidiaries taken as a whole);

                             (iv)        any Contract (A) involving future payments, performance of services or delivery of goods or materials to or by the Company and its Subsidiaries of an amount or value reasonably expected to exceed $50,000,000 or (B) set forth on Section 3.21 of the Company Disclosure Letter;

                             (v)           any Contract entered into after the Split-Off Date involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than equipment or inventory in the Ordinary Course Consistent with Past Practice) or capital stock or other equity interests of another Person for aggregate consideration (in one or a series of transactions) under such Contract of $25,000,000 or more;

                             (vi)        any Contract relating to the acquisition, ownership (including rights of first offer or rights of first refusal), disposition, conversion, pledging, hedging or voting of any Parent Common Stock, other than any of the Transaction Documents;

                             (vii)       any Contract that obligates the Company or any of its Subsidiaries to make any future capital investment or capital expenditure, other than Contracts entered into in the Ordinary Course Consistent with Past Practice and under which the obligation to make future capital investment or capital expenditure does not exceed $50,000,000 in the aggregate during any twelve (12) month period;

                             (viii)      (A) any Contract between the Company or any of its Subsidiaries, on the one hand, and any of its Affiliates, on the other hand, other than any Contract solely between or among the Company and/or its Wholly Owned Subsidiaries, and (B) any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

                             (ix)        any registration rights, stockholders, investors rights or similar agreements with respect to the Company or any of its Subsidiaries or any Company Other Interests held by the Company or any of its Subsidiaries;

                             (x)           any collective bargaining agreement or other Contract with any labor union or other employee representative or group;

                             (xi)        any Contract with a Governmental Authority or pursuant to which the Company or any of its Subsidiaries provides good or services to any Governmental Authority that is material to the business of the Company and its Subsidiaries, taken as a whole, other than goods or services offered to business, consumer or government customers in the Ordinary Course Consistent with Past Practice;

                             (xii)       any joint venture, partnership or limited liability company agreements or any other similar agreement or arrangement relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any agreements or arrangements with respect to Wholly Owned Subsidiaries of the Company;

                             (xiii)      any Contracts by which the Company or any of its Subsidiaries obtains transmissions or programming for the channel line-up for each of its Cable Systems or its broadcast television stations that they own or operate (whether by antennae, microwave, satellite or otherwise) of video or audio programming or other cable or broadcast distributed information which require annual expenditures by the Company or any of its Subsidiaries in excess of $10,000,000, including all Contracts with respect to any network affiliation and all related agreements and any agreements related to the retransmission of any broadcast television stations to the extent such Contracts require annual expenditures in excess of $10,000,000;

                             (xiv)       pole attachment Contracts with annual rent payments in excess of $10,000,000;

                             (xv)        any roaming or similar Contracts with annual payments in excess of $8,000,000;

                             (xvi)       any Contract that is material to the business of the Company and its Subsidiaries, taken as a whole, and by which (i) a Third Party (other than a Specified Person) grants the Company or any of its Subsidiaries a right to use any Intellectual Property, or (ii) the Company or any of its Subsidiaries grants to a Third Party (other than a Specified Person) the right to use any Company Intellectual Property or (iii) the Company contracts with a Third Party (other than a Specified Person) to create or develop Company Intellectual Property; and

                             (xvii)      any Contract that commits the Company or any of its Subsidiaries to enter into any of the foregoing.

              (b)         The Company has made available to Parent correct and complete copies of all Company Material Contracts, in effect as of the date of this Agreement, including all material amendments or other modifications with respect thereto. As of the date of this Agreement, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to a Company Material Contract, is in breach or violation of, or in default under, any Company Material Contract, with respect to either the Company or any of its Subsidiaries or, to the Company's Knowledge, any other party to a Company Material Contract, no event has occurred or circumstance exists which would reasonably be expected to result in a breach or violation of, or a default under, any Company Material Contract, in each case, with or without notice or lapse of time or both, and each Company Material Contract is valid and binding on the Company or one or more of its Subsidiaries, as applicable, and, to the Company's Knowledge, each other party thereto, and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law), and is in full force and effect with respect to each of the Company and one or more of its Subsidiaries, as applicable, and, to the Company's Knowledge, each other party thereto, in the case of each of the foregoing, other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract.

              Section 3.21        Customer Contracts.    Section 3.21 of the Company Disclosure Letter sets forth a complete and accurate list of the ten (10) largest customers (based on the amounts paid to the Company and its Subsidiaries in respect of the businesses of the Company and its Subsidiaries, and in each case other than the Company or its Subsidiaries) during the twelve (12) months ended December 31, 2019, showing the approximate total revenues generated by each such customer during such period. As of the date of this Agreement, none of the customers set forth on Section 3.21 of the Company Disclosure Letter has (i) terminated or canceled its business relationship with the Company or any of its Subsidiaries or (ii) to the Company's Knowledge, provided written notice to the Company or any of its Subsidiaries of an intention or request to so terminate or cancel.

              Section 3.22        Anti-takeover Statutes.    Assuming the accuracy of the representations in Section 4.17, the Company has taken all action necessary to exempt the Transaction Documents and the transactions contemplated hereby and thereby from any antitakeover or similar statute or regulation, and accordingly, no restrictions on business combinations in any “fair price,” “business combination,” “control share acquisition,” “moratorium,” or other similar anti-takeover statute or regulation enacted in any jurisdiction applies to the Transaction Documents or any of the transactions contemplated hereby and thereby.

              Section 3.23        Ownership in Parent.    As of the date of this Agreement, the Company holds directly or indirectly 42,681,842 shares of Parent Series C Common Stock (the “Company Owned Parent Shares”). All of the Company Owned Parent Shares are owned free and clear of any and all Encumbrances other than any Permitted Encumbrances. Except for the Company Owned Parent Shares, the Company does not beneficially own any Parent Common Stock or Parent Preferred Stock or any options or other rights to purchase or receive Parent Common Stock or Parent Preferred Stock. As of the date of this Agreement, the Company is not an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of Parent to whom the restrictions on business combinations apply.

              Section 3.24        Brokers and Other Advisors.    Except for fees payable to Evercore Group L.L.C., no Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission payable by the Company or its Subsidiaries in connection with the Transaction Documents or the Ancillary Agreements or the transactions contemplated hereby and thereby based upon arrangements made by or on behalf of the Company or any of its Affiliates.

              Section 3.25        Opinion of Financial Advisor.    The Company Special Committee and the Company Board have received the opinion of Evercore Group L.L.C., financial advisor to the Company Special Committee, to the effect that, as of the date of such opinion and subject to the factors, assumptions, limitations, qualifications and other matters considered in connection with the preparation thereof as set forth therein, the Common Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Company Common Stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers. A true, correct and complete written copy of such opinion will be delivered promptly after the date of this Agreement to Parent for informational purposes only.

              Section 3.26        Disclosure Documents.    The information with respect to the Company or any of its Subsidiaries that the Company supplied or will supply to Parent specifically for inclusion or incorporation by reference in (a) the Registration Statement, or any amendment or supplement thereto will not, at the time the Registration Statement is filed with the SEC and at the time it is declared effective by the SEC (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement is filed with the SEC and at the time it becomes effective) or (b) the Joint Proxy Statement will not, on the date that the Joint Proxy Statement is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The portions of the Registration Statement and the Joint Proxy Statement supplied by the Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The representations and warranties contained in this Section 3.26 do not apply to statements or omissions included or incorporated by reference in the Registration Statement or the Joint Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or Merger LLC or any of their respective Representatives for use or incorporation by reference therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND MERGER LLC

              Except as set forth in (a) the Parent SEC Documents filed and publicly available at least two (2) Business Days prior to the date of this Agreement (other than any disclosure set forth under “Risk Factors” or “Management's Discussion and Analysis of Financial Condition and Results of Operation”, that is predictive or forward-looking) but only to the extent the relevance of a disclosure or statement therein to a section of this Article IV is reasonably apparent on its face without independent inquiry (provided, that in no event will any disclosure in the Parent SEC Documents qualify or limit the representations and warranties in Sections 4.1 (Organization; Standing and Power), 4.2 (Capitalization), 4.4 (Authorization), 4.8 (Absence of Certain Changes), 4.12 (Tax Matters), 4.14 (Brokers and Other Advisors), 4.16 (Opinion of Financial Advisor) or 4.17 (Ownership of Company Common Stock) of this Agreement) or (b) the corresponding section of the Parent Disclosure Letter (it being agreed that disclosure of any item in any section of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section but only to the extent the relevance of a disclosure or statement therein to a section of this Article IV is reasonably apparent on its face without independent inquiry and that the mere inclusion of an item in the Parent Disclosure Letter as an exception to a representation or warranty (or covenant, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent and its Subsidiaries, taken as a whole, or prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents), Parent, Merger Sub and Merger LLC represent and warrant to the Company as follows:

              Section 4.1        Organization; Standing and Power.    (a) Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (c) Merger LLC is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, (d) each of Parent, Merger Sub and Merger LLC has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (e) each of Parent, Merger Sub and Merger LLC is duly qualified or licensed to do business as a foreign corporation and foreign entity, respectively, and is in good standing (with respect to jurisdictions which recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the case of clause (e) as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company, prior to the date of this Agreement, a complete and correct copy of the Parent Governance Instruments, and the organizational documents of Merger Sub and Merger LLC, in each case, in effect as of the date of this Agreement.

              Section 4.2        Capitalization.

              (a)         The authorized capital stock of Parent consists of (i) five hundred million (500,000,000) shares of Parent Series A Common Stock, (ii) eighteen million seven hundred fifty thousand (18,750,000) shares of Parent Series B Common Stock, (iii) five hundred million (500,000,000) shares of Parent Series C Common Stock, and (iv) fifty million (50,000,000) shares of preferred stock, par value $0.01 per share, issuable in series. No other shares of capital stock of, or other equity or voting interests in, Parent are authorized.

              (b)         As of the close of business on July 29, 2020, (i) 26,495,123 shares of Parent Series A Common Stock were issued and outstanding (which figure includes 1,306 shares of Parent Restricted Common Stock issued and outstanding), (ii) 2,451,119 shares of Parent Series B Common Stock were issued and outstanding, (iii) 152,983,879 shares of Parent Series C Common Stock were issued and outstanding (which figure includes 2,615 shares of Parent Restricted Common Stock issued and outstanding), (iv) no shares of preferred stock of Parent were issued and outstanding, (v) no shares of Parent Common Stock were held in treasury by Parent or owned by its Subsidiaries, (vi) a total of 5,563,824 shares of Parent Common Stock were available for future awards under Parent's equity incentive plan, of which 1,563,824 shares are currently registered as available for awards of Parent Series C Common Stock, (vii) 17,691 shares of Parent Series C Common Stock were reserved for issuance upon the vesting of outstanding Parent RSUs, (viii) 1,493 shares of Parent Series A Common Stock and 2,034,811 shares of Parent Series C Common Stock were reserved for issuance upon the exercise of outstanding unexercised Parent Stock Options, and (ix) no other shares of capital stock of, or other equity interests in, Parent were issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of Parent have been and are fully paid and non-assessable and were issued in compliance with applicable securities Laws. There are no preemptive or similar rights granted by Parent to any holders of any class of securities of Parent. From the close of business on July 29, 2020 through the date of this Agreement, there have been no issuances, repurchases or redemptions by

Parent of shares of Parent Capital Stock or other equity interests in Parent or issuances by Parent of options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of Parent Capital Stock or other equity interests in Parent or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of shares of Parent Capital Stock or other equity interests in Parent, other than the issuance of Parent Common Stock upon the exercise of Parent Stock Options or the settlement of Parent RSUs, or the withholding of shares for the satisfaction of applicable tax withholding requirements related to Parent Restricted Common Stock, in each case outstanding as of the close of business on July 29, 2020 and in accordance with the terms thereof.

              (c)          Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with Parent Stockholders on any matter (“Voting Parent Debt”).

              (d)         Except as set forth in Section 4.2(b) or pursuant to any Transaction Document, other than Parent Equity Awards, there are not, as of the date of this Agreement, any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, restricted stock units, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound (i) obligating Parent to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible into or exercisable for or exchangeable into any capital stock of, or other equity interest in, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, Parent. As of the date of this Agreement, except pursuant to any Transaction Document, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. Other than the Voting Agreements, there are no proxies, voting trusts or other agreements or understandings to which Parent is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, Parent. There are no agreements pursuant to which Parent or any of its Subsidiaries is a party or is bound pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any of its Subsidiaries.

              (e)         The authorized capital stock of Merger Sub consists solely of ten thousand (10,000) shares of Merger Sub common stock. As of the date of this Agreement, there are one thousand (1,000) shares of Merger Sub common stock issued and outstanding, all of which are held directly by Merger LLC. All of the outstanding shares of Merger Sub common stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

              (f)          The authorized equity interests of Merger LLC consist solely of limited liability company interests, all of which are held directly by Parent. All of the outstanding limited liability company interests of Merger LLC have been duly authorized and validly issued.

              (g)         The shares of Parent Series C Common Stock, Parent Series B Common Stock and Parent Preferred Stock to be issued as part of the Merger Consideration and pursuant to Section 2.8 have been (or, in the case of Parent Preferred Stock, will be upon filing of the Certificate of Designations) duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof will not be subject to any preemptive or other similar right.

              (h)         Parent is not party to any “poison pill” rights plan or similar plan or agreement relating to any shares of Parent Capital Stock or other equity interests of Parent.

              Section 4.3        Subsidiaries.

              (a)         Each Subsidiary of Parent (i) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its jurisdiction of incorporation or organization, (ii) has all power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

              (b)         All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Parent have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities Laws. All of the outstanding capital stock, or other equity interests in, each Subsidiary of Parent is owned by Parent, its Subsidiaries or by Parent and another Subsidiary, and is owned free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest), other than Permitted Encumbrances.

              (c)          Section 4.3(c) of the Parent Disclosure Letter (i) lists, as of the date of this Agreement, (A) each Subsidiary of Parent, (B) its jurisdiction of incorporation or organization, (C) the location of its principal executive office and (D) the type and number of interests held of record by Parent and (ii) lists any other Person in which Parent or any of its Subsidiaries owns Equity (other than Subsidiaries of Parent) and sets forth all Equity of such Person that is owned, in whole or in part, directly or indirectly, by Parent or its Subsidiaries (such equity interests referred to in this clause (ii), collectively, the “Parent Other Interests”). All Parent Other Interests are fully paid and non-assessable and are owned, directly or indirectly, by Parent or one of its Subsidiaries free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Other Interests), other than Permitted Encumbrances. Except as provided by any Transaction Document, there are no restrictions with respect to Parent (or any Subsidiary of Parent, as applicable) voting any of the Parent Other Interests. Parent has made available to the Company complete and correct copies of any stockholders agreements, voting agreements or other agreements with respect to the ownership of Parent Other Interests in effect as of the date of this Agreement to which Parent or any of its Subsidiaries are a party.

              Section 4.4        Authorization.

              (a)         Each of Parent, Merger Sub and Merger LLC has all requisite corporate, limited liability company or other power and authority to execute and deliver the Transaction Documents and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject, in the case of the Merger, to the receipt of the Parent Stockholder Approval and the Parent Disinterested Stockholder Approval and the effectiveness of the Merger Sub Stockholder Consent. Assuming the accuracy of the representations in Section 3.23, the execution, delivery and performance of the Transaction Documents and the Ancillary Agreements to which any of Parent, Merger Sub and Merger LLC is a party, and the consummation by Parent, Merger Sub and Merger LLC of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action on the part of Parent, Merger Sub and Merger LLC, and no other corporate or other proceedings on the part of

Parent, Merger Sub and Merger LLC are necessary to authorize the execution and delivery of the Transaction Documents and the Ancillary Agreements to which any of Parent, Merger Sub and Merger LLC is a party or the consummation of the transactions contemplated hereby and thereby, other than, with respect to the Merger: (i) the Parent Requisite Approvals and (ii) the effectiveness of the Merger Sub Stockholder Consent. Merger LLC has taken all action as is necessary or advisable to authorize the Upstream Merger in accordance with Merger LLC's governing documents and Section 267 of the DGCL and Section 18-209(i) of the DLLCA, and such authorization is and shall be the only limited liability company authorization of Merger LLC necessary to authorize the Upstream Merger. This Agreement has been duly and validly executed and delivered by Parent, Merger Sub and Merger LLC and, assuming the due execution and delivery by the Company, constitutes the valid and binding obligation of Parent, Merger Sub and Merger LLC, enforceable against Parent, Merger Sub and Merger LLC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

              (b)         The Parent Special Committee has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby, are advisable and fair to, and in the best interests of, Parent and the Parent Stockholders (other than the Company, the Malone Group, the Maffei Group and each of their respective Affiliates and the Parent Section 16 Officers) and (ii) recommended that the Parent Board approve (including for purposes of Section 203 of the DGCL) and declare advisable the Transaction Documents and the transactions contemplated hereby, including the filing of the Certificate of Designations, and thereby and submit the proposal to approve the Stock Issuance and this Agreement to the Parent Stockholders for approval and adoption (such recommendation, the “Parent Special Committee Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.

              (c)          The Parent Board, upon the unanimous recommendation of the Parent Special Committee, has unanimously (i) determined that the Transaction Documents and the transactions contemplated hereby and thereby, are advisable and fair to, and in the best interests of, Parent and the Parent Stockholders (other than the Company, the Malone Group, the Maffei Group and each of their respective Affiliates and the Parent Section 16 Officers), (ii) approved (including for purposes of Section 203 of the DGCL) and declared advisable the Transaction Documents and the transactions contemplated hereby and thereby, (iii) directed that the proposals to approve the Stock Issuance and this Agreement be submitted to the Parent Stockholders for approval and adoption, and (iv) resolved to recommend that the Parent Stockholders approve the Stock Issuance and the adoption of this Agreement (such recommendation, the “Parent Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.
              (d)         The Merger Sub Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, (iii) recommended that the sole stockholder of Merger Sub approve the adoption of this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption. As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn. Prior to the execution of this Agreement, Merger LLC, as sole stockholder of Merger Sub, duly executed and delivered a stockholder consent, such consent to be effective immediately following the execution of this Agreement, adopting this Agreement pursuant to Section 228 of the DGCL (the “Merger Sub Stockholder Consent”). Parent has

delivered to the Company a copy of the Merger Sub Stockholder Consent, which is currently in effect and has not been rescinded, modified or withdrawn.

              (e)         The sole member of Merger LLC has (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Merger LLC and its sole member, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and (iii) taken all action as is necessary or advisable to cause Merger LLC to authorize the Upstream Merger in accordance with Merger LLC's governing documents, Section 267 of the DGCL and Section 18-209 of the DLLCA. As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.

              (f)          Assuming the accuracy of the representations in Section 3.23, the only votes of the holders of any class or series of Parent Capital Stock necessary to adopt the Transaction Documents and to consummate the transactions contemplated hereby and thereby are: (i) the approval of the Stock Issuance by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Parent Capital Stock present in person or represented by proxy at the Parent Stockholders Meeting and entitled to vote on the subject matter, voting together as a single class (the “Parent Stockholder Approval”), and (ii) the adoption of this Agreement by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Parent Capital Stock entitled to vote on the subject matter (other than any outstanding shares of Parent Capital Stock beneficially owned, directly or indirectly, by (A) the Company and its Subsidiaries, (B) the Malone Group, the Maffei Group or their respective Affiliates, (C) the members of the Company Board and Company Section 16 Officers, (D) the members of the Parent Board and the Parent Section 16 Officers or (E) the immediate family members (as defined in Item 404 of Regulation S-K) of any of the foregoing), voting together as a single class (the “Parent Disinterested Stockholder Approval”).

              Section 4.5        Consents and Approvals; No Violations.

              (a)         The execution, delivery and performance by Parent, Merger Sub and Merger LLC of the Transaction Documents and the Ancillary Agreements to which it is a party, the execution, delivery and performance by Parent of the Voting Agreements and the Exchange Agreement and the consummation by Parent, Merger Sub and Merger LLC of the transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, expiration of any waiting period, consent or approval of any Governmental Authority by Parent, Merger Sub and Merger LLC other than (i) as may be required by Competition Laws, including the HSR Act, (ii) the declaration of effectiveness under the Securities Act of the Registration Statement, (iii) the filing with the SEC of (A) the Joint Proxy Statement in definitive form and (B) such reports and other filings under the Exchange Act as may be required in connection with the Transaction Documents and the Ancillary Agreements and the transactions contemplated hereby and thereby, (iv) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws or the rules and regulations of NASDAQ, (v) approval by the FCC of applications for transfer of control and/or assignment of the FCC licenses, authorizations and registrations listed on Section 3.5(a)(v) of the Company Disclosure Letter, (vi) approval by the RCA of application(s) for transfer of control and/or assignment of RCA licenses, operating authority, franchises, designations and registrations listed on Section 3.5(a)(vi) of the Company Disclosure Letter, (vii) the filing of the Certificate of Merger, the Upstream Merger Certificate, the Certificate of Designations or other documents as required by the DGCL and the DLLCA, (viii) Tax filings or (ix) such other actions or filings the absence of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

              (b)         The execution, delivery and, subject to the receipt of the Parent Stockholder Approval and the Parent Disinterested Stockholder Approval, performance by Parent, Merger Sub and Merger LLC of the Transaction Documents and the Ancillary Agreements to which it is a party, and the consummation by Parent, Merger Sub or Merger LLC of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate any provision of the Parent Governance Instruments or the certificate of incorporation or bylaws of Merger Sub or the certificate of formation or limited liability company agreement of Merger LLC, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.5(a) have been obtained and all filings and other obligations described in Section 4.5(a) have been made (and any applicable waiting periods, including any applicable HSR waiting periods, have expired), and assuming the accuracy of the representations in Section 3.4, conflict with or violate any Law applicable to Parent, Merger Sub or Merger LLC or by which any properties of Parent, Merger Sub or Merger LLC is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments or requirements to purchase or redeem any Indebtedness or capital stock pursuant to, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party or by which any property of Parent or any of its Subsidiaries is bound or (iv) result in any Encumbrance (except for Permitted Encumbrances) on any property or asset of Parent, Merger Sub, or Merger LLC, except, with respect to clauses (ii), (iii) and (iv) of this Section 4.5(b) as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

              Section 4.6        SEC Reports and Financial Statements.

              (a)         Parent has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed or furnished by Parent since January 1, 2018 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Parent SEC Documents”). As of their respective dates, or if amended, as of the date of the last such amendment, the Parent SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Sarbanes Act, the Securities Act and the Exchange Act (to the extent then applicable) and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b)         Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in or incorporated by reference in the Parent SEC Documents (the “Parent Financial Statements”), (i) complied, as of its respective date of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with Regulation S-X under the Exchange Act and with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of Parent and its Subsidiaries' operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or will be subject to normal and recurring year-end and quarter-end adjustments that are not in the aggregate material).

              (c)          Since January 1, 2018, Parent has maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rules 13a-15 and 15d-15 under the Exchange Act) substantially as required by Rules 13a-15 and 15d-15 under the Exchange Act. Parent's disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes Act. Parent's management has completed an assessment of the effectiveness of Parent's internal controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document, or any amendment thereto, its conclusions about the effectiveness of the internal control structures and procedures as of the end of the period covered by such report or amendment based on such evaluation. In connection with Parent's management's most recently completed assessment of Parent's internal controls over financial reporting, (i) Parent's principal executive officer and its principal financial officer have disclosed to Parent's auditors and audit committee any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) to Parent's Knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting. To Parent's Knowledge, no executive officer or director of Parent has received or otherwise had or obtained knowledge of, and no auditor, accountant, employee or Representative of Parent has provided written notice to Parent or any executive officer or director of, any substantive complaint or allegation that Parent or any of its Subsidiaries has engaged in improper accounting practices.

              (d)         As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters from the Staff of the SEC relating to the Parent SEC Documents and received by Parent prior to the date of this Agreement. None of the Parent SEC Documents filed on or prior to the date of this Agreement is, to Parent's Knowledge, subject to ongoing SEC review or investigation.

              (e)         Since January 1, 2018, except as disclosed in the Parent's definitive proxy statements included in the Parent SEC Documents, no event has occurred and no transactions or series of transactions, agreements, arrangements, understandings or relationship or relationships to which Parent or any of its Subsidiaries was or is to be a party exists that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K.

              (f)          Since January 1, 2018, Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

              Section 4.7        No Undisclosed Liabilities.    Except as reflected or specifically reserved against in the balance sheet of Parent dated December 31, 2019 included in the Form 10-K filed by Parent with the SEC on February 3, 2020 (or described in the notes thereto), neither Parent nor any of its Subsidiaries has any Liabilities except (a) Liabilities incurred since December 31, 2019 in the Ordinary Course Consistent with Past Practice, (b) Liabilities incurred in connection with the Transaction Documents and the Ancillary Agreements or the transactions contemplated hereby and thereby or (c) Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any material “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the Exchange Act)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, Parent or any of its Subsidiaries in the Parent Financial Statements or Parent SEC Documents.

              Section 4.8        Absence of Certain Changes.    Since December 31, 2019, (a) there have been no changes, effects, events, occurrences, state of facts or developments that have had or would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (b) the business of Parent and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course Consistent with Past Practice, except for Liabilities incurred in connection with the Transaction Documents and the Ancillary Agreements or the transactions contemplated hereby or thereby, and (c) neither Parent nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of Section 5.2.

              Section 4.9        Litigation.    As of the date of this Agreement, there are no Actions pending or, to Parent's Knowledge, threatened, against Parent or any of its Subsidiaries (including Merger Sub and Merger LLC) or any of its or their respective properties, or relating to the Transaction Documents or the Ancillary Agreements and the transactions contemplated hereby and thereby that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor any of its Subsidiaries (including Merger Sub and Merger LLC) (or any of its or their respective properties) is subject to or bound by any material Order. Parent and each of its Subsidiaries (including Merger Sub and Merger LLC), as applicable, have complied with, and are now in compliance with, all Orders to which such Persons are a party or bound, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

              Section 4.10        Compliance with Applicable Laws.

              (a)         Parent and each of its Subsidiaries have, since January 1, 2018, complied, and are in compliance, in all material respects, with all applicable Laws. Since January 1, 2018, (i) to Parent's Knowledge, no material unresolved investigation or review by any Governmental Authority with respect to Parent or any of its Subsidiaries is pending or threatened in writing, and (ii) to Parent's Knowledge, no Governmental Authority has indicated in writing an intention to conduct any such investigation or review.

              (b)         Parent and its Subsidiaries (i) hold all material Governmental Permits necessary for the lawful conduct of their respective businesses or ownership of their respective properties, and all such Governmental Permits are in full force and effect and (ii) are in material compliance with all terms and conditions of such Governmental Permits and, to Parent's Knowledge, no such Governmental Permits are subject to any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification action by the issuing Governmental Authority.

              (c)          As of the date of this Agreement, Parent is not required to register as an “investment company” under the Investment Company Act of 1940.

              Section 4.11        Tax.    Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:

              (a)         (i) all Tax Returns required to be filed with any Governmental Authority by or on behalf of Parent or any of its Subsidiaries have been timely filed when due (taking into account any extension of time within which to file); (ii) all such Tax Returns are true, accurate and complete and have been prepared in compliance with all applicable Laws; (iii) all Taxes due and payable by Parent or any of its Subsidiaries (including any Taxes that are required to be collected, deducted or withheld in connection with any amounts paid or owing to, or received or owing from, any employee, creditor, independent contractor or other Third Party) have been timely paid (or collected or withheld and remitted) to the appropriate Governmental Authority, except for Taxes or Tax matters being contested in good faith and for which adequate reserves have been established in accordance with GAAP in the Parent SEC Documents filed prior to the date of this Agreement; (iv) since January 1, 2018, no written claim has been made by any Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file a Tax Return of a particular type that Parent or any of its Subsidiaries is or may be subject to Tax, or required to file Tax Returns, of such type in that jurisdiction, other than any such claims that have been fully resolved; and (v) there are no Encumbrances on any of the assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (except for Permitted Encumbrances);

              (b)         each of Parent and its Subsidiaries has complied with all applicable Laws relating to the withholding of Taxes and has, within the time and the manner prescribed by applicable Law, withheld from and paid over to the appropriate Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws;

              (c)          no outstanding written claim has been received by, and no audit, action, or proceeding is in progress or threatened in writing, against or with respect to Parent or any of its Subsidiaries in respect of any Tax, and all deficiencies, assessments or proposed adjustments asserted against Parent or any of its Subsidiaries by any Governmental Authority have been paid or fully and finally settled;

              (d)         neither Parent nor any of its Subsidiaries (i) has any Liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or otherwise by operation of Law, (ii) is a party to any Tax sharing, allocation or indemnification agreement or arrangement (other than (w) any agreement or arrangement solely among Parent or any of its Subsidiaries, (x) commercial agreements or arrangements entered into in the ordinary course of business the primary subject matter of which does not relate to Taxes, (y) the Parent Tax Sharing Agreement or (z) the Tax Sharing Agreement Joinder), (iii) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) or (iv) is, or since November 5, 2014 has been, a member of any affiliated, combined, consolidated, unitary or similar group filing a consolidated, combined, unitary or similar income Tax Return (other than a group the common parent of which is Parent or any of its Subsidiaries);

              (e)         no waiver or extension of any statute of limitations in respect of any Taxes or any extension of time with respect to any Tax assessment or deficiency is in effect for Parent or any of its Subsidiaries;

              (f)          neither Parent nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations; and

              (g)         during the five-year period ending on the date of this Agreement, neither Parent nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355(a) of the Code.

              Section 4.12        Tax Matters.

              (a)         All of the issued and outstanding shares of common stock of Merger Sub are owned directly by Merger LLC, free and clear of any Encumbrances.

              (b)         For U.S. federal tax purposes, Merger LLC is disregarded as an entity separate from Parent.

              (c)          Neither Parent nor any of its Subsidiaries knows of any fact, agreement, plan or other circumstance that would reasonably be expected to (i) prevent or preclude the Combination from qualifying as a “reorganization” described in Section 368(a) of the Code, (ii) cause the Split-Off to fail to qualify as a tax-free distribution under Sections 355 and 361 of the Code to Qurate and the holders of Liberty Ventures Common Stock that received Company Predecessor common stock in the Split-Off or (iii) prevent or preclude Parent from making the Parent Tax Opinion Representations.

              (d)         As of the date of this Agreement, the representations set forth in the Parent Signing Split-Off Tax Opinion Representation Letter are true and correct in all material respects.

              (e)         Parent is not aware of any fact, agreement, plan or other circumstance, and has not taken any action, which fact, agreement, plan, circumstance or action would reasonably be expected to prevent or preclude Parent from delivering the Parent Closing Split-Off Tax Opinion Representation Letter and the Parent Reorganization Tax Opinion Representation Letter immediately prior to the Closing.

              (f)          Parent is not aware of any fact or circumstance which would or reasonably could prevent Parent Tax Counsel from delivering the Parent Reorganization Tax Opinion, assuming delivery to Parent Tax Counsel of the Parent Reorganization Tax Opinion Representation Letter and the Company Reorganization Tax Opinion Representation Letter.

              (g)         All statements of fact contained in the Parent Signing Split-Off Tax Opinion Representation Letter are true, accurate and complete in all material respects.

              (h)         None of Parent, Merger Sub or Merger LLC is a party to any Split-Off Tax Treatment Agreement.

              Section 4.13        Employees and Employee Benefits.

              (a)         Neither Parent nor any Parent ERISA Affiliates contribute to or have any obligation to contribute to, or have had any such obligation during the past six-year period preceding the Closing Date, and no Parent Plan is (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

              (b)         Each Parent Plan intended to be qualified under Section 401(a) of the Code (each a “Parent Qualified Plan”) has received from the Internal Revenue Service a favorable determination letter (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) as to its qualification under Section 401(a) of the Code, and to Parent's Knowledge, no event or condition exists, whether by action or by failure to act, that would reasonably be expected to adversely affect the qualified status of any such Parent Qualified Plan. Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, (i) each Parent Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Parent Plan, (ii) there is no pending or, to Parent's Knowledge, threatened Action against any Parent Plan, any fiduciary thereof, Parent or any of its Subsidiaries other than routine claims for benefits and (iii) with respect to each Parent Plan, all contributions, reimbursements and premium payments that are due have been made, and all contributions, reimbursements and premium payments for any period ending on or before the Closing that are not yet due have been made or properly accrued.

              (c)          Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, with respect to each Parent Plan which is a group health plan, Parent and Parent ERISA Affiliates have complied with the health care continuation provisions of Section 4980B of the Code and corresponding provisions of ERISA, and neither Parent nor any of Parent ERISA Affiliates have incurred any Liability under Section 4980 of the Code. No Parent Plan provides any post-retirement medical, dental or life insurance benefits to any current or former employees (other than coverage mandated by applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985), the cost of which could reasonably be expected to be material.

              (d)         No Action (other than routine claims for benefits) is pending against or, to Parent's Knowledge, is threatened against, any Parent Plan that, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

              (e)         Neither Parent nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement, agreement with any works council, or labor Contract. To Parent's Knowledge, as of the date of this Agreement, there is no labor union organizing activity being conducted with respect to any material segment of employees of Parent or any of its Subsidiaries. Except as would not reasonably be expected to be material, there is no labor strike, lockout, slowdown or stoppage pending or, to Parent's Knowledge, threatened against or affecting Parent or any Subsidiary of Parent and no such strike, lockout, slowdown or stoppage has occurred since the Split-Off Date.

              (f)          Parent is in compliance with all applicable Laws governing employment or labor, including all contractual commitments and all such Laws relating to wages, hours, worker classification, contractors, immigration, collective bargaining, discrimination, civil rights, safety and health and workers' compensation, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

              Section 4.14        Brokers and Other Advisors.    Except for fees payable to Perella Weinberg Partners LP, no Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission payable by Parent or its Subsidiaries (including Merger Sub and Merger LLC) in connection with the Transaction Documents or the Ancillary Agreements or the transactions contemplated hereby and thereby based upon arrangements made by or on behalf of Parent or any of its Subsidiaries (including Merger Sub and Merger LLC).

              Section 4.15        Disclosure Documents.    The information with respect to Parent or any of its Subsidiaries (including Merger Sub and Merger LLC) that Parent supplied or will supply to the Company specifically for inclusion or incorporation by reference in (a) the Registration Statement, or any amendment or supplement thereto will not, at the time the Registration Statement is filed with the SEC and at the time it is declared effective by the SEC (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement is filed with the SEC and at the time it becomes effective) or (b) the Joint Proxy Statement will not, on the date that the Joint Proxy Statement is first mailed to the Company Stockholders and the Parent Stockholders or at the time of the Company Stockholders Meeting or Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The portions of the Registration Statement and the Joint Proxy Statement supplied by Parent or any of its Subsidiaries (including Merger Sub and Merger LLC) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The representations and warranties contained in this Section 4.15 do not apply to statements or omissions included or incorporated by reference in the Registration Statement or the Joint Proxy Statement based upon information supplied to Parent, Merger Sub or Merger LLC by the Company, its Subsidiaries or any of their respective Representatives for use or incorporation by reference therein.

              Section 4.16        Opinion of Financial Advisor.    The Parent Special Committee has received the opinion of Perella Weinberg Partners LP, financial advisor to the Parent Special Committee, to the effect that, as of the date of such opinion and subject to the factors, assumptions, limitations, qualifications and other matters considered in connection with the preparation thereof as set forth therein, the Common Exchange Ratio in the Merger are fair from a financial point of view to the Parent Stockholders (other than the Company, the Malone Group, the Maffei Group and each of their respective Affiliates and the Parent Section 16 Officers). A true, correct and complete written copy of such opinion will be delivered promptly after the date of this Agreement to the Company for informational purposes only.

              Section 4.17        Ownership of Company Common Stock.    As of the date of this Agreement and since the Split-Off Date, Parent does not beneficially own, and has not beneficially owned, any shares of Company Common Stock, nor any Convertible Securities of the Company. As of the date of this Agreement, none of Parent, Merger Sub or Merger LLC is an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company to whom the restrictions on business combinations apply.

              Section 4.18        Operations of Merger Sub and Merger LLC.    Each of Merger Sub and Merger LLC has been formed solely for the purpose of engaging in the Combination and, from the date of their formation until the Effective Time, neither Merger Sub nor Merger LLC have or will have engaged in any activities or incurred any Liabilities or obligations other than in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

              Section 4.19        Anti-Takeover Statutes.    Assuming the accuracy of the representations in Section 3.23, Parent has taken all action necessary to exempt the Transaction Documents and the transactions contemplated hereby and thereby from any antitakeover or similar statute or regulation, and accordingly, no restrictions on business combinations in any “fair price,” “business combination,” “control share acquisition,” “moratorium,” or other similar anti-takeover statute or regulation enacted in any jurisdiction applies to the Transaction Documents, or any of the transactions contemplated hereby and thereby.

ARTICLE V

COVENANTS

              Section 5.1        Conduct of the Company's Business Pending the Effective Time.    From the date of this Agreement until the Effective Time, except (w) as required by applicable Law, (x) as expressly required or expressly permitted by this Agreement, any other Transaction Document or as expressly required by any Governance Instrument in effect as of the date of this Agreement, (y) as consented to in writing by the Parent Special Committee (which consent shall not be unreasonably conditioned, withheld or delayed) or (z) as set forth in Section 5.1 of the Company Disclosure Letter, the Company will, and will cause each of its Subsidiaries to, (i) conduct its business in the Ordinary

Course Consistent with Past Practice and (ii) use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other Third Parties. In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except (1) as required by applicable Law, (2) as expressly required or expressly permitted by this Agreement or any other Transaction Document, or as expressly required by any Governance Instrument in effect as of the date of this Agreement, (3) as consented to in writing by the Parent Special Committee (which consent shall not be unreasonably conditioned, withheld or delayed) or (4) as set forth in Section 5.1 of the Company Disclosure Letter:

              (a)        Governing Documents.    The Company shall not amend or propose to amend the Governance Instruments and shall cause each of its Subsidiaries not to amend or propose to amend its respective certificate of incorporation or bylaws or similar organizational or governing documents, other than in the case of any such Subsidiary, ministerial or administrative changes not adverse to the interests of Parent.

              (b)        No Dissolution or Reorganizations.    The Company shall not authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries.

              (c)        Issuance of Securities.    The Company shall not, and shall cause each of its Subsidiaries not to, (i) authorize for issuance, issue or deliver, sell or transfer or agree or commit to issue, deliver, sell or transfer any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries or Convertible Securities or other rights of any kind to acquire, any shares of capital stock of or any other equity interest in the Company or any of its Subsidiaries, other than (x) the issuance of Company Common Stock pursuant to Company Equity Awards governed by the Company Stock Plans or (y) issuances of capital stock or other equity interest from any Wholly Owned Subsidiary to the Company or any other Wholly Owned Subsidiary, (ii) amend or modify any term or provision of any of its outstanding equity securities or (iii) accelerate or waive any restrictions pertaining to the vesting of any Company Equity Awards, warrants or other rights of any kind to acquire any shares of capital stock or other equity interests in the Company, other than accelerations permitted under Section 5.1(h).

              (d)        No Dispositions.    The Company shall not, and shall cause each of its Subsidiaries not to, sell, pledge, dispose of, transfer, lease, license, exercise, convert or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, exercise, conversion or Encumbrance of, (i) any tangible or intangible property or assets of the Company or any of its Subsidiaries material to the operation of the businesses of the Company and its Subsidiaries, taken as a whole, or (ii) any Company Owned Parent Shares or Portfolio Securities held by the Company on the date of this Agreement, except (A) pledges or other Encumbrances to the extent they are a Permitted Encumbrance, (B) to the Company or a Wholly Owned Subsidiary of the Company or (C) pursuant to Contracts in effect as of the date of this Agreement copies of which have been made available to Parent and, (D) in the case of clause (i) only, in the Ordinary Course Consistent with Past Practice or non-exclusive licenses in connection with the marketing, promotion or sales of products and services, including in respect of GCI Holdings, LLC, or Evite, Inc. and their respective Subsidiaries) in the Ordinary Course Consistent with Past Practice.

              (e)        No Acquisitions.    The Company shall not, and shall cause each of its Subsidiaries not to, acquire or agree to acquire, directly or indirectly, by purchase, merger, consolidation or otherwise, equity or assets constituting all or substantially all of the business of (or any division of the business of) another Person for a purchase price in excess of $75,000,000 in the aggregate for all such acquisitions.

              (f)        Dividends; Changes in Stock.    The Company shall not, and shall cause each of its Subsidiaries not to, and shall not propose or commit to (and shall cause each of its Subsidiaries not to propose or commit to), (i) declare, set aside, make or pay any dividend or make any other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of the Company (other than any dividend or distribution (x) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company or (y) preferential dividends on the Company Preferred Stock as contemplated by the Company Charter) or enter into any voting agreement with respect to the capital stock of the Company, (ii) reclassify, combine, split or subdivide any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, or (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of or other equity interests in the Company or any of its Subsidiaries (other than in connection with the exercise, settlement or vesting of any Company Equity Awards, including the withholding of shares to satisfy withholding Tax obligations in respect of Company Equity Awards and conversion of Company Series B Common Stock pursuant to the Company Charter).

              (g)        Investments; Indebtedness.    The Company shall not, and shall cause each of its Subsidiaries not to, or otherwise agree to (i) except as assumed in connection with an acquisition permitted by Section 5.1(e) or used to finance any such acquisition in accordance with Section 5.1(e) of the Company Disclosure Letter, make any loans, advances or capital contributions to, or investments in, any other Person, other than investments by the Company or a Wholly Owned Subsidiary of the Company to or in any Wholly Owned Subsidiary of the Company or the Company or advances of expenses to any director or officer of the Company in connection with advancement obligations in effect on the date of this Agreement, (ii) except as contemplated under Section 5.22, incur, assume or modify any Indebtedness of the type described in clause (a)(i) or (ii) of the definition thereof in excess of $50,000,000 or (iii) assume, guarantee, endorse, grant an Encumbrance on any of its assets as security or otherwise become liable or responsible (directly or contingently) for Indebtedness of another Person (excluding the Company or any of its Subsidiaries) other than Permitted Encumbrances.

              (h)        Benefits Changes.    Except as required under the terms of any Company Plan as in effect on the date of this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to (i) increase the compensation or benefits of, or grant any new severance benefits or entitlements to, any Company Employee or non-employee director, other than in the Ordinary Course Consistent with Past Practice; (ii) make or forgive any loans or advances to, or grant any new transaction, retention or change-in-control entitlement to, any Company Employee or non-employee director (other than advances of expenses to any director or officer of the Company in connection with advancement obligations in effect on the date of this Agreement); (iii) establish, adopt, or enter into any new pension, other retirement, deferred compensation, equity or equity-like compensation, or other compensation or benefit agreement, plan or arrangement for the benefit of any current or former Company Employee or non-employee director that is not otherwise provided for in this Section 5.1(h), other than in the Ordinary Course Consistent with Past Practice or the cost of which are not material; (iv) materially amend or modify any existing Company Plan, other than in the Ordinary Course Consistent with Past Practice; (v) accelerate the timing of payment of compensation or benefits to any Company Employee or non-employee director; (vi) renew or enter into any modification of any collective bargaining agreement or implement or announce any reduction in labor force, other than in the Ordinary Course Consistent with Past Practice; (vii) provide any funding for any rabbi trust or similar arrangement; or (viii) hire any new employees, other than to fill existing positions that are or become vacant or in the Ordinary Course Consistent with Past Practice.

              (i)        Accounting Matters.    The Company shall not change its method of accounting, except (i) as required by changes in GAAP or Regulation S-X under the Exchange Act or (ii) as may be required by a change in applicable Law. The Company shall not, and shall cause each of its Subsidiaries not to, change its or any such Subsidiary's fiscal year.

              (j)        Tax Matters.    The Company shall not, and shall not permit any of its Subsidiaries to, (i) make, change or revoke any material Tax election, other than in the Ordinary Course Consistent with Past Practice, (ii) settle or compromise any material Tax Liability with any Governmental Authority, (iii) surrender any right to claim a material refund of Taxes, (iv) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, (v) change any material method of Tax accounting, (vi) enter into any closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law), (vii) apply for any Tax ruling or (viii) file any amended material Tax Return.

              (k)        Capital Expenditures.    The Company shall not, and shall cause each of its Subsidiaries not to, authorize, or enter into any commitment for, any capital expenditures with respect to tangible property or real property that would result in the aggregate amount of such capital expenditure authorizations, commitments and spend at any point in time from and after the date of this Agreement exceeding $50,000,000 during any 12-month period, other than any capital expenditure authorizations, commitments and spend in accordance with the annual budget for 2020 as presented to the Company Board prior to the date of this Agreement and any annual budget for 2021 as presented to the Company Board consistent therewith.

              (l)        Lines of Business.    The Company shall not, and shall cause each of its Subsidiaries not to, enter into any new line of business, other than the lines of business (or any reasonable extension thereof) in which the Company and its Subsidiaries are currently engaged as of the date of this Agreement or any similar, corollary, ancillary, supportive, complementary, synergistic or related business or (y) establish any non-wholly owned Subsidiary or joint venture.

              (m)        Discharge of Liabilities.    Except as expressly permitted in this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, pay, discharge, settle or compromise, or fail to defend, any Actions before any Governmental Authority or consent to the entry of any Order in connection therewith, other than (i) in the Ordinary Course Consistent with Past Practice where the amounts paid or to be paid by the Company and its Subsidiaries are in an amount less than $50,000,000 in the aggregate (net of amounts covered by insurance policies of the Company and its Subsidiaries), (ii) that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries and (iii) that do not impose restrictions (in any material respect) on the business of the Company or any of its Subsidiaries, or on the Surviving Corporation or the Surviving Company, as applicable, following the Effective Time or the Upstream Effective Time.

              (n)        Regulatory Matters.    The Company shall not, and shall cause each of its Subsidiaries not to, make any filings with the FCC or the State Commissions, or to take any action that would require any filing with the FCC or the State Commissions, other than, in each case, in the Ordinary Course Consistent with Past Practice; provided, that nothing in this clause (o) shall prohibit the Company from complying with its obligations set forth in Section 5.9.

              (o)        No Rights Plan.    The Company shall not adopt or implement any stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Merger.

              (p)        General.    The Company shall not, and shall cause each of its Subsidiaries not to, authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing set forth in this Section 5.1.

              Section 5.2        Conduct of Parent's Business Pending the Effective Time.    From the date of this Agreement until the Effective Time, except (w) as required by applicable Law, (x) as expressly required or expressly permitted by this Agreement, the Voting Agreements, the Exchange Agreement, any other Transaction Document or as expressly required by any Parent Governance Instrument in effect as of the date of this Agreement, (y) as consented to in writing by the Company Special Committee (which consent shall not be unreasonably conditioned, withheld or delayed) or (z) as set forth in Section 5.2 of the Parent Disclosure Letter, Parent will, and will cause each of its Subsidiaries to, (i) conduct its business in the Ordinary Course Consistent with Past Practice and (ii) use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other Third Parties. In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except (1) as required by applicable Law, (2) as expressly required or expressly permitted by this Agreement or any other Transaction Document, or as expressly required by any Parent Governance Instrument in effect as of the date of this Agreement, (3) as consented to in writing by the Company Special Committee (which consent shall not be unreasonably conditioned, withheld or delayed) or (4) as set forth in Section 5.2 of the Parent Disclosure Letter:

              (a)        Governing Documents.    Parent shall not, and shall cause each of Merger Sub and Merger LLC not to, amend the Parent Governance Instruments or the organizational or governing documents of Merger Sub or Merger LLC.

              (b)        No Dissolution or Reorganization.    Parent shall not authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries; provided, that, the foregoing shall not prohibit any Excluded Alternative Parent Transactions.

              (c)        Issuance; Dividends; Changes in Stock.    Parent shall not (i) reclassify, combine, adjust, split or subdivide any capital stock of Parent, (ii) issue or authorize the issuance of shares of capital stock of Parent, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent, other than (x) the issuance of Parent Common Stock pursuant to the Transaction Documents or Parent Equity Awards governed by the Parent Stock Plan, (y) the issuance, grant or sale of Parent Series A Common Stock or Parent Series C Common Stock for or in excess of fair market value, or (z) in connection with any Excluded Alternative Parent Transaction, (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of or other equity interests in Parent, other than (x) subject to clause (iv), in connection with the exercise, settlement or vesting of any equity awards with respect to shares of capital stock of Parent, (y) any cash repurchases of capital stock of Parent made pursuant to Ordinary Course share repurchase programs or (z) any such action not effected until after the Closing, (iv) accelerate or waive any restrictions pertaining to the vesting of any Parent Equity Awards, warrants or other rights of any kind to acquire any shares of capital stock or other equity interest in Parent or (v) declare with a record date or ex-dividend date that is at or prior to the Closing or pay at or prior to the Closing any dividend or other distribution payable in cash, stock, property or otherwise, with respect to its capital stock or other equity interests.

              (d)        No Rights Plan.    Parent shall not adopt or implement any stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Merger.

              (e)        General.    Parent shall not, and shall cause each of its Subsidiaries not to, authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing set forth in this Section 5.2.

              Section 5.3        No Solicitation by the Company; Alternative Company Transaction.

              (a)         The Company will, and will cause each of its Subsidiaries and each of the directors, officers and employees of the Company and each of its Subsidiaries to, and shall instruct and use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Third Party or its Representatives conducted prior to the date of this Agreement with respect to any Alternative Company Transaction Proposal. The Company will promptly request each such Person that has, within the twelve (12) months preceding the date of this Agreement, executed a confidentiality agreement in connection with its consideration of any Alternative Company Transaction to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries and will promptly terminate access by all Persons (other than Parent and its Representatives) to any physical or electronic data rooms relating to a possible Alternative Company Transaction. The Company shall not, and shall cause its Subsidiaries and each of its and its Subsidiaries' directors, officers and employees not to, and shall instruct and use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or encourage any inquiries or the making or announcement of any proposal or offer (including any proposal or offer to the Company Stockholders) that constitutes, or would reasonably be expected to lead to, an Alternative Company Transaction Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding any Alternative Company Transaction Proposal or (iii) furnish to any Person any non-public information with respect to the Company and its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person or Group (other than Parent and its Representatives), in each case to knowingly facilitate or encourage the making of, or knowingly cooperate in any way that would reasonably be expected to lead to, any Alternative Company Transaction Proposal, except in each case as expressly permitted by this Section 5.3; provided, that, notwithstanding anything to the contrary in this Agreement, the Company or any of its Representatives may in any event (A) in good faith seek to clarify the terms and conditions of any bona fide unsolicited Alternative Company Transaction Proposal to determine whether such Alternative Company Transaction Proposal constitutes or would reasonably be expected to lead to a Superior Company Proposal (it being understood that any such communications shall be with the Third Party (or its Representatives) making such Alternative Company Transaction Proposal and shall be limited to the clarification of the Alternative Company Transaction Proposal made by such Third Party and subject to Section 5.3(b) shall not include (x) any negotiations or similar discussions with respect to such Alternative Company Transaction Proposal or (y) the Company's view or position with respect thereto), (B) inform any Person that makes an Alternative Company Transaction Proposal of the restrictions imposed by the provisions of this Section 5.3 or (C) waive any standstill provisions in any agreement with any Person or Group to the extent such standstill provisions would prohibit such Person or Group from making an Alternative Company Transaction Proposal privately to the Company Board or the Company Special Committee.

              (b)         Notwithstanding anything to the contrary contained in Section 5.3(a) or elsewhere in this Agreement, if, following the date of this Agreement and prior to obtaining the Company Requisite Approvals, the Company receives a bona fide written Alternative Company Transaction Proposal which did not result from a breach of this Section 5.3, upon a good faith determination by the Company Special Committee or the Company Board (following the recommendation of the Company Special Committee), after consultation with its outside legal counsel and financial advisor, (i) that based on information then available such Alternative Company Transaction Proposal either constitutes a Superior Company Proposal or would reasonably be expected to result in a Superior Company Proposal (excluding for purposes of determining whether such Alternative Company Transaction Proposal would reasonably be expected to result in a Superior Company Proposal, any assessment of the likelihood that the Malone Group or the Maffei Group would vote in favor of, tender into or otherwise support such Alternative Company Transaction Proposal) and (ii) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, and subject to compliance with Section 5.3(c), the Company and its Representatives may then take the following actions:

                             (i)           Furnish any information with respect to the Company and its Subsidiaries to, and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, the Person or Group (and their respective Representatives) making such Alternative Company Transaction Proposal; provided, that prior to furnishing any such information, it receives from such Person or Group an executed confidentiality agreement containing terms and restrictions at least as restrictive as the terms contained in the Confidentiality Agreement (other than de minimis differences but including a customary “standstill” agreement by such Person or Group, which standstill shall not prohibit such Person or Group from making an Alternative Company Transaction Proposal privately to the Company Board or the Company Special Committee) and that does not contain any provision requiring the Company or its Subsidiaries to pay or reimburse the counterparty's fees, costs or expenses of any nature; provided, further, that the Company shall not furnish to any such Person or Group any information furnished by or on behalf of Parent or its Representatives to the Company or its Representatives in accordance with the provisions of the Confidentiality Agreement or otherwise on a confidential basis; and

                             (ii)          Following the execution of the confidentiality agreement referenced in the foregoing clause (i), engage in discussions or negotiations with such Person or Group (and their Representatives) with respect to such Alternative Company Transaction Proposal.

              (c)          In addition to the obligations of the Company set forth in Sections 5.3(a), 5.3(b) and 5.4, as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Company Transaction Proposal or any request for information from, or for the initiation of negotiations with, the Company or its Representatives concerning an Alternative Company Transaction Proposal, the Company shall provide the Parent Special Committee with an initial written notice of such Alternative Company Transaction Proposal or request. Such notice shall include a written summary of the material terms and conditions of such Alternative Company Transaction Proposal or request (including unredacted copies of any such written Alternative Company Transaction Proposal or request), and the identity of the Person or Group making such Alternative Company Transaction Proposal or request. In addition, the Company shall (i) keep the Parent Special Committee reasonably currently informed of the status of, and negotiations (if any) regarding, and any material developments affecting the terms and conditions of, such Alternative Company Transaction Proposal or request and (ii) provide the Parent Special Committee promptly (and in any event within forty-eight (48) hours) with all non-public information concerning the Company or any of its Subsidiaries that is made available to the Person or Group of Persons making such Alternative Company Transaction Proposal or request (or any of their Representatives), which was not previously made available to the Parent Special Committee or its Representatives. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after any determination) advise the Parent Special Committee in writing if the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) determines to begin providing information or engaging in discussions concerning an Alternative Company Transaction Proposal pursuant to Section 5.3(b).

              (d)         The Company shall not, and shall not permit any of its Subsidiaries, or any of its or their Representatives on the Company's or its Subsidiaries' behalf, to, enter into any confidentiality agreement that prohibits the Company or any of its Subsidiaries from complying with its obligations to Parent under this Agreement.

              Section 5.4        Company Change of Recommendation.

              (a)         Except as expressly permitted by this Section 5.4, the Company Board shall not, nor shall any committee thereof, including the Company Special Committee, directly or indirectly, (i) make a Company Adverse Recommendation Change or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting, or providing for, any Alternative Company Transaction Proposal (other than a confidentiality agreement as contemplated by Section 5.3(b)(i)) or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate the Merger. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Requisite Approvals, the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) may, subject to compliance with Section 5.4(b), solely in response to (1) a Company Intervening Event, make a Company Adverse Recommendation Change under clause (a) of the definition thereof or (2) a Superior Company Proposal that did not result from a breach of Section 5.3, make a Company Adverse Recommendation Change, if, in either case, the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) determines in good faith, after consultation with its outside legal counsel and outside financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

              (b)         The Company shall not make a Company Adverse Recommendation Change in response to a Company Intervening Event or a Superior Company Proposal unless:

                             (i)           in the case of a Superior Company Proposal, such Superior Company Proposal has been made and has not been withdrawn and continues to be a Superior Company Proposal; and

                             (ii)          the Company shall have first (A) provided to Parent and the Parent Special Committee five (5) Business Days' prior written notice (the “Company Notice Period”), which notice shall state expressly (1) that a Company Intervening Event has occurred or that the Company has received a Superior Company Proposal, as applicable, (2) (x) in the case of a Company Intervening Event, the material facts underlying such Company Intervening Event in reasonable detail or (y) in the case of a Superior Company Proposal, the material terms and conditions of the Superior Company Proposal (including the form and per share value of the consideration offered therein and the identity of the Person or Group making the Superior Company Proposal), and the Company shall provide to Parent and the Parent Special Committee unredacted copies of the relevant transaction agreements with the Person or Group making such Superior Company Proposal and other material documents related thereto (it being understood and agreed that any amendment (or subsequent amendment) to the financial terms, including to the proposed purchase price, or to any other material term of such Superior Company Proposal or any material change to the relevant facts and circumstances underlying the Company Intervening Event shall each require the Company to provide a new notice to Parent and the Parent Special Committee in accordance with this Section 5.4(b), provided, that the Company Notice Period in connection with any such new notice shall be four (4) Business Days (the “Amended Company Notice Period”), but no such Amended Company Notice Period shall shorten the Company Notice Period) and (3) that in response to such Company Intervening Event or Superior Company Proposal, the Company intends to make a Company Adverse Recommendation Change, and (B) prior to making a Company Adverse Recommendation Change, during the Company Notice Period or the Amended Company Notice Period, as applicable, to the extent requested by the Parent Special Committee, engaged, and directed its Representatives to engage (under the direction of the Company Special Committee), in good faith negotiations with the Parent Special Committee and its

Representatives during such Company Notice Period or Amended Company Notice Period, as applicable, to amend this Agreement to permit the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) not to make such Company Adverse Recommendation Change, and considered in good faith any bona fide offer (a “Parent Offer”) by Parent to the Company, and, after such negotiations and good faith consideration of such Parent Offer, if any, the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) again makes the determination described in the last sentence of Section 5.4(a) (it being understood that the delivery of the notification contemplated by this Section 5.4(b) shall not, in and of itself, constitute a Company Adverse Recommendation Change).

              (c)          Notwithstanding any Company Adverse Recommendation Change, this Agreement shall be submitted to the Company Stockholders at the Company Stockholders Meeting for the purpose of obtaining the Company Requisite Approvals, and nothing contained herein (unless this Agreement is otherwise terminated in accordance with its terms) shall relieve the Company of such obligation.

              (d)         Except as expressly prohibited by this Section 5.4, nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act (or any similar communication to Company Stockholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any “stop-look-and-listen” or similar communication to the Company Stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act; provided, that (A) in no event shall this Section 5.4(d) affect the obligations specified in this Section 5.4 (or the consequences thereof in accordance with this Agreement) or the definition of Company Adverse Recommendation Change and (B) any such disclosure (other than the issuance by the Company of a “stop-look-and-listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that is otherwise within the definition of “Company Adverse Recommendation Change” shall be deemed a Company Adverse Recommendation Change for all purposes of this Agreement.

              Section 5.5        No Solicitation by Parent; Alternative Parent Transaction.

              (a)         Parent will, and will cause each of its Subsidiaries and each of the directors, officers and employees of Parent and each of its Subsidiaries to, and shall instruct and use reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Third Party or its Representatives conducted prior to the date of this Agreement with respect to any Alternative Parent Transaction Proposal. Parent will promptly request each such Person that has, within the twelve (12) months preceding the date of this Agreement, executed a confidentiality agreement in connection with its consideration of any Alternative Parent Transaction (other than an Excluded Alternative Parent Transaction) to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of Parent or any of its Subsidiaries and will promptly terminate access by all Persons (other than the Company and its Representatives) to any physical or electronic data rooms relating to a possible Alternative Parent Transaction (other than an Excluded Alternative Parent Transaction). Parent shall not, and shall cause its Subsidiaries and each of its and its Subsidiaries' directors, officers and employees not to, and shall instruct and use reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or encourage any inquiries or the making or announcement of any proposal or offer (including any proposal or offer to the Parent Stockholders) that constitutes, or would reasonably be expected to lead to, an Alternative Parent Transaction Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding any Alternative Parent Transaction Proposal or (iii) furnish to any Person any non-public information with respect to Parent and its Subsidiaries, or afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to any Person or Group (other than the Company and its Representatives), in each case to knowingly facilitate or encourage the making of, or knowingly cooperate in any way that would reasonably be expected to lead to, any Alternative Parent Transaction Proposal, except in each case as expressly permitted by this Section 5.5; provided, that, notwithstanding anything to the contrary in this Agreement, Parent or any of its Representatives may in any event (A) in good faith seek to clarify the terms and conditions of any bona fide unsolicited Alternative Parent Transaction Proposal to determine whether such Alternative Parent Transaction Proposal constitutes or would reasonably be expected to lead to a Superior Parent Proposal (it being understood that any such communications shall be with the Third Party (or its Representatives) making such Alternative Parent Transaction Proposal and shall be limited to the clarification of the Alternative Parent Transaction Proposal made by such Third Party and subject to Section 5.5(b) shall not include (x) any negotiations or similar discussions with respect to such Alternative Parent Transaction Proposal or (y) Parent's view or position with respect thereto), (B) inform any Person that makes an Alternative Parent Transaction Proposal of the restrictions imposed by the provisions of this Section 5.5 or (C) waive any standstill provisions in any agreement with any Person or Group to the extent such standstill provisions would prohibit such Person or Group from making an Alternative Parent Transaction Proposal privately to the Parent Board or the Parent Special Committee.

              (b)         Notwithstanding anything to the contrary contained in Section 5.5(a) or elsewhere in this Agreement, if, following the date of this Agreement and prior to obtaining the Parent Requisite Approvals, Parent receives a bona fide written Alternative Parent Transaction Proposal which did not result from a breach of this Section 5.5, upon a good faith determination by the Parent Special Committee or the Parent Board (following the recommendation of the Parent Special Committee), after consultation with its outside legal counsel and financial advisor, (i) that based on information then available such Alternative Parent Transaction Proposal either constitutes a Superior Parent Proposal or would reasonably be expected to result in a Superior Parent Proposal (excluding for purposes of determining whether such Alternative Parent Transaction Proposal would reasonably be expected to result in a Superior Parent Proposal, any assessment of the likelihood that the Malone Group or the Maffei Group would vote in favor of, tender into or otherwise support such Alternative Parent Transaction Proposal) and (ii) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, and subject to compliance with Section 5.5(c), Parent and its Representatives may then take the following actions:

                             (i)           Furnish any information with respect to Parent and its Subsidiaries to, and afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to, the Person or Group (and their respective Representatives) making such Alternative Parent Transaction Proposal; provided, that prior to furnishing any such information, it receives from such Person or Group an executed confidentiality agreement containing terms and restrictions at least as restrictive as the terms contained in the Confidentiality Agreement (other than de minimis differences but including a customary “standstill” agreement by such Person or Group, which standstill shall not prohibit such Person or Group from making an Alternative Parent Transaction Proposal privately to the Parent Board or the Parent Special Committee) and that does not contain any provision requiring Parent or its Subsidiaries to pay or reimburse the counterparty's fees, costs or expenses of any nature; provided, further, that Parent shall not furnish to any such Person or Group any information furnished by or on behalf of the Company or its Representatives to Parent or its Representatives in accordance with the provisions of the Confidentiality Agreement or otherwise on a confidential basis; and

                             (ii)          Following the execution of the confidentiality agreement referenced in the foregoing clause (i), engage in discussions or negotiations with such Person or Group (and their Representatives) with respect to such Alternative Parent Transaction Proposal.

              (c)          In addition to the obligations of Parent set forth in Sections 5.5(a), 5.5(b) and 5.6 as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Parent Transaction Proposal or any request for information from, or for the initiation of negotiations with, Parent or its Representatives concerning an Alternative Parent Transaction Proposal, Parent shall provide the Company Special Committee with an initial written notice of such Alternative Parent Transaction Proposal or request. Such notice shall include a written summary of the material terms and conditions of such Alternative Parent Transaction Proposal or request (including unredacted copies of any such written Alternative Parent Transaction Proposal or request), and the identity of the Person or Group making such Alternative Parent Transaction Proposal or request. In addition, Parent shall (i) keep the Company Special Committee reasonably currently informed of the status of, and negotiations (if any) regarding, and any material developments affecting the terms and conditions of, such Alternative Parent Transaction Proposal or request and (ii) provide the Company Special Committee promptly (and in any event within forty-eight (48) hours) with all non-public information concerning Parent or any of its Subsidiaries that is made available to the Person or Group of Persons making such Alternative Parent Transaction Proposal or request (or any of their Representatives), which was not previously made available to the Company Special Committee or its Representatives. Without limiting the foregoing, Parent shall promptly (and in any event within twenty-four (24) hours after any determination) advise the Company Special Committee in writing if the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) determines to begin providing information or engaging in discussions concerning an Alternative Parent Transaction Proposal pursuant to Section 5.5(b).

              (d)         Parent shall not, and shall not permit any of its Subsidiaries, or any of its or their Representatives on Parent's or its Subsidiaries' behalf, to, enter into any confidentiality agreement that prohibits Parent or any of its Subsidiaries from complying with its obligations to the Company under this Agreement.

              Section 5.6        Parent Change of Recommendation.

              (a)         Except as expressly permitted by this Section 5.6, the Parent Board shall not, nor shall any committee thereof, including the Parent Special Committee, directly or indirectly, (i) make a Parent Adverse Recommendation Change or (ii) approve or recommend, or publicly propose to approve or recommend, or allow Parent or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting, or providing for, any Alternative Parent Transaction Proposal (other than a confidentiality agreement as contemplated by Section 5.5(b)(i)) or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate the Merger. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Parent Requisite Approvals, the Parent Special Committee or Parent Board (acting at the recommendation of the Parent Special Committee) may, subject to compliance with Section 5.6(b), solely in response to (1) a Parent Intervening Event, make a Parent Adverse Recommendation Change under clause (a) of the definition thereof or (2) a Superior Parent Proposal that did not result from a breach of Section 5.5, make a Parent Adverse Recommendation Change, if, in either case, the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) determines in good faith, after consultation with its outside legal counsel and outside financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

              (b)         Parent shall not make a Parent Adverse Recommendation Change in response to a Parent Intervening Event or a Superior Parent Proposal unless:

                             (i)           in the case of a Superior Parent Proposal, such Superior Parent Proposal has been made and has not been withdrawn and continues to be a Superior Parent Proposal; and

                             (ii)          Parent shall have first (A) provided to the Company and the Company Special Committee five (5) Business Days' prior written notice (the “Parent Notice Period”), which notice shall state expressly (1) that a Parent Intervening Event has occurred or that Parent has received a Superior Parent Proposal, as applicable, (2) (x) in the case of a Parent Intervening Event, the material facts underlying such Parent Intervening Event, in reasonable detail, or (y) in the case of a Superior Parent Proposal, the material terms and conditions of the Superior Parent Proposal (including the form and per share value of the consideration offered therein and the identity of the Person or Group making the Superior Parent Proposal), and Parent shall provide to the Company and the Company Special Committee unredacted copies of the relevant transaction agreements with the Person or Group making such Superior Parent Proposal and other material documents related thereto (it being understood and agreed that any amendment (or subsequent amendment) to the financial terms, including to the proposed purchase price, or to any other material term of such Superior Parent Proposal or any material change to the relevant facts and circumstances underlying the Parent Intervening Event shall each require Parent to provide a new notice to the Company and the Company Special Committee in accordance with this Section 5.6(b), provided, that the Parent Notice Period in connection with any such new notice shall be four (4) Business Days (the “Amended Parent Notice Period”), but no such Amended Parent Notice Period shall shorten the Parent Notice Period) and (3) that in response to such Parent Intervening Event or Superior Parent Proposal, Parent intends to make a Parent Adverse Recommendation Change, and (B) prior to making a Parent Adverse Recommendation Change, during the Parent Notice Period or the Amended Parent Notice Period, as applicable, to the extent requested by the Company Special Committee, engaged, and directed its Representatives to engage (under the direction of the Parent Special Committee), in good faith negotiations with the Company Special Committee and its Representatives during such Parent Notice Period or Amended Parent Notice Period, as applicable, to amend this Agreement to permit the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) not to make such Parent Adverse Recommendation Change, and considered in good faith any bona fide offer (a “Company Offer”) by the Company to Parent, and, after such negotiations and good faith consideration of such Company Offer, if any, the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) again makes the determination described in the last sentence of Section 5.6(a) (it being understood that the delivery of the notification contemplated by this Section 5.6(b) shall not, in and of itself, constitute a Parent Adverse Recommendation Change).

              (c)          Notwithstanding any Parent Adverse Recommendation Change, this Agreement shall be submitted to the Parent Stockholders at the Parent Stockholders Meeting for the purpose of obtaining the Parent Requisite Approvals, and nothing contained herein (unless this Agreement is otherwise terminated in accordance with its terms) shall relieve Parent of such obligation.

              (d)         Except as expressly prohibited by this Section 5.6, nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) taking and disclosing to the Parent Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act (or any similar communication to Company Stockholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any “stop-look-and-listen” or similar communication to the Parent Stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act; provided, that (A) in no event shall this Section 5.6(d) affect the obligations specified in this Section 5.6 (or the consequences thereof in accordance with this Agreement) or the definition of Parent Adverse Recommendation Change and (B) any such disclosure (other than the issuance by Parent of a “stop-look-and-listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that is otherwise within the definition of “Parent Adverse Recommendation Change” shall be deemed a Parent Adverse Recommendation Change for all purposes of this Agreement.

              Section 5.7        Registration Statement and Joint Proxy Statement.

              (a)         As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and (assuming Parent has received all required information from the Company) Parent shall file with the SEC a Registration Statement on Form S-4 (together with any amendments thereof or supplements thereto, the “Registration Statement”), in which the joint proxy statement (together with any amendments thereof or supplements thereto, the “Joint Proxy Statement”) furnished to (i) Company Stockholders in connection with the meeting of the Company Stockholders for the purpose of considering and voting upon the matters contemplated by this Agreement (the “Company Stockholders Meeting”) and (ii) Parent Stockholders in connection with the meeting of the Parent Stockholders for the purpose of considering and voting upon the matters contemplated by this Agreement (the “Parent Stockholders Meeting”), will be included. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement and the Joint Proxy Statement and any other filings required to be made with the SEC in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Each of Parent and the Company shall furnish all information concerning it and its respective Subsidiaries and Affiliates as may reasonably be requested by the other Party in connection with such actions and the preparation of the Joint Proxy Statement and the Registration Statement and any other filings required to be made with the SEC in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements. The Company will cause the Joint Proxy Statement to be mailed to Company Stockholders and Parent will cause the Joint Proxy Statement to be mailed to Parent Stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

              (b)         All filings by the Company or Parent with the SEC in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements and all mailings by the Company or Parent to the Company Stockholders or Parent Stockholders, as applicable, in connection with the Merger and the other transactions contemplated by the Transaction Documents and the Ancillary Agreements shall be subject to the prior review and reasonable comment by the other Party and its Representatives, including the Parent Special Committee or the Company Special Committee, as applicable, and their respective advisors.

              (c)          Each of Parent and the Company shall (i) as promptly as practicable notify the other of (A) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Joint Proxy Statement or the Registration Statement or any other filings required to be made with the SEC in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements (including the time when the Registration Statement becomes effective and the issuance of any stop order or suspension of qualifications of the Parent Series C Common Stock, Parent Series B Common Stock or the Parent Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction) and (B) any request by the SEC for any amendment or supplements to the Joint Proxy Statement or the Registration Statement or any other filings required to be made with the SEC in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements, or for additional information with respect thereto and (ii) supply each other with copies of (A) all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to (x) the Joint Proxy Statement, (y) the Registration Statement or (z) any other filings required to be made with the SEC in connection with the transactions contemplated by the Transaction Documents and the Ancillary Agreements and (B) all Orders of the SEC relating to the Registration Statement.

              (d)         If at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Sub, Merger LLC or any of their respective Affiliates and Subsidiaries, directors or officers, is discovered by the Company, Parent, Merger Sub or Merger LLC, which is required to be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement or any other filing required to be made with the SEC and disseminated to the Company Stockholders or the Parent Stockholders, so that none of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company Stockholders or the Parent Stockholders.

              (e)         Unless this Agreement has been terminated pursuant to Section 7.1, the Company shall duly give notice of, convene and hold the Company Stockholders Meeting (in compliance with applicable Law and the Governance Instruments) as promptly as practicable following the date the Registration Statement is declared effective under the Securities Act and the Staff of the SEC advises that it has no further comments on the Joint Proxy Statement or that the Company may commence mailing the Joint Proxy Statement and use good faith efforts to schedule the Company Stockholders Meeting on the same day or as close in time as reasonably practicable to the Parent Stockholders Meeting, for the purpose of seeking the Company Requisite Approvals and, subject to Section 5.4, the Company shall use its reasonable best efforts to solicit such adoption and obtain the Company Requisite Approvals. The Company (in consultation with Parent) shall set a single record date for persons entitled to notice of, and to vote at, the Company Stockholders Meeting and shall not change such record date (whether in connection with the Company Stockholders Meeting or any adjournment or postponement thereof) without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company shall not adjourn or postpone the Company Stockholders Meeting without Parent's prior written consent (acting through the Parent Special Committee) other than (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement that the Company Special Committee or the Company Board (acting at the direction of the Company Special Committee) has determined in good faith after consultation with outside legal counsel is necessary under Law is provided to the Company Stockholders in advance of a vote to obtain the Company Requisite Approvals, (B) if, as of the time for which the Company Stockholders Meeting is originally scheduled, there are insufficient shares of Company Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (C) if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement, or (D) otherwise to comply with applicable Law; provided, that in the case of either clauses (A), (B), (C), or (D), the Company Stockholders Meeting shall only be adjourned or postponed for a minimum time that the Company (acting at the direction of the Company Special Committee) determines in good faith to be reasonable under the circumstances (it being understood that any such adjournment or postponement shall not affect the Company's obligation to hold the Company Stockholders Meeting as aforesaid). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance with applicable Law and the Governance Instruments. Without limiting the generality of the foregoing, the Company's obligations pursuant to this Section 5.7(e) (including its obligation to hold the Company Stockholders Meeting at which this Agreement shall be submitted to the Company Stockholders to obtain the Company Requisite Approvals as aforesaid) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Company Transaction Proposal or by a Company Adverse Recommendation Change. Prior to the date of the Company Stockholders Meeting, the Company shall, upon the reasonable request of Parent, direct the proxy solicitor or other agent of the Company to advise Parent as to the aggregate tally of proxies received by the Company with respect to the Company Requisite Approvals at the same frequency as such information is provided to the Company. Without the prior written consent of Parent, the Company Requisite Approvals shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company Stockholders in connection therewith) that the Company shall propose to be voted on by Company Stockholders at the Company Stockholders Meeting. The Company Board shall not take any action that would cause any approval by the Company Stockholders other than the Company Requisite Approvals to be necessary to adopt the Transaction Documents and to consummate the transactions contemplated hereby and thereby. Except to the extent expressly permitted by Section 5.4, (i) the Company Board shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting and (ii) the Joint Proxy Statement shall include a statement to the effect that the Company Board recommends that the Company Stockholders vote in favor of adoption of this Agreement at the Company Stockholders Meeting.

              (f)          Unless this Agreement has been terminated pursuant to Section 7.1, Parent shall duly give notice of, convene and hold the Parent Stockholders Meeting (in compliance with applicable Law and the Parent Governance Instruments) as promptly as practicable following the date the Registration Statement is declared effective under the Securities Act and the Staff of the SEC advises that it has no further comments on the Joint Proxy Statement or that Parent may commence mailing the Joint Proxy Statement and use good faith efforts to schedule the Parent Stockholders Meeting on the same day or as close in time as reasonably practicable to the Company Stockholders Meeting, for the purpose of seeking the Parent Requisite Approvals and, subject to Section 5.6, Parent shall use its reasonable best efforts to solicit such adoption and obtain the Parent Requisite Approvals. Parent (in consultation with the Company) shall set a single record date for persons entitled to notice of, and to vote at, the Parent Stockholders Meeting and shall not change such record date (whether in connection with the Parent Stockholders Meeting or any adjournment or postponement thereof) without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Parent shall not adjourn or postpone the Parent Stockholders Meeting without the Company's prior written consent (acting through the Company Special Committee) other than (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement that the Parent Special Committee or the Parent Board (acting at the direction of the Parent Special Committee) has determined in good faith after consultation with outside legal counsel is necessary under Law is provided to the Parent Stockholders in advance of a vote to obtain the Parent Requisite Approvals, (B) if, as of the time for which the Parent Stockholders Meeting is originally scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (C) if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement or approval of the Stock Issuance or (D) otherwise to comply with applicable Law; provided, that in the case of either clauses (A), (B), (C), or (D), the Parent Stockholders Meeting shall only be adjourned or postponed for a minimum time that Parent (acting at the direction of the Parent Special Committee) determines in good faith to be reasonable under the circumstances (it being understood that any such adjournment or postponement shall not affect Parent's obligation to hold the Parent Stockholders Meeting to obtain the Parent Requisite Approvals as aforesaid). Parent shall ensure that all proxies solicited in connection with the Parent Stockholders Meeting are solicited in compliance with applicable Law and the Parent Governance Instruments. Without limiting the generality of the foregoing, Parent's obligations pursuant to this Section 5.7(f) (including its obligation to hold the Parent Stockholders Meeting at which this Agreement shall be submitted to the Parent Stockholders to obtain the Parent Requisite Approvals as aforesaid) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Alternative Parent Transaction Proposal or by a Parent Adverse Recommendation Change. Prior to the date of the Parent Stockholders Meeting, Parent shall, upon the reasonable request of the Company, direct the proxy solicitor or other agent of Parent to advise the Company as to the aggregate tally of proxies received by Parent with respect to the Parent Requisite

Approvals at the same frequency as such information is provided to Parent. Without the prior written consent of the Company, the Parent Requisite Approvals shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Parent Stockholders in connection therewith) that Parent shall propose to be voted on by Parent Stockholders at the Parent Stockholders Meeting. The Parent Board shall not take any action that would cause any approval by the Parent Stockholders other than the Parent Requisite Approvals to be necessary to adopt the Transaction Documents and to consummate the transactions contemplated hereby and thereby. Except to the extent expressly permitted by Section 5.6, (i) the Parent Board shall recommend that the Parent Stockholders vote in favor of the adoption of this Agreement and approve the Stock Issuance at the Parent Stockholders Meeting and (ii) the Joint Proxy Statement shall include a statement to the effect that the Parent Board recommends that the Parent Stockholders vote in favor of adoption of this Agreement and approval of the Stock Issuance at the Parent Stockholders Meeting.

              Section 5.8        Information and Access.

              (a)         From the date of this Agreement until the Effective Time, upon reasonable notice and subject to applicable Law, the Company will, and will cause its Subsidiaries, and its and their officers, directors, employees, contractors, Representatives and Affiliates to, afford to the officers, employees, counsel, bankers, accountants and other authorized Representatives of Parent and the Parent Special Committee reasonable access during normal business hours and upon reasonable prior notice to all its properties, personnel, books and records for purposes of satisfying Parent's rights and obligations under this Agreement and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request for purposes of satisfying Parent's rights and obligations under this Agreement.

              (b)         From the date of this Agreement until the Effective Time, upon reasonable notice and subject to applicable Law, Parent will, and will cause its Subsidiaries, and its and their officers, directors, employees, contractors, Representatives and Affiliates to, afford to the officers, employees, counsel, bankers, accountants and other authorized Representatives of the Company and the Company Special Committee reasonable access during normal business hours and upon reasonable prior notice to all its properties, personnel, books and records for purposes of satisfying the Company's rights and obligations under this Agreement and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request for purposes of satisfying the Company's rights and obligations under this Agreement.

              (c)          No investigation or information provided pursuant to this Section 5.8 shall affect or otherwise obviate or diminish any representations or warranties of any Party or conditions to the obligations of any Party.

              (d)         Each of the Company and Parent will hold all information furnished by or behalf of the other Party or its Representatives pursuant to this Section 5.8 in confidence in accordance with the provisions of that certain Mutual Non-Disclosure Agreement, dated as of May 18, 2020 (the “Confidentiality Agreement”), by and between the Company and Parent.

              (e)         Nothing in this Section 5.8 or in any other part of this Agreement shall require the Company or Parent, as applicable, to permit any inspection of, or to disclose:

                             (i)           any information concerning Alternative Company Transaction Proposals or Alternative Parent Transaction Proposals, which shall be governed by Section 5.3 and Section 5.4 (in the case of Alternative Company Transaction Proposals) and Section 5.5 and Section 5.6 (in the case of Alternative Parent Transaction Proposals);

                             (ii)          any information regarding the deliberations of the Company Board, Company Special Committee, Parent Board or Parent Special Committee, as applicable, with respect to the transactions contemplated hereby or any similar transaction or transactions with any other Person, the entry into this Agreement, or any materials provided to the Company Board, Company Special Committee, Parent Board, or Parent Special Committee, as applicable, in connection therewith;

                             (iii)         materials prepared by the Company Special Committee's or Parent Special Committee's, as applicable, financial or legal advisors; or

                             (iv)         materials the disclosure of which (A) would jeopardize any attorney-client or other privilege or (B) would contravene any applicable Law, fiduciary duty or confidentiality obligation, provided that Parent and the Company shall use commercially reasonable efforts to take such actions as may be reasonably required to allow such disclosure to be provided to the other Party or its Representatives without waiving privilege or causing a violation of applicable Law, fiduciary duty or confidentiality obligation.

              Section 5.9        Reasonable Best Efforts.

              (a)         Subject to the terms and conditions herein provided and Section 5.9 of the Company Disclosure Letter and the Parent Disclosure Letter, (i) each of Parent, Merger Sub, Merger LLC and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as reasonably practicable the transactions contemplated by or related to the Transaction Documents to which such Party is a party (including the satisfaction, but not waiver, of the closing conditions set forth in Article VI) and (ii) each of Parent, Merger Sub and Merger LLC shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to cooperate with the Company so that the Company may consummate and make effective as promptly as reasonably practicable any transaction(s) permitted by Part I of Section 5.1 of the Company Disclosure Letter in which the Company has elected to engage, including, but not limited to, cooperating in all respects with the Company in connection with any filing or submission with a Governmental Authority in connection with such transaction(s).

              (b)         In furtherance and not in limitation of the foregoing, each of Parent, Merger Sub, Merger LLC and the Company shall use their reasonable best efforts to obtain consents of all Governmental Authorities and Third Parties necessary to consummate the transactions contemplated by or related to the Transaction Documents. Each Party hereto shall make appropriate filings, if necessary, pursuant to the HSR Act (or any other Competition Law) with respect to the transactions contemplated by or related to the Transaction Documents as promptly as practicable after the date of this Agreement, and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act (or any other Competition Law). Each Party hereto shall make appropriate filings, if necessary, pursuant to the requirements of the FCC, RCA or any other State Commission, and any other Governmental Authority with respect to the transactions contemplated by or related to the Transaction Documents as promptly as practicable after the date of this Agreement, and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by the Governmental Authorities as it relates to the transactions contemplated by the Transaction Documents.

              (c)          Each of the Parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated by the Transaction Documents and in connection with any investigation or other inquiry by or before a Governmental Authority relating to such transactions, including any proceeding initiated by a private party, and (ii) promptly notify the other Party of any written communication to that party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, any State Attorney General, the FCC, the RCA or any other State Commission or any other Governmental Authority and permit the other Party to review in advance any proposed communication relating to the transactions contemplated by the Transaction Documents to any of the foregoing, (iii) consult with the other Party prior to participating in any substantive meeting, telephone call or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning the Transaction Documents and provide the other Party the opportunity to attend and participate in any such meeting, telephone call or discussion, and (iv) furnish the other party with copies of all correspondence, filings, and written communications (or a reasonably detailed summary of any oral communications) between them and their respective Representatives on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to Transaction Documents.

              (d)         In furtherance and not in limitation of the covenants of the parties contained in this Section 5.9, each of the parties hereto shall use its reasonable best efforts to resolve objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Combination. Without limiting any other provision of this Agreement, Parent and the Company shall each use their reasonable best efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the transactions contemplated by the Transaction Documents, the Voting Agreements and the Exchange Agreement, on or before the Drop Dead Date, and (ii) avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the transactions contemplated by the Transaction Documents so as to enable the consummation of such transactions to occur as soon as reasonably possible (and in any event no later than the Drop Dead Date), in each case, as may be required in order to obtain any approvals from any Governmental Authority necessary to consummate the transactions contemplated by the Transaction Documents or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of such transactions; provided, however, that, notwithstanding anything to the contrary in the Transaction Documents, (I) in no event shall the Company, Parent or any of their Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept or take any operational restriction, requirement or action, that is not conditional on the consummation of the Merger, and (II) in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to, and in no event may the Company or any of its Subsidiaries without the consent of Parent, proffer to, or agree or consent to, an Adverse Regulatory Condition.

              Section 5.10        Section 16 Matters.    Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any acquisitions from or dispositions to Parent or the Company of shares of Parent Capital Stock or Company Capital Stock, as applicable, resulting from the transactions contemplated by the Transaction Documents and the Ancillary Agreements (including securities deliverable upon exercise, vesting or settlement of any Company Equity Awards or Parent Equity Awards or other derivative securities) by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or the Company, respectively, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

              Section 5.11        Tax Matters.

              (a)         Parent, the Company, Merger LLC and Merger Sub intend that, for U.S. federal income tax purposes, the Combination shall be treated as a single integrated transaction and shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to Section 5.11 of the Company Disclosure Letter and the Parent Disclosure Letter, each of Parent, the Company, Merger LLC and Merger Sub (i) shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to cause the Combination to so qualify, (ii) shall file all Tax Returns in a manner consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment, (iii) shall use its reasonable best efforts to take or cause to be taken any action within its control reasonably necessary to ensure the receipt of the Tax Opinions and (iv) will cooperate with the tax counsel that are to render the Tax Opinions by providing appropriate representations as to factual matters on the Closing Date and the date of any Reorganization Tax Opinion delivered in connection with the Registration Statement, as applicable, including in the case of the Company, the Company Tax Opinion Representations, and in the case of Parent, the Parent Tax Opinion Representations.

              (b)         Parent, the Company, Merger LLC and Merger Sub hereby adopt this Agreement as well as any other agreements entered into pursuant to this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

              (c)          Subject to Section 5.11 of the Company Disclosure Letter and the Parent Disclosure Letter, none of Parent, the Company, Merger LLC or Merger Sub shall, nor shall it permit its Affiliates to, take any action, and each of Parent, the Company, Merger LLC and Merger Sub shall not, and shall ensure that its Affiliates do not, fail to take any action (provided that such action is otherwise permitted to be taken under this Agreement and the Transaction Documents and the Ancillary Agreements to which such Party is a party), which action or failure to act would prevent, preclude or impede the Combination from qualifying (or reasonably would be expected to cause the Combination to fail to qualify) as a “reorganization” within the meaning of Section 368(a) of the Code.

              (d)         None of Parent, the Company, Merger LLC or Merger Sub shall, nor shall it permit its Affiliates to, take any action, and each of Parent, the Company, Merger LLC and Merger Sub shall not, and shall ensure that its Affiliates do not, fail to take any action (provided that such action is otherwise permitted to be taken under this Agreement and the Transaction Documents and the Ancillary Agreements to which such Party is a party), which action or failure to act would cause (or reasonably would be expected to cause) (i) the Split-Off to fail to qualify in whole to Qurate, the Company (and the Company Predecessor), their respective Subsidiaries and the former holders of Liberty Ventures Common Stock for non-recognition of income, gain and loss under Sections 355 and 361 of the Code or (ii) the Company or any of its Subsidiaries to have an indemnification obligation in respect of any Transaction Taxes or Transaction Tax-Related Losses under the Tax Sharing Agreement (it being agreed and understood that the entry into any Transaction Document and the consummation of the Combination and the transactions contemplated by the Transaction Documents and the Ancillary Agreements shall not constitute actions that violate this Section 5.11(d)).

              (e)         Immediately prior to the Closing, the Company shall execute and deliver (i) the Company Closing Split-Off Tax Opinion Representation Letter to Split-Off Tax Counsel and (ii) subject to Section 5.11 of the Company Disclosure Letter, the Company Reorganization Tax Opinion Representation Letter to Parent Tax Counsel and Company Reorganization Tax Counsel. Immediately prior to the Closing, the Company shall provide Parent with a true copy of the Split-Off Closing Tax Opinion and each of the Closing Split-Off Tax Opinion Representation Letters (other than the Parent Closing Split-Off Tax Opinion Representation Letter).

              (f)          Immediately prior to the Closing, Parent shall execute and deliver (i) the Parent Closing Split-Off Tax Opinion Representation Letter to Split-Off Tax Counsel and (ii) subject to Section 5.11 of the Parent Disclosure Letter, the Parent Reorganization Tax Opinion Representation Letter to Parent Tax Counsel and Company Reorganization Tax Counsel.

              Section 5.12        Public Announcements.    The Company and Parent shall consult with each other before issuing, and will provide each other the opportunity to review and reasonably comment upon, and use reasonable best efforts to agree on, any press release or other public statements with respect to the Transaction Documents and the Ancillary Agreements and the transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement without the prior written consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned), except as either Party, after consultation with outside counsel, may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market if it has used reasonable best efforts to consult with the other Party prior thereto regarding the timing, scope and content of any such press release or public statement; provided, however, that no such consultation shall be required to make any disclosure or otherwise take any action expressly permitted by Section 5.3, Section 5.4, Section 5.5 or Section 5.6 (or for the other Party to respond to any such disclosure or action). In addition, except (i) to the extent disclosed in or consistent with the Registration Statement or Joint Proxy Statement in accordance with the provisions of Section 5.7, (ii) to the extent necessary to comply with such Party's periodic reporting obligations under the Exchange Act, (iii) for any consent given in accordance with this Section 5.12 or (iv) as expressly permitted by Section 5.3, Section 5.4, Section 5.5 or Section 5.6 (or for the other Party to respond to any such disclosure or action), neither Party shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party's business, financial condition or results of operations without the consent of such other Party, which consent shall not be unreasonably withheld, delayed or conditioned. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form agreed to by the parties. Notwithstanding the foregoing, after the issuance of any press release or the making of any public statement with respect to which the consultation procedures set forth in this Section 5.12 have been followed, either Party may issue such additional publications or press releases and make such other customary announcements without consulting with any other Party hereto so long as such additional publications, press releases and announcements do not disclose any non-public information regarding the transactions contemplated by the Transaction Documents and the Ancillary Agreements beyond the scope of, and are reasonably consistent in tone and tenor with, the disclosure included in the press release or public statement with respect to which the other Party had been consulted.

              Section 5.13        Expenses.    Whether or not the Combination is consummated, all costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party (or, in the case of Merger Sub and Merger LLC, by Parent) incurring such cost or expense.

              Section 5.14        Indemnification and Insurance.

              (a)         For a period of six (6) years after the Effective Time (and until such later date as of which any Action against any Indemnified Party commenced during such six (6)-year period shall have been finally disposed of) (such six (6) year anniversary of the Effective Time or, if applicable, such later date, the “Extended Date”), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries, and from and after the Upstream Merger, the Surviving Company and its Subsidiaries, to honor and fulfill in all respects the obligations (including both indemnification and advancement of expenses) of the Company and its Subsidiaries under their respective certificates of incorporation or bylaws (or any similar organizational documents) and under any indemnification agreements, in each case, in effect on the date of this Agreement, for the benefit of (x) any of the Company's or its Subsidiaries' current or former directors and officers and any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time or (y) any person serving or who prior to the Effective Time has served on the board of directors of another Person at the request of the Company or its Subsidiaries, in the case of each of clauses (x) and (y), in each such individual's capacity as described in such clause (collectively, the “Indemnified Parties”). In addition, for the period following the Effective Time and until the Extended Date, Parent shall cause the certificates of incorporation, certificates of formation and bylaws and operating agreements, as applicable (and other similar organizational documents) of the Surviving Corporation, the Surviving Company and their respective Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and exculpation in favor of the Indemnified Parties (in their capacities as such) for events and Actions to the extent relating to periods at or prior to the Effective Time that are no less advantageous to the Indemnified Parties (in their capacities as such) than the corresponding provisions in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company or its applicable Subsidiary, as the case may be, each as in effect on the date of this Agreement, and during period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by Law.

              (b)        Insurance.    Prior to or at the Effective Time, the Company shall obtain and fully pay, or if the Company is unable, Parent shall as of the Effective Time cause to be obtained and fully paid, a tail policy (“D&O Tail”) for the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Tail shall (i) cover each individual covered by the D&O Insurance immediately prior to the Effective Time (in each case in his or her applicable covered capacity), (ii) be for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any acts or omissions prior to, or any claim related to any period of time at or prior to, the Effective Time, (iii) be from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance and (iv) have terms, conditions, retentions and limits of liability that are no less favorable to the intended beneficiaries than the coverage provided under the Company's existing D&O Insurance, including with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Party by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, that the cost of such D&O Tail shall in no event exceed three hundred percent (300%) of the amount of the last annual premium paid by the Company for the D&O Insurance; and provided, further, that if the aggregate cost of D&O Tail exceeds such amount, the obligation shall be to obtain a D&O Tail with the greatest coverage available, from an insurance carrier with the same or better credit rating as the Company's current insurance carrier, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

              (c)        Successors.    If Parent, the Surviving Corporation, the Surviving Company or any of their respective successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, Parent, the Surviving Corporation, the Surviving Company or any of their respective successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations set forth in this Section 5.14.

              (d)        Enforceability.    Each of the covered individuals described in Section 5.14(b)(i) and each Indemnified Party (in each case, in his or her capacity as such) is intended, from and after the Effective Time, to be a third-party beneficiary of the applicable provisions of this Section 5.14 with full rights of enforcement as if a party hereto. From and after the Effective Time, this Section 5.14 will be irrevocable, and no term of this Section 5.14 may be amended, waived or modified, without the prior written consent of each affected Indemnified Party. From and after the Effective Time, any amendment, waiver or modification of this Section 5.14 without such consent shall be null and void. The rights of the Indemnified Parties (and covered individuals described in Section 5.14(b)(i)) (in each case, in his or her capacity as such) under this Section 5.14 shall be in addition to, and not in substitution for, any other rights that such Persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by any corporation or entity whatsoever, or applicable Law (whether at law or in equity).

              Section 5.15        Notification of Certain Matters.    The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, as the case may be, of (i) the occurrence or non-occurrence of any event of which is likely to cause any representation or warranty of the Company or Parent, as the case may be, to be untrue or inaccurate at the Closing Date such that the conditions to Closing set forth in Article VI would fail to be satisfied and (ii) any failure by the Company or Parent, as the case may be, to materially comply with or materially satisfy any covenant or other agreement to be complied with by such Party hereunder such that the conditions to Closing set forth in Article VI would fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.15 shall not limit or otherwise affect any remedies available to Parent or the Company, as the case may be; provided further, that a Party's good faith failure to comply with this Section 5.15 shall not provide any other Party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right.

              Section 5.16        Defense of Litigation.

              (a)         The Company shall promptly (and in any event, within two (2) Business Days) advise Parent, and Parent shall promptly (and in any event, within two (2) Business Days) advise the Company, of any Action commenced or, to such Party's Knowledge, threatened to be commenced, after the date of this Agreement, against such Party or any of its directors or officers by any stockholder relating to this Agreement and the transactions contemplated hereby, and shall keep Parent or the Company, as applicable, reasonably informed regarding any such litigation.

              (b)         The Company shall give Parent the opportunity to consult with the Company regarding, and, if appropriate, subject to a customary joint defense agreement, participate in, the defense or settlement of any such Action at Parent's own expense and shall consider Parent's views with respect to such Action, and shall not settle, compromise or enter into any agreement or arrangement, or consent to the entry of, or fail to defend against entry of, any order or judgment, with respect to any such Action without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that such prior written consent of Parent shall not be required for, and the Company may enter into, any settlement, compromise, agreement, arrangement, order or judgment of such Action so long as such settlement, compromise, agreement, arrangement, order or judgment does not include an admission of liability or wrongdoing on the part of Parent or any of its current or former directors or officers (to the extent such individuals are a party to such Action).

              (c)          Parent shall give the Company the opportunity to consult with Parent regarding and, prior to the Effective Time and, if appropriate, subject to a customary joint defense agreement, participate in, the defense or settlement of any such Action at the Company's own expense and shall consider the Company's views with respect to such Action, and prior to the Effective Time, shall not settle, compromise or enter into any agreement or arrangement, or consent to the entry of, or fail to defend against entry of, any order or judgment, with respect to any such Action without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, that such prior written consent of the Company shall not be required for, and Parent may enter into, any settlement, compromise, agreement, arrangement, order or judgment of such Action so long as such settlement, compromise, agreement, arrangement, order or judgment does not include an admission of liability or wrongdoing on the part of the Company or any of its current or former directors or officers (to the extent such individuals are a party to such Action).

              (d)         Each Party shall use its reasonable best efforts to cause its Representatives to cooperate with the other Party in the defense against any such Action relating to this Agreement and the transactions contemplated hereby.

              Section 5.17        State Takeover Laws.    The Company and Parent shall (a) take all reasonable action necessary to ensure that no restriction in any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by the Transaction Documents and (b) if the restrictions of any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law becomes applicable to this Agreement or any of the transactions contemplated by the Transaction Documents, take all reasonable action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement or the other Transaction Documents and otherwise to minimize the effect of such Law on the transactions contemplated by the Transaction Documents.

              Section 5.18        Stock Exchange Delisting.    Prior to the Closing Date, the Company and Parent shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on their part under applicable Law and the rules and policies of NASDAQ to enable the delisting of the shares of the Company Series A Common Stock and Company Preferred Stock from NASDAQ, the removal of the Company Series B Common Stock from the OTC Markets and the deregistration of the shares of Company Capital Stock under the Exchange Act as promptly as practicable after the Effective Time.

              Section 5.19        Listing.    Parent shall use reasonable best efforts to cause (i) the shares of Parent Series C Common Stock and Parent Preferred Stock issuable under Article II to be authorized for listing on NASDAQ, subject to official notice of issuance, prior to the Closing and (ii) the shares of Parent Series B Common Stock issuable under Article II to be authorized for listing on the OTC Markets prior to the Closing.

              Section 5.20        Reservation of Parent Capital Stock.    At or prior to the Effective Time, Parent shall reserve (free from preemptive rights) out of its authorized but unissued shares of Parent Capital Stock (i) for the purposes of effecting the conversion of the issued and outstanding shares of Company Capital Stock pursuant to Article II, sufficient shares of Parent Series C Common Stock, Parent Series B Common Stock and Parent Preferred Stock to provide for such conversion and (ii) for the purposes of satisfying the exercise, vesting or settlement of any Company Equity Awards as the same may be adjusted pursuant to Section 2.8, sufficient Parent Series C Common Stock, Parent Series B Common Stock and Parent Preferred Stock to provide for such exercise, vesting or settlement.

              Section 5.21        Obligations of Merger Sub and Merger LLC.    Parent shall take all actions necessary to cause Merger Sub and Merger LLC to (i) perform their respective obligations under this

Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, including the adoption of this Agreement by Merger LLC as the sole stockholder of Merger Sub, and (ii) consummate the Upstream Merger in accordance with Section 267 of the DGCL and Section 18-209(i) of the DLLCA immediately following the Effective Time. Merger LLC has taken all action as is necessary or advisable to authorize the Upstream Merger in accordance with Merger LLC's governing documents and Section 267 of the DGCL and Section 18-209(i) of the DLLCA, and such authorization is and shall be the only authorization necessary to authorize the Upstream Merger.

              Section 5.22        Financing Matters.

              (a)         At the request of Parent, the Company shall (or shall cause its applicable Subsidiary to) (i) (A) deliver notices of prepayment (which may be delivered at Parent's request in advance of the Closing Date so long as they are contingent upon the occurrence of the Closing) in respect of any Indebtedness of the Company or any of its Subsidiaries specified by Parent (including, without limitation, the Company Margin Facility) within the time periods reasonably requested by Parent and take such other actions reasonably requested by Parent to facilitate the prepayment of amounts outstanding in respect of such Indebtedness on or following the Closing Date (it being understood and agreed that any prepayment shall be contingent upon the occurrence of the Closing and, notwithstanding anything in this Section 5.22 to the contrary, no actions shall be required which would obligate the Company or its Subsidiaries to complete such prepayment prior to the occurrence of the Closing) and (B) use commercially reasonable efforts to arrange for customary payoff letters, terminations of commitments, lien terminations, releases and instruments and acknowledgements of discharge, in each case in respect of such Indebtedness to be delivered to Parent on or prior to the Closing Date (it being understood and agreed that commercially reasonable efforts will be used to deliver drafts of such documents to Parent no later than five (5) Business Days prior to the Closing Date) and (ii) use commercially reasonable efforts to take any reasonable actions as may be required in connection with the Combination to facilitate the continuation of amounts outstanding in respect of any such Indebtedness specified by Parent following the Closing, including, without limitation, the preparation of, and the execution and delivery of, supplemental indentures, officers' certificates, notices and legal opinions.

              (b)         The Company shall, and shall cause each of its Subsidiaries to, take the actions on Section 5.22(b) of the Company Disclosure Letter. At the request of the Company, Parent shall, and shall cause each of its Subsidiaries to, cooperate with the Company to undertake the actions on Section 5.22(b) of the Company Disclosure Letter.

              (c)          The Parent shall, and shall cause each of its Subsidiaries to, take the actions on Section 5.22(c) of the Parent Disclosure Letter. At the request of Parent, the Company shall, and shall cause each of its Subsidiaries to, cooperate with Parent to undertake the actions on Section 5.22(c) of the Parent Disclosure Letter.

              Section 5.23        Employee Benefits.

              (a)         For the period commencing at the Effective Time and ending on December 31 of the year in which the Effective Time occurs, Parent shall provide (or cause to be provided) to each Company Employee who is employed immediately prior to the Effective Time (each, a “Continuing Employee”) (i) an annual rate of salary or wages that is no less favorable than the annual rate of salary or wages provided to such Continuing Employee as of immediately prior to the Effective Time, and (ii) incentive compensation opportunities (including commissions) and employee benefits that are substantially comparable in the aggregate to the incentive compensation opportunities (including commissions) and employee benefits provided to such Continuing Employee during applicable periods prior to the Effective Time.

              (b)         With respect to any health or welfare plan maintained by Parent or its Affiliates in which any Continuing Employee commences to participate at or after the Effective Time, Parent shall use its commercially reasonable efforts, and shall use its commercially reasonable efforts to cause its Affiliates (including the Surviving Corporation or Surviving Company, as applicable) and their respective Third Party insurance providers to, (i) waive preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of such Continuing Employee (and his or her eligible dependents) to the extent such requirements were waived or satisfied under the comparable Company Plans in respect of the applicable period and (ii) for any group health plan, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by such Continuing Employee (and his or her eligible dependents) in respect of the applicable period for purposes of satisfying such period's deductible and co-payment limitations. In addition, as of the Effective Time, Parent shall, and shall cause its Affiliates (including the Surviving Corporation or Surviving Company, as applicable) to, provide each Continuing Employee full credit for purposes of eligibility, vesting, accruals and determination of level of benefits under any employee benefit or compensation plan or arrangement maintained by Parent or any of its Affiliates (including the Surviving Corporation or Surviving Company, as applicable) that such Continuing Employee may be eligible to participate in after the Effective Time for such Continuing Employee's service with the Company or any of its Affiliates, to the same extent that such service was credited for purposes of any comparable Company Plan immediately prior to the Effective Time. Notwithstanding the foregoing, nothing in this Section 5.23(b) shall be construed to require crediting of service that would result in (A) duplication of benefits, (B) service credit for benefit accruals under a defined benefit pension plan, or (C) service credit under a newly established plan for which prior service is not taken into account for employees of Parent generally.

              (c)          Without limiting the generality of Section 8.3, the provisions of this Section 5.23 are solely for the benefit of the Parties to this Agreement, and no current or former Company Employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 5.23. No provision of this Section 5.23 shall be construed as a limitation on the right of Parent to amend or terminate any specific employee benefit plan that Parent would otherwise have under the terms of such employee benefit plan, nor shall any provision of this Section 5.23 be construed to require the continuation of the employment of any Continuing Employee. Nothing herein shall be deemed to establish, amend or modify any Company Plan, Parent Plan or other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, Merger Sub, Merger LLC, the Company and any of their respective Affiliates.

              Section 5.24        Supplemental Disclosure.    From the date of this Agreement until the Effective Time, the Company shall, from time to time, supplement or amend the information contained in the Company Disclosure Letter delivered to Parent to the extent required in connection with transactions consummated without violation of Section 5.1(e) or actions otherwise permitted by Part I of Section 5.1 of the Company Disclosure Letter.

              Section 5.25        Exchange Agreement.    Parent shall not amend, waive or modify the Exchange Agreement prior to the Effective Time without the prior written consent of the Company Special Committee.

 ARTICLE VI

CONDITIONS PRECEDENT

              Section 6.1        Conditions Precedent to the Obligations of Each Party.    The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, or, to the extent permitted by Law, waiver in writing by each of Parent and the Company (acting at the direction of the Parent Special Committee and the Company Special Committee, respectively) (provided, that the conditions set forth in clauses (b) and (d) shall not be waivable), at or prior to the Closing, of the following conditions:

              (a)        Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

              (b)        Company Disinterested Stockholder Approval.    The Company Disinterested Stockholder Approval shall have been obtained.

              (c)        Parent Stockholder Approval.    The Parent Stockholder Approval shall have been obtained.

              (d)        Parent Disinterested Stockholder Approval.    The Parent Disinterested Stockholder Approval shall have been obtained.

              (e)        Competition Law Approvals.    Any authorization or consent from a Governmental Authority required to be obtained with respect to the transactions contemplated by the Transaction Documents under any Competition Law identified on Section 6.1(e) of the Parent Disclosure Letter shall have been obtained and shall remain in full force and effect.

              (f)        FCC Approvals.    The FCC shall, as necessary, have approved the application(s) for transfer of control and/or assignment of the FCC licenses, authorizations, approvals and registrations listed on Section 3.5(a) of the Company Disclosure Letter (the “FCC Approvals”), and such FCC Approvals shall have become a Final Order.

              (g)        State Commission Approvals.    The RCA shall have issued an Order approving the application filed by Parent to acquire the Company, and such Order shall have become a Final Order.

              (h)        No Injunction or Restraints.    No Order or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prevents, prohibits, renders illegal or enjoins the consummation of the Combination or any of the other transactions contemplated by any of the Transaction Documents.

              (i)        Registration Statement.    The Registration Statement shall have become effective under the Securities Act, and no stop order or proceedings seeking a stop order shall have been initiated by the SEC and not rescinded.

              (j)        Listing.    The shares of Parent Series C Common Stock and Parent Preferred Stock issuable to the Company Stockholders in connection with the Merger as provided in Article II shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

              (k)        Combination.    Assuming the completion of the Merger, there are no conditions that have not been satisfied with the respect to the consummation of the Upstream Merger.

              (l)        Split-Off Closing Tax Opinion.    The Company shall have received the opinion of Skadden (or other nationally recognized counsel reasonably acceptable to the Company and Parent) (“Split-Off Tax Counsel”), addressed to the Company and dated as of the Closing Date, in form and substance reasonably satisfactory to the Company and Parent (it being agreed and understood that an opinion substantially in the form attached hereto as Exhibit J (except for the replacement of bracketed text with accurate dates and names) would be reasonably satisfactory, in all respects, to the Company and Parent), to the effect that, based upon the Closing Split-Off Tax Opinion Representations and any other facts, representations and assumptions set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for U.S. federal income tax purposes, assuming that the Split-Off otherwise qualified as a tax-free distribution under Sections 355 and 361 of the Code to Qurate and the holders of Liberty Ventures Common Stock that received Company Predecessor common stock in the Split-Off, the transactions contemplated by this Agreement will not cause the Split-Off to fail to qualify as a tax-free distribution under Sections 355 and 361 of the Code to Qurate and the holders of Liberty Ventures Common Stock that received Company Predecessor common stock in the Split-Off.

              Section 6.2        Conditions Precedent to the Obligations of Parent, Merger Sub and Merger LLC.    The obligations of Parent, Merger Sub and Merger LLC to effect the Combination shall be subject to the satisfaction, or, to the extent permitted by Law, waiver in writing by Parent (acting at the direction of the Parent Special Committee), at or prior to the Closing of the following conditions:

              (a)        Representations and Warranties.

                             (i)           The representations and warranties of the Company contained in Sections 3.1 (Organization; Standing and Power), 3.2 (Capitalization), 3.3(a) (Subsidiaries), 3.4 (Authorization), 3.8(a) (Absence of Certain Changes), 3.22 (Anti-takeover Statutes), 3.23 (Ownership in Parent) and 3.24 (Brokers and Other Advisors) shall be true and correct in all respects (other than in the case of the representations and warranties in (A) the first sentence of clause (b), clause (d) and clause (e) of Section 3.2, each of which shall be true and correct other than de minimis inaccuracies and (B) clause (c) of Section 3.3 which shall be true and correct in all material respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

                             (ii)          The other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (disregarding all materiality and “Company Material Adverse Effect” qualifiers contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), except where all failures of such representations and warranties referred to in this clause (ii) to be true and correct have not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              (b)        Performance of Obligations of the Company.    The Company shall have performed, in all material respects, its covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

              (c)        No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have been a Company Material Adverse Effect.

              (d)        Officer's Certificate.    Parent, Merger Sub and Merger LLC shall have received a certificate of an executive officer of the Company as to the satisfaction of the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c).

              (e)        Reorganization Tax Opinion.    Parent shall have received the opinion of Debevoise (or other nationally recognized counsel reasonably acceptable to Parent) (“Parent Tax Counsel”), addressed to Parent and dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect that, based upon the Reorganization Tax Opinion Representations and any other facts, representations and assumptions set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for U.S. federal income tax purposes, the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The condition set forth in this Section 6.2(e) shall not be waivable after the effective date of the Registration Statement.

              (f)        No Adverse Regulatory Condition.    The Final Orders described in Section 6.1(f) and 6.1(g) shall have been obtained and shall not require the imposition of any Adverse Regulatory Condition which Parent reasonably determines not to waive or accept.

              Section 6.3        Conditions Precedent to the Obligations of the Company.    The obligation of the Company to effect the Merger shall be subject to the satisfaction, or, to the extent permitted by Law, waiver in writing by the Company (acting at the direction of the Company Special Committee), at or prior to the Closing of the following conditions:

              (a)        Representations and Warranties.

                             (i)           The representations and warranties of Parent, Merger Sub and Merger LLC contained in Sections 4.1 (Organization; Standing and Power), 4.2 (Capitalization), 4.3(a) (Subsidiaries), 4.4 (Authorization), 4.8(a) (Absence of Certain Changes), 4.13 (Brokers and Other Advisors) and 4.17 (Ownership of Company Common Stock) and 4.19 (Anti-takeover Statutes) shall be true and correct in all respects (other than in the case of the representations and warranties in the first sentence of clause (b) and clause (d) of Section 4.2, each of which shall be true and correct other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

                             (ii)          The other representations and warranties of Parent, Merger Sub and Merger LLC contained in this Agreement shall be true and correct in all respects (disregarding all materiality and “Parent Material Adverse Effect” qualifiers contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), except where all failures of such representations and warranties referred to in this clause (ii) to be true and correct have not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

              (b)        Performance of Obligations of Parent, Merger Sub and Merger LLC.    Each of Parent, Merger Sub and Merger LLC shall have performed, in all material respects, its covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

              (c)        No Parent Material Adverse Effect.    Since the date of this Agreement, there shall not have been a Parent Material Adverse Effect.

              (d)        Officer's Certificate.    The Company shall have received a certificate of an executive officer of Parent as to the satisfaction of the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c).

              (e)        Reorganization Tax Opinion.    The Company shall have received the opinion of Skadden (or other nationally recognized counsel reasonably acceptable to the Company) (“Company Reorganization Tax Counsel”), addressed to the Company and dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that, based upon the Reorganization Tax Opinion Representations and any other facts, representations and assumptions set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for U.S. federal income tax purposes, the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The condition set forth in this Section 6.3(e) shall not be waivable after the effective date of the Registration Statement.

ARTICLE VII

TERMINATION

              Section 7.1        Termination.    This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (and except as set forth below notwithstanding adoption of this Agreement by the stockholders of the Company or by Merger LLC as the sole stockholder of Merger Sub), as authorized by the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) or the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee), as applicable, as follows:

              (a)         by mutual written consent of each of Parent and the Company;

              (b)         by either the Company or Parent if:

                             (i)           the Merger has not been consummated on or before the first anniversary of the date of this Agreement or such other date and time mutually agreed in writing between Parent and the Company (as extended for any permitted extensions, the “Drop Dead Date”); provided, that the Drop Dead Date may be extended for any or all of the following:

                      (1)         for a period of up to three (3) months by either Parent (acting at the direction of the Parent Special Committee) or the Company (acting at the direction of the Company Special Committee), by written notice to the Company (in the case notice is delivered by Parent) or Parent (in the case notice is delivered by the Company), if the Merger shall not have been consummated as of the first anniversary of the date of this Agreement as a result of any of the conditions set forth in Section 6.1(e), Section 6.1(f), Section 6.1(g), Section 6.1(h), Section 6.1(i) or Section 6.1(j) not being satisfied but where each of the other conditions set forth in Article VI has been satisfied or waived (or would be satisfied if the Merger were to occur on such date); provided, further, that to the extent one or more Government Shutdowns affect the ability of the Parties to satisfy any of the conditions set forth in Sections 6.1(e), Section 6.1(f), Section 6.1(g), Section 6.1(h), Section 6.1(i) or Section 6.1(j) prior to the Drop Dead Date including any extension thereto (including due to a delay in the ability to make any applicable filings or in the review thereof by any Governmental Authority or NASDAQ), for each calendar day (without duplication) such Government Shutdowns had been in effect and had such effect, the Drop Dead Date shall be extended by one calendar day, but in no event shall the Drop Dead Date be so extended beyond the second anniversary of the date of this Agreement;

                      (2)         for an initial period of up to fifteen (15) days, which either Parent (acting at the direction of the Parent Special Committee) or the Company (acting at the direction of the Company Special Committee), by written notice to the Company (in the case notice is delivered by Parent) or Parent (in the case notice is delivered by the Company), shall have the right to extend two times by up to an additional fifteen (15) days each time, if the Merger shall not have been consummated as of the first anniversary of the date of this Agreement as a result of any of the conditions set forth in Section 6.2(e) or Section 6.3(e) not being satisfied, but where each of the other conditions set forth in Article VI has been satisfied or waived (or would be satisfied if the Merger were to occur on such date); or

                      (3)         for an initial period of up to three (3) months, which may be extended by up to an additional three (3) months, by either Parent (acting at the direction of the Parent Special Committee) or the Company (acting at the direction of the Company Special Committee), by written notice to the Company (in the case notice is delivered by Parent) or Parent (in the case notice is delivered by the Company), to permit the Company to consummate prior to or at the Closing, an acquisition, divestiture, strategic business transaction or similar transaction permitted by Part I of Section 5.1 of the Company Disclosure Letter that is pending at the time of such extension if and to the extent the consummation is reasonably required by Section 5.9(a) to satisfy the conditions set forth in Article VI;

                  provided, however, that, in each case, the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to the Party seeking to terminate this Agreement if such Party's (in the case of Parent, including Merger Sub or Merger LLC) failure to comply in all material respects with this Agreement has been a primary cause of the failure of the Effective Time to occur on or before the Drop Dead Date;

                             (ii)          any Governmental Authority shall have issued or granted an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, the Upstream Merger or the other transactions contemplated by the Transaction Documents and such Order or other action is, or shall have become, final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a Party if such Party's (in the case of Parent, including Merger Sub or Merger LLC) failure to comply in all material respects with its obligations under Section 5.9 has been a primary cause of the issuance of such Order or other action;

                             (iii)        the Company Requisite Approvals shall not have been obtained at the Company Stockholders Meeting, or at any adjournment or postponement thereof, at which a vote on the adoption of this Agreement was taken (the date on which such vote was taken, the “Company Vote Date”); or

                             (iv)        the Parent Requisite Approvals shall not have been obtained at the Parent Stockholders Meeting, or at any adjournment or postponement thereof, at which a vote on the adoption of this Agreement was taken (the date on which such vote was taken, the “Parent Vote Date”).

              (c)          by the Company:

                             (i)           prior to receipt of the Parent Requisite Approvals, if (A) Parent, the Parent Board or the Parent Special Committee shall have made a Parent Adverse Recommendation Change or (B) Parent shall have materially breached or failed to perform any of its obligations set forth in Section 5.5 or Section 5.6; or

                             (ii)         if (A) a breach of any representation or warranty or (B) failure to perform any covenant or agreement, in either case, on the part of Parent, Merger Sub or Merger LLC set forth in this Agreement shall have occurred such that any condition set forth in Section 6.3(a) or Section 6.3(b) would not reasonably be capable of being satisfied and such breach or failure is incapable of being cured by the Drop Dead Date or, if curable, shall not have been cured by the earlier of the Drop Dead Date or the forty-fifth (45th) day after written notice thereof from the Company shall have been received by Parent; provided that the right to terminate this Agreement under this Section 7.1(c)(ii) shall not be available to the Company if the Company has failed to comply in all material respects with any of its obligations under this Agreement.

              (d)         by Parent:

                             (i)           prior to receipt of the Company Requisite Approvals, if (A) the Company, the Company Board or the Company Special Committee shall have made a Company Adverse Recommendation Change or (B) the Company shall have materially breached or failed to perform any of its obligations set forth in Section 5.3 or Section 5.4; or

                             (ii)         if (A) a breach of any representation or warranty or (B) a failure to perform any covenant or agreement, in either case, on the part of the Company set forth in this Agreement shall have occurred such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not reasonably be capable of being satisfied and such breach or failure is incapable of being cured by the Drop Dead Date, or, if curable, shall not have been cured by the earlier of the Drop Dead Date or the forty-fifth (45th) day after written notice thereof from Parent shall have been received by the Company; provided that the right to terminate this Agreement under this Section 7.1(d)(ii) shall not be available to Parent if Parent, Merger Sub or Merger LLC has failed to comply in all material respects with any of its obligations under this Agreement.

              Section 7.2          Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1 (other than pursuant to Section 7.1(a)), written notice thereof shall be given to Parent, in the case of termination by the Company, or to the Company, in the case of termination by Parent, specifying the provisions hereof pursuant to which such termination is made and the basis therefor, and this Agreement shall forthwith become null and void and of no effect and the obligations of the Parties under this Agreement shall terminate, without Liability of any Party (or any stockholder, director, officer, employee, agent, consultant or Representative of such Party) to the other Parties hereto; provided, that no termination of this Agreement pursuant to Section 7.1 shall relieve any Party from any Liability or damages resulting from Fraud or Willful Breach by such Party prior to such termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment; provided, further, that the obligations and other provisions set forth in Section 5.13 (Expenses), this Section 7.2 and Section 7.3 (Payments), as well as Article VIII (Miscellaneous), and the definitions of all defined terms appearing in such Sections or Article shall survive any termination of this Agreement. No termination of this Agreement shall affect the rights and obligations of the Parties under the Confidentiality Agreement, which shall survive termination of this Agreement in accordance with its terms.

              Section 7.3          Payments.

              (a)         In the event that prior to the Company Vote Date, Parent terminates this Agreement pursuant to Section 7.1(d)(i), then the Company shall pay Parent a one-time fee equal to $240,000,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account designated by Parent within two (2) Business Days of the later of the date of such termination and the date Parent identifies the account to which the Company Termination Fee shall be paid.

              (b)         In the event that (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii), and (ii) (A) at any time after the date of this Agreement and prior to the Company Vote Date, an Alternative Company Transaction Proposal shall have been publicly announced or publicly made known to the Company Stockholders and not withdrawn, and (B) within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have (x) entered into a definitive agreement with respect to any Alternative Company Transaction Proposal (regardless if consummated during or subsequent to such twelve (12) month period) or (y) consummated any Alternative Company Transaction, then, in any such event, the Company shall pay or cause to be paid to Parent the Company Termination Fee by wire transfer (to an account designated by Parent) of immediately available funds at or prior to the later of (i) the earlier of the entry into such definitive agreement or the consummation of such Alternative Company Transaction and (ii) two (2) Business Days after the date Parent identifies the account to which the Company Termination Fee shall be paid; provided, that for purposes of this Section 7.3(b), each reference to twenty-five percent (25%) in the definition of “Alternative Company Transaction”, including when used in the definition of “Alternative Company Transaction Proposal” shall be replaced with a reference to fifty percent (50%).

              (c)          In the event that, prior to the Parent Vote Date, the Company terminates this Agreement pursuant to Section 7.1(c)(i), then Parent shall pay the Company a one-time fee equal to $340,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account designated by the Company within two (2) Business Days of the later of the date of such termination and the date the Company identifies the account to which the Parent Termination Fee shall be paid.

              (d)         In the event that (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iv), and (ii) (A) at any time after the date of this Agreement and prior to the Parent Vote Date, an Alternative Parent Transaction Proposal shall have been publicly announced or publicly made known to the Parent Stockholders and not withdrawn, and (B) within twelve (12) months after such termination, Parent or any of its Subsidiaries shall have (x) entered into a definitive agreement with respect to any Alternative Parent Transaction Proposal (regardless if consummated during or subsequent to such twelve (12) month period) or (y) consummated any Alternative Parent Transaction, then, in any such event, Parent shall pay or cause to be paid to the Company the Parent Termination Fee by wire transfer (to an account designated by the Company) of immediately available funds at or prior to the later of (i) the earlier of the entry into such definitive agreement or the consummation of such Alternative Parent Transaction and (ii) two (2) Business Days after the date the Company identifies the account to which the Parent Termination Fee shall be paid; provided, that for purposes of this Section 7.3(d), each reference to twenty-five percent (25%) in the definition of “Alternative Parent Transaction”, including when used in the definition of “Alternative Parent Transaction Proposal” shall be replaced with a reference to fifty percent (50%).

              (e)         Each of the Parties hereto acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay the Company Termination Fee or Parent fails to timely pay the Parent Termination Fee, in each case, pursuant to this Section 7.3 and, in order to obtain such payment, the other Party commences a suit that results in a judgment against such Party for the payment of the applicable fee set forth in this Section 7.3 and prevails, such Party shall pay the other Party its costs and expenses in connection with such suit (including reasonable attorneys' fees) together with interest on such amount at an annual rate equal to the prime rate established in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

ARTICLE VIII

MISCELLANEOUS

              Section 8.1        Effectiveness of Representations, Warranties and Agreements.    Except as set forth in the next sentence, the respective representations, warranties and agreements of the Parties contained herein or in any certificate delivered pursuant hereto prior to or at the Closing will terminate at the Effective Time. The terms of Article I, Section 5.14, Section 5.23 and this Article VIII, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed, in whole or in part, after the Effective Time, shall survive the consummation of the Merger. For the avoidance of doubt, it is agreed and acknowledged by each of the Parties that the statements and representations set forth in the Signing Split-Off Tax Opinion Representation Letters, the Closing Split-Off Tax Opinion Representation Letters, the Company Reorganization Tax Opinion Representation Letter and the Parent Reorganization Tax Opinion Representation Letter are made solely to Split-Off Tax Counsel, Company Reorganization Tax Counsel and Parent Tax Counsel, as applicable, and are not intended to and shall not confer upon any of the Parties or any other Person any rights or remedies (including serving as the basis of a claim for, or a defense against, any Action by any Party or other Person).

              Section 8.2        Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

    if to Parent, Merger Sub, Merger LLC or Parent Special Committee, to:

Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112
Attention:	Chief Legal Officer
Email:	[Separately provided]

    with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022
Facsimile:	(212) 909-6000
Attention:	Jeffrey J. Rosen Michael A. Diz
Email:	jrosen@debevoise.com madiz@debevoise.com

    if to the Company, to:

GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112
Attention:	Chief Legal Officer
Email:	[Separately provided]

    with a copy to (which shall not constitute notice):

Baker Botts L.L.P. 2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980
Attention:	Samantha Crispin Nicole Perez
Email:	samantha.crispin@bakerbotts.com nicole.perez@bakerbotts.com

    if to the Company Special Committee, to:

GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112
Attention:	Chief Legal Officer
Email:	[Separately provided]

    with a copy to (which shall not constitute notice):

Morris, Nichols, Arsht & Tunnell LLP 1201 N Market, St #1600 Wilmington, DE 19801
Attention:	Melissa A. DiVincenzo Eric S. Klinger-Wilensky
Email:	mdivincenzo@mnat.com ekwilensky@mnat.com

              Section 8.3        Entire Agreement; No Third-Party Beneficiaries.    This Agreement, the documents and the instruments referred to herein, the other Transaction Documents, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and neither Party is relying on any other oral or written representation, agreement or understanding and no Party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement, in each case other than as set forth in this Agreement. This Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies except as provided in Section 5.14; provided, that the Debt Financing Sources are express third-party beneficiaries of the Debt Financing Source Provisions and are entitled to enforce such Debt Financing Source Provisions.

              Section 8.4        Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties hereto without the prior written consent of the other Parties.

              Section 8.5        Amendment and Supplements.    This Agreement may be amended or supplemented at any time by additional written agreements signed by the Parties (following, in the case of Parent, the approval of the Parent Special Committee and, in the case of Company, the approval of the Company Special Committee) to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the Parties, whether before or after adoption of this Agreement by the Company Stockholders, the Parent Stockholders or Merger LLC as sole stockholder of Merger Sub; provided, however, that, after the Company Requisite Approvals, the Parent Requisite Approvals or the adoption of this Agreement by the sole stockholder of Merger Sub has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Company Stockholders, the Parent Stockholders or the sole stockholder of Merger Sub under applicable Law without such requisite approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment and, with respect to Section 5.14, any other Person whose consent is required to effect such amendment. Notwithstanding anything to the contrary contained herein, the Debt Financing Source Provisions (and any provision of this Agreement to the extent an amendment or supplement of such provision would modify the substance of any Debt Financing Source Provisions) may not be amended, supplemented, waived or otherwise modified in a manner that is materially adverse to any Debt Financing Source without the prior written consent of the Debt Financing Sources that are materially adversely affected thereby.

              Section 8.6        Headings.    The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              Section 8.7        Waiver.    No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective (including, in the case of Parent, upon the approval of the Parent Special Committee, and, in the case of Company, upon approval of the Company Special Committee). Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party (including, in the case of Parent, upon the approval of the Parent Special Committee, and, in the case of Company, upon approval of the Company Special Committee). No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by Law. For the avoidance of doubt, the conditions to Closing set forth in Section 6.1(b) and Section 6.1(d) may not be waived.

              Section 8.8        No Additional Representations.

              (a)         Except for the representations and warranties expressly made by the Company in Article III and in any certificate, document or agreement to be delivered by the Company pursuant to this Agreement, neither the Company nor any other Person makes, and Parent disclaims any reliance upon, any express or implied representation or warranty whatsoever or with respect to any information provided or made available in connection with the transactions contemplated by this Agreement with respect to the Company and its Subsidiaries and their respective assets, Liabilities and businesses, including any information, documentation, forecasts, budgets, projections or estimates provided by the Company or any of its Representatives, including the Company Special Committee and its advisors, including in any “data rooms” or management presentations or the accuracy or completeness of any of the foregoing.

              (b)         Except for the representations and warranties expressly made by Parent, Merger Sub and Merger LLC in Article IV and in any certificate, document or agreement to be delivered by Parent, Merger Sub or Merger LLC pursuant to this Agreement, neither Parent, Merger Sub, Merger LLC nor any other Person makes, and the Company disclaims any reliance upon, any express or implied representation or warranty whatsoever or with respect to any information provided or made available in connection with the transactions contemplated by this Agreement with respect to Parent, Merger Sub and Merger LLC or their respective assets, Liabilities or businesses, including any information, documentation, forecasts, budgets, projections or estimates provided by Parent, Merger Sub, Merger LLC or any of their respective Representatives, including the Parent Special Committee and its advisors, including in any “data rooms” or management presentations or the accuracy or completeness of any of the foregoing.

              Section 8.9        Counterparts.    This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

              Section 8.10        Applicable Law.    All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws.

              Section 8.11        Jurisdiction.    Each of the Parties hereto (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, solely if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, solely if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any Action in connection with any dispute, claim, or controversy arising out of or relating to this

Agreement or the transactions contemplated hereby, in any court or other tribunal, other than the Delaware Courts (in the manner and priority set forth in subsection (a) of this Section 8.11). All Actions arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the Delaware Courts. Each of the Parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby may be made upon such Party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such Party at the address specified in Section 8.2. Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.

              Section 8.12        Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.12.

              Section 8.13        Joint Participation in Drafting this Agreement.    The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one Party and that each Party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each Party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favor any Party against another and that no Party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

              Section 8.14        Enforcement of this Agreement.    The Parties acknowledge and agree that irreparable damage would occur and that the Parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief to prevent breaches of this Agreement (without the obligation to post a bond therefor) and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any Action shall be brought by any Party in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity. Notwithstanding anything to the contrary contained herein, any determination by (i) the Parent Board with respect to the enforcement (or non-enforcement) of Parent's rights hereunder shall be made only with the approval of the Parent Special Committee and (ii) the Company Board with respect to the enforcement (or non-enforcement) of the Company's rights hereunder shall be made only with the approval of the Company Special Committee. Notwithstanding anything to the contrary in this Agreement, if any Party brings an Action to enforce specifically the terms of this Agreement (other than an action to specifically enforce any provision that expressly survives termination of this Agreement), the Drop Dead Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such Action or (ii) such other time period established by the court presiding over such Action.

              Section 8.15        Limited Liability.    Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or Representative of any Party (other than Parent as the sole member of Merger LLC and Merger LLC as the sole stockholder of Merger Sub) will have any Liability for a breach of the covenants, obligations, representations or warranties of the Company or Parent, respectively, hereunder or under any certificate or letter delivered by the Company or Parent, respectively, with respect thereto and, to the fullest extent legally permissible, each Party, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such Liability which any such Person otherwise might have pursuant to applicable Law.

              Section 8.16        Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement and, in the case of the Company, the Company Stockholders. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

              Section 8.17        Incorporation of Exhibits.    The Company Disclosure Letter, the Parent Disclosure Letter and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

              Section 8.18        No Joint Venture.    Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the Parties hereto. No Party is by virtue of this Agreement is authorized as an agent, employee or legal Representative of any other Party. No Party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No Party shall have any power or authority to bind or commit any other Party. No Party shall hold itself out as having any authority or relationship in contravention of this Section 8.18.

              Section 8.19        Special Committee Matters.    Prior to the Effective Time, without the consent of the Parent Special Committee or Company Special Committee, as applicable, (a) the Parent Board or the Company Board, as applicable, shall not eliminate, revoke or diminish the authority of, the Parent Special Committee or the Company Special Committee, as applicable or (b) remove or cause the removal of any director of the Parent Board or the Company Board, as applicable, that is a member of the Parent Special Committee or the Company Special Committee, as applicable, either as a member of the Parent Board or the Company Board, as applicable, or of the Parent Special Committee or the Company Special Committee, as applicable. For the avoidance of doubt, any amendment or waiver of, or consent required by this Agreement by the Company or the Company Board or Parent or the Parent Board, as applicable, shall require the approval of the Parent Special Committee or Company Special Committee, as applicable. The Parent Special Committee (and, for so long as the Parent Special Committee is in existence, only the Parent Special Committee) and the Company Special Committee (and, for so long as the Company Special Committee is in existence, only the Company Special Committee) may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company or Parent, as applicable.

              Section 8.20        Lender Limitations.    Notwithstanding anything to the contrary contained in this Agreement, each of the Parties: (a) agrees that it will not bring or support any litigation, person in any action, suit, proceeding, cause of action, claim, cross claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated herein, including, any dispute arising out of or relating in any way to the Debt Financing, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York; (b) agrees that all litigation, actions, suits, proceedings, causes of action, claims, cross claims or third-party claims (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources in any way relating to the Debt Financing, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (c) hereby irrevocably and unconditionally waives, and covenants that it will not assert, any right such party may have to a trial by jury in respect of any litigation, action, suit, proceeding, cause of action, claim, cross claim or third-party claim of any kind or description (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Financing. Notwithstanding anything herein to the contrary, each of the Company, on behalf of itself and each of its Subsidiaries (and, to the extent permitted by applicable Law, on behalf of each of its equity holders, directors, officers and employees) acknowledges and agrees that it (and such other Persons) shall have no recourse against the Debt Financing Sources in connection with the Debt Financing, and the Debt Financing Sources shall be subject to no liability or claims by such Persons in connection with the Debt Financing or in any way relating to this Agreement or any of the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise, and no Debt Financing Source shall have any rights or claims against the Company or any of its Subsidiaries (and any of their respective equity holders, directors, officers and employees) in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, (x) the foregoing will not limit the rights of the parties to the Debt Financing under any definitive agreements related thereto and (y) the foregoing will not in any manner limit the recourse of or against any of the parties to the Company Margin Facility or the Parent Margin Facility or otherwise limit any of their respective rights, obligations, liabilities, claims or rights to bring claims arising under or with respect to the Company Margin Facility or the Parent Margin Facility, as applicable (including in respect of the Debt Financing contemplated by the Parent Margin Facility).

[Signature Pages Follow]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GRIZZLY MERGER SUB 2, INC.
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GRIZZLY MERGER SUB 1, LLC
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer

[Signature Page to Agreement and Plan of Merger]

GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

ANNEX B

August 5, 2020

Special Committee of the Board of Directors
Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: Ms. Julie D. Frist, Director, and Mr. John E. Welsh III, Director

Members of the Special Committee of the Board of Directors:

              We understand that Liberty Broadband Corporation, a Delaware corporation (“Liberty”), is considering a transaction whereby Grizzly Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger LLC (“Merger Sub”), will merge with and into GCI Liberty, Inc., a Delaware corporation (“GCI”), with GCI surviving the merger, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Liberty, GCI, Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and a direct wholly owned subsidiary of Liberty (“Merger LLC”), and Merger Sub (the “Merger”). Pursuant to the Merger Agreement, other than shares to be cancelled pursuant to Section 2.6(a)(i) of the Merger Agreement, (a) each issued and outstanding share of Series A common stock, par value $0.01 per share, of GCI (the “GCI Series A Common Stock”), held of record immediately prior to the effective time of the Merger, will automatically be converted into the right to receive a number of shares of Series C common stock, par value $0.01 per share, of Liberty (the “Liberty Series C Common Stock”), such that each holder of record of GCI Series A Common Stock immediately prior to the effective time of the Merger will receive, in the aggregate, a number of shares of Liberty Series C Common Stock equal to the product of the total number of shares of GCI Series A Common Stock held of record by such holder immediately prior to the effective time, multiplied by 0.580 (the “Common Exchange Ratio”) (the “Series A Consideration”), (b) each issued and outstanding share of Series B common stock, par value $0.01 per share, of GCI (the “GCI Series B Common Stock” and, together with the GCI Series A Common Stock, the “GCI Common Stock”), held of record immediately prior to the effective time of the Merger, will automatically be converted into the right to receive a number of shares of Series B common stock, par value $0.01 per share, of Liberty (the “Liberty Series B Common Stock”), such that each holder of record of GCI Series B Common Stock immediately prior to the effective time of the Merger will receive, in the aggregate, a number of shares of Liberty Series B Common Stock equal to the product of the total number of shares of GCI Series B Common Stock held of record by such holder immediately prior to the effective time, multiplied by the Common Exchange Ratio (the “Series B Consideration” and, together with the Series A Consideration, the “Common Consideration”) and (c) each issued and outstanding share of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of GCI, held of record immediately prior the effective time of the Merger, will automatically be converted into the right receive one share of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, to be issued by Liberty (the “Preferred Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

              You have requested our opinion as to the fairness of the Common Consideration in connection with the Merger, from a financial point of view, to the Unaffiliated Stockholders. As used herein, “Unaffiliated Stockholders” shall mean all stockholders of Liberty other than GCI, the Malone Group (as defined in the Merger Agreement), the Maffei Group (as defined in the Merger Agreement) and each of their respective Affiliates (as defined in the Merger Agreement) and the Parent Section 16 Officers (as defined in the Merger Agreement).

              For purposes of the opinion set forth herein, we have, among other things:

  1.
  reviewed certain publicly available financial statements and other business and financial information with respect to Liberty and GCI, as well as Charter Communications, Inc. and LendingTree, Inc., which GCI has holdings in, including research analyst reports;

  2.
  reviewed certain internal financial statements, analyses, forecasts relating to the business of Liberty, including Liberty's wholly owned subsidiary Skyhook Holding, Inc., prepared by management of Liberty (the “Liberty Forecasts”), certain internal financial statements, analyses, forecasts relating to the business of GCI, including GCI's wholly owned subsidiaries GCI Holdings LLC and Evite, Inc., prepared by management of GCI (the “GCI Forecasts”) and approved for our use by management of Liberty, certain operating synergies projected by management of Liberty (the “Synergies”), and certain estimates of net operating loss utilization for the pro forma combined company prepared by the management of Liberty (the “NOL Estimates”) and other internal financial information and operating data relating to the business of Liberty and GCI, in each case, prepared by management of Liberty and GCI, respectively, and approved for our use by management of Liberty;

  3.
  reviewed certain publicly available financial forecasts relating to Liberty, Charter Communications, Inc., LendingTree, Inc. and GCI, as well as publicly available financial valuations of Liberty's wholly owned subsidiary Skyhook Holding, Inc. and GCI's wholly owned subsidiaries, GCI Holdings LLC and Evite, Inc.;

  4.
  discussed the past and current operations, financial condition and prospects of Liberty and GCI with managements of Liberty and GCI and the Special Committee of the Board of Directors of Liberty;

  5.
  compared the financial performance of Skyhook Holding, Inc., GCI Holdings LLC and Evite, Inc., with that of certain publicly-traded companies which we believe to be generally relevant;

  6.
  compared the financial terms of the Merger with the publicly available financial terms of certain transactions which we believe to be generally relevant;

  7.
  reviewed the historical trading prices and trading activity of the GCI Series A Common Stock, GCI Series B Common Stock, Series A common stock, par value $0.01 per share, of Liberty (the “Liberty Series A Common Stock”), Liberty Series B Common Stock, Liberty Series C Common Stock, Charter Communications, Inc. and LendingTree, Inc.;

  8.
  participated in discussions among representatives of Liberty and GCI and their respective advisors;

  9.
  reviewed a draft dated August 4, 2020 of the Merger Agreement, a draft of the voting agreement to be entered by certain holders of the GCI Common Stock, dated August 4, 2020, a draft of the voting agreement to be entered by certain holders of the Liberty Series A Common Stock and Liberty Series B Common Stock, dated August 4, 2020 and a draft of the exchange agreement to be entered into by John C. Malone and Liberty, dated August 4, 2020 (the “Exchange Agreement”); and

  10.
  conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

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              In arriving at our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to, discussed with, or otherwise reviewed by us (including information that was available from generally recognized public sources). We have further relied upon the assurances of management of Liberty that, to the best of their knowledge, the information furnished by them for purposes of our analysis is true and correct in all material respects and does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. With respect to the Liberty Forecasts, GCI Forecasts and the Synergies, we have been advised by management of Liberty and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Liberty and GCI as to the future financial performance of Liberty and GCI and the other matters covered thereby and we express no view as to such Liberty Forecasts, GCI Forecasts or Synergies or the assumptions on which they are based. With respect to the NOL Estimates, we have been advised by management of Liberty and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Liberty as to the future net operating loss utilization by the pro forma combined company, and we express no view as to such NOL Estimates or the assumptions on which they are based. In arriving at our opinion, we have not made or been furnished with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Liberty or GCI, nor have we assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Liberty or GCI. We are aware of an appraisal prepared by a third party with respect to certain assets of GCI, but we did not rely on such appraisal in rendering our opinion. In addition, we have not evaluated the solvency of any party to the Merger Agreement, including under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed that, in all respects material to our analysis, the representations and warranties of each party contained in the Merger Agreement are true and correct, the final Merger Agreement will not differ in any material respect relevant to our opinion from the draft Merger Agreement reviewed by us and the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without material modification, waiver or delay the effect of which would in any way be meaningful for our analysis. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Liberty or GCI, in any way meaningful for our analysis. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

              This opinion addresses only the fairness, as of the date hereof, of the Common Consideration in connection with the Merger, from a financial point of view, to the Unaffiliated Stockholders. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement, the Exchange Agreement, or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. We express no opinion as to the Preferred Consideration to be paid by Liberty in connection with the Merger. In addition, we express no opinion as to the relative value of the Liberty Series B Common Stock and the Liberty Series C Common Stock included in the Common Consideration, or the fairness of the amount or nature of any compensation to be paid to any officers, directors or employees of any parties to the Merger, or any class of such persons, whether relative to the Common Exchange Ratio to be paid by Liberty pursuant to the Merger Agreement or otherwise. We express no opinion as to the price or range of prices at which the Liberty Series A Common Stock, the Liberty Series B Common Stock or the Liberty Series C Common Stock will trade. We express no opinion as to the underlying decision by the Special Committee of the Board of Directors of Liberty, the Board of Directors of Liberty, its security holders or any other party to engage in the Merger or as to the relative merits of the Merger compared with any alternative transactions or business strategies. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document, nor does our opinion address any legal, tax, regulatory or

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accounting matters, as to which we understand Liberty has received such advice as it deems necessary from qualified professionals. Our opinion does not address the underlying business decision of Liberty to enter into the Merger or the relative merits of the Merger as compared with any other strategic alternative which may be available to Liberty.

              We have acted as financial advisor to the Special Committee of the Board of Directors of Liberty in connection with, and have participated in certain of the negotiations leading to, the Merger and will be entitled to receive a fee for our services, a portion of which is payable following delivery of this opinion, and a portion of which is contingent upon the consummation of the Merger. In addition, Liberty has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement. Mr. George H. Young III, a Partner of Perella Weinberg Partners LP, owns shares in GCI and in Liberty, as well as in Charter Communications Inc., a company in which both GCI and Liberty invest. In addition, Mr. Young owns shares of Liberty Global PLC and Liberty TripAdvisor Holdings Inc., each affiliates of Liberty and Mr. John C. Malone. Except in connection with its engagement as financial advisor to Liberty in connection with the proposed Merger, during the two year period prior the date hereof, no material relationship existed between Perella Weinberg Partners LP and its affiliates, on the one hand, and Liberty, GCI, the Maffei Group, the Malone Group or any of their respective affiliates, on the other hand, pursuant to which compensation was received by Perella Weinberg Partners LP or its affiliates. Perella Weinberg Partners LP and its affiliates may in the future provide investment banking and other financial services to Liberty, GCI, the Maffei Group, the Malone Group or their respective affiliates for which they would expect to receive compensation. In the ordinary course of our business activities, Perella Weinberg Partners LP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Liberty, GCI or any of their respective affiliates. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

              This opinion is for the information and assistance of the Special Committee of the Board of Directors of Liberty and the Board of Directors of Liberty in connection with, and for the purposes of their evaluation of, the Merger. This opinion is not intended to be and does not constitute a recommendation to the Special Committee of the Board of Directors or the Board of Directors of Liberty or to any other persons in respect of the Merger, including as to whether any holder of the Liberty Series A Common Stock or Liberty Series B Common Stock should vote or otherwise act with respect to the proposed Merger or any other matter. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, holders of any class of securities, creditors or other constituencies of Liberty other than the Unaffiliated Stockholders. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

              Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Common Consideration to be paid in connection with the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the Unaffiliated Stockholders.

Very truly yours, /s/ Perella Weinberg Partners LP

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ANNEX C

August 6, 2020

The Special Committee of the Board of Directors

The Board of Directors

    GCI Liberty, Inc.
    12300 Liberty Boulevard
    Englewood, CA 80112

Members of the Special Committee and of the Board of Directors:

              We understand that GCI Liberty, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Liberty Broadband Corporation, a Delaware corporation (the “Parent”), Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and direct wholly owned subsidiary of the Parent (“Merger LLC”), and Grizzly Merger Sub 2, Inc., a Delaware corporation and direct wholly owned subsidiary of Merger LLC (“Merger Sub”). Pursuant to the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger (the “Surviving Corporation”) and becoming a wholly owned subsidiary of Merger LLC and (ii) following the Merger, the Surviving Corporation will immediately be merged with and into Merger LLC (the “Upstream Merger” and, together with the Merger, the “Combination”), with Merger LLC being the surviving entity in the Upstream Merger and continuing as a wholly owned subsidiary of the Parent.

              As a result of the Merger, (x) each share of the Series A common stock, par value $0.01 per share, of the Company (the “Company Series A Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive such number of shares of Series C common stock, par value $0.01 per share, of the Parent (the “Parent Series C Common Stock”) such that each holder of record of Company Series A Common Stock immediately prior to the Effective Time will have the right to receive, in the aggregate, a number of shares of Parent Series C Common Stock equal to the number of shares of Company Series A Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by 0.580 (the “Common Exchange Ratio”) and (y) each share of Series B common stock, par value $0.01 per share, of the Company (the “Company Series B Common Stock” and, together with the Company Series A Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted into the right to receive such number of shares of Series B common stock, par value $0.01 per share, of the Parent (the “Parent Series B Common Stock” and, together with the Parent Series C Common Stock, the “Parent Common Stock”) such that each holder of record of Company Series B Common Stock immediately prior to the Effective Time will have the right to receive, in the aggregate, a number of shares of Parent Series B Common Stock equal to the number of shares of Company Series B Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by the Common Exchange Ratio, in each case of clauses (x) and (y), other than any shares held by the Company as treasury stock or by any of the Company's wholly

The Special Committee of the Board of Directors
The Board of Directors
GCI Liberty, Inc.

owned Subsidiaries and any shares owned by the Parent or any of its wholly owned subsidiaries. The terms and conditions of the Merger, including the terms on which the Common Exchange Ratio may be subject to adjustment (as to which we express no opinion), are more fully set forth in the Merger Agreement and capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

              The Special Committee of the Board of Directors of the Company (the “Special Committee”) has asked us whether, in our opinion, the Common Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Company Common Stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers. At the request of the Special Committee, we are also rendering our opinion to the Board of Directors of the Company (the “Board of Directors”).

              In connection with rendering our opinion, we have, among other things:

    (i)
    reviewed certain publicly available historical business and financial information relating to the Company and the Parent, including certain publicly traded assets owned by the Company and the Parent, that we deemed to be relevant, including publicly available research analysts' estimates;

    (ii)
    reviewed certain non-public projected financial and operating data relating to the Company and the Parent, as prepared and furnished to us by the management of the Company and the Parent, respectively, and as approved for our use by the Company;

    (iii)
    discussed with management of the Company and the Parent the past and current operations, current financial condition and financial projections of the Company and the Parent, respectively (including their views on the risks and uncertainties of achieving such projections);

    (iv)
    reviewed the reported prices and the historical trading activity of the Company Common Stock and the Parent Common Stock, including the relative historical exchange ratio based on the trading prices of the Company Series A Common Stock and the Parent Series C Common Stock;

    (v)
    compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

    (vi)
    compared the financial performance of the Company and the valuation multiples implied by the Combination with those of certain other transactions that we deemed relevant;

    (vii)
    performed illustrative discounted cash flow analyses relating to the Company's and the Parent's operating assets and certain publicly traded assets owned by the Company and the Parent;

    (viii)
    compared the net asset value of the Company and the Parent, based on publicly available information and information provided by the Company and the Parent and approved for our use by the Company, to the market trading value of the equity of the Company and the Parent;

The Special Committee of the Board of Directors
The Board of Directors
GCI Liberty, Inc.

    (ix)
    reviewed the financial terms and conditions of a draft, dated August 4, 2020, of the Merger Agreement; and

    (x)
    performed such other analyses and examinations and considered such other factors that we deemed appropriate.

              For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of the financial and other information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we have further relied upon the assurances of the managements of the Company and the Parent that they are not aware of any relevant information that has been omitted or that remains undisclosed to us or any facts or circumstances that would make such information inaccurate or misleading. We assume no responsibility or liability for such information or any independent verification thereof. With respect to the projected financial and operating data referred to above, we have assumed with the Special Committee's consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company and the Parent as to the future financial performance of the Company and the Parent and the other matters covered thereby. We have relied, at the Special Committee's direction and without independent verification, on the assessments of the managements of the Company and the Parent as to the future financial and operating performance of the Parent and the Company. We express no view as to the projected financial and operating data or any judgments, estimates or assumptions on which they are based.

              For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Combination will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Combination will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company, the Parent or the consummation of the Combination or reduce the contemplated benefits of the Combination to the holders of Company Common Stock. Further, as you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the parties to the Merger Agreement or the Combination.

              We have not conducted a physical inspection of the properties or facilities of the Company or the Parent and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or the Parent, nor have we evaluated the solvency or fair value of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

              We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Company Common Stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers, from a financial point of view, of the Common Exchange Ratio in the Merger. We do not express any view on, and our opinion does not

The Special Committee of the Board of Directors
The Board of Directors
GCI Liberty, Inc.

address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities or class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Common Exchange Ratio or otherwise, nor do we express any view on, and our opinion does not address, the fairness of the Common Exchange Ratio to the holders of Company Series A Common Stock relative to the holders of Company Series B Common Stock, or vice versa. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Combination, including, without limitation, the structure or form of the Combination, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Combination as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Combination. We do not express any view on, and our opinion does not address, what the value of the Parent Common Stock actually will be when issued or the prices at which the Company Common Stock or the Parent Common Stock will trade at any time, or whether any class or series of common stock or preferred stock will trade at different prices, including following announcement or consummation of the Combination. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. Our opinion does not constitute a recommendation to the Special Committee, the Board of Directors or to any other persons in respect of the Combination, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Combination. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Combination or as to the impact of the Combination on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

              We have acted as financial advisor to the Special Committee in connection with the Combination and will receive a fee for our services, a portion of which was paid upon our engagement, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Combination. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Parent and we have not received any compensation from the Parent during such period. We may provide financial advisory or other services to the Company and the Parent in the future, and in connection with any such services we may receive compensation.

              Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Parent,

The Special Committee of the Board of Directors
The Board of Directors
GCI Liberty, Inc.

potential parties to the Combination and/or any of their respective affiliates and other third parties, including significant shareholders of the Company and the Parent, or persons that are competitors, customers or suppliers of the Company or the Parent.

              Our financial advisory services and this letter, including the opinion expressed herein, are provided for the information and benefit of the Special Committee (in its capacity as such) in connection with the Special Committee's evaluation of the proposed Combination. At the request of the Special Committee, this letter, including the opinion expressed herein, is also being provided for the information and benefit of the Board of Directors (in its capacity of such) in connection with the Board of Directors' evaluation of the proposed Combination. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

              This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except that the Parent and the Company may reproduce a copy of this opinion in full in any document related to the Combination that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company or the Parent to its stockholders relating to the Combination.

              Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Company Common Stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers.

Very Truly yours,
Evercore Group L.L.C.
By:	/s/ Anthony J. Magro Anthony J. Magro Senior Managing Director 55 East 52nd Street New York, NY 10055

ANNEX D

Execution Version

VOTING AGREEMENT

              This Voting Agreement (this “Agreement”), dated as of August 6, 2020, is entered into by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), GCI Liberty, Inc., a Delaware corporation (the “Company”), and each of the undersigned stockholders of Parent (each, a “Stockholder” and, together, the “Stockholders”).

              WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, among Parent, Grizzly Merger Sub 1, LLC, a Delaware limited liability company and direct Wholly Owned Subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and direct Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and the Company, among other transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent, and immediately thereafter the Company will be merged with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger as a direct Wholly Owned Subsidiary of Parent;

              WHEREAS, in connection with the negotiation and execution of the Merger Agreement and related agreements and the transactions contemplated thereby, (a) the board of directors of Parent has established a special committee thereof consisting only of independent and disinterested directors (the “Parent Special Committee”) and (b) the board of directors of the Company has established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”);

              WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially (references herein to “beneficial owner,” “beneficial ownership” and “owns beneficially” shall have the meanings assigned to such terms under Rule 13d-3 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended from time to time) or of record, and, with respect to the Merger and the other transactions contemplated by the Merger Agreement, has the power to vote or direct the voting of, certain shares of Parent Series A Common Stock and Parent Series B Common Stock listed on Schedule A hereto (all such shares, the “Existing Shares”, and shares of Parent Series A Common Stock and Parent Series B Common Stock referred to collectively as the “Voting Stock”); and

              WHEREAS, as a condition and inducement for Parent and the Company to enter into the Merger Agreement, Parent and the Company have required that each Stockholder, in his, her or its capacity as a stockholder of Parent, enter into this Agreement, and each Stockholder has agreed to enter into this Agreement.

              NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.        Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.           Effectiveness; Termination.        This Agreement shall be effective upon signing. This Agreement shall automatically terminate upon the earliest to occur (the “Expiration Date”) of (a) such date and time as the Merger Agreement shall have been validly terminated in accordance with Article VII thereof, (b) the Effective Time, (c) the written agreement of Parent, the Company and the Stockholders to terminate this Agreement and (d) the date of any material modification, waiver or amendment of the Merger Agreement as in effect on the date of this Agreement that adversely affects the value or tax treatment of the consideration payable to the Stockholders, or causes such consideration to include any property other than (i) Parent Series C Common Stock (and cash in lieu of fractional shares of Parent Series C Common Stock) for Company Series A Common Stock, (ii) Parent Series B Common Stock (and cash in lieu of fractional shares of Parent Series B Common Stock) for Company Series B Common Stock or (iii) Parent Preferred Stock for Company Preferred Stock, or adds new conditions or modifies any existing conditions to the consummation of the Merger that materially adversely affect any Stockholder, without the prior written consent of Malone; provided, that the representations, warranties, covenants and agreements contained in Sections 7, 8 and 9 of this Agreement will terminate at the Effective Time; provided, further, that (x) this Section 2 and Sections 10 through 26 of this Agreement shall survive any such termination, and (y) such termination shall not relieve any party of any liability or damages resulting from (1) fraud or (2) willful material breach by such party prior to termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, (a) “fraud” means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement and (b) “willful material breach” means a material breach of a party's covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party's covenants or agreements.

3.           Voting Agreement.        From the date hereof until the Expiration Date (the “Support Period”), each Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Parent Stockholders, however called, and in connection with any written consent of the Parent Stockholders, such Stockholder shall:

              (a)         appear at such meeting or otherwise cause all of the Existing Shares and all other shares of Voting Stock or voting securities over which he, she or it has acquired beneficial or record ownership after the date hereof or otherwise has the power to vote or direct the voting of (including any shares of Voting Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Voting Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise over which he, she or it has the power to vote) (together with the Existing Shares, collectively, the “Shares”), which he, she or it owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and

              (b)         so long as there has not been a Parent Adverse Recommendation Change made by the Parent Special Committee or the Parent Board (acting at the recommendation of the Parent Special Committee) in compliance with the Merger Agreement that has not been rescinded or otherwise withdrawn, vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (i) in favor of the Stock Issuance, (ii) in favor of any proposal to adjourn or postpone such meeting of the Parent Stockholders to a later date if such adjournment or postponement is proposed in compliance with the provisions of Section 5.7(f) of the Merger Agreement, (iii) against any action or proposal in favor of any Alternative Parent Transaction, without regard to the terms of such Alternative Parent Transaction or (iv) against any action, proposal, transaction, agreement or amendment of the Parent Charter or Parent Bylaws, in each case of this clause (iv) which would reasonably be expected to

(A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of any Stockholder contained in this Agreement for which the Stockholders have received prior notice from Parent or the Company that it reasonably expects that such action or proposal would result in a breach, or (B) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity directly or indirectly holding Shares for which any Stockholder serves as a partner, stockholder, trustee or in a similar capacity. To the extent any Stockholder does not have sole control of the voting determinations of such entity, such Stockholder agrees to exercise all voting rights or other voting determination rights he, she or it has in such entity to carry out the intent and purposes of his, her or its support and voting obligations in this paragraph and otherwise set forth in this Agreement. Each Stockholder represents, covenants and agrees that, (x) except for this Agreement, he, she or it has not entered into, and shall not enter into during the Support Period, any commitment, agreement, understanding or other similar arrangement with any person to vote or give instructions in any manner with respect to any Shares, including any voting agreement or voting trust and (y) except as expressly set forth herein or with respect to routine matters at an annual meeting of the Parent Stockholders, he, she or it has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to any Shares. Each Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would violate, or frustrate the intent of, the provisions of this Agreement. In furtherance and not in limitation of the foregoing, but only in the event and in each case that a Stockholder fails to be counted as present or fails to vote all of such Stockholder's Shares in accordance with this Agreement until the Expiration Date, each Stockholder hereby appoints Renee Wilm, for so long as she serves as Chief Legal Officer of Parent and the Company, or any other person acting as Chief Legal Officer of Parent and the Company and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (and to instruct nominees or record holders to vote or act by written consent) during the Support Period with respect to any and all of such Stockholder's Shares in accordance with this Section 3. This proxy and power of attorney are given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby agrees that this proxy and power of attorney granted by each such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient under applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with respect to any Shares regarding the matters set forth in this Section 3. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder.

4.           Non-Solicitation.        Each Stockholder hereby agrees, and agrees to cause his, her or its controlled Affiliates (which, for the avoidance of doubt, does not include the Company or Parent) and its and their representatives not to, take any action which, were it taken by Parent or its Representatives, would violate Section 5.5 or Section 5.6 of the Merger Agreement, it being understood that any action in compliance with Section 5.5 or Section 5.6 of the Merger Agreement shall not be deemed a breach by any Stockholder of this Section 4.

5.           Transfer Restrictions Prior to the Merger.        Each Stockholder hereby agrees that he, she or it will not, during the Support Period, without the prior written consent of Parent and the Company, (a) convert any shares of Parent Series B Common Stock into shares of Parent Series A Common Stock, (b) other than pursuant to the Merger Agreement or the Exchange Agreement, directly or indirectly, offer for sale, sell, transfer, exchange, convert, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or otherwise dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein (including by merger, by testamentary disposition, by operation of law or otherwise), including the right to vote any such Shares, as applicable (a “Transfer”); provided, that such Stockholder may Transfer Shares for estate-planning purposes (including by testamentary disposition), or to a controlled Affiliate or with respect to a trust over which such Stockholder has sole or shared investment power, to a named beneficiary, so long as the transferee, prior to the time of Transfer, agrees in a signed writing reasonably satisfactory to Parent and the Company to be bound by and comply with the provisions of this Agreement, and such Stockholder provides at least five (5) Business Days' prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement) to Parent and the Company, in which case such Stockholder shall remain responsible for any breach of this Agreement by such transferee, and provided, further, that the death of a Stockholder shall itself not be a Transfer of Shares so long as a Stockholder, or a controlled Affiliate of a Stockholder, continues to own such Shares as Shares covered under this Agreement and such controlled Affiliate agrees in a signed writing reasonably satisfactory to Parent and the Company to be bound by and comply with the provisions of this Agreement. Notwithstanding anything contained herein, each Stockholder will be permitted to (i) effect a bona fide pledge of Parent Series A Common Stock or Parent Series B Common Stock (including in each case any existing pledge) to any financial institution in connection with a bona fide financing transaction (a “Permitted Pledge”) (so long as such pledge does not prevent or otherwise restrict in any manner such Stockholder from voting such shares pursuant to the provisions of this Agreement prior to any default and foreclosure under the indebtedness underlying such pledge) and (ii) grant a revocable proxy with respect to routine matters at an annual meeting of the Parent Stockholders (provided such proxy does not apply with respect to any of the matters set forth in this Agreement, even if such matters are submitted to a vote at an annual meeting of the Parent Stockholders).

6.           Representations of the Stockholders.        Each Stockholder represents and warrants to Parent and the Company as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of his, her or its obligations hereunder; (c) the execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to such Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act and the HSR Act; (d) subject to the Permitted Pledges, the Stockholder owns beneficially and has the power to vote or direct the voting of, the Stockholder's Shares, including the Existing Shares of such Stockholder, a complete and accurate schedule of which is set forth opposite such Stockholder's name on Schedule A; (e) the Stockholder owns beneficially the Stockholder's Shares, including the Existing Shares of such Stockholder, free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any Permitted Pledge and any restrictions created by the Transaction Documents or under applicable federal or state securities laws); and (f) the Stockholder or his, her or its advisers has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein.

7.           Representations and Warranties of Malone.        Malone hereby represents and warrants that he is not aware of any fact, agreement, plan or other circumstance, and has not taken any action, which fact, agreement, plan, circumstance or action would reasonably be expected to prevent or preclude Malone from delivering the Malone Closing Representation Letter immediately prior to the Closing.

8.           Representations of Parent and the Company.

              (a)         Parent represents and warrants to each Stockholder as follows: (1) Parent has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (2) this Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and legally binding agreement of Parent, enforceable against Parent in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by Parent or the performance of its obligations hereunder; (3) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to Parent or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property of Parent pursuant to, any agreement or other instrument or obligation binding upon Parent or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act or the HSR Act.

              (b)         The Company represents and warrants to each Stockholder as follows: (1) the Company has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (2) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder; (3) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Company or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property of the Company pursuant to, any agreement or other instrument or obligation binding upon the Company or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act or the HSR Act.

9.           Certain Covenants.

              (a)         Malone will cooperate with Split-Off Tax Counsel by providing appropriate representations as to factual matters on the Closing Date, including the representations in the Malone Closing Representation Letter, and immediately prior to the Closing, Malone shall execute and deliver the Malone Closing Representation Letter to Split-Off Tax Counsel; provided, however, that Malone will be deemed to satisfy his obligation under this Section 9 in the event that (x) any of Parent, the Company or Split-Off Tax Counsel withholds its consent to any material changes, updates or refinements to any representations made in the Malone Signing Representation Letter that Malone has reasonably requested to be made in the Malone Closing Representation Letter as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to Closing to the extent that similar or analogous changes, updates or refinements to representations reflecting the same changes in, or clarifications of, fact are made with respect to any other Closing Split-Off Tax Opinion Representation Letter or (y) Parent or the Company does not execute and deliver to Split-Off Tax Counsel immediately prior to Closing the Parent Closing Split-Off Tax Opinion Representation Letter or the Company Closing Split-Off Tax Opinion Representation Letter, respectively.

10.         Antitrust Filings.        Parent, the Company and each Stockholder shall make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by or related to the Merger Agreement as promptly as practicable after the date of this Agreement and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be reasonably requested pursuant to the HSR Act. Prior to making any application to or filing with any Governmental Authority in connection with the transactions contemplated by or related to the Merger Agreement, each party hereto will provide the other party with any information or documents that the other party may reasonably require to prepare any such filing or application.

11.         Publicity.        Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company determines to be necessary or desirable in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby (including, but not limited to, in the Registration Statement, the Joint Proxy Statement or any other filing with any Governmental Authority made in connection with the Merger) such Stockholder's identity and ownership of the Shares, this Agreement and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and such other information required in connection with such disclosure. Each Stockholder agrees to notify Parent and the Company as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholders that is so published or disclosed.

12.         Entire Agreement.        This Agreement (including the schedules hereto), the Exchange Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided in Section 13 with respect to Indemnified Parties, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Parent acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

13.         Indemnification.

              (a)         Parent (the “Indemnifying Party”) covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless each Stockholder (and each of his or her respective successors and assigns), in each case in his or her capacity as a shareholder of Parent (each in such capacity, an “Indemnified Party”), from and against any and all Losses (as defined below) incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (each, an “Action” and collectively, “Actions”) arising out of this

Agreement or the Exchange Agreement or the performance of such Indemnified Party hereunder or thereunder (including any Actions brought by any of the stockholders, directors, officers or employees of Parent). For purposes of this Section 13, “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in value of Parent Capital Stock or Company Capital Stock shall not constitute a Loss.

              (b)         Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide indemnity hereunder to any Indemnified Party with respect to any Losses which (x) result from such Indemnified Party's fraud, bad faith, willful misconduct or gross negligence or (y) result from any breach of any representation and warranty of such Indemnified Party contained in this Agreement, the Exchange Agreement, the Malone Signing Representation Letter or the Malone Closing Representation Letter, or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement or the Exchange Agreement.

              (c)          The Indemnifying Party will indemnify the Indemnified Parties pursuant to this Section 13 regardless of whether such Losses are incurred prior to or after the Effective Time. The indemnification provided pursuant to this Section 13 is in addition to, and not in derogation of, any other rights an Indemnified Party may have under applicable law, the Governance Instruments, the Parent Governance Instruments, or pursuant to any contract, agreement or arrangement (including, for the avoidance of doubt, under the Merger Agreement); provided, however, that Losses will not be duplicated. Subject to Section 13(j), if an Indemnified Party receives an indemnification payment pursuant to this Agreement and later receives insurance proceeds or other third-party recovery proceeds in respect of the related Losses, then the Indemnified Party shall promptly remit to the Indemnifying Party, amounts equal to the lesser of (x) the amount of such insurance proceeds or other third-party recovery proceeds, if any, and (y) the amount of the indemnification payment previously paid by or on behalf of the Indemnifying Party with respect to such Losses.

              (d)         Promptly after the receipt by any Indemnified Party of notice with respect to any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten Business Days after such event), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, that (x) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such delay in or failure to notify and (y) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective Affiliates is a party to any such Indemnifiable Claim.

              (e)         Subject to Section 13(f), Section 13(g), and Section 13(j), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Indemnifiable Claim”) so long as, within ten Business Days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 13(d)) (or, if later, within ten Business Days of conclusion of the negotiations contemplated by Section 13(j)), the Indemnifying Party: (x) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 13 are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 13, and (y) notifies such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof. Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim. If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of subsections (d) through (f) and subsection (j) of this Section 13, (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party's agreement to reimburse such Indemnified Party for all documented reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Party in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 13(e)), and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay up to $1,000,000.00 (the “Separate Counsel Cap”) of the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action (or part thereof) for which it is entitled to indemnification and to which the Indemnifying Party has provided the written confirmation specified in clause (x) above without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned). Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Parties, (y) does not include any admission of wrongdoing on the part of such Indemnified Parties and (z) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties (other than in a manner consistent with the terms of the subject instruments).

              (f)          Notwithstanding Section 13(e), an Indemnified Party, at the expense of the Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) representing the Indemnified Party), shall, subject to the last sentence of this Section 13(f), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim (x) as to such Indemnified Party if the Indemnified Party with the opinion of external counsel shall have reasonably concluded that there exists any actual conflict of interest relating to the defense of such Action between the Indemnified Party and the Indemnifying Party and (y) subject to Section 13(j), as to which the Indemnifying Party has previously assumed control in the event the Indemnifying Party is not diligently pursuing such defense. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 13(f) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

              (g)         In all instances under this Section 13 where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable. The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

              (h)         In addition to (but without duplication of) the Indemnified Party's right to indemnification as set forth in this Section 13, if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within ten Business Days of such request) any and all documented reasonable out-of-pocket fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 13 in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim (other than an Indemnifiable Claim initiated by the Indemnified Party or in which the Company or Parent alleges a breach by the Indemnified Party of any representation and warranty of such Indemnified Party contained in this Agreement, the Exchange Agreement, the Malone Signing Representation Letter or the Malone Closing Representation Letter, or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement or the Exchange Agreement), including, without duplication, reasonable fees and expenses of legal counsel, accountants, consultants and other experts (“Expense Advances”).

              (i)          Each Stockholder agrees that he or she will repay Expense Advances made to him or her (or paid on his or her behalf) by the Indemnifying Party pursuant to this Section 13 if it is ultimately finally determined by a court of competent jurisdiction that he or she is not entitled to be indemnified pursuant to this Section 13.

              (j)          Notwithstanding anything to the contrary herein, in the event, at any time prior to the Effective Time, an Action that is a Third Party Indemnifiable Claim under this Agreement and is also, or is consolidated with, an Action that is a Third Party Indemnifiable Claim under the voting agreement of even date herewith by and among Parent, the Company and the stockholders signatory thereto with respect to the Company Common Stock (the “Company Voting Agreement” and such Action or consolidated Actions, a “Consolidated Action” or “Consolidated Actions”), Parent, the Company and Malone shall negotiate in good faith such that (i) Parent and the Company equitably contribute to any Losses and Expense Advances that might become payable under this Agreement and the Company Voting Agreement with respect to such Consolidated Action or Consolidated Actions; provided, that, the amount (if any) contributed by each of Parent and the Company pursuant to subsection (B) of Section 13(e) of either this Agreement or the Company Voting Agreement shall be considered paid for purposes of the Separate Counsel Cap under both this Agreement and the Company Voting Agreement, without duplication, and (ii) one or both of Parent or the Company may assume control of the defense of the Indemnified Parties (but not any other Person) in such Consolidated Action or Consolidated Actions on the terms and subject to the conditions set forth herein (in the case Parent so assumes such defense) or in the Company Voting Agreement (in the case the Company so assumes such defense).

              (k)         If Parent or any of its respective successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, Parent or any of its respective successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations set forth in this Section 13.

14.         Assignment.        Except as provided in Section 5 of this Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any attempted assignment in violation of this Section 14 shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and, in the event of a Stockholder's death, such Stockholder's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

15.         Director/Officer.        Notwithstanding anything to the contrary contained in this Agreement, each Stockholder is entering into this Agreement solely in his, her or its capacity as a beneficial owner of such Stockholder's Shares, and nothing herein is intended to or shall limit, affect or restrict any director or officer of Parent solely in his or her capacity as a director or officer of Parent or any of its Subsidiaries (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of Parent or any of its Subsidiaries and taking any action or making any statement at any meeting of such board or any committee thereof), in each case solely in his or her capacity as a director or officer of Parent or any of its Subsidiaries in the exercise of his or her fiduciary duties as a director or officer of Parent or its Subsidiaries.

16.         Further Assurances.        Each party hereto agrees, from time to time, at the reasonable request of any other party hereto and without further consideration, to execute and deliver such additional consents, documents and other instruments and to take such further actions as are reasonably requested to effectuate the matters covered by this Agreement.

17.         Remedies/Specific Enforcement.        Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the other parties would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party hereto of any covenant or obligation contained in this Agreement, in addition to any other remedy to which the other parties may be entitled (whether at law or in equity), the other parties shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereto hereby waives any defense in any action for specific performance or an injunction or other equitable relief, that a remedy at law would be adequate. Each party hereto further agrees that no party or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party hereto irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

18.         Governing Law; Jurisdiction; Venue.        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

19.         Notice.        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice);

If to Parent:
Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112 Attn: Chief Legal Officer Email: [Separately provided]
With a copy to:
Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attn: Jeffrey J. Rosen, Esq. Michael A. Diz, Esq. Email: jrosen@debevoise.com madiz@debevoise.com
If to the Company:
GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112 Attn: Chief Legal Officer Email: [Separately provided]
with a copy to (which shall not constitute notice):
Baker Botts L.L.P. 2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980
Attention:	Samantha Crispin Nicole Perez
Email:	samantha.crispin@bakerbotts.com nicole.perez@bakerbotts.com

and with a copy to (which shall not constitute notice):
Morris, Nichols, Arsht & Tunnell LLP 1201 N Market, St #1600 Wilmington, DE 19801
Attention:	Melissa A. DiVincenzo Eric S. Klinger-Wilensky
Email:	mdivincenzo@mnat.com ekwilensky@mnat.com
If to the Stockholders:
John C. Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112 E-Mail: [Separately provided]
With a copy (which shall not constitute notice) to:
Sherman & Howard L.L.C. 633 Seventeenth Street Suite 3000 Denver, CO 80202
Attention:	Steven D. Miller and Jeffrey R. Kesselman
E-Mail:	smiller@shermanhoward.com and jkesselman@shermanhoward.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

20.         Severability.        Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. Upon such determination that any term or other provision is invalid, illegal, void or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

21.         Amendments; Waivers.        Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent, the Company and each Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22.         Waiver of Jury Trial.        EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY

IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

23.         Counterparts.        The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

24.         Action by Parent and the Company.        Actions taken under this Agreement (a) on behalf of Parent will be taken only with the approval of the Parent Special Committee (if such committee is in existence at the time such action is to be taken) and (b) on behalf of the Company will be taken only with the approval of the Company Special Committee (if such committee is in existence at the time such action is to be taken).

25.         Interpretation.        When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities shall be deemed to be appropriately adjusted to account for stock splits, dividends, recapitalizations, combinations of shares or other changes affecting the such securities.

26.         Expenses.        Parent shall pay the reasonable out-of-pocket costs and expenses incurred by each of the Stockholders in connection with the preparation, negotiation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of advisors, representatives and counsel for the Stockholders in connection therewith (the “Voting Agreement Fees”), and any required filing fee in connection with the filings made on behalf of the Stockholders described in this Agreement and the Merger Agreement; provided, however, that the amount of costs and expenses Parent shall pay in the aggregate for the Voting Agreement Fees shall not exceed $62,500.00. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

27.         No Additional Representations.        Except for the representations and warranties expressly made in this Agreement, each party hereto hereby agrees that no other party hereto makes, and each party hereto disclaims any reliance upon, any express or implied representation or warranty whatsoever with respect to the matters set forth in this Agreement.

[Signature pages follow]

              IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above.

/s/ John C. Malone John C. Malone
John C. Malone 1995 Revocable Trust
/s/ John C. Malone John C. Malone, Trustee
Leslie A. Malone 1995 Revocable Trust
/s/ John C. Malone John C. Malone, Trustee
Malone Family Land Foundation
/s/ John C. Malone
By:	John C. Malone
Its:	President
Malone Family Foundation
/s/ John C. Malone
By:	John C. Malone
Its:	Treasurer
John C. Malone June 2003 Charitable Remainder Unitrust
/s/ John C. Malone John C. Malone, Trustee

[Signature page to Parent Voting Agreement]

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

[Signature page to Parent Voting Agreement]

 SCHEDULE A

Stockholder Information

Stockholder	Parent Series A Common Stock	Parent Series B Common Stock
John C. Malone 1995 Revocable Trust	1,153,227	2,156,373
Leslie A. Malone 1995 Revocable Trust	25,444	57,641
Malone Family Land Foundation	62,500	0
Malone Family Foundation	27,610	0
John C. Malone June 2003 Charitable Remainder Unitrust	0	122,649

A-1

ANNEX E

Execution Version

VOTING AGREEMENT

              This Voting Agreement (this “Agreement”), dated as of August 6, 2020, is entered into by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), GCI Liberty, Inc., a Delaware corporation (the “Company”), and each of the undersigned stockholders of the Company (each, a “Stockholder” and, together, the “Stockholders”).

              WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, among Parent, Grizzly Merger Sub 1, LLC, a Delaware limited liability company and direct Wholly Owned Subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and direct Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and the Company, among other transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent, and immediately thereafter the Company will be merged with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger as a direct Wholly Owned Subsidiary of Parent;

              WHEREAS, in connection with the negotiation and execution of the Merger Agreement and related agreements and the transactions contemplated thereby, (a) the board of directors of Parent has established a special committee thereof consisting only of independent and disinterested directors (the “Parent Special Committee”) and (b) the board of directors of the Company has established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”);

              WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially (references herein to “beneficial owner,” “beneficial ownership” and “owns beneficially” shall have the meanings assigned to such terms under Rule 13d-3 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended from time to time) or of record, and, with respect to the Merger and the other transactions contemplated by the Merger Agreement, has the power to vote or direct the voting of, certain shares of Company Series A Common Stock, Company Series B Common Stock and Company Preferred Stock listed on Schedule A hereto (all such shares, the “Existing Shares”, and shares of Company Series A Common Stock, Company Series B Common Stock and Company Preferred Stock referred to collectively as the “Voting Stock”); and

              WHEREAS, as a condition and inducement for Parent and the Company to enter into the Merger Agreement, Parent and the Company have required that each Stockholder, in his, her or its capacity as a stockholder of the Company, enter into this Agreement, and each Stockholder has agreed to enter into this Agreement.

              NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.        Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.           Effectiveness; Termination.        This Agreement shall be effective upon signing. This Agreement shall automatically terminate upon the earliest to occur (the “Expiration Date”) of (a) such date and time as the Merger Agreement shall have been validly terminated in accordance with Article VII thereof, (b) the Effective Time, (c) the written agreement of Parent, the Company and the Stockholders to terminate this Agreement and (d) the date of any material modification, waiver or amendment of the Merger Agreement as in effect on the date of this Agreement that adversely affects the value or tax treatment of the consideration payable to the Stockholders or causes such consideration to include any property other than (i) Parent Series C Common Stock (and cash in lieu of fractional shares of Parent Series C Common Stock) for Company Series A Common Stock, (ii) Parent Series B Common Stock (and cash in lieu of fractional shares of Parent Series B Common Stock) for Company Series B Common Stock or (iii) Parent Preferred Stock for Company Preferred Stock, or adds new conditions or modifies any existing conditions to the consummation of the Merger that materially adversely affect any Stockholder, without the prior written consent of Malone; provided, that the representations, warranties, covenants and agreements contained in Sections 7, 8 and 9 of this Agreement will terminate at the Effective Time; provided, further, that (x) this Section 2 and Sections 11 through 26 of this Agreement shall survive any such termination, and (y) such termination shall not relieve any party of any liability or damages resulting from (1) fraud or (2) willful material breach by such party prior to termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, (a) “fraud” means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement and (b) “willful material breach” means a material breach of a party's covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party's covenants or agreements.

3.           Voting Agreement.        From the date hereof until the Expiration Date (the “Support Period”), each Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company Stockholders, however called, and in connection with any written consent of the Company Stockholders, such Stockholder shall:

              (a)         appear at such meeting or otherwise cause all of the Existing Shares and all other shares of Voting Stock or voting securities over which he, she or it has acquired beneficial or record ownership after the date hereof or otherwise has the power to vote or direct the voting of (including any shares of Voting Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Voting Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise over which he, she or it has the power to vote) (together with the Existing Shares, collectively, the “Shares”), which he, she or it owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and

              (b)         so long as there has not been a Company Adverse Recommendation Change made by the Company Special Committee or the Company Board (acting at the recommendation of the Company Special Committee) in compliance with the Merger Agreement that has not been rescinded or otherwise withdrawn, vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (ii) in favor of any proposal to adjourn or postpone such meeting of the Company Stockholders to a later date if such adjournment or postponement is proposed in compliance with the provisions of Section 5.7(e) of the Merger Agreement, (iii) against any action or proposal in favor of any Alternative Company Transaction, without regard to the terms of such Alternative Company Transaction or (iv) against any action, proposal, transaction, agreement or amendment of the Company Charter or Company Bylaws, in each case of this clause (iv) which would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement for which the Stockholders have received prior notice from Parent or the Company that it reasonably expects that such action or proposal would result in a breach, or (B) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity directly or indirectly holding Shares for which any Stockholder serves as a partner, stockholder, trustee or in a similar capacity. To the extent any Stockholder does not have sole control of the voting determinations of such entity, such Stockholder agrees to exercise all voting rights or other voting determination rights he, she or it has in such entity to carry out the intent and purposes of his, her or its support and voting obligations in this paragraph and otherwise set forth in this Agreement. Each Stockholder represents, covenants and agrees that, (x) except for this Agreement, he, she or it has not entered into, and shall not enter into during the Support Period, any commitment, agreement, understanding or other similar arrangement with any person to vote or give instructions in any manner with respect to any Shares, including any voting agreement or voting trust and (y) except as expressly set forth herein or with respect to routine matters at an annual meeting of the Company Stockholders, he, she or it has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to any Shares. Each Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would violate, or frustrate the intent of, the provisions of this Agreement. In furtherance and not in limitation of the foregoing, but only in the event and in each case that a Stockholder fails to be counted as present or fails to vote all of such Stockholder's Shares in accordance with this Agreement until the Expiration Date, each Stockholder hereby appoints Renee Wilm, for so long as she serves as Chief Legal Officer of Parent and the Company, or any other person acting as Chief Legal Officer of Parent and the Company and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (and to instruct nominees or record holders to vote or act by written consent) during the Support Period with respect to any and all of such Stockholder's Shares in accordance with this Section 3. This proxy and power of attorney are given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby agrees that this proxy and power of attorney granted by each such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient under applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with respect to any Shares regarding the matters set forth in this Section 3. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder.

4.           Non-Solicitation.        Each Stockholder hereby agrees, and agrees to cause his, her or its controlled Affiliates (which, for the avoidance of doubt, does not include the Company or Parent) and its and their representatives not to, take any action which, were it taken by the Company or its Representatives, would violate Section 5.3 or Section 5.4 of the Merger Agreement, it being understood that any action in compliance with Section 5.3 or Section 5.4 of the Merger Agreement shall not be deemed a breach by any Stockholder of this Section 4.

5.           Transfer Restrictions Prior to the Merger.        Each Stockholder hereby agrees that he, she or it will not, during the Support Period, without the prior written consent of Parent and the Company, (a) convert any shares of Company Series B Common Stock into shares of Company Series A Common Stock, (b) other than pursuant to the Merger Agreement or the Exchange Agreement, directly or indirectly, offer for sale, sell, transfer, exchange, convert, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or otherwise dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein (including by merger, by testamentary disposition, by operation of law or otherwise), including the right to vote any such Shares, as applicable (a “Transfer”); provided, that such Stockholder may Transfer Shares for estate-planning purposes (including by testamentary disposition), or to a controlled Affiliate or with respect to a trust over which such Stockholder has sole or shared investment power, to a named beneficiary, so long as the transferee, prior to the time of Transfer, agrees in a signed writing reasonably satisfactory to Parent and the Company to be bound by and comply with the provisions of this Agreement, and such Stockholder provides at least five (5) Business Days' prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement) to Parent and the Company, in which case such Stockholder shall remain responsible for any breach of this Agreement by such transferee, and provided, further, that the death of a Stockholder shall itself not be a Transfer of Shares so long as a Stockholder, or a controlled Affiliate of a Stockholder, continues to own such Shares as Shares covered under this Agreement and such controlled Affiliate agrees in a signed writing reasonably satisfactory to Parent and the Company to be bound by and comply with the provisions of this Agreement. Notwithstanding anything contained herein, each Stockholder will be permitted to (i) effect a bona fide pledge of Series A Common Stock or Company Preferred Stock (including any existing pledge) to any financial institution in connection with a bona fide financing transaction (a “Permitted Pledge”) (so long as such pledge does not prevent or otherwise restrict in any manner such Stockholder from voting such shares pursuant to the provisions of this Agreement prior to any default and foreclosure under the indebtedness underlying such pledge) and (ii) grant a revocable proxy with respect to routine matters at an annual meeting of the Company Stockholders (provided such proxy does not apply with respect to any of the matters set forth in this Agreement, even if such matters are submitted to a vote at an annual meeting of the Company Stockholders).

6.           Representations of the Stockholders.        Each Stockholder represents and warrants to Parent and the Company as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of his, her or its obligations hereunder; (c) the execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to such Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act and the HSR Act; (d) subject to the Permitted Pledges, the Stockholder owns beneficially and has the power to vote or direct the voting of, the Stockholder's Shares, including the Existing Shares of such Stockholder, a complete and accurate schedule of which is set forth opposite such Stockholder's name on Schedule A; (e) the Stockholder owns beneficially the Stockholder's Shares, including the Existing Shares of such

Stockholder, free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any Permitted Pledge and any restrictions created by the Transaction Documents or under applicable federal or state securities laws); and (f) the Stockholder or his, her or its advisers has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein.

7.           Representations and Warranties of Malone.        Malone hereby represents and warrants that he is not aware of any fact, agreement, plan or other circumstance, and has not taken any action, which fact, agreement, plan, circumstance or action would reasonably be expected to prevent or preclude Malone from delivering the Malone Closing Representation Letter immediately prior to the Closing.

8.           Representations of Parent and the Company.

              (a)         Parent represents and warrants to each Stockholder as follows: (1) Parent has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (2) this Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and legally binding agreement of Parent, enforceable against Parent in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by Parent or the performance of its obligations hereunder; (3) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to Parent or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property of Parent pursuant to, any agreement or other instrument or obligation binding upon Parent or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act or the HSR Act.

              (b)         The Company represents and warrants to each Stockholder as follows: (1) the Company has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (2) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder; (3) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Company or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property of the Company pursuant to, any agreement or other instrument or obligation binding upon the Company or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act or the HSR Act.

9.           Certain Covenants.        Malone will cooperate with Split-Off Tax Counsel by providing appropriate representations as to factual matters on the Closing Date, including the representations in the Malone Closing Representation Letter, and immediately prior to the Closing, Malone shall execute and deliver the Malone Closing Representation Letter to Split-Off Tax Counsel; provided, however, that Malone will be deemed to satisfy his obligation under this Section 9 in the event that (x) any of

Parent, the Company or Split-Off Tax Counsel withholds its consent to any material changes, updates or refinements to any representations made in the Malone Signing Representation Letter that Malone has reasonably requested to be made in the Malone Closing Representation Letter as may be reasonably necessary to reflect any changes in, or clarifications of, facts prior to Closing to the extent that similar or analogous changes, updates or refinements to representations reflecting the same changes in, or clarifications of, fact are made with respect to any other Closing Split-Off Tax Opinion Representation Letter or (y) Parent or the Company does not execute and deliver to Split-Off Tax Counsel immediately prior to Closing the Parent Closing Split-Off Tax Opinion Representation Letter or the Company Closing Split-Off Tax Opinion Representation Letter, respectively.

10.         Antitrust Filings.        Parent, the Company and each Stockholder shall make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by or related to the Merger Agreement as promptly as practicable after the date of this Agreement and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be reasonably requested pursuant to the HSR Act. Prior to making any application to or filing with any Governmental Authority in connection with the transactions contemplated by or related to the Merger Agreement, each party hereto will provide the other party with any information or documents that the other party may reasonably require to prepare any such filing or application.

11.         Publicity.        Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company determines to be necessary or desirable in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby (including, but not limited to, in the Registration Statement, the Joint Proxy Statement or any other filing with any Governmental Authority made in connection with the Merger) such Stockholder's identity and ownership of the Shares, this Agreement and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and such other information required in connection with such disclosure. Each Stockholder agrees to notify Parent and the Company as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholders that is so published or disclosed.

12.         Entire Agreement.        This Agreement (including the schedules hereto), the Exchange Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided in Section 13 with respect to Indemnified Parties, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Parent acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

13.         Indemnification.

              (a)         Company (the “Indemnifying Party”) covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless each Stockholder (and each of his or her respective successors and assigns), in each case in his or her capacity as a shareholder of the Company (each in such capacity, an “Indemnified Party”), from and against any and all Losses (as defined below) incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (each, an “Action” and collectively, “Actions”) arising out of this Agreement or the Exchange Agreement or the performance of such Indemnified Party hereunder or thereunder (including any Actions brought by any of the stockholders, directors, officers or employees of the Company). For purposes of this Section 13, “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in value of Parent Capital Stock or Company Capital Stock shall not constitute a Loss.

              (b)         Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide indemnity hereunder to any Indemnified Party with respect to any Losses which (x) result from such Indemnified Party's fraud, bad faith, willful misconduct or gross negligence or (y) result from any breach of any representation and warranty of such Indemnified Party contained in this Agreement, the Exchange Agreement, the Malone Signing Representation Letter or the Malone Closing Representation Letter, or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement or the Exchange Agreement.

              (c)          The Indemnifying Party will indemnify the Indemnified Parties pursuant to this Section 13 regardless of whether such Losses are incurred prior to or after the Effective Time. The indemnification provided pursuant to this Section 13 is in addition to, and not in derogation of, any other rights an Indemnified Party may have under applicable law, the Governance Instruments, the Parent Governance Instruments, or pursuant to any contract, agreement or arrangement (including, for the avoidance of doubt, under the Merger Agreement); provided, however, that Losses will not be duplicated. Subject to Section 13(j), if an Indemnified Party receives an indemnification payment pursuant to this Agreement and later receives insurance proceeds or other third-party recovery proceeds in respect of the related Losses, then the Indemnified Party shall promptly remit to the Indemnifying Party, amounts equal to the lesser of (x) the amount of such insurance proceeds or other third-party recovery proceeds, if any, and (y) the amount of the indemnification payment previously paid by or on behalf of the Indemnifying Party with respect to such Losses.

              (d)         Promptly after the receipt by any Indemnified Party of notice with respect to any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten Business Days after such event), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, that (x) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such delay in or failure to notify and (y) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective Affiliates is a party to any such Indemnifiable Claim.

              (e)         Subject to Section 13(f), Section 13(g), and Section 13(j), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Indemnifiable Claim”) so long as, within ten Business Days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 13(d)) (or, if later, within ten Business Days of conclusion of the negotiations contemplated by Section 13(j)), the Indemnifying Party: (x) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 13 are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 13, and (y) notifies such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof. Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim. If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of subsections (d) through (f) and subsection (j) of this Section 13, (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party's agreement to reimburse such Indemnified Party for all documented reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Party in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 13(e)), and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay up to $1,000,000.00 (the “Separate Counsel Cap”) of the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action (or part thereof) for which it is entitled to indemnification and to which the Indemnifying Party has provided the written confirmation specified in clause (x) above without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned). Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Parties, (y) does not include any admission of wrongdoing on the part of such Indemnified Parties and (z) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties (other than in a manner consistent with the terms of the subject instruments).

              (f)          Notwithstanding Section 13(e), an Indemnified Party, at the expense of the Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) representing the Indemnified Party), shall, subject to the last sentence of this Section 13(f), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim (x) as to such Indemnified Party if the Indemnified Party with the opinion of external counsel shall have reasonably concluded that there exists any actual conflict of interest relating to the defense of such Action between the Indemnified Party and the Indemnifying Party and (y) subject to Section 13(j), as to which the Indemnifying Party has previously assumed control in the event the Indemnifying Party is not diligently pursuing such defense. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 13(f) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

              (g)         In all instances under this Section 13 where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable. The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

              (h)         In addition to (but without duplication of) the Indemnified Party's right to indemnification as set forth in this Section 13, if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within ten Business Days of such request) any and all documented reasonable out-of-pocket fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 13 in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim (other than an Indemnifiable Claim initiated by the Indemnified Party or in which the Company or Parent alleges a breach by the Indemnified Party of any representation and warranty of such Indemnified Party contained in this Agreement, the Exchange Agreement, the Malone Signing Representation Letter or the Malone Closing Representation Letter, or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement or the Exchange Agreement), including, without duplication, reasonable fees and expenses of legal counsel, accountants, consultants and other experts (“Expense Advances”).

              (i)          Each Stockholder agrees that he or she will repay Expense Advances made to him or her (or paid on his or her behalf) by the Indemnifying Party pursuant to this Section 13 if it is ultimately finally determined by a court of competent jurisdiction that he or she is not entitled to be indemnified pursuant to this Section 13.

              (j)          Notwithstanding anything to the contrary herein, in the event, at any time prior to the Effective Time, an Action that is a Third Party Indemnifiable Claim under this Agreement and is also, or is consolidated with, an Action that is a Third Party Indemnifiable Claim under the voting agreement of even date herewith by and among Parent, the Company and the stockholders signatory thereto with respect to the Parent Common Stock (the “Parent Voting Agreement” and such Action or consolidated Actions, a “Consolidated Action” or “Consolidated Actions”), Parent, the Company and Malone shall negotiate in good faith such that (i) Parent and the Company equitably contribute to any Losses and Expense Advances that might become payable under this Agreement and the Parent Voting Agreement with respect to such Consolidated Action or Consolidated Actions; provided, that, the amount (if any) contributed by each of Parent and the Company pursuant to subsection (B) of Section 13(e) of either this Agreement or the Parent Voting Agreement shall be considered paid for purposes of the Separate Counsel Cap under both this Agreement and the Parent Voting Agreement, without duplication, and (ii) one or both of Parent or the Company may assume control of the defense of the Indemnified Parties (but not any other Person) in such Consolidated Action or Consolidated Actions on the terms and subject to the conditions set forth herein (in the case the Company so assumes such defense) or in the Parent Voting Agreement (in the case Parent so assumes such defense).

              (k)         If the Company or any of its respective successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, the Company or any of its respective successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations set forth in this Section 13; provided, however, that this obligation shall be deemed satisfied in connection with, and upon consummation of, the Upstream Merger.

14.         Assignment.        Except as provided in Section 5 of this Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any attempted assignment in violation of this Section 14 shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and, in the event of a Stockholder's death, such Stockholder's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

15.         Director/Officer.        Notwithstanding anything to the contrary contained in this Agreement, each Stockholder is entering into this Agreement solely in his, her or its capacity as a beneficial owner of such Stockholder's Shares, and nothing herein is intended to or shall limit, affect or restrict any director or officer of the Company solely in his or her capacity as a director or officer of the Company or any of its Subsidiaries (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of the Company or any of its Subsidiaries and taking any action or making any statement at any meeting of such board or any committee thereof), in each case solely in his or her capacity as a director or officer of the Company or any of its Subsidiaries in the exercise of his or her fiduciary duties as a director or officer of the Company or its Subsidiaries.

16.         Further Assurances.        Each party hereto agrees, from time to time, at the reasonable request of any other party hereto and without further consideration, to execute and deliver such additional consents, documents and other instruments and to take such further actions as are reasonably requested to effectuate the matters covered by this Agreement.

17.         Remedies/Specific Enforcement.        Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the other parties would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party hereto of any covenant or obligation contained in this Agreement, in addition to any other remedy to which the other parties may be entitled (whether at law or in equity), the other parties shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereto hereby waives any defense in any action for specific performance or an injunction or other equitable relief, that a remedy at law would be adequate. Each party hereto further agrees that no party or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party hereto irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

18.         Governing Law; Jurisdiction; Venue.        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the

United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

19.         Notice.        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice);

If to Parent:
Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112 Attn: Chief Legal Officer Email: [Separately provided]

With a copy to:
Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022
Attn:	Jeffrey J. Rosen, Esq. Michael A. Diz, Esq.
Email:	jrosen@debevoise.com madiz@debevoise.com

If to the Company:
GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112
Attn:	Chief Legal Officer
Email:	[Separately provided]

with a copy to (which shall not constitute notice):
Baker Botts L.L.P. 2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980
Attention:	Samantha Crispin Nicole Perez
Email:	samantha.crispin@bakerbotts.com nicole.perez@bakerbotts.com

and with a copy to (which shall not constitute notice):
Morris, Nichols, Arsht & Tunnell LLP 1201 N Market, St #1600 Wilmington, DE 19801
Attention:	Melissa A. DiVincenzo Eric S. Klinger-Wilensky
Email:	mdivincenzo@mnat.com ekwilensky@mnat.com
If to the Stockholders:
John C. Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112 E-Mail: [Separately provided]
With a copy (which shall not constitute notice) to:
Sherman & Howard L.L.C. 633 Seventeenth Street Suite 3000 Denver, CO 80202
Attention:	Steven D. Miller and Jeffrey R. Kesselman
E-Mail:	smiller@shermanhoward.com and jkesselman@shermanhoward.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

20.         Severability.        Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. Upon such determination that any term or other provision is invalid, illegal, void or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

21.         Amendments; Waivers.        Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent, the Company and each Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22.         Waiver of Jury Trial.        EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY

IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

23.         Counterparts.        The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

24.         Action by Parent and the Company.        Actions taken under this Agreement (a) on behalf of Parent will be taken only with the approval of the Parent Special Committee (if such committee is in existence at the time such action is to be taken) and (b) on behalf of the Company will be taken only with the approval of the Company Special Committee (if such committee is in existence at the time such action is to be taken).

25.         Interpretation.        When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities shall be deemed to be appropriately adjusted to account for stock splits, dividends, recapitalizations, combinations of shares or other changes affecting the such securities.

26.         Expenses.        The Company shall pay the reasonable out-of-pocket costs and expenses incurred by each of the Stockholders in connection with the preparation, negotiation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of advisors, representatives and counsel for the Stockholders in connection therewith (the “Voting Agreement Fees”), and any required filing fee in connection with the filings made on behalf of the Stockholders described in this Agreement and the Merger Agreement; provided, however, that the amount of costs and expenses the Company shall pay in the aggregate for the Voting Agreement Fees shall not exceed $62,500.00. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

27.         No Additional Representations.        Except for the representations and warranties expressly made in this Agreement, each party hereto hereby agrees that no other party hereto makes, and each party hereto disclaims any reliance upon, any express or implied representation or warranty whatsoever with respect to the matters set forth in this Agreement.

[Signature pages follow]

              IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above.

/s/ John C. Malone John C. Malone
John C. Malone 1995 Revocable Trust
/s/ John C. Malone John C. Malone, Trustee
Leslie A. Malone 1995 Revocable Trust
/s/ John C. Malone John C. Malone, Trustee

[Signature page to Company Voting Agreement]

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

[Signature page to Company Voting Agreement]

 SCHEDULE A

Stockholder Information

Stockholder	Company Series A Common Stock	Company Series B Common Stock	Company Series A Preferred Stock

John C. Malone 1995 Revocable Trust	527,778	3,830,645	10

Leslie A. Malone 1995 Revocable Trust	79,243	123,847	0

A-1

ANNEX F

EXECUTION VERSION

EXCHANGE AGREEMENT

              This Exchange Agreement (this “Agreement”) is made and entered into as of August 6, 2020, by and among John C. Malone (“Dr. Malone”), the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 (the “Trust”) and Liberty Broadband Corporation, a Delaware corporation (“Parent”).

RECITALS

              WHEREAS, simultaneously with the execution of this Agreement, Parent, GCI Liberty, Inc., a Delaware corporation (the “Company”), Grizzly Merger Sub 1, LLC, a Delaware limited liability company and Wholly Owned Subsidiary of Parent (“Merger LLC”), and Grizzly Merger Sub 2, Inc., a Delaware corporation and Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), are entering into the Agreement and Plan of Merger, dated as of the date hereof (as amended pursuant to its terms, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, and (ii) immediately following the Merger, the Company, as the surviving corporation in the Merger and a Wholly Owned Subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger;

              WHEREAS, at the Effective Time, except as otherwise provided in the Merger Agreement, each share of Company Series A Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 0.580 shares of Parent Series C Common Stock; each share of Company Series B Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 0.580 shares of Parent Series B Common Stock; and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive one share of Parent Preferred Stock;

              WHEREAS, in connection with the Combination, as required by Parent and the Company in connection with the execution of the Merger Agreement, the Trust has agreed to (i) waive its right to receive certain shares of Parent Series B Common Stock in the Merger in respect of the shares of Company Series B Common Stock held by the Trust immediately prior to the Effective Time, and (ii) to receive shares of Parent Series C Common Stock, on the terms and subject to the conditions herein, so that the Malone Voting Power immediately following the Effective Time is as close as possible to being equal to, but without being greater than, the Target Voting Power;

              WHEREAS, Dr. Malone and Parent have agreed that the Malone Series C Exchangeable Shares will be exchangeable on a one-for-one basis, at the option of Dr. Malone, into shares of Parent Series B Common Stock upon the occurrence of a Dilutive Event on the terms and subject to the conditions set forth herein;

              WHEREAS, Dr. Malone and Parent have further agreed that Dr. Malone or the Trust will exchange shares of Parent Series B Common Stock for shares of Parent Series C Common Stock, on a one-for-one basis, upon the occurrence of an Accretive Event on the terms and subject to the conditions set forth herein; and

              WHEREAS, Dr. Malone and Parent have further agreed that Dr. Malone or the Trust will receive, subject to the discretion of Parent to elect an exchange pursuant to Section 5 of this Agreement, the same per share amount and form of consideration to be received by holders of Parent Series B Common Stock for each Malone Series C Exchangeable Share then held by Malone or the Trust, on a one-for-one basis, upon the occurrence of a Fundamental Event on the terms and subject to the conditions set forth herein.

              NOW THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Definitions.    Capitalized terms used but not defined in this Agreement have the respective meanings assigned to those terms in the Merger Agreement. In addition, as used in this Agreement, the following terms will have the following meanings:

              “Accretive Event” means any event resulting in the reduction of the Outstanding Votes, whether by repurchase, redemption, conversion or otherwise, immediately following which, and after taking into account any concurrent or substantially concurrent other event resulting in a reduction of the number of Outstanding Votes or the effects of any substantially concurrent Dilutive Event, the Malone Voting Power would be greater than 0.5% plus the Target Voting Power at such time.

              “Accretive Event Notice” has the meaning set forth in Section 4(a).

              “Agreement” has the meaning set forth in the preamble.

              “Available Parent Series B Shares” means, at the time of any determination thereof, shares of Parent Series B Common Stock in an amount equal to (x) the number of Waived Parent Series B Shares, plus (y) the aggregate number of Reverse Exchange Malone Series B Exchange Shares delivered to Parent at any one or more Reverse Exchange Closings occurring prior to such date of determination, minus (y) the aggregate number of any Dilutive Event Parent Series B Exchange Shares delivered by Parent at any one or more prior Dilutive Event Exchange Closings.

              “beneficial owner”, “beneficial ownership” and “beneficially owns” have the meanings given such terms in Rule 13d-3 under the Exchange Act and Dr. Malone's beneficial ownership of capital stock or other equity security which is then entitled to vote generally in the election of directors shall be calculated in accordance with the provisions of such Rule; provided, however, that, for purposes of determining beneficial ownership, (a) Dr. Malone shall be deemed to be the beneficial owner of any Equity which may be acquired by Dr. Malone (disregarding any conditions or legal impediments to such beneficial ownership), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by a Person, (b) notwithstanding clause (a), Dr. Malone shall not be deemed to beneficially own any Available Parent Series B Shares unless and until Dr. Malone acquires such shares at an Exchange Closing pursuant to the terms of this Agreement and Dr. Malone will cease to beneficially own any shares of Parent Series B Common Stock upon delivery of such shares to Parent at any Reverse Exchange Closing, (c) notwithstanding clause (a), Dr. Malone shall not be deemed to beneficially own any Parent Series A Common Stock into which shares of Parent Series B Common Stock beneficially owned by Dr. Malone may be converted pursuant to the Parent Charter, (d) Dr. Malone shall not be deemed to beneficially own any Equity solely as a result of Dr. Malone's execution of any Transaction Document or Dr. Malone's filing of any reports, forms or schedules with the SEC in connection with any of the matters contemplated hereby or thereby, and (e) Dr. Malone shall be deemed to beneficially own any shares of Parent Series B

Common Stock Transferred to, and held by, a Family Member for purposes of any determination of the Malone Voting Power.

              “Combination” has the meaning set forth in the Recitals.

              “Combination Closing” means the closing of the Combination pursuant to the Merger Agreement.

              “Combination Closing Issuance” has the meaning set forth in Section 2.

              “Company” has the meaning set forth in the Recitals.

              “Delaware Courts” has the meaning set forth in Section 16.

              “Dilutive Event” means any event resulting in the increase of the Outstanding Votes, whether upon the exercise of stock options, conversion of any convertible security, issuance of capital stock or otherwise, immediately following which, and after taking into account any concurrent or substantially concurrent other event resulting in the increase of the number of Outstanding Votes or the effects of any substantially concurrent Accretive Event, the Malone Voting Power would be less than the Target Voting Power at such time minus 0.5%.

              “Dilutive Event Exchange” has the meaning set forth in Section 3(d).

              “Dilutive Event Exchange Closing” has the meaning set forth in Section 3(c).

              “Dilutive Event Notice” has the meaning set forth in Section 3(a).

              “Dilutive Event Parent Series B Exchange Shares” has the meaning set forth in Section 3(d).

              “Dilutive Event Series C Exchangeable Shares” has the meaning set forth in Section 3(b).

              “Exchange” means a Dilutive Event Exchange, a Reverse Exchange or a Fundamental Event Exchange.

              “Exchange Closing” means a Dilutive Event Exchange Closing, a Reverse Exchange Closing or a Fundamental Event Exchange Closing.

              “Exchange Event” means a Dilutive Event, an Accretive Event or a Fundamental Event.

              “Exchange Notice” has the meaning set forth in Section 3(b).

              “Family Member” means a descendant of a parent of either John C. Malone or Leslie A. Malone.

              “Fundamental Event” means any combination, consolidation, merger, split-off, spin-off, rights offering, or dividend, in each case, as a result of which holders of Parent Series B Common Stock are entitled to receive securities of Parent, securities of another Person, property or cash, or a combination thereof.

              “Fundamental Event Exchange” has the meaning set forth in Section 5.

              “Fundamental Event Exchange Closing” has the meaning set forth in Section 5.

              “Fundamental Event Parent Series B Exchange Shares” has the meaning set forth in Section 5.

              “Fundamental Event Series C Exchangeable Shares” has the meaning set forth in Section 5.

              “Independent Director” means a member of the Parent Board who (i) qualifies as an “Independent Director” as defined in the NASDAQ Marketplace Rules or who qualifies as “independent” under the applicable rules and regulations of any other national securities exchange on which the Parent Capital Stock is publicly traded after the date hereof and (ii) is independent for purposes of Delaware law (as determined in good faith by the Parent Board) from Dr. Malone.

              “Initial Malone Series C Exchangeable Shares” means the shares of Parent Series C Common Stock to be issued and/or delivered to the Trust at the Effective Time pursuant to Section 2 hereof, which shall be equal to the number of Waived Parent Series B Shares. For the avoidance of doubt, the Initial Malone Series C Exchangeable Shares shall not include any shares of Parent Series C Common Stock that the Trust or the Leslie A. Malone 1995 Rev Trust receives as Series A Consideration.

              “Malone Rescission Shares” shall have the meaning set forth in Section 6.

              “Malone Series C Exchangeable Shares” means, at the time of any determination thereof, shares of Parent Series C Common Stock in an amount equal to (x) the number of Initial Malone Series C Exchangeable Shares plus (y) the aggregate number of any Reverse Exchange Parent Series C Exchange Shares issued to Dr. Malone or the Trust at any one or more prior Reverse Exchange Closings, minus (z) the aggregate number of any Dilutive Event Series C Exchangeable Shares exchanged by Dr. Malone or the Trust at any one or more prior Dilutive Event Exchange Closings.

              “Malone Voting Power” means, at the time of any determination thereof, the aggregate voting power of the Voting Securities with respect to which Dr. Malone has beneficial ownership as a percentage of the voting power of all outstanding Voting Securities.

              “Merger” has the meaning set forth in the Recitals.

              “Merger Agreement” has the meaning set forth in the Recitals.

              “Merger LLC” has the meaning set forth in the Recitals.

              “Merger Sub” has the meaning set forth in the Recitals.

              “Dr. Malone” has the meaning set forth in the preamble.

              “Non-Exempt Transfer” means a Transfer of Parent Series B Common Stock beneficially owned by Dr. Malone to any Person, other than a Transfer (i) that does not result in Dr. Malone ceasing to be the beneficial owner of such shares of Parent Series B Common Stock (provided, however, that if, following such Transfer, Dr. Malone ceases to be the beneficial owner of such shares of Parent Series B Common Stock, such shares of Parent Series B Common Stock shall be deemed to be Transferred in a Non-Exempt Transfer at the time Dr. Malone so ceases to be the beneficial owner thereof), (ii) (x) to a Family Member for estate-planning purposes or (y) to the President and Chief Executive Officer of Parent as of the date hereof, so long as such person remains a director and officer of Parent (the person referred to in this subsection (ii)(y) of this definition, the “Proposed Transferee”); provided, that, in the case of Transfers referred to in clause (y) of this subsection (ii), the Proposed Transferee (1) is

Transferred all of the Parent Series B Common Stock then beneficially owned by Dr. Malone and the Trust and all rights to Available Parent Series B Shares available to Dr. Malone and the Trust under this Agreement at such time and (2) has signed a Successor Exchange Agreement prior to such Transfer, or (iii) upon the death of Dr. Malone, to his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; provided, in the case of Transfers referred to in this subsection (iii), such Transfer shall be deemed a Non-Exempt Transfer unless such transferees have signed a Successor Exchange Agreement within 180 days (or such later date as determined by the Independent Directors) of the date of such Transfer.

              “Outstanding Votes” means, at the time of any determination thereof, the total number of votes of the outstanding Voting Securities that may be cast at any meeting of stockholders of Parent at which matters generally voted on by the holders of Voting Securities are to be considered.

              “Parent” has the meaning set forth in the preamble.

              “Parent Charter” means the Restated Certificate of Incorporation of Parent, as amended from time to time.

              “Parent Exchange Shares” means (i) the Initial Malone Series C Exchangeable Shares, (ii) any Dilutive Event Parent Series B Exchange Shares issued in a Dilutive Exchange, (iii) any Reverse Exchange Parent Series C Exchange Shares issued in a Reverse Exchange or (iv) any Available Parent Series B Shares issued in a Fundamental Event Exchange.

              “Parent Rescission Shares” shall have the meaning set forth in Section 6.

              “Permitted Encumbrance” means (i) any Encumbrance under this Agreement (including, without limitation, pursuant to Section 6 hereof), and (ii) any restrictions on transfer arising under securities Laws of general applicability.

              “Rescission” has the meaning set forth in Section 6.

              “Rescission Exchange” has the meaning set forth in Section 9.

              “Reverse Exchange” has the meaning set forth in Section 4(c).

              “Reverse Exchange Closing” has the meaning set forth in Section 4(b).

              “Reverse Exchange Malone Series B Exchange Shares” has the meaning set forth in Section 4(c).

              “Reverse Exchange Parent Series C Exchange Shares” has the meaning set forth in Section 4(c).

              “Successor Exchange Agreement” means a successor exchange agreement, approved by the Independent Directors, between Parent and one or more persons, in substantially the form of this Agreement with such modifications as are necessary such that (i) if, as of the time of execution of such successor exchange agreement, such person's beneficial ownership as a percentage of the voting power of all outstanding Voting Securities is greater than the Target Voting Power, such person agrees to transfer Parent Series B Common Stock to Parent in exchange for Parent Series C Common Stock so that such person's beneficial ownership as a percentage of the voting power of all outstanding Voting Securities does not exceed the Target Voting Power and (ii) the number of Available Parent Series B

Shares under such successor exchange agreement includes that number of Available Parent Series B Shares under this Agreement at the time of execution of the successor exchange agreement.

              “Target Voting Power” means 49% (or such lesser percentage from time to time in effect as a result of decreases in accordance with the following provisions). At the time of each Transfer, if any, of Parent Series B Common Stock in a Non-Exempt Transfer, the Target Voting Power shall be decreased by an amount equal to the aggregate voting power of Parent Series B Common Stock Transferred in such Non-Exempt Transfer (expressed as a percentage of the voting power of all outstanding Voting Securities at such time). For the avoidance of doubt, if the Target Voting Power has previously been decreased to 45% and the aggregate voting power of Parent Series B Common Stock Transferred in a subsequent Non-Exempt Transfer is 1%, the Target Voting Power shall be 44%.

              “Transfer” means a sale, transfer or disposition of beneficial ownership, directly or indirectly, whether by operation of law or otherwise; provided, however, the granting of any proxy to vote Parent Series B Common Stock in connection with a Fundamental Event will not be deemed a Transfer of beneficial ownership of the underlying shares.

              “Trust” has the meaning set forth in the preamble.

              “Upstream Merger” has the meaning set forth in the Recitals.

              “Voting Securities” shall have the meaning set forth in the Parent Charter, together with any shares of a new class or series of capital stock of Parent issued after the date hereof which by the terms of any amendment to the Parent Charter (including through the effectiveness of a Preferred Stock Designation (as defined in the Parent Charter)) is designated as a Voting Security.

              “Waived Parent Series B Shares” means the portion of the shares of Parent Series B Common Stock that, but for the waiver contained in Section 2 hereof, would have been issued to the Trust pursuant to the Merger which shall be equal to the minimum number of whole shares of Parent Series B Common Stock which must be subtracted from the total number of shares of Parent Series B Common Stock to which the Trust is entitled to receive pursuant to the Merger such that the Malone Voting Power immediately following the Effective Time is as close as possible to being equal to, but without being greater than, the Target Voting Power.

              “Waiver” has the meaning set forth in Section 2.

2.
Waiver; Combination Closing Issuance.    The Trust hereby waives its right to receive in the Merger as Series B Consideration the Waived Parent Series B Shares (the “Waiver”) and, at the Effective Time, Parent shall issue to the Trust the Initial Malone Series C Exchangeable Shares (the “Combination Closing Issuance”).

3.
Exchange Upon Dilutive Events.

(a)
If Parent proposes to consummate any Dilutive Event or receives notice of any occurrence, event or fact that would reasonably be expected to cause, or has caused, a Dilutive Event, Parent shall provide prompt written notice to Dr. Malone (a “Dilutive Event Notice”), specifying the nature and timing of the Dilutive Event and a reasonable estimate of the Malone Voting Power after giving effect to such Dilutive Event (for the avoidance of doubt, without giving effect to any Dilutive Event Exchange in respect thereof).

  (b)
  No later than five (5) Business Days after the later of (x) receipt of a Dilutive Event Notice by Dr. Malone or (y) occurrence of the Dilutive Event, Dr. Malone may deliver to Parent written notice (an “Exchange Notice”), specifying the number of Malone Series C Exchangeable Shares to be exchanged by one or both of Dr. Malone and the Trust for shares of Parent Series B Common Stock (collectively, the “Dilutive Event Series C Exchangeable Shares”); provided, that the number of Dilutive Event Series C Exchangeable Shares may not exceed the lesser of (i) such number of shares of Parent Series B Common Stock, the incremental beneficial ownership of which by Dr. Malone or the Trust would cause the Malone Voting Power immediately following the consummation and closing of such Dilutive Event Exchange to be as close as possible to being equal to, but without being greater than, the Target Voting Power, and (ii) the number of Available Parent Series B Shares at such time.

  (c)
  The consummation and closing of any Dilutive Event Exchange will take place as promptly as practicable following the later of (i) the delivery of an Exchange Notice and (ii) the receipt of any necessary regulatory approvals required for Dr. Malone and Parent to complete such Dilutive Event Exchange (including pursuant to the HSR Act or any other Competition Law) (the “Dilutive Event Exchange Closing”), and at a location and time agreed to by Dr. Malone and Parent; provided, however, that the conditions set forth in Sections 11, 12 and 13 shall have been satisfied (or waived by the party entitled to the benefit of same).

  (d)
  At any Dilutive Event Exchange Closing, on the terms and subject to the conditions contained in this Agreement (including after giving effect to any adjustments in accordance with Section 20(d) hereof), Dr. Malone and the Trust, as applicable, shall convey, transfer and deliver to Parent their respective number of Dilutive Event Series C Exchangeable Shares specified in the Exchange Notice for such Dilutive Event Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances, and, in exchange therefor, Parent shall issue and/or deliver to Dr. Malone and the Trust, as applicable, such number of shares of Parent Series B Common Stock as is equal to such number of Dilutive Event Series C Exchangeable Shares delivered by Dr. Malone and the Trust, respectively (the transactions described in this clause (d) being a “Dilutive Event Exchange”, and such shares of Parent Series B Common Stock so delivered pursuant to a Dilutive Event Exchange, the “Dilutive Event Parent Series B Exchange Shares”), which Dilutive Event Parent Series B Exchange Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances.

  (e)
  At any Dilutive Event Exchange Closing, Parent and Dr. Malone will duly execute and deliver a cross receipt acknowledging the receipt by Dr. Malone or the Trust of the Dilutive Event Parent Series B Exchange Shares and the receipt by Parent of the Dilutive Event Series C Exchangeable Shares.

4.
Reverse Exchange Upon Accretive Events.

(a)
If Parent proposes to consummate any Accretive Event or receives notice of any occurrence, event or fact that would reasonably be expected to cause, or has caused, an Accretive Event, Parent shall provide prompt written notice to Dr. Malone (an “Accretive Event Notice”), specifying the nature and timing of the Accretive Event and a reasonable estimate of the Malone Voting Power after giving effect to such Accretive

    Event (for the avoidance of doubt, without giving effect to any Reverse Exchange in respect thereof) and its reasonable estimate of the Reverse Exchange Malone Series B Exchange Shares to be delivered at the Reverse Exchange Closing relating to such Accretive Event Notice.

  (b)
  No later than the earlier of (x) five (5) Business Days after receipt of an Accretive Event Notice by Dr. Malone and (y) the date on which an Accretive Event is to occur, but in any event prior to or concurrently with the consummation of the Accretive Event, Dr. Malone or the Trust and Parent shall consummate a Reverse Exchange (the “Reverse Exchange Closing”) at a location and time agreed to by Dr. Malone and Parent; provided, however, that the conditions set forth in Sections 11, 12 and 13 shall have been satisfied (or waived by the party entitled to the benefit of same).

  (c)
  At a Reverse Exchange Closing, on the terms and subject to the conditions contained in this Agreement (including after giving effect to any adjustments in accordance with Section 20(d) hereof), Dr. Malone or the Trust shall deliver to Parent the number of shares of Parent Series B Common Stock that would cause the Malone Voting Power to be as close as possible to being equal to, but without being greater than, the Target Voting Power after giving effect to the Accretive Event and such Reverse Exchange Closing (the “Reverse Exchange Malone Series B Exchange Shares”), free and clear of all Encumbrances other than Permitted Encumbrances, and, in exchange therefor, Parent shall issue and/or deliver to Dr. Malone and the Trust, as applicable, the number of shares of Parent Series C Common Stock as is equal to the number of Reverse Exchange Malone Series B Exchange Shares delivered by Dr. Malone and the Trust, respectively (the transactions described in this clause (c) being a “Reverse Exchange” and such shares of Parent Series C Common Stock so delivered pursuant to an Reverse Exchange, the “Reverse Exchange Parent Series C Exchange Shares”), and such shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances.

  (d)
  At any Reverse Exchange Closing, Parent and Dr. Malone will duly execute and deliver a cross receipt acknowledging the receipt by Dr. Malone or the Trust of the Reverse Exchange Parent Series C Exchange Shares and the receipt by Parent of the Reverse Exchange Malone Series B Exchange Shares.

5.
Exchange Upon Fundamental Events.    In the event that Parent proposes to consummate a Fundamental Event, then either, at Parent's sole discretion (as approved by a majority of the Independent Directors), either (x) Parent shall provide for Dr. Malone or the Trust to receive the same per share amount and form of consideration for each Malone Series C Exchangeable Share then outstanding and beneficially owned by Dr. Malone or the Trust as the per share amount and form of consideration to be received by holders of Parent Series B Common Stock in such Fundamental Event, and Dr. Malone or the Trust, as applicable, will waive (or cause to be waived) the right to receive the consideration that otherwise would be received with respect to such Malone Series C Exchangeable Shares or (y) immediately prior to the consummation of the Fundamental Event, Parent and Dr. Malone shall consummate, and Parent and the Trust shall separately consummate, an exchange whereby Parent shall issue and/or deliver to Dr. Malone and the Trust, as applicable, one share of Parent Series B Common Stock for each Malone Series C Exchangeable Share then outstanding and beneficially owned by Dr. Malone or the Trust, respectively, in an aggregate amount not to exceed the Available Parent Series B Shares (the “Fundamental Event Parent Series B Exchange Shares”) and Dr. Malone and the Trust, as applicable, shall deliver to Parent their respective Malone Series C Exchangeable

  Shares (the “Fundamental Event Series C Exchangeable Shares”), which shall result in Dr. Malone and the Trust holding shares of Parent Series B Common Stock (in lieu of such Malone Series C Exchangeable Shares) that are entitled to receive the same per share amount and form of consideration to be received by Dr. Malone and the Trust, respectively, for his or its other shares of Parent Series B Common Stock (a “Fundamental Event Exchange” and the consummation of a Fundamental Event Exchange, a “Fundamental Event Exchange Closing”).

6.
Rescission.    If, following an Exchange Closing, the applicable Exchange Event is not consummated either prior to or within ten (10) Business Days following such Exchange Closing, (i) the applicable Exchange will be automatically rescinded and treated as if neither the Exchange nor the Exchange Closing had ever occurred (the “Rescission”); (ii) each of Parent, Dr. Malone and the Trust hereby waives, and none of Parent, Dr. Malone or the Trust shall have, any rights, duties or obligations of any kind (other than rights, duties or obligations to effect the Rescission) in respect of the Exchange to receive or retain, (x) in the case of Dr. Malone and the Trust, (A) following any Dilutive Event Exchange Closing, any Dilutive Event Parent Series B Exchange Shares; (B) following any Reverse Exchange Closing, any Reverse Exchange Parent Series C Exchange Shares; and (C) following any Fundamental Event Exchange Closing, any Fundamental Event Parent Series B Exchange Shares (such shares referred to in clauses (A), (B) and (C), collectively the “Malone Rescission Shares”), and, (y) in the case of Parent, (A) following any Dilutive Event Exchange Closing, any Dilutive Event Series C Exchangeable Shares; (B) following any Reverse Exchange Closing, any Reverse Exchange Malone Series B Exchange Shares; and (C) following any Fundamental Event Exchange Closing, any Fundamental Event Series C Exchangeable Shares (such shares referred to in clauses (A), (B) and (C), collectively the “Parent Rescission Shares”); and (iii) each of Parent, on the one hand, and Dr. Malone and the Trust, on the other hand, will take such actions as are reasonably necessary to effect such Rescission, and each will be deemed, upon the effectiveness of such Rescission, to make appropriate representations and warranties to the other with respect to the valid issuance and conveyance, as applicable, and the lack of any Encumbrances upon the Malone Rescission Shares or Parent Rescission Shares (other than Permitted Encumbrances), as applicable, so as to vest in the other good and valid title to the Malone Rescission Shares or Parent Rescission Shares, as applicable.

7.
Representations.

(a)
Representations of Dr. Malone.    Dr. Malone, on behalf of himself individually and as trustee of the Trust, represents and warrants to Parent that:

(i)
as of the date of this Agreement, Dr. Malone beneficially owns 4,021,175 shares of Company Series B Common Stock, 10 shares of Company Preferred Stock, 607,021 shares of Parent Series A Common Stock and 2,363,834 shares of Parent Series B Common Stock;

(ii)
(x) as of the date of any Dilutive Event Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Dilutive Event Series C Exchangeable Shares as is specified in the Exchange Notice to be delivered and exchanged by Dr. Malone or the Trust at the Dilutive Event Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances, (y) as of the date of any Reverse Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Reverse Exchange Malone Series B Exchange Shares to be delivered and exchanged by Dr. Malone or the Trust at the Reverse Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances or (z) as of the date of any Fundamental Event Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Malone Series C Exchangeable Shares to be delivered and exchanged by Dr. Malone or the Trust at the Fundamental Event Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances;

    (iii)
    upon delivery to Parent of the Dilutive Event Series C Exchangeable Shares, Reverse Exchange Malone Series B Exchange Shares or Malone Series C Exchangeable Shares at the applicable Exchange Closing, in the manner provided in this Agreement, Parent will have good and valid title to such Dilutive Event Series C Exchangeable Shares, Reverse Exchange Malone Series B Exchange Shares or Malone Series C Exchangeable Shares, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by Parent or any of its Subsidiaries;

    (iv)
    the Trust is a trust duly organized, validly existing under the Laws of the State of Florida and each of Dr. Malone and the Trust have all requisite legal capacity to execute and deliver this Agreement and to perform their obligations under this Agreement, including the consummation of the Waiver and Combination Closing Issuance, any Exchange and the other transactions contemplated hereby;

    (v)
    this Agreement has been duly and validly executed and delivered by Dr. Malone and the Trust and, assuming the due execution and delivery hereof by Parent, is a valid and binding agreement of Dr. Malone and the Trust, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies;

    (vi)
    the execution, delivery and performance by Dr. Malone and the Trust of this Agreement and the consummation by Dr. Malone or the Trust of the Waiver and Combination Closing Issuance, any Exchange and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority other than (x) as may be required by Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Dr. Malone or the Trust to consummate the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated by this Agreement or the Merger Agreement;

    (vii)
    the execution and delivery of this Agreement, and the performance by Dr. Malone and the Trust of this Agreement and the consummation by Dr. Malone or the Trust of the Waiver and Combination Closing Issuance, any

      Exchange and the other transactions contemplated hereby will not (x) violate any applicable Law, (y) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which Dr. Malone or the Trust is subject, which would prevent Dr. Malone or the Trust from performing any of their obligations hereunder, or (z) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (x), (y) and (z), as would not have a material adverse effect, individually or in the aggregate, on Dr. Malone's or the Trust's ability to consummate the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated by this Agreement or the Merger Agreement; and

    (viii)
    each of Dr. Malone and the Trust is a sophisticated investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act), with sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the Waiver and Combination Closing Issuance, any Exchange, and the other transactions contemplated hereby, and each of Dr. Malone and the Trust acknowledges that the offer and sale of the Parent Exchange Shares has not been registered under the Securities Act or any securities Laws of any state and that such Parent Exchange Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

  (b)
  Representations of Parent.    Parent represents and warrants to Dr. Malone and the Trust that:

  (i)
  upon issuance and/or delivery to Dr. Malone or the Trust of Parent Exchange Shares at the Combination Closing Issuance or an Exchange Closing in the manner provided in this Agreement, such Parent Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and Dr. Malone or the Trust, as applicable, will have good and valid title to such Parent Exchange Shares so delivered free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by Dr. Malone or any of his respective Affiliates;

  (ii)
  Parent is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to consummate the Combination Closing Issuance, any Exchange and the other transactions contemplated hereby;

  (iii)
  the execution and delivery of this Agreement by Parent, and performance of this Agreement by Parent, including the consummation of the Combination Closing Issuance, any Exchange and the other transactions contemplated hereby, has been duly authorized by all requisite corporate power;

    (iv)
    this Agreement has been duly and validly executed and delivered by Parent and, assuming the due execution and delivery hereof by Dr. Malone and the Trust, is a valid and binding agreement of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies;

    (v)
    the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Combination Closing Issuance, any Exchange, and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority, other than (x) filings or notifications required to be made by Parent pursuant to any Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Parent to consummate the Combination Closing Issuance, any Exchange or the other transactions contemplated hereby or prevent or materially delay the consummation of the Combination Closing Issuance, any Exchange or the other transactions contemplated by this Agreement or the Merger Agreement; and

    (vi)
    the execution, delivery and performance by Parent of this Agreement and the consummation of the Combination Closing Issuance, any Exchange, and the other transactions contemplated hereby will not (A) violate any applicable Law, (B) after giving effect to the waivers contained herein, conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which Parent is subject, including without limitation the Parent Charter, the Parent Bylaws or similar organization documents of any of Parent's Subsidiaries, which would prevent it from performing any of its obligations hereunder, (C) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (A), (B) and (C), as would not have a material adverse effect, individually or in the aggregate, on Parent's ability to consummate the Combination Closing Issuance, any Exchange and the other transactions contemplated hereby, or prevent or materially delay the consummation of the Combination Closing Issuance, any Exchange and the other transactions contemplated by this Agreement or the Merger Agreement.

8.
Reasonable Best Efforts and Other Covenants.

(a)
Parent, Dr. Malone and the Trust shall cooperate with each other and use their reasonable best efforts to (i) consummate the Combination Closing Issuance, any Exchange and any other transactions contemplated by this Agreement in the manner contemplated by this Agreement and (ii) execute documents reasonably necessary to effect the Combination Closing Issuance or any Exchange.

(b)
Parent, Dr. Malone and the Trust shall cooperate with each other and shall prepare and file all necessary filings, applications, notices and/or similar instruments or documentation, and use their reasonable best efforts to obtain as promptly as practicable all consents, approvals or non-objections, as applicable, of all Third Parties and Governmental Authorities that, in each case, are required under applicable Law to consummate the Combination Closing Issuance, any Exchange, and the other transactions contemplated by this Agreement.

(c)
If requested by Dr. Malone (or, upon the death of Dr. Malone, his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries), Parent shall negotiate in good faith a Successor Exchange Agreement with the Proposed Transferee or such heir, executor, administrator, testamentary trustee, legatee or beneficiary.

(d)
Neither Dr. Malone nor the Trust shall Transfer any shares of Parent Series B Common Stock to the Proposed Transferee if such Transfer would be a Non-Exempt Transfer.

(e)
Dr. Malone shall promptly provide notice to the Company of any Transfer by Dr. Malone or the Trust of Parent Series B Common Stock.

(f)
Unless otherwise determined by the Independent Directors, in connection with any Fundamental Event involving a split-off or spin-off, Dr. Malone, the Trust and the Company (acting through the Independent Directors) shall negotiate an exchange agreement with respect to the split-off or spun-off entity in substantially the form of this Agreement in order to replicate the benefits and obligations of Dr. Malone and the Trust with respect to substantially similar securities of the split-off or spun-off entity as exist under this Agreement as of the effective time of such split-off or spin-off.

9.
Tax Matters.    Each of Parent, the Trust and Dr. Malone acknowledges and agrees that, for U.S. federal income tax purposes, the Combination Closing Issuance is intended to be treated as an issuance of stock by Parent pursuant to the “plan of reorganization” in the Merger Agreement and not as a separate transaction. Each of Parent, the Trust and Dr. Malone acknowledges and agrees that each Exchange is a transaction intended to qualify, for U.S. federal income tax purposes, as a tax-free exchange pursuant to Section 1036(a) of the Code and a tax-free reorganization under Section 368(a)(1)(E) of the Code, and except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code), Parent, the Trust and Dr. Malone agree not to take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with (i) treating the Combination Closing Issuance as an issuance of stock by Parent pursuant to the “plan of reorganization” in the Merger Agreement and not as a separate transaction and (ii) any Exchange qualifying for U.S. federal income tax purposes as a tax-free exchange under Section 1036(a) of the Code and a tax-free reorganization under Section 368(a)(1)(E) of the Code; provided, that in the event of a Rescission, Parent, the Trust and Dr. Malone shall not take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with an Exchange and any exchange effecting a Rescission (a “Rescission Exchange”) qualifying either as (A) disregarded transactions or as tax-free exchanges under Section 1036(a) of the Code, to the extent the Exchange and a corresponding Rescission Exchange occur in the same tax year, or (B) as tax-free exchanges under Section 1036(a) of the Code, to the extent the Exchange and the corresponding Rescission Exchange occur in different tax years.

10.
Legend.    Each of Parent, the Trust and Dr. Malone shall take all such action necessary to cause the Parent Exchange Shares to bear a legend containing the following words:

        “THE SECURITIES SHOWN ON THIS REPORT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

11.
Conditions to Parties' Obligation to Effect an Exchange.    The respective obligations of Parent, Dr. Malone and the Trust to effect any Exchange shall be subject to the satisfaction, by each of Dr. Malone, the Trust and Parent prior to or at the relevant Exchange Closing of the following conditions:

(a)
No Injunctions or Restraints.    No Order entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prohibits, renders illegal or enjoins the consummation of such Exchange; and

(b)
Dilutive Event.    In the case of a Dilutive Event Exchange, the relevant Dilutive Event shall have occurred.

(c)
Accretive Event.    In the case of a Reverse Exchange, the relevant Accretive Event shall be reasonably expected to occur concurrently with or promptly following the Reverse Exchange.

(d)
Fundamental Event.    In the case of a Fundamental Event Exchange, the relevant Fundamental Event shall be reasonably expected to occur immediately following the Fundamental Event Exchange.

12.
Conditions to Parent's Obligation to Effect an Exchange.    The obligation of Parent to effect any Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by Parent, prior to or at the relevant Exchange Closing of the following conditions:

(a)
Representations and Warranties.    The representations and warranties of Dr. Malone and the Trust set forth in Section 7(a) shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Exchange Closing as though made on and as of the Exchange Closing, except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies;

  (b)
  Covenants.    Dr. Malone and the Trust shall have performed in all material respects all covenants required to be performed by them prior to or at such Exchange Closing; and

  (c)
  Closing Certificate.    Dr. Malone and the Trust shall have delivered to Parent a certificate duly signed by Dr. Malone, individually and as trustee of the Trust, that the conditions set forth in Sections 12(a) and (b) have been satisfied.

13.
Conditions to Dr. Malone's and the Trust's Obligation to Effect an Exchange.    The obligation of Dr. Malone and the Trust to effect any Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by Dr. Malone (individually and as trustee of the Trust), prior to or at the relevant Exchange Closing of the following conditions:

(a)
Representations and Warranties.    The representations and warranties of Parent set forth in Section 7(b) shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Exchange Closing as though made on and as of the Exchange Closing, except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies;

(b)
Covenants.    Parent shall have performed in all material respects all other covenants required to be performed by it prior to or at such Exchange Closing; and

(c)
Officer's Certificate.    Parent shall have delivered to Dr. Malone and the Trust a certificate duly signed by a duly authorized officer of Parent that the conditions set forth in Sections 13(a) and (b) have been satisfied.

14.
Termination.    This Agreement will terminate and immediately cease to be of any further force and effect (i) pursuant to the mutual consent of each of the parties hereto in a written instrument (in the case of Parent, upon the approval of the Parent Special Committee or a majority of Independent Directors), (ii) upon any event resulting in the reduction of the Available Parent Series B Shares to zero, (iii) upon execution of a Successor Exchange Agreement, or (iv) upon termination of the Merger Agreement if the Merger Agreement is terminated in accordance with its terms without the Combination Closing having occurred. If this Agreement is terminated in accordance with this Section 14, this Agreement shall forthwith become null and void and of no effect and the obligations of the parties hereto shall terminate, without Liability of any party (or any stockholder, director, officer, employee, consultant, financial advisor, legal counsel, financing source, accountant, insurer or other advisor, agent or representative of such party); provided, that, nothing contained herein shall relieve any party to this Agreement from any liability for damages resulting from (a) fraud or (b) willful material breach by such party prior to such termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, “willful material breach” means a material breach of a party's covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party's covenants or agreements (provided, that, with respect to Parent, knowledge includes the actual knowledge, after due inquiry of any of the Senior Management of Parent).

15.
Applicable Law.    All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws.

16.
Jurisdiction.    Each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, solely if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, solely if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any Action in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts. All Actions arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby shall be heard and determined in the Delaware Courts. Each of the parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such party at the address specified in Section 19 hereof. Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.

17.
Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMBINATION CLOSING ISSUANCE OR ANY EXCHANGE AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 17.

18.
Enforcement of this Agreement.    The parties acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (without the obligation to post a bond therefor) and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

19.
Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Dr. Malone or the Trust, to:
John C. Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112 E-Mail: [Separately provided]
With a copy (which shall not constitute notice) to:
Sherman & Howard L.L.C. 633 Seventeenth Street Suite 3000 Denver, CO 80202
Attention:	Steven D. Miller
Jeffrey R. Kesselman
E-Mail:	smiller@shermanhoward.com
jkesselman@shermanhoward.com

if to Parent, to:
Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112 Attention: Chief Legal Officer Email: [Separately provided]

with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Facsimile: (212) 909-6000
Attention:	Jeffrey J. Rosen
Michael A. Diz
Email:	jrosen@debevoise.com
madiz@debevoise.com

20.
Miscellaneous.

(a)
Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto (in the case of Parent, acting upon the consent of the Parent Special Committee or the Independent Directors). Any purported assignment in breach of the foregoing is void and of no force and effect whatsoever. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and, in the event of Dr. Malone's death, his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

(b)
This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

(c)
If, subsequent to the date hereof, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto will execute and deliver such further documents.

(d)
When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities (including Available Parent B Shares) shall be deemed to be appropriately adjusted to account for stock splits, stock dividends, recapitalizations, combinations of shares or other change affecting the outstanding shares of Parent Common Stock or Voting Securities other than any Fundamental Event.

(e)
Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of parties hereto (in the case of Parent, upon the approval of the Parent Special Committee or a majority of the Independent Directors), and (ii) in the case of a waiver, by the party against whom the waiver is to be effective (in the case of Parent, upon the approval of the Parent Special Committee or a majority of the Independent Directors). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(f)
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Exchanges and the other transactions contemplated hereby are fulfilled to the greatest extent possible.

  (g)
  The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

  (h)
  Whether or not the Combination is consummated, all costs and expenses incurred or to be incurred with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense; provided, that, Parent shall pay (or reimburse Dr. Malone and the Trust) all reasonable out-of-pocket costs and expenses incurred by Dr. Malone and the Trust, including the reasonable fees, charges and disbursements of counsel for Dr. Malone and the Trust and any filing fees due for any filings pursuant to any Competition Law, including the HSR Act, in each case, necessary or in connection with the preparation, negotiation, execution and consummation of this Agreement and any of the transactions contemplated by this Agreement, including the Combination Closing Issuance or any Exchange.

[Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JOHN C. MALONE
/s/ John C. Malone
JOHN C. MALONE 1995 REVOCABLE TRUST U/A DTD 3/6/1995
By:	/s/ John C. Malone
	Name:	John C. Malone
	Title:	Trustee

[Signature page to Exchange Agreement]

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer

[Signature page to Exchange Agreement]

ANNEX G
EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) dated as of August 6, 2020, is entered into by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), GCI Liberty, Inc., a Delaware corporation (successor to GCI Liberty, Inc., an Alaska corporation) (the “Company”) and LV Bridge, LLC (“LV Bridge”), a Delaware limited liability company and a Wholly Owned Subsidiary of the Company.

RECITALS

              WHEREAS, Parent and the Company are parties to that certain Amended and Restated Investment Agreement, dated May 28, 2015, by and among Parent, Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate”), JANA Nirvana Master Fund, L.P., a Cayman Islands exempted company, JANA Master Fund, Ltd., a Cayman Islands exempted company, and Coatue Offshore Master Fund, Ltd., a Cayman Islands exempted company, as amended by the Amended and Restated Assignment and Assumption Agreement, dated May 28, 2015, by and among Parent, Qurate, Soroban Master Fund LP, a Cayman Islands exempted limited partnership, and Soroban Opportunities Master Fund LP, a Cayman Islands exempted limited partnership, Sections IX, X and XI of which were assigned to the Company pursuant to the Assignment and Assumption Agreement, dated as of March 9, 2018, by and between Parent, Liberty Interactive LLC and the Company (such assigned Sections, the “Investment Agreement”);

              WHEREAS, Parent, the Company and LV Bridge are parties to that certain Proxy and Right of First Refusal Agreement, dated as of May 23, 2015, as amended by Amendment No. 1 to Proxy and Right of First Refusal Agreement, dated May 13, 2016, by and among Parent, Qurate and LV Bridge, as assigned to the Company pursuant to that Assignment and Assumption Agreement, dated as of March 9, 2018, by and among Parent, Qurate, LV Bridge and the Company (the “Proxy/ROFR Agreement”); and

              WHEREAS, simultaneously with the execution of this Agreement, Parent, Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and a direct Wholly Owned Subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and a direct Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and the Company are entering into the Agreement and Plan of Merger, dated as of August 6, 2020 (as may be amended from time to time, the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger, and (ii) immediately following the Merger, the Company as the surviving corporation in the Merger and a Wholly Owned Subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger” together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”).

              NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

              1.        Definitions.    Capitalized terms used but not defined in this Agreement have the respective meanings assigned to those terms in the Merger Agreement.

              2.        Investment Agreement Termination.    Parent and the Company each agree that effective upon Closing, the Investment Agreement is terminated as between Parent and the Company (the “Investment Agreement Termination”) and will thereafter cease to be of any further force and effect as between Parent and the Company, and neither Parent nor the Company will thereafter have any rights or obligations with respect to each other thereunder.

              3.        Proxy/ROFR Agreement Termination.    Parent, the Company and LV Bridge each agree that effective upon Closing, the Proxy/ROFR Agreement is terminated (the “Proxy/ROFR Agreement Termination”) and will thereafter cease to be of any further force and effect, and no party thereto will thereafter have any rights or obligations thereunder.

              4.        Termination/Amendment.    If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder. This Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

              5.        Choice of Law.    This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

              6.        Counterparts.    This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

              7.        Further Documents.    If, subsequent to the date hereof, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto will execute and deliver such further documents.

[Signature Page Follows]

              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary
LV BRIDGE, LLC
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

ANNEX H

ASSUMPTION AND JOINDER AGREEMENT
TO
TAX SHARING AGREEMENT

              This ASSUMPTION AND JOINDER AGREEMENT TO TAX SHARING AGREEMENT is made and entered into as of August 6, 2020 (the “Assumption and Joinder Agreement”), by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), GCI Liberty, Inc., a Delaware corporation (successor to GCI Liberty, Inc., an Alaska corporation (“GLIB (Alaska)”)) (“GLIB”), and Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”). Capitalized terms used but not defined herein will have the meanings ascribed thereto in the Tax Sharing Agreement (as defined below). References herein to GLIB for periods prior to the merger of GLIB (Alaska) into GCI Liberty, Inc. on May 10, 2018 refer to GLIB (Alaska).

W I T N E S S E T H

              WHEREAS, Qurate Retail and GLIB are parties to the Tax Sharing Agreement, dated as of March 9, 2018 (as the same may be amended from time to time, the “Tax Sharing Agreement”);

              WHEREAS, simultaneously with the execution of this Assumption and Joinder Agreement, Parent, Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger LLC (“Merger Sub”), and GLIB are entering into the Agreement and Plan of Merger, dated as of August 6, 2020 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into GLIB, with GLIB surviving the Merger (the “Surviving Corporation”), and (ii) immediately following the Merger, GLIB as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger,” and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”); and

              WHEREAS, in connection with the execution of the Merger Agreement and the transactions contemplated thereby, Parent is entering into this Assumption and Joinder Agreement, pursuant to which Parent agrees, effective only upon (and subject to the occurrence of) the closing of the Merger (the “Closing”), to be bound by and perform all of the covenants and agreements made by GLIB (and the Surviving Corporation and the Surviving Company) under the Tax Sharing Agreement and to be jointly and severally liable with GLIB (and the Surviving Corporation and the Surviving Company) for all of the obligations and liabilities of GLIB (and the Surviving Corporation and the Surviving Company) under the Tax Sharing Agreement (collectively, the “Joint Obligations”), and Qurate Retail agrees, effective only upon (and subject to the occurrence of) the Closing, that Parent shall be entitled to exercise and enforce all of the rights of GLIB (and the Surviving Corporation and the Surviving Company) under the Tax Sharing Agreement (the “Joint Rights”).

              NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Assumption and Joinder Agreement hereby agree as follows:

              Section 1.        Assumption and Joinder.

                  (a)         Parent will be, effective only as of (and subject to the occurrence of) the Closing, (i) bound by, and will perform and observe, the Joint Obligations, and (ii) jointly and severally liable with GLIB (and the Surviving Corporation and the Surviving Company) for all of the Joint Obligations.

                  (b)         Parent, together with GLIB (and the Surviving Corporation and the Surviving Company), will be, effective only as of (and subject to the occurrence of) the Closing, entitled to exercise and enforce all of the Joint Rights.

                  (c)          Following the date hereof, in the event of (i) any sale, assignment, transfer or other disposition (whether or not for separate consideration) of all or substantially all of the assets of Parent (on a consolidated basis) to any Person or group including, without limitation, by means of a stock dividend, stock redemption, spin-off, split-off, cancellation or elimination of any securities (including, for the avoidance of doubt, any equity) or debt issued by such Person or a member of such group, or similar transaction or event or otherwise (each Person (1) whose securities are issued in payment or exchange therefor or (2) if no securities are so issued, who holds title to such assets or whose debt or securities are so cancelled or eliminated, a “Parent Asset Successor”), in one or a series of related transactions, or (ii) any merger, consolidation, statutory share exchange, conversion of Parent from a corporation to a limited liability company or other legal entity or other business combination or similar transaction or series of related transactions affecting Parent, that results in the exchange or conversion of equity securities of Parent for or into equity securities or other consideration consisting, in whole or in part, of (x) securities issued by Parent's successor or the surviving entity upon consummation of such transaction(s) (the “Parent Successor Entity”) or, if the successor or surviving entity in such transaction(s) is a Subsidiary of a publicly traded or privately held parent company (the “Successor Parent Company”), securities of the Successor Parent Company delivered in such transaction(s), or (y) cash or other consideration paid or payable by any Parent Successor Entity or Successor Parent Company (the applicable of the Parent Asset Successor, the Parent Successor Entity and the Successor Parent Company, the “Parent Successor”), then prior to effecting any such transaction described in clause (i) or clause (ii) (or in the case of a series of transactions, the first such transaction), Parent shall cause each Parent Successor to execute and deliver to Qurate Retail an instrument, in form and substance consistent with this Assumption and Joinder Agreement, pursuant to which such Parent Successor has agreed, effective upon the later of the Closing and the consummation of such transaction, to (i) be bound by, and perform and observe, the Joint Obligations, (ii) be jointly and severally liable with Parent and GLIB (and the Surviving Company) for all of the Joint Obligations, and (iii) become a party to the Tax Sharing Agreement and be treated as a successor of Parent within the meaning of Section 8.2 of the Tax Sharing Agreement.

                  (d)         Following the date hereof, in the event that Parent seeks or determines to sell, assign, transfer or otherwise dispose of (including, without limitation, through a merger or other business combination involving Parent or any Parent Successor) a material portion of its assets (on a consolidated basis), as determined by Parent in good faith, then prior to the consummation of such transaction (or the first transaction of any series of related transactions), Parent shall provide Qurate Retail with information regarding the financial capacity, after giving effect to such transaction(s), of Parent to satisfy the Joint Obligations under the Tax Sharing Agreement and, to the extent reasonably requested by Qurate Retail, will provide written assumptions or other assurances reasonably necessary to evidence Parent's ability and capacity to fulfill the Joint Obligations, in each case, to the extent permitted by applicable confidentiality obligations and law.

              Section 2.        Party to Tax Sharing Agreement.    Effective only as of (and subject to the occurrence of) the Closing, pursuant to this Assumption and Joinder Agreement, Parent shall be deemed a party to the Tax Sharing Agreement as though an original signatory thereto without any further action by any Person and shall be bound by, and subject to all of the terms and conditions of, the Tax Sharing Agreement.

              Section 3.        GLIB Successors.    The parties acknowledge and agree that, effective only upon (and subject to the occurrence of) the Closing, Parent, the Surviving Corporation and, following the Upstream Merger Effective Time, the Surviving Company will become successors to GLIB within the meaning of Section 8.2 of the Tax Sharing Agreement, and any reference to GLIB (including, for the avoidance of doubt, any reference to “Splitco”) in the Tax Sharing Agreement will include, following the Closing, Parent, the Surviving Corporation and, following the Upstream Merger Effective Time, the Surviving Company for all purposes of the Tax Sharing Agreement.

              Section 4.        Notices.    All notices and other communications to Parent or, following the Closing, the Surviving Company under the Tax Sharing Agreement shall be in writing and shall be delivered in person, by email, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), or by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person or by email, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

        Liberty Broadband Corporation
        12300 Liberty Boulevard
        Englewood, CO 80112
        Attention:    Chief Legal Officer
        Email:                  [Separately provided]

with a copy (which shall not constitute notice) to:

        Debevoise & Plimpton LLP
        919 Third Avenue
        New York, NY 10022
        Facsimile: (212) 909-6000
        Attention: Jeffrey J. Rosen
                            Michael A. Diz
        Email:         jrosen@debevoise.com
                            madiz@debevoise.com

              Section 5.        Binding Effect; Assignment.    This Assumption and Joinder Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Assumption and Joinder Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except to the extent such assignment is required pursuant to Section 1(c) of this Assumption and Joinder Agreement. Any assignment in violation of the preceding sentence shall be void and of no effect.

              Section 6.        Governing Law; Jurisdiction.    This Assumption and Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Assumption and Joinder Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom)

and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4 of this Assumption and Joinder Agreement or Section 8.6 of the Tax Sharing Agreement shall be deemed effective service of process on such party. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSUMPTION AND JOINDER AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

              Section 7.        Termination/Amendment.    If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Assumption and Joinder Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder. This Assumption and Joinder Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

              Section 8.        Counterparts.    This Assumption and Joinder Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Assumption and Joinder Agreement may be delivered by facsimile transmission of a signed copy thereof.

              Section 9.        Severability.    Any provision of this Assumption and Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision of this Assumption and Joinder Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Assumption and Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

              Section 10.        Amendments; Waivers.    Any provision of this Assumption and Joinder Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. Any consent provided under this Assumption and Joinder Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

              Section 11.        Headings.    The headings contained in this Assumption and Joinder Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Assumption and Joinder Agreement.

[Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Joinder Agreement as of the day and year first above written.

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary
QURATE RETAIL, INC.
By:	/s/ Tim P. Lenneman
	Name:	Tim P. Lenneman
	Title:	Senior Vice President

[Signature Page to Tax Sharing Agreement Assumption and Joinder Agreement]

ANNEX I
EXECUTION VERSION

ASSUMPTION AND JOINDER AGREEMENT
TO
INDEMNIFICATION AGREEMENT

              This ASSUMPTION AND JOINDER AGREEMENT TO INDEMNIFICATION AGREEMENT is made and entered into as of August 6, 2020 (the “Assumption and Joinder Agreement”), by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), GCI Liberty, Inc., a Delaware corporation (successor to GCI Liberty, Inc., an Alaska corporation (“GLIB (Alaska)”) (the “Company”), LV Bridge, LLC, a Delaware limited liability company and Wholly Owned Subsidiary of the Company (“LV Bridge”), Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”), and Liberty Interactive LLC, a Delaware limited liability company and Wholly Owned Subsidiary of Qurate (“LI LLC”). Capitalized terms used but not defined herein will have the meanings ascribed thereto in the Merger Agreement (as defined below). References herein to the Company for periods prior to the merger of GLIB (Alaska) into the Company on May 10, 2018 refer to GLIB (Alaska).

W I T N E S S E T H

              WHEREAS, Qurate Retail, LI LLC, the Company and LV Bridge are parties to the Indemnification Agreement, dated as of March 9, 2018 (as the same may be amended from time to time, the “Indemnification Agreement”);

              WHEREAS, simultaneously with the execution of this Assumption and Joinder Agreement, Parent, Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and a direct Wholly Owned Subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and a direct Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and the Company are entering into the Agreement and Plan of Merger, dated as of August 6, 2020 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger (the “Surviving Corporation”), and (ii) immediately following the Merger, the Company as the surviving corporation in the Merger and a Wholly Owned Subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger” and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”); and

              WHEREAS, in connection with the execution of the Merger Agreement and the transactions contemplated thereby, Parent is entering into this Assumption and Joinder Agreement, pursuant to which Parent agrees, effective only upon (and subject to the occurrence of) the closing of the Merger (the “Closing”), to be bound by and perform all of the covenants and agreements made by the Company (and the Surviving Corporation and the Surviving Company) under the Indemnification Agreement and to be jointly and severally liable with the Company (and the Surviving Corporation and the Surviving Company) for all of the obligations and liabilities of the Company (and the Surviving Corporation and the Surviving Company) under the Indemnification Agreement (collectively, the “Joint Obligations”), and each of Qurate Retail, Liberty Interactive LLC and LV Bridge, LLC agrees, effective only upon (and subject to the occurrence of) the Closing, that Parent shall be entitled to exercise and enforce all of the rights of the Company (and the Surviving Corporation and the Surviving Company) under the Indemnification Agreement (the “Joint Rights”).

              NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Assumption and Joinder Agreement hereby agree as follows:

              Section 1.        Assumption and Joinder.

                  (a)         Parent will be, effective only as of (and subject to the occurrence of) the Closing, (i) bound by, and will perform and observe, the Joint Obligations and (ii) jointly and severally liable with the Company (and the Surviving Corporation and the Surviving Company) for all of the Joint Obligations.

                  (b)         Parent, together with the Company (and the Surviving Corporation and the Surviving Company), will be, effective only as of (and subject to the occurrence of) the Closing, entitled to exercise and enforce all of the Joint Rights.

                  (c)          Following the date hereof, in the event of (i) any sale, assignment, transfer or other disposition (whether or not for separate consideration) of all or substantially all of the assets of Parent (on a consolidated basis) to any Person or group including, without limitation, by means of a stock dividend, stock redemption, spinoff, split-off, cancellation or elimination of any securities (including, for the avoidance of doubt, any equity) or debt issued by such Person or a member of such group, or similar transaction or event or otherwise (each Person (1) whose securities are issued in payment or exchange therefor or (2) if no securities are so issued, who holds title to such assets or whose debt or securities are so cancelled or eliminated, a “Parent Asset Successor”), in one or a series of related transactions, or (ii) any merger, consolidation, statutory share exchange, conversion of Parent from a corporation to a limited liability company or other legal entity or other business combination or similar transaction or series of related transactions affecting Parent, that results in the exchange or conversion of equity securities of Parent for or into equity securities or other consideration consisting, in whole or in part, of (x) securities issued by Parent's successor or the surviving entity upon consummation of such transaction(s) (the “Parent Successor Entity”) or, if the successor or surviving entity in such transaction(s) is a Subsidiary of a publicly traded or privately held parent company (the “Successor Parent Company”), securities of the Successor Parent Company delivered in such transaction(s), or (y) cash or other consideration paid or payable by any Parent Successor Entity or Successor Parent Company (the applicable of the Parent Asset Successor, the Parent Successor Entity and the Successor Parent Company, the “Parent Successor”), then prior to effecting any such transaction described in clause (i) or clause (ii) (or in the case of a series of transactions, the first such transaction), Parent shall cause each Parent Successor to execute and deliver to Qurate Retail an instrument, in form and substance consistent with this Assumption and Joinder Agreement, pursuant to which such Parent Successor has agreed, effective upon the later of the Closing and the consummation of such transaction, to (i) be bound by, and perform and observe, the Joint Obligations, (ii) be jointly and severally liable with Parent and the Company (and the Surviving Company) for all of the Joint Obligations, and (iii) become a party to the Indemnification Agreement and be treated as a successor of Parent within the meaning of Section 6.10(b) of the Indemnification Agreement.

                  (d)         Following the date hereof, in the event that Parent seeks or determines to sell, assign, transfer or otherwise dispose of (including, without limitation, through a merger or other business combination involving Parent or any Parent Successor) a material portion of its assets (on a consolidated basis), as determined by Parent in good faith, then prior to the consummation of such transaction (or the first transaction of any series of related transactions), Parent shall provide Qurate Retail with information regarding the financial capacity, after giving effect to such transaction(s), of Parent to satisfy the Joint Obligations under the Indemnification Agreement and, to the extent reasonably requested by Qurate Retail, will provide written assumptions or other assurances reasonably necessary to evidence Parent's ability and capacity to fulfill the Joint Obligations, in each case, to the extent permitted by applicable confidentiality obligations and law.

    Section 2.        Party to Indemnification Agreement.    Effective only as of (and subject to the occurrence of) the Closing, pursuant to this Assumption and Joinder Agreement, Parent shall be deemed a party to the Indemnification Agreement as though an original signatory thereto without any further action by any Person and shall be bound by, and subject to all of the terms and conditions of, the Indemnification Agreement.

    Section 3.        Company Successors.    The parties acknowledge and agree that, effective only upon (and subject to the occurrence of) the Closing, Parent, the Surviving Corporation and, following the Upstream Merger Effective Time, the Surviving Company will become successors to the Company within the meaning of Section 6.10(b) of the Indemnification Agreement and any reference to the Company under the Indemnification Agreement will include following the Closing, Parent, the Surviving Corporation, and, following the Upstream Merger Effective Time, the Surviving Company for all purposes of the Indemnification Agreement.

    Section 4.        Notices.    All notices and other communications to Parent or, following the Closing, the Surviving Company under the Indemnification Agreement shall be in writing and shall be delivered in person, by email, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), or by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person or by email, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112
Attention:	Chief Legal Officer
Email:	[Separately provided]

        with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022
Facsimile:	(212) 909-6000
Attention:	Jeffrey J. Rosen Michael A. Diz
Email:	jrosen@debevoise.com madiz@debevoise.com

    Section 5.        Binding Effect; Assignment.    This Assumption and Joinder Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Assumption and Joinder Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; except to the extent such assignment is required pursuant to Section 1(c) of this Assumption and Joinder Agreement. Any assignment in violation of the preceding sentence shall be void and of no effect.

    Section 6.        Governing Law; Jurisdiction.    This Assumption and Joinder Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Assumption and Joinder Agreement, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Assumption and Joinder Agreement, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Assumption and Joinder Agreement or the matters contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Assumption and Joinder Agreement (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 4 and this Section 6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Assumption and Joinder Agreement or the subject matter hereof may not be enforced in or by such courts. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4 of this Assumption and Joinder Agreement or Section 6.3 of the Indemnification Agreement shall be deemed effective service of process on such party. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSUMPTION AND JOINDER AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

    Section 7.        Termination/Amendment.    If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Assumption and Joinder Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder. This Assumption and Joinder Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

    Section 8.        Counterparts.    This Assumption and Joinder Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Assumption and Joinder Agreement may be delivered by facsimile transmission of a signed copy thereof.

    Section 9.        Severability.    Any provision of this Assumption and Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision of this Assumption and Joinder Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Assumption and Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

    Section 10.        Amendments; Waivers.    Any provision of this Assumption and Joinder Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. Any consent provided under this Assumption and Joinder Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

    Section 11.        Headings.    The headings contained in this Assumption and Joinder Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Assumption and Joinder Agreement.

              [Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Joinder Agreement as of the day and year first above written.

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary
QURATE RETAIL, INC.
By:	/s/ Tim P. Lenneman
	Name:	Tim P. Lenneman
	Title:	Senior Vice President
LIBERTY INTERACTIVE LLC
By:	/s/ Tim P. Lenneman
	Name:	Tim P. Lenneman
	Title:	Senior Vice President

[Signature Page to Indemnification Agreement Assumption and Joinder Agreement]

LV BRIDGE, LLC
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

[Signature Page to Indemnification Agreement Assumption and Joinder Agreement]

ANNEX J
EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

              THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of August 6, 2020, is entered into by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), GCI Liberty, Inc., a Delaware corporation (successor to GCI Liberty, Inc., an Alaska corporation) (the “Company”), Qurate Retail, Inc., a Delaware corporation (“Qurate”), Liberty Interactive LLC, a Delaware limited liability company and a direct, Wholly Owned Subsidiary of Qurate (“LI LLC”) and Grizzly Merger Sub 1, LLC, a Delaware limited liability company and a direct, Wholly Owned Subsidiary of Parent (“Merger LLC”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

              WHEREAS, Qurate, LI LLC and the Company are parties to an Agreement and Plan of Reorganization, dated as of April 4, 2017 (as amended pursuant to Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017, and Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, and as may be further amended or supplemented, the “Reorganization Agreement”).

              WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger LLC, Grizzly Merger Sub 2, Inc., a Delaware corporation and a direct Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and the Company are entering into the Agreement and Plan of Merger, dated as of August 6, 2020 (as may be amended from time to time, the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger, and (ii) immediately following the Merger, the Company as the surviving corporation in the Merger and a Wholly Owned Subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger” together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”);

              WHEREAS, the Company desires therefore to assign certain of its rights and obligations under the Reorganization Agreement to the Surviving Company and the Surviving Company and its subsidiaries desire to accept such rights and assume such obligations (the “Assignment and Assumption”).

              NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

1.        Assignment and Assumption.    Subject to and conditioned upon the consummation of the Combination, effective only upon (and subject to the occurrence of) the consummation of the Combination (the “Closing”):

              (a)         The Company hereby transfers, assigns and conveys to the Surviving Company, all of the Company's rights, benefits, liabilities and obligations under Section 5.8 of the Reorganization Agreement with respect to the period from and after the Closing (such rights and benefits, collectively, the “Assigned Rights”, and such liabilities and obligations, collectively, the “Assigned Obligations”);

              (b)         The Surviving Company accepts and assumes the Assigned Rights and Assigned Obligations and agrees to be bound by the Assigned Obligations and to perform, pay, discharge and fulfill the Assigned Obligations as if the Surviving Company had been a party to the provisions governing the Assigned Rights and Assigned Obligations;

              (c)          Each of Qurate and LI LLC hereby consents to the assignment of the Assigned Rights and the Assigned Obligations pursuant to Section 8.8 of the Reorganization Agreement;

              (d)         The Surviving Company is substituted for the Company as “the Company” for all purposes under the Reorganization Agreement, and upon the Closing, all such references in the Reorganization Agreement will be deemed to refer to the Surviving Company;

              (e)         Pursuant to Section 8.2 of the Reorganization Agreement, effective upon the Closing, the address for all notices, requests and other communications to Parent or the Surviving Company and its subsidiaries pursuant to the Reorganization Agreement will be:

Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112
Attention:	Chief Legal Officer
Email:	[Separately provided]

2.        Representations and Warranties.

              (a)         Each of Parent and the Surviving Company hereby represents and warrants to the Company and Qurate that Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, the Surviving Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each of Parent and the Surviving Company has all necessary corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and the Surviving Company and the consummation by each of Parent and the Surviving Company of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its certificate of incorporation or bylaws or organizational documents, as applicable, and (ii) have been duly and validly authorized by, and no other proceedings on the part of, it are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and the Surviving Company and, assuming it has been duly and validly authorized, executed and delivered by each of the other parties hereto, constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

              (b)         Each of Qurate and the Company, severally and not jointly, hereby represent and warrant to Parent and the Surviving Company that: it is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Qurate and the Company and the consummation by each of Qurate and the Company of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its certificate of incorporation or bylaws and (ii) have been duly and validly authorized by, and no other proceedings on the part of, it are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and, assuming it has been duly and validly authorized, executed and delivered by each of the other parties hereto, constitutes a legal, valid and binding obligation of each of Qurate and the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar

Laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

3.        Miscellaneous.

              (a)        Captions.    The section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

              (b)        Terms.    Capitalized terms used herein and not defined herein will have the meanings ascribed thereto in the Reorganization Agreement. Defined terms will be applicable to both singular and plural forms for all purposes of this Agreement.

              (c)        Choice of Law.    All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

              (d)        No Third-Party Rights.    Nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

              (e)        Binding Effect; Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of a party, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

              (f)        Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

              (g)        Further Actions.    The parties will execute and deliver to each other such further assignments, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement, including applicable stock powers, assignments or acknowledgments of receipt.

              (h)        Entire Agreement.    This Agreement and the Reorganization Agreement contain the entire agreement of the parties and supersede all prior oral or written agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended or modified except by a writing signed by the parties.

              (i)        Counterparts; Electronic Delivery.    This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together shall constitute one instrument. Signatures to this Agreement delivered electronically (including computer-scanned, PDF, or other electronic reproduction transmitted via facsimile, email or other electronic means) shall be effective as original signatures.

[Signature page follows]

              IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer
QURATE RETAIL, INC.
By:	/s/ Tim P. Lenneman
	Name:	Tim P. Lenneman
	Title:	Senior Vice President
LIBERTY INTERACTIVE LLC
By:	/s/ Tim P. Lenneman
	Name:	Tim P. Lenneman
	Title:	Senior Vice President
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary
GRIZZLY MERGER SUB 1, LLC
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer

[Signature Page—Assignment and Assumption Agreement (Reorganization Agreement)]

ANNEX K

August 6, 2020

Liberty Media Corporation
Liberty Citation, Inc.
Liberty Denver Arena LLC
Liberty Property Holdings, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112

Ladies and Gentlemen:

              Reference is made to (a) the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Liberty Broadband Corporation, a Delaware corporation (“Parent”), Grizzly Merger Sub 1, LLC, a single member Delaware limited liability company and Wholly Owned Subsidiary of Parent (“Merger LLC”), Grizzly Merger Sub 2, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), and GCI Liberty, Inc., a Delaware corporation (successor to GCI Liberty, Inc., an Alaska corporation) (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein (i) Merger Sub will merge with and into the Company (the “Merger”, and the time at which the Merger shall become effective, the “Effective Time”), with the Company surviving the Merger, and (ii) immediately following the Merger, the Company, as the surviving corporation in the Merger and a Wholly Owned Subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger, (b) the Services Agreement, dated as of March 9, 2018, as amended by the First Amendment to Services Agreement, dated as of December 13, 2019, by and between Liberty Media Corporation, a Delaware corporation (“LMC”), and the Company (the “Services Agreement”), (c) the Aircraft Time Sharing Agreement, dated as of March 9, 2018, by and between LMC and the Company (in respect of FALCON 7X N770LM) (“Aircraft Agreement No. 1”), (d) the Aircraft Time Sharing Agreement, dated as of March 9, 2018, by and between LMC and the Company (in respect of FALCON 900EX N730LM) (“Aircraft Agreement No. 2”), (e) the Aircraft Time Sharing Agreement, dated as of March 9, 2018, by and among Liberty Citation, Inc., a Wholly Owned Subsidiary of LMC (“Liberty Citation”), Liberty Denver Arena LLC, a Wholly Owned Subsidiary of LMC (“Liberty Arena”), and the Company (“Aircraft Agreement No. 3”), (f) the Aircraft Time Sharing Agreement, dated as of May 22, 2020, by and between LMC and the Company (in respect of FALCON 7X N780LM) (“Aircraft Agreement No. 4”, and together with Aircraft Agreement No. 1, Aircraft Agreement No. 2, Aircraft Agreement No. 3, the “Aircraft Agreements” and each an “Aircraft Agreement”) and (g) the Facilities Sharing Agreement, dated as of March 9, 2018, by and between LMC, Liberty Property Holdings, Inc., a Delaware corporation (“LPH”), and the Company (the “Facilities Sharing Agreement”). Capitalized terms used and not defined herein have the meanings provided to such terms in the Merger Agreement (as in effect on the date hereof).

              In consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

              1.        Services Agreement.    LMC and the Company each agree that effective upon the Effective Time, the Services Agreement is terminated and will thereafter cease to be of any further force and effect, and, notwithstanding anything to the contrary contained therein, no party thereto will thereafter have any rights, claims or obligations thereunder; provided, however, that the terms and conditions of Section 3.4(c) (iii), Section 6.4 and Section 7.15 of the Services Agreement shall survive any termination thereof pursuant to this Section 1. In connection with such termination, the Company shall pay to LMC the Executive Termination Payment (as defined in the Services Agreement) pursuant to Section 3.4(c)(iii) of the Services Agreement.

              2.        Facilities Sharing Agreement.    LMC, LPH, and the Company each agree that effective upon the Effective Time, the Facilities Sharing Agreement is terminated and will thereafter cease to be of any further force and effect, and, notwithstanding anything to the contrary contained therein, no party thereto will thereafter have any rights, claims or obligations thereunder; provided, however, that obligations for fees and expense allocations payable by the Company under Section 2 of the Facilities Sharing Agreement in respect of the periods prior to the date of such termination will survive such termination.

              3.        Aircraft Agreements.    Each of LMC, Liberty Citation, Liberty Arena, and the Company agree, in respect of each Aircraft Agreement to which it is a party, that effective upon the Effective Time, such Aircraft Agreement is terminated and will thereafter cease to be of any further force and effect, and, notwithstanding anything to the contrary contained therein, no party thereto will thereafter have any rights, claims or obligations thereunder; provided, however, that the provisions of Section 10 of Aircraft Agreement No. 1, Section 10 of Aircraft Agreement No. 2, Section 9 of Aircraft Agreement No. 3 and Section 10 of Aircraft Agreement No. 4 shall survive any termination thereof pursuant to this Section 3.

              4.        Termination.    If the Merger Agreement is terminated in accordance with its terms without the closing of the Combination having occurred, effective upon such termination, this letter agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder. This letter agreement may also be terminated by mutual consent of the parties hereto in a written instrument.

              5.        Applicable Law.    All disputes, claims or controversies arising out of or relating to this letter agreement, or the negotiation, validity or performance of this letter agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws.

              6.        Jurisdiction.    Each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, solely if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, solely if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this letter agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any Action in connection with any dispute, claim, or controversy arising out of or relating to this letter agreement or the transactions contemplated hereby, in any court or other tribunal, other than the Delaware Courts (in the manner and priority set forth in subsection (a) of this Section 6). All Actions arising out of or relating to this letter agreement or the transactions contemplated hereby shall be heard and determined in the Delaware Courts. Each of the parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this letter agreement or the transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such party at the address specified in Section 9 hereof. Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.

              7.        Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              8.        Remedies; Specific Enforcement.    The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this letter agreement were not to be performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the performance of terms and provisions of this letter agreement in any court referred to in Section 6 hereof without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

              9.        Notice.    Any notices or other communications required or permitted under, or otherwise in connection with this letter agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next Business Day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

if to Parent, to:
Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, Colorado 80112
Attn: Chief Legal Officer
Email: [Separately provided]

with a copy to:
Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Facsimile: (212) 909-6000
Attention: Jeffrey J. Rosen
Michael A. Diz
Email: jrosen@debevoise.com
madiz@debevoise.com

if to LMC, Liberty Citation, Liberty Arena, or LPH, to:
Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112
Attn: Chief Legal Officer
Email: [Separately provided]

with a copy to:
Baker Botts LLP 2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980
Attention: Samantha Crispin
Nicole Perez
Email: samantha.crispin@bakerbotts.com
nicole.perez@bakerbotts.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. For purposes of this letter agreement, “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

              10.        Assignment; Third Party Beneficiary.    Neither this letter agreement nor any of the rights or obligations under this letter agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto.

              11.        Amendments; Waivers.    Any provision of this letter agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by each of parties hereto, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

              12.        Counterparts.    This letter agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

[Signature Page Follows]

              If the foregoing is consistent with your understanding, please so indicate by your signature below, which will constitute the agreement of the parties hereto.

LIBERTY BROADBAND CORPORATION
By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer

Accepted and Agreed:

LIBERTY MEDIA CORPORATION
By:	/s/ Brian J. Wendling
	Name:	Brian J. Wendling
	Title:	Chief Accounting Officer and Principal Financial Officer
LIBERTY CITATION, INC.
By:	/s/ Brian J. Wendling
	Name:	Brian J. Wendling
	Title:	Chief Accounting Officer and Principal Financial Officer
LIBERTY DENVER ARENA LLC
By:	/s/ Brian J. Wendling
	Name:	Brian J. Wendling
	Title:	Chief Accounting Officer and Principal Financial Officer
GCI LIBERTY, INC.
By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

[Signature Page to LMC Letter Agreement]

LIBERTY PROPERTY HOLDINGS, INC.
By:	/s/ Brian J. Wendling
	Name:	Brian J. Wendling
	Title:	Chief Accounting Officer and Principal Financial Officer

ANNEX L
Final Form

CERTIFICATE OF DESIGNATIONS OF
SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF
LIBERTY BROADBAND CORPORATION

              Liberty Broadband Corporation, a Delaware corporation (the “Corporation”), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation under authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation:

        “RESOLVED, that pursuant to the authority set forth in Article IV, Section C of the Restated Certificate of Incorporation (the “Restated Certificate”) of Liberty Broadband Corporation (the “Corporation”), the board of directors of the Corporation hereby designates 7,300,000 shares of the authorized and unissued preferred stock, par value $0.01 per share, of the Corporation as “Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), with such Series A Preferred Stock having the following powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions:

              1.        Certain Definitions.    For purposes of this Certificate of Designations, the following terms shall have the meanings ascribed below:

                  “Board of Directors” or “Board” means the Board of Directors of the Corporation and, unless the context indicates otherwise, also means, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

                  “Business Day” shall mean any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

                  “Capital Stock” shall mean any and all shares of capital stock of the Corporation.

                  “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation (including the Series A Common Stock, Series B Common Stock and Series C Common Stock).

                  “Corporation” shall mean Liberty Broadband Corporation.

                  “Debt Instrument” shall mean any note, bond, debenture, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the effective time of this Certificate of Designations or thereafter created, incurred, assumed or guaranteed.

                  “Dividend Accrual Commencement Date” means [DATE] [NTD: the date to be inserted here will be the GLIB Dividend Payment Date immediately preceding the GLIB Merger Effective Date; provided, however, that in the event the GLIB Board of Directors shall have declared a dividend payable on the GLIB Series A Preferred Stock in accordance with Article IV, Section D of the GLIB Charter and the GLIB Dividend Payment Date therefor (referred to herein as the “Pending Dividend Payment Date”) shall not have occurred prior to the GLIB Merger Effective Time and the record date therefor shall have occurred prior to the GLIB Merger Effective Time, then, in that case, the Dividend Accrual Commencement Date will be the Pending Dividend Payment Date.]

                  “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year, commencing on the first such date following the Dividend Accrual Commencement Date.

                  “Dividend Period” shall mean the period from and including the Dividend Accrual Commencement Date to (but not including) the first Dividend Payment Date and each three (3) month period from and including the Dividend Payment Date for the preceding Dividend Period to (but not including) the Dividend Payment Date for such Dividend Period.

                  “Dividend Rate” shall mean the dividend rate accruing on the Series A Preferred Stock, as applicable from time to time pursuant to this Certificate of Designations.

                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                  “GLIB” means GCI Liberty, Inc., a corporation incorporated in the State of Delaware on May 9, 2017, (which, for the avoidance of doubt, will be merged with and into Grizly Merger Sub 1, LLC, a Delaware limited liability company, pursuant to the GLIB Merger Agreement).

                  “GLIB Dividend Payment Date” means any Dividend Payment Date (as defined, for purposes of this definition, in the GLIB Charter) in respect of the GLIB Series A Preferred Stock.

                  “GLIB Merger” means the merger of Grizzly Merger Sub 2, Inc., a Delaware corporation, with and into GLIB pursuant to the GLIB Merger Agreement.

                  “GLIB Merger Agreement” means that certain Agreement and Plan of Merger made and entered into as of August 6, 2020, by and among the Corporation and GLIB (among others), as may be amended from time to time.

                  “GLIB Merger Effective Time” means the effective time of the Certificate of Merger filed with the Secretary of State of the State of Delaware in connection with the GLIB Merger.

                  “GLIB Series A Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock of GLIB authorized by the Restated Certificate of Incorporation of GLIB attached as an Annex to a Certificate of Merger filed with the Secretary of State of the State of Delaware on May 10, 2018 (the “GLIB Charter”).

                  “GLIB Unpaid Dividends” means dividends accrued and unpaid on a share of GLIB Series A Preferred Stock prior to and as of the Dividend Accrual Commencement Date that, in accordance with the provisions of the GLIB Charter, have been added to the “Liquidation Price” (as defined, for purposes of this definition, in the GLIB Charter) of a share of the GLIB Series A Preferred Stock, and which remained unpaid and a part of the “Liquidation Price” as of the GLIB Merger Effective Time.

                  “Indebtedness” shall mean (i) any liability, contingent or otherwise, of the Corporation or any Subsidiary (x) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Corporation or any Subsidiary or only to a portion thereof), (y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to indebtedness represented by obligations under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) which the Corporation or any Subsidiary has guaranteed or which is otherwise its legal liability; (iii) any obligations secured by any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against any real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction) to which the property or assets of the Corporation or any Subsidiary are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be the Corporation's or any Subsidiary's legal liability; and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clause (i), (ii) or (iii) above.

                  “Junior Stock” shall mean the Common Stock and any other class or series of Capital Stock now existing, or authorized after, the effective time of this Certificate of Designations other than the Series A Preferred Stock, any class or series of Parity Stock, and any class or series of Senior Stock.

                  “Liquidation Price” measured per share of the Series A Preferred Stock as of any date of determination shall mean the sum of (i) $25, plus (ii) an amount equal to any unpaid dividends (whether or not declared) accrued with respect to such share which pursuant to Section 2(e) of this Certificate of Designations have been added to and then remain part of the Liquidation Price as of such date plus (iii) an amount equal to any GLIB Unpaid Dividends which remain part of the Liquidation Price as of such date.

                  “Parity Stock” means any class or series of Capital Stock that expressly ranks on a parity basis with the Series A Preferred Stock as to the dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  “Penalty Rate” shall mean the Stated Rate plus two percent (2.00%) per annum of the Liquidation Price of each share of Series A Preferred Stock.

                  “Person” means any natural person, corporation, company, limited liability company, general or limited partnership, trust, estate, proprietorship, joint venture, association, organization or other entity.

                  “Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. national securities exchange or U.S. national securities market or quoted on the over-the-counter market.

                  “Record Date” for the dividends payable on any Dividend Payment Date shall mean the date fifteen (15) days immediately preceding such Dividend Payment Date; provided, that if such date is not a Business Day, the record date shall be the next succeeding Business Day after such date.

                  “Redemption Date” as to all shares of Series A Preferred Stock shall mean (i) the Scheduled Redemption Date, and (ii) any date following the Scheduled Redemption Date on which shares of Series A Preferred Stock are redeemed pursuant to Section 4(b) of this Certificate of Designations.

                  “Redemption Price” means the Liquidation Price plus all unpaid dividends (whether or not declared) accrued from the most recent Dividend Payment Date through the Redemption Date.

                  “Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

                  “Restated Certificate” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

                  “Scheduled Redemption Date” shall mean the first (1st) Business Day following March 8, 2039.

                  “Senior Stock” shall mean any class or series of Capital Stock that expressly ranks senior to the Series A Preferred Stock and has preference or priority over the Series A Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  “Series A Common Stock” means the Series A common stock, par value $0.01 per share, of the Corporation.

                  “Series A Dividend Amount” means, for any Dividend Payment Date, the amount accrued and payable by the Corporation as a dividend per share of Series A Preferred Stock, as determined pursuant to Section 2(a) of this Certificate of Designations (and as such amount is subject to adjustment from time to time pursuant to Section 2(b) and 2(c) of this Certificate of Designations).

                  “Series A Preferred Stock” shall mean the Series A Cumulative Redeemable Preferred Stock of the Corporation.

                  “Series B Common Stock” means the Series B common stock, par value $0.01 per share, of the Corporation.

                  “Series C Common Stock” means the Series C common stock, par value $0.01 per share, of the Corporation.

                  “Stated Rate” shall mean seven percent (7.00%) per annum of the Liquidation Price of each share of Series A Preferred Stock.

                  “Subsidiary” shall mean any company or corporate entity for which a Person owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such company or corporate entity).

                  “Transfer Agent” means the Person acting as transfer agent, Registrar and paying agent for the Series A Preferred Stock, and its successors and assigns.

                  “Votes Per Share” means one-third (1/3) of a vote, as such number may be adjusted pursuant to Section 6(c) of this Certificate of Designations.

                  “Voting Power” means the aggregate voting power of the shares of Series A Preferred Stock outstanding as a percentage of the aggregate voting power of the outstanding shares of Common Stock, together with the shares of Series A Preferred Stock, which are entitled to vote on any matter on which the holders of the Common Stock and Series A Preferred Stock vote together as a single class.

              2.        Dividends.

                  (a)         Subject to the prior preferences and other rights of any Senior Stock and the provisions of Section 2(g) of this Certificate of Designations, the holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends that shall accrue and cumulate as provided herein. Dividends on each share of Series A Preferred Stock shall accrue on a daily basis at the Dividend Rate of the Stated Rate from and including the Dividend Accrual Commencement Date (which, for the avoidance of doubt, may be prior to the effective time of this Certificate of Designations and prior to the time any shares of Series A Preferred Stock have been issued) to and including the date on which the Liquidation Price or Redemption Price of such share is paid pursuant to Section 3 or Section 4 of this Certificate of Designations, respectively, whether or not such dividends have been declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative; provided, however, if on the Dividend Accrual Commencement Date a Dividend Default exists, then the Dividend Rate shall accrue in accordance with the terms and subject to the conditions of Section 2(b) below, as applicable. Accrued dividends on the Series A Preferred Stock shall be payable, in accordance with the terms and conditions set forth in this Certificate of Designations, quarterly on each Dividend Payment Date, to the holders of record of the Series A Preferred Stock as of the close of business on the applicable Record Date; provided, however, if any such payment date is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay. For purposes of determining the amount of dividends “accrued” (i) as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the foregoing rate per annum for actual days elapsed from the last preceding Dividend Payment Date (or in the event the first Dividend Payment Date has not yet occurred, the Dividend Accrual Commencement Date) to the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date, such amount shall be calculated on the basis of the foregoing rate per annum, based on a 360-day year of twelve 30-day months.

                  (b)         If the Corporation fails to pay cash dividends on the Series A Preferred Stock in full for any four (4) consecutive or non-consecutive Dividend Periods, including, without limitation, any failure to pay as a result of Section 2(d) of this Certificate of Designations (a “Dividend Default”), then:

                      (i)          the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and for each subsequent Dividend Period thereafter; provided, however, that the Dividend Rate will revert to the Stated Rate at such time as the Corporation has paid all GLIB Unpaid Dividends (if any) and all accrued and unpaid dividends (whether or not declared) which pursuant to Section 2(e) of this Certificate of Designations have been added to and then remain part of the Liquidation Price as of such date; and

                      (ii)         when the Dividend Default is cured and the Dividend Rate reverts to the Stated Rate, each subsequent Dividend Default shall not occur until the Corporation has an additional four (4) failures to pay cash dividends on the Series A Preferred Stock, whether consecutive or non-consecutive after the prior Dividend Default has been cured.

    For purposes of determining whether the first instance of a Dividend Default (if any) has occurred after the effective time of this Certificate of Designations (but not for any subsequent Dividend Default), any failure to pay cash dividends by GLIB on shares of the GLIB Series A Preferred Stock pursuant to the GLIB Charter on any GLIB Dividend Payment Date shall be considered to have been a failure to pay cash dividends on the Series A Preferred Stock on a Dividend Payment Date pursuant to this Certificate of Designations until such time as any GLIB Unpaid Dividends no longer remain part of the Liquidation Price when repaid in accordance with this Section 2 of this Certificate of Designations.

                  (c)          If at any time or from time to time the Series A Preferred Stock fails to be Publicly Traded for ninety (90) consecutive days or longer (a “Listing Default”), then the Dividend Rate shall increase to the Penalty Rate, commencing on the day after the Listing Default and continuing until such time as the Corporation has cured the Listing Default by again causing the Series A Preferred Stock to be Publicly Traded, at which time the Dividend Rate shall revert to the Stated Rate.

                  (d)         If, on any Dividend Payment Date, the Corporation, pursuant to applicable law or the terms of any Debt Instrument or Senior Stock, shall not have funds legally available to pay or otherwise be prohibited or restricted from paying to the holders of the Series A Preferred Stock the full Series A Dividend Amount to which such holders are entitled and to the holders of any Parity Stock then entitled to receive payment of a dividend the full amount to which such holders are entitled, the amount available for such payment pursuant to applicable law and which is not restricted or prohibited by the terms of any Debt Instrument or Senior Stock shall be distributed, when and as declared by the Board of Directors, among the holders of the Series A Preferred Stock and any Parity Stock to which dividends are then owed ratably in proportion to the full amounts to which they would otherwise be entitled.

                  (e)         To the extent the Series A Dividend Amount is not paid in full on a Dividend Payment Date for any reason, all dividends (whether or not declared) that have accrued on a share of Series A Preferred Stock during the Dividend Period ending on such Dividend Payment Date and which are unpaid will be added to the Liquidation Price (as provided in the definition thereof) of such share and will remain a part thereof until such dividends are paid, together with all dividends that have accrued to the date of such payment with respect to that portion of the Liquidation Price which consists of such accrued and unpaid dividends. Such accrued and unpaid dividends, together with any GLIB Unpaid Dividends, and, collectively, with all unpaid dividends accrued thereon, may be declared and paid at any time (subject to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than sixty (60) days preceding the payment date thereof, as may be fixed by the Board of Directors (the “Special Record Date”) and, to the extent GLIB Unpaid Dividends are so paid, they will no longer be a part of the Liquidation Price.

                  (f)          Notice of each Special Record Date shall be mailed, first class, postage prepaid, to the holders of record of the Series A Preferred Stock at their respective addresses as the same appear on the books of the Corporation (which may include the records of the Transfer Agent) or are supplied by them in writing to the Corporation for the purpose of such notice.

                  (g)         So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividend whatsoever with respect to any Junior Stock or any Parity Stock, whether in cash, property or otherwise, nor shall the Corporation declare or make any distribution on any Junior Stock or any Parity Stock, or set aside any cash or property for any such purposes, nor shall any Junior Stock or Parity Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its Subsidiaries, nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock or Parity Stock, unless and until (i) all dividends to which the holders of the Series A Preferred Stock shall have been entitled for all current and all previous Dividend Periods, and all GLIB Unpaid Dividends, shall have been paid or declared and the consideration sufficient for the payment thereof set aside so as to be available for the payment thereof and (ii) the Corporation shall have paid, in full, or set aside the consideration sufficient for the payment thereof, all redemption payments with respect to the Series A Preferred Stock that it is then obligated to pay; provided, however, that nothing contained in this Section 2(g) of this Certificate of Designations shall prevent (A) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; (B) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy stock, including under a stock repurchase plan, provided that such contract or plan was entered into prior to the Corporation's failure to pay dividends on the Series A Preferred Stock (or, in the case of GLIB Unpaid Dividends, prior to or on the date upon which GLIB failed to pay dividends on the GLIB Series A Preferred Stock pursuant to and in accordance with the GLIB Charter); (C) exchanges or conversions of shares of any class or series of Junior Stock, or the securities of another company, for any other class or series of Junior Stock; (D) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged; (E) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid; (F) distributions of Junior Stock or rights to purchase Junior Stock; (G) direct or indirect distributions of equity interests of a Subsidiary or other Person (whether by redemption, dividend, share distribution, merger or otherwise) to all or substantially all of the holders of one or more classes or series of Common Stock, on a pro rata basis with respect to each such class or series (other than with respect to the payment of cash in lieu of fractional shares), or such equity interests of such Subsidiary or other Person are available to be acquired by such holders of one more classes or series of Common Stock (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to such holders), on a pro rata basis with respect to each such class or series (other than with respect to the payment of cash in lieu of fractional shares), whether voluntary or involuntary, (H) stock splits, stock dividends or other distributions, reclassifications, recapitalizations or (I) the declaration and payment of dividends ratably on the Series A Preferred Stock and each class or series of Parity Stock as to which dividends are payable or in arrears so that the amount of dividends declared and paid per share of the Series A Preferred Stock and per share of each class or series of such Parity Stock are in proportion to the respective total amounts of accrued and unpaid dividends with respect to the Series A Preferred Stock and any GLIB Unpaid Dividends, on the one hand, and all such classes and series of Parity Stock, on the other hand.

              3.        Distributions Upon Liquidation, Dissolution or Winding Up.

                  Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to the stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in property or cash, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Price plus all unpaid dividends (whether or not declared) accrued through the date of distribution of amounts payable to holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up of the Corporation since the immediately preceding Dividend Payment Date (or, if such date of distribution occurs prior to the first Dividend Payment Date, since the Dividend Accrual Commencement Date), which payment shall be made pari passu with any such payment made to the holders of any Parity Stock. The holders of the Series A Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving in full the amount set forth in the immediately preceding sentence. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series A Preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series A Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series A Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3 of this Certificate of Designations. Notice of the liquidation, dissolution or winding up of the Corporation shall be mailed, first class mail, postage prepaid, not less than twenty (20) days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the Series A Preferred Stock at their respective addresses as the same appear on the books of the Corporation or are supplied by them in writing to the Corporation for the purpose of such notice.

              4.        Mandatory Redemption.

                  (a)        Redemption.    On the Scheduled Redemption Date, the Corporation shall redeem all outstanding shares of Series A Preferred Stock out of funds legally available therefor at the Redemption Price per share, in cash. For the avoidance of doubt, any shares of Series A Preferred Stock that remain outstanding after the Scheduled Redemption Date shall continue to accrue dividends in accordance with the provisions in Section 2 of this Certificate of Designations for so long as such shares remain outstanding. The Corporation shall not redeem any shares of Series A Preferred Stock except as expressly authorized in this Section 4 of this Certificate of Designations.

                  (b)        Partial Redemption.    If on the Scheduled Redemption Date, the Corporation, pursuant to applicable law or the terms of any Debt Instrument or Senior Stock, shall not have funds legally available to redeem or otherwise be prohibited or restricted from redeeming all shares of Series A Preferred Stock, those funds that are legally available and not so restricted or prohibited will be used to redeem the maximum possible number of such shares of Series A Preferred Stock. At any time and from time to time thereafter when additional funds of the Corporation are legally available and not so restricted for such purpose, such funds shall be used in their entirety to redeem the shares of Series A Preferred Stock that the Corporation failed to redeem on the Scheduled Redemption Date until the balance of such shares has been redeemed. The shares of Series A Preferred Stock to be redeemed in accordance with this Section 4(b) shall be redeemed pro rata from among the holders of the outstanding shares of Series A Preferred Stock.

                  (c)        Notice of Redemption and Certificates.    The Corporation shall mail notice of such redemption to each holder (such notice, a “Notice of Redemption”) in accordance with Section 13 of this Certificate of Designations not later than twenty (20) days prior to the Redemption Date. Such Notice of Redemption shall contain: (A) the applicable Redemption Price, (B) the Redemption Date, (C) the instructions a holder must follow with respect to the redemption, including the method for surrendering the certificates for the shares of Series A Preferred Stock to be redeemed for payment of the Redemption Price and (D) any other matters required by law. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Notice of Redemption, and thereupon the Redemption Price for such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof in accordance with the terms and conditions set forth in this Certificate of Designations. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

                  (d)        Deposit of Redemption Price.    If the Notice of Redemption shall have been mailed as provided in Section 4(c) of this Certificate of Designations, and if on or before the Redemption Date specified in such Notice of Redemption, the consideration necessary for such redemption shall have been set aside so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the shares of Series A Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall automatically be redeemed and no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

                  (e)        Status of Redeemed Shares.    Any shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall not be reissued as Series A Preferred Stock.

                  (f)        Certain Restrictions.    If and so long as the Corporation shall fail to redeem on the Scheduled Redemption Date all shares of Series A Preferred Stock required to be redeemed on such date, the Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Parity Stock or Junior Stock, and shall not purchase or otherwise acquire any shares of Series A Preferred Stock, Parity Stock or Junior Stock, unless and until all then outstanding shares of Series A Preferred Stock are redeemed pursuant to the terms hereof. Nothing contained in this Section 4(f) of this Certificate of Designations shall prevent (i) the purchase or acquisition by the Corporation of shares of Series A Preferred Stock and Parity Stock pursuant to a purchase or exchange offer or offers made to holders of all outstanding shares of Series A Preferred Stock and Parity Stock, provided that (A) as to holders of all outstanding shares of Series A Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical, (B) as to holders of all outstanding shares of a particular series or class of Parity Stock, the terms of the purchase or exchange offer for all such shares are identical, and (C) as among holders of all outstanding shares of Series A Preferred Stock and Parity Stock, the terms of each purchase or exchange offer or offers are substantially identical relative to the liquidation price of the shares of Series A Preferred Stock and each series or class of Parity Stock, (ii) the purchase or acquisition by the Corporation of shares of Series A Preferred Stock, Parity Stock or Junior Stock in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds of the sale of, shares of Junior Stock, or (iii) the redemption, purchase or other acquisition of Junior Stock solely in exchange for shares of Junior Stock.

              5.        Protective Provisions.

                  (a)         In addition to any vote required by this Certificate of Designations, the Restated Certificate or by applicable law, for so long as any of the shares of Series A Preferred Stock shall remain outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a series:

                      (i)          amend, alter or repeal any provision of this Certificate of Designations, whether by merger, share exchange, consolidation or otherwise, in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock set forth in the Restated Certificate (including this Certificate of Designations) (including, without limitation, any such amendment or alteration that would reduce the Liquidation Price or Dividend Rate of the Series A Preferred Stock), unless in each such case each share of Series A Preferred Stock (x) shall remain outstanding without a material and adverse change to the powers, or rights of the Series A Preferred Stock or (y) shall be converted into or exchanged for preferred stock of the surviving entity having powers, preferences and rights substantially identical to that of a share of Series A Preferred Stock (except for any changes to such powers, preferences or rights that do not materially and adversely affect the Series A Preferred Stock and, if permitted by law, the payment of cash in lieu of fractional shares); or

                      (ii)         authorize, create or issue, or increase the authorized or issued amount of, any class of Senior Stock or reclassify any of the authorized Capital Stock into such shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Senior Stock.

                  (b)         If the Corporation shall propose to take action specified in Section 5(a)(i) hereof, then the Corporation shall give notice of such proposed amendment, alteration or repeal to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein and shall cause to be filed with the Transfer Agent a copy of such notice. Such notice shall specify the material terms of such amendment, alteration or repeal. Such notice shall be given at least twenty (20) Business Days prior to the effective date of such amendment, alteration or repeal. If at any time the Corporation shall abandon or cancel the proposed action for which notice has been given under this Section 5(b) of this Certificate of Designations prior to the effective date of such proposed action, the Corporation shall give prompt notice of such abandonment or cancellation to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein.

                  (c)          In any merger or consolidation, which merger or consolidation by its terms provides for the payment of only cash to the holders of shares of Series A Preferred Stock, each holder of shares of Series A Preferred Stock shall be entitled to receive an amount equal to the Liquidation Price of the shares of Series A Preferred Stock held by such holder, plus an amount equal to the accrued and unpaid dividends (whether or not declared) on such shares since the immediately preceding Dividend Payment Date (or if the first Dividend Payment Date has not occurred, since the Dividend Accrual Commencement Date), in exchange for such shares of Series A Preferred Stock.

              6.        Voting.

                  (a)         The shares of Series A Preferred Stock are hereby designated as a “Voting Security” for purposes of the Restated Certificate. The holders of shares of Series A Preferred Stock shall be entitled to vote together as a class generally with the holders of the Series A Common Stock and Series B Common Stock on all matters submitted to a vote of the holders of the Series A Common Stock and Series B Common Stock (together with the holders of any class or series of Senior Stock, Parity Stock or Junior Stock then entitled to vote together as a class with the holders of the Series A Common Stock and Series B Common Stock), except as required in this Certificate of Designations or by applicable law. Each record holder of shares of Series A Preferred Stock shall be entitled to the Votes Per Share for each share of Series A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote in accordance with Delaware law. The holders of Series A Preferred Stock shall be entitled to notice of any meeting of holders of the Series A Common Stock and Series B Common Stock in accordance with the Bylaws of the Corporation.

                  (b)         Each holder of Series A Preferred Stock will be entitled to the Votes Per Share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class or series, whether at a meeting or by written consent.

                  (c)          In the event of any stock split, stock dividend or other distribution, reclassification, recapitalization or similar event affecting the Common Stock and the aggregate number of votes that may be cast by the holders of the Series A Common Stock and Series B Common Stock, voting together as a separate class or series (each such event, an “Adjustment Event”), the Votes Per Share shall be adjusted, to the nearest tenth of a vote per share of Series A Preferred Stock, from and after such Adjustment Event such that the Voting Power immediately prior to such Adjustment Event shall be substantially equivalent to the Voting Power immediately following such Adjustment Event.

              7.        Preemptive Rights.

              The holders of the Series A Preferred Stock will not have any preemptive right to subscribe for or purchase any Capital Stock or other securities which may be issued by the Corporation.

              8.        Creation of Capital Stock.

              Notwithstanding anything set forth in the Restated Certificate or this Certificate of Designations, except as provided in Section 5(a)(ii) hereof, the Board of Directors, or any duly authorized committee thereof, without the vote of the holders of the Series A Preferred Stock, may authorize and issue additional shares of Capital Stock.

              9.        No Sinking Fund.

              Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

              10.        Exclusion of Other Rights.

              Except as may otherwise be required by law and except for the equitable rights and remedies that may otherwise be available to holders of Series A Preferred Stock, the shares of Series A Preferred Stock shall not have any powers, designations, preferences, or relative, participating, optional or other rights, other than those specifically set forth in this Certificate of Designations.

              11.        Replacement Certificates.

              If physical certificates representing shares of Series A Preferred Stock are issued, the Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates representing shares of Series A Preferred Stock that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.

              12.        Taxes.

                  (a)        Transfer Taxes.    The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  (b)        Withholding.    All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, and amounts withheld, if any, shall be treated as received by holders.

              13.        Notices.

              All notices referred to in this Certificate of Designations shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of (i) receipt thereof, (ii) three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, or (iii) one (1) Business Day after the mailing thereof if sent by overnight courier, addressed: (x) if to the Corporation, to its principal place of business (Attention: Chief Legal Officer), (y) if to any holder of Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (z) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

              14.        Facts Ascertainable.

              The Secretary of the Corporation shall also maintain a written record of (i) the number of shares of Series A Preferred Stock issued to a holder, and the date of each such issuance, and (ii) the Votes Per Share of the shares of Series A Preferred Stock (as may be adjusted pursuant to Section 6(c) of this Certificate of Designations) and the dates and descriptions of all Adjustment Events, and, in each case, shall furnish such written record without cost to any stockholder who so requests.

              15.        Waiver.

              Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained in this Certificate of Designations and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the written consent of the Board of Directors (or an authorized committee thereof) and the holders of a majority of the shares of Series A Preferred Stock then outstanding.

              16.        Information Rights.

              During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its reasonable efforts to (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. The Corporation will use its reasonable efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within fifteen (15) days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

              17.        Book Entry.

              The Series A Preferred Stock shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares”) to a custodian for a securities depositary (the “Depositary”) that is a “clearing agency” under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of shares of Series A Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the shares of Series A Preferred Stock with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its

Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

              IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this        day of                         ,             .

LIBERTY BROADBAND CORPORATION
By:
[TITLE]

ANNEX M

Section 262 of the General Corporation Law of the State of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

    (2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.